November 24, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

               Re:   Residential Asset Mortgage Products, Inc.
                     Registration Statement on Form S-3 Relating to Mortgage Asset-Backed Pass-Through
                     CERTIFICATES AND ASSET-BACKED NOTES

Ladies and Gentlemen:

        On behalf of Residential Asset Mortgage Products, Inc. (the "Depositor"), we have caused to be filed with you electronically under EDGAR, the captioned Registration Statement on Form S-3 (the "Registration Statement"). The Depositor is an affiliate of Residential Funding Corporation. The trust assets and the structure of the securities are similar to those contemplated in registration statements on form S-3 filed by other affiliates of the Depositor. A number of those registration statements have been reviewed recently by the staff.

        We have been advised that payment of the filing fee in the amount of $278 has been made to you by the Depositor on November 23, 1999.

        If you have any questions concerning the Registration Statement, please do not hesitate to call the undersigned at (212) 506-5070 or Julie Buck at (212) 506-5043.

                                            Very truly yours,

                                           /s/ Katharine I. Crost
                                           Katharine I. Crost

cc:     Mark Green, Esq.
        Division of Corporation Finance

As filed with the Securities and Exchange Commission on November 24, 1999
                               REGISTRATION NO. 333-________

===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------
                                    FORM S-3
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                              --------------------

                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE

         (State or other jurisdiction of incorporation or organization)
                                   41-1955181

                     (I.R.S. employer identification number)

                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                         8400 NORMANDALE LAKE BOULEVARD

                          MINNEAPOLIS, MINNESOTA 55437

                                 (612) 832-7000

(Address, including zip code, and telephone number, including area code, of registrant's principle executive offices)

                                BRUCE J. PARADIS
                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

                         8400 NORMANDALE LAKE BOULEVARD
                          MINNEAPOLIS, MINNESOTA 55437

                                 (612) 832-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service) COPIES TO:

                            ROBERT L. SCHWARTZ, ESQ.
                            GMAC MORTGAGE GROUP, INC.
                            3031 WEST GRAND BOULEVARD
                             DETROIT, MICHIGAN 48232

                                                                    STEVEN S. KUDENHOLDT, ESQ.
     KATHARINE I. CROST, ESQ.           ROBERT C. WIPPERMAN         PAUL D. TVETENSTRAND, ESQ.
ORRICK, HERRINGTON & SUTCLIFFE LLP  STROOK & STROOK & LAVAN LLP      THACHER PROFFITT & WOOD
         666 FIFTH AVENUE                 180 MAIDEN LANE             TWO WORLD TRADE CENTER
     NEW YORK, NEW YORK 10103         NEW YORK, NEW YORK 10038       NEW YORK, NEW YORK 10048

        Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

        If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. _____

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. __x____

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ______

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ________


                               CALCULATION OF REGISTRATION FEE

------------------------------- -------------------- ---------------------- ---------------------- =================
  TITLE OF SECURITIES TO BE        AMOUNT TO BE        PROPOSED MAXIMUM       PROPOSED MAXIMUM        AMOUNT OF
          REGISTERED                REGISTERED        AGGREGATE PRICE PER    AGGREGATE OFFERING    REGISTRATION FEE
                                                             UNIT                   PRICE

------------------------------- -------------------- ---------------------- ---------------------- =================
------------------------------- -------------------- ---------------------- ---------------------- =================
    Mortgage Asset-Backed

  PASS-THROUGH CERTIFICATES         $1,000,000               100%               $1,000,000(1)          $278.00
    and Asset-Backed Notes
     (Issuable in Series)

------------------------------- -------------------- ---------------------- ---------------------- =================
(1) Estimated solely for the purpose of calculating the registration fee.

                                     -------------------
        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

        This Registration Statement includes (i) the basic prospectus relating to Mortgage Asset-Backed Pass-Through Certificates and Asset-Backed Notes, (ii) an illustrative form of prospectus supplement for use in an offering of Mortgage Asset-Backed Pass-Through Certificates representing beneficial ownership interests in a trust fund consisting primarily of mortgage loans and (iii) an illustrative form of prospectus supplement for use in an offering of Asset-Backed Notes representing beneficial ownership interests in a trust fund consisting primarily of closed-end home equity loans and second lien fixed rate home loans.

PROSPECTUS

MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES AND
ASSET -BACKED NOTES

RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

Depositor

The depositor may periodically form separate trusts to issue securities in series, secured by assets of that trust.

OFFERED SECURITIES

     The securities in a series will consist of certificates or NOTES REPRESENTING INTERESTS IN A TRUST AND WILL BE PAID ONLY from the assets of that trust. Each series may include multiple classes of securities with differing payment terms and priorities. Credit enhancement will be provided for all offered securities.

TRUST ASSETS Each trust will consist primarily of:

o mortgage loans secured by first or junior liens on one- to four-family residential properties;

o home equity revolving lines of credit secured by first or junior liens on one- to four-family residential properties, including partial balances of those lines of credit;

o    home   improvement   installment   sales  contracts  and  installment  loan
     agreements, either unsecured or secured;

o manufactured housing installment sales contracts and installment loan agreements; or

o mortgage or asset-backed securities backed by, and whole or partial participations in, the types of assets listed above.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            , 1999

                     IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                    PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the securities in two separate documents that provide progressively more detail:

o this prospectus, which provides general information, some of which may not apply to your series of securities; and

o the accompanying prospectus supplement, which describes the specific terms of your series of securities.

IF THE DESCRIPTION OF YOUR SECURITIES IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THIS PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THAT PROSPECTUS SUPPLEMENT.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. See "Additional Information", "Reports to Securityholders" and "Incorporation of Certain Information by Reference" in this prospectus. You can request information incorporated by reference from Residential Asset Mortgage Products, Inc. by calling us at (612) 832-7000 or writing to us at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

Some capitalized terms used in this prospectus are defined in the Glossary beginning on page _________.

                             TABLE OF CONTENTS

                                         Page

                                -i-

INTRODUCTION................................1
THE TRUSTS..................................1

   General..................................1
   The Mortgage Loans.......................6
   Revolving Credit Loans..................12
   The Contracts...........................15
   Home Improvement Contracts..............15
   Manufactured Housing Contracts..........15
   Loan-to-Value Ratio.....................16
   Missing Loan Documentation..............17
   Repayment Plan Loans and Bankruptcy Plan
     Loans ................................18
   Trial Modification Loans................18
   The Agency Securities...................18
TRUST ASSET PROGRAM........................20
   Underwriting Standards..................20
   Representations with Respect to Trust
          Assets ..........................25
   Repurchases of Loans....................27
   Limited Right of Substitution...........29
DESCRIPTION OF THE SECURITIES..............29
   General.................................29
   Form of Securities......................31

   Assignment of Loans and Certain
     Insolvency and Bankruptcy Issues .....33
   Assignment of Agency or Private
     Securities ...........................35

   Excess Spread and Excluded Spread.......36
   Payments on Loans.......................36
   Withdrawals from the Custodial Account..40
   Distributions...........................41
   Advances................................42
   Prepayment Interest Shortfalls..........43
   Funding Account.........................43
   Reports to Securityholders..............44
   Servicing and Administration of Loans...45
   Realization Upon Defaulted Loans........49
   Overcollateralization...................51

DESCRIPTION OF CREDIT ENHANCEMENT..........51
   General.................................51
   Letters of Credit.......................53
   Subordination...........................53
   Mortgage Pool Insurance Policies........55
   Special Hazard Insurance Policies.......57
   Bankruptcy Bonds........................58
   Reserve Funds...........................58

   Financial Guaranty Insurance Policies;
     Surety Bonds .........................59
   Maintenance of Credit Enhancement.......59
   Reduction or Substitution of Credit
          Enhancement .....................60
OTHER FINANCIAL OBLIGATIONS RELATED TO THE
          SECURITIES ......................61
   Swaps and Yield Supplement Agreements...61
   Purchase Obligations....................61
INSURANCE POLICIES ON LOANS................62
   Primary Insurance Policies..............62

   Standard Hazard Insurance on Mortgaged
          Properties ......................64
   Standard Hazard Insurance on Manufactured
          Homes ...........................65
   Description of FHA Insurance Under
          Title I .........................66
   FHA Mortgage Insurance..................68
   VA Mortgage Guaranty....................69
THE DEPOSITOR..............................69
RESIDENTIAL FUNDING CORPORATION............69
THE AGREEMENTS.............................70

   Events of Default; Rights Upon Event of
          Default .........................72
   Amendment...............................75
   Termination; Retirement of Securities...76
   The Trustee.............................78
   The Owner Trustee.......................78
   The Indenture Trustee...................78

YIELD CONSIDERATIONS.......................79
MATURITY AND PREPAYMENT CONSIDERATIONS.....83
CERTAIN LEGAL ASPECTS OF THE LOANS.........88

   The Mortgage Loans......................88
   The Manufactured Housing Contracts.....100
   The Home Improvement Contracts.........103
   Applicability of Usury Laws............105
   Environmental Legislation..............106
   Soldiers' and Sailors' Civil Relief Act
          of 1940 ........................107
   Default Interest and Limitations on
          Prepayments ....................107
   Forfeitures in Drug and RICO Proceedings108
   Negative Amortization Loans............108

MATERIAL FEDERAL INCOME TAX CONSEQUENCES..108
   General................................108
   Classification of REMICs and FASITs....109

Taxation of Owners of REMIC and FASIT Regular
          Certificates ...................110
Pass-through   Entities  Holding FASIT Regular
          Certificates ...................116
Taxation of Owners of REMIC   Residual
               Certificates ..............116
Backup  Withholding with Respect to
               Securities ................126
   Foreign Investors in Regular
               Certificates ..............127

STATE AND OTHER TAX CONSEQUENCES..........128
ERISA CONSIDERATIONS......................128

   ERISA Plan Asset Regulations...........128
   Prohibited Transaction Exemptions......130
   Insurance Company General Accounts.....133
   Representations From Investing Plans...134
   Tax-Exempt Investors...................135
   Consultation with Counsel..............135

LEGAL INVESTMENT MATTERS..................136
USE OF PROCEEDS...........................137
METHODS OF DISTRIBUTION...................137
LEGAL MATTERS.............................139
FINANCIAL INFORMATION.....................139
ADDITIONAL INFORMATION....................139
REPORTS TO SECURITYHOLDERS................139
INCORPORATION OF CERTAIN INFORMATION BY
          REFERENCE ......................140
GLOSSARY....................................1

                                  INTRODUCTION

        The securities offered may be sold from time to time in series. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes in the aggregate will represent indebtedness of, a trust consisting primarily of the trust assets described in the following section. The trust assets will have been acquired by the depositor from one or more affiliated or unaffiliated institutions. Each series of certificates will be issued under a pooling and servicing agreement among the depositor, the trustee and master servicer or servicer, or a trust agreement between the depositor and trustee, all as specified in the accompanying prospectus supplement. Each series of notes will be issued under an indenture between the related trust and the indenture trustee specified in the accompanying prospectus supplement. Unless the context indicates otherwise, references in this prospectus to the trustee refer to the indenture trustee in the case of a series of notes. The trust assets for each series of notes will be held in a trust under a trust agreement and pledged under the indenture to secure a series of notes as described in this prospectus and in the accompanying prospectus supplement. The ownership of the trust fund for each series of notes will be evidenced by certificates issued under the trust agreement, which certificates are not offered by this prospectus.

                                   THE TRUSTS

GENERAL

        As specified in the accompanying prospectus supplement, the trust for a series of securities will consist primarily of a segregated pool of assets. The trust assets will primarily include any combination of the following:

o one- to four-family first or junior lien mortgage loans, including closed-end home equity loans, Home Loans and Cooperative Loans;

o one- to four-family first or junior lien home equity revolving lines of credit, which are referred to in this prospectus as revolving credit loans, including partial balances of revolving credit loans;

o home improvement installment sales contracts and installment loan agreements, which are referred to in this prospectus as home improvement contracts, that are either unsecured or secured by first or junior liens on one- to four-family residential properties or by purchase money security interests in the home improvements financed by those home improvement contracts;

o manufactured housing installment sales contracts and installment loan agreements, which are referred to in this prospectus as manufactured housing contracts, secured by security interests in manufactured homes;

o partial balances of, or partial interests in, any of the assets described above;

o Agency Securities and private securities, which as used in this prospectus, are mortgage-backed or asset-backed securities issued by entities other than Freddie Mac, Fannie Mae and Ginnie Mae that represent interests in or are secured by any of the assets described above, including pass-through certificates, participation certificates or other instruments that evidence interests in or are secured by these assets;

o all payments and collections derived from the trust assets described above after the related cut-off date, other than Excluded Spread or other interest retained by the depositor or any of its affiliates with respect to any trust asset, as from time to time are identified as deposited in the Custodial Account and in the related Payment Account;

o property acquired by foreclosure on the mortgaged properties or other security for the trust assets or deed in lieu of foreclosure, and portions of proceeds from the disposition of any related Additional Collateral or Pledged Assets;

o        hazard insurance policies and primary insurance policies, if any; and

o any one or a combination, if applicable and to the extent specified in the accompanying prospectus supplement, of a letter of credit, purchase obligation, mortgage pool insurance policy, contract pool insurance policy, special hazard insurance policy, bankruptcy bond, financial guaranty insurance policy, derivative products, surety bond or other type of credit enhancement as described under "Description of Credit Enhancement."

        Unless the context indicates otherwise, as used in this prospectus, mortgage loans includes:

o mortgage loans or closed-end home equity loans secured by first or junior liens on one-to four- family residential properties;

o        Home Loans; and

o        Cooperative Loans.

        Unless the context indicates otherwise, as used in this prospectus, Contracts includes:

o        manufactured housing contracts; and

o        home improvement contracts.

        The mortgage loans, revolving credit loans and, if applicable, the contracts will be evidenced by mortgage notes secured by mortgages, deeds of trust or other similar security instruments creating first or junior liens on one- to four-family residential properties. Unless the context indicates otherwise, mortgage notes includes Cooperative Notes; mortgages includes security agreements for Cooperative Notes; and mortgaged properties may include shares in the related Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes. In addition, if specified in the accompanying prospectus supplement relating to a series of securities, a mortgage pool may contain Additional Collateral Loans or Pledged Asset Mortgage Loans that are secured, in addition to the related mortgaged property, by Additional Collateral or Pledged Assets.

        The mortgage loans, revolving credit loans and the contracts are referred to in this prospectus collectively as the loans. In connection with a series of securities backed by revolving credit loans, if the accompanying prospectus supplement indicates that the pool consists of certain balances of the revolving credit loans, then the term "revolving credit loans" in this prospectus refers only to those balances.

        If specified in the accompanying prospectus supplement, the trust underlying a series of securities may include private securities. The private securities in the trust may have been issued previously by the depositor or an affiliate, an unaffiliated financial institution or other entity engaged in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing loans into trusts, and selling beneficial interests in those trusts. As to any series of securities, the accompanying prospectus supplement will include a description of any private securities along with any related credit enhancement, and the trust assets underlying those private securities will be described together with any other trust assets included in the pool relating to that series.

        Each trust asset will be selected by the depositor for inclusion in a pool from among those purchased by the depositor from any of the following sources:

o    directly  or  through  its  affiliates,   including   Residential   Funding
     Corporation;

o    sellers who are affiliates of the depositor including HomeComings Financial
     Network,   Inc.,   Residential  Money  Centers,  Inc.,  and  GMAC  Mortgage
     Corporation; or

o savings banks, savings and loan associations, commercial banks, credit unions, insurance companies or similar institutions that are supervised and/or examined by a federal or state authority, lenders approved by the United States Department of Housing and Urban Development, known as HUD, mortgage bankers, investment banking firms, the Federal Deposit Insurance Corporation, known as the FDIC, or other regulated and unregulated mortgage loan originators or sellers, including brokers, not affiliated with the depositor, all as described in the accompanying prospectus supplement.

        The  sellers  may  include  state or local  government  housing  finance agencies.  If so  described  in  the  accompanying  prospectus  supplement,  the depositor may issue one or more classes of securities to a seller as consideration for the purchase of the trust assets securing such series of securities. If a pool is composed of trust assets acquired by the depositor directly from sellers other than Residential Funding Corporation, the accompanying prospectus supplement will specify the extent of trust assets so acquired.

        The trust assets may also be delivered to the depositor in a Designated Seller Transaction. Those securities may be sold in whole or in part to any designated seller identified in the accompanying prospectus supplement in exchange for the related trust assets, or may be offered under any of the other methods described in this prospectus under "Methods of Distributions." The accompanying prospectus supplement for a Designated Seller Transaction will include information provided by the designated seller about the designated seller, the trust assets and the underwriting standards applicable to the loans. None of the depositor, Residential Funding Corporation, GMAC Mortgage Corporation or any of their affiliates will make any representation or warranty with respect to the trust assets sold in a Designated Seller Transaction, or any representation as to the accuracy or completeness of the information provided by the designated seller, unless that entity is the designated seller. GMAC Mortgage Corporation, an affiliate of the depositor, may be a designated seller.

        Any seller, including any designated seller, or Residential Funding Corporation may retain or acquire any Excluded Balances for any related revolving credit loans, or any loan secured by a mortgage senior or subordinate to any loan included in any pool.

        The depositor will cause the trust assets constituting each pool to be assigned without recourse to the trustee named in the accompanying prospectus supplement, for the benefit of the holders of all of the securities of a series. The master servicer or servicer, which may be an affiliate of the depositor, named in the accompanying prospectus supplement will service the loans, either directly or through subservicers under a servicing agreement and will receive a fee for its services. See "The Trusts" and "Description of the Securities." As to those loans serviced by the master servicer or a servicer through a subservicer, the master servicer or servicer, as applicable, will remain liable for its servicing obligations under the related servicing agreement as if the master servicer or servicer alone were servicing the trust assets. In addition to or in place of the master servicer or servicer for a series of securities, the accompanying prospectus supplement may identify an Administrator for the trust. The Administrator may be an affiliate of the depositor. All references in this prospectus to the master servicer and any discussions of the servicing and administration functions of the master servicer or servicer will also apply to the Administrator to the extent applicable. The master servicer's obligations relating to the trust assets will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement, including its obligation to use its best efforts to enforce purchase obligations of Residential Funding Corporation or, in some instances, the designated seller or seller, as described in this prospectus under "Description of the Securities--Representations with Respect to Loans" and "--Assignment of Loans" or under the terms of any private securities.

CHARACTERISTICS OF LOANS

        The loans may be secured by mortgages or deeds of trust, deeds to secure debt or other similar security instruments creating a first or junior lien on or other interests in the related mortgaged properties. Cooperative Loans are evidenced by promissory notes secured by a first or junior lien on the shares issued by Cooperatives and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific units within a Cooperative.

        The loans may include loans insured by the Federal Housing Administration, known as FHA, a division of HUD, loans partially guaranteed by the Veterans Administration, known as VA, and loans that are not insured or guaranteed by the FHA or VA. As described in the accompanying prospectus supplement, the loans may include one or more of the following:

o        adjustable rate loans, known as ARM loans;

o        negatively amortizing ARM loans;

o        Balloon Loans;

o        Convertible Mortgage Loans;

o        Buy-Down Loans;

o        Additional Collateral Loans;

o        Pledged Asset Mortgage Loans;

o        simple interest loans;

o        actuarial loans;

o        delinquent loans;

o        re-performing loans;

o        Mexico Loans;

o        Cooperative Loans;

o        High Cost Loans;

o        GPM Loans;

o        GEM Loans;

o        fixed rate loans;

o        loans that have been modified;

o loans that provide for payment on a bi-weekly or other non-monthly basis during the term of the loan; and

o loans that provide for the reduction of the interest rate based on the payment performance of the loans.

        The accompanying prospectus supplement will provide information concerning the types and characteristics of the loans and other assets included in the related trust. Each prospectus supplement applicable to a series of securities will include information to the extent then available to the depositor, as of the related cut-off date, if appropriate, on an approximate basis. No more than five percent (5%) of the trust assets by aggregate principal balance as of the cut-off date will have characteristics that deviate from those characteristics described in the accompanying prospectus supplement. Other trust assets available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a pool but were not selected for inclusion in a pool at that time.

        The information in the accompanying prospectus supplement may include, if applicable:

o        the aggregate principal balance of the loans;

o    the type of property securing the loans and related lien priority, if any;

o    the original or modified and/or remaining terms to maturity of the loans;

o    the  range  of  principal   balances  of  the  loans  at   origination   or
     modification;

o the aggregate credit limits and the range of credit limits of the related credit line agreements in the case of revolving credit loans;

o        the range of the years of origination of the loans;

o the earliest origination or modification date and latest maturity date of the loans;

o the loan-to-value ratios, known as LTV ratios, or the combined LTV ratios of the loans, as applicable;

     o the weighted average loan rate and range of loan rates borne by the loans;

o the applicable index, the range of gross margins, the weighted average gross margin, the frequency of adjustments and maximum loan rate;

o        the geographic distribution of the mortgaged properties;

o the number and percentage of home improvement contracts that are partially insured by the FHA under Title I;

o        the weighted average junior ratio and Credit Utilization Rate;

o        the weighted average and range of debt-to-income ratios;

o        the distribution of loan purposes; and

o        the range of Credit Scores.

        A Current Report on Form 8-K will be available on request to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement or trust agreement, for each series of certificates, or the related trust agreement and indenture, for each series of notes, with the Securities and Exchange Commission within fifteen days after the initial issuance of the securities. The composition and characteristics of a pool containing revolving credit loans may change from time to time as a result of any Draws made after the related cut-off date under the related credit line agreements that are included in the pool. If trust assets are added to or deleted from the trust after the date of the accompanying prospectus supplement other than as a result of any Draws, the addition or deletion will be noted in the Form 8-K. Additions or deletions of this type, if any, will be made prior to the closing date.

        In some cases, loans may be prepaid by the borrowers at any time without payment of any prepayment fee or penalty. The prospectus supplement will disclose whether a material portion of the loans provide for payment of a prepayment charge if the borrower prepays within a specified time period. This charge may affect the rate of prepayment. The master servicer or servicer will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the securities. However, some states' laws restrict the imposition of prepayment charges even when the loans expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on loans that provide for the payment of these charges.

        Some of the loans may be "equity refinance" loans, as to which a portion of the proceeds are used to refinance an existing loan, and the remaining proceeds may be retained by the borrower or used for purposes unrelated to the mortgaged property. Alternatively, the loans may be "rate and term refinance" loans, as to which substantially all of the proceeds, net of related costs incurred by the borrower, are used to refinance an existing loan or loans, which may include a junior lien, primarily in order to change the interest rate or other terms of the existing loan.

        The loans may be loans that have been consolidated and/or have had various terms changed, loans that have been converted from adjustable rate loans to fixed rate loans, or construction loans which have been converted to permanent loans. If a loan is a modified loan, references to origination typically shall refer to the date of modification.

        ARM LOANS

        In most cases, ARM loans will have an original or modified term to maturity of not more than 30 years. The loan rate for ARM loans usually adjusts initially after a specified period subsequent to the initial payment date and thereafter at either one-month, three-month, six-month, one-year or other intervals, with corresponding adjustments in the amount of monthly payments, over the term of the loan, and at any time is equal the sum of a fixed percentage described in the related mortgage note, known as the gross margin, and an index, subject to the maximum rate specified in the mortgage note and permitted by applicable law. The accompanying prospectus supplement will describe the relevant index and the highest, lowest and weighted average gross margin for the ARM loans in the related pool. The accompanying prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum loan rate at the time of any adjustment. An ARM loan may include a provision that allows the borrower to convert the adjustable loan rate to a fixed rate at specified times during the term of the ARM loan. The index or indices for a particular pool will be specified in the accompanying prospectus supplement and may include one of the following indexes:

o the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of six months, one year or other terms to maturity;

o the weekly auction average investment yield of U.S. Treasury bills of various maturities;

o    the daily bank prime loan rate made available by the Federal Reserve Board;

o the cost of funds of member institutions of any of the regional Federal Home Loan Banks;

o the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the accompanying prospectus supplement; or

o the weekly average of secondary market interest rates on six-month negotiable certificates of deposit.

        ARM loans have features that provide different investment considerations than fixed-rate loans. Adjustable loan rates can cause payment increases that may exceed some borrowers' capacity to cover those payments. Some ARM loans, may be teaser loans, with an introductory rate that is lower than the rate that would be in effect if the applicable index and gross margin were used to determine the loan rate. As a result of the introductory rate, interest collections on the loans may initially be lower than expected. Commencing on their first adjustment date, the loan rates on the teaser loans will be based on the applicable index and gross margin, subject to any rate caps applicable to the first adjustment date. An ARM loan may provide that its loan rate may not be adjusted to a rate above the applicable maximum loan rate or below the applicable minimum loan rate, if any, for the ARM loan. In addition, some of the ARM loans may provide for limitations on the maximum amount by which their loan rates may adjust for any single adjustment period. Some ARM loans provide for limitations on the amount of scheduled payments of principal and interest, or may have other features relating to payment adjustment as described in the accompanying prospectus supplement.

        NEGATIVELY AMORTIZING ARM LOANS

        Certain ARM loans may be subject to negative amortization from time to time prior to their maturity. Negative amortization results if the accrued monthly interest exceeds the scheduled payment. In addition, negative amortization often results from either the adjustment of the loan rate on a more frequent basis than the adjustment of the scheduled payment or the application of a cap on the size of the scheduled payment. If the scheduled payment is not sufficient to pay the accrued monthly interest on a negative amortization ARM loan, the amount of accrued monthly interest that exceeds the scheduled payment on the loans is added to the principal balance of the ARM loan, bears interest at the loan rate and is repaid from future scheduled payments.

        Negatively amortizing ARM loans in most cases do not provide for the extension of their original stated maturity to accommodate changes in their loan rate. Investors should be aware that a loan secured by a junior lien may be subordinate to a negatively amortizing senior loan. An increase in the principal balance of the loan secured by a senior lien on the related mortgaged property may cause the sum of the outstanding principal balance of the senior loan and the outstanding principal balance of the junior loan to exceed the sum of the principal balances at the time of origination of the junior loan. The accompanying prospectus supplement will specify whether the ARM loans underlying a series allow for negative amortization and the percentage, if known, of any loans that are subordinate to any related senior loan that allows for negative amortization.

        BALLOON LOANS

        With respect to Balloon Loans, payment of the Balloon Amount, which, based on the amortization schedule of those loans, is expected to be a substantial amount and will typically depend on the mortgagor's ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor's financial situation, the level of available mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. Neither the depositor, the master servicer or servicer, the trustee, as applicable, nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

        CONVERTIBLE MORTGAGE LOANS

        On any conversion of a Convertible Mortgage Loan, the depositor, the master servicer or servicer or a third party may be obligated to purchase the converted mortgage loan. Alternatively, if specified in the accompanying prospectus supplement, the depositor, Residential Funding Corporation or another party may agree to act as remarketing agent for the converted mortgage loans and, in that capacity, to use its best efforts to arrange for the sale of the converted mortgage loans under specified conditions. On the failure of any party so obligated to purchase any converted mortgage loan, the inability of any remarketing agent to arrange for the sale of any converted mortgage loan or the unwillingness of the remarketing agent to exercise any election to purchase any converted mortgage loan for its own account, the related pool will thereafter include both fixed rate and adjustable rate mortgage loans. If specified in the accompanying prospectus supplement, neither the depositor nor any other party will be obligated to repurchase or remarket any converted mortgage loan, and, as a result, converted mortgage loans will remain in the related pool.

        BUY-DOWN LOANS

        In the case of Buy-Down Loans, the monthly payments made by the borrower during the Buy-Down Period will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from:

o Buy-Down Funds contributed by the seller of the mortgaged property or another source and placed in the Buy-Down Account;

o if the Buy-Down Funds are contributed on a present value basis, investment earnings on the Buy-Down Funds; or

o additional buydown funds to be contributed over time by the borrower's employer or another source.

        ADDITIONAL COLLATERAL LOANS

        If stated in the accompanying prospectus supplement, a trust will contain Additional Collateral Loans. The Additional Collateral Requirement will in most cases terminate when the

LTV Ratio of the mortgage loan is reduced to a predetermined level, which in most cases shall not be more than 75%, as a result of a reduction in the loan amount caused by principal payments by the borrower under the mortgage loan or an increase in the appraised value of the related mortgaged property.

        The servicer of the Additional Collateral Loan will be required, in accordance with the master servicer's or servicer's servicing guidelines or its normal servicing procedures, to attempt to realize on any Additional Collateral if the related Additional Collateral Loan is liquidated on default. The right to receive proceeds from the realization of Additional Collateral on any liquidation will be assigned to the related trustee. No assurance can be given as to the amount of proceeds, if any, that might be realized from the Additional Collateral and thereafter remitted to the trustee.

        Unless otherwise specified in the accompanying prospectus supplement, an insurance company whose claims-paying ability is rated by at least one nationally recognized rating agency in a rating category at least as high as the highest long-term rating category assigned to one or more classes of the applicable series of securities will have issued a limited purpose surety bond insuring any deficiency in the amounts realized by the Additional Collateral Loan seller from the liquidation of Additional Collateral, up to the amount of the Additional Collateral Requirement. For additional considerations concerning the Additional Collateral Loans, see "Certain Legal Aspects of Loans--The Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" in this prospectus.

        PLEDGED ASSET MORTGAGE LOANS

        If stated in the accompanying prospectus supplement, a mortgage pool may include Pledged Asset Mortgage Loans. Each Pledged Asset will be held by a custodian for the benefit of the trustee for the trust in which the related Pledged Asset Mortgage Loan is held, and will be invested in investment obligations permitted by the rating agencies rating the related series of securities. The amount of the Pledged Assets will be determined by the seller in accordance with its underwriting standards, but in most cases will not be more than an amount that, if applied to reduce the original principal balance of the mortgage loan, would reduce that principal balance to less than 70% of the appraised value of the mortgaged property.

        If, following a default by the borrower and the liquidation of the related mortgaged property, there remains a loss on the related mortgage loan, a limited liability company will be required to pay to the master servicer or the servicer on behalf of the trustee the amount of that loss, up to the pledged amount for that mortgage loan. If the borrower becomes a debtor in a bankruptcy proceeding, there is a significant risk that the Pledged Assets will not be available to be paid to the securityholders. At the borrower's request, and in accordance with some conditions, the Pledged Assets may be applied as a partial prepayment of the mortgage loan. The Pledged Assets will be released to the limited liability company if the outstanding principal balance of the mortgage loan has been reduced by the amount of the Pledged Assets.

        ACTUARIAL LOANS

        Monthly payments made by or on behalf of the borrower for each loan, in most cases, WILL BE ONE-TWELFTH of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal. This is known as an actuarial loan.

        SIMPLE INTEREST LOANS

        If specified in the accompanying prospectus supplement, a portion of the loans underlying a series of securities may be simple interest loans. A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a Balloon Loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan. As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled. If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

        DELINQUENT LOANS

        Some pools may include loans that are one or more months delinquent with regard to payment of principal or interest at the time of their deposit into a trust. The accompanying prospectus supplement will set forth the percentage of loans that are so delinquent. Delinquent loans are more likely to result in losses than loans that have a current payment status.

        RE-PERFORMING LOANS

        The term "re-performing loans" includes (i) repayment plan loans and bankruptcy plan loans that had arrearages of at least three monthly payments when the repayment plan was entered into, and (ii) trial modification loans. These loans may be acquired by a designated seller or Residential Funding Corporation from a wide variety of sources through bulk or periodic sales. The re-performing loans were originally either:

o acquired by the designated seller or Residential Funding Corporation as a performing loan;

o acquired under Residential Funding Corporation's portfolio transaction program; or

o acquired by the designated seller or Residential Funding Corporation as a delinquent loan with a view toward establishing a repayment plan.

        In  the  case  of  loans  that  are  acquired  by  Residential   Funding
Corporation as delinquent loans with a view toward establishing a repayment plan, no determination is made as to whether the loans complied with the underwriting criteria of any specific origination program. In each case, however, at the time of purchase, every loan is evaluated by Residential Funding Corporation. This evaluation includes obtaining at least validation of the related property value, a review of the credit and collateral files, and a review of the servicing history on the loan. The information is used to assess both the borrower's willingness and capacity to pay, and the underlying collateral value. The rate of default on re-performing loans is more likely to be higher than the rate of default on loans that have not previously been in arrears.

        REPAYMENT PLAN LOANS AND BANKRUPTCY PLAN LOANS. Some of the loans may be loans where the borrower in the past has failed to pay one or more required scheduled monthly payments or tax and insurance payments, and the borrower has entered into either a repayment plan, or a confirmed bankruptcy plan in a case under Chapter 13 of Title 11 of the United States Code, known as the Bankruptcy Code, under which the borrower has agreed to repay these arrearages in installments under a schedule, in exchange for the related master servicer or servicer agreeing not to foreclose on the related mortgaged property or other security. For each loan subject to a repayment plan, or a confirmed bankruptcy plan, the borrower shall have made at least an aggregate of its three most recent scheduled monthly payments prior to the cut-off date.

        The right to receive all arrearages payable under the repayment plan will not be included as part of the trust and, accordingly, payments made on these arrearages will not be payable to the securityholders. The borrowers under any confirmed bankruptcy plan will make separate payments for their scheduled monthly payments and for their arrearages. The borrowers under any repayment plan will make a single payment, which will be applied first to their scheduled monthly payment and second to the arrearage. In either case, the master servicer or servicer may immediately commence foreclosure if, in the case of a bankruptcy plan, both payments are not received and the bankruptcy court has authorized that action or, in the case of a repayment plan, the payment is insufficient to cover both the monthly payment and the arrearage.

        TRIAL MODIFICATION LOANS. Some of the loans may be loans where the borrower in the past has failed to pay three or more required scheduled monthly payments, and the borrower has entered into a trial modification agreement. Under this arrangement:

o the borrower agrees to pay a reduced monthly payment for a specified trial period typically lasting 3 to 6 months;

o if the borrower makes all required monthly payments during the trial period, at the end of the trial period, the original loan terms will be modified to reflect terms stated in the trial modification agreement. The modifications may include a reduced interest rate, the forgiveness of some arrearages, the capitalization of some arrearages, an extension of the maturity, or a provision for a balloon payment at maturity;

o if the borrower makes all required payments during the trial period, the monthly payment amount will continue to be the monthly payment in effect during the trial period, with no additional repayment of arrearages; and

o if the borrower fails to make any of the required payments during the trial period, the modified terms will not take effect, and a foreclosure action may be commenced immediately. None of the depositor, the seller, the designated seller, the master servicer or the servicer, as applicable, will have any obligation to repurchase the related loan under those circumstances.

        For each trial modification loan, the borrower shall have made at least its aggregate of the three most recent scheduled monthly payments as of the cut-off date under the terms of the trial modification agreement.

REVOLVING CREDIT LOANS

        GENERAL

        The revolving credit loans will be originated under credit line agreements subject to a maximum amount or credit limit. In most instances, interest on each revolving credit loan will be calculated based on the average daily balance outstanding during the billing cycle. The billing cycle in most cases will be the calendar month preceding a due date. Each revolving credit loan will have a loan rate that is subject to adjustment on the day specified in the related mortgage note, which may be daily or monthly, equal to the sum of the index on the day specified in the accompanying prospectus supplement, and the gross margin specified in the related mortgage note, which may vary under circumstances if stated in the accompanying prospectus supplement, subject to the maximum rate specified in the mortgage note and the maximum rate permitted by applicable law. If specified in the prospectus supplement, some revolving credit loans may be teaser loans with an introductory rate that is lower than the rate that would be in effect if the applicable index and gross margin were used to determine the loan rate. As a result of the introductory rate, interest collections on the loans may initially be lower than expected. Commencing on their first adjustment date, the loan rates on the teaser loans will be based on the applicable index and gross margin. The index or indices will be specified in the related prospectus supplement and may include one of the indices mentioned under "--Characteristics of Loans," in this prospectus.

        Unless specified in the accompanying prospectus supplement, each revolving credit loan will have a term to maturity from the date of origination of not more than 25 years. The borrower for each revolving credit loan may make a Draw under the related credit line agreement at any time during the Draw Period. Unless specified in the accompanying prospectus supplement, the Draw Period will not be more than 15 years. Unless specified in the accompanying prospectus supplement, for each revolving credit loan, if the Draw Period is less than the full term of the revolving credit loan, the related borrower will not be permitted to make any Draw during the Repayment Period. Prior to the Repayment Period, or prior to the date of maturity for loans without Repayment Periods, the borrower for each revolving credit loan will be obligated to make monthly payments on the revolving credit loan in a minimum amount as specified in the related mortgage note, which usually will be the finance charge for each billing cycle as described in the second following paragraph. In addition, if a revolving credit loan has a Repayment Period, during this period, the borrower is required to make monthly payments consisting of principal installments that would substantially amortize the principal balance by the maturity date, and to pay any current finance charges and additional charges.

        The borrower for each revolving credit loan will be obligated to pay off the remaining account balance on the related maturity date, which may be a substantial principal amount. The maximum amount of any Draw for any revolving credit loan is equal to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the Draw. Draws will be funded by the master servicer or servicer or other entity specified in the accompanying prospectus supplement.

        Unless specified in the accompanying prospectus supplement, for each revolving credit loan:

o the finance charge for any billing cycle, in most cases, will be an amount equal to the aggregate of, as calculated for each day in the billing cycle, the then-applicable loan rate divided by 365 multiplied by that day's principal balance,

o the account balance on any day in most cases will be the aggregate of the unpaid principal of the revolving credit loan outstanding at the beginning of the day, PLUS all related Draws funded on that day and outstanding at the beginning of THAT DAY, PLUS the sum of any unpaid finance charges and any unpaid fees, insurance premiums and other charges, collectively known as additional charges, THAT ARE DUE ON THE REVOLVING CREDIT LOAN MINUS the aggregate of all payments and credits that are applied to the repayment of any Draws on that day, and

o the principal balance on any day usually will be the related account balance minus the sum of any unpaid finance charges and additional charges that are due on the revolving credit loan.

        Payments made by or on behalf of the borrower for each revolving credit loan, in most cases, will be applied, first, to any unpaid finance charges that are due on the revolving credit loan, second, to any unpaid additional charges that are due thereon, and third, to any related Draws outstanding.

        The mortgaged property securing each revolving credit loan will be subject to the lien created by the related loan in the amount of the outstanding principal balance of each related Draw or portion thereof, if any, that is not included in the related pool, whether made on or prior to the related cut-off date or thereafter. The lien will be the same rank as the lien created by the mortgage relating to the revolving credit loan, and monthly payments, collections and other recoveries under the credit line agreement related to the revolving credit loan will be allocated as described in the related prospectus supplement among the revolving credit loan and the outstanding principal balance of each Draw or portion of Draw excluded from the pool. The depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in any Draw or portion thereof excluded from the pool. If any entity with an interest in a Draw or portion thereof excluded from the pool or any other Excluded Balance were to become a debtor under the Bankruptcy Code and regardless of whether the transfer of the related revolving credit loan constitutes an absolute assignment, a bankruptcy trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the related revolving credit loan and therefore compel the sale of such revolving credit loan, including any Trust Balance, over the objection of the trust and the securityholders. If that occurs, delays and reductions in payments to the trust and the securityholders could result.

        In most cases, each revolving credit loan may be prepaid in full or in part at any time and without penalty, and the related borrower will have the right during the related Draw Period to make a Draw in the amount of any prepayment made for the revolving credit loan. The mortgage note or mortgage related to each revolving credit loan will usually contain a customary "due-on-sale" clause.

        As to each revolving credit loan, the borrower's rights to receive Draws during the Draw Period may be suspended, or the credit limit may be reduced, for cause under a limited number of circumstances, including, but not limited to:

o        a materially adverse change in the borrower's financial circumstances;

o a decline in the value of the mortgaged property significantly below its appraised value at origination; or

o        a payment default by the borrower.

However, as to each revolving credit loan, a suspension or reduction usually will not affect the payment terms for previously drawn balances. The master servicer or the servicer, as applicable, will have no obligation to investigate as to whether any of those circumstances have occurred or may have no knowledge of their occurrence. Therefore, there can be no assurance that any borrower's ability to receive Draws will be suspended or reduced if the foregoing circumstances occur. In the event of default under a revolving credit loan, at the discretion of the master servicer or servicer, the revolving credit loan may be terminated and declared immediately due and payable in full. For this purpose, a default includes but is not limited to:

o        the borrower's failure to make any payment as required;

o any action or inaction by the borrower that materially and adversely affects the mortgaged property or the rights in the mortgaged property; or

o any fraud or material misrepresentation by a borrower in connection with the loan.

        The master servicer or servicer will have the option to allow an increase in the credit limit applicable to any revolving credit loan in certain limited circumstances. In most cases, the master servicer or servicer will have an unlimited ability to allow increases provided that the specified conditions are met including:

o        a new appraisal or other indication of value is obtained; and

o the new combined LTV ratio is less than or equal to the original combined LTV ratio.

        If a new appraisal is not obtained and the other conditions in the preceding sentence are met, the master servicer or servicer will have the option to allow a credit limit increase for any revolving credit loan subject to the limitations described in the related agreement

        The proceeds of the revolving credit loans may be used by the borrower to improve the related mortgaged properties, may be retained by the related borrowers or may be used for purposes unrelated to the mortgaged properties.

        ALLOCATION OF REVOLVING CREDIT LOAN BALANCES

        For any series of securities backed by revolving credit loans, the related trust may include either (i) the entire principal balance of each revolving credit loan outstanding at any time, including balances attributable to Draws made after the related cut-off date, or (ii) the Trust Balance of each revolving credit loan.

        The accompanying prospectus supplement will describe the specific provisions by which payments and losses on any revolving credit loan will be allocated as between the Trust Balance and any Excluded Balance. Typically, the provisions (i) may provide that principal payments made by the borrower will be allocated as between the Trust Balance and any Excluded Balance either on a pro rata basis, or first to the Trust Balance until reduced to zero, then to the Excluded Balance, or according to other priorities specified in the accompanying prospectus supplement, and (ii) may provide that interest payments, as well as liquidation proceeds or similar proceeds following a default and any Realized Losses, will be allocated between the Trust Balance and any Excluded Balance on a pro rata basis or according to other priorities specified in the accompanying prospectus supplement.

        Even where a trust initially includes the entire principal balance of the revolving credit loans, the related agreement may provide that after a specified date or on the occurrence of specified events, the trust may not include balances attributable to additional Draws made thereafter. The accompanying prospectus supplement will describe these provisions as well as the related allocation provisions that would be applicable.

THE CONTRACTS

        HOME IMPROVEMENT CONTRACTS

        The trust for a series may include a contract pool evidencing interests in home improvement contracts. The home improvement contracts may be conventional home improvement contracts or, to the extent specified in the accompanying prospectus supplement, the home improvement contracts may be partially insured by the FHA under Title I.

        In most cases, the home improvement contracts will be fully amortizing and may have fixed loan rates or adjustable loan rates and may provide for other payment characteristics as described in the accompanying prospectus supplement.

        The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The proceeds of contracts under the Title I Program may be used only for permitted purposes, including, but not limited to, the alteration, repair or improvement of residential property, the purchase of a manufactured home and/or lot on which to place that home, or cooperative interest in the home and/or lot.

        Home improvements, unlike mortgaged properties, in most cases, depreciate in value. Consequently, at any time after origination it is possible, especially in the case of home improvement contracts with high LTV ratios at origination, that the market value of a home improvement may be lower than the principal amount outstanding under the related contract.

        MANUFACTURED HOUSING CONTRACTS

        The trust for a series may include a contract pool evidencing interests in manufactured housing contracts originated by one or more manufactured housing dealers, or the other entity or entities described in the accompanying prospectus supplement. The manufactured housing contracts may be conventional manufactured housing contracts or manufactured housing contracts insured by the FHA or partially guaranteed by the VA. Each manufactured housing contract will be secured by a manufactured home. The manufactured housing contracts will be fully amortizing or, if specified in the accompanying prospectus supplement, Balloon Loans.

        The manufactured homes securing the manufactured housing contracts will consist of "manufactured homes" within the meaning of 42 U.S.C. ss. 5402(6), which are treated as "single family residences" for the purposes of the REMIC provisions of the Internal Revenue Code of 1986, or Internal Revenue Code. Accordingly, a manufactured home will be a structure built on a permanent chassis, which is transportable in one or more sections and customarily used at a fixed location, has a minimum of 400 square feet of living space and minimum width in excess of 8 1/2 feet, is designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein.

        Manufactured homes, unlike mortgaged properties, in most cases, depreciate in value. Consequently, at any time after origination it is possible, especially in the case of manufactured housing contracts with high LTV ratios at origination, that the market value of a manufactured home may be lower than the principal amount outstanding under the related contract.

MEXICO LOANS

        Each Mexico Loan will be secured by the beneficial ownership interest in a separate trust, the sole asset of which is a residential property located in Mexico. The residential property may be a second home, vacation home or the primary residence of the borrower. The borrower of a Mexico Loan may be a U.S. borrower or an international borrower.

        Because of the uncertainty and delays in foreclosing on real property interests in Mexico and because non-Mexican citizens are prohibited from owning real property located in some areas of Mexico, the nature of the security interest and the manner in which the Mexico Loans are secured differ from that of mortgage loans typically made in the United States. Record ownership and title to the Mexican property will be held in the name of a Mexican financial institution acting as Mexican trustee for a Mexican trust under the terms of a trust agreement. The trust agreement will be governed by Mexican law and will be filed (in Spanish) in the real property records in the jurisdiction in which the property is located. The original term of the Mexican trust will be 50 years and will be renewable at the option of the borrower. To secure the repayment of the Mexico Loan, the lender is named as a beneficiary of the Mexican trust. The lender's beneficial interest in the Mexican trust grants to the lender the right to direct the Mexican trustee to transfer the borrower's beneficial interest in the Mexican trust or to terminate the Mexican trust and sell the Mexican property. The borrower's beneficial interest in the Mexican trust grants to the borrower the right to use, occupy and enjoy the Mexican property so long as it is not in default of its obligations relating to the Mexico Loan.

        As security for repayment of the Mexico Loan, under the loan agreement, the borrower grants to the lender a security interest in the borrower's beneficial interest in the Mexican trust. If the borrower is domiciled in the United States, the borrower's beneficial interest in the Mexican trust should be considered under applicable state law to be an interest in personal property, not real property, and, accordingly, the lender will file financing statements in the appropriate state to perfect the lender's security interest. Because the lender's security interest in the borrower's beneficial interest in the Mexican trust is not, for purposes of foreclosing on that collateral, an interest in real property, the depositor either will rely on its remedies that are available in the United States under the applicable Uniform Commercial Code, or UCC, and under the trust agreement and foreclose on the collateral securing a Mexico Loan under the UCC, or direct the Mexican trustee to conduct an auction to sell the borrower's beneficial interest or the Mexican property under the trust agreement. If a borrower is not a resident of the United States, the lender's security interest in the borrower's beneficial interest in the Mexican trust may be unperfected under the UCC. If the lender conducts its principal lending activities in the United States, the loan agreement will provide that rights and obligations of the borrower and the lender under the loan agreement will be governed under applicable United States state law. See "Certain Legal Aspects of the Loans -- The Mortgage Loans."

        In connection with the assignment of a Mexico Loan into a trust created under the related pooling and servicing agreement or trust agreement, the depositor will transfer to the trustee, on behalf of the securityholders, all of its right, title and interest in the mortgage note, the lender's beneficial interest in the Mexican trust, the lender's security interest in the borrower's beneficial interest in the Mexican trust, and its interest in any policies of insurance on the Mexico Loan or the Mexican property. The percentage of mortgage loans, if any, that are Mexico Loans will be specified in the accompanying prospectus supplement.

THE MORTGAGED PROPERTIES

        The mortgaged properties will consist primarily of attached or detached individual dwellings, Cooperative dwellings, individual or adjacent condominiums, townhouses, duplexes, row houses, modular housing, manufactured homes, individual units or two-to four-unit dwellings in planned unit developments and two- to four-family dwellings. Each mortgaged property, other than a Cooperative dwelling or Mexican property, will be located on land owned by the borrower or, if specified in the accompanying prospectus supplement, land leased by the borrower. The ownership of the Mexican properties will be held in a Mexican trust. Attached dwellings may include structures where each borrower owns the land on which the unit is built with the remaining adjacent land owned in common. Mortgaged properties may also include dwellings on non-contiguous properties, multiple dwellings on one property, or dwelling units subject to a proprietary lease or occupancy agreement in an apartment building owned by a Cooperative. The proprietary lease or occupancy agreement securing a Cooperative Loan is subordinate, in most cases, to any blanket mortgage on the related cooperative apartment building or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement may be terminated and the cooperative shares may be cancelled by the Cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by the tenant-stockholder. See "Certain Legal Aspects of the Loans."

        Mortgaged properties consisting of modular housing, also known as pre-assembled, pre-fabricated, sectional or pre-built homes, are factory built and constructed in two or more three dimensional sections, including interior and exterior finish, plumbing, wiring and mechanical systems. On completion, the modular home is transported to the property site to be joined together on a permanent foundation.

        Mortgaged properties consisting of manufactured homes must be legally classified as real estate, have the wheels and axles removed and be attached to a permanent foundation and may not be located in a mobile home park. The manufactured homes will also have other characteristics as specified in the prospectus supplement.

        The mortgaged properties may be located in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. In addition, if specified in the accompanying prospectus supplement, the trust assets may contain Mexico Loans, which are secured by interests in trusts that own residential properties located in Mexico. The Mexico Loans will not exceed ten percent (10%) by aggregate principal balance of the mortgage loans in any mortgage pool as of the cut-off date specified in the accompanying prospectus supplement.

        The mortgaged properties may be owner occupied or non-owner occupied and may include vacation homes, second homes and investment properties. The percentage of loans secured by mortgaged properties that are owner-occupied will be disclosed in the accompanying prospectus supplement. The basis for any statement that a given percentage of the loans are secured by mortgaged properties that are owner-occupied will be one of the following:

o the making of a representation by the borrower at origination of a loan that the borrower intends to use the mortgaged property as a primary residence for at least the first six months of occupancy,

o a representation by the originator of the loan, which may be based solely on the above clause, or

o the fact that the mailing address for the borrower is the same as the address of the mortgaged property.

Any representation and warranty regarding owner-occupancy may be based solely on this information. Loans secured by investment properties, including two- to four-unit dwellings, may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the loans.

        A mortgaged property securing a loan may be subject to the senior liens securing one or more conventional mortgage loans at the time of origination and may be subject to one or more junior liens at the time of origination or after that origination. Loans evidencing liens junior or senior to the loans in the trust will likely not be included in the related trust, but the depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in the junior or senior loan.

THE AGENCY SECURITIES

        GOVERNMENT NATIONAL MORTGAGE ASSOCIATION

        Ginnie Mae is a wholly-owned corporate instrumentality of the United States within HUD. Section 306(g) of Title III of the National Housing Act of 1934, as amended, referred to in this prospectus as the Housing Act, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on securities representing interests in a pool of mortgages insured by the FHA, under the Housing Act or under Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

        Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under that guarantee, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee. See "Additional Information" for the availability of further information regarding Ginnie Mae and Ginnie Mae securities.

        GINNIE MAE SECURITIES

        In most cases, each Ginnie Mae security relating to a series, which may be a Ginnie Mae I Certificate or a Ginnie Mae II Certificate as referred to by Ginnie Mae, will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae, except any stripped mortgage backed securities guaranteed by Ginnie Mae or any REMIC securities issued by Ginnie Mae. The characteristics of any Ginnie Mae securities included in the trust for a series of securities will be described in the accompanying prospectus supplement.

        FEDERAL HOME LOAN MORTGAGE CORPORATION

        Freddie Mac is a corporate instrumentality of the United States created under Title III of the Emergency Home Finance Act of 1970, as amended, or the Freddie Mac Act. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of Freddie Mac currently consists of purchasing first-lien, conventional, residential mortgage loans or participation interests in mortgage loans and reselling the mortgage loans so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac securities. In 1981,
Freddie Mac initiated its Home Mortgage Guaranty Program under which it purchases mortgage loans from sellers with Freddie Mac securities representing interests in the mortgage loans so purchased. All mortgage loans purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality and type that generally meets the purchase standards imposed by private institutional mortgage investors. See "Additional Information" for the availability of further information regarding Freddie Mac and Freddie Mac securities. Neither the United States nor any agency thereof is obligated to finance Freddie Mac's operations or to assist Freddie Mac in any other manner.

        FREDDIE MAC SECURITIES

        In most cases, each Freddie Mac security relating to a series will represent an undivided interest in a pool of mortgage loans that typically consists of conventional loans, but may include FHA loans and VA loans, purchased by Freddie Mac, except any stripped mortgage backed securities issued by Freddie Mac. Each of those pools will consist of mortgage loans, substantially all of which are secured by one- to four-family residential properties or, if specified in the accompanying prospectus supplement, are secured by multi-family residential properties. The characteristics of any Freddie Mac Securities included in the trust for a series of securities will be set forth in the accompanying prospectus supplement.

        FEDERAL NATIONAL MORTGAGE ASSOCIATION

        Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. ss. 1716 et seq.). It is the nation's largest supplier of residential mortgage funds. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. See "Additional Information" for the availability of further information respecting Fannie Mae and Fannie Mae securities. Although the Secretary of the Treasury of the United States has authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner.

        FANNIE MAE SECURITIES

        In most cases, each Fannie Mae security relating to a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae, except any stripped mortgage backed securities issued by Fannie Mae. Mortgage loans underlying Fannie Mae securities will consist of fixed, variable or adjustable rate conventional mortgage loans or fixed-rate FHA loans or VA loans. Those mortgage loans may be secured by either one- to four-family or multi-family residential properties. The characteristics of any Fannie Mae securities included in the trust for a series of securities will be set forth in the accompanying prospectus supplement.

PRIVATE SECURITIES

        Any private securities underlying any securities will (i) either (a) have been previously registered under the Securities Act, or (b) will be eligible for sale under Rule 144(k) under the Securities Act of 1933, as amended, and (ii) will be acquired in secondary market transactions from persons other than the issuer or its affiliates. Alternatively, if the private securities were acquired from their issuer or its affiliates, or were issued by the depositor or any of its affiliates, then the private securities will be registered under the Securities Act of 1933, as amended, at the same time as the securities.

        For any  series of  securities  backed by private  securities  or Agency
Securities, the entity that administers the private securities or Agency securities may be referred to as the manager, if stated in the accompanying prospectus supplement. References in this prospectus to Advances to be made and other actions to be taken by the master servicer or servicer in connection with the loans may include Advances made and other actions taken under the terms of the private securities. Each security offered by this prospectus will evidence an interest in only the related pool and corresponding trust, and not in any other pool or trust related to securities issued in this prospectus.

        In addition, as to any series of securities secured by private securities, the private securities may consist of an ownership interest in a structuring entity formed by the depositor for the limited purpose of holding the trust assets relating to a series of securities. This special purpose entity may be organized in the form of a trust, limited partnership or limited liability company, and will be structured in a manner that will insulate the holders of securities from liabilities of the special purpose entity. The provisions governing the special purpose entity will restrict the special purpose entity from engaging in or conducting any business other than the holding of trust assets and the issuance of ownership interests in the trust assets and some incidental activities. Any ownership interest will evidence an ownership interest in the related trust assets as well as the right to receive specified cash flows derived from the trust assets, as described in the accompanying prospectus supplement. The obligations of the depositor as to any ownership interest will be limited to some representations and warranties relating to the trust assets, as described in this prospectus. Credit support of any of the types described in this prospectus under "Description of Credit Enhancement" may be provided for the benefit of any ownership interest, if stated in the accompanying prospectus supplement.

                               TRUST ASSET PROGRAM

UNDERWRITING STANDARDS

        GENERAL

        The depositor expects that the originator of each of the loans will have applied, consistent with applicable federal and state laws and regulations, underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and/or the value and adequacy of the related property as collateral. The depositor expects that any FHA loans or VA loans will have been originated in compliance with the underwriting policies of the FHA or VA, respectively. The underwriting criteria applied by the originators of the loans included in a pool may vary significantly among sellers. The accompanying prospectus supplement will describe most aspects of the underwriting criteria, to the extent known by the depositor, that were applied by the originators of the loans. In most cases, the depositor will have less detailed information concerning the origination of seasoned loans than it will have concerning newly-originated loans.

        The underwriting standards of any particular originator typically include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the loan is considered to be in substantial compliance with the underwriting standards. In the case of a Designated Seller Transaction, the applicable underwriting standards will be those of the designated seller or of the originator of the loans, and will be described in the accompanying prospectus supplement.

        The depositor anticipates that loans, other than the Mexico Loans and some loans secured by mortgaged properties located in Puerto Rico, included in pools for certain series of securities will have been originated based on underwriting standards and documentation requirements that are less restrictive than for other mortgage loan lending programs. In such cases, borrowers may have credit histories that contain delinquencies on mortgage and/or consumer debts. Some borrowers may have initiated bankruptcy proceedings within a few years of the time of origination of the related loan. In addition, some loans with LTV ratios over 80% will not be required to have and may not have the benefit of primary mortgage insurance. Loans and contracts that are secured by junior liens generally will not be required by the depositor to be covered by primary mortgage insurance. Likewise, loans included in a trust may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property regardless of higher risks of default and losses. As discussed above, in evaluating seasoned loans, the depositor may place greater weight on payment history or market and other economic trends and less weight on underwriting factors usually applied to newly originated loans.

        LOAN DOCUMENTATION

        In most cases, under a traditional "full documentation" program, each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the borrower. As part of the description of the borrower's financial condition, the borrower will have furnished information, which may or may not be verified, describing the borrower's assets, liabilities, income, credit history and employment history, and furnished an authorization to apply for a credit report that summarizes the borrower's available credit history with local merchants and lenders and any record of bankruptcy. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. In the case of investment properties, only income derived from the mortgaged property may have been considered for underwriting purposes, rather than the income of the borrower from other sources. For mortgaged property consisting of vacation or second homes, no income derived from the property will typically have been considered for underwriting purposes.

        The underwriting standards applied by originators in some cases allow for loans to be supported by alternative documentation. For alternatively documented loans, a borrower may demonstrate income and employment directly by providing alternative documentation in the form of copies of the borrower's own records relating to income and employment, rather than having the originator obtain independent verifications from third parties, such as the borrower's employer or mortgage servicer.

        As described in the accompanying prospectus supplement, some loans may have been originated under "limited documentation" or "no documentation" programs that require less documentation and verification than do traditional "full documentation" programs. Under a limited documentation or no documentation program, minimal or no investigation into the borrower's credit history and income profile is undertaken by the originator and the underwriting may be based primarily or entirely on an appraisal or other valuation of the mortgaged property and the LTV or combined LTV ratio at origination.

        APPRAISALS

        The adequacy at origination of a mortgaged property as security for repayment of the related loan will typically have been determined by an appraisal. Appraisers may be either staff appraisers employed by the originator or independent appraisers selected in accordance with guidelines established by or acceptable to the originator. The appraisal procedure guidelines in most cases will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal will have considered a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or replacement cost analysis based on the current cost of constructing or purchasing a similar property. In certain instances, the LTV ratio or combined LTV ratio may have been based on the appraised value as indicated on a review appraisal conducted by the seller or originator. Alternatively, as specified in the accompanying prospectus supplement, values may be supported by:

o        a statistical valuation;

o        a broker's price opinion;

o    an automated appraisal, drive by appraisal or other certification of value;
     or

o        a statement of value by the borrower.

        A statistical valuation estimates the value of the property as determined by a form of appraisal which uses a statistical model to estimate the value of a property. The stated value will be value of the property as stated by the related borrower in his or her application. Unless otherwise specified in the accompanying prospectus supplement, an appraisal of any manufactured home will not be required.

        LOAN-TO-VALUE AND COMBINED LOAN-TO-VALUE RATIOS

        In the case of each first lien loan made to finance the purchase of a mortgaged property, the Loan-to-Value Ratio, or LTV ratio, in most cases is the ratio, expressed as a percentage, of the original principal amount or credit limit, as applicable, of the related loan to the lesser of (1) the appraised value determined in an appraisal obtained at origination of the related loan and
(2) the sales price for the related mortgaged property, except that in the case of some employee or preferred customer loans, the denominator of the ratio may be the sales price.

        In the case of some non-purchase first lien mortgage loans including refinance, modified or converted mortgage loans, the LTV ratio at origination is defined as the ratio, expressed as a percentage, of the principal amount of the mortgage loan to either the appraised value determined in an appraisal obtained at the time of refinancing, modification or conversion or, if no appraisal has been obtained, the value of the related mortgaged property which value generally will be supported by either:

o        a representation by the related seller as to value;

o        an appraisal or other valuation obtained prior to origination; or

o the sales price, if the related mortgaged property was purchased within the previous twelve months.

        In the case of some mortgage loans seasoned for over twelve months, the LTV ratio may be determined at the time of purchase from the related seller based on the ratio of the current loan amount to the current value of the mortgaged property as determined by an appraisal or other valuation.

        For any loan secured by a junior lien on the related mortgaged property, the combined LTV ratio, in most cases, will be the ratio, expressed as a percentage, of (A) the sum of (1) the original principal balance or the credit limit, as applicable, and (2) the principal balance of any related senior mortgage loan at origination of the loan together with any loan subordinate to it, to (B) the appraised value of the related mortgaged property. The appraised value for any junior lien loan will be the appraised value of the related mortgaged property determined in the appraisal used in the origination of the loan, which may have been obtained at an earlier time. However, if the loan was originated simultaneously with or not more than 12 months after a senior lien on the related mortgaged property, the appraised value will in most cases be the lesser of the appraised value at the origination of the senior lien and the sales price for the mortgaged property.

        As to each loan secured by a junior lien on the mortgaged property, the junior ratio will be the ratio, expressed as a percentage, of the original principal balance or the credit limit, as applicable, of the loan to the sum of
(1) the original principal balance or the credit limit, as applicable, of the loan and (2) the principal balance of any related senior loan at origination of the loan. The credit utilization rate for any revolving credit loan is determined by dividing the cut-off date principal balance of the revolving credit loan by the credit limit of the related credit line agreement.

        Some of the loans which are subject to negative amortization will have LTV ratios that will increase after origination as a result of their negative amortization. In the case of some seasoned loans, the values used in calculating LTV ratios may no longer be accurate valuations of the mortgaged properties. Some mortgaged properties may be located in regions where property values have declined significantly since the time of origination.

        The underwriting standards applied by an originator typically require that the underwriting officers be satisfied that the value of the property being financed, as indicated by an appraisal or other acceptable valuation method as described above, currently supports, except with respect to Home Loans, and is anticipated to support in the future the outstanding loan balance. In fact, some states where the mortgaged properties may be located have "anti-deficiency" laws requiring, in general, that lenders providing credit on single family property look solely to the property for repayment in the event of foreclosure. See "Certain Legal Aspects of the Loans." Any of these factors could change nationwide or merely could affect a locality or region in which all or some of the mortgaged properties are located. However, declining values of real estate, as experienced periodically in certain regions, or increases in the principal balances of some loans, such as GPM Loans and negative amortization ARM loans, could cause the principal balance of some or all of these loans to exceed the value of the mortgaged properties.

        CREDIT SCORES

        Credit Scores are obtained by some mortgage lenders in connection with loan applications to help assess a borrower's credit-worthiness. In addition, Credit Scores may be obtained by Residential Funding Corporation or the designated seller after the origination of a loan if the seller does not provide a current Credit Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

        The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Although each scoring model varies, typically Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which in most cases, does not correspond to the life of a loan. Furthermore, many Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, in most cases, a Credit Score may not take into consideration the differences between mortgage loans and consumer loans, or the specific characteristics of the related loan, including the LTV ratio or combined LTV ratio, as applicable, the collateral for the loan, or the debt to income ratio. There can be no assurance that the Credit Scores of the borrowers will be an accurate predictor of the likelihood of repayment of the related loans or that any borrower's Credit Score would not be lower if obtained as of the date of the accompanying prospectus supplement.

        APPLICATION OF UNDERWRITING STANDARDS

        Based on the data provided in the application and certain verifications, if required, and the appraisal or other valuation of the mortgaged property, a determination will have been generally made by the original lender that the borrower's monthly income would be sufficient to enable the borrower to meet its monthly obligations on the loan and other expenses related to the property. Examples of other expenses include property taxes, utility costs, standard hazard and primary mortgage insurance, maintenance fees and other levies assessed by a Cooperative, if applicable, and other fixed obligations other than housing expenses including, in the case of loans secured by a junior lien on the related mortgaged property, payments required to be made on any senior mortgage. The originator's guidelines for loans will, in most cases, specify that scheduled payments on a loan during the first year of its term plus taxes and insurance, including primary mortgage insurance, and all scheduled payments on obligations that extend beyond one year, including those mentioned above and other fixed obligations, would equal no more than specified percentages of the prospective borrower's gross income. The originator may also consider the amount of liquid assets available to the borrower after origination. The loan rate in effect from the origination date of an ARM loan or other types of loans to the first adjustment date are likely to be lower, and may be significantly lower, than the sum of the then applicable index and Note Margin. Similarly, the amount of the monthly payment on Buy-Down Loans, GEM Loans or other graduated payment loans will, and on negative amortization loans may, increase periodically. If the borrowers' incomes do not increase in an amount commensurate with the increases in monthly payments, the likelihood of default will increase. In addition, in the case of either ARM loans or graduated payment or other loans that are subject to negative amortization, due to the addition of deferred interest the principal balances of those loans are more likely to equal or exceed the value of the underlying mortgaged properties, thereby increasing the likelihood of defaults and losses. For Balloon Loans, payment of the Balloon Amount will depend on the borrower's ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the Balloon Loan, and there can be no assurance that refinancing will be available to the borrower or that a sale will be possible.

        In some circumstances, the loans have been made to employees or preferred customers of the originator for which, in accordance with the originator's mortgage loan programs, income, asset and employment verifications and appraisals may not have been required. As to loans made under any employee loan program maintained by Residential Funding Corporation, GMAC Mortgage Corporation or any of their affiliates, in limited circumstances preferential note rates may be allowed.

        A portion of the loans may be purchased in negotiated transactions, and those negotiated transactions may be governed by agreements, known as master commitments, relating to ongoing purchases of loans by Residential Funding Corporation or the designated seller, from sellers who will represent that the loans have been originated in accordance with underwriting standards agreed to by Residential Funding Corporation or the designated seller, as applicable. Residential Funding Corporation or the designated seller, as the case may be, on behalf of the depositor or a designated third party, will normally review only a limited portion of the loans in any delivery from the related seller for conformity with the applicable underwriting standards. A portion of loans may be purchased from sellers who may represent that the loans were originated under underwriting standards acceptable to Residential Funding Corporation or the designated seller. Loans purchased under Residential Funding Corporation's portfolio transaction program are not typically purchased pursuant to master commitments.

        The level of review by Residential Funding Corporation, if any, will vary depending on several factors, including its experience with the seller. Residential Funding Corporation, on behalf of the depositor, typically will review a portion of the loans constituting the pool for a series of securities for conformity with Residential Funding Corporation's underwriting standards or applicable underwriting standards specified in the accompanying prospectus supplement, and to assess the likelihood of repayment of the loan from the various sources for such repayment, including the borrower, the mortgaged property, and primary mortgage insurance, if any. In reviewing seasoned loans, or loans that have been outstanding for more than 12 months, Residential Funding Corporation may take into consideration, in addition to or in lieu of the factors described above, the borrower's actual payment history in assessing a borrower's current ability to make payments on the loan. In addition, Residential Funding Corporation may conduct additional procedures to assess the current value of the mortgaged properties. Those procedures may consist of statistical valuations, drive-by appraisals or real estate broker's price opinions. The depositor may also consider a specific area's housing value trends. These alternative valuation methods are not necessarily as reliable as the type of borrower financial information or appraisals that are typically obtained at origination. In its underwriting analysis, Residential Funding
Corporation may also consider the applicable Credit Score of the related borrower used in connection with the origination or acquisition of the loan, as determined based on a credit scoring model acceptable to the depositor. Residential Funding Corporation will not undertake any review of loans sold to the depositor in a Designated Seller Transaction.

THE PORTFOLIO TRANSACTION PROGRAM

        Some of the loans included in a trust may have been acquired and evaluated under Residential Funding Corporations' portfolio transaction program. The portfolio transaction program targets loans with document deficiencies, program violations, unusual property types, seasoned loans, delinquent loans, and loans not eligible for Residential Funding Corporations' other programs. In most cases, the portfolio transaction loans fall into three categories:
Portfolio Programs, Program Violations and Seasoned Loans.

        PORTFOLIO PROGRAMS: These loans are originated by various originators for their own mortgage loan portfolio and not under any of Residential Funding Corporation's standard programs or any other secondary market program. Typically, these loans are originated under programs offered by financial depository institutions that were designed to provide the financial institution with a competitive origination advantage. This is achieved by permitting loan terms and underwriting criteria that did not conform with typical secondary market standards, with the intention that these loans would be held in the originating institution's portfolio rather than sold in the secondary market. However, for various reasons including merger or acquisition or other financial considerations specific to the originating institution, that institution may offer the loans for sale, and the loans are then acquired by Residential Funding Corporation in the secondary market.

        PROGRAM VIOLATIONS: These loans are originated for sale in the secondary market with the intention that the loans will meet the criteria and underwriting guidelines of a standard loan purchase program of Residential Funding Corporation, Fannie Mae, Freddie Mac, or another secondary market participant. However, after origination it may be determined that the loans do not meet the requirements of the intended program for any of a number of reasons, including the failure to reach required loan-to-value ratios, debt-to-income ratios or credit scores, or because the mortgage file has document deficiencies.

        SEASONED LOANS: These loans are acquired by Residential Funding Corporation through the exercise of a right to repurchase loans in a pool previously securitized by the depositor or any of its affiliates, or are other seasoned loans. In most cases, these loans are seasoned longer than twelve months. Due to the length of time since origination, no assurance can be given as to whether such loans will conform with current underwriting criteria or documentation requirements. Although at origination some of the loans may have been purchased through one of Residential Funding Corporation's standard loan purchase programs, seasoned loans are typically not purchased through these programs because these programs require current information regarding the mortgagor's credit and the property value.

        EVALUATION STANDARDS FOR PORTFOLIO TRANSACTION LOANS: Every portfolio transaction loan is evaluated by Residential Funding Corporation to determine whether the characteristics of the loan, the borrower and the collateral, taken as a whole, represent a prudent lending risk. The factors considered include:

o        the mortgage loan's payment terms and characteristics,

o        the borrower's credit score,

o the value of the mortgaged property which may be estimated using a broker's price opinion or a statistical valuation,

o        the credit and legal documentation associated with the loan,

o        the seasoning of the loan,

o a reevaluation of the financial capacity, eligibility and experience of the seller and/or servicer of the loan, and

o        the representations and warranties made by the seller.

        In most cases, Residential Funding Corporation orders an updated credit score for each loan reviewed. For seasoned loans, an updated credit score is ordered for the primary borrower as reported on the tape data or loan file submitted by the seller. Periodic quality control reviews are performed. Broker's price opinions are obtained if, among other reasons, the loan is delinquent or the principal balance of the mortgage loan exceeds $400,000. In addition, statistical property valuations and drive-by appraisals may be used, or a review may be done of the original appraisal.

        Many  of  the  portfolio   transaction  loans  include   characteristics
representing underwriting deficiencies as compared to other mortgage loans originated in compliance with standard origination programs for the secondary mortgage market. In addition, some of the mortgaged properties for these loans are not typically permitted in the secondary market, including mixed-use properties, incomplete properties, properties with deferred maintenance, and properties with excess acreage.

        The portfolio transaction loans may have missing or defective loan documentation. Neither Residential Funding Corporation nor the seller will be obligated to repurchase a portfolio transaction loan because of such missing or defective documentation unless the omission or defect materially interferes with the servicer's or master servicer's ability to foreclose on the related mortgaged property.

                          DESCRIPTION OF THE SECURITIES

GENERAL

        The securities will be issued in series. Each series of certificates or, in some instances, two or more series of certificates, will be issued under a pooling and servicing agreement or, in the case of certificates backed by private securities, a trust agreement, similar to one of the forms filed as an exhibit to the registration statement under the Securities Act of 1933, as amended, for the certificates of which this prospectus is a part. Each series of notes will be issued under an indenture between the related trust and the entity named in the accompanying prospectus supplement as indenture trustee for the series. A form of indenture has been filed as an exhibit to the registration statement under the Securities Act of 1933, as amended, for the notes of which this prospectus forms a part. In the case of each series of notes, the depositor, the related trust and the entity named in the accompanying prospectus supplement as master servicer for the series will enter into a separate servicing agreement. Each pooling and servicing agreement, trust agreement, servicing agreement, and indenture will be filed with the Securities and Exchange Commission as an exhibit to a Form 8-K. The following summaries (together with additional summaries under "The Agreements" below) describe all material terms and provisions relating to the securities common to each agreement. All references to an "agreement" and any discussion of the provisions of any agreement applies to pooling and servicing agreements, trust agreements, servicing agreements and indentures, as applicable. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of related agreement for each trust and the accompanying prospectus supplement.

        Each series of securities may consist of any one or a combination of the following:

o        a single class of securities;

o one or more classes of senior securities, of which one or more classes of securities may be senior in right of payment to any other class or classes of securities subordinate to it, and as to which some classes of senior securities may be senior to other classes of senior securities, as described in the respective prospectus supplement;

o one or more classes of mezzanine securities which are subordinate securities but which are senior to other classes of subordinate securities relating to such distributions or losses;

o one or more classes of strip securities which will be entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions;

o two or more classes of securities which differ as to the timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made on the occurrence of specified events, in accordance with a schedule or formula, including "planned amortization classes" and "targeted amortization classes", or on the basis of collections from designated portions of the pool, which series may include one or more classes of accrual securities for which some accrued interest will not be distributed but rather will be added to their principal balance on the distribution date, which will be specified in the accompanying prospectus supplement; or

o other types of classes of securities, as described in the accompanying prospectus supplement.

        Credit support for each series of securities will be provided by a mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, letter of credit, purchase obligation, reserve fund, excess spread, overcollateralization, financial guaranty insurance policy, derivative products, surety bond or other credit enhancement as described under "Description of Credit Enhancement," or by the subordination of one or more classes of securities as described under "Description of Credit Enhancement--Subordination" or by any combination of the foregoing.

FORM OF SECURITIES

        As specified in the accompanying prospectus supplement, the securities of each series will be issued either as physical securities or in book-entry form. If issued as physical securities, the securities will be in fully registered form only in the denominations specified in the accompanying prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the certificate registrar appointed under the related pooling and servicing agreement or indenture to register the certificates. No service charge will be made for any registration of exchange or transfer of securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term securityholder or holder refers to the entity whose name appears on the records of the security registrar or, if applicable, a transfer agent, as the registered holder of the certificate, except as otherwise indicated in the accompanying prospectus supplement.

        If issued in book-entry form, the classes of a series of securities will be initially issued through the book-entry facilities of The Depository Trust Company, or DTC, or Cedelbank, SA or the Euroclear System (in Europe) if they are participants of those systems, or indirectly through organizations which are participants in those systems, or through any other depository or facility as may be specified in the accompanying prospectus supplement. As to any class of book-entry securities so issued, the record holder of those securities will be DTC's nominee. Cedelbank, SA and Euroclear System will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank, SA's and Euroclear System's names on the books of their respective depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its DTC participants, which include securities brokers and dealers, banks, trust companies and clearing corporations. DTC together with the Cedelbank, SA and Euroclear System participating organizations facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Other institutions that are not participants but indirect participants which clear through or maintain a custodial relationship with participants have indirect access to DTC's clearance system.

        Unless otherwise specified in the accompanying prospectus supplement, no beneficial owner in an interest in any book-entry security will be entitled to receive a security representing that interest in registered, certificated form, unless either (i) DTC ceases to act as depository for that security and a successor depository is not obtained, or (ii) the depositor elects in its sole discretion to discontinue the registration of the securities through DTC. Prior to any such event, beneficial owners will not be recognized by the trustee, the master servicer or the servicer as holders of the related securities for purposes of the related agreement, and beneficial owners will be able to exercise their rights as owners of their securities only indirectly through DTC, participants and indirect participants. Any beneficial owner that desires to purchase, sell or otherwise transfer any interest in book-entry securities may do so only through DTC, either directly if the beneficial owner is a participant or indirectly through participants and, if applicable, indirect participants.

Under the procedures of DTC, transfers of the beneficial ownership of any book-entry securities will be required to be made in minimum denominations specified in the accompanying prospectus supplement. The ability of a beneficial owner to pledge book-entry securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical securities evidencing the securities and because DTC may act only on behalf of participants.

        Because of time zone differences, the securities account of a Cedelbank, SA or Euroclear System participant as a result of a transaction with a DTC participant, other than a depositary holding on behalf of Cedelbank, SA or Euroclear System, will be credited during a subsequent securities settlement processing day, which must be a business day for Cedelbank, SA or Euroclear System, as the case may be, immediately following the DTC settlement date. Credits or any transactions in those securities settled during this processing will be reported to the relevant Euroclear System participant or Cedelbank, SA participants on that business day. Cash received in Cedelbank, SA or Euroclear System as a result of sales of securities by or through a Cedelbank, SA participant or Euroclear System participant to a DTC participant, other than the depositary for Cedelbank, SA or Euroclear System, will be received with value on the DTC settlement date, but will be available in the relevant Cedelbank, SA or Euroclear System cash account only as of the business day following settlement in DTC.

        Transfers between participants will occur in accordance with DTC rules. Transfers between Cedelbank, SA participants and Euroclear System participants will occur in accordance with their respective rules and operating procedures.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank, SA participants or Euroclear System participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, the cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines defined with respect to European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedelbank, SA participants and Euroclear System participants may not deliver instructions directly to the depositaries.

        Cedelbank, SA, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Cedelbank, SA participants through electronic book-entry changes in accounts of Cedelbank, SA participants, thereby eliminating the need for physical movement of securities. As a professional depository, Cedelbank, SA is subject to regulation by the Luxembourg Monetary Institute.

        Euroclear System was created to hold securities for participants of Euroclear System and to clear and settle transactions between Euroclear System participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear System operator is the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, under contract with the clearance cooperative, Euroclear System Clearance Systems S.C., a Belgian co-operative corporation. All operations are conducted by the Euroclear System operator, and all Euroclear System securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear System operator, not the clearance cooperative.

        The clearance cooperative establishes policy for Euroclear System on behalf of Euroclear System participants. The Euroclear System operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As a result, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear System operator are governed by the terms and conditions Governing Use of Euroclear System and the related operating procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear System, withdrawals of securities and cash from Euroclear System, and receipts of payments for securities in Euroclear System. All securities in Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.

        Distributions on the book-entry securities will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants. Accordingly, beneficial owners may experience delays in the receipt of payments relating to their securities. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of book-entry securities under the related agreement only at the direction of one or more participants to whose account the book-entry securities are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions for any action of securityholders of any class to the extent that participants authorize those actions. None of the master servicer, the servicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry securities, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

ASSIGNMENT OF LOANS

        At the time of issuance of a series of securities, the depositor will cause the loans and any other assets included in the related trust to be assigned without recourse to the trustee or owner trustee or its nominee, which may be the custodian, together with, unless specified in the accompanying prospectus supplement, all principal and interest received on the trust assets after the cut-off date, but not including principal and interest due on or before the cut-off date or any Excluded Spread. Each loan will be identified in a schedule appearing as an exhibit to the related agreement. Each schedule of loans will include, among other things, information as to the principal balance of each loan as of the cut-off date, as well as information respecting the loan rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the LTV ratio or combined LTV ratio and junior mortgage ratio, as applicable, at origination or modification.

        If stated in the accompanying prospectus supplement, and in accordance with the rules of membership of MERSCORP, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS(R), assignments of mortgages for any trust asset in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS(R) System. For trust assets registered through the MERS(R) System, MERS(R) shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those trust assets.

        In addition, except as provided below for some series of securities backed by Trust Balances of revolving credit loans, the depositor will, as to each loan that is a trust asset, deliver to an entity specified in the accompanying prospectus supplement, which may be the trustee, a custodian or another entity appointed by the trustee, the legal documents relating to each loan that are in possession of the depositor. Depending on the type of trust asset, the legal documents may include the following, as applicable:

o the mortgage note and any modification or amendment thereto endorsed without recourse either in blank or to the order of the trustee or owner trustee or a nominee or a lost note affidavit together with a copy of the related mortgage note;

o the mortgage, except for any mortgage not returned from the public recording office, with evidence of recording indicated thereon or, in the case of a Cooperative Loan or a Mexico Loan, the respective security agreements and any applicable UCC financing statements;

o an assignment in recordable form of the mortgage, except in the case of a mortgage registered with MERS(R) or, for a Cooperative Loan, an assignment of the respective security agreements, any applicable financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements and, with respect to a Mexico Loan, an assignment of the borrower's beneficial interest in the Mexican trust;

o if applicable, any riders or modifications to the mortgage note and mortgage, together with any other documents at such times as described in the related agreement; and

o if applicable, the original contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing the related contract.

        Assignments of the loans, including contracts secured by liens on mortgaged property, will be recorded in the appropriate public recording office, except for mortgages registered with MERS(R) or in states where, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interests in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the loans, or except as otherwise specified in the accompanying prospectus supplement.

        The assignments may be blanket assignments covering mortgages secured by mortgaged properties located in the same county, if permitted by law. If so provided in the accompanying prospectus supplement, the depositor may not be required to deliver one or more of the related documents if any of the documents are missing from the files of the party from whom the loans were purchased.

        In the case of contracts, the depositor, the master servicer or the servicer will cause a financing statement to be executed by the depositor identifying the trustee as the secured party and identifying all contracts as collateral. However, unless otherwise specified in the accompanying prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trust and no recordings or filings will be made in the jurisdictions in which the manufactured homes are located. See "Certain Legal Aspects of the Loans -- The Manufactured Housing Contracts" and "--The Home Improvement Contracts."

        Any mortgage for a loan secured by mortgaged property located in Puerto Rico will be either a Direct Puerto Rico Mortgage or an Endorsable Puerto Rico Mortgage. Endorsable Puerto Rico Mortgages do not require an assignment to transfer the related lien. Rather, transfer of those mortgages follows an effective endorsement of the related mortgage note and, therefore, delivery of the assignment referred to in the fifth preceding paragraph would be inapplicable. Direct Puerto Rico Mortgages, however, require an assignment to be recorded for any transfer of the related lien and the assignment would be delivered to the trustee, or the custodian.

        If, for any loan including any contract secured by a lien on mortgaged property, the depositor cannot deliver the mortgage or any assignment with evidence of recording thereon concurrently with the execution and delivery of the related agreement because of a delay caused by the public recording office, the depositor will deliver or cause to be delivered to the trustee or the custodian a true and correct photocopy of the mortgage or assignment. The depositor will deliver or cause to be delivered to the trustee or the custodian such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office or from the related master servicer or servicer.

        In most cases, the trustee or the custodian will review the legal documents within 90 days after receipt. If any document is found to be defective in any material respect, the trustee or the custodian shall notify the master servicer or servicer and the depositor, and the master servicer, the servicer or the trustee shall notify the seller, including a designated seller. Other than with respect to loans purchased under Residential Funding Corporation's portfolio transaction program, if the seller cannot cure the defect within 60 days, or within the other period specified in the related prospectus supplement, after notice of the defect is given to the seller, the seller is required to, not later than 90 days after such notice, or within the other period specified in the related prospectus supplement, either repurchase the related loan or any property acquired in respect of it from the trustee or, if permitted, substitute for that loan a new loan in accordance with the standards described in this prospectus. Unless otherwise specified in the accompanying prospectus supplement, the purchase price for any loan will be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest less the amount, expressed as a percentage per annum, payable for servicing or administrative compensation and the Excluded Spread, if any. There can be no assurance that the applicable seller or designated seller will fulfill its obligation to purchase or substitute any loan as described above. In most cases only the seller or the designated seller, and not Residential Funding Corporation, will be obligated to repurchase a loan for a material defect in a constituent document. The obligation to repurchase or substitute for a loan constitutes the sole remedy available to the securityholder or the trustee for a material defect in a constituent document. Any loan not so purchased or substituted for shall remain in the related trust.

        For any series of securities backed by Trust Balances of revolving credit loans, the foregoing documents in most cases will have been delivered to an entity specified in the accompanying prospectus supplement, which may be the trustee, a custodian or another entity appointed by the trustee. That entity shall hold those documents as or on behalf of the trustee for the benefit of the securityholders, for the Trust Balances thereof, and on behalf of any other applicable entity for any Excluded Balance thereof, as their respective interests may appear. In those cases, the review of the related documents need not be performed if a similar review has previously been performed by the entity holding the documents for an Excluded Balance and such review covered all documentation for any Trust Balance.

        Under some circumstances, as to any series of securities, the depositor may have the option to repurchase trust assets from the trust for cash, or in exchange for other trust assets or Permitted Investments. Alternatively, for any series of securities secured by private securities, the depositor may have the right to repurchase loans from the entity that issued the private securities. All provisions relating to these optional repurchase provisions will be described in the accompanying prospectus supplement.

REPRESENTATIONS WITH RESPECT TO LOANS

        Sellers will typically make certain limited representations and warranties with respect to the trust assets that they sell. However, trust assets purchased from certain unaffiliated sellers may be purchased with very limited or no representations and warranties. In addition, unless provided in the accompanying prospectus supplement, the representations and warranties of the seller will not be assigned to the trustee for the benefit of the holders of the related series of securities, and therefore a breach of the representations and warranties of the seller, in most cases, will not be enforceable on behalf of the trust.

        Except in the case of a Designated Seller Transaction, all of the representations and warranties of a seller relating to a trust asset will have been made as of the date on which the related seller sold the trust asset to the depositor, Residential Funding Corporation, GMAC Mortgage Corporation or one of their affiliates. The date as of which the representations and warranties were made typically will be a date prior to the date of issuance of the related series of securities. A substantial period of time may elapse between the date as of which the representations and warranties were made and the date of issuance of the related series of securities. The seller's repurchase obligation if any, or, if specified in the accompanying prospectus supplement, limited substitution option, will not arise if, after the sale of the related trust asset, an event occurs that would have given rise to such an obligation had the event occurred prior to that period.

        Except in the case of a Designated Seller Transaction, loans acquired under Residential Funding Corporation's portfolio transaction program, or loans underlying any private securities, for any loan, in most cases, Residential Funding Corporation will represent and warrant that:

o as of the cut-off date, the information set forth in a listing of the related loans was true and correct in all material respects;

o except in the case of Cooperative Loans, a policy of title insurance in the form and amount acceptable to Residential Funding Corporation or similar alternative coverage was effective or an attorney's certificate was received at origination or, if not in place at origination, was subsequently obtained, and each policy remained in full force and effect on the date of sale of the related loan to the depositor;

o to the best of Residential Funding Corporation's knowledge, if required by applicable underwriting standards or unless otherwise stated in the accompanying prospectus supplement, each loan that is secured by a first lien on the related mortgaged property is the subject of a primary insurance policy;

o Residential Funding Corporation had good title to the loan and the loan is not subject to offsets, defenses or counterclaims except as may be provided under the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or Relief Act, and except for any buydown agreement for a Buy-Down Loan;

o to the best of Residential Funding Corporation's knowledge, each mortgaged property is free of material damage and is in good repair;

o each loan complied in all material respects with all applicable local, state and federal laws at the time of origination;

o to the best of Residential Funding Corporation's knowledge, there is no delinquent tax or assessment lien against the related mortgaged property; and

o to the best of Residential Funding Corporation's knowledge, any home improvement contract that is partially insured by the FHA under Title I was originated in accordance with applicable FHA regulations and is insured, without set-off, surcharge or defense by the FHA.

        In addition, except in the case of a Designated Seller Transaction, unless otherwise specified in the accompanying prospectus supplement, Residential Funding Corporation will be obligated to repurchase or substitute for any loan as to which it is discovered that the related mortgage does not create a valid lien having at least the priority represented and warranted in the related agreement on or, in the case of a Cooperative Loan, a perfected security interest in, the related mortgaged property, subject only to the following:

o        liens of real property taxes and assessments not yet due and payable;

o covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage and certain other permissible title exceptions;

o liens of any senior mortgages, in the case of loans secured by junior liens on the related mortgaged property; and

o other encumbrances to which like properties are commonly subject which do not materially adversely affect the value, use, enjoyment or marketability of the mortgaged property.

        In a Designated Seller Transaction, unless otherwise specified in the accompanying prospectus supplement, the designated seller will have made representations and warranties regarding the loans to the depositor in most cases similar to those made by Residential Funding Corporation and described above.

REPURCHASES OF LOANS

        If a designated seller, Residential Funding Corporation or the seller, if the agreement under which Residential Funding Corporation purchased loans from a seller is assigned to the trust, cannot cure a breach of any representation or warranty made by it relating to any loan within 90 days after notice from the master servicer, the servicer or the trustee, and the breach materially and adversely affects the interests of the securityholders in the loan, the designated seller, Residential Funding Corporation or the seller, as the case may be, will be obligated to purchase the loan. Unless otherwise specified in the accompanying prospectus supplement, the purchase price for any loan will be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest less the amount, expressed as a percentage per annum, payable for servicing or administrative compensation and the Excluded Spread, if any. In certain limited cases, a substitution may be made in lieu of such repurchase obligation. See "--Limited Right of Substitution" below.

        In most instances, Residential Funding Corporation will not be required to repurchase or substitute for any loan if the circumstances giving rise to the requirement also constitute fraud in the origination of the related loan. Furthermore, because the listing of the related loan in most cases contains information for the loan as of the cut-off date, prepayments and, in certain limited circumstances, modifications to the interest rate and principal and interest payments may have been made for one or more of the related loans between the cut-off date and the closing date. No seller will be required to repurchase or substitute for any loan as a result of any such prepayment or modification.

        In addition, except in the case of a Designated Seller Transaction, unless otherwise specified in the accompanying prospectus supplement, the loan files for certain of the loans may be missing the original executed mortgage notes as a result of being lost, misfiled, misplaced or destroyed. With respect to all such loans, the depositor in most cases will deliver a lost note affidavit to the trustee or custodian certifying that the original mortgage note has been lost or destroyed, together with a copy of the related mortgage note. In addition, some of the loans may be missing intervening assignments. Neither the depositor nor Residential Funding Corporation will be obligated to purchase loans acquired under the portfolio transaction program for missing or defective documentation. However, in the event of foreclosure on one of these loans, to the extent those missing documents materially adversely affects the master servicer's or servicer's ability to foreclose on the related loan, Residential Funding Corporation will be obligated to repurchase or substitute for such. Residential Funding will not be required to repurchase or substitute for any loan if the circumstances giving rise to the requirement also constitute fraud in the origination of the related loan.

        The master servicer or the servicer, as applicable, will be required under the related pooling and servicing agreement or trust agreement to use its best reasonable efforts to enforce the repurchase obligations of the designated seller, Residential Funding Corporation or the seller, for the benefit of the trustee and the securityholders, using practices it would employ in its good faith business judgment and which are normal and usual in its general servicing activities.

        The master servicer or servicer will be entitled to reimbursement for any costs and expenses incurred in pursuing these purchase or substitution obligations, including but not limited to any costs or expenses associated with litigation. In instances where a seller is unable, or disputes its obligation, to purchase affected loans, the master servicer or servicer, employing the standards described in the preceding paragraph, may negotiate and enter into one or more settlement agreements with that seller that could provide for, among other things, the purchase of only a portion of the affected loans or coverage of some loss amounts. Any such settlement could lead to losses on the loans which would be borne by the related credit enhancement, and to the extent not available, on the related securities.

        Furthermore, the master servicer or servicer may pursue foreclosure or similar remedies concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer or servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery. In accordance with the above described practices, the master servicer or servicer will not be required to enforce any purchase obligation of a designated seller, Residential Funding Corporation or seller, if the master servicer or servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related loan. The foregoing obligations will constitute the sole remedies available to securityholders or the trustee for a breach of any representation by a designated seller, Residential Funding Corporation in its capacity as a seller of loans to the depositor or the seller, or for any other event giving rise to the obligations.

        Neither the depositor nor the master servicer or servicer will be obligated to purchase a loan if a seller or designated seller defaults on its obligation to do so, and no assurance can be given that the sellers will carry out those obligations for loans. This type of default by a seller or designated seller is not a default by the depositor or by the master servicer or servicer. However, to the extent that a breach of the representations and warranties of a seller or designated seller also constitutes a breach of a representation made by Residential Funding Corporation, Residential Funding Corporation may have a purchase or substitution obligation. Any loan not so purchased or substituted for shall remain in the related trust and any losses related thereto shall be allocated to the related credit enhancement, and to the extent not available, to the related securities.

        For any seller that requests the master servicer's or servicer's consent to the transfer of subservicing rights relating to any loans to a successor servicer, the master servicer or servicer may release that seller from liability under its representations and warranties described above, on the assumption of the successor servicer of the seller's liability for the representations and warranties as of the date they were made. In that event, the master servicer's or servicer's rights under the instrument by which the successor servicer assumes the seller's liability will be assigned to the trustee, and the successor servicer shall be deemed to be the "seller" for purposes of the foregoing provisions.

        The depositor generally monitors whether each seller or, in the case of a Designated Seller Transaction, the designated seller, is under the control of the FDIC, or are insolvent, otherwise in receivership or conservatorship or financially distressed. Those sellers may not be able or permitted to repurchase loans for which there has been a breach of representation or warranty. Moreover, any seller may make no representations or warranties for loans sold by it. The FDIC, either in its corporate capacity or as receiver or conservator for a depository institution, may also be a seller, in which event neither the FDIC nor the related depository institution may make representations or warranties for the loans sold, or only limited representations or warranties may be made, for example, that the related legal documents are enforceable. The FDIC may have no obligation to repurchase any loan for a breach of a representation or warranty.

LIMITED RIGHT OF SUBSTITUTION

        In the case of a loan required to be repurchased from the trust, a designated seller or Residential Funding Corporation may substitute a new loan for the repurchased loan that was removed from the trust, during the limited time period described below. Any such substitution must be effected within 120 days of the date of the issuance of the securities for a trust for which no REMIC election is to be made. For a trust for which a REMIC election is to be made, except as otherwise provided in the accompanying prospectus supplement, the substitution must be effected within two years of the date of the issuance of the securities, and may not be made if the substitution would cause the trust to fail to qualify as a REMIC or result in a prohibited transaction tax under the Internal Revenue Code.

        In most cases, any qualified substitute loan will, on the date of substitution:

o have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the repurchased loan;

o have a loan rate and a Net Loan Rate not less than, and not more than one percentage point greater than, the loan rate and Net Loan Rate, respectively, of the repurchased loan as of the date of substitution;

o have an LTV ratio or combined LTV ratio, as applicable, at the time of substitution no higher than that of the repurchased loan;

o have a remaining term to maturity not greater than, and not more than one year less than, that of the repurchased loan;

o be secured by mortgaged property located in the United States, unless the repurchased loan was a Mexico Loan or a loan secured by mortgaged property located in Puerto Rico, in which case the qualified substitute loan may be a Mexico Loan or a loan secured by mortgaged property located in Puerto Rico, respectively; and

o comply with all of the representations and warranties made with respect to the repurchased loans as of the date of substitution.

        If the outstanding principal balance of a qualified substitute loan is less than the outstanding principal balance of the related repurchased loan, the amount of the shortfall shall be deposited into the Custodial Account in the month of substitution for distribution to the related securityholders. There may be additional requirements relating to ARM loans, revolving credit loans, negative amortization loans or other specific types of loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. Unless otherwise specified in the accompanying prospectus supplement, a seller, will have no option to substitute for a loan that it is obligated to repurchase in connection with a breach of a representation and warranty.

CERTAIN INSOLVENCY AND BANKRUPTCY ISSUES

        Each seller, including a designated seller, and the depositor will represent and warrant that its respective transfer of trust assets constitutes a valid sale and assignment of all of its right, title and interest in and to such trust assets, except to the extent that such seller or the depositor retains any security. Nevertheless, if a seller were to become a debtor in a bankruptcy case and a creditor or bankruptcy trustee of such seller, or such seller as a debtor-in-possession, were to assert that the sale of the trust assets from such seller to the depositor should be recharacterized as a pledge of such trust assets to secure a borrowing by such seller, then delays in payments to the depositor (and therefore to the trust and the securityholders) could occur and possible reductions in the amount of such payments could result. In addition, if a court were to recharacterize the transfer as a pledge and a subsequent assignee were to take physical possession of any mortgage notes, through negligence, fraud or otherwise, the trustee's interest in such mortgage notes could be defeated.

        If an entity with an interest in a loan of which only a partial balance has been transferred to the trust were to become a debtor under the Bankruptcy Code and regardless of whether the transfer of the related loan constitutes an absolute assignment, a bankruptcy trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the related loan and therefore compel the sale of such loan, including any partial balance included in the trust, over the objection of the trust and the securityholders. If that occurs, delays and reductions in payments to the trust and the securityholders could result.

        The depositor has been structured such that (i) the filing of a voluntary or involuntary petition for relief by or against the depositor under the Bankruptcy Code and (ii) the substantive consolidation of the assets and liabilities of the depositor with those of an affiliated seller is unlikely. The certificate of incorporation of the depositor restricts the nature of the depositor's business and the ability of the depositor to commence a voluntary case or proceeding under such laws without the prior unanimous consent of all directors.

ASSIGNMENT OF AGENCY OR PRIVATE SECURITIES

        The depositor will transfer, convey and assign to the trustee or its nominee, which may be the custodian, all right, title and interest of the depositor in the Agency Securities or private securities and other property to be included in the trust for a series. The assignment will include all principal and interest due on or for the Agency Securities or private securities after the cut-off date specified in the accompanying prospectus supplement, except for any Excluded Spread. The depositor will cause the Agency Securities or private securities to be registered in the name of the trustee or its nominee, and the trustee will concurrently authenticate and deliver the securities. Unless otherwise specified in the accompanying prospectus supplement, the trustee will not be in possession of or be assignee of record of any underlying assets for an Agency Security or private security. Each Agency Security or private security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify as to each Agency Security or private security information regarding the original principal amount and outstanding principal balance of each Agency Security or private security as of the cut-off date, as well as the annual pass-through rate or interest rate for each Agency Security or private security conveyed to the trustee.

EXCESS SPREAD AND EXCLUDED SPREAD

        The depositor, the servicer, the seller, the master servicer or any of their affiliates, or any other entity specified in the accompanying prospectus supplement may retain or be paid a portion of interest due for the related trust assets. The payment of any portion of interest in this manner will be disclosed in the accompanying prospectus supplement. This payment may be in addition to any other payment, including a servicing fee, that the specified entity is otherwise entitled to receive for the trust assets. Any of these payments generated from the trust assets will represent the Excess Spread or will be excluded from the assets transferred to the related trust, referred to as Excluded Spread. The interest portion of a Realized Loss and any partial recovery of interest on the trust assets will be allocated between the owners of any Excess Spread or Excluded Spread and the securityholders entitled to payments of interest.

PAYMENTS ON LOANS

        COLLECTION OF PAYMENTS ON LOANS

        The servicer or the master servicer, as applicable, will deposit or will cause to be deposited into the Custodial Account payments and collections received by it subsequent to the cut-off date, other than payments due on or before the cut-off date, as specifically described in the related agreement, which in most cases, except as otherwise provided, will include the following:

o        all payments on account of principal of the loans comprising a trust;

o all payments on account of interest on the loans comprising that trust, net of the portion of each payment thereof retained by the master servicer or servicer, if any, as Excess or Excluded Spread, its servicing or other compensation;

o        Liquidation Proceeds;

o all amounts, net of unreimbursed liquidation expenses and insured expenses incurred, and unreimbursed Servicing Advances made, by the related subservicer, received and retained, including Insurance Proceeds or proceeds from any alternative arrangements established in lieu of any such insurance and described in the applicable prospectus supplement, other than proceeds to be applied to the restoration of the related property or released to the borrower in accordance with the master servicer's or servicer's normal servicing procedures;

o any Buy-Down Funds and, if applicable, investment earnings thereon, required to be paid to securityholders;

o all proceeds of any loan in the trust purchased or, in the case of a substitution, amounts representing a principal adjustment, by the depositor, the designated seller, Residential Funding Corporation, any seller or any other person under the terms of the related agreement;

o any amount required to be deposited by the master servicer or servicer in connection with losses realized on investments of funds held in the Custodial Account; and

o any amounts required to be transferred from the Payment Account to the Custodial Account.

        See "Description of the Securities -- Representations with Respect to Loans" and "--Repurchases of Loans".

        In addition to the Custodial Account, the master servicer or servicer will establish and maintain the Payment Account. Both the Custodial Account and the Payment Account must be either:

o maintained with a depository institution whose debt obligations at the time of any deposit therein are rated by any rating agency that rated any securities of the related series not less than a specified level comparable to the rating category of the securities;

o an account or accounts the deposits in which are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall be otherwise maintained so that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in such accounts or a perfected first priority security interest in any collateral securing those funds that is superior to the claims of any other depositors or creditors of the depository institution with which the accounts are maintained;

o in the case of the Custodial Account, a trust account or accounts maintained in either the corporate trust department or the corporate asset services department of a financial institution which has debt obligations that meet specified rating criteria;

o in the case of the Payment Account, a trust account or accounts maintained with the trustee; or

o        any other Eligible Account.

        The collateral that is eligible to secure amounts in an Eligible Account is limited to some Permitted Investments. A Payment Account may be maintained as an interest-bearing or a non-interest-bearing account, or funds therein may be invested in Permitted Investments as described in this prospectus under "Description of the Securities--Payments on Loans". The Custodial Account may contain funds relating to more than one series of securities as well as payments received on other loans and assets serviced or master serviced by the master servicer or servicer that have been deposited into the Custodial Account.

        Unless otherwise described in the accompanying prospectus supplement, not later than the business day preceding each distribution date, the master servicer or servicer, as applicable, will withdraw from the Custodial Account and deposit into the applicable Payment Account, in immediately available funds, the amount to be distributed therefrom to securityholders on that distribution date. The master servicer, the servicer or the trustee will also deposit or cause to be deposited into the Payment Account:

o the amount of any Advances made by the master servicer or the servicer as described in this prospectus under "--Advances;"

o any payments under any letter of credit, financial guaranty insurance policy, derivative product, and any amounts required to be transferred to the Payment Account from a reserve fund, as described under "Description of Credit Enhancement" in this prospectus;

o any amounts required to be paid by the master servicer or servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the master servicer or servicer to cover hazard losses on the loans as described under "Insurance Policies on Loans" below;

o any distributions received on any Agency Securities or private securities included in the trust; and

o        any other amounts as described in the related agreement.

        The portion of any payment received by the master servicer or the servicer relating to a trust asset that is allocable to Excess Spread or Excluded Spread will typically be deposited into the Custodial Account, but any Excluded Spread will not be deposited in the Payment Account for the related series of securities and will be distributed as provided in the related agreement.

        Funds on deposit in the Custodial Account may be invested in Permitted Investments maturing in general not later than the business day preceding the next distribution date and funds on deposit in the related Payment Account may be invested in Permitted Investments maturing, in general, no later than the distribution date. Except as otherwise specified in the accompanying prospectus supplement, all income and gain realized from any investment will be for the account of the servicer or the master servicer as additional servicing compensation. The amount of any loss incurred in connection with any such investment must be deposited in the Custodial Account or in the Payment Account, as the case may be, by the servicer or the master servicer out of its own funds at the time of the realization of the loss.

        For each Buy-Down Loan, the subservicer will deposit the related Buy-Down Funds provided to it in a Buy-Down Account which will comply with the requirements described in this prospectus for a Subservicing Account. Unless otherwise specified in the accompanying prospectus supplement, the terms of all Buy-Down Loans provide for the contribution of Buy-Down Funds in an amount equal to or exceeding either (i) the total payments to be made from those funds under the related buydown plan or (ii) if the Buy-Down Funds are to be deposited on a discounted basis, that amount of Buy-Down Funds which, together with investment earnings thereon will support the scheduled level of payments due under the Buy-Down Loan.

        Neither the master servicer nor the servicer nor the depositor will be obligated to add to any discounted Buy-Down Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the borrower or, in an appropriate case, from the subservicer, distributions to securityholders may be affected. For each Buy-Down Loan, the subservicer will withdraw from the Buy-Down Account and remit to the master servicer or servicer on or before the date specified in the subservicing agreement described in this prospectus under "Description of the Securities--Payments on Loans" the amount, if any, of the Buy-Down Funds, and, if applicable, investment earnings thereon, for each Buy-Down Loan that, when added to the amount due from the borrower on the Buy-Down Loan, equals the full monthly payment which would be due on the Buy-Down Loan if it were not subject to the buydown plan. The Buy-Down Funds will in no event be a part of the related trust.

        If the borrower on a Buy-Down Loan prepays the mortgage loan in its entirety during the Buy-Down Period, the subservicer will withdraw from the Buy-Down Account and remit to the borrower or any other designated party in accordance with the related buydown plan any Buy-Down Funds remaining in the Buy-Down Account. If a prepayment by a borrower during the Buy-Down Period together with Buy-Down Funds will result in full prepayment of a Buy-Down Loan, the subservicer will, in most cases, be required to withdraw from the Buy-Down Account and remit to the master servicer or servicer the Buy-Down Funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full; provided that Buy-Down Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buy-Down Funds so remitted to the master servicer or servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the borrower to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan.

        Any investment earnings remaining in the Buy-Down Account after prepayment or after termination of the Buy-Down Period will be remitted to the related borrower or any other designated party under the Buy-Down Agreement. If the borrower defaults during the Buy-Down Period for a Buy-Down Loan and the property securing that Buy-Down Loan is sold in liquidation either by the master servicer, the servicer, the primary insurer, the pool insurer under the mortgage pool insurance policy or any other insurer, the subservicer will be required to withdraw from the Buy-Down Account the Buy-Down Funds and all investment earnings thereon, if any, and remit the same to the master servicer or servicer or, if instructed by the master servicer, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to that insurer and the insurer pays all of the loss incurred relating to such default.

        COLLECTION OF PAYMENTS ON AGENCY SECURITIES OR PRIVATE SECURITIES

        The trustee will deposit in the Payment Account all payments on the Agency Securities or private securities as they are received after the cut-off date. If the trustee has not received a distribution for any Agency Security or private security by the second business day after the date on which such distribution was due and payable, the trustee will request the issuer or guarantor, if any, of such Agency Security or private security to make such payment as promptly as possible and legally permitted. The trustee may take any legal action against the related issuer or guarantor as is appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of any legal action will be reimbursable to the trustee out of the proceeds of the action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Payment Account pending distribution thereof to the securityholders of the affected series. If the trustee has reason to believe that the proceeds of the legal action may be insufficient to cover its projected legal fees and expenses, the trustee will notify the related securityholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by the securityholders.

WITHDRAWALS FROM THE CUSTODIAL ACCOUNT

        The servicer or the master servicer, as applicable, may, from time to time, make withdrawals from the Custodial Account for various purposes, as specifically described in the pooling and servicing agreement or servicing agreement, which in most cases will include the following:

o to make deposits to the Payment Account as described in this prospectus under "--Payments on Loans;"

o to reimburse itself or any subservicer for any Advances, or for any Servicing Advances, out of late payments, Insurance Proceeds, Liquidation Proceeds, any proceeds relating to any REO Loan or collections on the loan for which those Advances or Servicing Advances were made;

o to pay to itself or any subservicer unpaid servicing fees and subservicing fees, out of payments or collections of interest on each loan;

o to pay to itself as additional servicing compensation any investment income on funds deposited in the Custodial Account, any amounts remitted by subservicers as interest on partial prepayments on the loans, and, if so provided in the related agreement, any profits realized on the disposition of a mortgaged property acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the agreement;

o to pay to itself, a subservicer, Residential Funding Corporation, the depositor or the designated seller all amounts received for each loan purchased, repurchased or removed under the terms of the related agreement and not required to be distributed as of the date on which the related purchase price is determined;

o to pay the depositor or its assignee, or any other party named in the accompanying prospectus supplement, all amounts allocable to the Excluded Spread, if any, out of collections or payments which represent interest on each loan, including any loan as to which title to the underlying mortgaged property was acquired;

o to reimburse itself or any subservicer for any Nonrecoverable Advance, limited by the terms of the related agreement as described in the accompanying prospectus supplement;

o to reimburse itself or the depositor for other expenses incurred for which it or the depositor is entitled to reimbursement, including reimbursement in connection with enforcing any repurchase, substitution or indemnification obligation of any seller, or against which it or the depositor is indemnified under the related agreement;

o to withdraw any amount deposited in the Custodial Account that was not required to be deposited in the Custodial Account;

o to reimburse itself or the depositor for payment of FHA insurance premiums, if applicable, or against which it or the depositor is indemnified under the related agreement;

o to pay to itself or any subservicer for the funding of any draws made on the revolving credit loans, if applicable;

o to make deposits to the funding account in the amounts and in the manner provided in the related agreement, if applicable; and

o to clear the Custodial Account of amounts relating to the corresponding loans in connection with the termination of the trust under the related agreement, as described in "The Agreements--Termination; Retirement of Securities."

DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON THE SECURITIES

        Beginning on the distribution date in the month next succeeding the month in which the cut-off date occurs, or any other date as may be set forth in the accompanying prospectus supplement, for a series of securities, distribution of principal and interest, or, where applicable, of principal only or interest only, on each class of securities entitled to such payments will be made either by the trustee, the master servicer or servicer, as applicable, acting on behalf of the trustee or a paying agent appointed by the trustee. The distributions will be made to the persons who are registered as the holders of the securities at the close of business on the last business day of the preceding month or on such other day as is specified in the accompanying prospectus supplement.

        Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a securityholder at a bank or other entity having appropriate facilities, if the securityholder has so notified the trustee, the master servicer or the servicer, as applicable, or the paying agent, as the case may be, and the applicable agreement provides for that form of payment, or by check mailed to the address of the person entitled to such payment as it appears on the security register. Except as otherwise provided in the related agreement, the final distribution in retirement of the securities will be made only on the presentation and surrender of the securities at the office or agency of the trustee specified in the notice to the securityholders. Distributions will be made to each securityholder in accordance with that holder's percentage interest in a particular class.

        The method of determining, and the amount of, distributions of principal and interest, or, where applicable, of principal only or interest only, on a particular series of securities will be described in the accompanying prospectus supplement. Distributions of interest on each class of securities will be made prior to distributions of principal thereon. Each class of securities, other than classes of strip securities, may have a different specified interest rate, or pass-through rate, which may be a fixed, variable or adjustable pass-through rate, or any combination of two or more pass-through rates. The accompanying prospectus supplement will specify the pass-through rate or rates for each class, or the initial pass-through rate or rates, the interest accrual period and the method for determining the pass-through rate or rates. Unless otherwise specified in the accompanying prospectus supplement, interest on the securities will accrue during each calendar month and will be payable on the distribution date in the following calendar month. If stated in the accompanying prospectus supplement, interest on any class of securities for any distribution date may be limited to the extent of available funds for that distribution date. Interest on the securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months or, if specified in the accompanying prospectus supplement, the actual number of days in the related interest period and a 360 or 365/366-day year.

        On each distribution date for a series of securities, the trustee or the master servicer or servicer, as applicable, on behalf of the trustee will distribute or cause the paying agent to distribute, as the case may be, to each holder of record on the record date of a class of securities specified in the accompanying prospectus supplement, an amount equal to the percentage interest represented by the security held by that holder multiplied by that class's Distribution Amount.

        In the case of a series of securities which includes two or more classes of securities, the timing, sequential order, priority of payment or amount of distributions of principal, and any schedule or formula or other provisions applicable to that determination, including distributions among multiple classes of senior securities or subordinate securities, shall be described in the accompanying prospectus supplement. Distributions of principal on any class of securities will be made on a pro rata basis among all of the securities of that class unless otherwise set forth in the accompanying prospectus supplement. In addition, as specified in the accompanying prospectus supplement, payments of principal on the notes will be limited to monthly principal payments on the loans, any excess interest, if applicable, applied as principal payments on the notes and any amount paid as a payment of principal under the related form of credit enhancement. If stated in the accompanying prospectus supplement, a series of notes may provide for a revolving period during which all or a portion of the principal collections on the loans otherwise available for payment to the notes are reinvested in additional balances or additional loans or accumulated in a trust account pending the commencement of an amortization period specified in the accompanying prospectus supplement or the occurrence of events specified in the accompanying prospectus supplement.

        On the day of the month specified in the accompanying prospectus supplement as the determination date, the master servicer or servicer, as applicable, will determine the amounts of principal and interest which will be paid to securityholders on the immediately succeeding distribution date. Prior to the close of business on the business day next succeeding each determination date, the master servicer or servicer, as applicable, will furnish a statement to the trustee, setting forth, among other things, the amount to be distributed on the next succeeding distribution date.

ADVANCES

        If specified accompanying prospectus supplement, the master servicer or servicer, as applicable, will agree to make Advances, either out of its own funds, funds advanced to it by subservicers or funds being held in the Custodial Account for future distribution, for the benefit of the securityholders, on or before each distribution date, of monthly payments on the loans that were delinquent as of the close of business on the business day preceding the determination date on the loans in the related pool, but only to the extent that the Advances would, in the judgment of the master servicer or servicer, as applicable, be recoverable out of late payments by the borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. Advances will not be made in connection with revolving credit loans, Home Loans, home improvement contracts, closed-end home equity loans, negative amortization loans and loans acquired under Residential Funding Corporation's portfolio transaction program, except as otherwise provided in the accompanying prospectus supplement. As specified in the accompanying prospectus supplement for any series of securities as to which the trust includes private securities, the master servicer's or servicer's, as applicable, advancing obligations will be under the terms of such private securities, as may be supplemented by the terms of the applicable agreement, and may differ from the provisions relating to Advances described in this prospectus. Unless specified in the accompanying prospectus supplement, the master servicer or servicer, as applicable, will not make any advance with respect to principal on any simple interest loan.

        The amount of any Advance will be determined based on the amount payable under the loan as adjusted from time to time and as may be modified as described in this prospectus under "--Servicing and Administration of Loans," and no Advance will be required in connection with any reduction in amounts payable under the Relief Act or as a result of certain actions taken by a bankruptcy court.

        Advances are intended to maintain a regular flow of scheduled interest and principal payments to related securityholders. Advances do not represent an obligation of the master servicer or servicer to guarantee or insure against losses. If Advances have been made by the master servicer or servicer from cash being held for future distribution to securityholders, those funds will be required to be replaced on or before any future distribution date to the extent that funds in the Payment Account on that distribution date would be less than payments required to be made to securityholders. Any Advances will be reimbursable to the master servicer or servicer out of recoveries on the related loans for which those amounts were advanced, including late payments made by the related borrower, any related Liquidation Proceeds and Insurance Proceeds, proceeds of any applicable form of credit enhancement, or proceeds of any loans purchased by the depositor, Residential Funding Corporation, a subservicer, a seller, or a designated seller.

        Advances will also be reimbursable from cash otherwise distributable to securityholders to the extent that the master servicer or servicer shall determine that any Advances previously made are not ultimately recoverable as described in the third preceding paragraph. For any senior/subordinate series, so long as the related subordinate securities remain outstanding and limited for Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses, the Advances may also be reimbursable out of amounts otherwise distributable to holders of the subordinate securities, if any. The master servicer or the servicer may also be obligated to make Servicing Advances, to the extent recoverable out of Liquidation Proceeds or otherwise, relating to some taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced will be reimbursable to the master servicer or servicer to the extent permitted by the related agreement.

        In the case of revolving credit loans, the master servicer or servicer is required to advance funds to cover any Draws made on a revolving credit loan, subject to reimbursement by the entity specified in the accompanying prospectus supplement, provided that as specified in the accompanying prospectus supplement during any revolving period associated with the related series of securities, Draws may be covered first from principal collections on the other loans in the pool.

        The master servicer's or servicer's obligation to make Advances may be supported by another entity, the trustee, a financial guaranty insurance policy, a letter of credit or other method as may be described in the related agreement. If the short-term or long-term obligations of the provider of the support are downgraded by a rating agency rating the related securities or if any collateral supporting such obligation is not performing or is removed under the terms of any agreement described in the accompanying prospectus supplement, the securities may also be downgraded.

PREPAYMENT INTEREST SHORTFALLS

        When a borrower prepays a loan in full between scheduled due dates for the loan, the borrower pays interest on the amount prepaid only to but not including the date on which the Principal Prepayment is made. Prepayments in full in most cases will be applied as of the date of prepayment so that interest on the related securities will be paid only until that date. Similarly, Liquidation Proceeds from a mortgaged property will not include interest for any period after the date on which the liquidation took place. Partial prepayments will in most cases be applied as of the most recent due date, so that no interest is due on the following due date on the amount prepaid.

        If stated in the accompanying prospectus supplement, to the extent funds are available from the servicing fee, the master servicer or servicer may make an additional payment to securityholders out of the servicing fee otherwise payable to it for any loan that prepaid during the related prepayment period equal to the Compensating Interest for that loan from the date of the prepayment to the related due date. Compensating Interest will be limited to the aggregate amount specified in the accompanying prospectus supplement and may not be sufficient to cover the Prepayment Interest Shortfall. Compensating Interest is not generally paid with respect to closed-end home equity loans, Home Loans and revolving credit loans. If so disclosed in the accompanying prospectus supplement, Prepayment Interest Shortfalls may be applied to reduce interest otherwise payable for one or more classes of securities of a series. See "Yield Considerations" in this prospectus.

FUNDING ACCOUNT

        If specified in the accompanying prospectus supplement, a pooling and servicing agreement, trust agreement or other agreement may provide for the transfer by the sellers of additional loans to the related trust after the closing date for the related securities. Any additional loans will be required to conform to the requirements set forth in the related agreement providing for such transfer. If a Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series or a portion of collections on the loans of principal will be deposited in such account to be released as additional loans are transferred. Unless otherwise specified in the accompanying prospectus supplement, a Funding Account will be required to be maintained as an Eligible Account. All amounts in the Funding Account will be required to be invested in Permitted Investments and the amount held in the Funding Account shall at no time exceed 25% of the aggregate outstanding principal balance of the securities. Unless otherwise specified in the accompanying prospectus supplement, the related agreement providing for the transfer of additional loans will provide that all transfers must be made within 90 days, and that amounts set aside to fund the transfers, whether in a Funding Account or otherwise, and not so applied within the required period of time will be deemed to be Principal Prepayments and applied in the manner described in the prospectus supplement.

REPORTS TO SECURITYHOLDERS

        On each distribution date, the master servicer or servicer will forward or cause to be forwarded to each securityholder of record a statement or statements for the related trust setting forth the information described in the related agreement. Except as otherwise provided in the related agreement, the information will in most cases include the following (as applicable):

o the aggregate amount of interest collections and principal collections, if applicable;

o        the amount, if any, of the distribution allocable to principal;

o the amount, if any, of the distribution allocable to interest and the amount, if any, of any shortfall in the amount of interest and principal;

o the aggregate unpaid principal balance of the loans after giving effect to the distribution of principal on that distribution date;

o the outstanding principal balance or notional amount of each class of securities after giving effect to the distribution of principal on that distribution date;

o based on the most recent reports furnished by subservicers, the number and aggregate principal balances of loans in the related trust that are delinquent (a) one month, (b) two months and (c) three months, and that are in foreclosure;

o the book value of any property acquired by the trust through foreclosure or grant of a deed in lieu of foreclosure;

o the balance of the reserve fund, if any, at the close of business on that distribution date;

o the percentage of the outstanding principal balances of the senior securities, if applicable, after giving effect to the distributions on that distribution date;

o the amount of credit enhancement remaining or credit enhancement payments made under any letter of credit, mortgage pool insurance policy or other form of credit enhancement covering default risk as of the close of business on the applicable determination date and a description of any credit enhancement substituted therefor;

o if applicable, the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on the applicable distribution date and a description of any change in the calculation of those amounts, as well as the aggregate amount of each type of loss;

o in the case of securities benefiting from alternative credit enhancement arrangements described in a prospectus supplement, the amount of coverage under the alternative arrangements as of the close of business on the applicable determination date;

o the servicing fee payable to the master servicer or the servicer and the subservicer;

o        the aggregate amount of any Draws;

o        the FHA insurance amount, if any; and

o for any series of securities as to which the trust includes Agency Securities or private securities, any additional information as required under the related agreement.

        In addition to the information described above, reports to securityholders will contain any other information as is described in the applicable agreement, which may include, without limitation, information as to Advances, reimbursements to subservicers, servicers and the master servicer and losses borne by the related trust.

        In addition, within a reasonable period of time after the end of each calendar year, the master servicer or servicer will furnish or cause to be furnished report to each person that was a holder of record of any class of securities at any time during that calendar year. The report will include information as to the aggregate of principal and interest distributions for that calendar year or, if the person was a holder of record of a class of securities during a portion of that calendar year, for the applicable portion of that year.

SERVICING AND ADMINISTRATION OF LOANS

        GENERAL

        The master servicer or any servicer, as applicable, that is a party to a pooling and servicing agreement or servicing agreement, will be required to perform the services and duties specified in the related agreement. The master servicer or servicer may be an affiliate of the depositor. As to any series of securities secured by Agency Securities or private securities the requirements for servicing the underlying assets will be described in the accompanying prospectus supplement. The duties to be performed by the master servicer or servicer will include the customary functions of a servicer, including but not limited to:

o collection of payments from borrowers and remittance of those collections to the master servicer or servicer in the case of a subservicer;

o maintenance of escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by the borrower, if applicable;

o processing of assumptions or substitutions, although, as specified in the accompanying prospectus supplement, the master servicer or servicer is, in most cases, required to exercise due-on-sale clauses to the extent that exercise is permitted by law and would not adversely affect insurance coverage;

o        attempting to cure delinquencies;

o        supervising foreclosures;

o        collections on Additional Collateral;

o    inspection   and   management   of  mortgaged   properties   under  various
     circumstances; and

o        maintaining accounting records relating to the trust assets.

        Under each servicing agreement, the servicer or the master servicer may enter into subservicing agreements with one or more subservicers who will agree to perform certain functions for the servicer or master servicer relating to the servicing and administration of the loans included in the trust relating to the subservicing agreement. A subservicer may be an affiliate of the depositor. Under any subservicing agreement, each subservicer will agree, among other things, to perform some or all of the servicer's or the master servicer's servicing obligations, including but not limited to, making Advances to the related securityholders. The servicer or the master servicer, as applicable, will remain liable for its servicing obligations that are delegated to a subservicer as if the servicer or the master servicer alone were servicing such loans.

        In the event of a bankruptcy, receivership or conservatorship of the master servicer or servicer or any subservicer, the bankruptcy court or the receiver or conservator may have the power to prevent both the appointment of a successor to service the trust assets and the transfer of collections commingled with funds of the master servicer, servicer or subservicer at the time of its bankruptcy, receivership or conservatorship. In addition, if the master servicer or servicer or any subservicer were to become a debtor in a bankruptcy case, its rights under the related agreement, including the right to service the trust assets, would be property of its bankruptcy estate and therefore, under the Bankruptcy Code, subject to its right to assume or reject such agreement.

        COLLECTION AND OTHER SERVICING PROCEDURES

        The servicer or the master servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the loans and will, consistent with the related servicing agreement and any applicable insurance policy, FHA insurance or other credit enhancement, follow the collection procedures which are normal and usual in its general loan servicing activities that are comparable to the loans. Consistent with the previous sentence, the servicer or the master servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a loan or extend the due dates for payments due on a mortgage note, provided that the insurance coverage for the loan or any coverage provided by any alternative credit enhancement will not be adversely affected by the waiver or extension. The master servicer or servicer may also waive or modify any term of a loan so long as the master servicer or servicer has determined that the waiver or modification is not materially adverse to any securityholders, taking into account any estimated loss that may result absent that action. For any series of securities as to which the trust includes private securities, the master servicer's or servicer's servicing and administration obligations will be under the terms of those private securities.

        Under some circumstances, as to any series of securities, the master servicer or servicer may have the option to repurchase trust assets from the trust for cash, or in exchange for other trust assets or Permitted Investments. All provisions relating to these optional repurchase provisions will be described in the accompanying prospectus supplement.

        In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the master servicer or servicer to be in the best interests of the related securityholders, the master servicer or servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of reducing the loan rate or extending the final maturity date of the loan. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or other amounts on, or may extend the final maturity of, one or more classes of the related notes.

        Borrowers may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer or servicer may approve that request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related loan, that the approval will not adversely affect the security for, and the timely and full collectability of, the related loan. Any fee collected by the master servicer or the servicer for processing that request will be retained by the master servicer or servicer as additional servicing compensation.

        In instances in which a loan is in default or if default is reasonably foreseeable, and if determined by the master servicer or servicer to be in the best interests of the related securityholders, the master servicer or servicer may permit modifications of the loan rather than proceeding with foreclosure. In making this determination, the estimated Realized Loss that might result if the loans were liquidated would be taken into account. These modifications may have the effect of reducing the loan rate or extending the final maturity date of the loan. Any modified loan may remain in the related trust, and the reduction in collections resulting from the modification may result in reduced distributions of interest, or other amounts, on, or may extend the final maturity of, one or more classes of the related securities.

        In connection with any significant partial prepayment of a loan, the master servicer or servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the loan to be re-amortized so that the monthly payment is recalculated as an amount that will fully amortize its remaining principal amount by the original maturity date based on the original loan rate, provided that the re-amortization shall not be permitted if it would constitute a modification of the loan for federal income tax purposes.

        The master servicer or servicer for a given trust may establish and maintain an escrow account in which borrowers will be required to deposit amounts  sufficient  to pay  taxes,  assessments,  certain  mortgage  and hazard insurance premiums and other comparable items unless, in the case of loans secured by junior liens on the related mortgaged property, the borrower is required to escrow such amounts under the senior mortgage documents. Withdrawals from any escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to borrowers amounts determined to be owed, to pay interest on balances in the escrow account, if required, to repair or otherwise protect the mortgaged properties and to clear and terminate such account. The master servicer or any servicer, as the case may be, will be responsible for the administration of each such escrow account and will be obligated to make advances to the escrow accounts when a deficiency exists therein. The master servicer or servicer will be entitled to reimbursement for any advances from the Custodial Account.

        Other duties and responsibilities of each servicer and master servicer are described above under "--Payments on Loans."

        SPECIAL SERVICING

        If provided for in the accompanying prospectus supplement, the related agreement or servicing agreement for a series of securities may name a Special Servicer. The Special Servicer will be responsible for the servicing of certain delinquent loans as described in the prospectus supplement. The Special Servicer may have certain discretion to extend relief to borrowers whose payments become delinquent. The Special Servicer may be permitted to grant a period of temporary indulgence to a borrower or may enter into a liquidating plan providing for repayment by the borrower, in each case without the prior approval of the master servicer or the servicer, as applicable. Other types of forbearance typically will require the approval of the master servicer or servicer, as applicable.

        In addition, the master servicer or servicer may enter into various agreements with holders of one or more classes of subordinate securities or of a class of securities representing interests in one or more classes of subordinate securities. Under the terms of those agreements, the holder may, for some delinquent loans:

o instruct the master servicer or servicer to commence or delay foreclosure proceedings, provided that the holder deposits a specified amount of cash with the master servicer or servicer which will be available for distribution to securityholders if Liquidation Proceeds are less than they otherwise may have been had the master servicer or servicer acted under its normal servicing procedures;

o instruct the master servicer or servicer to purchase the loans from the trust prior to the commencement of foreclosure proceedings at the purchase price and to resell the loans to the holder at such purchase price, in which case any subsequent loss on the loans will not be allocated to the securityholders;

o become, or designate a third party to become, a subservicer for the loans so long as (i) the master servicer or servicer has the right to transfer the subservicing rights and obligations of the loans to another subservicer at any time or (ii) the holder or its servicing designee is required to service the loans according to the master servicer's or servicer's servicing guidelines; or

o the accompanying prospectus supplement may provide for the other types of special servicing arrangements.

        ENFORCEMENT OF "DUE-ON-SALE" CLAUSES

        Unless otherwise specified in the accompanying prospectus supplement, when any mortgaged property relating to a loan, other than an ARM loan, is about to be conveyed by the borrower, the master servicer or the servicer, as applicable, directly or through a subservicer, to the extent it has knowledge of the proposed conveyance, in most cases will be obligated to exercise the trustee's rights to accelerate the maturity of such loan under any due-on-sale clause applicable thereto. A due-on-sale clause will be enforced only if the exercise of such rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any primary insurance policy or applicable credit enhancement arrangements. See "Certain Legal Aspects of the Loans -- Enforceability of Certain Provisions."

        If the master servicer or servicer is prevented from enforcing a due-on-sale clause under applicable law or if the master servicer or servicer determines that it is reasonably likely that a legal action would be instituted by the related borrower to avoid enforcement of such due-on-sale clause, the master servicer or servicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, under which such person becomes liable under the mortgage note subject to certain specified conditions. The original borrower may be released from liability on a loan if the master servicer or servicer shall have determined in good faith that such release will not adversely affect the collectability of the loan. An ARM loan may be assumed if it is by its terms assumable and if, in the reasonable judgment of the master servicer or servicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for the ARM loan would not be impaired by the assumption. If a borrower transfers the mortgaged property subject to an ARM loan without consent, such ARM loan may be declared due and payable. Any fee collected by the master servicer or servicer for entering into an assumption or substitution of liability agreement or for processing a request for partial release of the mortgaged property in most cases will be retained by the master servicer or servicer as additional servicing compensation. In connection with any assumption, the loan rate borne by the related mortgage note may not be altered. Borrowers may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer or servicer may approve such a request if it has determined, exercising its good faith business judgment, that such approval will not adversely affect the security for, and the timely and full collectability of, the related loan.

        REALIZATION UPON DEFAULTED LOANS

        If a loan, including a contract secured by a lien on a mortgaged property, is in default, the master servicer or servicer may take a variety of actions, including foreclosing on the mortgaged property, writing off the principal balance of the loan as a bad debt, taking a deed in lieu of foreclosure, accepting a short sale, permitting a short refinancing, arranging for a repayment plan or modification as described above, or taking an unsecured note. Realization on other contracts may be accomplished through repossession and subsequent resale of the underlying home improvement. In connection with that decision, the master servicer or servicer will, following usual practices in connection with senior and junior mortgage servicing activities or repossession and resale activities, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with that foreclosure or repossession and resale to determine whether a foreclosure proceeding or a repossession and resale is appropriate. To the extent that a loan secured by a lien on a mortgaged property is junior to another lien on the related mortgaged property, unless foreclosure proceeds for that loan are expected to at least satisfy the related senior mortgage loan in full and to pay foreclosure costs, it is likely that that loan will be written off as bad debt with no foreclosure proceeding. Similarly, the expense and delay that may be associated with foreclosing on the borrower's beneficial interest in the Mexican trust following a default on a Mexico Loan, particularly if eviction or other proceedings are required to be commenced in the Mexican courts, may make attempts to realize on the collateral securing the Mexico Loans uneconomical, thus significantly increasing the amount of the loss on the Mexico Loan. If title to any mortgaged property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of securityholders and, if applicable, the holders of any Excluded Balances.

        Any acquisition of title and cancellation of any REO Loan will be considered for most purposes to be an outstanding loan held in the trust until it is converted into a Liquidated Loan.

        For purposes of calculations of amounts distributable to securityholders relating to an REO Loan, the amortization schedule in effect at the time of any acquisition of title, before any adjustment by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period, will be deemed to have continued in effect and, in the case of an ARM loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date, so long as the REO Loan is considered to remain in the trust. If a REMIC election has been made, any mortgaged property so acquired by the trust must be disposed of in accordance with applicable federal income tax regulations and consistent with the status of the trust as a REMIC. To the extent provided in the related agreement, any income, net of expenses and other than gains described in the second succeeding paragraph, received by the servicer or the master servicer on the mortgaged property prior to its disposition will be deposited in the Custodial Account on receipt and will be available at that time for making payments to securityholders.

        For a loan in default, the master servicer or servicer may pursue foreclosure or similar remedies subject to any senior loan positions and certain other restrictions pertaining to junior loans as described under "Certain Legal Aspects of the Loans" concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer or servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery. If the mortgage loan is an Additional Collateral Loan or a Pledged Asset Mortgage Loan, the master servicer or the servicer may proceed against the related mortgaged property or the related Additional Collateral or Pledged Assets first, or may proceed against both concurrently, as permitted by applicable law and the terms under which the Additional Collateral or Pledged Assets are held, including any third-party guarantee.

        On the first to occur of final liquidation and a repurchase or substitution under a breach of a representation and warranty, the loan will be removed from the related trust. The master servicer or servicer may elect to treat a defaulted loan as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. Any additional liquidation expenses relating to the loan thereafter incurred will be reimbursable to the master servicer or servicer from any amounts otherwise distributable to the related securityholders, or may be offset by any subsequent recovery related to the loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit enhancement, the master servicer or servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted loan. On foreclosure of a revolving credit loan, the related Liquidation Proceeds will be allocated among the Trust Balances and Excluded Balances as described in the prospectus supplement.

        For some series of securities, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted loan or REO Loan will be removed from the trust prior to its final liquidation. In addition, the master servicer, the servicer or the holder of the most subordinate class of certificates of a series may have the option to purchase from the trust any defaulted loan after a specified period of delinquency. If a final liquidation of a loan resulted in a Realized Loss and within two years thereafter the master servicer or servicer receives a subsequent recovery specifically related to that loan, in connection with a related breach of a representation or warranty or otherwise, such subsequent recovery shall be distributed to the then-current securityholders of any outstanding class to which the Realized Loss was allocated, with the amounts to be distributed allocated among such classes in the same proportions as such Realized Loss was allocated, provided that no such distribution shall result in distributions on the securities of any class in excess of the total amount of the Realized Loss that was allocated to that class. In the case of a series of securities other than a senior/subordinate series, if so provided in the accompanying prospectus supplement, the applicable form of credit enhancement may provide for reinstatement in accordance with specified conditions if, following the final liquidation of a loan and a draw under the related credit enhancement, subsequent recoveries are received. If a defaulted loan or REO Loan is not so removed from the trust, then, on its final liquidation, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the securityholders will bear the loss. However, if a gain results from the final liquidation of an REO Loan which is not required by law to be remitted to the related borrower, the master servicer or servicer will be entitled to retain that gain as additional servicing compensation unless the accompanying prospectus supplement provides otherwise. For a description of the master servicer's or the servicer's obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the loans, see "Description of Credit Enhancement" and "Insurance Policies on Loans."

        For a discussion of legal rights and limitations associated with the foreclosure of a loan, see "Certain Legal Aspects of the Loans."

        The master servicer or servicer will deal with any defaulted private securities in the manner set forth in the accompanying prospectus supplement.

                        DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

        As described in the accompanying prospectus supplement, credit support provided for each series of securities may include one or more or any combination of the following:

o        a letter of credit;

o subordination provided by any class of subordinated securities for the related series;

o        overcollateralization;

o a mortgage repurchase bond, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond or other types of insurance policies, or a secured or unsecured corporate guaranty, as described in the accompanying prospectus supplement;

o        a reserve fund;

o        a financial guaranty insurance policy or surety bond;

o        derivatives products; or

o    another form as may be described in the accompanying prospectus supplement.

If specified in the accompanying prospectus supplement, the loans or home improvement contracts may be partially insured by the FHA under Title I.

        Credit support for each series of securities may be comprised of one or more of the following components. Each component will have a dollar limit and will provide coverage for Realized Losses that are:

o        Defaulted Mortgage Losses;

o        Special Hazard Losses;

o        Bankruptcy Losses; and

o        Fraud Losses.

        Most forms of credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire outstanding principal balance of the securities and interest thereon. If losses occur that exceed the amount covered by credit support or are of a type that is not covered by the credit support, securityholders will bear their allocable share of deficiencies. In particular, Defaulted Mortgage Losses, Special Hazard Losses,

Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and Extraordinary Losses will not be covered. To the extent that the credit enhancement for any series of securities is exhausted, the securityholders will bear all further risks of loss not otherwise insured against.

        Credit support may also be provided in the form of an insurance policy covering the risk of collection and adequacy of any Additional Collateral provided in connection with any Additional Collateral Loan, as limited by that insurance policy. As described in the related agreement, credit support may apply to all of the loans or to some loans contained in a pool.

        For any series of securities backed by Trust Balances of revolving credit loans, the credit enhancement provided for the securities will cover any portion of any Realized Losses allocated to the Trust Balances, subject to any limitations described in this prospectus and in the accompanying prospectus supplement. See "The Trusts--Revolving Credit Loans" in this prospectus.

        Each prospectus supplement will include a description of:

o the amount payable under the credit enhancement arrangement, if any, provided for a series;

o any conditions to payment thereunder not otherwise described in this prospectus;

o the conditions under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

     o the material provisions of any agreement relating to the credit support.

        Additionally, each prospectus supplement will contain information for the issuer of any third-party credit enhancement, if applicable. The related agreement or other documents may be modified in connection with the provisions of any credit enhancement arrangement to provide for reimbursement rights, control rights or other provisions that may be required by the credit enhancer. To the extent provided in the applicable agreement, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the performance of or on the aggregate outstanding principal balance of the loans covered thereby. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement." If specified in the applicable prospectus supplement, credit support for a series of securities may cover one or more other series of securities.

        The descriptions of any insurance policies, bonds or other instruments described in this prospectus or any prospectus supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the actual forms of the policies, copies of which typically will be exhibits to the Form 8-K to be filed with the Securities and Exchange Commission in connection with the issuance of the related series of securities.

LETTERS OF CREDIT

        If any component of credit enhancement as to any series of securities is to be provided by a letter of credit, a bank will deliver to the trustee an irrevocable letter of credit. The letter of credit may provide direct coverage for the loans. The letter of credit bank, the amount available under the letter of credit for each component of credit enhancement, the expiration date of the letter of credit, and a more detailed description of the letter of credit will be specified in the accompanying prospectus supplement. On or before each distribution date, the letter of credit bank will be required to make payments after notification from the trustee, to be deposited in the related Payment Account for the coverage provided thereby. The letter of credit may also provide for the payment of Advances.

SUBORDINATION

        A senior/subordinate series of securities will consist of one or more classes of senior securities and one or more classes of subordinate securities, as specified in the accompanying prospectus supplement. Subordination of the subordinate securities of any senior/subordinate series will be effected by the following method, unless an alternative method is specified in the accompanying prospectus supplement. In addition, some classes of senior or subordinate securities may be senior to other classes of senior or subordinate securities, as specified in the accompanying prospectus supplement.

        For any senior/subordinate series, the total amount available for distribution on each distribution date, as well as the method for allocating that amount among the various classes of securities included in the series, will be described in the accompanying prospectus supplement. In most cases, for any series, the amount available for distribution will be allocated first to interest on the senior securities of that series, and then to principal of the senior securities up to the amounts described in the accompanying prospectus supplement, prior to allocation of any amounts to the subordinate securities.

        If so provided in the related agreement, the master servicer or servicer may be permitted, under certain circumstances, to purchase any loan that is two or more months delinquent in payments of principal and interest, at the repurchase price. If specified in the accompanying prospectus supplement, any Realized Loss subsequently incurred in connection with any such loan will be passed through to the then outstanding securityholders of the related series in the same manner as Realized Losses on loans that have not been so purchased, unless that purchase was made on the request of the holder of the most junior class of securities of the related series. See "Description of the Securities--Servicing and Administration of Loans--Special Servicing" above.

        In the event of any Realized Losses not in excess of the limitations described below (other than Extraordinary Losses), the rights of the subordinate securityholders to receive distributions will be subordinate to the rights of the senior securityholders and the owner of Excluded Spread and, as to certain classes of subordinated securities, may be subordinate to the rights of other subordinate securityholders.

        Except as noted below, Realized Losses will be allocated to the subordinate securities of the related series until their outstanding principal balances have been reduced to zero. Additional Realized Losses, if any, will be allocated to the senior securities. If the series includes more than one class of senior securities, the additional Realized Losses will be allocated either on a pro rata basis among all of the senior securities in proportion to their respective outstanding principal balances or as otherwise provided in the accompanying prospectus supplement.

        Special Hazard Losses in excess of the Special Hazard Amount will be allocated among all outstanding classes of securities of the related series, either on a pro rata basis in proportion to their outstanding principal balances, or as otherwise provided in the accompanying prospectus supplement. The respective amounts of other specified types of losses, including Fraud Losses, Special Hazard Losses and Bankruptcy Losses, that may be borne solely by the subordinate securities may be similarly limited to the Fraud Loss Amount, Special Hazard Amount and Bankruptcy Amount, and the subordinate securities may provide no coverage for Extraordinary Losses or other specified types of losses, as described in the accompanying prospectus supplement, in which case those losses would be allocated on a pro rata basis among all outstanding classes of securities or as otherwise specified in the accompanying prospectus supplement.

Each of the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be subject to periodic reductions and may be subject to further reduction or termination, without the consent of the securityholders, on the written confirmation from each applicable rating agency that the then-current rating of the related series of securities will not be adversely affected.

        In most cases, any allocation of a Realized Loss, including a Special Hazard Loss, Fraud Loss or Bankruptcy Loss, to a security in a senior/subordinate series will be made by reducing its outstanding principal balance as of the distribution date following the calendar month in which the Realized Loss was incurred.

        The rights of holders of the various classes of securities of any series to receive distributions of principal and interest is determined by the aggregate outstanding principal balance of each class or, if applicable, the related notional amount. The outstanding principal balance of any security will be reduced by all amounts previously distributed on that security representing principal, and by any Realized Losses allocated thereto. If there are no Realized Losses or Principal Prepayments on any loan, the respective rights of the holders of securities of any series to future distributions in most cases would not change. However, to the extent described in the accompanying prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received during specified periods, which will have the effect, absent offsetting losses, of accelerating the amortization of the senior securities and increasing the respective percentage ownership interest evidenced by the subordinate securities in the related trust, with a corresponding decrease in the percentage of the outstanding principal balances of the senior securities, thereby preserving the availability of the subordination provided by the subordinate securities. In addition, some Realized Losses will be allocated first to subordinate securities by reduction of their outstanding principal balance, which will have the effect of increasing the respective ownership interest evidenced by the senior securities in the related trust.

        If so provided in the accompanying prospectus supplement, some amounts otherwise payable on any distribution date to holders of subordinate securities may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described under "Description of Credit Enhancement--Reserve Funds" and in the accompanying prospectus supplement.

        In lieu of the foregoing provisions, subordination may be effected in the following manner, or in any other manner as may be described in the accompanying prospectus supplement. The rights of the holders of subordinate securities to receive the Subordinate Amount will be limited to the extent described in the accompanying prospectus supplement. As specified in the accompanying prospectus supplement, the Subordinate Amount may be reduced based on the amount of losses borne by the holders of the subordinate securities as a result of the subordination, a specified schedule or other method of reduction as the prospectus supplement may specify.

        For any senior/subordinate series, the terms and provisions of the subordination may vary from those described in this prospectus. Any variation and any additional credit enhancement will be described in the accompanying prospectus supplement.

OVERCOLLATERALIZATION

        If stated in the accompanying prospectus supplement, interest collections on the loans may exceed interest payments on the securities for the related distribution date. To the extent such excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the loan, thereby creating overcollateralization and additional protection to the securityholders, if and to the extent specified in the accompanying prospectus supplement.

MORTGAGE POOL INSURANCE POLICIES

        Any insurance policy covering losses on a loan pool obtained by the depositor for a trust will be issued by the mortgage pool insurer. Each mortgage pool insurance policy, in accordance with the limitations described in this prospectus and in the prospectus supplement, if any, will cover Defaulted Mortgage Losses in an amount specified in the prospectus supplement. As described under "--Maintenance of Credit Enhancement," the master servicer or servicer will use its best reasonable efforts to maintain the mortgage pool insurance policy and to present claims thereunder to the pool insurer on behalf of itself, the trustee and the securityholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only on satisfaction of specified conditions precedent described in the succeeding paragraph. Unless specified in the accompanying prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a primary insurance policy, irrespective of the reason therefor.

        Each mortgage pool insurance policy will provide that no claims may be validly presented thereunder unless, among other things:

o any required primary insurance policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled;

o hazard insurance on the property securing the loan has been kept in force and real estate taxes and other protection and preservation expenses have been paid by the master servicer or servicer;

o if there has been physical loss or damage to the mortgaged property, it has been restored to its condition, reasonable wear and tear excepted, at the cut-off date; and

o the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except permitted encumbrances.

        On satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to its outstanding principal balance plus accrued and unpaid interest at the applicable loan rate to the date of purchase and some expenses incurred by the master servicer or servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the outstanding principal balance of the defaulted loan plus accrued and unpaid interest at the loan rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of some amounts paid or assumed to have been paid under any related primary insurance policy.

        Securityholders may experience a shortfall in the amount of interest payable on the related securities in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid. In addition, the securityholders may also experience losses for the related securities in connection with payments made under a mortgage pool insurance policy to the extent that the master servicer or servicer expends funds to cover unpaid real estate taxes or to repair the related mortgaged property in order to make a claim under a mortgage pool insurance policy, as those amounts will not be covered by payments under the policy and will be reimbursable to the master servicer or servicer from funds otherwise payable to the securityholders. If any mortgaged property securing a defaulted loan is damaged and proceeds, if any (see "--Special Hazard Insurance Policies" below for risks which are not covered by those policies), from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the master servicer or servicer is not required to expend its own funds to restore the damaged property unless it determines that (a) restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the master servicer or servicer for its expenses and (b) the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

        A mortgage pool insurance policy and some primary insurance policies will likely not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the borrower, the seller or other persons involved in the origination thereof, failure to construct a mortgaged property in accordance with plans and specifications or bankruptcy, unless, if specified in the accompanying prospectus supplement, an endorsement to the mortgage pool insurance policy provides for insurance against that type of loss. Depending on the nature of the event, a breach of representation made by a seller may also have occurred. That breach, if it materially and adversely affects the interests of securityholders and cannot be cured, would give rise to a repurchase obligation on the part of the seller, as described under "Description of the Securities--Repurchases of Loans." However, such an event would not give rise to a breach of a representation and warranty or a repurchase obligation on the part of the depositor or Residential Funding Corporation.

        The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of securities by the aggregate amount of claims paid less the aggregate of the net amounts realized by the pool insurer on disposition of all foreclosed properties. The amount of claims paid includes some expenses incurred by the master servicer or servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. See "Certain Legal Aspects of the Loans." Accordingly, if
aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related securityholders. In addition, unless the master servicer or servicer determines that an Advance relating to a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of the mortgage loan or otherwise, the master servicer or servicer would not be obligated to make an Advance respecting any delinquency since the Advance would not be ultimately recoverable to it from either the mortgage pool insurance policy or from any other related source. See "Description of the Securities--Advances."

        Since each mortgage pool insurance policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the pool insurer, the policy will not provide coverage against hazard losses. As described under "Insurance Policies on Loans--Standard Hazard Insurance on Mortgaged Properties," the hazard policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of those losses. Additionally, no coverage for Special Hazard Losses, Fraud Losses or Bankruptcy Losses will cover all risks, and the amount of any such coverage will be limited. See "--Special Hazard Insurance Policies" below. As a result, certain hazard risks will not be insured against and may be borne by securityholders.

        Contract pools may be covered by pool insurance policies that are similar to the mortgage pool insurance policies described above.

SPECIAL HAZARD INSURANCE POLICIES

        Any insurance policy covering Special Hazard Losses obtained for a trust will be issued by the insurer named in the accompanying prospectus supplement. Each special hazard insurance policy subject to limitations described in this paragraph and in the accompanying prospectus supplement, if any, will protect the related securityholders from Special Hazard Losses. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related agreement and will be subject to reduction as described in the related agreement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the loan has been kept in force and other protection and preservation expenses have been paid by the master servicer or servicer.

        In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed loan, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the borrower or the master servicer or servicer, the insurer will pay the lesser of (i) the cost of repair or replacement of the related property or (ii) on transfer of the property to the insurer, the unpaid principal balance of the loan at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the loan rate to the date of claim settlement and certain expenses incurred by the master servicer or servicer for the related property.

        If the property is transferred to a third party in a sale approved by the special hazard insurer, the amount that the special hazard insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property. If the unpaid principal balance plus accrued interest and some expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under each mortgage pool insurance policy or contract pool insurance policy that the property be restored before a claim under the policy may be validly presented for the defaulted loan secured by the related property. The payment described under (ii) above will render presentation of a claim relating to a loan under the related mortgage pool insurance policy or contract pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy or contract pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and some expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy or contract pool insurance policy.

        To the extent described in the accompanying prospectus supplement, coverage of Special Hazard Losses for a series of securities may be provided, in whole or in part, by a type of special hazard coverage other than a special hazard insurance policy or by means of a representation of the depositor or Residential Funding Corporation.

BANKRUPTCY BONDS

        In the event of a personal bankruptcy of a borrower, a bankruptcy court may establish the value of the mortgaged property of the borrower, and, if specified in the accompanying prospectus supplement, any related Additional Collateral, at a Deficient Valuation. The amount of the secured debt could then be reduced to that value, and, thus, the holder of the loan would become an unsecured creditor to the extent the outstanding principal balance of the loan, together with any senior loan in the case of a loan secured by a junior lien on the related mortgaged property, exceeds the value assigned to the mortgaged property, and any related Additional Collateral, by the bankruptcy court.

        In addition, other modifications of the terms of a loan can result from a bankruptcy proceeding, including a Debt Service Reduction. See "Certain Legal Aspects of the Loans--The Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders." Any bankruptcy policy to provide coverage for Bankruptcy Losses resulting from proceedings under the federal Bankruptcy Code obtained for a trust will be issued by an insurer named in the accompanying prospectus supplement. The level of coverage under each bankruptcy policy will be set forth in the accompanying prospectus supplement.

RESERVE FUNDS

        If stated in the accompanying prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund, any combination of cash or Permitted Investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the accompanying prospectus supplement. In the alternative or in addition to that deposit, to the extent described in the accompanying prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate securities, from the Excess Spread or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate securities, Excess Spread or other cash flows attributable to the related loans or on reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated.

        For any series of securities as to which credit enhancement includes a letter of credit, if stated in the accompanying prospectus supplement, under specified circumstances the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer or servicer for outstanding Advances, or may be used for other purposes, in the manner and to the extent specified in the accompanying prospectus supplement. If stated in the accompanying prospectus supplement, amounts in a reserve fund may be available only to cover specific types of losses, or losses on specific loans. Unless otherwise specified in the accompanying prospectus supplement, any reserve fund will not be deemed to be part of the related trust. A reserve fund may provide coverage to more than one series of securities, if set forth in the accompanying prospectus supplement.

        The trustee will have a perfected security interest for the benefit of the securityholders in the assets in the reserve fund, unless the assets are owned by the related trust. However, to the extent that the depositor, any affiliate of the depositor or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and the corresponding payments to the securityholders. These delays could adversely affect the yield to investors on the related securities.

        Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of a servicer, the master servicer or any other person named in the accompanying prospectus supplement.

FINANCIAL GUARANTY INSURANCE POLICIES; SURETY BONDS

        The depositor may obtain one or more financial guaranty insurance policies or guaranties or one or more surety bonds, or one or more guarantees issued by insurers or other parties acceptable to the rating agency or agencies rating the securities offered insuring the holders of one or more classes of securities the payment of amounts due in accordance with the terms of that class or those classes of securities. Any financial guaranty insurance policy, surety bond or guaranty will have the characteristics described in, and will be in accordance with any limitations and exceptions described in, the accompanying prospectus supplement.

        Unless specified in the accompanying prospectus supplement, a financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to these holders will be received by the trustee or its agent on behalf of the holders for payment on each payment date. The specific terms of any financial guaranty insurance policy will be described in the accompanying prospectus supplement. A financial guaranty insurance policy may have limitations and, in most cases, will not insure the obligation of the sellers or the master servicer or servicer to purchase or substitute for a defective trust asset and will not guarantee any specific rate of Principal Prepayments or cover specific interest shortfalls. In most cases, the insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

MAINTENANCE OF CREDIT ENHANCEMENT

        If credit enhancement has been obtained for a series of securities, the master servicer or the servicer will be obligated to exercise its best reasonable efforts to keep or cause to be kept the credit enhancement in full force and effect throughout the term of the applicable agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." The master servicer or the servicer, as applicable, on behalf of itself, the trustee and securityholders, will be required to provide information required for the trustee to draw under any applicable credit enhancement.

        The master servicer or the servicer will agree to pay the premiums for each mortgage pool insurance policy, special hazard insurance policy, bankruptcy policy, financial guaranty insurance policy or surety bond, as applicable, on a timely basis, unless the premiums are paid directly by the trust. As to mortgage pool insurance policies generally, if the related insurer ceases to be a Qualified Insurer, the master servicer or the servicer will use its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement insurance policy or bond with a total coverage equal to the then outstanding coverage of the policy or bond. If the cost of the replacement policy is greater than the cost of the existing policy or bond, the coverage of the replacement policy or bond will, unless otherwise agreed to by the depositor, be reduced to a level so that its premium rate does not exceed the premium rate on the original insurance policy. If a pool insurer ceases to be a Qualified Insurer because it ceases to be approved as an insurer by Freddie Mac or Fannie Mae or any successor entity, the master servicer or the servicer will review, not less often than monthly, the financial condition of the pool insurer with a view toward determining whether recoveries under the mortgage pool insurance policy or contract pool insurance policy are jeopardized for reasons related to the financial condition of the pool insurer. If the master servicer or the servicer determines that recoveries are so jeopardized, it will exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement insurance policy as described above, at the same cost limit. Any losses in market value of the securities associated with any reduction or withdrawal in rating by an applicable rating agency shall be borne by the securityholders.

        If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any letter of credit, mortgage pool insurance policy, contract pool insurance policy or any related primary insurance policy, the master servicer or the servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that restoration will increase the proceeds to one or more classes of securityholders on liquidation of the loan after reimbursement of the master servicer or the servicer for its expenses and (ii) that the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any letter of credit, mortgage pool insurance policy, contract pool insurance policy other credit enhancement or any related primary insurance policy is not available because the master servicer or the servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer or the servicer is nevertheless obligated to follow whatever normal practices and procedures, in accordance with the preceding sentence, that it deems necessary or advisable to realize upon the defaulted loan and if this determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

        The amount of credit support provided for any series of securities and relating to various types of losses incurred may be reduced under specified circumstances. In most cases, the amount available as credit support will be subject to periodic reduction on a non-discretionary basis in accordance with a schedule or formula set forth in the related agreement. Additionally, in most cases, the credit support may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage for Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the securityholders, on the written assurance from each applicable rating agency that the then-current rating of the related series of securities will not be adversely affected thereby.

        Furthermore, if the credit rating of any obligor under any applicable credit enhancement is downgraded or the amount of credit enhancement is no longer sufficient to support the rating on the related securities, the credit rating of each class of the related securities may be downgraded to a corresponding level, and, unless otherwise specified in the accompanying prospectus supplement, neither the master servicer, the servicer nor the depositor will be obligated to obtain replacement credit support in order to restore the rating of the securities. The master servicer or the servicer, as applicable, will also be permitted to replace any credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating of each class of the related series of securities is maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or the servicer or any other person that is entitled to the credit support. Any assets so released and any amount by which the credit enhancement is reduced will not be available for distributions in future periods.

                    OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

SWAPS AND YIELD SUPPLEMENT AGREEMENTS

        The trustee on behalf of the trust may enter into interest rate swaps and related caps, floors and collars to minimize the risk to securityholders of adverse changes in interest rates, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts.

        An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate or, LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates).

        The swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized Swap documentation. Caps, floors and collars are more recent innovations, and they are less liquid than other swaps.

        Yield supplement agreements may be entered into to supplement the interest rate or rates on one or more classes of the securities of any series.

        There can be no assurance that the trust will be able to enter into or offset swaps or enter into yield supplement agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under some circumstances, there can be no assurance that the trust will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust to do so.

PURCHASE OBLIGATIONS

        Some types of loans and classes of securities of any series, as specified in the accompanying prospectus supplement, may be subject to a purchase obligation. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation for loans may apply to the loans or to the related securities. Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. Unless otherwise specified in the accompanying prospectus supplement, each purchase obligation for loans will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which the obligations relate.

                           INSURANCE POLICIES ON LOANS

        The  mortgaged  property  related to each loan (other than a Cooperative
Loan) will be required to be covered by a hazard insurance policy (as described below). In addition, some loans will be required to be covered by a primary insurance policy. FHA loans and VA loans will be covered by the government mortgage insurance programs described below. The descriptions of any insurance policies contained in this prospectus or any prospectus supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the forms of policies.

PRIMARY INSURANCE POLICIES

        Unless otherwise specified in the accompanying prospectus supplement and except as described below, (i) each mortgage loan having a LTV ratio at origination of over 80% will be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan up to an amount set forth in the accompanying prospectus supplement, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a LTV ratio equal to or less than 80%, and (ii) the depositor or the related seller will represent and warrant that, to the best of its knowledge, the mortgage loans are so covered. Alternatively, coverage of the type that would be provided by a primary insurance policy if obtained may be provided by another form of credit enhancement as described in this prospectus under "Description of Credit Enhancement." However, the foregoing standard may vary significantly depending on the characteristics of the mortgage loans and the applicable underwriting standards. A mortgage loan will not be considered to be an exception to the foregoing standard if no primary insurance policy was obtained at origination but the mortgage loan has amortized to an 80% or less LTV ratio level as of the applicable cut-off date. In most cases, the depositor will have the ability to cancel any primary insurance policy if the LTV ratio of the mortgage loan is reduced to 80% or less (or a lesser specified percentage) based on an appraisal of the mortgaged property after the related closing date or as a result of principal payments that reduce the principal balance of the mortgage loan after the closing date. Trust assets secured by a junior lien on the related mortgaged property usually will not be required by the depositor to be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan.

        Under recently enacted federal legislation, borrowers with respect to many residential mortgage loans originated on or after July 29, 1999, will have a right to request the cancellation of any private mortgage insurance policy insuring loans when the outstanding principal amount of the mortgage loan has been reduced or is scheduled to have been reduced to 80% or less of the value of the mortgaged property at the time the mortgage loan was originated. The borrower's right to request the cancellation of the policy is subject to certain conditions, including (i) the condition that no monthly payment has been thirty days or more past due during the twelve months prior to the cancellation date, and no monthly payment has been sixty days or more past due during the twelve months prior to that period, (ii) there has been no decline in the value of the mortgaged property since the time the mortgage loan was originated and (iii) the mortgaged property is not encumbered by subordinate liens. In addition, any requirement for private mortgage insurance will automatically terminate when the scheduled principal balance of the mortgage loan, based on the original amortization schedule for the mortgage loan, is reduced to 78% or less of the value of the mortgaged property at the time of origination, provided the mortgage loan is current. The legislation requires that borrowers be provided written notice of these cancellation rights at the origination of the mortgage loans.

        If the private mortgage insurance is not otherwise canceled or terminated by borrower request in the circumstances described above, it must be terminated no later than the first day of the month immediately following the date that is the midpoint of the mortgage loan's amortization period, if on that date, the borrower is current on the payments required by the terms of the mortgage loan. The mortgagee's or master servicer's or servicer's failure to comply with the law could subject such parties to civil money penalties but would not affect the validity or enforceability of the mortgage loan. The law does not preempt any state law regulating private mortgage insurance except to the extent that such law is inconsistent with the federal law and then only to the extent of the inconsistency.

        In most cases, Mexico Loans will have LTV ratios of less than 80% and will not be insured under a primary insurance policy. Primary mortgage insurance or similar credit enhancement on a Mexico Loan may be issued by a private corporation or a governmental agency and may be in the form of a guarantee, insurance policy or another type of credit enhancement.

        Mortgage loans which are subject to negative amortization will only be covered by a primary insurance policy if that coverage was required on their origination, regardless that subsequent negative amortization may cause that mortgage loan's LTV ratio based on the then-current balance, to subsequently exceed the limits which would have required coverage on their origination.

        Primary insurance policies may be required to be obtained and paid for by the borrower, or may be paid for by the master servicer, the servicer, the seller or a third party.

        While the terms and conditions of the primary insurance policies issued by one primary mortgage guaranty insurer will usually differ from those in primary insurance policies issued by other primary insurers, each primary insurance policy generally will pay either:

o        the insured percentage of the loss on the related mortgaged property;

o the entire amount of the loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

o at the option of the primary insurer under certain primary insurance policies, the sum of the delinquent monthly payments plus any Advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any Advances made by the insured until the earlier of (a) the date the mortgage loan would have been discharged in full if the default had not occurred or (b) an approved sale.

        The amount of the loss as calculated under a primary insurance policy covering a mortgage loan will in most cases consist of the unpaid principal amount of such mortgage loan and accrued and unpaid interest thereon and reimbursement of some expenses, less:

o rents or other payments received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property;

o hazard insurance proceeds received by the insured in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan;

o        amounts expended but not approved by the primary insurer;

o        claim payments previously made on the mortgage loan; and

o        unpaid premiums and other amounts.

        As conditions precedent to the filing or payment of a claim under a primary insurance policy, in the event of default by the borrower, the insured will typically be required, among other things, to:

o advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

o in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary insurance policy (ordinary wear and tear excepted); and

o tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

        For any securities offered under this prospectus, the master servicer or the servicer will maintain or cause each subservicer to maintain, as the case may be, in full force and effect and to the extent coverage is available a primary insurance policy with regard to each mortgage loan for which coverage is required under the standard described above unless an exception to such standard applies or alternate credit enhancement is provided as described in the accompanying prospectus supplement; provided that the primary insurance policy was in place as of the cut-off date and the depositor had knowledge of such primary insurance policy.

STANDARD HAZARD INSURANCE ON MORTGAGED PROPERTIES

        The terms of the mortgage loans (other than Cooperative Loans) require each borrower to maintain a hazard insurance policy covering the related mortgaged property and providing for coverage at least equal to that of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Most coverage will be in an amount equal to the lesser of the principal balance of the mortgage loan and, in the case of loans secured by junior liens on the related mortgaged property, the principal balance of any senior mortgage loans, or 100% of the insurable value of the improvements securing the mortgage loan. The pooling and servicing agreement will provide that the master servicer or the servicer shall cause the hazard policies to be maintained or shall obtain a blanket policy insuring against losses on the mortgage loans. The master servicer or the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on those mortgage loans. The ability of the master servicer or the servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or on the extent to which information in this regard is furnished to the master servicer or the servicer by borrowers or subservicers. If loans secured by junior liens on the related mortgaged property are included within any trust, investors should also consider the application of hazard insurance proceeds discussed in this prospectus under "Certain Legal Aspects of the Loans -- The Mortgage Loans -- Junior Mortgages, Rights of Senior Mortgagees.".

        The standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, in accordance with the conditions and exclusions specified in each policy. The policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms of which are dictated by respective state laws. These policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of that mortgage loan, the pooling and servicing agreement typically requires the master servicer or the servicer to cause to be maintained for each such mortgage loan serviced, flood insurance, to the extent available, in an amount equal to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

        The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause that in effect requires the related borrower at all times to carry insurance of a specified percentage, typically 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the related borrower's coverage falls below this specified percentage, this clause usually provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements damaged or destroyed less physical depreciation or (ii) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

        Since the amount of hazard insurance that borrowers are required to maintain on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Description of Credit Enhancement--Subordination" above for a description of when subordination is provided, the protection, limited to the Special Hazard Amount as described in the accompanying prospectus supplement, afforded by subordination, and "Description of Credit Enhancement--Special Hazard Insurance Policies" for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against.

        Hazard insurance on the Mexican properties will usually be provided by insurers located in Mexico. The depositor may not be able to obtain as much information about the financial condition of the companies issuing hazard insurance policies in Mexico as it is able to obtain for companies based in the United States. The ability of the insurers to pay claims also may be affected by, among other things, adverse political and economic developments in Mexico.

STANDARD HAZARD INSURANCE ON MANUFACTURED HOMES

        The terms of the related agreement will require the servicer or the master servicer, as applicable, to cause to be maintained for each manufactured housing contract one or more standard hazard insurance policies that provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue the policies in the state in which the manufactured home is located, and in an amount that is not less than the maximum insurable value of the manufactured home or the principal balance due from the borrower on the related manufactured housing contract, whichever is less. Coverage may be provided by one or more blanket insurance policies covering losses on the manufactured housing contracts resulting from the absence or insufficiency of individual standard hazard insurance policies. If a manufactured home's location was, at the time of origination of the related manufactured housing contract, within a federally designated flood area, the servicer or the master servicer also will be required to maintain flood insurance.

        If the servicer or the master servicer repossesses a manufactured home on behalf of the trustee, the servicer or the master servicer will either maintain at its expense hazard insurance for the manufactured home or indemnify the trustee against any damage to the manufactured home prior to resale or other disposition.

DESCRIPTION OF FHA INSURANCE UNDER TITLE I

        Some of the home improvement contracts contained in a trust may be Title I loans which are insured under the Title I Program as described in this section and in the accompanying prospectus supplement. The regulations, rules and procedures promulgated by the FHA under the Title I, or FHA Regulations, contain the requirements under which a lender approved for participation in the Title I

Program may obtain insurance against a portion of losses incurred on eligible loans that have been originated and serviced in accordance with FHA Regulations, subject to the amount of insurance coverage available in that Title I lender's FHA reserve, as described in this section and in the accompanying prospectus supplement, and subject to the terms and conditions established under the National Housing Act and FHA Regulations. FHA Regulations permit the Secretary of the Department of Housing and Urban Development, or HUD, subject to statutory limitations, to waive a Title I lender's noncompliance with FHA Regulations if enforcement would impose an injustice on the lender, provided the Title I lender has substantially complied with the FHA Regulations in good faith and has credited the borrower for any excess charge. In general, an insurance claim against the FHA will be denied if the Title I loan to which it relates does not strictly satisfy the requirements of the National Housing Act and FHA Regulations.

        Unlike some other government loan insurance programs, loans under the Title I Program other than loans in excess of $25,000, are not subject to prior review by the FHA. Under the Title I Program, the FHA disburses insurance proceeds for defaulted loans for which insurance claims have been filed by a Title I lender prior to any review of those loans. A Title I lender is required to repurchase a Title I loan from the FHA that is determined to be ineligible for insurance after insurance claim payments for that loan have been paid to that lender. Under the FHA Regulations, if the Title I lender's obligation to repurchase the Title I loan is unsatisfied, the FHA is permitted to offset the unsatisfied obligation against future insurance claim payments owed by the FHA to that lender. FHA Regulations permit the FHA to disallow an insurance claim for any loan that does not qualify for insurance for a period of up to two years after the claim is made and to require the Title I lender that has submitted the insurance claim to repurchase the loan.

        The proceeds of loans under the Title I Program may be used only for permitted purposes, including, but not limited to, the alteration, repair or improvement of residential property, the purchase of a manufactured home and/or lot, or cooperative interest in a manufactured home and/or lot, on which to place that home.

        Subject to the limitations described below, eligible Title I loans are in most cases insured by the FHA for 90% of an amount equal to the sum of:

o the net unpaid principal amount and the uncollected interest earned to the date of default,

o interest on the unpaid loan obligation from the date of default to the date of the initial submission of the insurance claim, plus 15 calendar days, the total period not to exceed nine months, at a rate of 7% per annum,

o        uncollected court costs,

o amount of attorney's fees on an hourly or other basis for time actually expended and billed not to exceed $500, and

o amount of expenses for recording the assignment of the security to the United States.

        However, the insurance coverage provided by the FHA is limited to the extent of the balance in the Title I lender's FHA reserve maintained by the FHA. Accordingly, if sufficient insurance coverage is available in that FHA reserve, then the Title I lender bears the risk of losses on a Title I loan for which a claim for reimbursement is paid by the FHA of at least 10% of the unpaid principal, uncollected interest earned to the date of default, interest from the date of default to the date of the initial claim submission and various expenses. Unlike most other FHA insurance programs, the obligation of the FHA to reimburse a Title I lender for losses in the portfolio of insured loans held by that Title I lender is limited to the amount in an FHA reserve maintained on a lender-by-lender basis and not on a loan-by-loan basis.

        Under Title I, the FHA maintains an FHA insurance coverage reserve account, referred to as an FHA reserve for each Title I lender. The amount in each Title I lender's FHA reserve is 10% of the amounts disbursed, advanced or expended by a Title I lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with some adjustments permitted or required by FHA Regulations. The balance of that FHA reserve is the maximum amount of insurance claims the FHA is required to pay to the related Title I lender. Title I loans to be insured under Title I will be registered for insurance by the FHA. Following either the origination or transfer of loans eligible under Title I, the Title I lender will submit those loans for FHA insurance coverage within its FHA reserve by delivering a transfer report or through an electronic submission to the FHA in the form prescribed under the FHA Regulations. The increase in the FHA insurance coverage for those loans in the Title I lender's FHA reserve will occur on the date following the receipt and acknowledgment by the FHA of the transfer report for those loans. The insurance available to any trust will be subject to the availability, from time to time, of amounts in each Title I lender's FHA reserve, which will initially be limited to the FHA insurance amount as specified in the accompanying prospectus supplement.

        Under Title I, the FHA will reduce the insurance coverage available in a Title I lender's FHA reserve relating to loans insured under that Title I lender's contract of insurance by:

o the amount of FHA insurance claims approved for payment related to those loans, and

o the amount of reduction of the Title I lender's FHA reserve by reason of the sale, assignment or transfer of loans registered under the Title I lender's contract of insurance.

        This insurance coverage also may be reduced for any FHA insurance claims previously disbursed to the Title I lender that are subsequently rejected by the FHA.

        In most cases, the FHA will insure home improvement contracts up to $25,000 for a single-family property, with a maximum term of 20 years. The FHA will insure loans of up to $17,500 for manufactured homes which qualify as real estate under applicable state law and loans of up to $12,000 per unit for a $60,000 limit for an apartment house or a dwelling for two or more families. If the loan amount is $15,000 or more, the FHA requires a drive-by appraisal, the current tax assessment value, or a full Uniform Residential Appraisal Report dated within 12 months of the closing to verify the property's value. The maximum loan amount on transactions requiring an appraisal is the amount of equity in the property shown by the market value determination of the property.

        Following a default on a home improvement contract partially insured by the FHA, the master servicer or the servicer, either directly or through a subservicer, may, subject to various conditions, either commence foreclosure proceedings against the improved property securing the loan, if applicable, or submit a claim to FHA, but may submit a claim to FHA after proceeding against the improved property only with the prior approval of the Secretary of HUD. The availability of FHA insurance following a default on a home improvement contract is subject to a number of conditions, including strict compliance with FHA Regulations in originating and servicing the home improvement contract. Failure to comply with FHA Regulations may result in a denial of or surcharge on the FHA insurance claim. Prior to declaring a home improvement contract in default and submitting a claim to FHA, the master servicer or the servicer must take steps to attempt to cure the default, including personal contact with the borrower either by telephone or in a meeting and providing the borrower with 30 days' written notice prior to declaration of default. FHA may deny insurance coverage if the borrower's nonpayment is related to a valid objection to faulty contractor performance. In that event, the master servicer or the servicer or other entity as specified in the accompanying prospectus supplement will seek to obtain payment by or a judgment against the borrower, and may resubmit the claim to FHA following that judgment.

FHA MORTGAGE INSURANCE

        The Housing Act authorizes various FHA mortgage insurance programs. Some of the mortgage loans may be insured under either Section 203(b), Section 234 or
Section 235 of the Housing Act. Under Section 203(b), FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of condominium units are insured by FHA under Section 234. Trust assets insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller-paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

        Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible borrowers for as long as the borrowers continue to be eligible for the payments. To be eligible, a borrower must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

        The regulations governing these programs provide that insurance benefits are payable either on foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or on assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs on the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

        When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs. Any FHA insurance relating to underlying a series of securities will be described in the accompanying prospectus supplement.

VA MORTGAGE GUARANTY

        The Servicemen's Readjustment Act of 1944, as amended, permits a veteran, or, in certain instances, his or her spouse, to obtain a mortgage loan guaranty by the VA, covering mortgage financing of the purchase of a one- to four-family dwelling unit to be occupied as the veteran's home, at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment from the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a certain dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Regardless of the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage on its assignment to the VA.

        Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a primary mortgage insurance policy may be required by the depositor for VA loans in excess of certain amounts. The amount of any additional coverage will be set forth in the accompanying prospectus supplement. Any VA guaranty relating to underlying a series of securities will be described in the accompanying prospectus supplement.

                                  THE DEPOSITOR

        The depositor is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned subsidiary of General Motors Acceptance Corporation. The depositor was incorporated in the State of Delaware in November 17, 1999. The depositor was organized for the limited purpose of acquiring loans and issuing securities backed by such loans. The depositor anticipates that it will in many cases have acquired loans indirectly through Residential Funding Corporation, which is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc. The depositor anticipates that it will in many cases acquire loans from GMAC Mortgage Corporation, which is also an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc. The depositor does not have, nor is it expected in the future to have, any significant assets.

        The securities do not represent an interest in or an obligation of the depositor. The depositor's only obligations for a series of securities will be the limited representations and warranties made by the depositor or as otherwise provided in the accompanying prospectus supplement.

        The depositor maintains its principal office at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437. Its telephone number is
(612) 832-7000.

                         RESIDENTIAL FUNDING CORPORATION

        If specified in the accompanying prospectus supplement, Residential Funding Corporation, an affiliate of the depositor, will act as the master servicer or the servicer for each series of securities.

        Residential Funding Corporation buys loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services loans for its own account and for others. Residential Funding Corporation's principal executive offices are located at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437. Its telephone number is (612) 832-7000. Residential Funding Corporation conducts operations from its headquarters in Minneapolis and from offices located primarily in California, Texas and Maryland.

                                 THE AGREEMENTS

        As described in this prospectus under "Introduction" and "Description of the Securities--General," each series of certificates will be issued under a pooling and servicing agreement or trust agreement, as applicable, and each series of notes will be issued under an indenture, each as described in that section. In the case of each series of notes, the provisions relating to the servicing of the loans will be contained in the related servicing agreements. The following summaries describe additional provisions common to each pooling and servicing agreement and trust agreement relating to a series of certificates, and each indenture and servicing agreement relating to a series of notes.

        SERVICING COMPENSATION AND PAYMENT OF EXPENSES

        Each servicer or the master servicer, as applicable, will be paid compensation for the performance of its servicing obligations at the percentage per annum described in the accompanying prospectus supplement of the outstanding principal balance of each loan. Any subservicer will also be entitled to the servicing fee as described in the accompanying prospectus supplement. Except as otherwise provided in the accompanying prospectus supplement, the servicer or the master servicer, if any, will deduct the servicing fee for the loans underlying the securities of a series in an amount to be specified in the accompanying prospectus supplement. The servicing fees may be fixed or variable. In addition, the master servicer, any servicer or the relevant subservicers, if any, will be entitled to servicing compensation in the form of assumption fees, late payment charges or excess proceeds following disposition of property in connection with defaulted loans and any earnings on investments held in the Payment Account or any Custodial Account, to the extent not applied as Compensating Interest. Any Excess Spread or Excluded Spread retained by a seller, the master servicer or servicer will not constitute part of the servicing fee. Regardless of the foregoing, for a series of securities as to which the trust includes private securities, the compensation payable to the master servicer or servicer for servicing and administering such private securities on behalf of the holders of such securities may be based on a percentage per annum described in the accompanying prospectus supplement of the outstanding balance of such private securities and may be retained from distributions of interest thereon, if stated in the accompanying prospectus supplement. In addition, some reasonable duties of the master servicer or the servicer may be performed by an affiliate of the master servicer or the servicer who will be entitled to compensation for performance of those duties.

        The master servicer or the servicer will pay or cause to be paid some of the ongoing expenses associated with each trust and incurred by it in connection with its responsibilities under the related agreement, including, without limitation, payment of any fee or other amount payable for any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the security registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers and sellers. The master servicer or the servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and sellers under limited circumstances. In addition, as indicated in the preceding section, the master servicer or the servicer will be entitled to reimbursements for some of the expenses incurred by it in connection with Liquidated Loans and in connection with the restoration of mortgaged properties, such right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds, including Insurance Proceeds.

        EVIDENCE AS TO COMPLIANCE

        Each pooling and servicing agreement or servicing agreement will provide that the master servicer or the servicer will, for each series of securities, deliver to the trustee, on or before the date in each year specified in the agreement, an officer's certificate stating that a review of the activities of the master servicer or the servicer during the preceding calendar year relating to its servicing of loans and its performance under pooling and servicing agreements or servicing agreements, as applicable, including the related agreement, has been made under the supervision of that officer.

        CERTAIN OTHER MATTERS REGARDING SERVICING

        Each servicer or the master servicer, as applicable, may not resign from its obligations and duties under the related pooling and servicing agreement or servicing agreement unless each rating agency has confirmed in writing that the resignation will not qualify, reduce or cause to be withdrawn the then current ratings on the securities except on a determination that its duties thereunder are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer or master servicer has assumed the servicer's or the master servicer's obligations and duties under the related pooling and servicing agreement.

        Each pooling and servicing agreement or servicing agreement will also provide that neither the servicer, the master servicer, nor any director, officer, employee or agent of the master servicer or servicer, as applicable, will be under any liability to the trust or the securityholders for any action taken or for refraining from taking any action in good faith under the related agreement, or for errors in judgment. However, neither the servicer, the master servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of the failure to perform its obligations in compliance with any standard of care set forth in the related agreement. The servicer or the master servicer, as applicable, may, in its discretion, undertake any action that it may deem necessary or desirable with respect to the servicing agreement and the rights and duties of the parties thereto and the interest of the related securityholders. The legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust and the servicer or the master servicer will be entitled to be reimbursed out of funds otherwise distributable to securityholders.

        The master servicer or the servicer will be required to maintain a fidelity bond and errors and omissions policy for its officers and employees and other persons acting on behalf of the master servicer or the servicer in connection with its activities under the related servicing agreement.

        A servicer or the master servicer may have other business relationships with the company, any seller or their affiliates.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

        POOLING AND SERVICING AGREEMENT; SERVICING AGREEMENT

        Events of default under the related pooling and servicing agreement or servicing agreement for a series of securities will include:

o any failure by the servicer or master servicer to make a required deposit to the Custodial Account or the Payment Account or, if the master servicer or servicer is the paying agent, to distribute to the holders of any class of securities of that series any required payment which continues unremedied for five days after the giving of written notice of the failure to the master servicer or the servicer by the trustee or the depositor, or to the master servicer or the servicer, the depositor and the trustee by the holders of securities of such class evidencing not less than 25% of the aggregate percentage interests constituting that class or the credit enhancer, if applicable;

o any failure by the master servicer or servicer duly to observe or perform in any material respect any other of its covenants or agreements in the related agreement for that series of securities which continues unremedied for a period of not more than 45 days, or 15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the related servicing agreement, after the giving of written notice of the failure to the master servicer or the servicer by the trustee or the depositor, or to the master servicer or servicer, the depositor and the trustee by the holders of any class of securities of that series evidencing not less than 25%, 33% in the case of a trust including private securities or a majority in the case of a series of notes, of the aggregate percentage interests constituting that class, or the credit enhancer, if applicable; and

o some events of insolvency, bankruptcy or similar proceedings regarding the master servicer or servicer and certain actions by the master servicer or servicer indicating its insolvency or inability to pay its obligations.

        A default under the terms of any private securities included in any trust will not constitute an event of default under the related agreement.

        So long as an event of default remains unremedied, except as otherwise provided for in the related agreement with respect to any third party credit enhancer, either the depositor or the trustee may, and, in the case of an event of default under a pooling and servicing agreement, at the direction of the holders of securities evidencing not less than 51% of the aggregate voting rights in the related trust, the trustee shall, by written notification to the master servicer or servicer and to the depositor or the trustee, terminate all of the rights and obligations of the master servicer or servicer under the related agreement, other than any rights of the master servicer or servicer as securityholder, and, in the case of termination under a servicing agreement, the right to receive servicing compensation, expenses for servicing the trust assets during any period prior to the date of that termination, and other reimbursement of amounts the master servicer or the servicer is entitled to withdraw from the Custodial Account. The trustee or, on notice to the depositor and with the depositor's consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer or the servicer under the related agreement, other than the obligation to purchase loans under some circumstances, and will be entitled to similar compensation arrangements. If the trustee would be obligated to succeed the master servicer or the servicer but is unwilling so to act, it may appoint or if it is unable so to act, it shall appoint or petition a court of competent jurisdiction for the appointment of, a Fannie Mae-or Freddie Mac-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer or the servicer under the related agreement, unless otherwise set forth in the agreement. Pending appointment, the trustee is obligated to act in that capacity. The trustee and such successor may agree on the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer or the servicer under the related agreement.

        No securityholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement, except as otherwise provided for in the related pooling and servicing agreement with respect to the credit enhancer, unless the holder previously has given to the trustee written notice of default and the continuance thereof and unless the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute any proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of securities covered by the pooling and servicing agreement, unless the securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

        INDENTURE

         An event of default under the indenture for each series of notes, in most cases, will include:

o default for five days or more in the payment of any principal of or interest on any note of the series;

o failure to perform any other covenant of the depositor or the trust in the indenture which continues for a period of thirty days after notice of that failure is given in accordance with the procedures described in the accompanying prospectus supplement;

o any representation or warranty made by the depositor or the trust in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith as to or affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice of that error is given in accordance with the procedures described in the accompanying prospectus supplement; and

o certain bankruptcy, insolvency, or similar events relating to the depositor or the trust.

        If an event of default as to the notes of any series at the time outstanding occurs and is continuing, either the trustee, the credit enhancer, if applicable, or the holders of a majority of the then aggregate outstanding amount of the notes of the series with the written consent of the credit enhancer may declare the principal amount, or, if the notes of that series are accrual notes, that portion of the principal amount as may be specified in the terms of that series, of all the notes of the series to be due and payable immediately. That declaration may, under some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

        If, following an event of default for any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, or, if directed in writing by the credit enhancer, will, regardless of that acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply payments on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless:

o the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to that sale,

o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series, and to reimburse the credit enhancer, if applicable, at the date of that sale, or

o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as those payments would have become due if those notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series and the credit enhancer, if applicable.

        In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of that liquidation for unpaid fees and expenses. As a result, on the occurrence of that event of default, the amount available for payments to the securityholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of an event of default.

        If stated in the accompanying prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described in the second preceding paragraph, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the discount that is unamortized.

        In most cases, no noteholder will have any right under an indenture to institute any proceeding in connection with the agreement unless: o the holder previously has given to the trustee written notice of default and the continuance of that default,

o the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting the class (1) have made written request upon the trustee to institute that proceeding in its own name as trustee thereunder and (2) have offered to the trustee reasonable indemnity,

o the trustee has neglected or refused to institute that proceeding for 60 days after receipt of that request and indemnity, and

o no direction inconsistent with that written request has been given to the trustee during that 60 day period by the holders of a majority of the security balances of that class, except as otherwise provided for in the related agreement regarding the credit enhancer.

        However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of securities covered by the agreement, unless the securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in or by exercise of that power.

AMENDMENT

        In most cases, each agreement may be amended by the parties to the agreement, except as otherwise provided for in the related agreement with respect to the credit enhancer, without the consent of the related securityholders:

o        to cure any ambiguity;

o to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error;

o to change the timing and/or nature of deposits in the Custodial Account or the Payment Account or to change the name in which the Custodial Account is maintained, except that (a) deposits to the Payment Account may not occur later than the related distribution date, (b) the change may not adversely affect in any material respect the interests of any securityholder, as evidenced by an opinion of counsel, and (c) the change may not adversely affect the then-current rating of any rated classes of securities, as evidenced by a letter from each applicable rating agency;

o if an election to treat the related trust as a "real estate mortgage investment conduit" or, REMIC has been made, to modify, eliminate or add to any of its provisions (a) to the extent necessary to maintain the qualification of the trust as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain qualification or to avoid or minimize that risk, and (2) the action will not adversely affect in any material respect the interests of any related securityholder, or (b) to modify the provisions regarding the transferability of the REMIC Residual Certificates, provided that the depositor has determined that the change would not adversely affect the applicable ratings of any classes of the certificates, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax for the transfer of the REMIC Residual Certificates to a non-permitted transferee;

o to make any other provisions for matters or questions arising under the related agreement which are not materially inconsistent with its provisions, so long as the action will not adversely affect in any material respect the interests of any securityholder; or

o to amend any provision that is not material to holders of any class of related securities.

        In most cases, each agreement may also be amended by the parties to the agreement, except as otherwise provided for in the related agreement with respect to the credit enhancer, with the consent of the holders of securities of each class affected thereby evidencing not less than 66%, in the case of a series of securities issued under a pooling and servicing agreement, or a majority, in the case of a series of securities issued under an indenture, of the aggregate outstanding principal amount of securities of that class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related agreement or of modifying in any manner the rights of the related securityholders, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on loans which are required to be distributed on a security of any class without the consent of the holder of the security, (ii) adversely affect in any material respect the interests of the holders of any class of securities in a manner other than as described in the preceding clause, without the consent of the holders of securities of that class evidencing not less than 66%, in the case of a series of securities issued under a pooling and servicing agreement, or a majority, in the case of a series of securities issued under an indenture, of the aggregate outstanding principal amount of the securities of each class of that series affected by that amendment or (iii) reduce the percentage of securities of any class the holders of which are required to consent to any such amendment unless the holders of all securities of that class have consented to the change in the percentage.

        Regardless of the foregoing, if a REMIC election has been made with respect to the related trust, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the servicer, the depositor or the trustee in accordance with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC.

TERMINATION; RETIREMENT OF SECURITIES

        The primary obligations created by the trust agreement or pooling and servicing agreement for each series of certificates will terminate on the payment to the related securityholders of all amounts held in the Payment Account or by the master servicer or any servicer and required to be paid to the securityholders following the earlier of

o the final payment or other liquidation or disposition, or any Advance with respect thereto, of the last loan subject thereto and all property acquired on foreclosure or deed in lieu of foreclosure of any loan, and

o the purchase by the master servicer, the servicer or the depositor or, if specified in the accompanying prospectus supplement, by the holder of the REMIC Residual Certificates (see "Material Federal Income Tax Consequences" below) from the trust, or from the special purpose entity, if applicable, for such series of all remaining loans and all property acquired relating to the loans.

        Any option to purchase described in the second item above will be limited to cases in which the aggregate Stated Principal Balance of the remaining loans is less than or equal to ten percent (10%) of the initial aggregate Stated Principal Balance of the loans. In addition to the foregoing, the master servicer, the servicer, or the depositor may have the option to purchase, in whole but not in part, the securities specified in the accompanying prospectus supplement in the manner described in the accompanying prospectus supplement. At the time of the purchase of such securities or at any time thereafter, at the option of the master servicer, the servicer, or the depositor, the loans may be sold, thereby effecting a retirement of the securities and the termination of the trust, or the securities so purchased may be held or resold by the master servicer, the servicer, or the depositor. Written notice of termination of the related agreement will be given to each securityholder, and the final distribution will be made only at the time of the surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination. If the securityholders are permitted to terminate the trust under the applicable agreement, a penalty may be imposed on the securityholders based on the fee that would be foregone by the master servicer or the servicer, as applicable, because of the related termination.

        Any purchase described in the preceding paragraph of loans and property acquired relating to the loans evidenced by a series of securities shall be made at the option of the master servicer, servicer, depositor or, if applicable, the holder of the REMIC Residual Certificates at the price specified in the accompanying prospectus supplement. The exercise of that right will effect early retirement of the securities of that series, but the right of any entity to purchase the loans and related property will be in accordance with the criteria, and will be at the price, set forth in the accompanying prospectus supplement. Early termination in this manner may adversely affect the yield to holders of some classes of the securities. If a REMIC election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

        In addition to the optional repurchase of the property in the related trust, if stated in the accompanying prospectus supplement, a holder of the Call Class will have the right, solely at its discretion, to terminate the related trust and thereby effect early retirement of the securities of the series, on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until the date when the optional termination rights of the master servicer or the servicer and the depositor become exercisable. The Call Class will not be offered under the prospectus supplement. Any such call will be of the entire trust at one time; multiple calls for any series of securities will not be permitted. In the case of a call, the holders of the securities will be paid a price equal to the Call Price. To exercise the call, the holder of the Call Security must remit to the related trustee for distribution to the certificateholders, funds equal to the Call Price. If those funds are not deposited with the related trustee, the securities of that series will remain outstanding. In addition, in the case of a trust for which a REMIC election or elections have been made, this termination will be effected in a manner consistent with applicable Federal income tax regulations and its status as a REMIC. In connection with a call by the holder of a Call Security, the final payment to the certificateholders will be made at the time of surrender of the related securities to the trustee. Once the securities have been surrendered and paid in full, there will not be any further liability to certificateholders.

        The indenture will be discharged as to a series of notes, except for some continuing rights specified in the indenture, at the time of the distribution to noteholders of all amounts required to be distributed under the indenture.

THE TRUSTEE

        The trustee under each pooling and servicing agreement or trust agreement under which a series of certificates is issued will be named in the accompanying prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and/or its affiliates, including Residential Funding Corporation and GMAC Mortgage Corporation.

        The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the related agreement or if the trustee becomes insolvent. After becoming aware of those circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less than 51% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

THE OWNER TRUSTEE

        The owner trustee under the trust agreement will be named in the accompanying prospectus supplement. The commercial bank or trust company serving as owner trustee may have normal banking relationships with the depositor and/or its affiliates, including Residential Funding Corporation and GMAC Mortgage Corporation.

        The owner trustee may resign at any time, in which case the Administrator or the indenture trustee will be obligated to appoint a successor owner trustee as described in the agreements. The Administrator or the indenture trustee may also remove the owner trustee if the owner trustee ceases to be eligible to continue as such under the trust agreement or if the owner trustee becomes insolvent. After becoming aware of those circumstances, the Administrator or the indenture trustee will be obligated to appoint a successor owner trustee. Any resignation or removal of the owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee.

THE INDENTURE TRUSTEE

        The indenture trustee under the indenture will be named in the accompanying prospectus supplement. The commercial bank or trust company serving as indenture trustee may have normal banking relationships with the depositor and/or its affiliates, including Residential Funding Corporation and GMAC Mortgage Corporation.

        The indenture trustee may resign at any time, in which case the depositor, the owner trustee or the Administrator will be obligated to appoint a successor indenture trustee as described in the indenture. The depositor, the owner trustee or the Administrator as described in the indenture may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as such under the indenture or if the indenture trustee becomes insolvent. After becoming aware of those circumstances, the depositor, the owner trustee or the Administrator will be obligated to appoint a successor indenture trustee. If stated in the indenture, the indenture trustee may also be removed at any time by the holders of a majority by principal balance of the notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

                              YIELD CONSIDERATIONS

        The yield to maturity of a security will depend on the price paid by the holder for the security, the pass-through rate on any security entitled to payments of interest, which pass-through rate may vary if stated in the accompanying prospectus supplement, and the rate and timing of principal payments on the loans, including payments in excess of required installments, prepayments or terminations, liquidations and repurchases, the rate and timing of Draws in the case of revolving credit loans, and the allocation of principal payments to reduce the principal balance of the security or notional amount thereof, if applicable.

        In general, defaults on loans are expected to occur with greater frequency in their early years. The rate of default on cash out refinance, limited documentation or no documentation mortgage loans, and on loans with high LTV ratios or combined LTV ratios, as applicable, may be higher than for other types of loans. Likewise, the rate of default on loans that have been originated under lower than traditional underwriting standards may be higher than those originated under traditional standards. A trust may include loans that are one month or more delinquent at the time of offering of the related series of securities or which have recently been several months delinquent. The rate of default on delinquent loans or loans with a recent history of delinquency is more likely to be higher than the rate of default on loans that have a current payment status. In addition, the rate and timing of prepayments, defaults and liquidations on the loans will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. The risk of loss may also be greater on loans with LTV ratios or combined LTV ratios greater than 80% and no primary insurance policies. The yield on any class of securities and the timing of principal payments on that class may also be affected by modifications or actions that may be taken or approved by the master servicer, the servicer or any of their affiliates as described in this prospectus under "Description of the Securities--Servicing and Administration of Loans," in connection with a loan that is in default, or if a default is reasonably foreseeable.

        The risk of loss on loans made on loans secured by mortgaged properties located in Puerto Rico may be greater than on loans that are made to borrowers who are United States residents and citizens or that are secured by properties located in the United States. See "Certain Legal Aspects of the Loans" in this prospectus.

        Because of the uncertainty, delays and costs that may be associated with realizing on collateral securing the Mexico Loans, as well as the additional risks of a decline in the value and marketability of the collateral, the risk of loss for Mexico Loans may be greater than for mortgage loans secured by mortgaged properties located in the United States. The risk of loss on loans made to international borrowers may be greater than loans that are made to U.S. borrowers located in the United States. See "Certain Legal Aspects of the Loans" in this prospectus.

        The application of any withholding tax on payments made by borrowers of Mexico Loans residing outside of the United States may increase the risk of default because the borrower may have qualified for the loan on the basis of the lower mortgage payment, and may have difficulty making the increased payments required to cover the withholding tax payments. The application of withholding tax may increase the risk of loss because the applicable taxing authorities may be permitted to place a lien on the mortgaged property or effectively prevent the transfer of an interest in the mortgaged property until any delinquent withholding taxes have been paid.

        To the extent that any document relating to a loan is not in the possession of the trustee, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the timing and the amount of Liquidation Proceeds received by the Trustee. See "Description of the Securities --Assignment of Loans" in this prospectus.

        The amount of interest payments on a loans distributed monthly to holders of a class of securities entitled to payments of interest will be calculated, or accrued in the case of deferred interest or accrual securities, on the basis of that class's specified percentage of each payment of interest, or accrual in the case of accrual securities, and will be expressed as a fixed, adjustable or variable pass-through rate payable on the outstanding principal balance or notional amount of the security, or any combination of pass-through rates, calculated as described in this prospectus and in the accompanying prospectus supplement under "Description of the Securities - Distributions of Principal and Interest on the Securities." Holders of strip securities or a class of securities having a pass-through rate that varies based on the weighted average interest rate of the underlying loans will be affected by disproportionate prepayments and repurchases of loans having higher net interest rates or higher rates applicable to the strip securities, as applicable.

        The effective yield to maturity to each holder of securities entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the security because, while interest will accrue on each loan from the first day of each month, the distribution of interest will be made on the 25th day or, if the 25th day is not a business day, the next succeeding business day, of the month following the month of accrual or, in the case of a trust including private securities, such other day that is specified in the accompanying prospectus supplement.

        A class of securities may be entitled to payments of interest at a fixed, variable or adjustable pass-through rate, or any combination of pass-through rates, each as specified in the accompanying prospectus supplement. A variable pass-through rate may be calculated based on the weighted average of the Net Loan Rates, net of servicing fees and any Excess Spread or Excluded Spread, of the related loan or certain balances thereof for the month preceding the distribution date. An adjustable pass-through rate may be calculated by reference to an index or otherwise.

        The aggregate payments of interest on a class of securities, and the yield to maturity thereon, will be affected by the rate of payment of principal on the securities, or the rate of reduction in the notional amount of securities entitled to payments of interest only, and, in the case of securities evidencing interests in ARM loans, by changes in the Net Loan Rates on the ARM loans. See "Maturity and Prepayment Considerations" below. The yield on the securities will also be affected by liquidations of loans following borrower defaults and by purchases of loans in the event of breaches of representations made for the loans by the depositor, the master servicer or the servicer and others, or conversions of ARM loans to a fixed interest rate. See "Description of the Securities - Representations with Respect to Loans" in this prospectus.

        In general, if a security is purchased at a premium over its face amount and payments of principal on the related loan occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. On the other hand, if a class of securities is purchased at a discount from its face amount and payments of principal on the related loan occur at a rate slower than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than assumed. The effect of Principal Prepayments, liquidations and purchases on yield will be particularly significant in the case of a class of securities entitled to payments of interest only or disproportionate payments of interest.

In addition, the total return to investors of securities evidencing a right to distributions of interest at a rate that is based on the weighted average Net Loan Rate of the loans from time to time will be adversely affected by principal prepayments on loans with loan rates higher than the weighted average loan rate on the loans. In general, loans with higher loan rates prepay at a faster rate than loans with lower loan rates. In some circumstances, rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including accrual securities, securities with a pass-through rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of prepayment on the related loans than other classes of securities.

        The outstanding principal balances of revolving credit loans, closed-end home equity loans, home improvement contracts and Home Loans are, in most cases, much smaller than traditional first lien mortgage loan balances, and the original terms to maturity of those loans and contracts are often shorter than those of traditional first lien mortgage loans. As a result, changes in interest rates will not affect the monthly payments on those loans or contracts to the same degree that changes in mortgage interest rates will affect the monthly payments on traditional first lien mortgage loans. Consequently, the effect of changes in prevailing interest rates on the prepayment rates on shorter-term, smaller balance loans and contracts may not be similar to the effects of those changes on traditional first lien mortgage loan prepayment rates, or those effects may be similar to the effects of those changes on mortgage loan prepayment rates, but to a smaller degree.

        The timing of changes in the rate of principal payments on or repurchases of the loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the loans or a repurchase of loans, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

        When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment, at a daily rate determined by dividing the loan rate by 365. Prepayments in full or final liquidations of loans in most cases may reduce the amount of interest distributed in the following month to holders of securities entitled to distributions of interest if the resulting Prepayment Interest Shortfall is not covered by Compensating Interest. See "Description of the Securities--Prepayment Interest Shortfalls." A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan, other than a revolving credit loan, as of the first day of the month in which the partial prepayment is received. As a result, the effect of a partial prepayment on a mortgage loan, other than a revolving credit loan, will be to reduce the amount of interest distributed to holders of securities in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate or Net Loan Rate, as the case may be, on the prepaid amount if such shortfall is not covered by Compensating Interest. See "Description of the Securities--Prepayment Interest Shortfalls." Neither full or partial Principal Prepayments nor Liquidation Proceeds will be distributed until the distribution date in the month following receipt. See "Maturity and Prepayment Considerations."

        For some loans, including revolving credit loans and ARM loans, the loan rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the borrower under each of the loans, other than a revolving credit loan, usually will be qualified on the basis of the loan rate in effect at origination, and borrowers under revolving credit loans are usually qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate. The repayment of any such loan may thus be dependent on the ability of the borrower to make larger monthly payments following the adjustment of the loan rate. In addition, the periodic increase in the amount paid by the borrower of a Buy-Down Loan during or at the end of the applicable Buy-Down Period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage under the applicable underwriting guidelines, and may accordingly increase the risk of default for the related loan.

        For any loans secured by junior liens on the related mortgaged property, the inability of the borrower to pay off the balance thereof may affect the ability of the borrower to obtain refinancing of any related senior loan, thereby preventing a potential improvement in the borrower's circumstances. Furthermore, unless stated in the accompanying prospectus supplement, under the applicable agreement the master servicer or the servicer may be restricted or prohibited from consenting to any refinancing of any related senior loan, which in turn could adversely affect the borrower's circumstances or result in a prepayment or default under the corresponding loan.

        The holder of a loan secured by a junior lien on the related mortgaged property will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage and its claim, including any related foreclosure costs, is not paid in full, since no junior liens or encumbrances survive such a foreclosure. Also, due to the priority of the senior mortgage, the holder of a loan secured by a junior lien on the related mortgaged property may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Investors should be aware that any liquidation, insurance or condemnation proceeds received relating to any loans secured by junior liens on the related mortgaged property will be available to satisfy the outstanding balance of such loans only to the extent that the claims of the holders of the senior mortgages have been satisfied in full, including any related foreclosure costs. For loans secured by junior liens that have low junior mortgage ratios, foreclosure costs may be substantial relative to the outstanding balance of the loan, and therefore the amount of any Liquidation Proceeds available to securityholders may be smaller as a percentage of the outstanding balance of the loan than would be the case in a typical pool of first lien residential loans. In addition, the holder of a loan secured by a junior lien on the related mortgaged property may only foreclose on the property securing the related loan subject to any senior mortgages, in which case the holder must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages.

        Depending upon the use of the revolving credit line and the payment patterns, during the repayment period, a borrower may be obligated to make payments that are higher than the borrower originally qualified for. Some of the revolving credit loans are not expected to significantly amortize prior to maturity. As a result, a borrower will, in these cases, be required to pay a substantial principal amount at the maturity of a revolving credit loan. Similarly, a borrower of a Balloon Loan will be required to pay the Balloon Amount at maturity. Those loans pose a greater risk of default than fully-amortizing loans, because the borrower's ability to make such a substantial payment at maturity will in most cases depend on the borrower's ability to obtain refinancing of those loans or to sell the mortgaged property prior to the maturity of the loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the borrower's personal economic circumstances, the borrower's equity in the related mortgaged property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions. None of the seller, the depositor, Residential Funding Corporation, GMAC Mortgage Group, Inc. or any of their affiliates will be obligated to refinance or repurchase any loan or to sell any mortgaged property, unless that obligation is specified in the accompanying prospectus supplement.

        The loan rates on ARM loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently. Because initial loan rates are typically lower than the sum of the indices applicable at origination and the related Note Margins, during a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the principal balance of those loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest which will be added to their principal balance and will bear interest at the applicable loan rate. Unless otherwise specified in the accompanying prospectus supplement, revolving credit loans will not be subject to negative amortization.

        The addition of any deferred interest to the principal balance of any related class of securities will lengthen the weighted average life of that class of securities and may adversely affect yield to holders of those securities. In addition, for ARM loans that are subject to negative amortization, during a period of declining interest rates, it might be expected that each scheduled monthly payment on such a loan would exceed the amount of scheduled principal and accrued interest on its principal balance, and since the excess will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of those securities will be reduced and may adversely affect yield to holders thereof.

        If stated in the accompanying prospectus supplement, a trust may contain GPM Loans, GEM Loans or Buy-Down Loans that have monthly payments that increase during the first few years following origination. Borrowers in most cases will be qualified for such loans on the basis of the initial monthly payment. To the extent that the related borrower's income does not increase at the same rate as the monthly payment, such a loan may be more likely to default than a mortgage loan with level monthly payments.

        If credit enhancement for a series of securities is provided by a letter of credit, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, such credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its security. In the event of a default under the terms of a letter of credit, insurance policy or bond, any Realized Losses on the loans not covered by the credit enhancement will be applied to a series of securities in the manner described in the accompanying prospectus supplement and may reduce an investor's anticipated yield to maturity.

        The accompanying prospectus supplement may set forth other factors concerning the loans securing a series of securities or the structure of such series that will affect the yield on the securities.

                                MATURITY AND PREPAYMENT CONSIDERATIONS

        As indicated above under "The Trusts," the original terms to maturity of the loans in a given trust will vary depending on the type of loans included in the trust. The prospectus supplement for a series of securities will contain information for the types and maturities of the loans in the related trust. The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations for the related loans will affect the life and yield of the related series of securities.

        If the related agreement for a series of securities provides for a Funding Account or other means of funding the transfer of additional loans to the related trust, as described under "Description of the Securities--Funding Account", and the trust is unable to acquire any additional loans within any applicable time limit, the amounts set aside for such purpose may be applied as principal distributions on one or more classes of securities of such series.

        Prepayments on loans are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series of securities may describe one or more prepayment standard or model and may contain tables setting forth the projected yields to maturity on each class of securities or the weighted average life of each class of securities and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified payment dates for the series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the loans are made at rates corresponding to various percentages of the prepayment standard or model. There is no assurance that prepayment of the loans underlying a series of securities will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

        The  following  is  a  list  of  factors  that  may  affect   prepayment
experience:

o        homeowner mobility;

o        economic conditions;

o        changes in borrowers' housing needs;

o        job transfers;

o        unemployment;

o        borrowers' equity in the properties securing the mortgages;

o        servicing decisions;

o        enforceability of due-on-sale clauses;

o        mortgage market interest rates;

o        mortgage recording taxes;

o        solicitations and the availability of mortgage funds; and

o        the obtaining of secondary financing by the borrower.

        All statistics known to the depositor that have been compiled for prepayment experience on loans indicate that while some loans may remain outstanding until their stated maturities, a substantial number will be paid significantly earlier than their respective stated maturities. The rate of prepayment for conventional fixed-rate loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the loan rates on the loans underlying a series of securities, the prepayment rate of such loans is likely to be significantly higher than if prevailing rates remain at or above the rates borne by those loans. Conversely, when prevailing interest rates increase, borrowers are less likely to prepay their loans. The depositor is not aware of any historical prepayment experience for loans secured by properties located in Mexico or Puerto Rico and, accordingly, prepayments on such loans may not occur at the same rate or be affected by the same factors as more traditional loans.

        An increase in the amount of the monthly payments owed on a Mexico Loan due to the imposition of withholding taxes may increase the risk of prepayment on that loan if alternative financing on more favorable terms are available.

        There can be no assurance as to the rate of principal payments or Draws on the revolving credit loans. In most cases, the revolving credit loans may be prepaid in full or in part without penalty. The closed-end home equity loans may provide for a prepayment charge. The prospectus supplement will specify whether loans may not be prepaid in full or in part without penalty. The depositor has no significant experience regarding the rate of Principal Prepayments on home improvement contracts, but in most cases expects that prepayments on home improvement contracts will be higher than other loans due to the possibility of increased property value resulting from the home improvement and greater refinance options. The rate of principal payments and the rate of Draws, if applicable, may fluctuate substantially from time to time. In most cases, home equity loans are not viewed by borrowers as permanent financing. Accordingly, such loans may experience a higher rate of prepayment than typical first lien mortgage loans. Due to the unpredictable nature of both principal payments and Draws, the rates of principal payments net of Draws for those loans may be much more volatile than for typical first lien mortgage loans.

        The yield to maturity of the securities of any series, or the rate and timing of principal payments or Draws, if applicable, on the related loans, may also be affected by a wide variety of specific terms and conditions applicable to the respective programs under which the loans were originated. For example, the revolving credit loans may provide for future Draws to be made only in specified minimum amounts, or alternatively may permit Draws to be made by check or through a credit card in any amount. A pool of revolving credit loans subject to the latter provisions may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of revolving credit loans with the former provisions, because of the relative ease of making new Draws.
Furthermore, the loans may provide for interest rate changes on a daily or monthly basis, or may have gross margins that may vary under some circumstances over the term of the loan. In extremely high market interest rate scenarios, securities backed by loans with adjustable rates subject to substantially higher maximum rates than typically apply to adjustable rate first mortgage loans may experience rates of default and liquidation substantially higher than those that have been experienced on other adjustable rate mortgage loan pools.

        The yield to maturity of the securities of any series, or the rate and timing of principal payments on the loans or Draws on the related revolving credit loans and corresponding payments on the securities, will also be affected by the specific terms and conditions applicable to the securities. For example, if the index used to determine the loan rates for a series of securities is different from the index applicable to the loan rates of the underlying loans, the yield on the securities may be reduced by application of a cap on the loan rates based on the weighted average of the loan rates. Depending on applicable cash flow allocation provisions, changes in the relationship between the two indexes may also affect the timing of some principal payments on the securities, or may affect the amount of any overcollateralization, or the amount on deposit in any reserve fund, which could in turn accelerate the payment of principal on the securities if so provided in the prospectus supplement. For any series of securities backed by revolving credit loans, provisions governing whether future Draws on the revolving credit loans will be included in the trust will have a significant effect on the rate and timing of principal payments on the securities. The rate at which additional balances are generated may be affected by a variety of factors. The yield to maturity of the securities of any series, or the rate and timing of principal payments on the loans may also be affected by the risks associated with other loans.

        As a result of the payment terms of the revolving credit loans or of the mortgage provisions relating to future Draws, there may be no principal payments on those securities in any given month. In addition, it is possible that the aggregate Draws on revolving credit loans included in a pool may exceed the aggregate payments of principal on those revolving credit loans for the related period. If specified in the accompanying prospectus supplement, a series of securities may provide for a period during which all or a portion of the principal collections on the revolving credit loans are reinvested in additional balances or are accumulated in a trust account pending commencement of an amortization period relating to the securities.

        Unless otherwise specified in the accompanying prospectus supplement, in most cases mortgage loans (other than ARM loans) and revolving credit loans will, and closed-end home equity loans and home improvement contracts may, contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or some transfers by the borrower of the underlying mortgaged property. Unless the accompanying prospectus supplement indicates otherwise, the master servicer or servicer will enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law, provided, however, that the master servicer or servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy.

        An ARM  loan  is  assumable,  in  some  circumstances,  if the  proposed transferee of the related mortgaged property establishes its ability to repay the loan and, in the reasonable judgment of the master servicer or the servicer, the security for the ARM loan would not be impaired by the assumption. The extent to which ARM loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of securities. See "Description of the Securities -- Servicing and Administration of Loans -- Enforcement of `Due-on-Sale' Clauses" and "Certain Legal Aspects of the Loans--Enforceability of Certain Provisions" for a description of provisions of each agreement and legal developments that may affect the prepayment rate of loans.

        While most manufactured housing contracts will contain "due-on-sale" provisions permitting the holder of the manufactured housing contract to accelerate the maturity of the manufactured housing contract on conveyance by the borrower, the master servicer or servicer, as applicable, may permit proposed assumptions of manufactured housing contracts where the proposed buyer of the manufactured home meets the underwriting standards described above. Such assumption would have the effect of extending the average life of the manufactured housing contract. FHA loans and VA loans are not permitted to contain "due-on-sale" clauses, and are freely assumable.

        In addition, some private securities included in a pool may be backed by underlying loans having differing interest rates. Accordingly, the rate at which principal payments are received on the related securities will, to some extent, depend on the interest rates on the underlying loans.

        Some types of loans included in a trust may have characteristics that make it more likely to default than collateral provided for mortgage pass-through securities from other mortgage purchase programs. The depositor anticipates including "limited documentation" and "no documentation" mortgage loans, loans acquired under Residential Funding Corporation's portfolio transaction program, Mexico Loans, loans secured by mortgaged properties located in Puerto Rico and mortgage loans that were made to international borrowers or that were originated in accordance with lower underwriting standards and which may have been made to borrowers with imperfect credit histories and prior bankruptcies. Likewise, a trust may include loans that are one month or more delinquent at the time of offering of the related series of securities or are secured by junior liens on the related mortgaged property. Such loans may be susceptible to a greater risk of default and liquidation than might otherwise be expected by investors in the related securities.

        The mortgage loans may in most cases be prepaid by the borrowers at any time without payment of any prepayment fee or penalty, although some of the mortgage loans as described in the accompanying prospectus supplement provide for payment of a prepayment charge. This may have an effect on the rate of prepayment. Some states' laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on mortgage loans that provide for the payment of these charges.

        The master servicer or the servicer may allow the refinancing of a loans in any trust by accepting prepayments thereon and permitting a new loan to the same borrower secured by a mortgage on the same property, which may be originated by the servicer or the master servicer or any of their respective affiliates or by an unrelated entity. In the event of a refinancing, the new loan would not be included in the related trust and, therefore, the refinancing would have the same effect as a prepayment in full of the related loan. A servicer  or the master  servicer  may,  from time to time,  implement  programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, reduced or no documentation or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, servicers or the master servicer may encourage assumption of loans, including defaulted loans, under which creditworthy borrowers assume the outstanding indebtedness of the loans, which may be removed from the related pool. As a result of these programs, for the pool underlying any trust:

o the rate of Principal Prepayments of the loans in the pool may be higher than would otherwise be the case;

o in some cases, the average credit or collateral quality of the loans remaining in the pool may decline; and

o weighted average interest rate on the loans that remain in the trust may be lower, thus reducing the rate of prepayments on the loans in the future.

        Although the loan rates on revolving credit loans and ARM loans will be subject to periodic adjustments, the adjustments in most cases will:

o as to ARM loans, not increase or decrease the loan rates by more than a fixed percentage amount on each adjustment date;

o not increase the loan rates over a fixed percentage amount during the life of any revolving credit loan or ARM loan; and

o be based on an index, which may not rise and fall consistently with mortgage interest rates, plus the related Gross Margin, which may be different from margins being used at the time for newly originated adjustable rate loans.

        As a result, the loan rates on the revolving credit loans or ARM loans in a trust at any time may not equal the prevailing rates for similar, newly originated adjustable rate loans or lines of credit, and accordingly the rate of principal payments and Draws, if applicable, may be lower or higher that would otherwise be anticipated. In some rate environments, the prevailing rates on fixed-rate loans may be sufficiently low in relation to the then-current loan rates on revolving credit loans or ARM loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of prepayments or Draws, if applicable, on the loans during any period or over the life of any series of securities.

        For any index used in determining the rate of interest applicable to any series of securities or loan rates of the underlying loans, there are a number of factors affect the performance of those indices and may cause those indices to move in a manner different from other indices. If an index applicable to a series responds to changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to securityholders due to those rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, that index may remain higher than other market interest rates which may result in a higher level of prepayments of the loans, which adjust in accordance with that index, than of loans which adjust in accordance with other indices.

        No assurance can be given that the value of the mortgaged property securing a loan has remained or will remain at the level existing on the date of origination. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the loans and any secondary financing on the mortgaged properties in a particular pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. The value of any Mexican property could also be adversely affected by, among other things, adverse political and economic developments in Mexico. In addition, the value of property securing Cooperative Loans and the delinquency rates for Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative tenant stockholders were to become less favorable. See "Certain Legal Aspects of the Loans."

        To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of mortgaged property for loans included in a trust for a series of securities are not covered by the methods of credit enhancement described in this prospectus under "Description of Credit Enhancement" or in the accompanying prospectus supplement, the losses will be borne by holders of the securities of the related series. Even where credit enhancement covers all Realized Losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the loans, thus reducing average weighted life and affecting yield to maturity. See "Yield Considerations."

        Under some circumstances, the master servicer, a servicer, the depositor or, if specified in the accompanying prospectus supplement, the holders of the REMIC Residual Certificates may have the option to purchase the loans in a trust. See "The Agreements--Termination; Retirement of Securities." Any repurchase will shorten the weighted average lives of the related securities.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

        The following discussion contains summaries of some legal aspects of the loans that are general in nature. Because these legal aspects are governed in part by state law, which laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the mortgaged properties may be situated. These legal aspects are in addition to the requirements of any applicable FHA Regulations described in "Description of FHA Insurance" in this prospectus and in the accompanying prospectus supplement regarding the home improvement contracts partially insured by FHA under Title I. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the loans.

THE MORTGAGE LOANS

        GENERAL

        The loans, other than Cooperative Loans, Mexico Loans and contracts, will be secured by deeds of trust, mortgages or deeds to secure debt depending on the prevailing practice in the state in which the related mortgaged property is located. In some states, a mortgage, deed of trust or deed to secure debt creates a lien on the related real property. In other states, the mortgage, deed of trust or deed to secure debt conveys legal title to the property to the mortgagee subject to a condition subsequent, for example, the payment of the indebtedness secured thereby. These instruments are not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and in most cases on the order of recordation of the mortgage deed of trust or deed to secure debt in the appropriate recording office.

        There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the grantor, who is the borrower/homeowner; the beneficiary, who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the mortgaged property to the trustee, irrevocably until satisfaction of the debt. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee's authority under a deed of trust and the mortgagee's or grantee's authority under a mortgage or a deed to secure debt, as applicable, are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage or deed to secure debt and, in some deed of trust transactions, the directions of the beneficiary.

        COOPERATIVE LOANS

        If specified in the prospectus supplement relating to a series of securities, the loans may include Cooperative Loans. Each Cooperative Note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the Cooperative that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien on, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation of the agreement, or the filing of the financing statements related thereto, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. This type of lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges.

        In most cases, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage or mortgages on the Cooperative's building or underlying land, as is typically the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

        An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is usually subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative, or in the case of the loans, the collateral securing the Cooperative Loans.

        Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. In most instances, a tenant-stockholder of a Cooperative must make a monthly maintenance payment to the Cooperative under the proprietary lease, which rental payment represents the tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender usually takes possession of the stock certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state or local offices to perfect the lender's interest in its collateral. In accordance with the limitations discussed below, on default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Shares of Cooperatives" below.

        TAX ASPECTS OF COOPERATIVE OWNERSHIP

        In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Internal Revenue Code, of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Internal Revenue Code is allowed a deduction for amounts paid or accrued within his or her taxable year to the corporation representing his or her proportionate share of certain interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Internal Revenue Code to the corporation under Sections 163 and 164 of the Internal Revenue Code. In order for a corporation to qualify under Section 216(b)(1) of the Internal Revenue Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Internal Revenue Code must be determined on a year-to-year basis.
Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. If a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Internal Revenue Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Internal Revenue Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.

        MEXICO LOANS

        If specified in the accompanying prospectus supplement, the mortgage loans may include Mexico Loans. See "The Trusts--Mexico Loans" for a description of the security for the Mexico Loans.

        FORECLOSURE ON MORTGAGE LOANS

        Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is typically accomplished by a non-judicial sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property on default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or deed to secure debt, in some states, the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some states' laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

        Foreclosure of a mortgage usually is accomplished by judicial action. In most cases, the action is initiated by the service of legal pleadings on all parties having an interest of record in the real property. Delays in completion of the foreclosure may result from difficulties in locating and serving necessary parties, including borrowers, such as international borrowers, located outside the jurisdiction in which the mortgaged property is located. Difficulties in foreclosing on mortgaged properties owned by international borrowers may result in increased foreclosure costs, which may reduce the amount of proceeds from the liquidation of the related loan available to be distributed to the securityholders of the related series. In addition, delays in completion of the foreclosure and additional losses may result where loan documents relating to the loan are missing. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

        In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in those states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

        In the case of foreclosure under a mortgage, a deed of trust or deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty a potential buyer at the sale may have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or grantee, as applicable, or referee for a credit bid less than or equal to the unpaid principal amount of the loan, accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount and preserves its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In some states, there is a statutory minimum purchase price that the lender may offer for the property and in most cases, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale. In most cases, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of securities. See "Description of Credit Enhancement."

        FORECLOSURE ON JUNIOR MORTGAGE LOANS

        A junior mortgagee may not foreclose on the property securing a junior loan unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan. In addition, if the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees, to avoid a default with respect thereto. Accordingly, if the junior lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust that is being foreclosed. Any remaining proceeds are typically payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are usually payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings. See "Description of the Securities - Servicing and Administration of Loans -- Realization Upon Defaulted Loans" in this prospectus.

        FORECLOSURE ON MEXICO LOANS

        Foreclosure on the borrower's beneficial interest in the Mexican trust typically is expected to be accomplished by public sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to that beneficial interest or by public auction held by the Mexican trustee under the Mexico trust agreement. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most cases, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted. Under the trust agreement, the lender may direct the Mexican trustee to transfer the borrower's beneficial interest in the Mexican trust to the purchaser on completion of the public sale and notice from the lender. That purchaser will be entitled to rely on the terms of the Mexico trust agreement to direct the Mexican trustee to transfer the borrower's beneficial interest in the Mexican trust into the name of the purchaser or its nominee, or the trust may be terminated and a new trust may be established.

        Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. If there are proceeds remaining, the lender must account to the borrower for the surplus. On the other hand, if a portion of the indebtedness remains unpaid, the borrower is usually responsible for the deficiency. However, some states limit the rights of lenders to obtain deficiency judgments. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below. The costs of sale may be substantially higher than the costs associated with foreclosure sales for property located in the United States, and may include transfer taxes, notary public fees, trustee fees, capital gains and other taxes on the proceeds of sale, and the cost of amending or terminating the Mexico trust agreement and preparing a new trust agreement.

Additional costs associated with realizing on the collateral may include eviction proceedings, the costs of defending actions brought by the defaulting borrower and enforcement actions. Any of the additional foreclosure costs may make the cost of foreclosing on the collateral uneconomical, which may increase the risk of loss on the Mexico Loans substantially.

        Where the borrower does not maintain its principal residence in the United States, or, if a borrower residing in the United States moves its principal residence from the state in which the UCC financing statements have been filed, and the lender, because it has no knowledge of the relocation of the borrower or otherwise, fails to refile in the state to which the borrower has moved within four months after relocation, or if the borrower no longer resides in the United States, the lender's security interest in the borrower's beneficial interest in the Mexican trust may be unperfected. In those circumstances, if the borrower defaults on the Mexico Loan, the Mexico loan agreement will nonetheless permit the lender to terminate the borrower's rights to occupy the Mexican property, and the Mexico trust agreement will permit the lender to instruct the Mexican trustee to transfer the Mexican property to a subsequent purchaser or to recognize the subsequent purchaser as the beneficiary of the borrower's beneficial interest in the Mexican trust. However, because the lender's security interest in the borrower's beneficial interest in the Mexican trust will be unperfected, no assurance can be given that the lender will be successful in realizing on its interest in the collateral under those circumstances. The lender's security interest in the borrower's beneficial interest in the Mexican trust is not, for purposes of foreclosing on that collateral, an interest in real property. The depositor either will rely on its remedies that are available in the United States under the applicable UCC and under the Mexico trust agreement and foreclose on the collateral securing a Mexico Loan under the UCC, or follow the procedures described below.

        In the case of some Mexico Loans, the Mexico trust agreement may permit the Mexican trustee, on notice from the lender of a default by the borrower, to notify the borrower that the borrower's beneficial interest in the Mexican trust or the Mexican property will be sold at an auction in accordance with the Mexico trust agreement. Under the terms of the Mexico trust agreement, the borrower may avoid foreclosure by paying in full prior to sale the outstanding principal balance of, together with all accrued and unpaid interest and other amounts owed on, the Mexico Loan. At the auction, the Mexican trustee may sell the borrower's beneficial interest in the Mexican trust to a third party, sell the Mexican property to another trust established to hold title to that property, or sell the Mexican property directly to a Mexican citizen.

        The depositor is not aware of any other mortgage loan programs involving mortgage loans that are secured in a manner similar to the Mexico Loans. As a result, there may be uncertainty and delays in the process of attempting to realize on the mortgage collateral and gaining possession of the mortgaged property, and the process of marketing the borrower's beneficial interest in the Mexican trust to persons interested in purchasing a Mexican property may be difficult.

     FORECLOSURE ON MORTGAGED PROPERTIES LOCATED IN THE COMMONWEALTH OF PUERTO RICO

        Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary "civil action" filed in the Superior Court for the district where the mortgaged property is located. If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if known. If the residence of the mortgagor is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be as many as three public sales of the mortgaged property. If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

        There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Commonwealth of Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of those actions. The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

        Under Commonwealth of Puerto Rico law, in the case of the public sale on foreclosure of a mortgaged property that (a) is subject to a mortgage loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (b) is occupied by the mortgagor as his principal residence, the mortgagor of the property has a right to be paid the first $1,500 from the proceeds obtained on the public sale of the property. The mortgagor can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. This payment would reduce the amount of sales proceeds available to satisfy the mortgage loan and may increase the amount of the loss.

        FORECLOSURE ON SHARES OF COOPERATIVES

        The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, in accordance with restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder.

        In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens on the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement in most cases permits the Cooperative to terminate the lease or agreement if the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

        The recognition agreement in most cases provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender in most cases cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

        Recognition agreements also typically provide that if the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and assigning the proprietary lease. This approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

        Because of the nature of Cooperative Loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

        A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most instances, a sale conducted according to the usual practice of creditors selling similar collateral in the same area will be considered reasonably conducted.

        Where the lienholder is the junior lienholder, any foreclosure may be delayed until the junior lienholder obtains actual possession of such Cooperative shares. Additionally, if the lender does not have a first priority perfected security interest in the Cooperative shares, any foreclosure sale would be subject to the rights and interests of any creditor holding senior interests in the shares. Also, a junior lienholder may not be able to obtain a recognition agreement from a Cooperative since many cooperatives do not permit subordinate financing. Without a recognition agreement, the junior lienholder will not be afforded the usual lender protections from the Cooperative which are in most cases provided for in recognition agreements.

        Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, in most cases provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. On the other hand, if a portion of the indebtedness remains unpaid, the tenant-stockholder is in most cases responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

        RIGHTS OF REDEMPTION

        In some states, after sale under a deed of trust, or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale. In some states, redemption may occur only on payment of the entire principal balance of the mortgage loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

        ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

        Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee if there are no mortgage loans against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

        In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies for the security. Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is in most cases to prevent a beneficiary, grantee or mortgagee from obtaining a large deficiency judgment against the borrower as a result of low or no bids at the judicial sale.

        In most cases, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

        In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a mortgage loan or revolving credit loan on the debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule, even though the lender accelerated the mortgage loan or revolving credit loan and final judgment of foreclosure had been entered in state court. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan or revolving credit loan default by paying arrearages over a number of years.

        Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan or revolving credit loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the mortgage loan or revolving credit loan. In most cases, however, the terms of a mortgage loan or revolving credit loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified under a plan confirmed under Chapter 13, as opposed to Chapter 11, except for mortgage payment arrearages, which may be cured within a reasonable time period. Courts with federal bankruptcy jurisdiction similarly may be able to modify the terms of a Cooperative Loan.

        Certain tax liens arising under the Internal Revenue Code may, in some circumstances, have priority over the lien of a mortgage, deed to secure debt or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights for a defaulted mortgage loan or revolving credit loan.

        In addition, substantive requirements are imposed on mortgage lenders in connection with the origination and the servicing of mortgage loans or revolving credit loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities on lenders who originate mortgage loans or revolving credit loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans or revolving credit loans.

        Some of the mortgage loans or revolving credit loans may be High Cost Loans. Purchasers or assignees of any High Cost Loan, including any trust, could be liable for all claims and subject to all defenses arising under any applicable law that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required.

        ALTERNATIVE MORTGAGE INSTRUMENTS

        Alternative mortgage instruments, including ARM loans and early ownership mortgage loans or revolving credit loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title VIII. Title VIII provides that, regardless of any state law to the contrary;

o state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency for the origination of alternative mortgage instruments by national banks,

o state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration for origination of alternative mortgage instruments by federal credit unions and

o          all  other  non-federally  chartered  housing  creditors,   including
           state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, for origination of alternative mortgage instruments by federal savings and loan associations.

        Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.

        JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

        The mortgage loans or revolving credit loans included in the trust may be junior to other mortgages, deeds to secure debt or deeds of trust held by other lenders. Absent an intercreditor agreement, the rights of the trust, and therefore the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan or revolving credit loan to be sold on default of the mortgagor. The sale of the mortgaged property may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in certain cases, either reinstates or satisfies the defaulted senior mortgage loan or revolving credit loan or mortgage loans or revolving credit loans. A junior mortgagee may satisfy a defaulted senior mortgage loan or revolving credit loan in full or, in some states, may cure the default and bring the senior mortgage loan or revolving credit loan current thereby reinstating the senior mortgage loan or revolving credit loan, in either event usually adding the amounts expended to the balance due on the junior mortgage loan or revolving credit loan. In most states, absent a provision in the mortgage, deed to secure debt or deed of trust, or an intercreditor agreement, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage, deed to secure debt or deed of trust do not require notice of default to the junior mortgagee, the lack of any notice may prevent the junior mortgagee from exercising any right to reinstate the mortgage loan or revolving credit loan which applicable law may provide.

        The standard form of the mortgage, deed to secure debt or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, deed to secure debt or deed of trust, in the order as the mortgagee may determine. Thus, if improvements on the property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

        Another provision sometimes found in the form of the mortgage, deed to secure debt or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage, deed to secure debt or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage or deed of trust. After a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages, deeds to secure debt or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage. Also, since most senior mortgages require the related mortgagor to make escrow deposits with the holder of the senior mortgage for all real estate taxes and insurance premiums, many junior mortgagees will not collect and retain the escrows and will rely on the holder of the senior mortgage to collect and disburse the escrows.

        The form of credit line trust deed or mortgage used by most institutional lenders that make revolving credit loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, regardless of the fact that there may be junior trust deeds or mortgages and other liens that intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and regardless that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans or revolving credit loans of the type that includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

THE MANUFACTURED HOUSING CONTRACTS

        GENERAL

        A manufactured housing contract evidences both (a) the obligation of the mortgagor to repay the loan evidenced thereby and (b) the grant of a security interest in the manufactured home to secure repayment of the loan. Certain aspects of both features of the manufactured housing contracts are described below.

        SECURITY INTERESTS IN MANUFACTURED HOMES

        The law governing perfection of a security interest in a manufactured home varies from state to state. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payments of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection under the provisions of the UCC is required. The lender, the servicer or the master servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing contract is registered. If the master servicer, the servicer or the lender fails to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the certificateholders may not have a first priority security interest in the manufactured home securing a manufactured housing contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must record a mortgage, deed of trust or deed to secure debt, as applicable, under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. In some cases, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site or if a court determines that a manufactured home is real property, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the mortgage collateral seller and transferred to the depositor. In certain cases, the master servicer or the servicer, as applicable, may be required to perfect a security interest in the manufactured home under applicable real estate laws. If the real estate recordings are not required and if any of the foregoing events were to occur, the only recourse of the certificateholders would be against the mortgage collateral seller under its repurchase obligation for breach of representations or warranties.

        The depositor will assign its security interests in the manufactured homes to the trustee on behalf of the certificateholders. See "Description of the Securities --Assignment of Loans" in this prospectus. Unless otherwise specified in the accompanying prospectus supplement, if a manufactured home is governed by the applicable motor vehicle laws of the relevant state neither the depositor nor the trustee will amend the certificates of title to identify the trustee as the new secured party. Accordingly, the depositor or any other entity as may be specified in the prospectus supplement will continue to be named as the secured party on the certificates of title relating to the manufactured homes. However, there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest may not be held effective against subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home or creditors of the assignor.

        If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered and if steps are not taken to re-perfect the trustee's security interest in the state, the security interest in the manufactured home will cease to be perfected. While in many circumstances the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation, there can be no assurance that the trustee will be able to do so.

        When a mortgagor under a manufactured housing contract sells a manufactured home, the trustee, or the servicer or the master servicer on behalf of the trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related lien before release of the lien.

        Under the laws of most states, liens for repairs performed on a manufactured home take priority over a perfected security interest. The applicable mortgage collateral seller typically will represent that it has no knowledge of any liens for any manufactured home securing payment on any manufactured housing contract. However, the liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the trustee or certificateholders if a lien arises and the lien would not give rise to a repurchase obligation on the part of the party specified in the related agreement.

        To the extent that manufactured homes are not treated as real property under applicable state law, manufactured housing contracts in most cases are
"chattel paper" as defined in the UCC in effect in the states in which the manufactured homes initially were registered. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the master servicer, the servicer or the depositor, as the case may be, will transfer physical possession of the manufactured housing contracts to the trustee or its custodian. In addition, the master servicer or the servicer will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts. Unless otherwise specified in the accompanying prospectus supplement, the manufactured housing contracts will not be stamped or marked otherwise to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the manufactured housing contracts without notice of the assignment, the trustee's interest in the manufactured housing contracts could be defeated. To the extent that manufactured homes are treated as real property under applicable state law, contracts will be treated in a manner similar to that described above with regard to mortgage loans. See "--The Mortgage Loans" above.

        ENFORCEMENT OF SECURITY INTERESTS IN MANUFACTURED HOMES

        The servicer or the master servicer on behalf of the trustee, to the extent required by the related agreement, may take action to enforce the trustee's security interest for manufactured housing contracts in default by repossession and sale of the manufactured homes securing the defaulted manufactured housing contracts. So long as the manufactured home has not become subject to real estate law, a creditor in most cases can repossess a manufactured home securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The debtor may also have a right to redeem the manufactured home at or before resale.

        Certain statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. For a discussion of deficiency judgments, see "--The Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders" above.

THE HOME IMPROVEMENT CONTRACTS

        GENERAL

        The home improvement contracts, other than those home improvement contracts that are unsecured or secured by mortgages on real estate, in most cases, are "chattel paper" and include "purchase money security interests" each as defined in the UCC. Those home improvement contracts are referred to in this section as "contracts". Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Unless specified in the accompanying prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trustee's interest in the contracts could be defeated. In addition, if the depositor were to become insolvent or a debtor in a bankruptcy case while in possession of the contracts, competing claims to the contracts could arise. Even if unsuccessful, these claims could delay payments to the trust and the securityholders. If successful, losses to the trust and the securityholders also could result.

        The contracts that are secured by the home improvements financed by those contracts grant to the originator of the contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement in most cases is not required to be filed to perfect a purchase money security interest in consumer goods. These purchase money security interests are assignable. In most cases, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must in most cases be perfected by a timely fixture filing. In most cases, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose this characterization, upon incorporation of these materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

        Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity. In addition to limitations imposed by FHA Regulations relating to home improvement contracts partially insured by the FHA under Title I, in some states, there are or may be specific limitations on the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties on an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, or OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly relating to loans and/or contracts having higher interest rates, may increase the likelihood of refinancing or other early retirements of the home equity loans and/or home improvement contracts.

        ENFORCEMENT OF SECURITY INTEREST IN HOME IMPROVEMENTS

        So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, "self-help" repossession that is "peaceful", that is, without breach of the peace, or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days or more depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states restrict repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting this type of sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the related property so that the debtor may redeem it at or before the resale.

        Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments and in many cases the defaulting borrower would have no assets with which to pay a judgment.

        Some other statutory provisions, including federal and state bankruptcy and insolvency laws and general equity principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

ENFORCEABILITY OF CERTAIN PROVISIONS

        Unless the accompanying prospectus supplement indicates otherwise, the loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

        The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty on the acceleration of a loan under a due-on-sale clause.

        The inability to enforce a due-on-sale clause may result in a loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact on the average life of the loans and the number of loans which may be outstanding until maturity.

        On foreclosure, courts have imposed general equitable principles. These equitable principles are designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, including the borrower failing to adequately maintain the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a deed to secure a debt or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

CONSUMER PROTECTION LAWS

        Numerous federal and state consumer protection laws impose requirements applicable to the origination of loans, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related loan.

        If the transferor of a consumer credit contract is also the seller of goods that give rise to the transaction, and, in certain cases, related lenders and assignees, the "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the borrower.

APPLICABILITY OF USURY LAWS

        Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, or Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans, including Cooperative Loans originated by some lenders. Title V also provides that, subject to certain conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any home improvement contract that is secured by a first lien on some kinds of consumer goods. The contracts would be covered if they satisfy some conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

        Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted this type of prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

        Usury limits apply to junior mortgage loans in many states and Mexico Loans. Any applicable usury limits in effect at origination will be reflected in the maximum interest rates for the mortgage loans, as described in the accompanying prospectus supplement.

        In most cases, each seller of a loan will have represented that the loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the interest rates on the loans will be subject to applicable usury laws as in effect from time to time.

ENVIRONMENTAL LEGISLATION

        Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

        The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act amended, among other things, the provisions of CERCLA for lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. For a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the mortgagor's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

        Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, some federal statutes and some states by statute impose an Environmental Lien. All subsequent liens on that property are usually subordinated to an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an Environmental Lien could be adversely affected.

        Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present for any mortgaged property prior to the origination of the loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any master servicer or servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability for the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants. However, the master servicer or the servicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

        Except as otherwise specified in the applicable prospectus supplement, at the time the loans were originated, no environmental assessment or a very limited environment assessment of the mortgaged properties will have been conducted.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

        Under the terms of the Relief Act a borrower who enters military service after the origination of the borrower's loan, including a borrower who was in reserve status and is called to active duty after origination of the loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise on application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves or Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military.

        Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related loan, no information can be provided as to the number of loans that may be affected by the Relief Act. For loans included in a trust, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer or the master servicer, as applicable, to collect full amounts of interest on the loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by Advances or any form of credit enhancement provided in connection with the related series of securities. In addition, the Relief Act imposes limitations that would impair the ability of the servicer or the master servicer, as applicable, to foreclose on an affected loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, if the Relief Act or similar legislation or regulations applies to any loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

        Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments on the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations on the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties on an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly for mortgage loans having higher loan rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

        Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations, or RICO statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

        A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime on which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

NEGATIVE AMORTIZATION LOANS

        A recent case held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980, or DIDMC, and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The case, which was decided by the First Circuit Court of Appeals, is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

        The following is a discussion of the material (and certain other) federal income tax consequences of the purchase, ownership and disposition of the securities. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which, including banks, insurance companies and foreign investors) may be subject to special rules. In addition, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. This discussion does not purport to be as detailed and complete as the advice a securityholder may get from its tax advisor and accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the consequences to them of investing in the securities and the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus or in a prospectus supplement. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences." Securityholders should consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the securities offered hereunder.

        The following discussion addresses REMIC and FASIT certificates representing interests in a trust for which the transaction documents require the making of an election to have the trust (or a portion thereof) be treated as one or more REMICs or FASITs. The prospectus supplement for each series of securities will indicate whether a REMIC or FASIT election or elections will be made for the related trust and, if that election is to be made, will identify all "regular interests" and "residual interests" in the REMIC or the "regular interests" and "high yield regular interests" in the FASIT, as the case may be.

If interests in a FASIT ownership interest are offered for sale the federal income consequences of the purchase, ownership and disposition of those interests will be described in the accompanying prospectus supplement. For purposes of this tax discussion, references to a "securityholder" or a "holder" are to the beneficial owner of a security.

        If neither a REMIC nor FASIT election is to be made for a particular series because, for example, a grantor trust structure is being used, the tax consequences of that structure will be discussed in the prospectus supplement for that series.

        Regulations specifically addressing certain of the issues discussed in this prospectus have not been issued and this discussion is based in part on regulations that do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities similar to the securities.

CLASSIFICATION OF REMICS AND FASITS

        Upon the issuance of each series of REMIC or FASIT certificates, one of Thacher Proffitt & Wood, Orrick, Herrington & Sutcliffe LLP or Stroock & Stroock & Lavan LLP, counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, indenture or trust agreement, the related trust, or each applicable portion of the trust, will qualify as a REMIC or FASIT, as the case may be, and the certificates offered with respect thereto will be considered to be (or evidence the ownership of) "regular interests," in the related REMIC or FASIT or, solely in the case of REMICs, "residual interests," in that REMIC. Opinions of counsel only represent the views of that counsel and are not binding on the Internal Revenue Service, known as the IRS, or the courts. Accordingly, there can be no assurance that the IRS and the courts will not take a differing position.

        No Treasury regulations supplementing the FASIT provisions of the Internal Revenue Code have been issued and many issues remain unresolved. Further, any future Treasury regulations may be applied retroactively, and the Internal Revenue Code authorizes the Treasury to issue "anti-abuse" regulations to prevent the abuse of the purposes of the FASIT provisions through transactions that are not primarily related to securitization of debt instruments by a FASIT. Although it is unclear what form of transactions such regulations may prohibit, it is expected that any transactions described in this prospectus would fall outside the scope of such regulations. Since the FASIT Provisions will ultimately be interpreted by their own regulations (which, as indicated above, have not yet been issued), investors should be cautious in purchasing any of the Certificates and should consult with their tax advisors in determining the federal, state, local and other tax consequences to them for the purchase, holding and disposition of the Certificates.

        In addition, certain FASIT regular interests or FASIT Regular Certificates may be treated as "high-yield regular interests." Special rules, discussed below apply to those securities. Although the accompanying prospectus supplement will indicate which FASIT securities are expected to be treated as "high-yield regular interests," in many cases it will not be clear as of the date of the prospectus supplement (and possibly not even after the issuance of the securities) whether any particular class will actually be so treated.

        If an entity electing to be treated as a REMIC or FASIT fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for that status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC or FASIT for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related certificates may not be accorded the status or given the tax treatment described in this prospectus under "Material Federal Income Tax Consequences". The IRS may, but is not compelled to provide relief but any relief may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement, indenture or trust agreement for each REMIC or FASIT will include provisions designed to maintain the trust's status as a REMIC or FASIT. It is not anticipated that the status of any trust as a REMIC or FASIT will be terminated.

TAXATION OF OWNERS OF REMIC AND FASIT REGULAR CERTIFICATES

        GENERAL

        In general, REMIC and FASIT Regular Certificates will be treated for federal income tax purposes as debt instruments and not as ownership interests in the REMIC or FASIT or its assets. Moreover, holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income for Regular Certificates under an accrual method.

        ORIGINAL ISSUE DISCOUNT

        Some REMIC or FASIT Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of Regular Certificates issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to Regular Certificates and certain other debt instruments issued with original issue discount.

Regulations have not been issued under that section.

        The Internal Revenue Code requires that a prepayment assumption be used for loans held by a REMIC or FASIT in computing the accrual of original issue discount on Regular Certificates issued by that issuer, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used for a Regular Certificate must be the same as that used in pricing the initial offering of the Regular Certificate. The prepayment assumption used by the master servicer, the servicer, or the REMIC or FASIT administrator, as applicable, in reporting original issue discount for each series of Regular Certificates will be consistent with this standard and will be disclosed in the accompanying prospectus supplement. However, none of the depositor, the REMIC or FASIT administrator, as applicable, or the master servicer or the servicer will make any representation that the loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

        The original issue discount, if any, on a REMIC or FASIT Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of Regular Certificates will be the first cash price at which a substantial amount of Regular Certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of Regular Certificates is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations, the stated redemption price of a REMIC or FASIT Regular Certificate is equal to the total of all payments to be made on that certificate other than "qualified stated interest." Qualified stated interest includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more
"qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that in most cases does not operate in a manner that accelerates or defers interest payments on a Regular Certificate.

        In the case of Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the Regular Certificates. If the original issue discount rules apply to the certificates, the accompanying prospectus supplement will describe the manner in which the rules will be applied by the master servicer, the servicer, or REMIC or FASIT administrator, as applicable, for those certificates in preparing information returns to the certificateholders and the Internal Revenue Service, or IRS.

        Some classes of the Regular Certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the Regular Certificate and accounted for as original issue discount. Because interest on Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the Regular Certificates.

        In  addition,   if  the  accrued  interest  to  be  paid  on  the  first
distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a Regular Certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is treated as part of the overall cost of the Regular Certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the Regular Certificate. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a certificateholder.

        Regardless of the general definition of original issue discount, original issue discount on a Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the Regular Certificate, by multiplying (i) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Under the OID regulations, original ISSUE DISCOUNT OF ONLY A DE MINIMIS AMOUNT, OTHER THAN DE MINIMIS original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the TOTAL AMOUNT OF THE DE MINIMIS original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the Regular Certificate. The OID regulations also would permit a CERTIFICATEHOLDER TO ELECT TO ACCRUE DE MINIMIS original issue discount into income currently based on a constant yield method. See "--Market Discount" for a description of that election under the OID regulations.

        IF ORIGINAL ISSUE DISCOUNT ON A REGULAR CERTIFICATE IS IN EXCESS OF A DE MINIMIS amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a Regular Certificate, the daily portions of original issue discount will be determined as follows.

        As to each "accrual period," that is, unless otherwise stated in the accompanying prospectus supplement, each period that begins or ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the Regular Certificate, if any, in future periods and (B) the distributions made on the Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the Regular Certificate will be received in future periods based on the loans being prepaid at a rate equal to the prepayment assumption and (2) using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued for that certificate in prior accrual periods, and reduced by the amount of any distributions made on that Regular Certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

        The OID regulations suggest that original issue discount for securities that represent multiple uncertificated regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount for securities that represent the ownership of multiple uncertificated regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as set forth in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

        A subsequent purchaser of a Regular Certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount for that certificate. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the Regular Certificate. The adjusted issue price of a Regular Certificate on any given day equals (i) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, plus
(ii) the daily portions of original issue discount for all days during the accrual period prior to that day minus (iii) any principal payments made during the accrual period prior to that day for the certificate.

        MARKET DISCOUNT

        A certificateholder that purchases a Regular Certificate at a market discount, that is, in the case of a Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income on receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Internal Revenue Code such a certificateholder in most cases will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

        A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, DISCOUNT, INCLUDING DE MINIMIS market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made for a Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income for all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "--Premium." Each of these elections to accrue interest, discount and premium for a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

        However, market discount for a Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule for original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied for market discount, presumably taking INTO ACCOUNT THE PREPAYMENT ASSUMPTION. IF MARKET DISCOUNT IS TREATED AS DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to ORIGINAL ISSUE DISCOUNT OF A DE MINIMIS amount. See "-- Original Issue Discount." This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

        Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on Regular Certificates should accrue, at the certificateholder's option:

o        on the basis of a constant yield method,

o in the case of a Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the Regular Certificate as of the beginning of the accrual period, or

o in the case of a Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the Regular Certificate at the beginning of the accrual period.

        Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a Regular Certificate purchased at a discount in the secondary market.

        To the extent that Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a Regular Certificate in most cases will be required to treat a portion of any gain on the sale or exchange of that Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

        In addition, under Section 1277 of the Internal Revenue Code, a holder of a Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a Regular CERTIFICATE PURCHASED WITH MARKET DISCOUNT. FOR THESE PURPOSES, THE DE MINIMIS rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

        PREMIUM

        A Regular Certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a Regular Certificate may elect under Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method over the life of the certificate. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related Regular Certificate, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "--Market Discount." The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount for Regular Certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

        REALIZED LOSSES

        Under Section 166 of the Internal Revenue Code, both corporate holders of the Regular Certificates and noncorporate holders of the Regular Certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more Realized Losses on the loans. However, it appears that a noncorporate holder that does not acquire a Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until the holder's certificate becomes wholly worthless--until its outstanding principal balance has been reduced to zero--and that the loss will be characterized as a short-term capital loss.

        Each holder of a Regular Certificate will be required to accrue interest and original issue discount for that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the loans or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a Regular Certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

        SPECIAL RULES FOR FASIT HIGH-YIELD REGULAR INTERESTS

        GENERAL. A high-yield interest in a FASIT is a subcategory of a FASIT regular interest. A FASIT high-yield regular interest is a FASIT regular interest that either (i) has an issue price that exceeds 125% of its stated principal amount, (ii) has a yield to maturity equal to or greater than a specified amount (generally 500 basis points above the appropriate applicable federal rate), or (iii) is an interest-only obligation whose interest payments consist of a non-varying specified portion of the interest payments on permitted assets. A holder of a FASIT high-yield regular interest is subject to treatment, described above, applicable to FASIT Regular Interests, generally.

        LIMITATIONS ON UTILIZATION OF LOSSES. The holder of a FASIT high-yield regular interest may not offset its income derived thereon by any unrelated losses. Thus, the taxable income of such holder will be at least equal to the taxable income derived from such interest (which includes gain or loss from the sale of such interests), any FASIT ownership interests and any excess inclusion income derived from REMIC Residual Interests. Thus, income from such interests generally cannot be offset by current net operating losses or net operating loss carryovers. Similarly, the alternative minimum taxable income of the holder of a high-yield regular interest cannot be less than such holder's taxable income determined solely for such interests. For purposes of these provisions, all members of an affiliated group filing a consolidated return are treated as one taxpayer. Accordingly, the consolidated taxable income of the group cannot be less than the group's "tainted" income (thereby preventing losses of one member from offsetting the tainted income of another member). However, to avoid doubly penalizing income, net operating loss carryovers are determined without regard to such income for both regular tax and alternative minimum tax purposes.

        TRANSFER RESTRICTIONS. Transfers of FASIT high-yield Regular Certificates to certain "disqualified holders" will (absent the satisfaction of certain conditions) be disregarded for federal income tax purposes. In such event, the most recent eligible holder (generally the transferring holder) will continue to be taxed as if it were the holder of the certificate (although the disqualified holder (and not the most recent eligible holder) would be taxable on any gain recognized by such holder for such interest). Although not free from doubt, the tax ownership of a FASIT high-yield Regular Certificate may (absent the satisfaction of certain conditions) revert to a prior holder even if the transferee becomes a disqualified holder after the relevant transfer. Each applicable pooling and servicing agreement, trust agreement or indenture requires, as a prerequisite to any transfer of a FASIT high-yield Regular Certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified holder and contains certain other provisions designed to preclude the automatic reversion of the tax ownership of such Certificate. For these purposes, a "disqualified holder' is any person other than a (i) FASIT or (ii) domestic C corporation (other than a corporation that is exempt from (or not subject to) federal income tax); provided, however, that all (a) regulated investment companies subject to the provisions of Part I of subchapter M of the Internal Revenue Code, (b) real estate investment trusts subject to the provisions of Part II of subchapter M of the Internal Revenue Code, (c) REMICs, and (d) cooperatives described in Section 1381(a) of the Internal Revenue Code are also "disqualified holders."

PASS-THROUGH ENTITIES HOLDING FASIT REGULAR CERTIFICATES

        If a Pass-Through Entity issues a high-yielding debt or equity interest that is supported by any FASIT Regular Interest, such entity will be subject to an excise tax unless no principal purpose of such resecuritization was the avoidance of the rules relating to FASIT High-yield Interests (pertaining to eligible holders of such interests). See "Taxation of Owners of REMIC and FASIT Regular Certificates-Taxation of Holders of FASIT High-yield Regular Interests - Transfer Restrictions". The tax will apply if the original yield to maturity of the debt or equity interest in the Pass-Through Entity exceeds the greater of
(i) the sum of (a) the applicable federal rate in effect for the calendar month in which the debt or equity interest is issued) and (b) five percentage points or (ii) the yield to maturity to such entity on the FASIT Regular Interest (determined as of the date that such entity acquired such interest). The Internal Revenue Code provides that Treasury regulations will be issued to provide the manner in which to determine the yield to maturity of any equity interest. No such regulations have yet been issued. If such tax did apply, the tax would equal the product of (i) the highest corporate tax rate and (ii) the income of the holder of the debt or equity interest that is properly attributable to the FASIT Regular Interest supporting such interest.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

        GENERAL

        As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the loans or as debt instruments issued by the REMIC.

        A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the accompanying prospectus supplement. The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described in this prospectus in "--Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."

        A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC Residual Certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The committee report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a REMIC residual certificateholder that purchased the REMIC Residual Certificate from a prior holder of such certificate at a price greater than, or less than, the adjusted basis (as defined below) that REMIC Residual Certificate would have had in the hands of an original holder of that Certificate. The REMIC regulations, however, do not provide for any such modifications.

        Any payments received by a REMIC residual certificateholder in connection with the acquisition of that REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any payment would be includible in income immediately on its receipt, the IRS might assert that the payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

        The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders after-tax rate of return.

        TAXABLE INCOME OF THE REMIC

        The taxable income of the REMIC will equal the income from the loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of Realized Losses to Regular Certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the Regular Certificates, and any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, amortization of any premium on the loans, bad debt deductions for the loans and, except as described below, for servicing, administrative and other expenses.

        For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the master servicer, the servicer, or REMIC administrator, as applicable, intends to treat the fair market value of the loans as being equal to the aggregate issue prices of the Regular Certificates and REMIC Residual Certificates. The aggregate basis will be allocated among the loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "-- Taxation of Owners of REMIC and FASIT Regular

Certificates--Original Issue Discount." Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the master servicer, the servicer, or REMIC administrator, as applicable, may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the loans and other property held by the REMIC.

        SUBJECT TO THE POSSIBLE APPLICATION OF THE DE MINIMIS rules, the method of accrual by the REMIC of original issue discount income and market discount income for loans that it holds will be equivalent to the method of accruing original issue discount income for Regular Certificateholders--under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires collateral at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See "-- Taxation of Owners of REMIC and FASIT Regular Certificates" above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to loans with market discount that it holds.

        A loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the Regular Certificates. It is anticipated that each REMIC will elect under
Section 171 of the Internal Revenue Code to amortize any premium on the loans. Premium on any loan to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

        A REMIC will be allowed deductions for interest, including original issue discount, on the Regular Certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, equal to the deductions that would be allowed if the Regular Certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "-- Taxation of Owners of REMIC and FASIT Regular Certificates--Original Issue DISCOUNT," EXCEPT THAT THE DE MINIMIS rule and the adjustments for subsequent holders of Regular Certificates, including any other class of certificates constituting "regular interests" in the REMIC not offered hereby, described therein will not apply.

        If a class of Regular Certificates is issued at an Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year for the Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC and FASIT Regular Certificates--Original Issue Discount."

        As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC Residual

Certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

        BASIS RULES, NET LOSSES AND DISTRIBUTIONS

        The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for that REMIC Residual Certificate, increased by amounts included in the income of the related certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related certificateholder.

        A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC residual certificateholders to deduct net losses in accordance with additional limitations under the Internal Revenue Code, as to which the certificateholders should consult their tax advisors.

        Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Certificates will not be sufficiently large that distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the trust. However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, for which the REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent the REMIC residual certificateholders initial bases are less than the distributions to the REMIC residual certificateholders, and increases in the initial bases either occur after distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized to the REMIC residual certificateholders on those distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

        The effect of these rules is that a certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or on the sale of its REMIC Residual Certificate. See "-- Sales of REMIC Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual
Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to its holder and the adjusted basis the REMIC Residual Certificate would have had in the hands of the original holder, see "--General."

        EXCESS INCLUSIONS

        Any "excess inclusions" for a REMIC Residual Certificate will be subject to federal income tax in all events.

        In general, the "excess inclusions" for a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during that quarter that the REMIC Residual Certificate was held by the REMIC residual certificateholder. The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made on the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC Residual Certificates were sold. If less than a substantial amount of a particular class of REMIC Residual Certificates is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

        For REMIC residual certificateholders, an excess inclusion:

o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

o will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and

o will not be eligible for any rate reduction or exemption under any applicable tax treaty for the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors.

        See, however, "--Foreign Investors in Regular Certificates."

        Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of (ii), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

        In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions allocated to the REMIC Residual Certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion from a REMIC Residual Certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

        NONECONOMIC REMIC RESIDUAL CERTIFICATES

        Under the REMIC regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC Residual Certificate. The REMIC regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions on the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement or trust agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

        The accompanying prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC regulations. Any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based on some assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in Regular Certificates" for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

        POSSIBLE PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS

        Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related Regular Certificates. Unless otherwise stated in the accompanying prospectus supplement, fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related Regular Certificates.

        For REMIC Residual Certificates or Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to the individual's, estate's or trust's share of fees and expenses will be added to the gross income of that holder and (ii) the individual's, estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Internal Revenue Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over that amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC certificateholders that are in accordance with the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in the holder's gross income. Accordingly, the REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or Pass-Through Entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors should consult with their tax advisors prior to making an investment in these certificates.

     TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN

ORGANIZATIONS

     If  a  REMIC   Residual   Certificate  is  transferred  to  a  Disqualified
Organization, a tax would be imposed in an amount, determined under the REMIC regulations, equal to: the product of

(1) the present value, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions on the REMIC Residual Certificate for periods after the transfer; and

(2) the highest marginal federal income tax rate applicable to corporations.

        The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. This tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax on a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

o    residual   interests   in  the   entity   are  not  held  by   Disqualified
     Organizations; and

o information necessary for the application of the tax described in this prospectus will be made available.

        Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

(1) requiring any transferee of a REMIC Residual Certificate to provide an affidavit representing that it is not a Disqualified Organization and is not acquiring the REMIC Residual Certificate on behalf of a Disqualified Organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC Residual Certificate;

(2) providing that any transfer of a REMIC Residual Certificate to a Disqualified Organization shall be null and void; and

(3) granting to the master servicer or the servicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC Residual Certificate that shall become owned by a Disqualified Organization despite (1) and (2) above.

        In addition, if a Pass-Through Entity includes in income excess inclusions on a REMIC Residual Certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization and (ii) the highest marginal federal income tax rate imposed on corporations. A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass-Through Entity
(i) the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder or (ii) a statement under penalties of perjury that the record holder is not a Disqualified Organization. For taxable years beginning after December 31, 1997, regardless of the preceding two sentences, in the case of a REMIC Residual Certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by Disqualified Organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

        SALES OF CERTIFICATES

        If a certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of that Regular Certificate to that certificateholder, increased by income reported by the certificateholder with respect to that Regular Certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the Regular Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as described below, any gain or loss generally will be capital gain or loss.

        Gain from the sale of a REMIC Regular Certificate (but not a FASIT regular interest) that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of
(i) the amount that would have been includible in the seller's income for the Regular Certificate had income accrued thereon at a rate equal to 110% of the "applicable federal rate", which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a Regular Certificate by a seller who purchased the Regular Certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the certificate was held. See "--Taxation of Owners of REMIC and FASIT Regular Certificates--Market Discount."

        A portion of any gain from the sale of a Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate", which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

        Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

        If the seller of a REMIC Residual Certificate reacquires the certificate, any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Internal Revenue
Code) within six months of the date of the sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code. In that event, any loss realized by the REMIC residual certificateholders on the sale will not be deductible, but instead will be added to the REMIC residual certificateholders adjusted basis in the newly-acquired asset.

        PROHIBITED TRANSACTIONS AND OTHER TAXES

        The Internal Revenue Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of a loan, the receipt of income from a source other than any loan or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

        REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the accompanying prospectus supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

        Unless otherwise disclosed in the accompanying prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

        Unless otherwise stated in the accompanying prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer, the servicer, the REMIC administrator or the trustee in either case out of its own funds, provided that the master servicer, the servicer, the REMIC administrator or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer's, the servicer's, the REMIC administrator's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement or trust agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the master servicer, the servicer or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

        In the case of a FASIT, the holder of the ownership interest and not the FASIT itself will be subject to any prohibited transaction taxes.

        TERMINATION

        A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the loans or on a sale of the
REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the certificateholder's adjusted basis in the certificate, the certificateholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

        REPORTING AND OTHER ADMINISTRATIVE MATTERS

        Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. Unless otherwise stated in the accompanying prospectus supplement, the master servicer, the servicer, or the REMIC administrator, as applicable, will file REMIC federal income tax returns on behalf of the related REMIC and will act as the "tax matters person" for the REMIC in all respects, and may hold a nominal amount of REMIC Residual Certificates.

        As the tax matters person, the master servicer, the servicer, or the REMIC administrator, as applicable, will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders will be required to report the REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the master servicer, the servicer, or the REMIC administrator, as applicable, as tax matters person, and the IRS concerning any REMIC item.

        Adjustments made to the REMIC tax return may require a REMIC residual certificateholders to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of the certificateholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

        Reporting of interest income, including any original issue discount, on Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of regular Interests and the IRS; holders of Regular Certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph on request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a Regular Certificate issued with original issue discount to disclose on its face information including the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting for the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, typically on a quarterly basis.

        As applicable, the Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the master servicer or the servicer will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC and FASIT Regular Certificates--Market Discount."

        The responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the servicer. Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations. Any request should be directed to the master servicer or the servicer at Residential Funding Corporation, 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437.

BACKUP WITHHOLDING WITH RESPECT TO SECURITIES

        Payments of interest and principal, as well as payments of proceeds from the sale of securities, may be subject to the "backup withholding tax" under
Section 3406 of the Internal Revenue Code at a rate of 31% if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

FOREIGN INVESTORS IN REGULAR CERTIFICATES

        A regular certificateholder (other than a holder of a FASIT high-yield regular interest) that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a Regular Certificate will not be subject to United States federal income or withholding tax on a distribution on a Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder. For these purposes, United States person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Internal Revenue Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person regardless of the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply to a REMIC Regular Certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates or a FASIT Regular Certificate held by a person that owns directly or indirectly a 10% or greater interest in the holder of the ownership interest in the FASIT. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

        In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

        Further, it appears that a Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

        Unless otherwise stated in the accompanying prospectus supplement, transfers of REMIC Residual Certificates and FASIT high-yield regular interests to investors that are not United States persons will be prohibited under the related pooling and servicing agreement or trust agreement.

        NEW WITHHOLDING REGULATIONS

        The Treasury Department has issued new regulations which make some modifications to the withholding, backup withholding and information reporting rules described above. The new regulations attempt to unify certification requirements and modify reliance standards. The new regulations will be effective for most payments made after December 31, 2000. The new regulations contain transaction rules applicable to some payments made after December 31, 2000. Prospective investors are urged to consult their tax advisors regarding the New Regulations.

                        STATE AND OTHER TAX CONSEQUENCES

        In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the certificates offered hereby.

                              ERISA CONSIDERATIONS

        Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, or ERISA, impose fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans, subject to ERISA, or Plans, and on bank collective investment funds and insurance company general and separate accounts in which those Plans are invested. Section 4975 of the Internal Revenue Code imposes essentially the same prohibited transaction restrictions on Tax-Favored Plans.

        Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans (as defined in Section 3(33) of ERISA), are not subject to the ERISA requirements discussed in this prospectus. Accordingly, assets of these plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any plan that is a tax-qualified plan and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

        In addition to ERISA rules imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving "plan assets" of Plans and Tax-Favored Plans, or ERISA plans, and Parties in Interest, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code, unless a statutory or administrative exemption is available for any transaction of this sort.

ERISA PLAN ASSET REGULATIONS

        An investment of ERISA plan assets in securities may cause the underlying loans, private securities or any other assets held in a trust to be deemed "plan assets" of the Plan. The U.S. Department of Labor, or DOL, has promulgated regulations at 29 C.F.R. Section 2510.3-101, or the DOL Regulations, concerning whether or not an ERISA plan's assets would be deemed to include an interest in the underlying assets of an entity, including a trust, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, when ERISA plan assets are used to acquire an "equity interest," such as a certificate, in that entity. Exceptions contained in the DOL Regulations provide that an ERISA plan's assets will not include an undivided interest in each asset of an entity in which it makes an equity investment if:

        (i)    the entity is an operating company;

        (ii) the equity investment made by the ERISA plan is either a "publicly-offered security" that is "widely held," both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or

        (iii) Benefit Plan Investors do not own 25% or more in value of any class of equity interests issued by the entity.

 For this purpose, the term "Benefit Plan Investors" include ERISA plans, as well as any "employee benefit plan," as defined in Section 3(3) or ERISA, which is not subject to Title I of ERISA, such as governmental plans, as defined in
 Section 3(32) of ERISA, church plans, as defined in Section 3(33) of ERISA, which have not made an election under Section 410(d) of the Internal Revenue

 Code, foreign plans and any entity whose underlying assets include ERISA plan assets by reason of an ERISA plan's investment in the entity. The DOL Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features."

        Because of the factual nature of some of the rules in the DOL Regulations, ERISA plan assets may be deemed to include either an interest in the assets of an entity, including a trust, or merely an ERISA plan's interest in the instrument evidencing such equity interest, such as a certificate. Therefore, neither ERISA plans nor entities deemed to hold ERISA plan assets should acquire or hold securities, in reliance on the availability of any exception under the DOL Regulations, either (i) certificates or (ii) notes which may be deemed (if so stated) in the accompanying prospectus supplement to have "substantial equity features." For purposes of this section, the term "ERISA plan assets" or "assets of an ERISA plan" has the meaning specified in the DOL Regulations and includes an undivided interest in the underlying assets of some entities in which a ERISA plan invests.

        The  prohibited  transaction  provisions  of  Section  406 of ERISA  and
Section 4975 of the Internal Revenue Code may apply to a trust and cause the depositor, the master servicer, any Administrator, any servicer, any subservicer, any trustee, the obligor under any credit enhancement mechanism or some affiliates of those entities to be considered or become Parties in Interest for an investing ERISA plan or of an ERISA plan holding an interest in an ERISA-subject investment entity. If so, the acquisition or holding of securities by or on behalf of the investing ERISA plan could also give rise to a prohibited transaction under ERISA and/or Section 4975 of the Internal Revenue Code, unless some statutory or administrative exemption is available. Securities acquired by an ERISA plan would be assets of that plan. Under the DOL Regulations, a trust, including the mortgage loans, private securities or any other assets held in the trust, may also be deemed to be assets of each ERISA plan that acquires certificates or notes deemed to have "substantial equity features." Special caution should be exercised before ERISA plan assets are used to acquire a security in those circumstances, especially if, for the ERISA plan assets, the depositor, the master servicer, any Administrator, any servicer, any subservicer, any trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either (i) has investment discretion for the investment of the ERISA plan assets; or (ii) has authority or responsibility to give, or regularly gives, investment advice for ERISA plan assets for a fee under an agreement or understanding that any advice will serve as a primary basis for investment decisions for the ERISA plan assets.

        Any person who has discretionary authority or control respecting the management or disposition of ERISA plan assets, and any person who provides investment advice for the ERISA plan assets for a fee (in the manner described above), is a fiduciary of the investing ERISA plan. If the mortgage loans, private securities or any other assets held in a trust were to constitute ERISA plan assets, then any party exercising management or discretionary control for those ERISA plan assets may be deemed to be a "fiduciary," and thus subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, for any investing ERISA plan. In addition, if the mortgage loans, private securities or any other assets held in a trust were to constitute ERISA plan assets, then the acquisition or holding of securities by, on behalf of a ERISA plan assets or with ERISA plan assets, as well as the operation of the trust, may constitute or result in a prohibited transaction under ERISA and the Internal Revenue Code.

PROHIBITED TRANSACTION EXEMPTIONS

     CERTIFICATES. The DOL has issued an individual exemption, prohibited transaction exemption, or PTE, 94-29, 59 Fed. Reg. 14674 (March 29, 1994), as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), to Residential Funding Corporation and certain of its affiliates, the RFC exemption, which generally exempts, from the application of the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Internal Revenue Code, various transactions, among others, relating to the servicing and operation of pools of secured obligations of some types, including mortgage loans and private securities, which are held in a trust and the purchase, sale and holding of pass-through certificates issued by that trust as to which

        (i) the depositor or any of its affiliates is the sponsor if any entity which has received from the DOL an individual prohibited transaction exemption which is similar to the RFC exemption is the sole underwriter, a manager or co-manager of the underwriting syndicate or a seller or placement agent, or

        (ii)   the  depositor or an affiliate  is the  underwriter  or placement
               agent,   provided  that  the  conditions  of  the  exemption  are
               satisfied.

For purposes of this section, the term underwriter includes

        (a)    the depositor and certain of its affiliates,

        (b)    any  person   directly  or   indirectly,   through  one  or  more
               intermediaries,   controlling,  controlled  by  or  under  common
               control with the depositor and certain of its affiliates,

        (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of certificates, or

        (d) any entity which has received an exemption from the DOL relating to certificates which is substantially similar to the RFC exemption.

        The RFC exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of certificates to be eligible for exemptive relief under the exemption.

o First, the acquisition of certificates by an ERISA plan or with ERISA plan assets must be on terms that are at least as favorable to the ERISA plan as they would be in an arm's-length transaction with an unrelated party.

o Second, the RFC exemption only applies to certificates evidencing rights and interests that are not subordinated to the rights and interests evidenced by the other certificates of the same trust.

o Third, at the time of acquisition by an ERISA plan or with ERISA plan assets, the certificates must be rated in one of the three highest generic rating categories by Standard & Poor's, a division of McGraw Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc., called the exemption rating agencies.

o Fourth, the trustee cannot be an affiliate of any other member of the restricted group which consists of any underwriter, the depositor, the master servicer, the REMIC administrator, any servicer, any subservicer, any trustee and any borrower for assets of a trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the related trust as of the date of initial issuance of the certificates.

o Fifth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor under the assignment of the assets to the related trust must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer, the REMIC administrator, any servicer and any subservicer must represent not more than reasonable compensation for that person's services under the related pooling and servicing agreement or trust agreement and reimbursement of that person's reasonable expenses in connection therewith.

o Sixth, the RFC exemption states that the investing ERISA plan or ERISA plan assets investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

In addition, except as otherwise specified in the accompanying prospectus supplement, the exemptive relief afforded by the RFC exemption may not apply to any certificates where the related trust contains a swap or Mexico Loans.

        The RFC exemption also requires that each trust meet the following requirements:

o the trust must consist solely of assets of the type that have been included in other investment pools;

o certificates evidencing interests in those other investment pools must have been rated in one of the three highest categories of one of the exemption rating agencies for at least one year prior to the acquisition of certificates by or on behalf of an ERISA plan or with ERISA plan assets in reliance on the RFC exemption; and

o certificates in the other investment pools must have been purchased by investors other than ERISA plans for at least one year prior to any acquisition of certificates by or on behalf of an ERISA plan or with ERISA plan assets in reliance on the RFC exemption.

        A fiduciary of or other investor of ERISA plan assets contemplating purchasing a certificate must make its own determination that the general conditions described above will be satisfied for that certificate.

        If the general conditions of the RFC exemption are satisfied, the RFC exemption may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by or with ERISA plan assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of a certificate by or with ERISA plan assets of an excluded plan by any person who has discretionary authority or renders investment advice for ERISA plan assets of the excluded plan. For purposes of the certificates, an excluded plan is a ERISA plan sponsored by any member of the restricted group.

        If specific conditions of the RFC exemption are also satisfied, the RFC exemption may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(b)(1) and (b)(2) of ERISA and Section 4975(c)(1)(E) of the Internal Revenue Code, in connection with the following:

(1) the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between the depositor or an underwriter and an ERISA plan when the person who has discretionary authority or renders investment advice for the investment of the relevant ERISA plan assets in the certificates is:

               (a) a borrower with respect to 5% or less of the fair market value of the assets of a trust; or

(b)     an affiliate of such a person,

               provided  that,  if the  certificates  are acquired in connection
               with  their  initial  issuance,  the  quantitative   restrictions
               described in the RFC exemption are met.

(2)            the  direct  or  indirect   acquisition  or  disposition  in  the
               secondary market of certificates by an ERISA plan or with ERISA plan assets; and

(3) the holding of certificates by an ERISA plan or with ERISA plan assets.

        Additionally, if specific conditions of the RFC exemption are satisfied, the RFC exemption may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the pools. The depositor expects that the specific conditions of the RFC exemption required for this purpose will be satisfied for the certificates so that the RFC exemption would provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a) and (b) of ERISA and Section 4975 of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the pools, provided that the general conditions of the RFC exemption are satisfied.

        The RFC exemption also may provide an exemption from, the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest for an investing ERISA plan, or an ERISA plan holding interests in an ERISA-subject investment entity, by virtue of providing services to the ERISA plan or the investment entity, or by virtue of having specified relationships to such a person, solely as a result of the ERISA plan's ownership of certificates.

        Before purchasing a certificate, a fiduciary or other investor of ERISA plan assets should itself confirm that (a) the certificates constitute "certificates" for purposes of the RFC exemption and (b) the specific and general conditions described in the RFC exemption and the other requirements in the RFC exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the RFC exemption, the fiduciary or other ERISA plan assets investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any securities with ERISA plan assets.

        Any fiduciary or other ERISA plan assets investor that proposes to purchase certificates on behalf of an ERISA plan or with ERISA plan assets should consult with its counsel for the potential applicability of ERISA and the Internal Revenue Code to that investment and the availability of the RFC exemption or any other DOL prohibited transaction class exemption, or PTCE, in connection therewith. In particular, in connection with a contemplated purchase of certificates representing a beneficial ownership interest in a pool of single-family residential first or second mortgage loans or Agency Securities, the fiduciary or other ERISA plan assets investor should consider the availability of the RFC exemption or PTCE 83-1 for some transactions involving mortgage pool investment trusts. However, PTCE 83-1 does not provide exemptive relief for certificates evidencing interests in trusts which include loans secured by third or more junior liens or Cooperative Loans or some types of private securities, or which contain a swap or Mexico Loans. In addition, the fiduciary or other ERISA plan assets investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code, including Sections I and III of PTCE 95-60, regarding transactions by insurance company general accounts. The accompanying prospectus supplement may contain additional information regarding the application of the RFC exemption, PTCE 83-1, PTCE 95-60 or other DOL class exemptions for the certificates offered thereby. There can be no assurance that any of these exemptions will apply for any particular ERISA plan's or other ERISA plan assets investor's investment in the certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with this form of investment.

        NOTES. With respect to the purchase and holding of notes, an ERISA plan fiduciary or other ERISA plan assets investor should consider the availability of some class exemptions granted by the DOL, which provide relief from some of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Internal Revenue Code, including PTCE 96-23, regarding transactions effected by an "in-house asset manager"; PTCE 95-60, regarding transactions by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding transactions by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by a "qualified professional asset manager." The accompanying prospectus supplement may contain additional information regarding the application of these class exemptions for the notes offered by this prospectus.

INSURANCE COMPANY GENERAL ACCOUNTS

        In addition to any exemptive relief that may be available under PTCE 95-60 for the purchase and holding of the certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new
Section 401(c) to ERISA,  which provides exemptive relief from the provisions of
Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by Section 4975 of the Internal Revenue Code, for transactions involving an insurance company general account.

        The 401(c) Regulations are to provide guidance for the purpose of determining, in cases where insurance policies or annuity contracts supported by an insurer's general account are issued to or for the benefit of a ERISA plan on or before December 31, 1998, which general account assets constitute ERISA plan assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA or Section 4975 of the Internal Revenue Code on the basis of a claim that the assets of an insurance company general account constitute ERISA plan assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account that support insurance policies or annuity contracts issued to a ERISA plan after December 31, 1998 or issued to ERISA plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as ERISA plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as ERISA plan assets of any ERISA plan invested in a separate account. Insurance companies contemplating the investment of general account assets in the certificates should consult with their legal counsel with respect to the applicability of Sections I and III of PTCE 95-60 and Section 401(c) of ERISA, including the general account's ability to continue to hold the certificates after the date which is 18 months after the date the 401(c) Regulations become final.

REPRESENTATIONS FROM INVESTING PLANS

        CERTIFICATES. It is not clear whether certificates backed by revolving credit loans, unsecured loans or loans with LTVs in excess of 100% would constitute "certificates" for purposes of the RFC exemption. In promulgating the RFC exemption, the DOL did not have under consideration interests in pools of the exact nature described in this paragraph and accordingly, unless otherwise provided in the accompanying prospectus supplement, certificates backed by loans mentioned in this paragraph should not be purchased by or on behalf of an ERISA plan or with ERISA plan assets based solely on the RFC exemption. In addition, the exemptive relief afforded by the RFC exemption will not apply to the purchase, sale or holding of any class of subordinate certificates and may not apply, unless certain additional conditions set forth in the accompanying prospectus supplement are satisfied, to any certificates where the related trust contains a Funding Account during the period in which additional mortgage loans are permitted to be transferred to the trust.

        The exemptive relief afforded by the exemption will not apply to the purchase, sale or holding of any class of subordinate certificates or REMIC Residual Certificates. If certificates are backed by loans mentioned in the paragraph next above or are subordinate certificates, or if the related trust contains a swap or Mexico Loan, except as otherwise specified in the accompanying prospectus supplement, transfers of those certificates to an ERISA plan, to a trustee or other person acting on behalf of any ERISA plan, or to any other person using ERISA plan assets to effect the acquisition, will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer which opinion will not be at the expense of the depositor, the trustee or the master servicer that the purchase of the certificates by or on behalf of the ERISA plan or with ERISA plan assets is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code, and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

        In lieu of an opinion of counsel, except as otherwise specified in the accompanying prospectus supplement, the transferee may provide a certification of facts substantially to the effect that the purchase of the certificates by or on behalf of the ERISA plan or with ERISA plan assets is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code, will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the pooling and servicing agreement, and the following conditions are met: (a) the source of funds used to purchase the certificates is an "insurance company general account" (as that term is defined in PTCE 95-60), and (b) the conditions in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of the certificates.

        NOTES. If the accompanying prospectus supplement states that any of the notes being issued have "substantial equity features" within the meaning of the DOL Regulations, transfers of the notes to an ERISA plan, to a trustee or other person acting on behalf of any ERISA plan, or to any other person using the assets of any ERISA plan to effect the acquisition will not be registered by the indenture trustee unless the transferee provides the depositor, the indenture trustee and the master servicer or the servicer with an opinion of counsel satisfactory to the depositor, the indenture trustee and the master servicer or the servicer, which opinion will not be at the expense of the depositor, the indenture trustee or the master or the servicer, that the purchase of the notes by or on behalf of the ERISA plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or
Section 4975 of the Internal Revenue Code and will not subject the depositor, the indenture trustee or the master servicer or the servicer to any obligation in addition to those undertaken in the trust agreement. In lieu of the opinion of counsel, the transferee may provide a certification of facts substantially to the effect that (i) the purchase of notes by or on behalf of the ERISA plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and will not subject the depositor, the indenture trustee or the master servicer or the servicer to any obligation in addition to those undertaken in the trust agreement, and (ii) the following statements are correct: (a) the transferee is an insurance company, (b) the source of funds used to purchase the notes is an "insurance company general account," as the term is defined in PTCE 95-60, and (c) the conditions described in Section I and
Section III of PTCE 95-60 have been satisfied as of the date of the acquisition of the notes.

TAX-EXEMPT INVESTORS

        A Tax-Exempt Investor nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income," or UBTI, within the meaning of Section 512 of the Internal Revenue Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions."

CONSULTATION WITH COUNSEL

        There can be no assurance that the RFC exemption or any other DOL exemption will apply for any particular ERISA plan that acquires the certificates or, even if all of the conditions specified therein were satisfied, that the exemption would apply to all transactions involving a trust. Prospective ERISA plan investors should consult with their legal counsel concerning the impact of ERISA and the Internal Revenue Code and the potential consequences to their specific circumstances prior to making an investment in the certificates.

        Before purchasing a security in reliance on any exemption, a fiduciary of an ERISA plan should itself confirm that all of the specific and general conditions described in the exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the exemption, an ERISA plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase a security on behalf of an ERISA plan.

        Any fiduciary or other investor of ERISA plan assets that proposes to acquire or hold certificates on behalf of an ERISA plan or with ERISA plan assets should consult with its counsel for the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment and the exemption and the availability of exemptive relief under PTCE 83-1, Sections I and III of PTCE 95-60 or any other DOL class exemption.

                            LEGAL INVESTMENT MATTERS

        Each class of securities offered hereby and by the accompanying prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. If stated in the accompanying prospectus supplement, classes that are, and continue to be, rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created under or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any of these entities for "mortgage related securities," these securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Certain States enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

        SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. SS24 (Seventh), subject in each case to any regulations that the applicable federal regulatory authority may prescribe.

        The 1998 Policy Statement was adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinded a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it was considering acquiring was high-risk, and, if so, required that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

        The OTS has issued Thrift Bulletin 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," or TB 13a, which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS. One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position to conduct (i) a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and (ii) a pre-purchase price sensitivity analysis of any "complex security" or financial derivative. For the purposes of TB 13a, "complex security" includes, among other things, any collateralized mortgage obligation or REMIC security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). One or more classes of securities offered hereby and by the accompanying prospectus supplement may be viewed as "complex securities". The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

        Prospective investors in the securities, including in particular the classes of securities that do not constitute "mortgage related securities" for purposes of SMMEA, should consider the matters discussed in the following paragraph.

        There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                                 USE OF PROCEEDS

        Substantially all of the net proceeds to be received from the sale of securities will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the loans underlying the securities or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of securities similar to the securities from time to time, but the timing and amount of any additional offerings will be dependent on a number of factors, including the volume of loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHODS OF DISTRIBUTION

        The securities offered hereby and by the accompanying prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from that sale.

        The depositor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of two or more of the following methods:

o by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters

o by placements by the depositor with institutional investors through dealers; and

o        by direct placements by the depositor with institutional investors.

        In addition, if specified in the accompanying prospectus supplement, a series of securities may be offered in whole or in part in exchange for the loans, and other assets, if applicable, that would comprise the trust securing the securities.

        If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. These underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as described in the accompanying prospectus supplement. The managing underwriter or underwriters for the offer and sale of a particular series of securities will be set forth on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the accompanying prospectus supplement.

        In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them from the depositor and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

        It is anticipated that the underwriting agreement pertaining to the sale of any series of securities will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all of the securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

        The prospectus supplement for any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

        The depositor anticipates that the securities offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of securities. Holders of securities should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

        Certain legal matters, including certain federal income tax matters, will be passed on for the depositor by Thacher Proffitt & Wood, New York, New York, Orrick, Herrington & Sutcliffe LLP, New York, New York or Stroock & Stroock & Lavan LLP, as specified in the prospectus supplement.

                              FINANCIAL INFORMATION

        The depositor has determined that its financial statements are not material to the offering made hereby. The securities do not represent an interest in or an obligation of the depositor. The depositor's only obligations for a series of securities will be to repurchase certain loans on any breach of limited representations and warranties made by the depositor, or as otherwise provided in the applicable prospectus supplement.

                             ADDITIONAL INFORMATION

        The depositor has filed the registration statement with the Securities and Exchange Commission. The depositor is also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, or Exchange Act, and, accordingly, will file reports thereunder with the Securities and Exchange Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 and electronically through the Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval System at the Securities and Exchange Commission's Web Site (http://www.sec.gov).

        Copies of Ginnie Mae's information statement and annual report can be obtained by writing or calling the United States Department of Housing and Urban Development, 451-7th Street S.W., Room 6210, Washington, D.C. 20410-9000 (202-708-3649). Copies of Freddie Mac's most recent offering circular for Freddie Mac Certificates, Freddie Mac's information statement and most recent supplement to such information statement and any quarterly report made available by Freddie Mac can be obtained by writing or calling the Investor Relations
Department of Freddie Mac at Post Office Box 4112, Reston, Virginia 22090 (outside the Washington, D.C. metropolitan area, telephone 800-424-5401, ext. 8160; within the Washington, D.C. metropolitan area, telephone 703-759-8160). Copies of Fannie Mae's most recent prospectus for Fannie Mae Certificates and Fannie Mae's annual report and quarterly financial statements, as well as other financial information, are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-537-7115). The depositor does not, and will not, participate in the preparation of Ginnie Mae's information statements or annual reports, Freddie Mac's offering circulars, information statements or any supplements thereto or any of its quarterly reports or Fannie Mae's prospectuses or any of its reports, financial statements or other information and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.

                           REPORTS TO SECURITYHOLDERS

        Monthly reports which contain information concerning the trust fund for a series of securities will be sent by or on behalf of the master servicer, the servicer or the trustee to each holder of record of the securities of the related series. See "Description of the Securities--Reports to Securityholders." Reports forwarded to holders will contain financial information that has not been examined or reported on by an independent certified public accountant. The depositor will file with the Securities and Exchange Commission those periodic reports relating to the trust for a series of securities as are required under the Exchange Act.

                      INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows the depositor to "incorporate by reference" the information filed with the SEC by the depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to the trust fund for the securities. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the trust fund for the securities will automatically update and supersede this information. Documents that may be incorporated by reference for a particular series of securities include an insurer's financials, a certificate policy, mortgage pool policy, computational materials, collateral term sheets, the related pooling and servicing agreement and amendments thereto, other documents on Form 8-K and Section 13(a), 13(c), 14 or 15(d) of Exchange Act as may be required in connection with the related trust fund.

        The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of securities, on written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of securities, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Residential Asset Mortgage Products, Inc., 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437, or by telephone at (612) 832-7000.

                                    GLOSSARY

        1998 POLICY STATEMENT--The revised supervisory statement listing the guidelines for investments in "high risk mortgage securities", and adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998.

        401(C)  REGULATIONS--The  regulations the DOL is required to issue under
Section 401(c) of ERISA, which were published in proposed form on December 22, 1997.

        ADDITIONAL BALANCE --An additional principal balance in a revolving credit loan created by a Draw.

        ADDITIONAL COLLATERAL--For an Additional Collateral Loan, (1) financial assets owned by the borrower, which will consist of securities, insurance policies, annuities, certificates of deposit, cash, accounts or similar assets and/or (2) a third party guarantee, usually by a relative of the borrower, which in turn is secured by a security interest in financial assets.

        ADDITIONAL COLLATERAL LOANS--A mortgage loan with an LTV ratio at origination in excess of 80%, but not greater than 100%, and secured by Additional Collateral in addition to the related Mortgaged Property and in lieu of any primary mortgage insurance.

        ADDITIONAL COLLATERAL REQUIREMENT--The amount of Additional Collateral required for any Additional Collateral Loan, which in most cases will not exceed 30% of the principal amount of that mortgage loan.

        ADMINISTRATOR--In addition to or in lieu of the master servicer or servicer for a series of notes, if specified in the accompanying prospectus supplement, an administrator for the trust. The Administrator may be an affiliate of the depositor, the master servicer or the servicer.

        ADVANCE--As to a particular loan and any distribution date, an amount equal to the scheduled payments of principal (other than any Balloon Amount in the case of a Balloon Loan) and interest at the applicable pass-through rate which were delinquent as of the close of business on the business day preceding the determination date on the loans.

        AGENCY SECURITIES--Any securities issued by Freddie Mac, Fannie Mae or Ginnie Mae. Such Agency Securities may represent whole or partial interests in pools of (1) loans or (2) Agency Securities. Unless otherwise set forth in the accompanying prospectus supplement, all Ginnie Mae securities will be backed by the full faith and credit of the United States. None of the Freddie Mac securities or Fannie Mae securities will be backed, directly or indirectly, by the full faith and credit of the United States. Agency Securities may be backed by fixed or adjustable rate mortgage loans or other types of loans specified in the accompanying prospectus supplement.

        BALLOON AMOUNT--The full outstanding principal balance on a Balloon Loan due and payable on the maturity date.

        BALLOON LOANS--Loans with level monthly payments of principal and interest based on a 30 year amortization schedule, or such other amortization schedule as specified in the accompanying prospectus supplement, and having original or modified terms to maturity shorter than the term of the related amortization schedule.

        BANKRUPTCY AMOUNT--The amount of Bankruptcy Losses that may be borne solely by the subordinate securities of the related series.

        BANKRUPTCY LOSSES--A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the loan rate on a mortgage loan or an extension of its maturity.

        BUY-DOWN ACCOUNT--As to a Buydown Loan, the custodial account where Buydown Funds are deposited.

        BUY-DOWN FUNDS--As to a Buydown Loan, the amount contributed by the seller of the Mortgaged Property or another source and placed in the Buydown Account.

        BUY-DOWN LOAN--A mortgage loan, other than a closed-end home equity loan, subject to a temporary buydown plan.

        BUY-DOWN PERIOD--The early years of the term of or Buy-Down Loan when payments will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from the Buy-Down Funds.

        CALL CLASS--A class of securities under which the holder will have the right, at its sole discretion, to terminate the related trust, resulting in early retirement of the securities of the series.

        CALL PRICE--In the case of a call with respect to a Call Class, a price equal to 100% of the principal balance of the related securities as of the day of that purchase plus accrued interest at the applicable pass-through rate.

        CALL SECURITY--Any security evidencing an interest in a Call Class.

        COMPENSATING INTEREST--For any loan that prepaid in full and, if stated in the accompanying prospectus supplement, in part, during the related prepayment period an additional payment made by the master servicer or the servicer, to the extent funds are available from the servicing fee, equal to the amount of interest at the loan rate, less the servicing fee and Excluded Spread, if any, for that loan from the date of the prepayment to the related due date.

        CONVERTIBLE MORTGAGE LOAN--ARM loans which allow the borrowers to convert the adjustable rates on those mortgage loans to a fixed rate at one or more specified periods during the life of the mortgage loans, in most cases not later than ten years subsequent to the date of origination.

        COOPERATIVE--For a Cooperative Loan, the corporation that owns the related apartment building.

        COOPERATIVE LOANS--Cooperative apartment loans evidenced by Cooperative Notes secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

        COOPERATIVE NOTES--A promissory note with respect to a Cooperative Loan.

        CREDIT SCORES--A measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

        CREDIT UTILIZATION RATE--For any revolving credit loan, the cut-off date principal balance of the revolving credit loan divided by the credit limit of the related credit line agreement.

        CUSTODIAL ACCOUNT--The custodial account or accounts created and maintained under the pooling and servicing agreement in the name of a depository institution, as custodian for the holders of the securities, for the holders of certain other interests in loans serviced or sold by the master servicer or the servicer and for the master servicer or the servicer, into which the amounts shall be deposited directly. Any such account shall be an Eligible Account.

        DEBT SERVICE REDUCTION--Modifications of the terms of a loan resulting from a bankruptcy proceeding, including a reduction in the amount of the monthly payment on the related loan, but not any permanent forgiveness of principal.

        DEFAULTED MORTGAGE LOSSES--A Realized Loss attributable to the borrower's failure to make any payment of principal or interest as required under the mortgage note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a mortgaged property, Bankruptcy Losses or Fraud Losses.

        DEFICIENT VALUATION--In connection with the personal bankruptcy of a borrower, the difference between the outstanding principal balance of the first and junior lien loans and a lower value established by the bankruptcy court.

        DESIGNATED SELLER TRANSACTION--A transaction in which the loans are provided by an unaffiliated or affiliated seller described in the prospectus supplement.

        DIRECT PUERTO RICO MORTGAGE--For any loan secured by mortgaged property located in Puerto Rico, a Mortgage to secure a specific obligation for the benefit of a specified person.

        DISQUALIFIED ORGANIZATION--As used in this prospectus means:

o the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but does not include instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code the Federal Home Loan Mortgage Corporation),

o any organization (other than a cooperative described in Section 521 of the Internal Revenue Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

o any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

        DISTRIBUTION AMOUNT--As to a class of securities for any distribution date will be the portion, if any, of the amount to be distributed to that class for that distribution date of principal, plus, if the class is entitled to payments of interest on that distribution date, interest accrued during the related interest accrual period at the applicable pass-through rate on the principal balance or notional amount of that class specified in the applicable prospectus supplement, less certain interest shortfalls, which will include:

o any deferred interest added to the principal balance of the mortgage loans and/or the outstanding balance of one or more classes of securities on the related due date;

o any other interest shortfalls, including, without limitation, shortfalls resulting from application of the Relief Act or similar legislation or regulations as in effect from time to time, allocable to securityholders which are not covered by advances or the applicable credit enhancement; and

o Prepayment Interest Shortfalls not covered by Compensating Interest, in each case in an amount that is allocated to that class on the basis set forth in the prospectus supplement.

        DRAW--Money drawn by the borrower in most cases with either checks or credit cards, subject to applicable law, on a revolving credit loan under the related credit line agreement at any time during the Draw Period.

        DRAW PERIOD--The period specified in the related credit line agreement when a borrower on a revolving credit loan may make a Draw.

        DUE PERIOD--As to any distribution date, the period starting on the second day of the month prior to such distribution date, and ending on the first day of the month of such distribution date or such other period as specified in the accompanying prospectus supplement.

        ELIGIBLE ACCOUNT--An account acceptable to the applicable rating agency.

        ENDORSABLE PUERTO RICO MORTGAGE--As to any loan secured by mortgaged property located in Puerto Rico, a mortgage to secure an instrument transferable by endorsement.

        ENVIRONMENTAL LIEN--A lien imposed by federal or state statute, for any cleanup costs incurred by a state on the property that is the subject of the cleanup costs.

        EXCESS SPREAD--A portion of interest due on the loans or securities transferred as part of the assets of the related trust as specified in the accompanying prospectus supplement.

        EXCLUDED BALANCE--That portion of the principal balance of a revolving credit loan, if any, not included in the Trust Balance at any time, which will include balances attributable to Draws after the cut-off date and may include a portion of the principal balance outstanding as of the cut-off date.

        EXCLUDED SPREAD--A portion of interest due on the loans or securities, excluded from the assets transferred to the related trust.

        EXTRAORDINARY   LOSSES--Realized   Losses   occasioned  by  war,   civil
insurrection, certain governmental actions, nuclear reaction and certain other risks.

        FASIT--A financial asset securitization trust as described in section 860L of the Internal Revenue Code.

        FASIT REGULAR CERTIFICATES--Certificates or notes representing ownership of one or more regular interests in a FASIT.

        FUNDING ACCOUNT--An account established for the purpose of funding the transfer of additional loans into the related trust.

        FRAUD LOSS AMOUNT--The amount of Fraud Losses that may be borne solely by the subordinate securities of the related series.

        FRAUD LOSSES--A Realized Loss incurred on defaulted loans as to which there was fraud in the origination of the loans.

        GEM LOAN--A mortgage loan with monthly payments of principal and interest based on a 30 year amortization schedule, or such other amortization schedule as specified in the accompanying prospectus supplement, and that provide a specified time period during which the monthly payments by the borrower are increased and the full amount of the increase is applied to reduce the outstanding principal balance of the related mortgage loan.

        GPM LOAN--A mortgage loan under which the monthly payments by the borrower during the early years of the mortgage are less than the amount of interest that would otherwise be payable thereon, with the interest not so paid added to the outstanding principal balance of such mortgage loan.

        GROSS MARGIN--For an ARM loan, the fixed percentage set forth in the related mortgage note, which when added to the related index, provides the loan rate for the ARM loan.

        HIGH COST LOANS--Loans that are subject to the special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994, which were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of prescribed levels.

        HOME LOANS--One- to four- family first or junior lien mortgage loans with LTV ratios or combined LTV ratios in most cases between 100% and 125%, and classified by the depositor as Home Loans.

        INSURANCE PROCEEDS--Proceeds of any special hazard insurance policy, bankruptcy bond, mortgage pool insurance policy, primary insurance policy and any title, hazard or other insurance policy or guaranty covering any loan in the pool together with any payments under any letter of credit.

        ISSUE PREMIUM--As to a class of REMIC Regular Certificates, the issue price in excess of the stated redemption price of that class.

        LIQUIDATED LOAN--A defaulted loan for which the related mortgaged property has been sold by the related trust and all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

        LIQUIDATION PROCEEDS--Amounts collected by the servicer or subservicer in connection with the liquidation of a loan, by foreclosure or otherwise.

        MEXICO LOAN-- A mortgage loan secured by a beneficial interest in a trust, the principal asset of which is residential real property located in Mexico.

        NET LOAN RATE--As to any loan, the loan rate net of servicing fees, other administrative fees and any Excess Spread or Excluded Spread.

        NONRECOVERABLE ADVANCE--Any Advance previously made which the master servicer or the servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise.

        NOTE MARGIN--Amounts advanced by the master servicer or servicer to cover taxes, insurance premiums or similar expenses as to any mortgaged property. For an ARM loan, the fixed percentage set forth in the related mortgage note, which when added to the related index, provides the loan rate for the ARM loan.

        PARTIES IN INTEREST--For an ERISA plan, persons who are either "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Internal Revenue Code, because they have specified relationships to the ERISA plan.

        PASS-THROUGH ENTITY--Any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section
860E(e)(6) of the Internal Revenue Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, for that interest, be treated as a pass-through entity.

        PAYMENT ACCOUNT--An account established and maintained by the master servicer or the servicer in the name of the trustee for the benefit of the holders of each series of securities, for the disbursement of payments on the loans evidenced by each series of securities.

        PERMITTED INVESTMENTS--United States government securities and other investment grade obligations specified in the related pooling and servicing agreement.

        PLEDGED ASSET MORTGAGE LOANS--Mortgage loans that have LTV ratios at origination of up to 100% and are secured, in addition to the related mortgaged property, by Pledged Assets.

        PLEDGED ASSETS--As to a Pledged Asset Mortgage Loan, (1) financial assets owned by the borrower, which will consist of securities, insurance policies, annuities, certificates of deposit, cash, accounts or similar assets and/or (2) a third party guarantee, usually by a relative of the borrower, which in turn is secured by a security interest in financial assets or residential property owned by the guarantor.

        PREPAYMENT INTEREST SHORTFALL--For a loan that is subject to a borrower prepayment or liquidation, the amount that equals the difference between a full month's interest due for that mortgage loan and the amount of interest paid or recovered with respect thereto.

        PRINCIPAL PREPAYMENTS--Any principal payments received for a loan, in advance of the scheduled due date and not accompanied by a payment of interest for any period following the date of payment.

        QUALIFIED INSURER--As to a mortgage pool insurance policy, special hazard insurance policy, bankruptcy policy, financial guaranty insurance policy or surety bond, an insurer qualified under applicable law to transact the insurance business or coverage as applicable.

        REALIZED LOSS--As to any defaulted loan that is finally liquidated, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance remaining after application of all amounts recovered, net of amounts reimbursable to the master servicer or the servicer for related Advances and expenses, towards interest and principal owing on the loan. For a loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss.

REGULAR CERTIFICATES--FASIT Regular Certificates or REMIC Regular Certificates.

        REMIC--A real estate mortgage investment conduit as described in section 860D of the Internal Revenue Code.

        REMIC REGULAR CERTIFICATES--Certificates or notes representing ownership of one or more regular interests in a REMIC.

        REMIC RESIDUAL CERTIFICATE--A Certificate representing an ownership interest in a residual interest in a REMIC within the meaning of section 860D of the Internal Revenue Code.

        REO LOAN--A loan where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of securityholders of the related series.

        REPAYMENT PERIOD--For a revolving credit loan, the period from the end of the related Draw Period to the related maturity date.

        SENIOR PERCENTAGE--At any given time, the percentage of the outstanding principal balances of all of the securities evidenced by the senior securities, determined in the manner described in the accompanying prospectus supplement.

        SERVICING ADVANCES--Amounts advanced on any loan to cover taxes, insurance premiums or similar expenses.

        SPECIAL HAZARD AMOUNT--The amount of Special Hazard Losses that may be allocated to the subordinate securities of the related series.

        SPECIAL HAZARD LOSSES--A Realized Loss incurred, to the extent that the loss was attributable to (i) direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies. The amount of the Special Hazard Loss is limited to he lesser of the cost of repair or replacement of the mortgaged property; any loss above that amount would be a Defaulted Mortgage Loss or other applicable type of loss. Special Hazard Losses does not include losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, chemical contamination or waste by the borrower.

        SPECIAL SERVICER--A special servicer named under the pooling and servicing agreement for a series of securities, which will be responsible for the servicing of delinquent loans.

        STATED PRINCIPAL BALANCE--As to any loan as of any date of determination, its principal balance as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether received or not, reduced by all amounts allocable to principal that are distributed to securityholders on or before the date of determination, and as further reduced to the extent that any Realized Loss has been allocated to any securities on or before that date.

        SUBORDINATE AMOUNT--A specified portion of subordinated distributions with respect to the loans, allocated to the holders of the subordinate securities as set forth in the accompanying prospectus supplement.

        SUBSERVICING   ACCOUNT--An  account  established  and  maintained  by  a
subservicer which is acceptable to the master servicer or the servicer.

        TAX-EXEMPT INVESTOR--Tax-qualified retirement plans described in Section 401(a) of the Internal Revenue Code and on individual retirement accounts described in Section 408 of the Internal Revenue Code.

        TAX-FAVORED PLANS--An ERISA plan which is exempt from federal income taxation under Section 501(a) of the Internal Revenue Code or is an individual retirement plan or annuity described in Section 408 of the Internal Revenue Code.

        TITLE I--Title I of the National Housing Act.

        TRUST BALANCE--A specified portion of the total principal balance of each revolving credit loan outstanding at any time, which will consist of all or a portion of the principal balance thereof as of the cut-off date minus the portion of all payments and losses thereafter that are allocated to the Trust Balance, and will not include any portion of the principal balance attributable to Draws made after the cut-off date.

                              SUBJECT TO COMPLETION

         PRELIMINARY PROSPECTUS SUPPLEMENT DATED ________________, 1999

PROSPECTUS SUPPLEMENT DATED _____________, ___ (TO PROSPECTUS DATED ________,___
)

                                  $___________

                          RAMP SERIES 200_-GMACM TRUST

                                     ISSUER

                           [GMAC MORTGAGE CORPORATION]

                               SELLER AND SERVICER

                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

                                    DEPOSITOR

                MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,

                               SERIES 200_-GMACM_

THE TRUST

The trust will hold a pool of one- to four-family residential first mortgage loans and junior mortgage loans.

OFFERED CERTIFICATES

The trust will issue these classes of certificates that are offered under this prospectus supplement:

o        [3] classes of Class A Certificates

CREDIT ENHANCEMENT

Credit enhancement for all of these certificates will be provided by subordinated certificates, overcollateralization represented by the excess of the balance of the mortgage loans over the balance of the Class A Certificates, [and a financial guaranty insurance policy issued by _______________].

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     __________ will offer the Class A Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the underwritten certificates will be APPROXIMATELY ___% of the principal balance of the underwritten certificates plus accrued interest, before deducting expenses.

                              [NAME OF UNDERWRITER]

                                   UNDERWRITER

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

o the prospectus, which provides general information, some of which may not apply to your series of certificates; and

o this prospectus supplement, which describes the specific terms of your series of certificates.

IF THE DESCRIPTION OF YOUR CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

The depositor's principal offices are located at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437 and its telephone number is (612) 832-7000.

                                TABLE OF CONTENTS

                                        PAGE




SUMMARY                                  4

RISK FACTORS.............................11
  Risk of Loss...........................11
  Loss Mitigation Practices..............14
  Limited Obligations....................14
  Liquidity Risks........................14

  Special Yield and Prepayment
     Considerations......................15
INTRODUCTION.............................18

DESCRIPTION OF THE MORTGAGE POOL.........18
  General................................18
  Mortgage Pool Characteristics..........19
  Underwriting Standards.................31

  [Primary Mortgage Insurance and Primary
     Hazard Insurance....................33
  Additional Information.................34

THE SELLER AND SERVICER..................34
  General................................34

  Delinquency and Loss Experience of the
     Servicer's Portfolio................35
DESCRIPTION OF THE CERTIFICATES..........36

  General................................36

  Book-Entry Registration of Certain of
     the Offered Certificates............38
  Glossary of Terms......................39

  Distributions..........................43
  Interest Distributions.................43
  Determination of LIBOR.................44

  Principal Distributions on the Class
     A Certificates......................45
  Overcollateralization Provisions.......47

  Financial Guaranty Insurance Policy....48
  Allocation of Losses; Subordination....50

  Advances...............................53
YEAR 2000 CONSIDERATIONS.................53

  Overview of the Year 2000 Issue........53
  Risks related to Y2K...................53

THE FINANCIAL GUARANTY INSURER...........54

CERTAIN YIELD AND PREPAYMENT
     CONSIDERATIONS......................54
  General................................54

POOLING AND SERVICING AGREEMENT..........61
  General................................61

  Servicing and Other Compensation and
     Payment of Expenses.................61
  [Refinancing of Senior Lien............62
  Collection and Liquidation Practices;
     Loss Mitigation.....................62

  Voting Rights..........................62
  Termination............................62

MATERIAL FEDERAL INCOME TAX CONSEQUENCES.63
METHOD OF DISTRIBUTION...................65
LEGAL OPINIONS...........................66

EXPERTS 66
RATINGS 67

LEGAL INVESTMENT.........................67
ERISA CONSIDERATIONS.....................68


                                     SUMMARY

        The following summary is a very general overview of the offered certificates and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, you should read carefully this entire document and the prospectus.

Issuer                              RAMP Series 200_- GMACM_ Trust

Title of securities                 RAMP Mortgage Asset-Backed Pass-Through Certificates, Series 200_-GMACM_.

Depositor                           Residential Asset Mortgage Products, Inc., an affiliate of Residential
                                    Funding Corporation.

Servicer and Seller                 [GMAC Mortgage Corporation, a Pennsylvania corporation]

TRUSTEE                             ___________________________________.

FINANCIAL GUARANTY INSURER          ___________________________________.

MORTGAGE POOL                       _______ adjustable rate mortgage loans with an
                                    aggregate principal BALANCE OF APPROXIMATELY
                                    $____ as of the cut-off  date,  secured by first
                                    liens   and   junior   liens   on   one-  to
                                    four-family residential properties.

CUT-OFF DATE                        ________ 1,__ .

CLOSING DATE                        ON OR ABOUT                           ,         .

DISTRIBUTION DATES                  BEGINNING ON                      25,          and thereafter on the
                                                 --------------------     --------
                                    25th of each month or, if the 25th is not a business day, on the next business day.

Scheduled final distribution date   Class   A-1 Certificates:________  25,  ____.
                                    Class  A-2  Certificates:________  25,  ____.
                                    Class  A-3  Certificates:________ 25, ____.

                                    The actual final distribution date could be substantially earlier.

Form of certificates                Book-entry.

                                    SEE        "DESCRIPTION        OF        THE
                                    CERTIFICATES--BOOK-ENTRY   REGISTRATION   OF
                                    CERTAIN OF THE OFFERED CERTIFICATES" IN THIS
                                    PROSPECTUS SUPPLEMENT.

                                   S-4

Minimum denominations               $25,000.

Legal                               investment   When   issued,   the   Class  A
                                    Certificates  will not be "mortgage  related
                                    securities"  for  purposes of the  Secondary
                                    Mortgage Market Enhancement Act of 1984.

                                    SEE "LEGAL  INVESTMENT"  IN THIS  PROSPECTUS
                                    SUPPLEMENT AND "LEGAL INVESTMENT MATTERS" IN
                                    THE PROSPECTUS.




                                      OFFERED CERTIFICATES

-------------------------------------------------------------------------------------------------
-------------------- ---------------- ------------------- ---------------- ----------------------

                                           INITIAL        INITIAL RATING
                      PASS-THROUGH       CERTIFICATE       (___/____)
       CLASS              RATE        PRINCIPAL BALANCE                          DESIGNATIONS
-------------------------------------------------------------------------------------------------

CLASS A CERTIFICATES:

-------------------------------------------------------------------------------------------------
-------------------- ---------------- ------------------- ---------------- ----------------------

       [A-1          ADJUSTABLE RATE  $                       AAA/AAA        Senior/Adjustable
                                                                                   Rate]
-------------------- ---------------- ------------------- ---------------- ----------------------
       [A-2                     %     $                       AAA/AAA       Senior/Fixed Rate]
                        --------       -----------
-------------------- ---------------- ------------------- ---------------- ----------------------
       [A-3                     %     $                       AAA/AAA      Senior Lockout/Fixed
                        --------       -----------
                                                                                   Rate]
-------------------------------------------------------------------------------------------------
Total Class A Certificates:         $

-------------------------------------------------------------------------------------------------
                                    NON-OFFERED CERTIFICATES
-------------------------------------------------------------------------------------------------
CLASS SB AND CLASS R CERTIFICATES:

--------------------- --------------- ------------------- ---------------- ----------------------
         SB                 NA        $                         NA              Subordinate
                                       -----------
--------------------- --------------- ------------------- ---------------- ----------------------
         R                  NA        $     0                   NA              Subordinate
-------------------------------------------------------------------------------------------------

Total Class SB and Class R Certificates:      $

-------------------------------------------------------------------------------------------------

Total offered and
     non-offered certificates:      $______________

OTHER INFORMATION:

CLASS A-1:

 ADJUSTABLE RATE:    INITIAL                    FORMULA                    MAXIMUM
________________________________________________________________________________________
    CLASS A-1:                     %   One-Month LIBOR +           weighted average net
                                                 %                 mortgage rate on the
                                                                   mortgage loans


THE TRUST

The depositor will establish a trust with respect to the Series 200_-GMACM_ Certificates under a pooling and servicing agreement. On the closing date, the depositor will deposit the pool of mortgage loans described in this prospectus supplement into the trust. Each certificate will represent a partial ownership interest in the trust.

The trust will also include credit enhancement for the Class A Certificates in the form of a financial guaranty insurance policy provided by _____________.

THE MORTGAGE POOL

The  mortgage   loans  to  be  deposited  into  the  trust  have  the  following characteristics as of the cut-off date:

[insert table]

[The interest rate on the mortgage loans will adjust on each adjustment date to equal the sum of Six-Month LIBOR and the note margin on the mortgage, subject to a maximum and minimum interest rate.

The mortgage loans were originated using less restrictive underwriting standards than the underwriting standards applied by some other first and junior mortgage loan purchase programs, including the programs of Fannie Mac, Freddie Mac or the depositor's affiliate, Residential Funding Mortgage Securities I, Inc.]

FOR ADDITIONAL INFORMATION REGARDING THE MORTGAGE POOL SEE "DESCRIPTION OF THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT.

DISTRIBUTIONS ON THE OFFERED CERTIFICATES

AMOUNT AVAILABLE FOR MONTHLY DISTRIBUTION. On each monthly distribution date, the trustee will make distributions to investors. The amount available for distribution will include:

o    collections  of  monthly   payments  on  the  mortgage   loans,   including
     prepayments and other unscheduled COLLECTIONS PLUS

O    ADVANCES FOR DELINQUENT PAYMENTS MINUS

o the fees and expenses of the subservicers and the servicer, including reimbursement for advances [MINUS]

O    [THE PREMIUM PAID TO THE FINANCIAL GUARANTY INSURER].

SEE "DESCRIPTION OF THE CERTIFICATES--GLOSSARY OF TERMS--AVAILABLE DISTRIBUTION AMOUNT" IN THIS PROSPECTUS SUPPLEMENT.

PRIORITY OF DISTRIBUTIONS. Distributions on the offered certificates will be made from available amounts as follows:

o        Distribution of interest to the Class A Certificates

o        Distributions of principal to the Class A Certificates

o        Payment to servicer for certain unreimbursed advances

o [Reimbursement to the financial guaranty insurer for payments made by the financial guaranty insurer to the Class A Certificates]

o   Payments of excess interest payments on the mortgage loans to make principal
    payments   on   the   Class   A   Certificates,    until   the   amount   of
    overcollateralization reaches the required amount

o Distributions of interest in respect of prepayment interest shortfalls on the Class A Certificates

o    Distribution of remaining funds to the Class SB and Class R Certificates

INTEREST DISTRIBUTIONS. The amount of interest owed to each class of Class A Certificates on each distribution date will equal:

O        THE PASS-THROUGH RATE FOR THAT CLASS OF CERTIFICATES MULTIPLIED BY

o the principal balance of that class of certificates as of the day immediately prior to the related DISTRIBUTION DATE MULTIPLIED BY

o 1/12, in the case of the fixed-rate certificates or the actual number of days in the interest accrual PERIOD DIVIDED BY 360, IN THE CASE OF THE ADJUSTABLE RATE CERTIFICATES MINUS

o        the share of some types of interest shortfalls allocated to that class.

SEE "DESCRIPTION OF THE CERTIFICATES--INTEREST DISTRIBUTIONS" IN THIS PROSPECTUS SUPPLEMENT.

ALLOCATIONS OF PRINCIPAL. Principal distributions on the certificates will be allocated among the various classes of offered certificates as described in this prospectus supplement. Until the required amount of OVERCOLLATERALIZATION IS REACHED, ALL principal payments on the mortgage loans will be distributed among the Class A Certificates, unless the Class A Certificates are no longer outstanding. Not all outstanding Class A Certificates will receive principal on each distribution date.

In addition, the Class A Certificates will receive a distribution in respect of principal, to the extent of any excess interest payments on the mortgage loans available to cover losses and then to increase the amount of overcollateralization until the required amount of overcollateralization is reached. In addition, the Class A Certificates will receive a distribution of principal from the financial guaranty insurance policy to cover losses on the mortgage loans allocated to the Class A Certificates.

SEE "DESCRIPTION OF THE CERTIFICATES--PRINCIPAL DISTRIBUTIONS ON THE CLASS A CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

CREDIT ENHANCEMENT

The credit enhancement for the benefit of the certificates consists of:

EXCESS INTEREST. Because more interest is paid by the mortgagors than is necessary to pay the interest on the certificates each month, there will be excess interest. Some of this excess interest may be used to protect the certificates against some losses, by making an additional payment of principal up to the amount of the losses.

OVERCOLLATERALIZATION. Any excess interest not used to cover interest shortfalls or current period losses will be paid as principal on the Class A Certificates to reduce the principal balance of the Class A Certificates below the aggregate principal balance of the mortgage loans. The excess amount of the balance of the mortgage loans represents overcollateralization, which may absorb some losses on the mortgage loans, if not covered by excess interest. If the level of overcollateralization falls below what is required, the excess interest described above will also be paid to the certificates as principal. This will reduce the principal balance of the certificates faster than the principal balance of the mortgage loans so that the required level of overcollateralization is reached.

SEE "DESCRIPTION OF THE CERTIFICATES--ALLOCATION OF LOSSES; SUBORDINATION" IN THIS PROSPECTUS SUPPLEMENT.

[THE FINANCIAL GUARANTY INSURANCE POLICY

_____________ will issue a financial guaranty insurance policy as a means of providing additional credit enhancement for the Class A Certificates. Under the policy, the financial guaranty insurer will pay an amount that will cover any shortfalls in amounts available to pay the interest distribution amount for the Class A Certificates on any distribution date, the principal portion of any losses on the mortgage loans allocated to the Class A Certificates and any unpaid certificate principal balance of the Class A Certificates on the final distribution date. The financial guaranty insurance policy will not provide coverage for prepayment interest shortfalls.]

[SEE "DESCRIPTION OF THE CERTIFICATES--FINANCIAL GUARANTY INSURANCE POLICY" AND "THE FINANCIAL GUARANTY INSURER" IN THIS PROSPECTUS SUPPLEMENT.]

ADVANCES

For any month, if the servicer does not receive the full scheduled payment on a mortgage loan, the servicer will advance funds to cover the amount of the scheduled payment that was not made. However, the servicer will advance funds only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

SEE "DESCRIPTION OF THE CERTIFICATES--ADVANCES" IN THIS PROSPECTUS SUPPLEMENT.

OPTIONAL TERMINATION

On any distribution date on which the principal balances of the mortgage loans is less than 10% of their principal balances as of the cut-off date, the servicer or the depositor will have the option to:

o purchase from the trust all remaining mortgage loans, causing an early retirement of the certificates;

OR

o        purchase all the certificates.

Under either type of optional purchase, holders of the outstanding certificates will receive the outstanding principal balance of the certificates in full with accrued interest. However, no purchase of the mortgage loans or certificates will be permitted if it would result in a draw under the policy unless the financial guaranty insurer consents to the termination. In either case, there will be no reimbursement of principal reductions or related interest that resulted from losses allocated to the certificates.

SEE "POOLING AND SERVICING AGREEMENT--TERMINATION" IN THIS PROSPECTUS SUPPLEMENT AND "THE AGREEMENTS--TERMINATION; RETIREMENT OF SECURITIES" IN THE PROSPECTUS.

RATINGS

When issued, the offered certificates will receive ratings which are not lower than those listed in the table ON PAGE S- of this prospectus supplement. The ratings on the offered certificates address the likelihood that holders of the offered certificates will receive all distributions on the underlying mortgage loans to which they are entitled. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. For example, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates.

SEE "RATINGS" IN THIS PROSPECTUS SUPPLEMENT.

LEGAL INVESTMENT

When issued, the Class A Certificates will not be "mortgage related securities" for purposes of SMMEA. You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

SEE "LEGAL INVESTMENT" IN THIS PROSPECTUS SUPPLEMENT FOR IMPORTANT INFORMATION CONCERNING POSSIBLE RESTRICTIONS ON OWNERSHIP OF THE OFFERED CERTIFICATES BY REGULATED INSTITUTIONS.

ERISA CONSIDERATIONS

The Class A Certificates may be considered eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. Persons investing assets of such plans or accounts should consult with their counsel before purchasing the notes.

SEE "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

TAX STATUS

For federal income tax purposes, the depositor will elect to treat the trust as two real estate mortgage investment conduits. The certificates, other than the Class R Certificates, will represent ownership of regular interests in the trust and will be treated as representing ownership of debt for federal income tax purposes. You will be required to include in income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting. For federal income tax purposes, each of the Class R Certificates will be the sole residual interest in one of the two real estate mortgage investment conduits.

FOR FURTHER INFORMATION REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF INVESTING IN THE OFFERED CERTIFICATES, INCLUDING IMPORTANT INFORMATION REGARDING THE TAX TREATMENT OF THE CLASS R CERTIFICATES, SEE "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

                                  RISK FACTORS

        The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

        The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the prospectus in the context of your financial situation and tolerance for risk.

        You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

RISK OF LOSS

THE RETURN ON YOUR            Losses on the mortgage loans may occur due to a wide variety of
CERTIFICATES MAY BE           causes, including a decline in real estate values, and adverse
AFFECTED BY LOSSES ON THE     changes in the borrower's financial condition.  A decline in real
MORTGAGE LOANS, WHICH COULD   estate values or economic conditions nationally or in the regions
OCCUR DUE TO A VARIETY OF     where the mortgaged properties are located may increase the risk
CAUSES, AND ARE MORE LIKELY   of losses on the mortgage loans.  [Special risks for specific
BECAUSE A SIGNIFICANT         loan types, such as negative amortization or escalating payments,
NUMBER OF MORTGAGE LOANS      will be disclosed if material to an individual offering.]
ARE SECURED BY JUNIOR LIENS
ON THE MORTGAGED PROPERTY.    [______% of the mortgage loans included in the mortgage loan pool are secured by second mortgages or deeds of trust.
                              Proceeds from  liquidation of the property will be
                              available  to satisfy the  mortgage  loans only if
                              the  claims  of any  senior  mortgages  have  been
                              satisfied  in  full.  When it is  uneconomical  to
                              foreclose on the  mortgaged  property or engage in
                              other loss mitigation procedures, the servicer may
                              write off the  entire  outstanding  balance of the
                              mortgage loan as a bad debt.  The foregoing  risks
                              are  particularly  applicable  to  mortgage  loans
                              secured by second  liens  that have high  combined
                              loan-to-value  ratios or low junior ratios because
                              it is comparatively  more likely that the servicer
                              would determine foreclosure to be uneconomical. As
                              of the cut-off date, the weighted average combined
                              loan-to-value  ratio  of  the  mortgage  loans  is
                              ______%, and approximately ______% of the mortgage
                              loans will have combined  loan-to-value  ratios in
                              excess of ______%.]

[THE UNDERWRITING STANDARDS   [The underwriting standards under which the junior mortgage loans
FOR THE JUNIOR MORTGAGE       were underwritten are analogous to credit lending, rather than
LOANS CREATE GREATER RISKS    mortgage lending, since underwriting decisions were based
TO YOU, COMPARED TO THOSE     primarily on the borrower's credit history and capacity to repay
FOR FIRST LIEN LOANS.]        rather than on the value of the collateral upon foreclosure.  The

                                        S-11

                              underwriting  standards allow loans to be approved
                              with combined  LOAN-TO-VALUE RATIOS OF UP TO 125%.
                              SEE      "DESCRIPTION      OF     THE     MORTGAGE
                              POOL--UNDERWRITING  STANDARDS" IN THIS  PROSPECTUS
                              SUPPLEMENT.   Because  of  the   relatively   high
                              combined  loan-to-value  ratios  of  the  mortgage
                              loans  and the fact that a  significant  number of
                              the  mortgage  loans are secured by junior  liens,
                              losses on the mortgage loans will likely be higher
                              than on traditional first lien mortgage loans.]

SOME OF THE MORTGAGE LOANS INCLUDED IN THE TRUST ARE EITHER CURRENTLY DELINQUENT
OR HAVE BEEN DELINQUENT IN THE PAST,  WHICH MAY INCREASE THE RISK OF LOSS ON THE
MORTAGE LOANS.

                    As of the cut-off date, ___% of the mortgage loans are 30 to 59 days delinquent in payment of principal and interest.
                    Other mortgage  loans may have been  delinquent in the past.
                    Mortgage OR loans with a history of delinquencies are more likely to experience delinquencies in the future, even if the mortgage loans are current as of the cut-off date.


                              SEE  "DESCRIPTION  OF THE MORTGAGE  POOL--MORTGAGE
                              POOL     CHARACTERISTICS"    AND    --UNDERWRITING
                              STANDARDS" IN THIS  PROSPECTUS  SUPPLEMENT.  FOR A
                              DESCRIPTION OF THE METHODOLOGY  USED TO CATEGORIZE
                              MORTGAGE LOANS AS DELINQUENT, SEE " THE SELLER AND
                              SERVICER--DELINQUENCY  AND LOSS  EXPERIENCE OF THE
                              SERVICER'S    PORTFOLIO"   IN   THIS    PROSPECTUS
                              SUPPLEMENT.

[ORIGINATION DISCLOSURE       [[       ]% of the mortgage loans included in the mortgage pool
PRACTICES FOR THE MORTGAGE    are subject to special rules, disclosure requirements and other
LOANS COULD CREATE            regulatory provisions because they are high cost loans.
LIABILITIES THAT MAY AFFECT   Purchasers or assignees of these high cost loans, could be
THE RETURN ON YOUR            exposed to all claims and defenses that the mortgagors could
CERTIFICATES.]                assert against the originators of the mortgage loans.  Remedies available to the mortgagor include monetary penalties, as well as recission rights if the appropriate disclosures were not given as
                              REQUIRED.  SEE "CERTAIN LEGAL ASPECTS OF LOANS--THE MORTGAGE
                              LOANS--ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON
                              LENDERS" IN THE PROSPECTUS].

THE RETURN ON YOUR            One risk of investing in mortgage-backed securities is created by
CERTIFICATES MAY BE           any concentration of the related properties in one or more
PARTICULARLY SENSITIVE TO     GEOGRAPHIC REGIONS.  APPROXIMATELY         % of the cut-off date
CHANGES IN REAL ESTATE        principal balance of the mortgage loans are located in
MARKETS IN SPECIFIC AREAS.    [California].  If the regional economy or housing market weakens in  [California],  or in any other region having a
                              significant concentration of properties underlying
                              the mortgage  loans,  the  mortgage  loans in that
                              region  may  experience  high  rates  of loss  and
                              delinquency,   resulting  in  losses  to  Class  A
                              Certificateholders.  A region's economic condition
                              and housing market may be adversely  affected by a
                              variety of  events,  including  natural  disasters
                              such  as  earthquakes,   hurricanes,   floods  and
                              eruptions,   and  civil  disturbances,   including
                              riots.  [Concentrations  material to an individual
                              offering will be disclosed.]

                                        S-12


SOME OF THE MORTGAGE  LOANS PROVIDE FOR LARGE PAYMENTS AT MATURITY.

                    Approximately ___% of the mortgage loans (based on principal balances) are not fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., a balloon amount) at their stated maturity.
                    Mortgage loans which require payment of a balloon amount involve a greater degree of risk because the ability of a mortgagor to pay a balloon amount typically will depend upon the mortgagor's ability either to timely refinance the loan or to sell the related mortgaged property.

                    SEE  "DESCRIPTION  OF THE MORTGAGE POOL" IN THIS  PROSPECTUS
                    SUPPLEMENT.

THE RETURN ON YOUR            The only credit enhancement for the Class A Certificates will be:
CERTIFICATES WILL BE          o        the excess interest payments on the mortgage loans;
REDUCED IF LOSSES EXCEED      o        overcollateralization represented by the excess of the
THE CREDIT ENHANCEMENT            balance of the mortgage loans over the balance of the Class A
AVAILABLE TO YOUR                 Certificates; and
CERTIFICATES.                 [o    a financial guaranty insurance policy issued by
                              ------------.]

THE RETURN ON YOUR                      Mortgage loans similar to those included in the mortgage loan
CERTIFICATES  MAY BE REDUCED            pool have been  originated  for a limited period of
time. During IN AN ECONOMIC DOWNTURN.   this time, economic conditions nationally
                                        and in most regions of
                                        the  country   have  been   generally   favorable.
                                        However,  a deterioration  in economic  conditions
                                        could adversely affect the ability and willingness
                                        of mortgagors to repay their loans.  No prediction
                                        can  be  Made  as to  the  effect  of an  economic
                                        downturn on the rate of  delinquencies  and losses
                                        on the mortgage loans.

[THE  RELOADING OF DEBT       [With respect to mortgage loans which were used for debt
COULD  INCREASE YOUR RISK.]   consolidation,  there can be no assurance  that the
                              borrower will
                              not incur  further  debt.  This  reloading of debt
                              could  impair the ability of  borrowers to service
                              their debts,  which in turn could result in higher
                              rates  of  delinquency  and  loss on the  mortgage
                              loans.]

THE VALUE OF YOUR CERTIFICATES MAY BE REDUCED IF LOSSES ARE HIGHER THAN EXPECTED.


                    If the  performance of the mortgage  loans is  substantially worse Cthan assumed by the rating  agencies,  the ratings of any class of the  certificates may be lowered in the future.
                    This would probably reduce the value of those  certificates.
                    Neither the  depositor,  the  servicer  nor any other entity
                    will  have  any   obligation   to   supplement   any  credit
                    enhancement,  or to take any other  action to  maintain  any rating of the certificates.

                              SEE "SUMMARY--CREDIT ENHANCEMENT" AND "DESCRIPTION
                              OF   THE   CERTIFICATES--ALLOCATION   OF   LOSSES;
                              SUBORDINATION" IN THIS PROSPECTUS SUPPLEMENT.

                                        S-13

LOSS MITIGATION PRACTICES

THE RELEASE OF A LIEN MAY
INCREASE YOUR RISK.           [The servicer may use a wide variety of practices to limit losses on the mortgage loans.  The pooling and servicing agreement permits the servicer to release the lien on a limited number of mortgaged properties securing the mortgage loans, if the mortgage loan is current in payment.  See "Pooling and Servicing
                              Agreement--Refinancing of Senior Lien" and "--Collection and
                              Liquidation Practices; Loss Mitigation" in this prospectus supplement.]

LIMITED OBLIGATIONS

PAYMENTS ON THE MORTGAGE      The certificates represent interests only in the RAMP Series
LOANS, TOGETHER WITH THE      200_-GMACM_ Trust.  Credit enhancement includes subordinated
FINANCIAL GUARANTY            certificates, overcollateralization, [and a financial guaranty
INSURANCE POLICY, ARE THE     insurance policy]. The certificates do not represent an interest
PRIMARY SOURCE OF PAYMENTS    in or obligation of the depositor, the servicer or any of their
ON YOUR CERTIFICATES.         affiliates. None of the depositor, the servicer or any of their affiliates  will have any obligation to replace or
                              supplement the credit enhancement,  or to take any
                              other   action  to  maintain  any  rating  of  the
                              certificates.  If proceeds  from the assets of the
                              RAMP Series  200_-GMACM_  Trust are not sufficient
                              to  make  all  payments  provided  for  under  the
                              pooling and servicing  agreement,  investors  will
                              have no recourse to the depositor, the servicer or
                              any of its affiliates.

LIQUIDITY RISKS

YOU MAY HAVE TO HOLD YOUR     A secondary market for your certificates may not develop.  Even
CERTIFICATES TO MATURITY IF   if a secondary market does develop, it may not continue or it may
THEIR MARKETABILITY IS        be illiquid.  Neither the underwriter nor any other person will
LIMITED.                      have any obligation to make a secondary market in your

                              certificates. Illiquidity means you may not be able to find a buyer to buy your securities readily or at prices that will enable you to realize a desired yield. Illiquidity can have a severe adverse effect on the market value of your certificates.

                              Any class of offered  certificates  may experience
                              illiquidity,  although  typically  illiquidity  is
                              more  likely  for  classes  that  are   especially
                              sensitive to  prepayment,  credit or interest rate
                              risk,  or that  have been  structured  to meet the
                              investment  requirements of limited  categories of
                              investors.

                                        S-14

SPECIAL YIELD AND
PREPAYMENT CONSIDERATIONS

THE YIELD TO MATURITY ON      The yield to maturity on each class of offered certificates will
YOUR CERTIFICATES WILL VARY   depend on a variety of factors, including:
DEPENDING ON THE RATE OF
PREPAYMENTS.                 -  the rate and timing of principal payments on the mortgage loans, including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties;

                              -  the pass-through rate for that class;

                              -  interest shortfalls due to mortgagor prepayments; and

                              -  the purchase price of that class.

                              The rate of prepayments is one of the most important and least predictable of these factors.

                              In general,  if you  purchase a  certificate  at a
                              price  higher  than  its   outstanding   principal
                              balance  and  principal   distributions   on  your
                              certificate  occur  faster than you assumed at the
                              time of  purchase,  your  yield will be lower than
                              you  anticipated.  Conversely,  if you  purchase a
                              certificate at a price lower than its  outstanding
                              principal  balance and principal  distributions on
                              that class  occur more  slowly than you assumed at
                              the time of  purchase,  your  yield  will be lower
                              than you anticipated.

THE RATE OF  PREPAYMENTS  ON THE  MORTGAGE  LOANS WILL VARY  DEPENDING ON FUTURE
MARKET CONDITIONS, AND OTHER FACTORS.


                    Because mortgagors can typically prepay their mortgage loans at any time, the rate and timing of principal distributions on the offered certificates are highly uncertain. Typically, when market interest rates increase, borrowers are less likely to prepay their mortgage loans. This could result in a slower return of principal to you at a time when you might have been able to reinvest your funds at a higher rate of interest than the pass-through rate on your class of certificates. On the other hand, when market interest rates decrease, borrowers are typically more likely to prepay their mortgage loans. This could result in a faster return of principal to you at a time when you might not be able to reinvest your funds at an interest rate as high as the pass-through rate on your class of certificates.

                                        S-15

                              [Approximately  ___% of the mortgage  loans permit
                              the  mortgagor to convert the  adjustable  rate on
                              the  mortgage  loan  to a  fixed  rate.  Upon  the
                              conversion,  the  subservicer or the servicer will
                              repurchase the mortgage loan,  which will have the
                              same effect as a  prepayment  in full.  Mortgagors
                              may be more  likely to exercise  their  conversion
                              options  when  interest  rates  are  rising.  As a
                              result,   the  certificates  may  receive  greater
                              prepayments at a time when  prepayments  would not
                              normally be expected.]

                              Refinancing programs, which may involve soliciting
                              all or some of the  mortgagors to refinance  their
                              mortgage   loans,   may   increase   the  rate  of
                              prepayments   on  the   mortgage   loans  .  These
                              refinancing   programs   may  be  offered  by  the
                              servicer  or  its  affiliates,   and  may  include
                              streamlined  documentation  programs  as  well  as
                              programs  under which a mortgage  loan is modified
                              to reduce the interest rate.

                              SEE "MATURITY AND  PREPAYMENT  CONSIDERATIONS"  IN
                              THE PROSPECTUS.

                              [______% of the mortgage loans provide for payment of a prepayment charge. Prepayment charges may reduce the rate of prepayment on the mortgage loans until the end of the period DURING WHICH
                              SUCH PREPAYMENT CHARGES APPLY. SEE "DESCRIPTION OF
                              THE MORTGAGE  POOL--MORTGAGE POOL CHARACTERISTICS"
                              IN THIS  PROSPECTUS  SUPPLEMENT  AND "MATURITY AND
                              PREPAYMENT CONSIDERATIONS" IN THE PROSPECTUS.]

THE YIELD ON YOUR CERTIFICATES WILL BE AFFECTED BY THE SPECIFIC  CHARACTERISTICS
THAT APPLY TO THAT CLASS, DISCUSSED BELOW.



               The offered certificates of each class have different yield considerations and different sensitivities to the rate and timing of principal distributions. The following is a general discussion of yield considerations and prepayment sensitivities of each class.

               SEE  "CERTAIN  YIELD  AND  PREPAYMENT   CONSIDERATIONS"  IN  THIS
               PROSPECTUS SUPPLEMENT.

    CLASS A CERTIFICATES      The Class A Certificates are subject to various priorities for payment of principal. Distributions of principal on the Class A
                              Certificates with an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage pool.  Those classes of Class A Certificates with a later priority of payment will be affected by the rates of prepayment of the mortgage loans experienced both before and after the commencement of principal distributions on those classes.

                              SEE  "DESCRIPTION  OF THE  CERTIFICATES--PRINCIPAL
                              DISTRIBUTIONS ON THE CLASS A CERTIFICATES" IN THIS
                              PROSPECTUS SUPPLEMENT.
                                        S-17

    [CLASS A-1  CERTIFICATES  The interest  rate on the Class
                              A-1  certificates  will vary with One-Month LIBOR.
                              Therefore, the yield to investors on the Class A-1 certificates will be sensitive to fluctuations in the level of LIBOR. Investors should consider whether this volatility is suitable to their investment needs.]

                              The Class A-1  certificates may not always receive
                              interest at a rate equal to  One-Month  LIBOR plus
                              the applicable  margin. If the weighted average of
                              the net mortgage  rates on the  mortgage  loans is
                              less  than  One-Month  LIBOR  plus the  applicable
                              margin,   the  interest  rate  on  the  Class  A-1
                              certificates  will be  reduced  to  that  weighted
                              average rate.  Thus, the yield to investors in the
                              Class  A-1  certificates   will  be  sensitive  to
                              fluctuations  in the level of One-Month  LIBOR and
                              may be adversely  affected by the  application  of
                              the  weighted  average  net  mortgage  rate on the
                              related  mortgage  loans . The  prepayment  of the
                              mortgage  loans with higher net mortgage rates may
                              result in a lower  weighted  average net  mortgage
                              rate. If on any distribution  date the application
                              of the weighted  average net mortgage rate results
                              in an interest  payment lower than One-Month LIBOR
                              plus  the  applicable  margin  on  the  Class  A-1
                              certificates  during the related  interest accrual
                              period,  the  value of those  certificates  may be
                              temporarily  or permanently  reduced.  In a rising
                              interest   rate   environment,   the   Class   A-1
                              certificates  may receive interest at the weighted
                              average net mortgage rate for a protracted  period
                              of time. In addition,  in such a situation,  there
                              would  be less  excess  interest  payments  on the
                              mortgage  loans  to  cover  losses  and to  create
                              additional overcollateralization.

    [CLASS A-3 CERTIFICATES   It is not expected that the Class
                              A-3 certificates will receive any distributions of
                              principal until the distribution date in _________.
                              Until the distribution date in ______________, the
                              Class A-3 certificates may receive
                              A PORTION OF PRINCIPAL PREPAYMENTS THAT IS SMALLER
                              THAN ITS PRO RATA share of principal prepayments.]

                                  INTRODUCTION

        THE DEPOSITOR WILL ESTABLISH A TRUST WITH RESPECT TO SERIES -__ on the closing date, under a pooling and servicing agreement among the depositor, the servicer and the trustee, dated as of the cut-off date. On the closing date, the depositor will deposit into the trust a pool of mortgage loans that, in the aggregate, will constitute a mortgage pool, and that will be secured by first or junior liens on one-to four-family residential properties.

        Some capitalized terms used in this prospectus supplement have the meanings given below under "DESCRIPTION OF THE CERTIFICATES--Glossary of Terms" or in the prospectus under "Glossary."

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

        THE MORTGAGE POOL WILL CONSIST OF mortgage loans with an aggregate principal balance outstanding as of the cut-off date, after deducting payments of principal due on or before the cut-off date, OF $ . The mortgage loans are secured by [first] [and junior liens] on fee simple or leasehold interests in one- to four-family residential real properties [and, in the case of ____ mortgage loans, an interest in shares issued by a cooperative apartment corporation and the related proprietary lease]. [___% of the mortgage loans have a due date other than the first day of each month]. In each case, the property securing the mortgage loan is referred to as the mortgaged property. [The mortgage pool will consist of adjustable-rate mortgage loans with terms to maturity of not more than 30 years from the date of origination or modification, or, in the case of approximately __% of the mortgage loans, not more than 15 years.] With respect to mortgage loans which have been modified, references in this prospectus supplement to the date of origination shall be deemed to be the date of the most recent modification. [Approximately __% of the mortgage loans are secured by second liens on the mortgaged properties, and __% of the mortgage loans are secured by third or more junior liens on the mortgaged properties. __% of the mortgage loans are Balloon Loans.] With respect to mortgage loans which have been modified, references in this prospectus supplement to the date of origination shall be deemed to be the date of the most recent modification. All percentages of the mortgage loans described in this prospectus supplement are approximate percentages by aggregate principal balance as of the cut-off date unless otherwise indicated.

        All of the mortgage loans were purchased by the depositor from, and will be serviced by, [GMAC Mortgage Corporation]. See "The Seller and Servicer" below.

        Under the terms of the pooling and servicing agreement, the Seller will make representations and warranties with respect to the mortgage loans to the trustee for the benefit of the certificateholders.

        To the extent that the Seller does not repurchase a mortgage loan in the event of a breach of its representations and warranties with respect to that mortgage loan, neither the Depositor nor any other person will be required to repurchase the mortgage loan.

MORTGAGE POOL CHARACTERISTICS

        NONE OF THE MORTGAGE LOANS WILL HAVE BEEN ORIGINATED PRIOR TO , or WILL HAVE A MATURITY DATE LATER THAN 1, 20 . No mortgage loan will have a remaining TERM TO MATURITY AS OF THE CUT-OFF DATE OF LESS THAN months. The weighted average remaining term to MATURITY OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE WILL BE APPROXIMATELY months. The weighted AVERAGE ORIGINAL TERM TO MATURITY OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE WILL BE APPROXIMATELY months. __% of the mortgage loans are fully amortizing and have original terms to maturity of approximately fifteen years, with a weighted average remaining term to stated maturity of these mortgage loans of __ months. __% of the mortgage loans are fully amortizing and have original terms to maturity of approximately thirty years, with a weighted average remaining term to stated maturity of these mortgage loans of __ months. As used in this prospectus supplement the remaining term to maturity means, as of any date of determination and with respect to any mortgage loan, the number of months equaling the number of scheduled monthly payments necessary to reduce the then-current Stated Principal Balance of that mortgage loan to zero, assuming the related mortgagor will make all scheduled monthly payments but no prepayments, on the mortgage loan thereafter.

        As of the cut-off date, ____% of the mortgage loans are 30 to 59 days delinquent in payment of principal and interest. As of the cut-off date, none of the mortgage loans will be 60 or more days delinquent in payment of principal and interest. For a description of the methodology used to categorize mortgage loans as delinquent, see "The Seller and the Servicer--Delinquency and Loss Experience of the Servicer's Portfolio" in this prospectus supplement.

        [APPROXIMATELY         % of the mortgage loans will be Buy-Down Loans.]

        None of the mortgage loans provide for deferred interest or negative amortization.

        [AS OF THE CUT-OFF DATE, APPROXIMATELY % of the mortgage loans will be High Cost Loans. Purchasers or assignees of any High Cost Loan, including the trust, could be liable for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as recission rights if appropriate disclosures were not given as required. See "Risk Factors" in this prospectus supplement and "Certain Legal Aspects of the Loans--The Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" in the prospectus.]

        [___% of the mortgage loans are secured by second liens.]

        [Approximately ____% of the mortgage loans are Balloon Loans, which require monthly payments of principal based on 30 year amortization schedules and have scheduled maturity dates of approximately 15 years from the due date of the first monthly payment, leaving a substantial portion of the original principal amount, the Balloon Amount, due and payable on the respective scheduled maturity date. The existence of a Balloon Amount typically will require the related mortgagor to refinance the mortgage loan or to sell the mortgaged property on or prior to the scheduled maturity date. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, tax laws and prevailing general economic conditions. None of the depositor, the servicer or the trustee is obligated to refinance any Balloon Loan. Subject to the terms thereof, the financial guaranty insurance policy will provide coverage for any losses incurred upon liquidation of a Balloon Loan arising out of or in connection with the failure of a mortgagor to pay its Balloon Amount. See "Description of the Certificates--Financial Guaranty Insurance Policy" in this prospectus supplement.]

        [APPROXIMATELY  ___% OF THE  MORTGAGE  LOANS  are  Convertible  Mortgage
Loans, which provide that, at the option of the related mortgagor, the adjustable interest rate on a mortgage loan may be converted to a fixed interest rate. Upon conversion, the mortgage rate will be converted to a fixed interest rate determined in accordance with the formula set forth in the related mortgage note which formula is intended to result in a mortgage rate which is not less than the then current market interest rates, subject to applicable usury laws. After the conversion, the monthly payments of principal and interest will be adjusted to provide for full amortization over the remaining term to scheduled maturity.]

        [The servicer will be obligated to repurchase any Convertible Mortgage Loan following the conversion thereof at a price equal to the unpaid principal balance thereof plus accrued interest to the first day of the month in which the purchase price is to be distributed to the Class A Certificates. If the servicer fails to repurchase a Convertible Mortgage Loan following the conversion thereof, it will not constitute an Event of Default under the Pooling and Servicing Agreement and the mortgage loan will remain in the trust fund as a fixed-rate loan.]

        Approximately  ___% of the  mortgage  loans  will  have  mortgage  rates
calculated   on  the   basis   of  the   simple   interest   method.   See  "The
Trusts--Characteristics of Loans--Simple Interest Loans" in the prospectus.

        [MORTGAGE RATE ADJUSTMENT: The mortgage rate on the mortgage loans will adjust semi-annually commencing approximately six months after origination, on the adjustment date specified in the related mortgage note, to a rate equal to the sum, rounded as specified in the related mortgage notes, of Six-Month LIBOR and the note margin set forth in the related mortgage note, subject to the limitations described in this prospectus supplement.]

        [The amount of the monthly payment on each mortgage loan will be adjusted semi-annually on the due date of the month following the month in which the adjustment date occurs to equal the amount necessary to pay interest at the then-applicable mortgage rate and to fully amortize the outstanding principal balance of each mortgage loan over its remaining term to stated maturity. As of the cut-off date, ___% of the mortgage loans will have reached their first adjustment date. The mortgage loans will have various adjustment dates, note margins and limitations on the mortgage rate adjustments, as described below.]

        [The mortgage rate on each loan may not increase or decrease on any adjustment date by more than a specified percentage per annum. This periodic rate cap is not more than ___%, except that the mortgage rate on some of the mortgage loans may adjust up to ___% on the initial adjustment date.]

        [The mortgage rate on a mortgage loan may not exceed the maximum mortgage rate or be less than the minimum mortgage rate specified for such mortgage loan in the related mortgage note. The minimum mortgage rate for each mortgage loan will be equal to the note margin, except in the case of ____% of the mortgage loans, which have a minimum mortgage rate greater than the note margin. The minimum mortgage rates on the mortgage loans will range from ____% to ____%, with a weighted average minimum mortgage rate as of the cut-off date of _____%. The maximum mortgage rates on the mortgage loans will range from ____% to ______%, with a weighted average maximum mortgage rate as of the cut-off date of ____%. No mortgage loan provides for payment caps on any adjustment date that would result in deferred interest or negative amortization.]

        [SIX-MONTH LIBOR. The reference date with respect to each mortgage loan is the date as of which SIX-MONTH LIBOR, AS PUBLISHED BY THE WALL STREET JOURNAL, is determined. The reference date with respect to each mortgage loan is:

o the first business day of the month immediately preceding the month in which the adjustment date occurs,

o        the date forty-five days prior to the adjustment date,

o        the date fifteen days prior to the adjustment date, or

o the 20th day of the month preceding the month in which the adjustment date occurs;

except that the reference date with respect to ___ mortgage loans, representing approximately ___% of the aggregate principal balance of the mortgage loans, will adjust with respect to Six-Month LIBOR as published by Fannie Mae and as most recently available as of the date forty-five days prior to the adjustment date.]

        [LISTED BELOW ARE LEVELS OF SIX-MONTH LIBOR AS PUBLISHED BY THE WALL STREET JOURNAL that are or would have been applicable to mortgage loans with a reference date of the first business day of the preceding month, and having the following adjustment dates for the indicated years. There can be no assurance that LEVELS OF SIX-MONTH LIBOR PUBLISHED BY FANNIE MAE, OR PUBLISHED IN THE WALL STREET JOURNAL on a different reference date would have been at the same levels as those set forth below. The following does not purport TO BE REPRESENTATIVE OF FUTURE LEVELS OF SIX-MONTH LIBOR, AS PUBLISHED BY FANNIE MAE OR THE WALL STREET JOURNAL. No assurance can be given as to the level of Six-Month LIBOR on any adjustment date or during the life of any mortgage loan based on Six-Month LIBOR.]


[Adjustment Date                    1996             1997            1998             1999

January 1...........................5.718%           5.562%           5.914%          5.148%
------------------------------
February 1..........................5.531            5.625            5.843           5.066
------------------------------
March 1.............................5.281            5.687            5.625           4.971
------------------------------
April 1.............................5.312            5.718            5.695           5.127
------------------------------
May 1...............................5.531            5.968            5.750           5.060
------------------------------
June 1..............................5.562            6.000            5.812           5.043
------------------------------
July 1..............................5.656            6.000            5.750           5.245
------------------------------
August 1............................5.812            5.937            5.781           5.650
------------------------------
September 1.........................5.906            5.812            5.750           5.705
------------------------------
October 1...........................5.843            5.843            5.593           5.917
------------------------------
November 1..........................5.750            5.843            5.246
------------------------------
December 1..........................5.562            5.812            4.978

        The initial mortgage rate in effect on a mortgage loan typically will be lower, and may be significantly lower, than the mortgage rate that would have been in effect based on Six-Month LIBOR and the related note margin. Therefore, unless Six-Month LIBOR declines after origination of a mortgage loan, the related mortgage rate will typically increase on the first adjustment date following origination of such mortgage loan, subject to the periodic rate cap. The repayment of the mortgage loans will be dependent on the ability of the mortgagors to make larger monthly payments following adjustments of the mortgage rate. Mortgage loans that have the same initial mortgage rate may not always bear interest at the same mortgage rate because such mortgage loans may have different adjustment dates (and the mortgage rates therefore may reflect different related Index values), note margins, maximum mortgage rates and minimum mortgage rates. The net mortgage rate with respect to each mortgage loan as of the cut-off date will be set forth in the mortgage loan schedule attached to the Pooling and Servicing Agreement. The net mortgage rate on each mortgage loan will be adjusted on each adjustment date to equal the servicing fee rate, which the mortgage rate on the mortgage loan minus the sum of (i) the rate per annum at which the servicing fee accrues on the mortgage loan and (ii) the policy premium rate, which is the amount of the premium payable to the financial guaranty insurer with respect to the financial guaranty insurance policy, subject to any periodic rate cap, but may not exceed the maximum net mortgage rate, or be less than the minimum net mortgage rate for such mortgage loan. See "Description of the Mortgage Pool--Mortgage Pool Characteristics" in this prospectus supplement.]

     MORTGAGE LOAN CHARACTERISTICS. The mortgage loans will have the following characteristics as of the cut-off date:

Number of mortgage loans

Weighted Average of Net Mortgage Rates........................               %

Range of Net Mortgage Rates...................................               %

Mortgage Rates:

    Weighted Average..........................................               %
    Range.....................................................               %

Note Margins:

    Weighted Average..........................................               %
    Range.....................................................               %

Minimum Mortgage Rates:

    Weighted Average..........................................               %
    Range.....................................................               %

Minimum Net Mortgage Rates:

    Weighted Average..........................................               %
    Range.....................................................               %

Maximum Mortgage Rates:

    Weighted Average..........................................               %
    Range.....................................................               %

Maximum Net Mortgage Rates:

    Weighted Average..........................................               %
    Range.....................................................               %

Weighted Average Months to next Adjustment Date after __________,

----


        The mortgage loans are assumable pursuant to the terms of the related mortgage note. See "Maturity and Prepayment Considerations" in the prospectus.

        [Included below is a table showing the Credit Scores for some mortgagors. Credit Scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness.
Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, investors should be aware that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, for example, the loan-to-value ratio, LTV ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor's Credit Score would not be lower if obtained as of the date of this prospectus supplement.]

        [The following tables describe information as to the Credit Scores of the related mortgagors as used in the origination of the mortgage loans.

                            CREDIT SCORE DISTRIBUTION

                            NUMBER OF MORTGAGE         CUT-OFF DATE        PERCENT OF MORTGAGE
   CREDIT SCORE RANGE              LOANS             PRINCIPAL BALANCE             POOL

                                                        $                               %

-------------------------
Not Available (1)
Subtotal with Credit
Score

   Total Pool

----------------
(1)     Mortgage loans  indicated as having a Credit Score that is not available include some  mortgage  loans where the Credit Score was not provided by the related  seller and  mortgage  loans where no credit  history can be obtained from the related mortgagor.]

        Set forth below is a description of some additional characteristics of the mortgage loans as of the cut-off date unless otherwise indicated. All percentages of the mortgage loans are approximate percentages by aggregate principal balance as of the cut-off date unless otherwise indicated. Unless otherwise specified, all principal balances of the mortgage loans are as of the cut-off date and are rounded to the nearest dollar.

                                 MORTGAGE RATES

                            Number of Mortgage         Cut-off Date        Percent of Mortgage
   Mortgage Rates (%)              Loans             Principal Balance             Pool

-------------------------

                                                      $                                    %
-------------------------

                                        S-24

-------------------------

-------------------------

-------------------------

-------------------------

-------------------------

-------------------------

-------------------------

  Total                                               $                                    %

        As of the cut-off date, the weighted average mortgage rate of the mortgage loans will be APPROXIMATELY % per annum.

                    ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES

   Original Mortgage            Number of              Cut-off Date           Percentage of
      Loan Balance            Mortgage Loans        Principal Balance         Mortgage Pool

-------------------------

  $                                                  $                                     %
-------------------------

-------------------------

-------------------------

-------------------------

-------------------------

-------------------------

  Total                                              $                                     %

        As of the cut-off date, the average unpaid principal balance of the mortgage loans will be APPROXIMATELY $ ___________.


                                        S-25

                    NET MORTGAGE RATES OF THE MORTGAGE LOANS

                                                Number of       Cut-off Date       Percent of
                                              Mortgage Loans     Principal       Mortgage Loans

Net Mortgage Rates (%)                                            Balance

   6.000-6.499..........................                      $                                %
---------------------------------------------
   6.500-6.999..........................

---------------------------------------------
   7.000-7.499..........................

---------------------------------------------
   7.500-7.999..........................

---------------------------------------------
   8.000-8.499..........................

---------------------------------------------
   8.500-8.999..........................

---------------------------------------------
   9.000-9.499..........................

---------------------------------------------
   9.500-9.999..........................

---------------------------------------------
  10.000-10.499.........................

---------------------------------------------
  11.000-11.499.........................

---------------------------------------------
  11.500-11.999.........................

---------------------------------------------
  12.000-12.499.........................

---------------------------------------------
  12.500-12.999.........................

---------------------------------------------
  13.000-13.499.........................

---------------------------------------------
        Total...........................                      $                                %
---------------------------------------------

===============================================================================================================

        As of the cut-off date, the weighted average net mortgage rate of the mortgage loans will be approximately _______% per annum.

                         [COMBINED LOAN-TO-VALUE RATIOS

     Combined Loan              Number of              Cut-off date           Percentage of
   to Value Ratio (%)         Mortgage Loans        Principal Balance         Mortgage Pool

                                                     $                                     %
-------------------------

-------------------------

-------------------------

-------------------------

-------------------------

-------------------------

-------------------------

-------------------------

  Total                                              $                                     %

        THE WEIGHTED AVERAGE COMBINED LTV ratio at origination of the mortgage loans will be approximately %.]

        [THE METHOD FOR CALCULATING THE COMBINED LTV ratio is described below under the caption "Underwriting
        Standards."]

                                        S-26

                      [JUNIOR RATIOS OF THE MORTGAGE LOANS

                                              Number of
                                               Mortgage       Cut-off Date       Percent of

 JUNIOR RATIO(%)                                LOANS      PRINCIPAL BALANCE   MORTGAGE LOANS

             -                                                $                        %
             -
             -
             -
             -
             -
             -
             -
             -
             -

                 TOTAL                                        $                        %

------------------
               Excludes  mortgage  loans  secured by first  liens on the related mortgaged property. With respect to each mortgage loan secured by a second lien on the related mortgaged property, the Junior Ratio is the ratio of the  original  principal  balance of the mortgage loan to the sum of (i) the  original  principal  balance  of that mortgage  loan,  and (ii) the  unpaid  principal  balance  of any senior lien at the time of the origination of that mortgage loan.

               The weighted average Junior Ratio as of the cut-off date was approximately __%.]

                GEOGRAPHIC DISTRIBUTIONS OF MORTGAGED PROPERTIES

                                Number of              Cut-off Date           Percentage of

         State                Mortgage Loans        Principal Balance         Mortgage Pool

-------------------------

[California                                          $                                     %

-------------------------

Connecticut

-------------------------

Illinois

-------------------------

New Jersey

-------------------------

New York]

-------------------------

Other (1)

-------------------------

                                   S-27

  Total                                              $                                     %

(1)  Other  includes   states  and  the  District  of  Columbia  with  under  3%
     concentrations individually.

     NO MORE THAN ____% of the mortgage loans will be secured by mortgaged properties located in any ONE ZIP CODE AREA IN CALIFORNIA AND NO MORE THAN % of the mortgage loans will be secured by mortgaged properties located in any one zip code area outside California.

                              MORTGAGE LOAN PURPOSE

                                Number of              Cut-off Date           Percentage of

      Loan Purpose            Mortgage Loans        Principal Balance         Mortgage Pool

-------------------------

Purchase                                             $                                     %

-------------------------

Rate/Term Refinance

-------------------------

Equity Refinance

-------------------------

  Total                                              $                                     %

     The weighted average combined LTV ratio at origination of rate and term refinance mortgage loans will BE ___%. The weighted average combined LTV ratio at origination of equity refinance mortgage loans will BE ___ %.

                        MORTGAGE LOAN DOCUMENTATION TYPES

                                Number of              Cut-off Date           Percentage of
   Documentation Type         Mortgage Loans        Principal Balance         Mortgage Pool

-------------------------

Full                                                 $                                     %

-------------------------

Reduced

-------------------------

  Total                                              $                                     %
o        For purposes of the above table, Reduced Documentation Type includes mortgage loans which were underwritten under a no stated income program.

        [The weighted average LTV ratio at origination of the mortgage loans which were underwritten under a REDUCED LOAN DOCUMENTATION PROGRAM WILL BE %. NO
MORE THAN % of the reduced loan documentation mortgage loans will be secured by mortgaged properties located in California.]

                                        S-28

                                 OCCUPANCY TYPES

                                Number of              Cut-off Date           Percentage of
       Occupancy              Mortgage Loans        Principal Balance         Mortgage Pool

-------------------------

Primary Residence                                    $                                     %

-------------------------

Second/Vacation

-------------------------

Non Owner-occupied

-------------------------

  Total                                              $                                     %

                            MORTGAGED PROPERTY TYPES

                                Number of              Cut-off Date           Percentage of
     Property Type            Mortgage Loans        Principal Balance         Mortgage Pool

-------------------------

Single-family detached                               $                                     %

-------------------------

Planned Unit
Developments (detached)

-------------------------

Two- to four-family

units

-------------------------

Condo Low-Rise (less
than 5 stories)

-------------------------

Condo Mid-Rise (5 to 8
stories)

-------------------------

Condo High-Rise (9
stories or more)

-------------------------

Townhouse

-------------------------

Planned Unit
Developments (attached)

-------------------------

Cooperative Units

-------------------------

Leasehold

-------------------------

  Total                                                     $                              %


                                        S-29

                      [LIEN PRIORITY OF THE MORTGAGE LOANS

                                           Number of             Cut-off Date         Percent of

           Lien Property                 Mortgage Loans       Principal Balance     Mortgage Loans

-------------------------------------

-------------------------------------

-------------------------------------
SECOND LIEN                                                     $                         %

-------------------------------------
       TOTAL                                                    $                         %]

                          REMAINING TERM OF SCHEDULED MATURITY OF THE MORTGAGE LOANS

                                               Number of       Cut-off Date      Percent of
   Months Remaining to Scheduled Maturity   Mortgage Loans  Principal Balance  Mortgage Loans

 -------------------------------------------
                                                                       $                  %
 -------------------------------------------

                                                                               %
 -------------------------------------------

                                                                               %
 -------------------------------------------

                                                                               %
 -------------------------------------------

                                                                               %
 -------------------------------------------

                                                                               %
 -------------------------------------------

                                                                               %
 -------------------------------------------

 -------------------------------------------
        Total                                                          $                %
                                                                               %

        The weighted average remaining term to maturity of the mortgage loans as of the cut-off date was approximately ___ months.

        [In connection with each mortgage loan that is secured by a leasehold interest, the related seller shall have represented to the depositor that, among other things:

o the use of leasehold estates for residential properties is an accepted practice in the area where the related mortgaged property is located;

o residential property in the area consisting of leasehold estates is readily marketable;

o the lease is recorded and no party is in any way in breach of any provision of the lease;

o the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subject to any charge or penalty; and

o the remaining term of the lease does not terminate less than ten years after the maturity date of each such mortgage loan.

        Some of the aspects of the Cooperative Loans included in the mortgage pool differ from those of other types of mortgage loans. See "Certain Legal Aspects of Loans--The Mortgage Loans --Cooperative Loans" in the prospectus.]

        [A portion of the mortgage loans provide for payment of a prepayment charge. In most cases, the prepayment provisions provide for payment of a prepayment charge for partial prepayments and full prepayments, other than a prepayment:

o        occurring upon the sale of property securing a mortgage loan,

o    made within five years following the origination of the mortgage loan, and

o In an amount equal to six months' advance interest on the amount of the prepayment that, when added to all other amounts prepaid during the twelve-month period immediately preceding the date of prepayment, exceeds twenty percent (20%) of the original principal amount of the mortgage loan.

Prepayment  charges  received on the mortgage  loans will not be  available  for
distribution   on  the   certificates.   See  "Certain   Legal  Aspects  of  the
Loans--Default Interest and Limitations on Prepayments" in the prospectus.]

UNDERWRITING STANDARDS

        All of the mortgage loans included in the mortgage pool will be acquired by the Depositor from the Seller. The following is a brief description of the various underwriting standards and the procedures applicable to the mortgage loans.

        GMACM's underwriting standards with respect to the Mortgage Loans generally will conform to those published in the GMACM Underwriting Guide. The underwriting standards as set forth in the GMACM Underwriting Guide are continually revised based on prevailing conditions in the residential mortgage market and the market for mortgage securities.

        The underwriting standards set forth in the GMACM Underwriting Guide with respect to mortgage loans originated or acquired by GMACM provide for varying levels of documentation. For the full documentation loan program, a prospective borrower is required to complete a detailed application providing pertinent credit information. The application contains a description of borrower's assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy. In addition, employment verification is obtained which reports the borrower's current salary and may contain the length of employment and an indication as to whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed or if income is received from dividends and interest, rental properties or other income which can be verified via tax returns, the borrower may also be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has accounts.

        An appraisal may be made of the mortgaged property securing each mortgage loan. Such appraisals may be either a full appraisal, a drive-by appraisal or a statistical property evaluation. Such appraisals may be performed by appraisers independent from or affiliated with the GMAC Mortgage or their affiliates. Such appraisals, however, will not establish that the mortgaged properties provide assurance of repayment of the mortgage loans. If a full appraisal is required, the appraiser may be required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. If a drive-by appraisal is required, the appraiser is only required to perform an exterior inspection of the property. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements. In certain circumstances, a statistical property evaluation may have been completed in lieu of a drive-by appraisal by a third-party who performs an electronic comparison of the stated value of the mortgaged properties with comparable properties in the area. Each appraisal is required to be dated no more than 180 days prior to the date of approval of the mortgage loan; provided, that depending on the credit limit an earlier appraisal may be utilized if such appraisal was made not earlier than one year prior to the date of origination of the mortgage loan and the related appraiser certifies that the value of the related mortgaged property has not declined since the date of the original appraisal or if a field review or statistical property evaluation is obtained. To the extent that the appraised value of a mortgaged property declines over time, the actual loan-to-value or combined loan-to-value with respect to such mortgage loan will be higher than the loan-to-value or combined loan-to-value derived at the time of origination of such mortgage loan.

        Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the home (such as property taxes and hazard insurance) and other financial obligations and monthly living expenses.

        Under the GMACM Underwriting Guide, loans may also be originated under the "Alternative," "Relo," or "Relo-VIP" documentation programs. Under these programs, certain items described above are verified using alternative sources. For example, the borrower's income may be verified in via a paystub or a W-2 form for "Alternative" documentation. In addition, the "Alternative" documentation program allows a borrower's verification of employment to be conducted telephonically or a borrower's verification of assets to be in the form of a minimum number of sequential monthly bank statements. In the case of "Relo" documentation, a signed employer relocation verification form is acceptable in lieu of a paystub. The "Relo-VIP" program does not require income verification, however, eligible borrowers must have a minimum annual base salary of $75,000.

        Loans may also be originated under the GMACM Underwriting Guide under the "Quick Program," a no income verification for self-employed borrowers. For such loans, a credit check, an appraisal, and verification of sufficient assets is required. Such loans generally will not exceed a 75% LTV ratio/CLTV ratio on primary residences and a 70% LTV ratio/CLTV ratio on second homes.

        The GMACM Underwriting Guide also provides for loans under its "Select" program to employees and retirees of General Motors Corporation ("GM"). Such loans are made to executives of GM or affiliates of GM, dealer principals and general managers with a minimum annual base salary of $75,000 or to GM or GM affiliate retirees with a minimum base retirement annual income of $60,000. In addition, "Super Select" processed loans are made to executives of GM or affiliates of GM, dealer principals and general managers with a minimum annual base salary of $200,000. For both "Select" and "Super Select" loan programs, no income, no asset and, at times, no appraisal is required. Underwriting for both "Select" and "Super Select" is subject to a maximum LTV ratio of 80% for primary residences. For the "Select" program, a maximum LTV ratio of 70% is permitted for second homes and for the "Super Select" program the maximum LTV ratio allowed is 80% for second homes. The LTV ratio for the "Super Select" program is based on the borrower's stated value and generally no appraisal is required for LTV ratios of 80% or less. On the "Select" program, the borrower must supply evidence of value in some instances only. For example, if the combined loan amount exceeds $650,000 or if the loan is an equity refinance, an appraisal of the property is required. In addition to the LTV ratio and salary requirements above, generally, borrower eligibility under the "Select" or "Super Select" documentation program may be determined by use of a credit scoring model.

        The GMACM Underwriting Guide also allows for streamlined documentation on portfolio refinance transactions under its "Express" and "Super Express" programs. The "Express" option requires a current paystub for income verification and one month's bank statement for asset verification. An appraisal is not required under the "Express" refinance option. The only documentation required under the "Super Express" refinance option is a mortgage history with no more than one 30-day late in the last 12 months. No income verification, no asset verification and no appraisal are required under the "Super Express" program.

        The underwriting standards set forth in the GMACM Underwriting Guide with respect to mortgage loans originated or acquired by GMACM may be varied in appropriate cases. There can be no assurance that every mortgage loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of the mortgage loans will be equivalent under all circumstances.

        GMACM's underwriting standards include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of such underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with such underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in such underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

 [PRIMARY MORTGAGE INSURANCE AND PRIMARY HAZARD INSURANCE

        Each mortgage loan is required to be covered by a standard hazard insurance policy, which is referred to as a primary hazard insurance policy. In addition, to the best of the depositor's knowledge, each MORTGAGE LOAN WITH AN
LTV RATIO AT ORIGINATION IN EXCESS OF % will be insured by a primary mortgage guaranty insurance policy, which is referred to as a primary insurance policy, covering at least

      % OF THE PRINCIPAL BALANCE OF THE MORTGAGE LOAN AT ORIGINATION IF THE LTV RATIO IS BETWEEN % AND %, AND AT LEAST % of the principal balance of the mortgage loan at origination if the LTV RATIO IS BETWEEN % AND %. An additional ___% of the mortgage loans are mortgage loans with a LTV ratio, or combined LTV ratio in the case of the junior loans, at origination in excess of 80% that are not insured by a primary insurance policy.

        Substantially all of the primary insurance policies were issued by General Electric Mortgage Insurance Corporation, Mortgage Guaranty Insurance Corporation, United Guaranty Residential Insurance Company, PMI Mortgage Insurance Company, Commonwealth Mortgage Assurance Company, Republic Mortgage Insurance Company or Amerin Guaranty Corporation, which collectively are the primary insurers. Each primary insurer has a claims paying ability currently acceptable to the rating agencies that have been requested to rate the certificates; however, there is no assurance as to the actual ability of any primary insurer to pay claims. See "Insurance Policies on Loans" in the prospectus.]

ADDITIONAL INFORMATION

        The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted at the close of business on the cut-off date, as adjusted for the scheduled principal payments due on or before the cut-off date. Prior to the issuance of the offered certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise, if the depositor deems that removal necessary or appropriate. A limited number of other mortgage loans may be added to the mortgage pool prior to the issuance of the offered certificates. The depositor believes that the information in this prospectus supplement will be substantially representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued although the range of mortgage rates and maturities and some other characteristics of the mortgage loans in the mortgage pool may vary.

        A current report on Form 8-K will be available to purchasers of the offered certificates and will be filed, together with the pooling and servicing agreement, with the commission within fifteen days after the initial issuance of the offered certificates. In the event mortgage loans are removed from or added to the mortgage pool as described in the preceding paragraph, that removal or addition will be noted in the current report.

                             THE SELLER AND SERVICER

GENERAL

        [GMAC Mortgage Corporation] is the Seller and Servicer for all of the mortgage loans in the mortgage pool. The Seller is an indirect wholly-owned subsidiary of [General Motors Acceptance Corporation]. The Seller is engaged in the mortgage banking business, including the origination, purchase, sale and servicing of residential mortgage loans.

        The certificates do not represent an interest in or an obligation of the Seller or the Servicer. The Seller's only obligations with respect to the certificates will be pursuant to certain limited representations and warranties made by the Seller or as otherwise provided herein.

        The Seller maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682-1000.

        The Servicer will be responsible for servicing the Mortgage Loans in accordance with the its program guide and the terms of the Servicing Agreement. The Custodian will be [________].

DELINQUENCY AND LOSS EXPERIENCE OF THE SERVICER'S PORTFOLIO

        The following tables summarize the delinquency and loss experience [for all closed-end home equity loans] originated by the Servicer. The data presented in the following tables are for illustrative purposes only, and there is no assurance that the delinquency and loss experience of the mortgage loans in the mortgage pool will be similar to that described below.

        As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. However, since the determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month, a loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would still be considered current as of July 31. If that payment remained unpaid as of the close of business on August 31, the loan would then be considered to be 30 to 59 days delinquent. Delinquency information presented in this prospectus supplement as of the cut-off date is determined and prepared as of the close of business on the last business day immediately prior to the cut-off date.

        There can be no assurance that the delinquency experience described below will be representative of the results that may be experienced with respect to the mortgage loans in the mortgage pool.


                         DELINQUENCY AND LOSS EXPERIENCE

               MORTGAGE LOAN PORTFOLIO DELINQUENCY EXPERIENCE (1)

=========================================================================================================
                        AT _____, 1999       AT DECEMBER 31,      AT DECEMBER 31,      AT DECEMBER 31,
                                                  1998                 1997                 1996

                       $ LOANS    % BY $    $ LOANS    % BY $    $ LOANS    % BY $    $ LOANS    % BY $
                       -------    ------    -------    ------    -------    ------    -------    ------
Number of Loans
Total Portfolio

Period of
Delinquency

   30-59 Days
   60-89 Days
   90+ Days

Total Loans

Foreclosure
Foreclosed
Total Loans in
Foreclosure

Total Delinquent
Loans

                      =========== ======== =========== ======== =========== ======== =========== ========

---------------------------------------------------------------------------------------------------------
=========================================================================================================
                      MORTGAGE LOAN PORTFOLIO LOSS AND FORECLOSURE EXPERIENCE (1)

=========================================================================================================
                       AT _______, 1999      AT DECEMBER 31,      AT DECEMBER 31,      AT DECEMBER 31,
                                                  1998                 1997                 1996

                       $ LOANS    % BY $    $ LOANS    % BY $    $ LOANS    % BY $    $ LOANS    % BY $
                       -------    ------    -------    ------    -------    ------    -------    ------
Number of Loans
Total Portfolio

Total Loans in
Foreclosure

Net Chargeoffs for
Period

                      =========== ======== =========== ======== =========== ======== =========== ========

(1) Performing loans in bankruptcy are not included in delinquency statistics.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

        THE SERIES -__ Mortgage Asset-Backed Pass-Through Certificates will include the following three classes of Class A Certificates:

o        Class A-1 Certificates, or the Adjustable Rate Certificates
o        Class A-2 Certificates; and

o Class A-3 Certificates, or the Lockout Certificates; and together with the Class A-2 Certificates, the Fixed Rate Certificates

        In addition to the Class A Certificates, the Series -__ Mortgage Asset-Backed Pass-Through Certificates will also include two classes of certificates which are designated as the Class SB Certificates and Class R Certificates. Only the Class A Certificates are offered by this prospectus supplement. See "Glossary" in the prospectus for the meanings of capitalized terms and acronyms not otherwise defined in this prospectus supplement.

        The certificates will evidence the entire beneficial ownership interest in the trust fund. The trust fund will consist of:

o the  mortgage  loans

o the assets as from time to time that are identified as deposited in respect of the mortgage loans in the Custodial Account and in the Payment Account and belonging to the trust fund

o property acquired by foreclosure of the mortgage loans or deed in lieu of foreclosure

o any applicable primary insurance policies and primary hazard insurance policies

o    the financial guaranty insurance policy; and

o    all proceeds of any of the foregoing.

        The Class A Certificates will be available only in book-entry form through facilities of The Depository Trust Company. The Class A Certificates will be issued, maintained and transferred on the BOOK-ENTRY RECORDS OF DTC AND ITS PARTICIPANTS. The Class A Certificates will be issued in minimum denominations of $25,000 and integral multiples of $1 in excess thereof.

        The Class A Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner will be entitled to receive a certificate of any class in fully registered form, a definitive certificate, except as described in this prospectus supplement under "--Book-Entry Registration of Certain of the Offered Certificates--Definitive Certificates." Unless and until definitive certificates are issued for the Class A Certificates under the limited circumstances described in this prospectus supplement:

o all references to actions by certificateholders with respect to the Class A Certificates shall refer to actions taken by DTC upon instructions from its participants, and

o all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the Class A Certificates shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Class A Certificates, for distribution to beneficial owners by DTC in accordance with DTC procedures.

        DTC has advised the depositor that management of DTC is aware that some computer applications, systems and the like for processing data that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter Y2K problems. DTC has informed its participants and other members of the financial community, that it has developed and is implementing a program so that its systems, as they relate to DTC services like the timely payment of distributions, including principal and income payments, to securityholders, book-entry deliveries and settlement of trades with DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete.

Additionally, DTC's plan includes a testing phase, which, DTC has advised its participants, is expected to be completed within appropriate time frames.

        However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as DTC's participants and third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed its participants that it is contacting and will continue to contact third party vendors from whom DTC acquires services to:

o    impress upon them the importance of those services being Y2K compliant; and

o determine the extent of their efforts for Y2K remediation and, as appropriate, testing of their services.

        In addition, DTC is in the process of developing any contingency plans as it deems appropriate.

        According to DTC, the foregoing information with respect to DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

BOOK-ENTRY REGISTRATION OF CERTAIN OF THE OFFERED CERTIFICATES

        GENERAL. Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Class A Certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal of and interest on the Class A Certificates from the paying agent through DTC and participants. Accordingly, beneficial owners may experience delays in their receipt of payments. Unless and until definitive certificates are issued for the Class A Certificates, it is anticipated that the only registered certificateholder of the Class A Certificates will be Cede, as nominee of DTC. Beneficial owners will not be recognized by the trustee or the servicer as certificateholders, as the term is used in the pooling and servicing agreement, and beneficial owners will be permitted to receive information furnished to certificateholders and to exercise the rights of certificateholders only indirectly through DTC, its participants and indirect participants.

        Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the Class A Certificates among participants and to receive and transmit distributions of principal of, and interest on, the Class A Certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the Class A Certificates similarly are required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates evidencing their interests in the Class A Certificates, DTC's rules provide a mechanism by which beneficial owners, through their participants and indirect participants, will receive distributions and will be able to transfer their interests in the Class A Certificates.

        None of the depositor, the servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Class A Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     DEFINITIVE CERTIFICATES. Definitive certificates will be issued to beneficial owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions described in the prospectus under "Description of the Securities--Form of Securities."

        Upon the occurrence of an event described in the prospectus in the third paragraph under "Description of the Securities--Form of Securities," the trustee is required to notify, through DTC, participants who have ownership of Class A Certificates as indicated on the records of DTC of the availability of definitive certificates for their Class A Certificates. Upon surrender by DTC of the definitive certificates representing the Class A Certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the Class A Certificates as definitive certificates issued in the respective principal amounts owned by individual beneficial owners, and thereafter the trustee and the servicer will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement.

        For  additional   information  regarding  DTC  and  the  DTC  registered
certificates, see "Description of the Securities--Form of Securities" in the prospectus.

GLOSSARY OF TERMS

        The following terms are given the meanings shown below to help describe the cash flows on the certificates:

        ACCRUED CERTIFICATE INTEREST - For any distribution date and class of Class A Certificates, an amount equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of the certificates of that class immediately prior to that distribution date at the related pass-through rate less interest shortfalls, if any, allocated thereto for that distribution date, to the extent not covered with respect to the Class A
Certificates by the subordination provided by the Class SB Certificates including:

               (i) any Prepayment Interest Shortfall to the extent not covered by the servicer as described in this prospectus supplement under "Description of the Certificates--Interest Distributions";

               (ii) the interest portions of Realized Losses, including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, and Extraordinary Losses not allocated through subordination;

               (iii) the interest portion of any Advances that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses; and

               (iv) any other interest shortfalls not covered by subordination, including interest shortfalls relating to the Soldiers' and Sailors' Civil Relief Act of 1940, or Relief Act, or similar legislation or regulations, all allocated as described below.

Any reductions will be allocated among the holders of all classes of certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been payable on that distribution date absent these reductions. In the event that any shortfall described in the immediately preceding four clauses above is allocated to the offered certificates, or the Available Distribution Amount on any distribution date is less than the Interest Distribution Amount due on any distribution date, the amount of any shortfall will be drawn under the financial guaranty insurance policy and distributed to the holders of the Class A Certificates. Notwithstanding the foregoing, if payments are not made as required under the financial guaranty insurance policy, any interest shortfalls may be allocated to the Class A Certificates as described above. See "--Financial Guaranty Insurance Policy" below. Accrued Certificate Interest on each class of Class A Certificates will be distributed on a pro rata basis. Accrued Certificate Interest on the Class A-2 and Class A-3 Certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months. Accrued Certificate Interest on the Class A-1 Certificates will be calculated on the basis of the actual number of days in the Interest Accrual Period and a 360-day year.

AVAILABLE DISTRIBUTION AMOUNT - For any distribution date, an amount equal to:


o the aggregate amount of scheduled payments on the mortgage loans due on the related due date and received on or prior to the related determination date, after deduction of the related servicing fees and any subservicing fees, which are collectively referred to as the servicing fees, and the premium payable on the financial guaranty insurance policy;

o all unscheduled payments, including mortgagor prepayments on the mortgage loans, Insurance Proceeds, Liquidation Proceeds and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month; and

o              all Advances made for that distribution date, in each case net of
               amounts   reimbursable   therefrom   to  the   servicer  and  any
               subservicer.

        In addition to the foregoing amounts, with respect to unscheduled collections, not including mortgagor prepayments, the servicer may elect to treat such amounts as included in the Available Distribution Amount for the distribution date in the month of receipt, but is not obligated to do so. As described in this prospectus supplement under "--Principal Distributions on the Class A Certificates," any amount with respect to which such election is so made shall be treated as having been received on the last day of the preceding calendar month for the purposes of calculating the amount of principal and interest distributions to any class of certificates. With respect to any distribution date, the due date is the first day of the month in which that distribution date occurs and the determination date is the 20th day of the month in which that distribution date occurs or, if that day is not a business day, the immediately succeeding business day.

        On any distribution date, the policy premium rate is equal to one-twelfth of the product of the percentage specified in the Insurance and Indemnity Agreement, dated as of ______, ____ among the financial guaranty insurer, the depositor, the trustee, the seller and the servicer, and the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such distribution date.

        CERTIFICATE PRINCIPAL BALANCE - For any Class A Certificate as of any date of determination, an amount equal to the initial Certificate Principal Balance of that certificate, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that certificate, including amounts paid pursuant to the financial guaranty insurance policy, and
(b) any reductions in the Certificate Principal Balance of that certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement, other than any amounts that have been paid pursuant to the financial guaranty insurance policy.

        CUMULATIVE INSURANCE PAYMENTS - The aggregate of any payments made with respect to the Class A Certificates by the financial guaranty insurer under the financial guaranty insurance policy.

     EXCESS BANKRUPTCY LOSSES - Bankruptcy Losses in excess of the Bankruptcy Amount.

        EXCESS CASH FLOW-On any distribution date, the excess of the Available Distribution Amount over the sum of (a) the Interest Distribution Amount and (b) the sum of the amounts described in clauses [ ] of the definition of Principal Distribution Amount.

        EXCESS FRAUD LOSSES - Fraud Losses in excess of the Fraud Loss Amount.

        EXCESS SPECIAL HAZARD LOSSES - Special Hazard Losses in excess of the Special Hazard Amount.

        EXCESS SUBORDINATED AMOUNT - On any distribution date, the excess, if any, of (a) the Subordinated Amount on such distribution date over (b) the Targeted Subordinated Amount.

        FINAL DISPOSITION - A Final Disposition is deemed to have occurred upon a determination by the servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the servicer reasonably and in good faith expects to be finally recoverable with respect to a defaulted mortgage loan.

        INTEREST ACCRUAL PERIOD - For the Class A-2 and Class A-3 Certificates, the calendar month preceding the month in which the distribution date occurs. For the Class A-1 Certificates, (a) for the distribution date in __________, ___, the period commencing on the closing date and ending on the day preceding the distribution date in ________ ___, and (b) with respect to any distribution date after the distribution date in _________ ___, the period commencing on the distribution date in the month immediately preceding the month in which the distribution date occurs and ending on the day preceding the distribution date.

        INTEREST   DISTRIBUTION   AMOUNT  -  The  aggregate  amount  of  Accrued
Certificate   Interest  to  be  distributed  to  the  holders  of  the  Class  A
Certificates for that distribution date.

     LOCKOUT PREPAYMENT PERCENTAGE - For any distribution date occurring prior to the distribution date in , 0%. For any distribution date occurring after the first five years following the closing date, a percentage determined as follows:

o for any distribution date during the sixth year after the closing date, 30%;

o for any distribution date during the seventh year after the closing date, 40%;

o for any distribution date during the eighth year after the closing date, 60%;

o for any distribution date during the ninth year after the closing date, 80%; and

o        for any distribution date thereafter, 100%.

        LOCKOUT SCHEDULED PERCENTAGE - For any distribution date occurring prior to the distribution date in , 0% and for any distribution date thereafter, 100%.

        PRINCIPAL  DISTRIBUTION  AMOUNT -On any distribution date, the lesser of
(a) the balance of the Available Distribution Amount remaining after the Interest Distribution Amount has been distributed and (b) the sum of:

               (1) the principal portion of all scheduled monthly payments on the mortgage loans received or advanced with respect to the related due period;

               (2) the principal portion of all proceeds of the repurchase of mortgage loans or, in the case of a substitution, amounts representing a principal adjustment as required by the pooling and servicing agreement during the preceding calendar month;

               (3) the principal portion of all other unscheduled collections received on the mortgage loans during the preceding calendar month or deemed to be received during the preceding calendar month including, without limitation, full and partial prepayments made by the respective mortgagors, to the extent not distributed in the preceding month;

               (4) the principal portion of any Realized Losses incurred on the mortgage loans for the preceding calendar month to the extent payable from Excess Cash Flow on such distribution date; and

               (5) the Subordination Increase Amount for such distribution date.

        SUBORDINATED  AMOUNT - On any distribution  date, the excess, if any, of
(a) the aggregate Stated Principal Balances of the mortgage loans after giving effect to distributions of principal to be made on such distribution date over
(b) the Certificate Principal Balance of the Class A Certificates as of such date, after taking into account the payment to the Class A Certificates of the amounts described in clauses [ ] of the definition of Principal Distribution Amount on such distribution date.

        SUBORDINATION INCREASE AMOUNT - On any distribution date, any amount of Excess Cash Flow actually applied as an accelerated payment of principal on the Class A Certificates.

        SUBORDINATION REDUCTION AMOUNT - On any distribution date, the lesser of
(a) the Excess Subordinated Amount and (b) the amount available for distribution specified in clauses [ ] of the definition of Principal Distribution Amount.

        TARGETED SUBORDINATED AMOUNT - On any distribution date, the required level of the Subordinated Amount, as set forth in the Pooling and Servicing Agreement.

DISTRIBUTIONS

        Distributions on the Class A Certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, then the next succeeding business day, commencing in _______ 1999. Distributions on the certificates will be made to the persons in whose names the certificates are registered at the close of business on the day prior to each distribution date or, if the certificates are no longer DTC registered certificates, on the record date. See "Description of the Securities--Distributions" in the prospectus. Distributions will be made by check or money order mailed, or upon the request of a certificateholder owning Class A Certificates having denominations, aggregating at least $1,000,000, by wire transfer or otherwise, to the address of the person entitled to the distribution, which, in the case of DTC registered certificates, will be DTC or its nominee, as it appears on the trustee's register in amounts calculated as described in this prospectus supplement on the determination date. However, the final distribution relating to the certificates will be made only upon presentation and surrender thereof at the office or the agency of the trustee specified in the notice to certificateholders of the final distribution.

A business day is any day other than:
        a Saturday or Sunday or

        a day on which banking institutions in the State of California, Minnesota, New York, Pennsylvania, Illinois or Delaware are required or authorized by law to be closed.

INTEREST DISTRIBUTIONS

        Holders of each class of Class A Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Distribution Amount for that distribution date, commencing on the first distribution date in the case of all classes of Class A Certificates entitled to interest distributions.

        Prepayment Interest Shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the due date in the month of prepayment.

        However, on any distribution date, any Prepayment Interest Shortfalls resulting from prepayments in full during the preceding calendar month will be offset by the servicer, but only to the extent those Prepayment Interest
Shortfalls  do  not  exceed  the  amount  of  the  servicing  fee  due  on  such distribution date. Prepayment Interest Shortfalls resulting from partial prepayments will not be offset by the servicer from servicing compensation or otherwise. No assurance can be given that the servicing compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

        [If on any distribution date the Available Distribution Amount is less than Accrued Certificate Interest on the Class A Certificates for that distribution date, the shortfall will be allocated among the holders of all classes of Class A Certificates in proportion to the respective amounts of Accrued Certificate Interest for that distribution date. In addition, the amount of any such interest shortfalls that are covered by subordination, specifically, interest shortfalls not described in the definition of Available Distribution Amount preceding paragraph, will be unpaid Accrued Certificate Interest and will be distributable to holders of the certificates of those classes entitled to those amounts on subsequent distribution dates, in each case to the extent of available funds after interest distributions as required in this prospectus supplement.

        These shortfalls could occur, for example, if delinquencies on the mortgage loans were exceptionally high and were concentrated in a particular month and Advances by the servicer did not cover the shortfall. Any amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the servicer or otherwise, except to the limited extent described in the preceding paragraph with respect to Prepayment Interest Shortfalls resulting from prepayments in full.

        The pass-through rates on all classes of Class A Certificates, other than the Class A-1 Certificates, ARE FIXED AND ARE LISTED ON PAGE S- of this prospectus supplement.

        The pass-through rates on the Class A-1 Certificates are calculated as follows:

        The pass-through rate on the Class A-1 Certificates with respect to the initial Interest Accrual PERIOD IS % per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate EQUAL TO % plus the arithmetic mean of the London interbank offered rate quotations for one-month Eurodollar deposits, determined monthly as described in this prospectus supplement, with a maximum rate of

        % PER ANNUM AND A MINIMUM RATE OF         % per annum.

        The pass-through rates on the Class A-1 Certificates for the current and immediately preceding Interest Accrual Period may be obtained by telephoning the trustee at __________.]

        [The pass-through rates on all classes of the Class A Certificates will increase by __% per annum for each distribution date after the first distribution date on which the servicer and the depositor are permitted to exercise their option to purchase the mortgage loans from the trust as described under "Pooling and Servicing Agreement--Termination," in this prospectus supplement. Notwithstanding the foregoing, the pass-through rates on the Class A Certificates will not increase as described above if proceeds for optional termination are available for payment to the certificateholders on or prior to any distribution date.]

        As described in this prospectus supplement, the Accrued Certificate Interest allocable to each class of certificates is based on the Certificate Principal Balance of that class.

DETERMINATION OF LIBOR

        LIBOR for any Interest Accrual Period after the initial Interest Accrual Period will be determined as described in the three succeeding paragraphs.

        On each distribution date, LIBOR shall be established by the trustee and as to any Interest Accrual Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Dow Jones Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of that Interest Accrual Period--the LIBOR rate adjustment date. Telerate Screen Page 3750 means the display designated as page 3750 on the Telerate Service or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on that page or any other page as may replace that page on that service, or if the service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the trustee after consultation with the servicer, the rate will be the reference bank rate.

        The reference bank rate will be determined on the basis of the rates at which deposits in the U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee after consultation with the servicer. The reference bank rate will be determined as of 11:00 A.M., London time, on the day that is one LIBOR business day prior to the immediately preceding distribution date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class A-1 Certificates then outstanding. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee after consultation with the servicer, as of 11:00 A.M., New York City time, on that date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class A-1 Certificates then outstanding. If no quotations can be obtained, the rate will be LIBOR for the prior distribution date, or in the case of the first LIBOR RATE ADJUSTMENT DATE, % with respect to the Class A-1 Certificates; provided however, if, under the priorities listed previously in this paragraph, LIBOR for a distribution date would be based on LIBOR for the previous distribution date for the third consecutive distribution date, the trustee shall select an alternative comparable index over which the trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party. LIBOR business day means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

        The establishment of LIBOR by the trustee and the trustee's subsequent calculation of the pass-through rates applicable to the Class A-1 Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

 PRINCIPAL DISTRIBUTIONS ON THE CLASS A CERTIFICATES

        Except as provided below, holders of the Class A Certificates will be entitled to receive on each distribution date, in the priority described in this prospectus supplement and to the extent of the portion of the Available Distribution Amount remaining after the distribution of the Interest Distribution Amount is distributed, a distribution allocable to principal equal to the Principal Distribution Amount.

        Distributions   of  principal  on  the  Class  A  Certificates  on  each
distribution date will be made, after distribution of the Interest Distribution Amount, as follows:

               (i) the Principal Distribution Amount to the Class A-3 Certificates in reduction of its Certificate Principal Balance, until its Certificate Principal Balance has been reduced to zero, an amount equal to the sum of the following:

                      (A) the  Lockout  Scheduled  Percentage  of the  Class A-3
               Certificates' pro rata share, based on its Certificate Principal Balance relative to the aggregate Certificate Principal Balance of all classes of Certificates, of the aggregate of the amounts described in clauses [ ] of the definition of Principal Distribution Amount; and

                      (B) the  Lockout  Prepayment  Percentage  of the Class A-3
               Certificates' pro rata share, based on its Certificate Principal Balance relative to the aggregate Certificate Principal Balance of all classes of Class A Certificates, of the aggregate of the amounts described in clause [ ] of the definition of Principal Distribution Amount;

PROVIDED THAT if the aggregate of the amounts set forth in the definition of Principal Distribution Amount is more than the balance of the Available Distribution Amount remaining after the Interest Distribution Amount has been distributed, the amount paid to the Class A-3 Certificates under this clause (i) shall be reduced by an amount equal to the Class A-3 Certificates' pro rata share, based on its aggregate Certificate Principal Balance relative to the aggregate Certificate Principal Balance of the Class A Certificates of that difference; and

               (ii) the balance of the Principal Distribution Amount remaining after the distributions, if any, described in clause (i) above shall be distributed in the following order of priority:

                      (A)   FIRST,   concurrently,   Class  A-1  and  Class  A-2
               Certificates, on a pro rata basis, until their Certificate Principal Balances have been reduced to zero; and

                      (B) SECOND, to the Class A-3 Certificates until its Certificate Principal Balance has been reduced to zero.]

        On each distribution date, the financial guaranty insurer shall be entitled to receive, after payment to the Class A Certificateholders of the Interest Distribution Amount and the Principal Distribution Amount for such distribution date, but before application of any Subordination Increase Amount, from the Excess Cash Flow to the extent available therefor, the aggregate of any payments made with respect to the Class A Certificates by the financial guaranty insurer under the financial guaranty insurance policy to the extent not previously reimbursed, plus interest thereon.

OVERCOLLATERALIZATION PROVISIONS

        The Pooling and Servicing Agreement requires that, on each distribution date, Excess Cash Flow, if any, be applied on such distribution date as an accelerated payment of principal on the Class A Certificates, but only as follows: The Excess Cash Flow for any distribution date will derive primarily from the amount of interest accrued on the mortgage loans in excess of the sum of (a) interest at the related pass-through rates on the Certificate Principal Balances of the Class A Certificates, (b) the premium payable on the financial guaranty insurance policy in respect of the mortgage loans and (c) accrued servicing fees in respect of the mortgage loans, in each case in respect of such distribution date. Excess Cash Flow will be applied on any distribution date as follows:

O FIRST, to pay to the holders of the Class A Certificates the principal portion of Realized Losses incurred on the mortgage loans for the preceding calendar month;

O SECOND, to pay to the financial guaranty insurer any Cumulative Insurance Payments;

O        THIRD, to pay any Subordination Increase Amount;

O FOURTH, to pay the holders of the Class A Certificates the amount of any Prepayment Interest Shortfalls allocated thereto, to the extent not covered by the Servicing Fee payable on such distribution date;

O FIFTH, to pay the holders of the Class A Certificates any Prepayment Interest Shortfalls remaining unpaid from prior distribution dates together with interest thereon; and

O SIXTH, to pay to the holders of the Class SB Certificates and Class R Certificates any balance remaining, in accordance with the terms of the Pooling and Servicing Agreement.

The application of Excess Cash Flow to the payment of principal on the Class A Certificates has the effect of accelerating the amortization of the Class A Certificates relative to the amortization of the mortgage loans.

        The Pooling and Servicing Agreement requires that the Excess Cash Flow, to the extent available as described above, will be applied as an accelerated payment of principal on the Class A Certificates to the extent that the Targeted Subordinated Amount exceeds the Subordinated Amount as of such distribution date.

        SUBORDINATION REDUCTION AMOUNT: In the event that the Targeted Subordinated Amount is permitted to decrease or "step down" on a distribution date in the future, a portion of the principal that would otherwise be distributed to the holders of the Class A Certificates on such distribution date shall not be distributed to the holders of the Class A Certificates on such distribution date. This has the effect of decelerating principal distributions to the Class A Certificates relative to the amortization of the mortgage loans, and of reducing the Subordinated

Amount. If, on any distribution date, the Excess Subordinated Amount is, or, after taking into account all other distributions to be made on such distribution date would be, greater than ZERO (I.E., the Subordinated Amount is or would be greater than the Targeted Subordinated Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the Class A Certificates on such distribution date shall instead be distributed to the holders of the Class SB Certificates in an amount equal to the Subordination Reduction Amount for such distribution date.

FINANCIAL GUARANTY INSURANCE POLICY

        The following summary of the terms of the financial guaranty insurance policy does not purport to be complete and is qualified in its entirety by reference to the financial guaranty insurance policy. The following information regarding the financial guaranty insurance policy has been supplied by the financial guaranty insurer for inclusion in this prospectus supplement.

        GLOSSARY OF TERMS: As used in this section and in the financial guaranty insurance policy, the following terms shall have the following meanings:

O AGREEMENT - The Pooling and Servicing Agreement, dated as of _________, _____, among the depositor, the Seller, the Servicer and the trustee, without regard to any amendment or supplement thereto unless such amendment or supplement has been approved in writing by the financial guaranty insurer.

O BUSINESS DAY - Any day other than a Saturday, a Sunday or a day on which banking institutions in New York City or in the city in which the corporate trust office of the trustee under the Agreement or the financial guaranty insurer is located are authorized or obligated by law or executive order to close.

O DEFICIENCY AMOUNT - For the related Class A Certificates as of any distribution date, (i) any shortfall in amounts available in the Payment Account to pay interest accrued during the Interest Accrual Period on the Certificate Principal Balance of the Class A Certificates at the applicable Pass-Through Rate, net of any interest shortfalls relating to the Relief Act and any Prepayment Interest Shortfalls allocated to the Class A Certificates, (ii) the principal portion of any Realized Loss allocated to the Class A Certificates and (iii) the Certificate Principal Balance of the Class A Certificates to the extent unpaid on the final distribution date or earlier termination of the trust fund pursuant to the terms of the Agreement. For purposes of determining the Deficiency Amount, the final distribution date will be the distribution date in ____________.

O HOLDER - Any person who is the registered or beneficial owner of any Class A Certificate and who, on the applicable distribution date, is entitled under the terms of the Class A Certificates to payment thereunder.

O        INSURED AMOUNT - As of any distribution date, any Deficiency Amount.

O NOTICE - The telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the financial guaranty insurance policy, the original of which is subsequently delivered by registered or certified mail from the trustee specifying the Insured Amount which shall be due and owing on the applicable distribution date.

        Capitalized terms used in the financial guaranty insurance policy and not otherwise defined in the financial guaranty insurance policy shall have the meanings set forth in the Agreement as of the date of execution of the financial guaranty insurance policy, without giving effect to any subsequent amendment to or modification of the Agreement unless the amendment or modification has been approved in writing by the financial guaranty insurer.

        The financial guaranty insurer, in consideration of the payment of the premium and subject to the terms of the related financial guaranty insurance policy, thereby unconditionally and irrevocably guarantees to any Holder that an amount equal to each full and complete Insured Amount will be paid to the trustee or its successor, as trustee for the Holders. The financial guaranty insurer's obligations under each financial guaranty insurance policy for a particular Insured Amount shall be discharged to the extent funds equal to the applicable Insured Amount are received by the trustee, whether or not such funds are properly applied by the trustee. Insured Amounts shall be paid only at the time set forth in each financial guaranty insurance policy, and no accelerated Insured Amounts shall be paid regardless of any acceleration of the Class A Certificates, unless such acceleration is at the sole option of the financial guaranty insurer. The financial guaranty insurance policy does not cover any interest shortfalls relating to the Relief Act or Prepayment Interest Shortfalls.

        Notwithstanding the foregoing paragraph, the financial guaranty insurance policy does not cover shortfalls, if any, attributable to the liability of the trust fund, any REMIC or the trustee for withholding taxes, if any, including interest and penalties in respect of any such liability.

        The financial guaranty insurer will pay any amounts payable under the financial guaranty insurance policy no later than 12:00 noon, New York City time, on the later of the distribution date on which the related Deficiency Amount, as defined below, is due or the Business Day following receipt in New York, New York on a Business Day of a Notice; provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received is not in proper form or is otherwise insufficient for the purpose of making a claim under the financial guaranty insurance policy it shall be deemed not to have been received for purposes of this paragraph, and the financial guaranty insurer shall promptly so advise the trustee and the trustee may submit an amended Notice.

        Insured Amounts due under the financial guaranty insurance policy, unless otherwise stated in the financial guaranty insurance policy, are to be disbursed by the financial guaranty insurer to the trustee on behalf of the Holders by wire transfer of immediately available funds in the amount of the Insured Amount.

     `                                  S-49

        The financial guaranty insurance policy is being issued under and pursuant to and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

        The financial guaranty insurance policy is not cancelable for any reason. The premium on the financial guaranty insurance policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the related Class A Certificates.

ALLOCATION OF LOSSES; SUBORDINATION

        Subject to the terms thereof, the financial guaranty insurance policy will cover all Realized Losses allocated to the Class A Certificates. If payments are not made as required under the financial guaranty insurance policy, Realized Losses will be allocable to the Class A Certificates based on the following priorities.

        The subordination provided to the Class A Certificates by the Class SB Certificates will cover Realized Losses on the mortgage loans that are Defaulted Mortgage Losses, Fraud Losses, Bankruptcy Losses and Special Hazard Losses. Any Realized Losses which are not Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses will be allocated as follows:

o        first, to the Excess Cash Flow for the related distribution date; and
o        second, to the Class SB Certificates

and the remainder of the Realized Losses among all the remaining classes of Class A Certificates on a pro rata basis.

        Any allocation of a Realized Loss, other than a Debt Service Reduction, to a certificate will be made by reducing:

o its Certificate Principal Balance, in the case of the principal portion of the Realized Loss, in each case until the Certificate Principal Balance of that class has been reduced to zero, and

o the Accrued Certificate Interest thereon, in the case of the interest portion of the Realized Loss, by the amount so allocated as of the distribution date occurring in the month following the calendar month in which the Realized Loss was incurred.

In addition, any allocation of a Realized Loss to a Class A Certificate may also be made by operation of the payment priority to the Class A Certificates described under "--Principal Distributions on the Class A Certificates" in this prospectus supplement.

        As used in this prospectus supplement, subordination refers to the provisions discussed above for the sequential allocation of Realized Losses among the various classes, as well as all provisions effecting those allocations including the priorities for distribution of cash flows in the amounts described in this prospectus supplement.

        As described in the prospectus, in some circumstances the servicer may permit a servicing modification--the modification of a defaulted mortgage loan to reduce the applicable mortgage rate or to reduce its outstanding principal amount. Any principal reduction of this type shall constitute a Realized Loss at the time of the reduction, and the amount by which each monthly payment is reduced by any mortgage rate reduction shall constitute a Realized Loss in the month in which each such reduced monthly payment is due.

        Servicing modification reductions shall be allocated when incurred, as provided above, in the same manner as other Realized Losses as described in this prospectus supplement. Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Loan Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of Accrued Certificate Interest payable on the Class A Certificates will not be affected by the servicing modification.

        Any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, Extraordinary Losses or other losses of a type not covered by subordination will be allocated on a pro rata basis among the Class A Certificates and in an aggregate amount equal to the percentage of that loss equal to the then aggregate Certificate Principal Balance of the Class A Certificates divided by the then aggregate Stated Principal Balance of the mortgage loans, in each case subject to the limitations set forth in the Pooling and Servicing Agreement, and the remainder of the Realized Losses will be allocated to the Class SB Certificates.

        An allocation of a Realized Loss on a "pro rata basis" among two or more classes of certificates means an allocation to each of those classes of certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on that distribution date in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued Certificate Interest thereon in respect of that distribution date in the case of an allocation of the interest portion of a Realized Loss.

        In order to maximize the likelihood of distribution in full of the Interest Distribution Amount and Principal Distribution Amount, on each distribution date, holders of Class A Certificates have a right to distributions of the Available Distribution Amount that is prior to the rights of the holders of the Class SB Certificates and Class R Certificates, to the extent necessary to satisfy the Interest Distribution Amount and Principal Distribution Amount.

        THE SPECIAL HAZARD AMOUNT SHALL INITIALLY BE EQUAL TO $ . As of any date of DETERMINATION FOLLOWING THE CUT-OFF DATE, THE SPECIAL HAZARD AMOUNT SHALL EQUAL $ less the sum of (A) any amounts allocated through subordination relating to Special Hazard Losses and (B) the Adjustment Amount. The Adjustment Amount will be equal to an amount calculated under the terms of the pooling and servicing agreement.

     THE FRAUD LOSS AMOUNT SHALL INITIALLY BE EQUAL TO $_____ . As of any date of determination after the cut-off date, the Fraud Loss Amount shall equal (X) prior to the third anniversary of the cut-off date an amount equal to ____% of the aggregate principal balance of all of the mortgage loans as of the cut-off date minus the aggregate amounts allocated through Subordination for Fraud Losses up to that date of determination and (Y) from the third to the fifth anniversary of the cut-off date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the cut-off date and
(b) ____% of the aggregate principal balance of all of the mortgage loans as of the most recent anniversary of the cut-off date minus (2) the aggregate amounts allocated through subordination for Fraud Losses since the most recent anniversary of the cut-off date up to that date of determination. On and after the fifth anniversary of the cut-off date, the Fraud Loss Amount shall be zero and Fraud Losses shall not be allocated through subordination.

        THE BANKRUPTCY AMOUNT WILL INITIALLY BE EQUAL TO $ . As of any date of determination on or after the first anniversary of the cut-off date, the Bankruptcy Amount will equal the excess, if any, of (1) the lesser of (a) the Bankruptcy Amount as of the business day next preceding the most recent anniversary of the cut-off date and (b) an amount calculated under the terms of the pooling and servicing agreement, which amount as calculated will provide for a reduction in the Bankruptcy Amount, over (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class SB Certificates through subordination since that anniversary.

        Realized Losses allocated to the Class A Certificates will be covered by the financial guaranty insurance policy. In the event payments are not made as required under such policy, these losses will be borne by the holders of the Class A Certificates.

        With respect to any defaulted mortgage loan that is finally liquidated, through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the certificateholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance remaining, if any, plus its interest through the last day of the month in which that mortgage loan was finally liquidated, after application of all amounts recovered, net of amounts reimbursable to the servicer or the subservicer for expenses, including attorneys' fees, towards interest and principal owing on the mortgage loan.

        Notwithstanding the foregoing, the provisions relating to subordination will not be applicable in connection with a Bankruptcy Loss so long as the servicer has notified the trustee in writing that:

o the servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related mortgage loan and

o        either:

o the related mortgage loan is not in default with regard to payments due thereunder or

o delinquent payments of principal and interest under the related mortgage loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments relating to that mortgage loan are being advanced on a current basis by the servicer or a subservicer.

        The Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be further reduced as described in the prospectus under "Description of Credit Enhancement--Subordination."

ADVANCES

        Prior to each distribution date, the servicer is required to make Advances which were due on the mortgage loans on the immediately preceding due date and delinquent on the business day next preceding the related determination date.

        These Advances are required to be made only to the extent they are deemed by the servicer to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds. The purpose of making these Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The servicer will not be required to make any Advances for reductions in the amount of the monthly payments on the mortgage loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations. Any failure by the servicer to make an Advance as required under the pooling and servicing agreement will constitute an event of default thereunder, in which case the trustee, as successor servicer, will be obligated to make any Advance, in accordance with the terms of the pooling and servicing agreement.

        All Advances will be reimbursable to the servicer on a first priority basis from either (a) late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which such unreimbursed Advance was made or (b) as to any Advance that remains unreimbursed in whole or in part following the final liquidation of the related mortgage loan, from any amounts otherwise distributable on any of the Class A Certificates.

                            YEAR 2000 CONSIDERATIONS

OVERVIEW OF THE YEAR 2000 ISSUE

        The Y2K issue is the term generally used to describe the potential failure of information technology components on or after January 1, 2000 because existing computer programs, applications and microprocessors frequently use only two digits to identify a year. Since the Year 2000 is also a leap year, there could be additional business disruptions as a result of the inability of many computer systems to recognize February 29, 2000.

        The failure to correct or replace computer programs, applications and microprocessors with Y2K-ready alternatives may adversely impact the operations of GMAC Mortgage Corporation on or after January 1, 2000. The responsibilities of GMAC Mortgage Corporation as the servicer include collecting payments from the subservicers in respect of the mortgage loans, calculating the Available Distribution Amount for each distribution date, remitting such amount to the trustee prior to each distribution date, calculating the amount of principal and interest payments to be made to the certificateholders on each distribution date, and preparing the monthly statement to be sent to certificateholders on each distribution date.

RISKS RELATED TO Y2K

        Although GMAC Mortgage Corporation's remediation efforts are directed at eliminating its Y2K exposure, there can be no assurance that these efforts will fully mitigate the effect of all Y2K problems. If GMAC Mortgage Corporation fails to identify or correct any material Y2K problem, including any problems related to its mission critical servicing applications, there could be significant disruptions in its normal business operations. These disruptions could have a material adverse effect on GMAC Mortgage Corporation's ability to
(i) collect (and monitor any subservicer's collection of) payments on the mortgage loans, (ii) distribute these collections to the trustee and (iii)
provide reports to certificateholders as described in this prospectus supplement. Furthermore, if any subservicer, the trustee or any other business partner or any of their respective vendors or third party service providers are not Y2K-ready, the ability to (a) service the mortgage loans, in the case of any subservicer or any of their respective vendors or third party service providers, and (b) make distributions to certificateholders, in the case of the trustee or any of its vendors or third party service providers, may be materially and adversely affected.

        This section entitled "Year 2000 Considerations" contains forward-looking statements within the meaning of Section 27A of the Securities Act. All statements in this section that are not statements of historical fact are forward-looking statements. Forward-looking statements made in this Y2K discussion are subject to some risks and uncertainties. Important factors that could cause results to differ materially from such forward-looking statements include, among other things, the ability of GMAC Mortgage Corporation to successfully identify components that may pose Y2K problems, the nature and amount of programming required to fix the affected components, the costs of labor and consultants related to these efforts, the continued availability of resources, both personnel and technology, and the ability of business partners that interface with GMAC Mortgage Corporation to successfully address their Y2K issues.

                         THE FINANCIAL GUARANTY INSURER

        The following information has been supplied by the financial guaranty insurer for inclusion in this Prospectus Supplement. No representation is made by the depositor, the underwriters or any of their affiliates as to the accuracy or completeness of such information.

                                       [ ]

                   CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

        The yields to maturity and the aggregate amount of distributions on the Class A Certificates will be affected by the rate and timing of principal payments on the mortgage loans, the amount and timing of mortgagor defaults resulting in Realized Losses and by adjustments to the mortgage rates. The rate of default of mortgage loans secured by second liens may be greater than that of mortgage loans secured by first liens. The yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the mortgage loans in the trust fund. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, the rate and timing of mortgagor prepayments on the mortgage loans by the mortgagors, liquidations of defaulted mortgage loans and repurchases of mortgage loans due to breaches of some representations and warranties.

        The timing of changes in the rate of prepayments, liquidations and repurchases of the mortgage loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In addition, the rate of prepayments of the mortgage loans and the yield to investors on the certificates may be affected by refinancing programs, which may include general or targeted solicitations, as described under "Maturity and Prepayment Considerations" in the prospectus. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, as described in this prospectus supplement and in the prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations," no assurance can be given as to the rate or the timing of principal payments on the Class A Certificates.

        The amount of Excess Cash Flow may be adversely affected by the prepayment of mortgage loans with higher mortgage rates. Any reduction of this type will reduce the amount of Excess Cash Flow that is available to cover Realized Losses, increase overcollateralization on the related classes of Class A Certificates and cover Prepayment Interest Shortfalls, to the extent and in the manner described in this prospectus supplement. See "Description of the Mortgage Pool--General," "Description of the Certificates--Overcollateralization Provisions" and "--Allocation of Losses; Subordination" in this prospectus supplement.

        The Class A Certificates are subject to various priorities for payment of principal as described in this prospectus supplement. Distributions of principal on classes of Class A Certificates having an earlier priority of payment will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage pool. The timing of commencement of principal distributions and the weighted average lives of classes of Class A Certificates with a later priority of payment will be affected by the rates of prepayment of the mortgage loans both before and after the commencement of principal distributions on those classes. In addition, the yield to maturity of the Class A Certificates will depend on whether, to what extent, and the timing with respect to which, Excess Cash Flow is used to accelerate payments of principal on the Class A Certificates or any Subordination Reduction Amount is released. See "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

        [A subservicer may allow the refinancing of a mortgage loan by accepting prepayments on the mortgage loan and permitting a new loan secured by a mortgage on the same property, which may be originated by the subservicer or the Servicer or any of their respective affiliates or by an unrelated entity. In the event of such a refinancing, the new loan would not be included in the trust and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. A subservicer or the Servicer may, from time to time, implement refinancing or modification programs designed to encourage refinancing. The programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, subservicers or the Servicer may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of those mortgage loans which may be removed from the trust. As a result of these programs, the rate of principal prepayments of the mortgage loans may be higher than would otherwise be the case, and, in some cases, the average credit or collateral quality of the mortgage loans remaining in the trust may decline.]

        The mortgage loans in most cases may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty, although a portion of the mortgage loans provide for payment of a prepayment charge, which may have a substantial effect on the rate of prepayment of those mortgage loans. See "Description of the Mortgage Pool--Mortgage Pool Characteristics" in this prospectus supplement.

        Most of the mortgage loans contain due-on-sale clauses. As described under "Description of the Certificates--Principal Distributions on the Class A Certificates" in this prospectus supplement, during specified periods all or a disproportionately large percentage of principal prepayments on the mortgage loans will be allocated among the Class A Certificates, other than the Lockout Certificates, and during specified periods no principal prepayments on the mortgage loans will be distributed to the Lockout Certificates. Furthermore, if the Certificate Principal Balances of the Class A Certificates, other than the Lockout Certificates, have been reduced to zero, the Lockout Certificates may, under some circumstances, receive all mortgagor prepayments made during the preceding calendar month.

        Prepayments, liquidations and purchases of the mortgage loans will result in distributions to holders of the Class A Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Factors affecting prepayment, including defaults and liquidations, of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the mortgage rates on the mortgage loans, the rate of prepayments, including refinancings, would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease. Furthermore, since mortgage loans secured by second liens are not generally viewed by borrowers as permanent financing and generally carry a high rate of interest, the mortgage loans secured by second liens may experience a higher rate of prepayment than traditional first lien mortgage loans. Prepayment of the related first lien may also affect the rate of prepayments in the mortgage loans.

        The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default of mortgage loans secured by second liens is likely to be greater than that of mortgage loans secured by traditional first lien mortgage loans, particularly in the case of mortgage loans with high combined LTV ratios or low junior ratios. The rate of default on mortgage loans which are refinance or reduced documentation mortgage loans, and on mortgage loans with high LTV ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Maturity and Prepayment Considerations" in the prospectus. In addition, because borrowers of Balloon Loans are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with Balloon Loans is greater than that associated with fully-amortizing mortgage loans. See "Risk Factors" in this prospectus supplement.

        To the extent that any losses are incurred on any of the mortgage loans that are not covered by the Excess Cash Flow, a reduction in the Subordinated Amount or the financial guaranty insurance policy, holders of the Class A Certificates will bear the risk of losses resulting from default by mortgagors. See "Risk Factors--The return on your certificates will be reduced if losses exceed the credit enhancement available to your certificates" in this prospectus supplement. Even where the financial guaranty insurance policy covers all losses incurred on the mortgage loans, this coverage may accelerate principal payments on the Class A Certificates, thus reducing the weighted average life of the Class A Certificates.

        The periodic increase in interest paid by the mortgagor of a Buy-Down Loan may increase the risk of default with respect to the related mortgage loan. See "Yield Considerations" in the prospectus.

        The amount of interest otherwise payable to holders of the Class A Certificates will be reduced by any interest shortfalls to the extent not covered by subordination or the servicer, including Prepayment Interest Shortfalls. These shortfalls will not be offset by a reduction in the servicing fees payable to the servicer or otherwise, except as described in this prospectus supplement with respect to some Prepayment Interest Shortfalls. See "Yield Considerations" in the prospectus and "Description of the Certificates--Interest Distributions" in this prospectus supplement for a discussion of the effect of principal prepayments on the mortgage loans on the yield to maturity of the Class A Certificates and possible shortfalls in the collection of interest.

        In addition, the yield to maturity on each class of the Class A Certificates will depend on, among other things, the price paid by the holders of the Class A Certificates and the related pass-through rate. The extent to which the yield to maturity of any Class A Certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a class of Class A Certificates is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. Conversely, if a class of Class A Certificates is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than anticipated at the time of purchase. For additional considerations relating to the yield on the certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

        Because the mortgage rates on the mortgage loans and the pass-through rates on the Class A Certificates (other than the Class A-1 Certificates) are fixed, the rates will not change in response to changes in market interest rates. Accordingly, if market interest rates or market yields for securities similar to the offered certificates were to rise, the market value of the offered certificates may decline.

        The yield to investors on the Class A-1 Certificates will be sensitive to fluctuations in the level of LIBOR and the pass-through rate will be capped. See "Risk Factors--The yield on your certificates will be affected by the specific characteristics that apply to that class, discussed below - Class A-1 Certificates". A number of factors affect the performance of any index, such as LIBOR, and may cause such index to move in a manner different from other indices. To the extent that any index may reflect changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to the Class A-1 Certificateholders due to such rising interest rates may occur later than that which would be produced by other indices. Moreover, an increase in the level of LIBOR will increase the likelihood that the pass-through rate on the Class A-1 Certificates will be limited by the weighted average Net Loan Rate on the mortgage loans in accordance with such index, than of mortgage loans which adjust in accordance with other indices.

        CLASS A CERTIFICATES: The rate and timing of principal payments on and the weighted average lives of the Class A Certificates will be affected primarily by the rate and timing of principal payments, including prepayments, defaults, liquidations and purchases, on the mortgage loans.

        LOCKOUT CERTIFICATES: Investors in the Lockout Certificates should be aware that because the Lockout Certificates do not receive any distributions of payments of principal prior to the distribution date OCCURRING IN , and may receive a disproportionately small percentage of principal prepayments until the distribution date occurring in ______, unless the Certificate Principal Balances of the Class A Certificates, other than the Lockout Certificates, have been reduced to zero, the weighted average life of the Lockout Certificates will be longer than would otherwise be the case. The effect on the market value of the Lockout Certificates of changes in market interest rates or market yields for similar securities will be greater than for other classes of Class A Certificates entitled to principal distributions.

        ASSUMED FINAL DISTRIBUTION DATE: The assumed final distribution date with respect to each class of THE CLASS A CERTIFICATES IS 25, , which is the distribution date immediately following the latest scheduled maturity date for any mortgage loan. No event of default, change in the priorities for distribution among the various classes or other provisions under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of certificates on or before its assumed final distribution date.

     The actual  final  distribution  date with respect to each class of Class A
Certificates   could  occur   significantly   earlier  than  the  assumed  final
distribution date for that class because:


o Excess Cash Flow will be used to make accelerated payments of principal, i.e. Subordination Increase Amounts, to the holders of the Class A Certificates, which payments will have the effect of shortening the weighted average lives of the Class A Certificates of each class,

o prepayments are likely to occur, which will also have the effect of shortening the weighted average lives of the Class A Certificates, and

o the servicer may cause a termination of the trust when the aggregate Stated Principal Balance of the mortgage loans in the trust is less than 10% of the aggregate cut-off date balance.

        WEIGHTED AVERAGE LIFE: Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of the security assuming no losses. The weighted average life of the Class A Certificates will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

        Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement, the prepayment speed assumption, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.20% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.20% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans , 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, "0% PSA" assumes prepayment rates equal to 0% of PSA--NO PREPAYMENTS. CORRESPONDINGLY, "100% PSA" AND " % PSA" assumes prepayment rates equal to 100% of PSA AND % of PSA, respectively, and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans , including the mortgage loans .

        The table captioned "Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of PSA" has been prepared on the basis of assumptions as listed in this paragraph regarding the weighted average characteristics of the Mortgage loans that are expected to be included in the trust fund as described under "Description of the Mortgage Pool" in this prospectus supplement and their performance. The table assumes, among other things, that: (i) as of the date of issuance of the Class A Certificates, the mortgage loans have the following characteristics:

Aggregate principal balance       $                      $

Weighted average mortgage rate           %                                 %

Weighted average servicing fee           %                                 %

    rate

Weighted average original term
    to maturity (months)

Weighted average remaining term
    to maturity (months)

         (ii) except with respect to the Balloon Loans the scheduled monthly payment for each mortgage loan has been based on its outstanding balance, mortgage rate and remaining term to maturity, so that the mortgage loan will amortize in amounts sufficient for its repayment over its remaining term to maturity; (iii) none of the unaffiliated sellers, the servicer or the depositor will repurchase any mortgage loan, as described under "The Trusts--The Mortgage Loans" and "Description of the Securities--Assignment of Loans and Certain Insolvency and Bankruptcy Issues" in the prospectus, and neither the servicer nor the depositor exercises any option to purchase the mortgage loans and thereby cause a termination of the trust fund; (iv) there are no delinquencies or Realized Losses on the mortgage loans , and principal payments on the mortgage loans will be timely received together with prepayments, if any, at the respective constant percentages of PSA set forth in the table; (v) there is no Prepayment Interest Shortfall or any other interest shortfall in any month; (vi) payments on the certificates will be received on the 25th day of each month, commencing in _________; (vii) payments on the mortgage loans earn no reinvestment return; (viii) there are no additional ongoing trust fund expenses payable out of the trust fund; and (ix) the certificates will be purchased on _______________, _______. Clauses (i) through (ix) above are collectively referred to as the structuring assumptions.

        The actual characteristics and performance of the mortgage loans will differ from the assumptions used in constructing the table below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans will prepay at a constant level of PSA until maturity or that all of the mortgage loans will prepay at the same level of PSA. Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the table at the various constant percentages of PSA specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans are as assumed. Any difference between the assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial Certificate Principal Balances outstanding over time and the weighted average lives of the classes of Class A Certificates.

        In accordance with the foregoing discussion and assumptions, the following table indicates the weighted average life of each class of Class A Certificates, and sets forth the percentages of the initial Certificate
Principal Balance of each class of Class A Certificates that would be outstanding after each of the distribution dates at the various percentages of PSA shown.


                         PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                       AT THE FOLLOWING PERCENTAGES OF PSA

                                   Class A-1              Class A-2              Class A-3

DISTRIBUTION DATE               %      %       %      %       %       %      %       %      %
-----------------------------

Initial Percentage

-----------------------------
Weighted Average Life in
Years (**)

-----------------------------

------------

o        Indicates a number that is greater than zero but less than 0.5%.

O        (TABLE CONTINUED ON NEXT PAGE.)

**      The weighted average life of a certificate of any class is determined by
        (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reduction of the Certificate Principal Balance described in (i) above.

        This table has been prepared based on the structuring assumptions, including the assumptions relating to the characteristics and performance of the mortgage loans, which differ from their actual characteristics, and should be read in conjunction therewith.

                         POOLING AND SERVICING AGREEMENT

GENERAL

        The certificates will be issued under a pooling and servicing agreement dated as of __________, ____, among the depositor, the seller, the servicer, and __________, as trustee. Reference is made to the prospectus for important information in addition to that described in this prospectus supplement regarding the terms and conditions of the pooling and servicing agreement and the Class A Certificates. The trustee will appoint ____________________to serve as custodian in connection with the certificates. The Class A Certificates will be transferable and exchangeable at the corporate trust office of the trustee, which will serve as certificate registrar and paying agent. The depositor will provide a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to the President, Residential Asset Mortgage Products, Inc., 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

        The servicing fees for each mortgage loan are payable out of the interest payments on that mortgage LOAN. THE SERVICING FEES RELATING TO EACH MORTGAGE LOAN WILL BE AT LEAST % per annum and not more THAN % per annum of the outstanding principal balance of that mortgage loan, with a weighted average SERVICING FEE OF APPROXIMATELY % per annum.

        The servicer is obligated to pay some ongoing expenses associated with the trust fund and incurred by the servicer in connection with its responsibilities under the pooling and servicing agreement. See "The Agreements" in the prospectus for information regarding other possible compensation to the servicer and subservicers and for information regarding expenses payable by the servicer.

[REFINANCING OF SENIOR LIEN

        The servicer may permit the refinancing of any existing lien senior to a mortgage loan, provided that some conditions described in the pooling and servicing agreement are satisfied and the resulting combined LTV ratio does not exceed 100%.

COLLECTION AND LIQUIDATION PRACTICES; LOSS MITIGATION

        The servicer will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the pooling and servicing agreement, follow such collection procedures which shall be normal and usual in its general mortgage servicing activities with respect to mortgage loans comparable to the mortgage loans. The servicer is authorized to engage in a wide variety of loss mitigation practices to the mortgage loans, including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages; provided in any case that the servicer determines that the action is not materially adverse to the interests of the certificateholders and is generally consistent with the servicer's policies with respect to similar loans; and provided further that some modifications, including reductions in the loan rate, partial forgiveness or a maturity extension, may only be taken if the mortgage loan is in default or if default is reasonably foreseeable. For mortgage loans that come into and continue in default, the servicer may take a variety of actions including foreclosure upon the mortgaged property, writing off the balance of the mortgage loan as bad debt, taking a deed in lieu of foreclosure, accepting a short sale, permitting a short refinancing, arranging for a repayment plan, modifications as described above, or taking an unsecured note. See "Description of the Securities Servicing and Administration of Loans" in the prospectus.]

VOTING RIGHTS

        There are actions specified in the prospectus that may be taken by holders of certificates evidencing a specified percentage of all undivided interests in the trust fund and may be taken by holders of certificates entitled in the aggregate to that percentage of the voting rights. ___% of all voting rights will be allocated among all holders of the Class A Certificates, ___% of all voting rights will be allocated among all holders of the Class R Certificates and ___% of all voting rights will be allocated among all holders of the Class SB Certificates, respectively, in each case in proportion to the percentage interests evidenced by their respective certificates. The pooling and servicing agreement may be amended without the consent of the holders of the Class R Certificates in specified circumstances.

TERMINATION

        The circumstances under which the obligations created by the pooling and servicing agreement will terminate relating to the Class A Certificates are described in "The Agreements--Termination; Retirement of Securities" in the prospectus. The servicer will have the option, on any distribution date on which the aggregate Stated Principal Balance of the mortgage loans is less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date, either to purchase all remaining mortgage loans and other assets in the trust fund, except for the policy, thereby effecting early retirement of the Class A Certificates or to purchase, in whole but not in part, the certificates. Any such purchase of mortgage loans and other assets of the trust fund shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each mortgage loan or the fair market value of the related underlying mortgaged properties with respect to defaulted mortgage loans as to which title to such mortgaged properties has been acquired if such fair market value is less than such unpaid principal balance, net of any unreimbursed Advance attributable to principal, as of the date of repurchase plus (b) accrued interest thereon at the Net Loan Rate to, but not including, the first day of the month in which the repurchase price is distributed plus (c) any amounts due to the financial guaranty insurer under the insurance and indemnity agreement.

        Distributions on the certificates relating to any optional termination will be paid, first, to the Class A Certificates and second, to the Class SB Certificates in the order of their payment priority. The proceeds of any such distribution may not be sufficient to distribute the full amount to each class of certificates if the purchase price is based in part on the fair market value of the underlying mortgaged property and the fair market value is less than 100% of the unpaid principal balance of the related mortgage loan. Any purchase of mortgage loans and termination of the trust requires the consent of the financial guaranty insurer if it would result in a draw on the policy. Any such purchase of the certificates will be made at a price equal to 100% of their Certificate Principal Balance plus the sum of interest thereon for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate and any previously unpaid Accrued Certificate Interest. Upon the purchase of such certificates or at any time thereafter, at the option of the servicer, the mortgage loans may be sold, thereby effecting a retirement of the certificates and the termination of the trust fund, or the certificates so purchased may be held or resold by the servicer or the depositor.

        Upon presentation and surrender of the Class A Certificates in connection with the termination of the trust fund or a purchase of certificates under the circumstances described in the two preceding paragraphs, the holders of the Class A Certificates will receive an amount equal to the Certificate Principal Balance of that class plus interest thereon for the immediately preceding Interest Accrual Period at the then-applicable pass-through rate, plus any previously unpaid Accrued Certificate Interest. However, distributions to the holders of the most subordinate class of certificates outstanding will be reduced, as described in the preceding paragraph, in the case of the termination of the trust fund resulting from a purchase of all the assets of the trust fund.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     __________________, counsel to the depositor, has filed with the depositor's registration statement an opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the trust fund will qualify as a REMIC under the Internal Revenue Code.

For federal income tax purposes:

o the Class R Certificates will constitute the sole class of "residual interests" in the REMIC and

o each class of Class A Certificates and the Class SB Certificates will represent ownership of "regular interests" in the REMIC and will be treated as debt instruments of the REMIC

        See "Material Federal Income Tax Consequences--Classification of REMICs and FASITs" in the prospectus.

        FOR FEDERAL INCOME TAX PURPOSES, THE CLASS Certificates will, [the Class Certificates may] [and all other Classes of Class A Certificates will not] be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the mortgage loans WILL PREPAY AT A RATE EQUAL TO % PSA. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Material Federal Income Tax Consequences--General" and "--Taxation of Owners of REMIC and FASIT Regular Certificates--Original Issue Discount" in the prospectus.

        If the method for computing  original  issue  discount  described in the prospectus  results  in a  negative  amount  for any  period  with  respect to a certificateholder, the amount of original issue discount allocable to that period would be zero and the certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.

        In some circumstances the OID regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a certificate may be able to select a method for recognizing original issue discount that differs from that used by the servicer in preparing reports to the certificateholders and the IRS.

        Some of the classes of Class A Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of one of those classes of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of those classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Consequences--Taxation of Owners of REMIC and FASIT Regular Certificates" and "--Premium" in the prospectus.

        The Class A Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code and "real estate assets" under
Section 856(c)(4)(A) of the Internal Revenue Code in the same proportion that the assets of the trust fund would be so treated. In addition, interest on the Class A Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Internal Revenue Code to the extent that the Class A Certificates are treated as "real estate assets" under Section 856(c)(4)(A)
of the Internal Revenue Code. Moreover, the Class A Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. However, prospective investors in Class A Certificates that will be treated as assets described in Section 860G(a)(3) of the Internal Revenue Code should note that, notwithstanding that treatment, any repurchase of a certificate pursuant to the right of the servicer or the depositor to repurchase the Class A Certificates may adversely affect any REMIC that holds the Class A Certificates if the repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See "The Pooling and Servicing Agreement--Termination" in this prospectus supplement and "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Prohibited Transaction and Other Taxes" in the prospectus.

NEW WITHHOLDING REGULATIONS

        The Treasury Department has issued new regulations which make some modifications to the withholding, backup withholding and information reporting rules described above. The new regulations attempt to unify certification requirements and modify reliance standards. The new regulations will generally be effective for payments made after December 31, 1999, subject to some transition rules. Prospective investors are urged to consult their own tax advisors regarding the new regulations.

        For further information regarding federal income tax consequences of investing in the Class A Certificates, see "Material Federal Income Tax Consequences--Taxation of Owners of REMIC and FASIT Regular Certificates" in the prospectus.

                             METHOD OF DISTRIBUTION

     In accordance with the terms and conditions of an underwriting agreement, dated_____________, will serve as underwriter and has agreed to purchase and the depositor has agreed to sell the Class A Certificates. The certificates being sold to the underwriter are referred to as the underwritten certificates. It is expected that delivery of the underwritten certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about _____________, against payment therefor in immediately available funds.

        In connection with the underwritten certificates, the underwriter has agreed, in accordance with the terms and conditions of the underwriting agreement, to purchase all of the underwritten certificates if any of its underwritten certificates are purchased thereby.

        The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the underwritten certificates are subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the Commission.

        The distribution of the underwritten certificates by the underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the underwritten certificates, before deducting expenses payable BY THE DEPOSITOR, WILL BE APPROXIMATELY ____% of the aggregate Certificate Principal Balance of the underwritten certificates plus accrued interest thereon from the cut-off date.

        The underwriter may effect these transactions by selling the underwritten certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the underwritten certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of the underwritten certificates may be deemed to be underwriters and any profit on the resale of the underwritten certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

        The underwriting agreement provides that the depositor will indemnify the underwriter, and that under limited circumstances the underwriter will indemnify the depositor, against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

        There is currently no secondary market for the Class A Certificates. The underwriter intends to make a secondary market in the underwritten certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A Certificates will develop or, if it does develop, that it will continue. The Class A Certificates will not be listed on any securities exchange.

        The primary source of information available to investors concerning the Class A Certificates will be the monthly statements discussed in the prospectus under "Description of the Securities--Reports to Securityholders," which will include information as to the outstanding principal balance of the Class A
Certificates. There can be no assurance that any additional information regarding the Class A Certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the Class A Certificates will be available on an ongoing basis. The limited nature of this information regarding the Class A Certificates may adversely affect the liquidity of the Class A Certificates, even if a secondary market for the Class A Certificates becomes available.

                                 LEGAL OPINIONS

        [Certain legal matters with respect to the servicer and the seller will be passed upon by the servicer and the seller by the General Counsel to GMAC Mortgage Corporation.] Certain legal matters relating to the CERTIFICATES WILL BE PASSED UPON FOR THE DEPOSITOR BY , and FOR THE UNDERWRITER BY , .

                                     EXPERTS

        The consolidated financial statements of [financial guaranty insurer] ____________ [and subsidiaries], as of December 31, 199_ and 199_ and for each of the years in the three-year period ended December 31, 199_ are incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of _________, independent certified public accountants, incorporated by reference in this prospectus supplement, and upon the authority of __________ as experts in accounting and auditing.

                                     RATINGS

     It is a condition of the issuance of the Class A Certificates that they be rated "AAA" by AND .

[ _____________'s ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of payments required under the pooling and servicing agreement.

______________'s ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the certificates.

_______________'s rating on the certificates does not, however, constitute a statement regarding frequency of prepayments on the mortgage s. See "Certain Yield and Prepayment Considerations" in this prospectus supplement. In addition, the ratings do not address the likelihood of the receipt of any amounts in respect of Prepayment Interest Shortfalls.

        THE RATINGS ASSIGNED BY to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled UNDER THE TRANSACTION STRUCTURE. 's ratings reflect its analysis of the riskiness of the underlying mortgage loans and the structure of the transaction as described in the operative DOCUMENTS. 's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans . In addition, the ratings do not address the likelihood of the receipt of any amounts in respect of Prepayment Interest Shortfalls.

     The depositor has not requested a rating on the Class A Certificates by any rating agency other than AND . However, there can be no assurance as to whether any other rating agency will rate the Class A Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Class A Certificates by __________ AND ___________.

        A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Class A Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the Class A Certificates.

                                LEGAL INVESTMENT

        The  Class  A  Certificates   will  not  constitute   "mortgage  related
securities" for purposes of SMMEA because the mortgage pool includes mortgage loans that are secured by subordinate liens on the related mortgage properties.

        One or more classes of the Class A Certificates may be viewed as "complex securities" under TB13a, which applies to thrift institutions regulated by the OTS.

        The depositor makes no representations as to the proper characterization of any class of the Class A Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the Class A Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Class A Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the Class A Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

        See "Legal Investment Matters" in the prospectus.

                              ERISA CONSIDERATIONS

        A fiduciary of any ERISA plan, any insurance company, whether through its general or separate accounts, or any other person investing ERISA plan assets, as defined under "ERISA Considerations--ERISA Plan Asset Regulations" in the prospectus, should carefully review with its legal advisors whether the purchase or holding of Class A Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code. The purchase or holding of the Class A Certificates by or on behalf of an ERISA plan or with ERISA plan assets may qualify for exemptive relief under the RFC exemption, as described under "ERISA Considerations--Prohibited Transaction Exemptions" in the prospectus. However, the RFC exemption contains a number of conditions which must be met for the exemption to apply, including the requirement that any ERISA plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

        Insurance companies contemplating the investment of general account assets in the Class A Certificates should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA, as described under "ERISA Considerations--Insurance Company General Accounts" in the prospectus. [The DOL issued proposed regulations under Section 401(c) on December 22, 1997, but the required final regulations have not been issued as of the date of this prospectus supplement.]

        Any fiduciary or other investor of ERISA plan assets that proposes to acquire or hold the Class A Certificates on behalf of an ERISA plan or with ERISA plan assets should consult with its counsel with respect to: (i) whether the specific and general conditions and the other requirements of the RFC exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the prospectus.

        The sale of any of the Class A Certificates to an ERISA plan is in no respect a representation by the depositor or the underwriter that such an investment meets all relevant legal requirements relating to investments by ERISA plans generally or any particular ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.

                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

                                        $



                 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES

                              SERIES 200_ - GMACM_

                              PROSPECTUS SUPPLEMENT

                              [NAME OF UNDERWRITER]

                                   UNDERWRITER

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE CERTIFICATES OFFERED HEREBY IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL _______, .

                                  EXHIBIT 10.2

===============================================================================




                        RESIDENTIAL FUNDING CORPORATION,

                               as Master Servicer,

                                200_-__ Trust LLC

                                    as Issuer

                                       and

                       -----------------------------------
                              as Indenture Trustee

                               SERVICING AGREEMENT

                                   DATED AS OF

                          [Revolving Home Equity Loans]

===============================================================================


                                TABLE OF CONTENTS

                                                                                            PAGE

                                -i-

ARTICLE I         DEFINITIONS...............................................................3

        Section 1.01  Definitions ..........................................................3
        Section 1.02  Other Definitional Provisions
        Section 1.03  Interest Calculations.................................................3

ARTICLE II        REPRESENTATIONS AND WARRANTIES............................................5

        Section 2.01  Representations and Warranties Regarding the Master Servicer..........5

        Section 2.02  Representations and Warranties of the 200  -       Trust LLC..........6

        Section 2.03  Enforcement of Representations and Warranties.........................6

ARTICLE III       ADMINISTRATION AND SERVICING OF MORTGAGE LOANS............................8

        Section 3.01  The Master Servicer...................................................8

        Section 3.02  Collection of Certain Mortgage Loan Payments.........................10

        Section 3.03  Withdrawals from the Custodial Account...............................12

        Section 3.04  Maintenance of Hazard Insurance; Property Protection Expenses........13

        Section 3.05  Modification Agreements; Release or Substitution of Lien.............14

        Section 3.06  Trust Estate; Related Documents......................................15

        Section 3.07  Realization Upon Defaulted Mortgage Loans; Loss Mitigation...........16

        Section 3.08  200  -       Trust LLC and Indenture Trustee to Cooperate............18

        Section 3.09  Servicing Compensation; Payment of Certain Expenses by

               Master Servicer.............................................................19

        Section 3.10  Annual Statement as to Compliance....................................19

        Section 3.11  Annual Servicing Report..............................................20

        Section 3.12  Access to Certain Documentation and Information Regarding the

               Mortgage Loans..............................................................20

        Section 3.13  Maintenance of Certain Servicing Insurance Policies..................21

        Section 3.14  Information Required by the Internal Revenue Service Generally

               and Reports of Foreclosures and Abandonments of Mortgaged Property..........21

        Section 3.15  Optional Repurchase of Defaulted Mortgage Loans......................21

ARTICLE IV        SERVICING CERTIFICATE....................................................22

        Section 4.01  Statements to Securityholders........................................22

        [SECTION 4.02  [TAX REPORTING......................................................25

ARTICLE V         PAYMENT ACCOUNT..........................................................26

        [Section 5.01 Distribution.........................................................26

        Section 5.02  Payment Account......................................................26

ARTICLE VI        THE MASTER SERVICER......................................................28

        Section 6.01  Liability of the Master Servicer.....................................28

        Section 6.02  Merger or Consolidation of, or Assumption of the Obligations of,

               the Master Servicer.........................................................28

        Section 6.03  Limitation on Liability of the Master Servicer and Others............28

        Section 6.04  Master Servicer Not to Resign........................................29

        Section 6.05  Delegation of Duties.................................................30

        Section 6.06  Master Servicer to Pay Indenture Trustee's and Owner Trustee's

               Fees and Expenses; Indemnification..........................................30

ARTICLE VII       DEFAULT..................................................................32

        Section 7.01  Servicing Default....................................................32

        Section 7.02  Indenture Trustee to Act; Appointment of Successor...................34

        Section 7.03  Notification to Securityholders......................................35

ARTICLE VIII      MISCELLANEOUS PROVISIONS.................................................36

        Section 8.01  Amendment............................................................36

        Section 8.02  GOVERNING LAW........................................................36

        Section 8.03  Notices..............................................................36

        Section 8.04  Severability of Provisions...........................................36

        Section 8.05  Third-Party Beneficiaries............................................37

        Section 8.06  Counterparts.........................................................37

        Section 8.07  Effect of Headings and Table of Contents.............................37

        Section 8.08  Termination Upon Purchase by the Master Servicer or Liquidation

               of All Mortgage Loans;  Partial Redemption..................................37

        Section 8.09  Certain Matters Affecting the Indenture Trustee......................38

        Section 8.10  Authority of the Administrator.......................................38

EXHIBIT A - MORTGAGE LOAN SCHEDULE                                      A-1

EXHIBIT B - POWER OF ATTORNEY                                           B-1

EXHIBIT C - CERTIFICATE PURSUANT TO SECTION 3.08                        C-1

EXHIBIT D - FORM OF REQUEST FOR RELEASE                                 D-1



               THIS IS A SERVICING AGREEMENT, DATED AS OF , among Residential Funding Corporation, (the "Master Servicer"), 200_-__ Trust LLC Issuer (the "Issuer") and ______ (the "Indenture Trustee"),

                                    W I T N E S S E T H T H A T:

               WHEREAS, Residential Asset Mortgage Products, Inc. (the "Depositor") will create 200_-__ TRUST LLC, A LIMITED LIABILITY COMPANY (THE "200 - Trust LLC") under Delaware law, and will transfer the Mortgage Loans and all of its rights under the Mortgage Loan Purchase Agreement to the 200_-__ Trust LLC, as a capital contribution to the 200_-__ Trust LLC;

     WHEREAS, pursuant to the terms of an Operating Agreement the Depositor will establish two classes of "ownership interests" in the 200_-__ Trust LLC: the Class A Ownership Interest and the Class B Ownership Interest;

               WHEREAS, pursuant to the terms of a Trust Agreement dated as of (the "Owner Trust Agreement") between the Depositor, as depositor,

AND , as owner trustee (the "Owner Trustee"), the Depositor will sell the Class A Ownership Interest to an Owner Trust designated as Home [EQUITY]LOAN TRUST 200
- (the "Issuer") in exchange for the cash proceeds of the Securities;

               WHEREAS, pursuant to the terms of the Owner Trust Agreement between the Depositor and the Owner Trustee, the Issuer will issue and transfer to or at the direction of the Depositor, the ASSET-BACKED CERTIFICATES, SERIES 200 - (the "Certificates");

               WHEREAS, pursuant to the terms of an Indenture dated _____________ (the "Indenture"), between the Issuer and the Indenture Trustee, the Issuer will issue and transfer to or at the DIRECTION OF THE PURCHASER, THE ASSET-BACKED NOTES, SERIES 200 - (the "Notes"), consisting of the Term Notes and the Variable Funding Notes and secured by the Class A Ownership Interest;

               WHEREAS, pursuant to the terms of the Mortgage Loan Purchase Agreement, the 200 - Trust LLC will acquire the Initial Loans, the Additional Loans and the Additional Balances; and

               WHEREAS, pursuant to the terms of this Servicing Agreement, the Master Servicer will service the Mortgage Loans directly or through one or more Subservicers;

               NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

SECTION 1.01 DEFINITIONS. For all purposes of this Servicing Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions contained in Appendix A to the Indenture which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

SECTION 1.02 OTHER DEFINITIONAL PROVISIONS. (a) All terms defined in this Servicing Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) As used in this Servicing Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Servicing Agreement or in any such certificate or other document, and accounting terms partly defined in this Servicing Agreement or in any such certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Servicing Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Servicing Agreement or in any such certificate or other document shall control.

(c) The words "hereof," "herein," "hereunder" and words of similar import when used in this Servicing Agreement shall refer to this Servicing Agreement as a whole and not to any particular provision of this Servicing Agreement; Section and Exhibit references contained in this Servicing Agreement are references to Sections and Exhibits in or to this Servicing Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

(d) The definitions contained in this Servicing Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

(e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

SECTION 1.03 INTEREST CALCULATIONS. All calculations of interest hereunder that are made in respect of the Asset Balance of a Mortgage Loan shall be made on a daily basis using a 365-day year. All calculations of interest on the Securities shall be made on the basis of the actual number of days in an Interest Period and a year assumed to consist of 360 days. The calculation of the Servicing Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded up.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     SECTION 2.01 REPRESENTATIONS AND WARRANTIES REGARDING THE MASTER SERVICER. The Master Servicer REPRESENTS AND WARRANTS TO THE 200 - Trust LLC and for the benefit of the Indenture Trustee, as pledgee of the Class A Ownership Interest, and the Securityholders, as of the Cut-off Date, [the date of Servicing Agreement], the Closing Date and any Deposit Date, that:

(i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Master Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Master Servicer;

(ii) The Master Servicer has the power and authority to make, execute, deliver and perform this Servicing Agreement and all of the transactions contemplated under this Servicing Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Servicing Agreement. When executed and delivered, this Servicing Agreement will constitute the legal, valid and binding obligation of the Master Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

(iii) The Master Servicer is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Servicing Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be;

(iv)    The  execution  and  delivery  of  this  Servicing   Agreement  and  the
        performance  of the  transactions  contemplated  hereby  by  the  Master
        Servicer will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Master Servicer or any provision of the Certificate of Incorporation or Bylaws of the Master Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Master Servicer is a party or by which the Master Servicer may be bound; and

(v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the

          Master Servicer threatened, against the Master Servicer or any of its properties or with respect to this Servicing Agreement or the Notes or the Certificates which in the opinion of the Master Servicer has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Servicing Agreement.

        The  foregoing   representations   and  warranties   shall  survive  any
termination of the Master Servicer hereunder.

SECTION 2.02 REPRESENTATIONS AND WARRANTIES OF THE 200 - TRUST LLC. THE 200 - Trust LLC hereby represents and warrants to the Master Servicer for the benefit of the Indenture Trustee, as pledgee of the Class A Ownership Interest, and the Securityholders, as of the Cut-off Date, the Closing Date and any Deposit Date, that:

(A) THE 200 - Trust LLC is a business trust duly formed and in good standing under the laws of the State of Delaware; and has full power, authority and legal right to execute and deliver this Servicing Agreement and to perform its obligations under this Servicing Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Servicing Agreement; and

(B) THE EXECUTION AND DELIVERY BY THE 200 - Trust LLC of this Servicing Agreement and the PERFORMANCE BY THE 200 - Trust LLC of its obligations under this Servicing Agreement will NOT VIOLATE ANY PROVISION OF ANY LAW OR REGULATION GOVERNING THE 200 - Trust LLC or any order, writ, judgment or decree of any court, arbitrator or governmental authority or agency APPLICABLE TO THE 200 - Trust LLC or any of its assets. Such execution, delivery, authentication and performance will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action with respect to, any governmental authority or agency regulating the activities of limited liability companies. Such execution, delivery, authentication and performance will not conflict with, or result in a breach or violation of, any mortgage, deed of trust, lease or other agreement or INSTRUMENT TO WHICH THE 200 - Trust LLC is bound.

SECTION 2.03 ENFORCEMENT OF REPRESENTATIONS AND WARRANTIES. The Master Servicer, on behalf of and subject to the direction of the Indenture Trustee, as pledgee of the Class A Ownership Interest, or the Issuer, shall enforce the representations and warranties of the Seller pursuant to the Mortgage Loan Purchase Agreement. Upon the discovery by the Seller, the Depositor, the Master Servicer, the INDENTURE TRUSTEE, THE CREDIT ENHANCER, THE 200 - Trust LLC or any Custodian of a breach of any of the representations and warranties made in the Mortgage Loan Purchase Agreement, in respect of any Mortgage Loan which materially and adversely affects the interests of the Securityholders or the Credit Enhancer, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). The Master Servicer shall promptly notify the Seller of such breach and request that, pursuant to the terms of the Mortgage Loan Purchase Agreement, the Seller either (i) cure such breach in all material respects within 45 days (with respect to a breach of the representations and warranties contained in Section 3.1(a) of the Mortgage Loan Purchase Agreement) or 90 days (with respect to a breach of the representations and warranties contained in Section 3.1(b) of the Mortgage Loan Purchase Agreement) from the date the Seller was notified of such breach or (ii) purchase such Mortgage Loan from the 200 -

Trust LLC at the price and in the manner set forth in Section 3.1(b) of the Mortgage LOAN PURCHASE AGREEMENT; PROVIDED that the Seller shall, subject to compliance with all the conditions set forth in the Mortgage Loan Purchase Agreement, have the option to substitute an Eligible Substitute Mortgage Loan or Loans for such Mortgage Loan. In the event that the Seller elects to substitute one or more Eligible Substitute Mortgage Loans pursuant to Section 3.1(b) of THE MORTGAGE LOAN PURCHASE AGREEMENT, THE SELLER SHALL DELIVER TO THE 200 - Trust
LLC with respect to such Eligible Substitute Mortgage Loans, the original Mortgage Note, the Mortgage, and such other documents and agreements as are required by the Mortgage Loan Purchase Agreement. No substitution will be made in any calendar month after the Determination Date for such month. Payments due with respect to Eligible Substitute Mortgage Loans in the month of substitution shall NOT BE TRANSFERRED TO THE 200 - Trust LLC and will be retained by the Master Servicer and remitted by the Master Servicer to the Seller on the next succeeding Payment Date provided a PAYMENT AT LEAST EQUAL TO THE APPLICABLE MONTHLY PAYMENT HAS BEEN RECEIVED BY THE 200 - Trust LLC for such month in respect of the Mortgage Loan to be removed. The Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule to reflect the removal of such Mortgage Loan and the substitution of the Eligible Substitute Mortgage Loans and the Master Servicer shall promptly deliver the amended Mortgage Loan Schedule to the Owner Trustee and the Indenture Trustee.

        It is understood and agreed that the obligation of the Seller to cure such breach or purchase or substitute for such Mortgage Loan as to which such a breach has occurred and is CONTINUING SHALL CONSTITUTE THE SOLE REMEDY RESPECTING SUCH BREACH AVAILABLE TO THE 200 - Trust LLC and the Indenture Trustee, as pledgee of the Class A Ownership Interest, against the Seller. In connection with the purchase of or substitution for any such Mortgage Loan by the SELLER, THE 200 - Trust LLC shall assign to the Seller all of its right, title and interest in respect of the Mortgage Loan Purchase Agreement applicable to such Mortgage Loan. Upon receipt of the Repurchase Price, or upon completion of such substitution, the Master Servicer shall notify the applicable Custodian and then the Custodian shall deliver the Mortgage Files to the Master Servicer, together with all relevant endorsements and assignments prepared by the Master Servicer which the Indenture trustee shall execute.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING

                                OF MORTGAGE LOANS

SECTION 3.01 THE MASTER SERVICER. (a) The Master Servicer shall service and administer the Mortgage Loans in a manner generally consistent with the terms of the Program Guide and in a manner consistent with the terms of this Servicing Agreement and which shall be normal and usual in its general mortgage servicing activities and shall have full power and authority, acting alone or through a subservicer, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable, it being understood, however, that the MASTER SERVICER SHALL AT ALL TIMES REMAIN RESPONSIBLE TO THE 200 - Trust LLC, the Indenture Trustee, as pledgee of the Class A Ownership Interest, and the Securityholders for the performance of its duties and obligations hereunder in accordance with the terms hereof and the Program Guide. Without limiting the generality of the foregoing, the Master Servicer shall continue, and is hereby AUTHORIZED AND EMPOWERED BY THE 200 - Trust LLC and the Indenture Trustee, as pledgee of the CLASS A OWNERSHIP INTEREST, TO EXECUTE AND DELIVER, ON BEHALF OF ITSELF, THE 200 - Trust LLC, the Securityholders and the Indenture Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The 200 - Trust LLC, the Indenture Trustee and the Custodian, as applicable, shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties hereunder. In addition, the Master Servicer may, at its own discretion and on behalf of the Indenture Trustee, obtain credit information in the form of a Credit Score from a credit depository. On the Closing Date, the Indenture Trustee shall deliver to the Master Servicer a limited power of attorney substantially in the form of Exhibit B hereto.

        If the Mortgage relating to a Mortgage Loan did not have a lien senior on the related Mortgaged Property as of the Cut-off Date, then the Master Servicer, in such capacity, may not consent to the placing of a lien senior to that of the Mortgage on the related Mortgaged Property. If the Mortgage relating to a Mortgage Loan had a lien senior to the Mortgage Loan on the related Mortgaged Property as of the Cut-off Date, then the Master Servicer, in such capacity, may consent TO THE REFINANCING OF SUCH SENIOR LIEN; PROVIDED that (i) the resulting Combined Loan-to- Value Ratio of such Mortgage Loan is no higher than the Combined Loan-to-Value Ratio prior to such refinancing and (ii) the interest rate for the loan evidencing the refinanced senior lien on the date of such refinancing is no higher than the interest rate on the loan evidencing the existing senior lien immediately prior to the date of such refinancing.

        In connection with servicing the Mortgage Loans, the Master Servicer may take reasonable actions to encourage or effect the termination of Loan Agreements that have become dormant.

        The relationship of the Master Servicer (and of any successor to the Master Servicer as SERVICER UNDER THIS SERVICING AGREEMENT) TO THE 200 - Trust LLC under this Servicing

Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

(b) The Master Servicer may enter into Subservicing Agreements with the Subservicers for the servicing and administration of certain of the Mortgage Loans and may enter into additional Subservicing Agreements with Subservicers for the servicing and administration of certain of the Mortgage Loans. References in this Servicing Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer and any amount received by such Subservicer in respect of a Mortgage Loan shall be deemed to have been received by the Master Servicer whether or not actually received by the Master Servicer. Each Subservicing Agreement will be upon such terms and conditions as are not inconsistent with this Servicing Agreement and as the Master Servicer and the Subservicer have agreed. With the approval of the Master Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicers will remain obligated under the related Subservicing Agreements. The Master Servicer and the Subservicer may enter into AMENDMENTS TO THE RELATED SUBSERVICING AGREEMENTS; PROVIDED, HOWEVER, that any such amendments shall not cause the Mortgage Loans to be serviced in a manner that would be materially inconsistent with the standards set forth in this Servicing Agreement. The Master Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions thereof and WITHOUT ANY LIMITATION BY VIRTUE OF THIS SERVICING AGREEMENT; PROVIDED, HOWEVER, that in the event of termination of any Subservicing Agreement by the Master Servicer or the Subservicer, the Master Servicer shall either act as servicer of the related Mortgage Loan or enter into a Subservicing Agreement with a successor
Subservicer which will be bound by the terms of the related Subservicing Agreement. The Master Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Master Servicer and nothing contained in this Servicing Agreement shall be deemed to limit or modify such indemnification.

        In the event that the rights, duties and obligations of the Master Servicer are terminated hereunder, any successor to the Master Servicer in its sole discretion may, to the extent permitted by applicable law, terminate the existing Subservicing Agreement with any Subservicer in accordance with the terms of the applicable Subservicing Agreement or assume the terminated Master Servicer's rights and obligations under such subservicing arrangements which termination or assumption will not violate the terms of such arrangements.

        As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Securityholders and the Credit Enhancer, shall use reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage oan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

SECTION 3.02 COLLECTION OF CERTAIN MORTGAGE LOAN PAYMENTS. (a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Servicing Agreement, follow such collection procedures as shall be normal and usual in its general mortgage servicing activities. Consistent with the foregoing, and without limiting the generality of the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge, penalty interest or other fees which may be collected in the ordinary course of servicing such Mortgage Loan and (ii) arrange with a Mortgagor a schedule for the payment of principal and interest due and UNPAID; PROVIDED such arrangement is consistent with the Master Servicer's policies with respect to HOME EQUITY MORTGAGE LOANS; PROVIDED, FURTHER, that notwithstanding such arrangement such Mortgage Loans will be included in the information regarding delinquent Mortgage Loans set forth in the Servicing Certificate. The Master Servicer may also extend the Due Date for payment due on a MORTGAGE LOAN, PROVIDED, HOWEVER, that the Master Servicer shall first determine that any such waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the lien of the related Mortgage. Consistent with the terms of this Servicing Agreement, the Master Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Securityholders or the CREDIT ENHANCER, PROVIDED, HOWEVER, that the Master Servicer may not modify or permit any Subservicer to modify any Mortgage Loan (including without limitation any modification that would change the Loan Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan) or extend the final maturity date of such Mortgage Loan) unless such Mortgage Loan is in default or, in the judgment of the Master Servicer, such DEFAULT IS REASONABLY FORESEEABLE. NOTWITHSTANDING THE FOREGOING, AS TO ANY Loan, the Master Servicer in its sole discretion may permit the Mortgagor (or may enter into a modification agreement which will allow the Mortgagor) to make monthly payments, with respect to any Billing Cycle during the related Draw Period, in a minimum amount that will be equal to the related finance charge for such Billing Cycle.

(b) The Master Servicer shall establish an account (the "Custodial Account"), which shall be an Eligible Account in which the Master Servicer shall deposit or cause to be deposited any amounts representing payments on and any collections in respect of the Mortgage Loans received by it subsequent to the Cut-off Date as to any Initial Loan or the related Deposit Date as to any Additional Loan (other than in respect of the payments referred to in the following paragraph) WITHIN Business Day[s] following receipt thereof (or otherwise on or prior to the Closing Date), including the following payments and collections received or made by it (without duplication):

(i) all payments of principal of or interest on the Mortgage Loans received by the Master Servicer from the respective Subservicer, net of any portion of the interest thereof retained by the Subservicer as Subservicing Fees;

(ii) the aggregate Repurchase Price of the Mortgage Loans purchased by the Master Servicer pursuant to Section 3.15;

(iii)   Net Liquidation Proceeds net of any related Foreclosure Profit;

(iv) all proceeds of any Mortgage Loans repurchased by the Seller pursuant to the Mortgage Loan Purchase Agreement, and all Substitution Adjustment Amounts required to be deposited in connection with the substitution of an Eligible Substitute Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement;

(v) insurance proceeds, other than Net Liquidation Proceeds, resulting from any insurance policy maintained on a Mortgaged Property; and

(vi) amounts  required  to be paid by the Master  Servicer  pursuant  to Section
     8.08.

PROVIDED, HOWEVER, that with respect to each Collection Period, the Master Servicer shall be permitted to retain from payments in respect of interest on the Mortgage Loans, the Master Servicing Fee for such Collection Period. The foregoing requirements respecting deposits to the Custodial Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Master Servicer need not deposit in the Custodial Account amounts representing Foreclosure Profits, prepayment penalties fees (including annual fees) or late charge penalties, payable by Mortgagors (such amounts to be retained as additional servicing compensation in accordance with Section 3.09 hereof), or amounts received by the Master Servicer for the accounts of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items. In the event any amount not required to be deposited in the Custodial Account is so deposited, the Master Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Custodial Account may contain funds that belong to one or more trust funds created for the notes or certificates of other series and may contain other funds respecting payments on other mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others. Notwithstanding such commingling of funds, the Master Servicer shall keep records that accurately reflect the funds on deposit in the Custodial Account that have been identified by it as being attributable to the Mortgage Loans and shall hold all collections in the Custodial Account to the extent they represent collections on the Mortgage Loans for the benefit of the Trust, the Indenture Trustee, the Securityholders and the Credit Enhancer, as their interests may appear. The Master Servicer shall retain all Foreclosure Profits to itself as additional servicing compensation.

        The Master Servicer may cause the institution maintaining the Custodial Account to invest any funds in the Custodial Account in Eligible Investments (including obligations of the Master Servicer or any of its Affiliates, if such obligations otherwise qualify as Permitted Investments), which shall mature not later than the Business Day next preceding the Payment Date and shall not be sold or disposed of prior to its maturity. Except as provided above, all income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of the principal amount of any such investments shall be deposited in the Custodial Account by the Master Servicer out of its own funds immediately as realized.

(c) The Master Servicer will require each Subservicer to hold all funds constituting collections on the Mortgage Loans, pending remittance thereof to the Master Servicer, in one or more accounts meeting the requirements of an Eligible Account, and invested in Permitted Investments, unless, all such collections are remitted on a daily basis to the Master Servicer for deposit into the Custodial Account.

SECTION 3.03 WITHDRAWALS FROM THE CUSTODIAL ACCOUNT. The Master Servicer shall, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to Section 3.02 that are attributable to the Mortgage Loans for the following purposes:

(i) to deposit in the Payment Account, on the Business Day prior to each Payment Date, an amount equal to the interest collections and principal collections required to be distributed on such Payment Date;

(ii) prior to either an Amortization Event or the Collection Period preceding the end of the Revolving Period, to pay to the Seller, the amount of any Additional Balances as and when created during the related Collection Period, provided, that the aggregate amount so paid to the Seller in respect of Additional Balances at any time during any Collection Period shall not exceed the amount of principal collections theretofore received for such Collection Period.

(iii)to the extent deposited to the Custodial Account, to reimburse itself or the related Subservicer for previously unreimbursed expenses incurred in maintaining individual insurance policies pursuant to Section 3.04, or Liquidation Expenses, paid pursuant to Section 3.07 or otherwise reimbursable pursuant to the terms of this Servicing Agreement (to the extent not payable pursuant to Section 3.09), such withdrawal right being limited to amounts received on particular Mortgage Loans (other than any Repurchase Price in respect thereof) which represent late recoveries of the payments for which such advances were made, or from related Liquidation Proceeds or the proceeds of the purchase of such Mortgage Loan;

(iv) to pay to itself out of each payment received on account of interest on a Mortgage Loan as contemplated by Section 3.09, an amount equal to the related Master Servicing Fee (to the extent not retained pursuant to Section 3.02), and to pay to any Subservicer any Subservicing Fees not previously withheld by the Subservicer;

(v) to the extent deposited in the Custodial Account to pay to itself as additional servicing compensation any interest or investment income earned on funds deposited in the Custodial Account and Payment Account that it is entitled to withdraw pursuant to Sections 3.02(b) and 5.01;

(vi) to the extent deposited in the Custodial Account, to pay to itself as additional servicing compensation any Foreclosure Profits (to the extent permitted by law);

(vii) to pay to itself or the Seller, with respect to any Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred to the Seller, the Master Servicer or other entity, all amounts received thereon and not required to be distributed to Securityholders as of the date on which the related Purchase Price or Repurchase Price is determined;

(viii) to withdraw any other amount deposited in the Custodial Account that was not required to be deposited therein pursuant to Section 3.02;

(ix) to pay to the Seller the amount, if any, deposited in the Custodial Account by the Indenture Trustee upon release thereof from the Funding Account representing payments for Additional Loans; and

(x) after the occurrence of an Amortization Event, to pay to the Seller, the Excluded Amount.

Since, in connection with withdrawals  pursuant to clauses (iii), (iv), (vi) and
(vii), the Master Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses. Notwithstanding any other provision of this Servicing Agreement, the Master Servicer shall be entitled to reimburse itself for any previously unreimbursed expenses incurred pursuant to Section 3.07 or otherwise reimbursable pursuant to the terms of this Servicing Agreement that the Master Servicer determines to be otherwise nonrecoverable (except with respect to any Mortgage Loan as to which the Repurchase Price has been paid), by withdrawal from the Custodial Account of amounts on deposit therein attributable to the Mortgage Loans on any Business Day prior to the Payment Date succeeding the date of such determination.

SECTION 3.04 MAINTENANCE OF HAZARD INSURANCE; PROPERTY PROTECTION EXPENSES. The Master Servicer shall cause to be maintained for each Mortgage Loan hazard insurance naming the Master Servicer or related Subservicer as loss payee thereunder providing extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan from time to time or (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan from time to time. The Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Custodial Account to the extent called for by Section 3.02.

In cases in which any Mortgaged Property is located at any time during the life of a Mortgage Loan in a federally designated flood area, the hazard insurance to be maintained for the related Mortgage Loan shall include flood insurance (to the extent available). All such flood insurance shall be in amounts equal to the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program). The Master Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Master Servicer shall obtain and maintain a blanket policy consistent with its general mortgage servicing activities insuring against hazard losses on all of the
Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.04, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.04 and there shall have been a loss which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Master Servicer shall be made on the last Business Day of the Collection Period in the month in which payments under any such policy would have been deposited in the Custodial Account. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Issuer, the Indenture Trustee and the Securityholders, claims under any such blanket policy.

SECTION 3.05 MODIFICATION AGREEMENTS; RELEASE OR SUBSTITUTION OF LIEN. (a) The Master Servicer or the related Subservicer, as the case may be, shall be entitled to (A) execute assumption agreements, substitution agreements, and instruments of satisfaction or cancellation or of partial or full release or discharge, or any other document contemplated by this Servicing Agreement and other comparable instruments with respect to the Mortgage Loans and with respect to the Mortgaged PROPERTIES SUBJECT TO THE MORTGAGES (AND THE 200 - Trust LLC and the Indenture Trustee each shall promptly execute any such documents on request of the Master Servicer) and (B) approve the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property or other similar matters, if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby. A partial release pursuant to this Section 3.05 shall be permitted only if the Combined Loan-to-Value Ratio for such Mortgage Loan after such partial release does not exceed the Combined Loan-to-Value Ratio for such Mortgage Loan as of the Cut-off Date. Any fee collected by the Master Servicer or the related Subservicer for processing such request will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

        (b) The Master Servicer may enter into an agreement with a Mortgagor to release the lien on the Mortgaged Property relating to a Mortgage Loan (the "Existing Lien"), if at the time of such agreement the Mortgage Loan is current in payment of principal and interest, under any of the following circumstances:

               (i) in any case in which, simultaneously with the release of the Existing Lien, the Mortgagor executes and delivers to the Master Servicer a Mortgage on a substitute Mortgaged Property, provided that the Combined Loan-to-Value Ratio of the Mortgage Loan (calculated based on the Appraised Value of the substitute Mortgaged Property) is not greater than the Combined Loan-to-Value Ratio prior to releasing the Existing Lien;

               (ii) in any case in which, simultaneously with the release of the Existing Lien, the Mortgagor executes and delivers to the Master Servicer a Mortgage on a substitute Mortgaged Property, provided that:
        (A) the Combined Loan-to-Value Ratio of the Mortgage Loan (calculated based on the Appraised Value of the substitute Mortgaged Property) is not greater than the lesser of (1) 125% and (2) 105% of the Combined Loan-to-Value Ratio prior to releasing the Existing Lien; and (B) the Master Servicer determines that at least two appropriate compensating factors are present (compensating factors may include, without limitation, an increase in the Mortgagor's monthly cash flow after debt service, the Mortgagor's debt-to-income ratio has not increased since origination, or an increase in the Mortgagor's credit score); or

               (iii) in any case in which, at the time of release of the Existing Lien, the Mortgagor does not provide the Master Servicer with a Mortgage on a substitute Mortgaged Property (any Mortgage Loan that becomes and remains unsecured in accordance with this subsection, an "Unsecured Loan"), provided that: (A) the Master Servicer shall not permit the release of an Existing Lien under this clause (iii) as to more than 200 Mortgage Loans in any calendar year; (B) at no time shall the aggregate Principal Balance of Unsecured Loans exceed 5% of the then Pool Balance; (C) the Mortgagor agrees to an automatic debit payment plan; and (D) the Master Servicer shall provide notice to each Rating Agency that has requested notice of such releases.

        In connection with any Unsecured Loan, the Master Servicer may require the Mortgagor to enter into an agreement under which: (i) the Loan Rate may be increased effective until a substitute Mortgage meeting the criteria under (i) or (ii) above is provided; or (ii) any other provision may be made which the Master Servicer considers to be appropriate. Thereafter, the Master Servicer shall determine in its discretion whether to accept any proposed Mortgage on any substitute Mortgaged Property as security for the Mortgage Loan, and the Master Servicer may require the Mortgagor to agree to any further conditions which the Master Servicer considers appropriate in connection with such substitution, which may include a reduction of the Loan Rate (but not below the Loan Rate in effect at the Closing Date). Any Mortgage Loan as to which a Mortgage on a substitute Mortgaged Property is provided in accordance with the preceding sentence shall no longer be deemed to be an Unsecured Loan.

SECTION 3.06 TRUST ESTATE; RELATED DOCUMENTS. (a) When required by the provisions of this SERVICING AGREEMENT, THE 200 - Trust LLC or the Indenture Trustee shall execute instruments to release property from the terms of the Trust Agreement, Indenture or Custodial AGREEMENT, AS APPLICABLE, OR CONVEY THE 200 - Trust LLC's or Indenture Trustee's interest in the same, in a manner and under circumstances which are not inconsistent with the provisions of THIS SERVICING AGREEMENT. NO PARTY RELYING UPON AN INSTRUMENT EXECUTED BY THE 200 - Trust LLC or the Indenture Trustee as provided in this Section 3.06 shall be bound to ascertain the 200 - Trust LLC or Indenture Trustee's or Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

(B) IF FROM TIME TO TIME THE MASTER SERVICER SHALL DELIVER TO THE 200 - Trust LLC or the related Custodian copies of any written assurance, assumption agreement or substitution AGREEMENT OR OTHER SIMILAR AGREEMENT PURSUANT TO
SECTION 3.05, THE 200 - Trust LLC or the related Custodian shall check that each of such documents purports to be an original executed copy (or a copy of the original executed document if the original executed copy has been submitted for recording and has not yet been returned) and, if so, shall file such documents, and upon receipt of the original executed copy from the applicable recording office or receipt of a copy thereof certified by the applicable recording office shall file such originals or certified copies with the Related Documents. If any such documents submitted by the Master Servicer do not meet the above QUALIFICATIONS, SUCH DOCUMENTS SHALL PROMPTLY BE RETURNED BY THE 200 - Trust LLC or the related Custodian to the Master Servicer, with a direction to the Master Servicer to forward the correct documentation.

(c)  Upon  receipt  of  a  Request  for  Release   from  the  Master   Servicer,
substantially in the form of Exhibit C (or an electronic request in a form acceptable to the Custodian) to the effect that a Mortgage Loan has been the subject of a final payment or a prepayment in full and the related Mortgage Loan has been terminated or that substantially all Liquidation Proceeds which have been determined by the Master Servicer in its reasonable judgment to be finally recoverable have been recovered, and upon deposit to the Custodial Account of such final monthly payment, prepayment in full together with accrued and unpaid interest to the date of such payment with respect to such Mortgage Loan or, if applicable, Liquidation Proceeds, the Custodian shall promptly release the Related Documents to the Master Servicer, which the Indenture Trustee shall execute along with such documents as the Master Servicer or the Mortgagor may request as contemplated by the Servicing Agreement to evidence satisfaction and discharge of such Mortgage Loan upon request of the Master Servicer. If from time to time and as appropriate for the servicing or foreclosure of any Mortgage LOAN, THE MASTER SERVICER REQUESTS THE 200 - Trust LLC or the related Custodian to release the RELATED DOCUMENTS AND DELIVERS TO THE 200 - Trust LLC or the related Custodian a trust receipt REASONABLY SATISFACTORY TO THE 200 - Trust LLC or the related Custodian and signed by a RESPONSIBLE OFFICER OF THE MASTER SERVICER, THE 200 - Trust LLC or the related Custodian shall release the Related Documents to the Master Servicer. If such Mortgage Loans shall be liquidated and the Issuer or the related Custodian receives a certificate from the Master Servicer AS PROVIDED ABOVE, THEN, UPON REQUEST OF THE MASTER SERVICER, THE 200 - Trust LLC or the related Custodian shall release the trust receipt to the Master Servicer.

SECTION 3.07 REALIZATION UPON DEFAULTED MORTGAGE LOANS; LOSS MITIGATION . With respect to such of the Mortgage Loans as come into and continue in default, the Master Servicer will decide whether to (i) foreclose upon the Mortgaged Properties securing such Mortgage Loans, (ii) write off the unpaid principal balance of the Mortgage Loans as bad debt (iii) take a deed in lieu of foreclosure, (iv) accept a short sale (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate a sale of the Mortgaged

Property by the Mortgagor) or permit a short refinancing (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the Mortgagor not involving a sale of the Mortgaged Property), (v) arrange for a repayment plan, (vi) agree to a modification in accordance with this Servicing Agreement, or (vii) take an unsecured note, in connection with a negotiated release of the lien of the Mortgage in order to facilitate a settlement with the MORTGAGOR; IN EACH CASE SUBJECT TO THE RIGHTS OF ANY RELATED FIRST LIEN HOLDER; PROVIDED that in connection with the foregoing if the Master Servicer has actual knowledge that any Mortgaged Property is affected by hazardous or toxic wastes or substances and that the acquisition of such Mortgaged Property would not be commercially reasonable, then the Master Servicer will not cause THE 200 - Trust LLC or the Indenture Trustee to acquire title to such Mortgaged Property in a foreclosure or similar proceeding. In connection with such decision, the Master Servicer shall follow such practices (including, in the case of any default on a related senior mortgage loan, the advancing of funds to correct such default if deemed to be appropriate by the Master Servicer) and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general MORTGAGE SERVICING ACTIVITIES; PROVIDED that the Master Servicer shall not be liable in any respect hereunder if the Master Servicer is acting in connection with any such foreclosure or attempted foreclosure which is not completed or other conversion in a manner that is consistent with the provisions of this Servicing Agreement. The foregoing is subject to the proviso that the Master Servicer shall not be required to expend its own funds in connection with any foreclosure or attempted foreclosure which is not completed or towards the correction of any default on a related senior mortgage loan or restoration of any property unless it shall determine that such expenditure will increase Net Liquidation Proceeds. In the event of a determination by the Master Servicer that any such expenditure previously made pursuant to this Section 3.07 will not be reimbursable from Net Liquidation Proceeds, the Master Servicer shall be entitled to reimbursement of its funds so expended pursuant to Section 3.03.

        Notwithstanding any provision of this Servicing Agreement, a Mortgage Loan may be deemed to be finally liquidated if substantially all amounts expected by the Master Servicer to be received IN CONNECTION WITH THE RELATED DEFAULTED MORTGAGE LOAN HAVE BEEN RECEIVED; PROVIDED, HOWEVER, the Master Servicer shall treat any Mortgage Loan that is 180 days or more delinquent as having been finally liquidated. Any subsequent collections with respect to any such Mortgage Loan shall be deposited to the Custodial Account. For purposes of determining the amount of any Liquidation Proceeds or Insurance Proceeds, or other unscheduled collections, the Master Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with the related defaulted Mortgage Loan.

        In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Indenture Trustee, who shall hold the same on behalf of the Issuer in accordance with Section 3.13 of the Indenture as their interests may appear, or to their respective nominee on behalf of Securityholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgaged Property shall (except as otherwise expressly provided herein) be considered to be an OUTSTANDING MORTGAGE LOAN HELD AS AN ASSET OF THE 200 - Trust LLC until such time as such property shall be sold. Consistent with the foregoing for purposes of all calculations hereunder, so long as such Mortgaged Property shall be considered to be an outstanding

Mortgage Loan it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage
Note in effect at the time of any such acquisition of title before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period will remain in effect.

        Any proceeds from foreclosure proceedings or the purchase or repurchase of any Mortgage Loan pursuant to the terms of this Servicing Agreement, as well as any recovery resulting from a collection of Liquidation Proceeds or Insurance Proceeds, will be applied in the following order of priority: first, to reimburse the Master Servicer or the related Subservicer in accordance with
Section 3.07; second, to the Master servicer or the related Subservicer, all Servicing Fees payable therefrom; third, to the extent of accrued and unpaid interest on the related Mortgage Loan, at the Net Loan Rate to the Payment Date on which such amounts are to be deposited in the Payment Account; fourth, as a recovery of principal on the Mortgage Loan; and fifth, to Foreclosure Profits.

SECTION 3.08 200 - TRUST LLC AND INDENTURE TRUSTEE TO COOPERATE. On or before each Payment Date, the Master Servicer will notify the Indenture Trustee or the relevant Custodian, with a copy TO THE 200 - Trust LLC, of the termination of or the payment in full and the termination of any Mortgage Loan during the preceding Collection Period, which notification shall be by a certification in substantially the form attached hereto as Exhibit C (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.02 have been so deposited or credited) of a Servicing Officer. Upon receipt of payment in full, the Master Servicer is authorized to execute, pursuant to the authorization contained in Section 3.01, if the assignments of Mortgage have been recorded if required under the Mortgage Loan Purchase Agreement, an instrument of satisfaction regarding the related Mortgage, which instrument of satisfaction shall be recorded by the Master Servicer if required by applicable law and be delivered to the Person entitled thereto. It is understood and agreed that any expenses incurred in connection with such instrument of satisfaction or transfer shall be reimbursed from amounts deposited in the Custodial Account. From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Indenture Trustee or the relevant Custodian shall, upon request of the Master Servicer and delivery to the Indenture Trustee or relevant Custodian, with a copy to the 200 - Trust LLC, of a Request for Release, in the form annexed hereto as Exhibit D (or an electronic request, in a form acceptable to the Custodian), signed by a Servicing Officer, release OR CAUSE TO BE RELEASED THE RELATED MORTGAGE FILE TO THE MASTER SERVICER AND THE 200 - Trust LLC and Indenture Trustee shall promptly execute such documents, in the forms provided by the Master Servicer, as shall be necessary for the prosecution of any such proceedings or the taking of other servicing actions. Such trust receipt shall obligate the Master Servicer to return the Mortgage File to the Indenture Trustee or the related Custodian (as specified in such receipt) when the need therefor by the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the trust receipt shall be released to the Master Servicer.

        In order to facilitate the foreclosure of the Mortgage securing any Mortgage Loan that is in default following recordation of the assignments of Mortgage in accordance with the provisions of THE MORTGAGE LOAN PURCHASE AGREEMENT, THE INDENTURE TRUSTEE OR THE 200 -

Trust LLC shall, if so requested in writing by the Master Servicer, promptly execute an appropriate assignment in the form provided by the Master Servicer to assign such Mortgage Loan for the purpose of collection to the Master Servicer (any such assignment shall unambiguously indicate that the assignment is for the purpose of collection only), and, upon such assignment, such assignee for collection will thereupon bring all required actions in its own name and otherwise enforce the terms of the Mortgage Loan and deposit or credit the Net Liquidation Proceeds, exclusive of Foreclosure Profits, received with respect thereto in the Custodial Account. In the event that all delinquent payments due under any such Mortgage Loan are paid by the Mortgagor and any other defaults are cured then THE ASSIGNEE FOR COLLECTION SHALL PROMPTLY REASSIGN SUCH MORTGAGE LOAN TO THE 200 - Trust LLC and return all Related Documents to the place where the related Mortgage File was being maintained.

        IN CONNECTION WITH THE 200 - Trust LLC's obligation to cooperate as provided in this SECTION 3.08 AND ALL OTHER PROVISIONS OF THIS SERVICING AGREEMENT REQUIRING THE 200 - Trust LLC to authorize or permit any actions to be taken with respect to the Mortgage Loans, the INDENTURE TRUSTEE, AS PLEDGEE OF THE CLASS A OWNERSHIP INTEREST IN THE 200 - Trust LLC and as assignee of record of the Mortgage Loans on behalf of the Issuer pursuant to Section 3.13 of the INDENTURE, EXPRESSLY AGREES, ON BEHALF OF THE 200 - Trust LLC, to take all such actions on BEHALF OF THE 200 - Trust LLC and to promptly execute and return all instruments reasonably REQUIRED BY THE MASTER SERVICER IN CONNECTION THEREWITH; PROVIDED that if the Master Servicer shall REQUEST A SIGNATURE OF THE INDENTURE TRUSTEE, ON BEHALF OF THE 200 - Trust LLC, the Master Servicer will deliver to the Indenture Trustee an Officer's Certificate stating that such signature is necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties under this Servicing Agreement.

SECTION 3.09 SERVICING COMPENSATION; PAYMENT OF CERTAIN EXPENSES BY MASTER SERVICER. The Master Servicer shall be entitled to receive the Master Servicing Fee in accordance with Section 3.02 and 3.03 as compensation for its services in connection with servicing the Mortgage Loans. Moreover, additional servicing compensation in the form of late payment charges and certain other receipts not required to be deposited in the Custodial Account as specified in Section 3.02 shall be retained by the Master Servicer. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of all other fees and expenses not expressly stated hereunder to be for the account of the Securityholders, including, without limitation, the fees and expenses of the Administrator, Owner Trustee, Indenture Trustee and any Custodian) and shall not be entitled to reimbursement therefor except as specifically provided herein.

SECTION 3.10 ANNUAL STATEMENT AS TO COMPLIANCE. (a) The Master Servicer will deliver to the Issuer, the Underwriter(s) and the Indenture Trustee, with a copy to the Credit Enhancer, on or BEFORE ___________ OF EACH YEAR, BEGINNING ________ , ___________, an Officer's Certificate stating that (i) a review of the activities of the Master Servicer during the preceding fiscal year and of its performance under servicing agreements, including this Servicing Agreement, has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all its material obligations under this Servicing Agreement in all material respects throughout such fiscal year, or, if there has been a material noncompliance with such servicing standards or a default in the fulfillment of any such obligation relating to this Servicing Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof and (iii) to the best of such officer's knowledge, based on consultation with counsel, any continuation Uniform Commercial Code financing statement or other Uniform Commercial Code financing statement during the preceding fiscal year which the Master Servicer determined was necessary to be filed was filed in ORDER TO CONTINUE PROTECTION OF THE INTEREST OF THE 200 - Trust LLC in the Mortgage Loans. In addition, the Master Servicer shall deliver or cause each Subservicer to deliver to the Indenture Trustee, the Issuer, the Depositor and the Credit Enhancer a copy of each certification, accountant's report or other document upon which the foregoing Officer's Certificate is based with respect to such Subservicer's performance.

(b) The Master Servicer shall deliver to the Issuer and the Indenture Trustee, with a copy to the Credit Enhancer, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice by means of an Officer's Certificate of any event which with the giving of notice or the lapse of time or both, would become a Servicing Default.

SECTION 3.11 ANNUAL SERVICING REPORT. ON OR BEFORE [ ]of each year, beginning [ ], [ ], the Master Servicer at its expense shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer) to furnish a report to the Issuer, the Indenture Trustee, the Depositor, the Credit Enhancer and each Rating Agency stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made pursuant to Section 3.10 regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering such statement, such firm may rely, as to matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to the related Subservicer. For purposes of such STATEMENT, SUCH FIRM MAY CONCLUSIVELY ASSUME THAT ALL SERVICING AGREEMENTS AMONG THE 200 - Trust LLC and the Master Servicer relating to home equity mortgage loans are substantially similar one to another except for any such servicing agreement which, by its terms, specifically states otherwise.

SECTION 3.12 ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE MORTGAGE LOANS. Whenever required by statute or regulation, the Master Servicer shall provide to the Credit Enhancer, any Securityholder upon reasonable request (or a regulator for a Securityholder) or the Indenture Trustee, reasonable access to the documentation regarding the Mortgage Loans such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer. Nothing in this Section
3.12 shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master

Servicer to provide access as provided in this Section 3.12 as a result of such obligation shall not constitute a breach of this Section 3.12.

SECTION 3.13 MAINTENANCE OF CERTAIN SERVICING INSURANCE POLICIES. The Master Servicer shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as master servicer hereunder and (ii) a fidelity bond in respect of its officers, employees or agents. Each such policy or policies and bond shall be at least equal to the coverage that would be required by FNMA or FHLMC, whichever is greater, for Persons performing servicing for mortgage loans similar to the Mortgage Loans purchased by such entity.

SECTION 3.14 INFORMATION REQUIRED BY THE INTERNAL REVENUE SERVICE GENERALLY AND REPORTS OF FORECLOSURES AND ABANDONMENTS OF MORTGAGED PROPERTY. The Master Servicer shall prepare and deliver all federal and state information reports when and as required by all applicable state and federal income tax laws. In particular, with respect to the requirement under Section 6050J of the Code to the effect that the Master Servicer or Subservicer shall make reports of foreclosures and abandonments of any mortgaged property for each year beginning in , the Master Servicer or Subservicer shall file reports relating to each instance occurring during the previous calendar year in which the Master
Servicer (i) on behalf of the 200 - Trust LLC, acquires an interest in any Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan, or (ii) knows or has reason to know that any Mortgaged Property has been abandoned. The reports from the Master Servicer or Subservicer shall be in form and substance sufficient to meet the reporting requirements imposed by Section 6050J and Section 6050H (reports relating to mortgage interest received) of the Code.

SECTION 3.15 OPTIONAL REPURCHASE OF DEFAULTED MORTGAGE LOANS. Notwithstanding any provision in Section 3.07 to the contrary, the Master Servicer, at its option and in its sole discretion, may repurchase any Mortgage Loan delinquent in payment for a period of 60 days or longer for a price equal to the Repurchase Price.

                                   ARTICLE IV

                              SERVICING CERTIFICATE

SECTION 4.01 STATEMENTS TO SECURITYHOLDERS. (a) With respect to each Payment Date, on the Business Day following the related Determination Date, the Master Servicer shall forward to the Indenture Trustee and the Indenture Trustee pursuant to Section 3.26 of the Indenture shall forward or cause to be forwarded by mail to each Certificateholder, Noteholder, the Credit Enhancer, the Depositor, the Owner Trustee, the Certificate Paying Agent and each Rating Agency, a statement setting forth the following information (the "Servicing Certificate") as to Notes and Certificates, to the extent applicable:

(i) the aggregate amount of [(a) Security Interest Collections with respect to the Variable Funding Notes, the Term Notes and the Certificates, (b) aggregate Security Principal Collections with respect to the Variable Funding Notes, the Term Notes and the Certificates and (c) Security Collections for the related Collection Period with respect to the Variable Funding Notes, the Term Notes and the Certificates;] [(a) Interest Collections, (b) Principal Collections and (c) Substitution Adjustment Amounts;]

(ii) the amount of such distribution [as principal to the Noteholders] [to the Securityholders of the Variable Funding Notes, the Term Notes and the Certificates applied to reduce the principal balance thereof and separately stating the portion thereof in respect of the Accelerated Principal Distribution Amount and the amount to be deposited in the Funding Account on such Payment Date];

(iii) the amount of such distribution [as interest to the Noteholders] [to the Securityholders of the Variable Funding Notes, the Term Notes and] the Certificates allocable to interest and separately stating the portion thereof in respect of overdue accrued interest;

(iv) the amount of any Credit Enhancement Draw Amount, if any, for such Payment Date and the aggregate amount of prior draws thereunder not yet reimbursed;

(V) [THE AGGREGATE ASSET BALANCE OF (A) THE LOANS, (B) THE Loans, (C) THE Loans, as of the end of the preceding Collection Period and (d) all of the Mortgage Loans;] [ the number and Pool Balance of the Mortgage Loans as of the end of the related Collection Period;]

(vi) the number and aggregate Asset Balances of Mortgage Loans (a) as to which the Monthly Payment is delinquent for 30-59 days, 60-89 days, 90-179 days and 180 or more days, respectively (b) that are foreclosed,
        (c) that have become REO, and (d) that have been finally liquidated due to being 180 days or more delinquent, in each case as of the end of THE RELATED COLLECTION PERIOD; PROVIDED, HOWEVER, that such information will not be provided on the statements relating to the first Payment Date;

(vii) the weighted average Net Loan Rate for the related Collection Period and the weighted AVERAGE NET LOAN RATE FOR (A) THE LOANS, (B) THE Loans and
        (C) THE Loans for the related Collection Period;

(viii) the Special Capital Distribution Amount and the Required Special Capital Distribution Amount, in each case as the end of the related Collection Period;

(ix) the aggregate amount of Additional Balances created during the previous Collection Period CONVEYED TO THE 200 - Trust LLC;

(x) the aggregate amount of Additional Loans acquired during the previous Collection Period with amounts in respect of Net Principal Collections from the Funding Account;

(xi) [the aggregate Liquidation Loss Amounts with respect to the related Collection Period, the amount of any remaining Carryover Loss Amount with respect to the Term Notes, Certificates and Variable Funding Notes, respectively, and the aggregate of the Liquidation Loss Amounts from all Collection Periods to date expressed as a percentage of the sum of (a) the Cut-off Date Pool Balance and (b) the amount by which the Pool Balance as of the latest date that THE ADDITIONAL LOANS HAVE BEEN TRANSFERRED TO THE 200 - Trust LLC exceeds the Cut-off Date Pool Balance;

(xii) any unpaid interest on the Term Notes, Exchanged Notes, Certificates and Variable Funding Notes, respectively, after such Distribution Date;

(xiii) the aggregate Principal Balance of each Class of Notes and of the Certificates after giving effect to the distribution of principal on such Payment Date;

(xiv) the respective Security Percentage applicable to the Term Notes, Certificates and Variable Funding Notes, after application of payments made on such Payment Date; and

(xv) the amount distributed pursuant to Section 3.05(a)(xi) of the Indenture on such Payment Date.]

                      [(viii)the aggregate Liquidation Loss Amounts with respect to the related Collection Period, the amount of any Liquidation Loss Distribution Amounts with respect to the Notes, and the aggregate of the Liquidation Loss Amounts from all Collection Periods to date expressed as dollars and as a percentage of the aggregate Cut-off Date Loan Balance;

                      (ix) the aggregate Excess Loss Amounts with respect to the related Collection Period and the aggregate of the Excess Loss Amounts from all Collection Periods to date;

                      (x) the aggregate Special Hazard Losses and Fraud Losses with respect to the related Collection Period and the aggregate of each of such losses from all Collection Periods to date;

                      (xi) the Note Balance of the Notes and the Certificate Principal Balance of the Certificates after giving effect to the distribution of principal on such Payment Date;

                      (xii)  the  aggregate   Servicing  Fees  for  the  related
        Collection Period and the aggregate amount of Draws for the related Collection Period;

                      (xiii) the Outstanding Reserve Amount, the Special Hazard Amount, the Fraud Loss Amount and the Reserve Amount Target immediately following such Payment Date;

                      (xiv) (a) the number and principal amount of release agreements pursuant to Section 3.05(b) entered into during the calendar year and since the Closing Date, stated separately, for the Mortgage Loans and, the aggregate outstanding principal amount of such release agreements expressed as a percentage of the Pool Balance with information provided separately with respect to all Unsecured Loans and
        (b) the number and principal amount of Capitalization Workouts pursuant to Section 3.02(a)(v) entered into since the Closing Date; and

                      (xv) the aggregate amount recovered during the related Collection Period consisting of all subsequent recoveries on any Mortgage Loan that was 180 days or more delinquent.]

        In the case of information furnished pursuant to clauses (ii) and (iii) above, the amounts shall be expressed as an aggregate dollar amount per Variable Funding Note, Term Note or Certificate with a $1,000 denomination.

        [(b) In addition, with respect to each Payment Date, on the Business Day following the related Determination Date, the Master Servicer shall forward to the Credit Enhancer and the Rating Agencies the following information for each Capitalization Workout entered into during the related Collection Period:

               (i)    the original Mortgage Loan amount;

               (ii) the Mortgage Loan amount after the Capitalization Workout;

               (iii)  the original Monthly Payment amount;

               (iv) the Monthly Payment amount after the Capitalization Workout;

               (v) the Capitalized Amount as defined in Section 3.02(a)(v) herein;

               (vi) the Combined Loan-to-Value Ratio prior to the Capitalization Workout;

               (vii) the Combined Loan-to-Value Ratio after the Capitalization Workout; and

               (viii)  if an  appraisal  was used in  determining  the  Combined
        Loan-to-Value Ratio referred to in (vii) above, the type and date of appraisal.]

        The Master Servicer shall also forward to the Indenture Trustee any other information reasonably requested by the Indenture Trustee necessary to make distributions pursuant to Section 3.05 of the Indenture. Prior to the close of business on the Business Day next succeeding each Determination Date, the Master Servicer shall furnish a written statement to the Certificate Paying Agent and the Indenture Trustee setting forth the aggregate amounts required to be withdrawn from the Custodial Account and deposited into the Payment Account on the Business Day preceding the related Payment Date pursuant to Section 3.03. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Owner Trustee and Indenture Trustee shall be protected in relying upon the same without any independent check or verification. In addition, upon the Issuer's written request, the Master Servicer shall promptly furnish information reasonably requested by the Issuer that is reasonably available to the Master Servicer to enable the Issuer to perform its federal and state income tax reporting obligations.]

        [Prior to the close of business on the Business Day next succeeding each Determination Date, THE MASTER SERVICER SHALL FURNISH A WRITTEN STATEMENT TO THE 200 - Trust LLC, the Owner Trustee, the Depositor, the Certificate Paying Agent and the Indenture Trustee setting forth (i) all the foregoing information, (ii) the aggregate amounts required to be withdrawn from the Custodial Account and deposited into the Payment Account on the Business Day preceding the Payment Date pursuant to Section 3.03 and (iii) the amounts (A) withdrawn from the Payment Account and deposited to the Funding Account pursuant to Section 8.02(b) of the Indenture and (B) withdrawn from the Funding Account and deposited to the Custodial Account pursuant to Section 8.02(c)(i) of the Indenture. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Owner Trustee and Indenture Trustee shall be protected in relying upon the same without any independent CHECK OR VERIFICATION. IN ADDITION, UPON THE 200 - Trust LLC's written request, the Master SERVICER SHALL PROMPTLY FURNISH INFORMATION REASONABLY REQUESTED BY THE 200 - Trust LLC that IS REASONABLY AVAILABLE TO THE MASTER SERVICER TO ENABLE THE 200 - Trust LLC to perform its federal and state income tax reporting obligations.]

        [SECTION 4.02.TAX REPORTING. So long as Residential Funding Corporation or any affiliate thereof owns 100% of the Certificates, then no separate federal and state income tax returns and information returns or reports will be filed with respect to the Issuer, and the Issuer will be treated as an entity wholly owned by Residential Funding Corporation or an affiliate thereof.]

                                   ARTICLE V

                                 PAYMENT ACCOUNT

[SECTION 5.01 DISTRIBUTION ACCOUNT. The Master Servicer shall establish and maintain a SEPARATE TRUST ACCOUNT (THE "DISTRIBUTION ACCOUNT") TITLED "200 - Trust LLC, [for the benefit of the Noteholders, the Certificateholders and the Credit Enhancer pursuant to the Indenture, dated as OF [ ], BETWEEN HOME [EQUITY]LOAN TRUST 200 - and [ ]. The Distribution Account shall be an Eligible Account. On the Business Day prior to each Payment Date, (i) amounts deposited into the Distribution Account pursuant to Section 3.03(i) hereof will be distributed by THE MASTER SERVICER IN ACCORDANCE WITH SECTION of the Operating Agreement, and (ii) the portion of such amounts then distributable with respect to the Class A Ownership Interest shall be deposited into the Payment Account. [The Master Servicer shall invest or cause the institution maintaining the Distribution Account to invest the funds in the Distribution Account in Permitted Investments designated in the name of the [Master Servicer], which shall mature not later than the Business Day next preceding the Payment Date next following the date of such investment (except that (i) any investment in the institution with which the Distribution Account is maintained may mature on such Payment Date and (ii) any other investment may mature on such Payment Date if the Master Servicer shall advance funds on such Payment Date to the Payment Account in the amount payable on such investment on such Payment Date, pending receipt thereof to the extent necessary to make distributions on the Securities) and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Distribution Account by the Master Servicer out of its own funds immediately as realized.]]

SECTION 5.02 PAYMENT ACCOUNT. The Indenture Trustee shall establish and maintain a separate trust account (the "Payment Account") titled [ ] , as Indenture Trustee, for the benefit of the Noteholders, the Certificate Paying Agent and the Credit Enhancer pursuant to the INDENTURE, DATED AS OF [ ], BETWEEN HOME [EQUITY]LOAN TRUST 200 - AND [ ]. The Payment Account shall be an Eligible Account. On each Payment Date, amounts on deposit in the Payment Account will be distributed by the Indenture Trustee in accordance with Section 3.05 of the Indenture. The Indenture Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Payment Account to invest the funds in the Payment Account in Permitted Investments designated in the name of the Indenture Trustee, which shall mature not later than the Business Day next preceding the Payment Date next following the date of such investment (except that (i) any investment in the institution with which the Payment Account is maintained may mature on such Payment Date and (ii) any other investment may mature on such Payment Date if the Indenture Trustee shall advance funds on such Payment Date to the Payment Account in the amount payable on such investment on such Payment Date, pending receipt thereof to the extent necessary to make distributions on the Securities) and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized.

                                   ARTICLE VI

                               THE MASTER SERVICER

SECTION 6.01 LIABILITY OF THE MASTER SERVICER. The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Master Servicer herein.

SECTION 6.02 MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, THE MASTER Servicer. Any corporation into which the Master Servicer may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any corporation succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

        The Master Servicer may assign its rights and delegate its duties and obligations under this SERVICING AGREEMENT; PROVIDED that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans [similar to these in the Trust Estate (meaning, mortgage loans used for home improvement or debt consolidation)] [on behalf of FNMA or FHLMC], is reasonably satisfactory to the Indenture Trustee (as pledgee of the Class A Ownership Interest), THE 200 - Trust LLC and the Credit Enhancer, is willing to service the Mortgage Loans and EXECUTES AND DELIVERS TO THE INDENTURE TRUSTEE AND THE 200 - Trust LLC an agreement, in form and substance reasonably satisfactory to the Credit Enhancer, the Indenture Trustee and the 200 - Trust LLC, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master SERVICER UNDER THIS SERVICING AGREEMENT; PROVIDED further that each Rating Agency's rating of the Securities in effect immediately prior to such assignment and delegation will not be qualified, reduced, or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency) or considered to be below investment grade without taking into account the Credit Enhancement Instrument.

SECTION 6.03 LIMITATION ON LIABILITY OF THE MASTER SERVICER AND OTHERS. Neither the Master Servicer nor any of the directors or officers or employees or agents of the Master Servicer shall BE UNDER ANY LIABILITY TO THE 200 - Trust LLC, the Issuer, the Owner Trustee, the Indenture Trustee or the Securityholders for any action taken or for refraining from the taking of any action IN GOOD FAITH PURSUANT TO THIS SERVICING AGREEMENT, PROVIDED, HOWEVER, that this provision shall not protect the Master Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder. The Master Servicer and any director or officer or employee or agent of the Master SERVICER MAY RELY IN GOOD FAITH ON ANY DOCUMENT OF ANY KIND PRIMA FACIE properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer and any director or officer or employee or agent of the Master Servicer shall be indemnified by the 200 - Trust LLC and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Servicing Agreement or the

Securities, including any amount paid to the Owner Trustee or the Indenture Trustee pursuant to Section 6.06(b), other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Servicing Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder. The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Servicing Agreement, and which in its opinion MAY INVOLVE IT IN ANY EXPENSE OR LIABILITY; PROVIDED, HOWEVER, that the Master Servicer may in its sole discretion undertake any such action which it may deem necessary or desirable in respect of this Servicing Agreement, and the rights and duties of the parties hereto and the interests of the Securityholders hereunder. In such event, the reasonable legal expenses and costs of such action AND ANY LIABILITY RESULTING THEREFROM SHALL BE EXPENSES, COSTS AND LIABILITIES OF THE 200 - Trust LLC, and the Master Servicer shall be entitled to be reimbursed therefor. The Master Servicer's right to indemnity or reimbursement pursuant to this Section 6.03 shall survive any resignation or termination of the Master Servicer pursuant to Section 6.04 or
7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).

SECTION 6.04 MASTER SERVICER NOT TO RESIGN. Subject to the provisions of Section 6.02, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer or its subsidiaries or Affiliates at the date of this Servicing Agreement or (ii) upon satisfaction of the following conditions: (a) the Master Servicer has proposed a successor servicer to the 200
- Trust LLC, the Administrator and the Indenture Trustee in writing and such proposed SUCCESSOR SERVICER IS REASONABLY ACCEPTABLE TO THE 200 - Trust LLC, the Administrator, the Indenture Trustee and the Credit Enhancer; (b) each Rating Agency shall have delivered a letter to THE 200 - Trust LLC, the Credit Enhancer and the Indenture Trustee prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Master Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Securities if determined without regard to the Credit Enhancement Instrument; and (c) such proposed successor servicer is reasonably acceptable to the Credit Enhancer, as evidenced by a LETTER TO THE 200 - TRUST LLC AND THE INDENTURE TRUSTEE; PROVIDED, HOWEVER, that no such resignation by the Master Servicer shall become effective until such successor servicer or, in the case of (i) above, the Indenture Trustee, as pledgee of the Class A Ownership Interest, shall have assumed the Master Servicer's responsibilities and obligations hereunder or the Indenture Trustee, as pledgee of the Class A Ownership Interest, shall have designated a successor servicer in accordance with Section 7.02. Any such resignation shall not relieve the Master Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Master Servicer. [The Master Servicer shall have no claim (whether by subrogation or otherwise) or other action against any Securityholder or the Credit Enhancer for any amounts paid by the Master Servicer pursuant to any provision of this Servicing Agreement]. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee and the Credit Enhancer.

SECTION 6.05 DELEGATION OF DUTIES. In the ordinary course of business, the Master Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those with which the Master Servicer complies pursuant to Section 3.01. Such delegation shall not relieve the Master Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04.

SECTION 6.06 MASTER SERVICER TO PAY INDENTURE TRUSTEE'S AND OWNER TRUSTEE'S FEES AND EXPENSES; INDEMNIFICATION. (a) The Master Servicer covenants and agrees to pay to the Owner Trustee, the Indenture Trustee and any co-trustee of the Indenture Trustee or the Owner Trustee from time to time, and the Owner Trustee, the Indenture Trustee and any such co-trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts created under the Trust Agreement and the Indenture and in the exercise and performance of any of the powers and duties under the Trust Agreement or the Indenture, as the case may be, of the Owner Trustee, the Indenture Trustee and any co-trustee, and the Master Servicer will pay or reimburse the Indenture Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee or any co-trustee in accordance with any of the provisions of this Servicing Agreement except any such expense, disbursement or advance as may arise from its negligence, wilful misfeasance or bad faith.

(b) The Master Servicer agrees to indemnify the Indenture Trustee and the Owner Trustee for, and to hold the Indenture Trustee and the Owner Trustee, as the case may be, harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on the part of the Indenture Trustee or the Owner Trustee, as the case may be, arising out of, or in connection with, the acceptance and administration of the Issuer and the assets thereof, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under any Basic Document, provided that:

(i) with respect to any such claim, the Indenture Trustee or Owner Trustee, as the case may be, shall have given the Master Servicer written notice thereof promptly after the Indenture Trustee or Owner Trustee, as the case may be, shall have actual knowledge thereof;

(II) WHILE MAINTAINING CONTROL OVER ITS OWN DEFENSE, THE 200 - Trust LLC, the Indenture Trustee or Owner Trustee, as the case may be, shall cooperate and consult fully with the Master Servicer in preparing such defense; and

(iii) notwithstanding anything in this Servicing Agreement to the contrary, the Master Servicer shall not be liable for settlement of any claim by the Indenture Trustee or the Owner Trustee, as the case may be, entered into without the prior consent of the Master Servicer, which consent shall not be unreasonably withheld.

No termination of this Servicing Agreement shall affect the obligations created by this Section 6.06 of the Master Servicer to indemnify the Indenture Trustee and the Owner Trustee under the conditions and to the extent set forth herein.

        Notwithstanding the foregoing, the indemnification provided by the Master Servicer in this Section 6.06(b) shall not pertain to any loss, liability or expense of the Indenture Trustee or the Owner Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Indenture Trustee or the Owner Trustee at the direction of the Noteholders or Certificateholders, as the case may be, pursuant to the terms of this Servicing Agreement.

                                  ARTICLE VII

                                     DEFAULT

SECTION 7.01 SERVICING DEFAULT. If any one of the following events ("Servicing Default")shall occur and be continuing:

(i) () Any failure by the Master Servicer to deposit in the Custodial Account or Payment Account any deposit required to be made under the terms of this Servicing Agreement which continues unremedied for a period of five Business Days after the date upon which written notice of such failure shall have been given to the Master Servicer by the ISSUER OR THE INDENTURE TRUSTEE OR TO THE MASTER SERVICER, THE 200 - Trust LLC, the Issuer and the Indenture Trustee by the Credit Enhancer; or

(ii) Failure on the part of the Master Servicer duly to observe or perform in any material respect any other covenants or agreements of the Master Servicer set forth in the Securities or in this Servicing Agreement, which failure, in each case, materially and adversely affects the interests of Securityholders or the Credit Enhancer and which continues unremedied for a period of 45 days after the date on which written notice of such failure, requiring the same to be remedied, and stating that such notice is a "Notice of Default" HEREUNDER, SHALL HAVE BEEN GIVEN TO THE MASTER SERVICER BY THE 200 - Trust LLC, the -- ------ Issuer or the Indenture Trustee, or to the Master Servicer, the Issuer and the Indenture Trustee by the Credit Enhancer; or

(iii) The entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(iv) The Master Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property, or a decree or order of a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(v) Any failure by the Seller (so long as the Seller is the Master Servicer) or the Master Servicer, as the case may be, to pay when due any amount payable by it under the terms of the Insurance Agreement which continues unremedied for a period of three (3) Business Days after the date upon which written notice of such failure shall have been given to the Seller (so long as the Seller is the Master Servicer) or the Master Servicer, as the case may be; or

(vi) Failure on the part of the Seller or the Master Servicer to duly perform in any material respect any covenant or agreement set forth in the Insurance Agreement, which failure in each case materially and adversely affects the interests of the Credit Enhancer and continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Depositor, the Indenture Trustee, the Seller or the Master Servicer, as the case may be, by the Credit Enhancer.

then, and in every such case, other than that set forth in (vi) hereof, so long as a Servicing DEFAULT SHALL NOT HAVE BEEN REMEDIED BY THE MASTER SERVICER, EITHER THE 200 - Trust LLC, subject to the direction of the Indenture Trustee as pledgee of the Class A Ownership Interest, with the consent of the Credit Enhancer, or the Credit Enhancer, by notice then given in writing to THE MASTER SERVICER (AND TO THE 200 - Trust LLC and the Indenture Trustee if given by the Credit Enhancer) and in the case of the event set forth in (vi) hereof, the Credit Enhancer with the consent of Securityholders at least 51% of the aggregate Principal Balance of the Term Notes and the Certificates may terminate all of the rights and obligations of the Master Servicer as servicer under this Servicing Agreement other than its right to receive servicing compensation and expenses for servicing the Mortgage Loans hereunder during any period prior to the date of such TERMINATION AND THE 200 - Trust LLC, subject to the direction of the Indenture Trustee as pledgee of the Class A Ownership Interest, with the consent of the Credit Enhancer, or the Credit Enhancer may exercise any and all other remedies available at law or equity. Any such notice to the Master Servicer shall also be given to each Rating Agency, the Credit Enhancer, and the Issuer. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Servicing Agreement, whether with respect to the Securities or the Mortgage Loans or otherwise, shall pass to and be vested in the Indenture Trustee, subject to the direction of the Indenture Trustee as pledgee of the Class A Ownership Interest, pursuant to and under this Section 7.01; and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents, or otherwise. The Master Servicer agrees to cooperate with the Indenture Trustee in effecting the termination of the responsibilities and rights of the Master Servicer hereunder, including, without limitation, the transfer to the Indenture Trustee for the administration by it of all cash amounts relating to the Mortgage Loans that shall at the time be held by the Master Servicer and to be deposited by it in the Custodial Account, or that have been deposited by the Master Servicer in the Custodial Account or thereafter received by the Master Servicer with respect to the Mortgage Loans. All reasonable costs and expenses (including, but not limited to, attorneys' fees) incurred in connection with amending this Servicing Agreement to reflect such succession as Master Servicer pursuant to this Section 7.01 shall be paid by the predecessor Master Servicer (or if the predecessor Master Servicer is the Indenture Trustee, the initial Master Servicer) upon presentation of reasonable documentation of such costs and expenses.

        Notwithstanding any termination of the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to receive, out of any late collection of a payment on a Mortgage Loan which was due prior to the notice terminating the Master Servicer's rights and obligations hereunder and received after such notice, that portion to which the Master Servicer would have been entitled pursuant to Sections 3.03 and 3.09 as well as its Master Servicing Fee in respect thereof, and any other amounts payable to the Master Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

        Notwithstanding the foregoing, a delay in or failure of performance under Section 7.01(i) or under Section 7.01(ii) after the applicable grace periods specified in such Sections, shall not constitute a Servicing Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Master Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Master Servicer from using reasonable efforts to perform its respective obligations in a timely manner in accordance with the terms of this Servicing Agreement and the Master Servicer shall provide the Indenture Trustee, the Credit Enhancer and the Securityholders with notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Master Servicer shall immediately notify the Indenture Trustee, the Credit Enhancer and the Owner Trustee in writing of any Servicing Default.

SECTION 7.02 INDENTURE TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR. (a) On and after the time the Master Servicer receives a notice of termination pursuant to
Section 7.01 or sends a notice pursuant to Section 6.04, the Indenture Trustee on behalf of the Noteholders shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Servicing Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof. Nothing in this Servicing Agreement or in the Trust Agreement shall be construed to permit or require the Indenture Trustee to (i) succeed to the responsibilities, duties and liabilities of the initial Master Servicer in its capacity as Seller under the Mortgage Loan Purchase Agreement, (ii) be responsible or accountable for any act or omission of the Master Servicer prior to the issuance of a notice of termination hereunder, (iii) require or obligate the Indenture Trustee, in its capacity as successor Master Servicer, to purchase, repurchase or substitute any Mortgage Loan, (iv) fund any Additional Balances with respect to any Mortgage Loan, (v) fund any losses on any Permitted Investment directed by any other Master Servicer, or (vi) be responsible for the representations and warranties of the Master Servicer. As compensation therefor, the Indenture Trustee shall be entitled to such compensation as the Master Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Indenture Trustee is unwilling to act as successor Master Servicer, or (ii) if the Indenture Trustee is legally unable so to act, the Indenture Trustee on behalf of the Class A Ownership Interest holders may (in the situation described in clause (i)) or shall (in the situation described in clause (ii)) appoint or petition a court of competent jurisdiction to appoint any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or LIABILITIES OF THE MASTER SERVICER HEREUNDER; PROVIDED that any such successor Master Servicer shall be acceptable to the Credit Enhancer, as evidenced by the Credit Enhancer's prior written consent which consent shall not be unreasonably withheld and provided further that the appointment of any such successor Master Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Securities by the Rating Agencies if determined without regard to the Credit Enhancement Instrument. Pending appointment of a successor to the Master Servicer hereunder, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Master Servicer would otherwise have received pursuant to Section 3.09 (or such lesser compensation as the Indenture Trustee and such successor shall agree). The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen under this Servicing Agreement prior to its termination as Master Servicer (including, without limitation, the obligation to purchase Mortgage Loans pursuant to Section 3.01, to pay any deductible under an insurance policy pursuant to Section 3.04 or to indemnify the Indenture Trustee pursuant to Section 6.06), nor shall any successor Master Servicer be liable for any acts or omissions of the predecessor Master Servicer or for any breach by such Master Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Indenture Trustee and such successor shall take such action, consistent with this Servicing Agreement, as shall be necessary to effectuate any such succession.

(b) Any successor, including the Indenture Trustee on behalf of the Noteholders, to the Master Servicer as servicer shall during the term of its service as servicer (i) continue to service and administer the Mortgage Loans for the benefit of the Securityholders, (ii) maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Master Servicer is so required pursuant to Section 3.13 and (iii) be found by the terms of the Indenture Agreement.

(c) Any successor Master Servicer, including the Indenture Trustee on behalf of the Class A Ownership Interest holders, shall not be deemed in default or to have breached its duties hereunder if the predecessor Master Servicer shall fail to deliver any required deposit to the Custodial Account or otherwise cooperate with any required servicing transfer or succession hereunder.

SECTION 7.03 NOTIFICATION TO SECURITYHOLDERS. Upon any termination or appointment of a successor to the Master Servicer pursuant to this Article VII or Section 6.04, the Indenture Trustee shall GIVE PROMPT WRITTEN NOTICE THEREOF TO THE SECURITYHOLDERS, THE CREDIT ENHANCER, THE 200 - Trust LLC, the Issuer and each Rating Agency.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

SECTION 8.01 AMENDMENT. This Servicing Agreement may be amended from time to time by the parties hereto, provided that any amendment be accompanied by a letter from the Rating Agencies that the amendment will not result in the downgrading or withdrawal of the rating then assigned to the Securities, if determined without regard to the Credit Enhancement Instrument and the consent of the Credit Enhancer and the Indenture Trustee.

SECTION 8.02 GOVERNING LAW. THIS SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 8.03 NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, to (a) in the case of the Master Servicer, 8400 Normandale Lake Boulevard, Suite 700, Minneapolis, Minnesota 55437, Attention: Managing Director - Mortgage FINANCE, (B) IN THE CASE OF THE CREDIT ENHANCER,_______________ ,________________________,
_________________ , ATTENTION: ___________,  ______________________,  (c) in the
case of [Moody's, Home Mortgage Loan Monitoring Group, 4th Floor, 99 Church Street, New York, New York 10007], (d) in the case of [STANDARD & POOR'S, 55 WATER STREET, 41ST Floor, New York, New York 10041, Attention: Residential Mortgage Surveillance Group], (e) in the case of the Owner Trustee, the Corporate Trust Office, and (F) IN THE CASE OF THE ISSUER, TO HOME [EQUITY]LOAN TRUST 200 - , c/o__________________, ____________________,
______________,__________________ ,  Attention:__________________________ , with a copy to the Administrator at 8400 Normandale Lake Boulevard, Suite 700, Minneapolis, Minnesota 55437, Attention: Managing Director Mortgage Finance or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. [Any notice required or permitted to be mailed to a Securityholder shall be given by first class mail, postage prepaid, at the address of such Securityholder as shown in the Register. Any notice so mailed within the time prescribed in this Servicing Agreement shall be conclusively presumed to have been duly given, whether or not the Securityholder receives such notice. Any notice or other document required to be delivered or mailed by the Indenture Trustee to any Rating Agency shall be given on a reasonable efforts basis and only as a matter of courtesy and accommodation and the Indenture Trustee shall have no liability for failure to delivery such notice or document to any Rating Agency.]

SECTION 8.04 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Servicing Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Servicing Agreement and shall in no way affect the validity or enforceability of the other provisions of this Servicing Agreement or of the Securities or the rights of the Securityholders thereof.

SECTION 8.05 THIRD-PARTY BENEFICIARIES. This Servicing Agreement will inure to the benefit of and be binding upon the parties hereto, the Securityholders, the Credit Enhancer, the Owner Trustee, the Indenture Trustee and their respective successors and permitted assigns. Except as otherwise provided in this Servicing Agreement, no other Person will have any right or obligation hereunder.

SECTION 8.06 COUNTERPARTS. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 8.07 EFFECT OF HEADINGS AND TABLE OF CONTENTS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 8.08 TERMINATION UPON PURCHASE BY THE MASTER SERVICER OR LIQUIDATION OF ALL MORTGAGE LOANS; PARTIAL REDEMPTION. (a) The respective obligations and responsibilities of the Master Servicer, the Issuer and the Indenture Trustee created hereby shall terminate upon the last action required to be taken by the Issuer pursuant to the Trust Agreement and by the Indenture Trustee pursuant to the Indenture following the earlier of:

(i) the date on or before which the Indenture or Trust Agreement is terminated, or

(II) THE PURCHASE BY THE MASTER SERVICER FROM THE 200 - Trust LLC of all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price equal to the greater of (a) 100% of the unpaid Asset Balance of each Mortgage Loan, plus accrued and unpaid interest thereon at the weighted average Net Loan Rate up to the day preceding the Payment Date on which such amounts are to be distributed to Securityholders, plus any amounts due and owing to the Credit Enhancer under the Insurance Agreement and (b) the fair market value of the Mortgage Loans as determined by two bids from competitive participants in the adjustable home equity loan market.

THE RIGHT OF THE MASTER SERVICER TO PURCHASE THE ASSETS OF THE 200 - Trust LLC pursuant to clause (ii) above is conditioned upon the Pool Balance as of the Final Scheduled Payment Date being less than ten percent of the aggregate of the Cut-off Date Asset Balances of the Mortgage Loans. If such right is exercised by the Master Servicer, the Master Servicer shall deposit the amount calculated pursuant to clause (ii) above with the Indenture Trustee pursuant to Section
4.10 of the Indenture and, upon the receipt of such deposit, the Indenture Trustee or relevant Custodian shall release to the Master Servicer, the files pertaining to the Mortgage Loans being purchased.

        (b) Subject to the provisions of clause (c) below, the Master Servicer has the right to purchase a portion of the assets of the Issuer upon the Pool Balance (after applying payments received in the related Collection Period) as of such date being less than ten percent of the aggregate of the Cut-off Date Loan Balances of the Mortgage Loans at a price equal to the Termination Price. If such right is exercised by the Master Servicer, the Master Servicer shall deposit the Termination Price with the Indenture Trustee pursuant to Section
5.02 of the

Indenture and, upon the receipt of such deposit, the Indenture Trustee or Custodian shall release to the Master Servicer, the files pertaining to the Mortgage Loans being purchased.

        (c) With respect to any purchase of a portion of the Mortgage Loans by the Master Servicer pursuant to subsection (b) above or this subsection (c), the following conditions must be satisfied: (i) the Master Servicer shall have delivered to the Indenture Trustee and the Credit Enhancer a loan schedule containing a list of all Mortgage Loans remaining in the Trust after such removal; (ii) the Master Servicer shall represent and warrant that no selection procedures adverse to the interests of the Securityholders or the Credit Enhancer were used by the Master Servicer in selecting such Mortgage Loans; and
(iii) each Rating Agency shall have notified the Master Servicer that such retransfer would not result in a reduction or withdrawal of the ratings of the Securities, if determined without regard to the Credit Enhancement Instrument.

        (d) The Master Servicer, at its expense, shall prepare and deliver to the Indenture Trustee and the Owner Trustee for execution, at the time the Mortgage Loans are to be released to THE MASTER SERVICER, APPROPRIATE DOCUMENTS ASSIGNING EACH SUCH MORTGAGE LOAN FROM THE 200 - Trust LLC to the Master Servicer or the appropriate party.

        [(e) The Master Servicer shall give the Indenture Trustee not less than seven Business Days' prior written notice of the Payment Date on which the Master Servicer anticipates that the final distribution will be made to Noteholders. Notice of any termination, specifying the anticipated Final Scheduled Payment Date or other Payment Date (which shall be a date that would otherwise be a Payment Date) upon which the Noteholders may surrender their Notes to the Indenture Trustee (if so required by the terms hereof) for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer to the Indenture Trustee specifying:

               (i) the anticipated Final Scheduled Payment Date or other Payment Date upon which final payment of the Notes is anticipated to be made upon presentation and surrender of Notes at the office or agency of the Indenture Trustee therein designated; and

(ii)    the amount of any such final payment, if known.]

SECTION 8.09 CERTAIN MATTERS AFFECTING THE INDENTURE TRUSTEE. For all purposes of this Servicing Agreement, in the performance of any of its duties or in the exercise of any of its powers hereunder, the Indenture Trustee shall be subject to and entitled to the benefits of Article VI of the Indenture.

SECTION 8.10 AUTHORITY OF THE ADMINISTRATOR. Each of the parties to this Agreement acknowledges that the Issuer and the Owner Trustee have each appointed the Administrator to act as its agent to perform the duties and obligations of the Issuer hereunder. Unless otherwise instructed by the Issuer or the Owner Trustee, copies of all notices, requests, demands and other documents to be delivered to the Issuer or the Owner Trustee pursuant to the terms hereof shall be delivered to the Administrator. Unless otherwise instructed by the Issuer or the Owner Trustee, all notices, requests, demands and other documents to be executed or delivered, and any action to be taken, by the Issuer or the Owner Trustee pursuant to the terms hereof may be executed, delivered and/or taken by the Administrator pursuant to the Administration Agreement.]

        IN WITNESS WHEREOF, THE MASTER SERVICER AND THE 200 - Trust LLC have caused this Servicing Agreement to be duly executed by their respective officers or representatives all as of the day and year first above written.

                                            RESIDENTIAL FUNDING CORPORATION,

                                               as Master Servicer

                                            BY

                                     Title:

                                            200  -         TRUST LLC,

                                               as the Limited Liability Company
                                           By [Residential Funding Corporation],

                                   as Manager

                                            BY

                                     Title:

                                            ________________________, as
                                               Indenture Trustee

                                            BY

                                     Title:

                                    EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

                          (to be provided upon request)

                                    EXHIBIT B

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PREMISES:

That ___________________, as Indenture Trustee (the "Trustee"), under the Indenture (the "Indenture") among ________________________________________ and the Indenture Trustee, a national banking association organized and existing under the laws of the ______________, and having its principal office located at ________________________, each made, constituted and appointed, and does by these presents make, constitute and appoint Residential Funding Corporation, a corporation organized and existing under the laws of the State of Delaware, its true and lawful Attorney-in-Fact, with full power and authority to sign, execute, acknowledge, deliver, file for record, and record any instrument on its behalf and to perform such other act or acts as may be customarily and reasonably necessary and appropriate to effectuate the following enumerated transactions in respect of any of the mortgages or deeds of trust (the "Mortgages" and the "Deeds of Trust", respectively) creating a trust or second lien or an estate in fee simple interest in real property securing a Mortgage Loan and promissory notes secured thereby (the "Mortgage Notes") for which the undersigned is acting as Indenture Trustee for various Securityholders (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of Endorsement of the Mortgage Note secured by any such Mortgage or Deed of Trust) and for which Residential Funding Corporation is acting as master servicer pursuant to a Servicing Agreement, dated as of _____________ (the "Servicing Agreement").

This appointment shall apply only to transactions which the Trustee is authorized to enter into under the Indenture, but in no event shall apply to any transactions other than the following enumerated transactions only:

1. The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recording is for the purpose of correcting the Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued and said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or Deed of Trust as insured.

2. The subordination of the lien of a Mortgage or Deed of Trust to an easement in favor of a public utility company or a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution of requests to trustees to accomplish same.

3. With respect to a Mortgage or Deed of Trust, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

a. The substitution of trustee(s) serving under a Deed of Trust, in accordance with state law and the Deed of Trust;

b.   Statements of breach or non-performance;

c.   Notices of default;

d.   Cancellations/rescissions of notices of default and/or notices of sale;

e.   The taking of a deed in lieu of foreclosure; and

f. Such other documents and actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions.

4. The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

5. The completion of loan assumption agreements.

6. The full satisfaction/release of a Mortgage or Deed of Trust or full reconveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

7. The assignment of any Mortgage or Deed of Trust and the related Mortgage Note, in connection with the repurchase of the Mortgage Loan secured and evidenced thereby pursuant to the requirements of a Residential Funding Corporation Seller Contract.

8. The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the endorsement of the related Mortgage Note.

9. The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recording is for the purpose of any modification pursuant to
Section 3.01 of the Servicing Agreement.

10. The subordination of the lien of a Mortgage or Deed of Trust, where said subordination is in connection with any modification pursuant to Section 3.01 of the Servicing Agreement, and the execution of partial satisfactions/releases in connection with such same Section 3.01.

The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall lawfully do or cause to be done by authority hereof.

 Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of Attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

                    _________________________,  not in its individual  capacity, but solely as Indenture Trustee under the Agreements and the Indentures

NAME:                                              NAME:

TITLE:                                             TITLE:

STATE OF              )

                             SS.

COUNTY OF             )

        On this __ day of ____________, 200_, before me the undersigned, Notary Public of said State, personally appeared _______________________________ personally known to me to be duly authorized officers of ____________ that executed the within instrument and personally known to me to be the persons who executed the within instrument on behalf of ______________ therein named, and acknowledged to me such _________________ executed the within instrument pursuant to its by-laws.

                                                   WITNESS my hand and  official
seal.

                                                   Notary Public in and for the

                                                   State of

After recording, please mail to:

Attn:      _____________________

        ======================

                                    EXHIBIT C

                      Certificate Pursuant to Section 3.08

                                    EXHIBIT D

                           FORM OF REQUEST FOR RELEASE

DATE:

TO:

Re:     REQUEST FOR RELEASE OF DOCUMENTS

In connection with your administration of the Class A Ownership Interest, we request the release of the Mortgage File described below.

Servicing Agreement Dated:
Series #:

Account #:
Pool #:
Loan #:

Borrower Name(s):

Reason for Document Request: (circle one)        Mortgage Loan
Prepaid in Full                                  Mortgage Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Servicing Agreement."

Residential Funding Corporation
Authorized Signature

 ..............................................................................

TO CUSTODIAN/INDENTURE TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Servicing Agreement.

        Enclosed Documents:  [  ]   Promissory Note
                             [  ]   Primary Insurance Policy
                             [  ]   Mortgage or Deed of Trust
                             [  ]   Assignment(s) of Mortgage or Deed of Trust
                             [  ]   Title Insurance Policy
                             [  ]   Other:


Name

Title

Date

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS SUPPLEMENT DATED__________, 1999

 Prospectus supplement dated ____________, ____ (to prospectus dated ____________, ____)

                               $ ____________________

                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

                                    DEPOSITOR

                            RAMP SERIES ___-__ TRUST

                                     ISSUER

                         RESIDENTIAL FUNDING CORPORATION

                                 MASTER SERVICER

                   HOME LOAN ASSET-BACKED NOTES, SERIES ______

OFFERED NOTES The trust will issue notes backed by a pool of closed-end, primarily second lien fixed rate home loans

CREDIT ENHANCEMENT         Credit enhancement for the notes consists of:

     o    excess interest and overcollateralization; and

     o    a financial guaranty insurance policy issued by ______________.

                                [Insurer's logo]

-------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-_ IN THIS PROSPECTUS SUPPLEMENT.

-------------------------------------------------------------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

    _________ will offer the notes to the public, at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the notes will be approximately _____% of the principal balance of the notes plus accrued interest, before deducting expenses.

                              [NAME OF UNDERWRITER]

                                   UNDERWRITER

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the notes in two separate documents that provide progressively more detail:

     o the prospectus, which provides general information, some of which may not apply to your series of notes; and

     o this prospectus supplement, which describes the specific terms of your series of notes.

IF THE DESCRIPTION OF YOUR NOTES IN THIS PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

The Depositor's principal offices are located at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437 and its phone number is (612) 832-7000.

                                TABLE OF CONTENTS

                                        PAGE

Summary ..................................4

Risk Factors..............................9

  Risks Associated with the Home Loans....9
  Servicing Practices....................10
  Limited Obligations....................11
  Liquidity Risks........................11

  Special Yield and Prepayment
  Considerations.........................11
Introduction.............................13

Description of the Home Loan Pool........13
  General................................13

  Payments on the Simple Interest Home
  Loans..................................14
  Balloon Home Loans.....................14

  Home Loan Pool Characteristics.........15
  Credit Scores..........................21
  Underwriting Standards.................21
  The Initial Subservicers...............22
  Additional Information.................22

The Issuer...............................23
The Owner Trustee........................23
The Indenture Trustee....................23
The Financial Guaranty Insurer...........23
Year 2000 Considerations.................25

  Overview of the Year 2000 Issue........25

  Overview of Residential Funding's Y2K
  Project................................25
  Y2K Project Status.....................26

  Risks related to Y2K...................28
Description of the Securities............28

  General................................28
  Book-Entry Notes.......................28

  Payments............... ...............30
  Glossary of Terms......................31

  Interest Payments on the Notes.........33
  Principal Payments on the Notes........33
  Allocation of Payments on the Home Loans33
  The Paying Agent.......................34
  Maturity and Optional Redemption.......34

Description of the Financial Guaranty
  Insurance Policy.......................34
Certain Yield and Prepayment
  Considerations.................. ......35

General .................................35

Description of the Home Loan Purchase
  Agreement..............................38
  Purchase of Home Loans.................39

  Representations and Warranties.........39
Description of the Servicing Agreement...40

  The Master Servicer....................40
  Residential Funding Corporation........40

  Servicing and Other Compensation and
  Payment of Expenses....................41
  Principal and Interest Collections.....41
  Release of Lien; Refinancing of
  Senior Lien............................42
  Collection and Liquidation Practices;
  Loss Mitigation........................42
  Optional Repurchase of Defaulted
  Home Loans.............................43

Description of the Trust Agreement
  and Indenture..........................43
  The Trust Fund.........................43

  Reports To Holders.....................43
  Certain Covenants......................43
  Modification of Indenture..............44

  Certain Matters Regarding the Indenture
  Trustee and the Issuer.................45
Material Federal Income Tax Consequences.45

State and Other Tax Consequences.........49
ERISA Considerations.....................49
Legal Investment.........................50
Method of Distribution...................50
Experts .................................51
Legal Matters............................51
Ratings  ................................51

ANNEX I ..................................1

                                     SUMMARY

    The following summary is a very general overview of the offered notes and does not contain all of the information that you should consider in making your investment decision. To understand the terms of the notes, you should read carefully this entire document and the prospectus.


Issuer or Trust.............................   RAMP Series ____-__ Trust.

Title of the offered securities.............   Home Loan Asset-Backed Notes, Series ________.

Initial principal balance...................   $__________.

Note interest rate..........................   ____% per annum.

Ratings.....................................   When  issued,  the notes  will be rated  "____" by  ____________
                                               and "____" by ______________.

Depositor...................................   Residential  Asset  Mortgage  Products,  Inc.,  an  affiliate of
                                               Residential Funding Corporation.

Master servicer.............................   Residential Funding Corporation.

Owner trustee...............................   ______________.

Indenture trustee...........................   ______________.

Financial Guaranty Insurer..................   ______________.

Home loan pool..............................   _____  fixed  rate  home  loans  with  an  aggregate   principal
                                               balance  of  approximately  ______________  as of the  close  of
                                               business  on  the  day  prior  to  the  cut-off  date,   secured
                                               primarily  by second  liens on one- to  four-family  residential properties.

Cut-off date................................   ______________.

Closing date................................   On or about ______________.

Payment dates...............................   Beginning  in  ______________  on the ___ of each  month  or, if the ___ is not a business day, on the next business day.

Scheduled final payment date................   ______________.   The  actual   final   payment  date  could  be
                                               substantially earlier.

                                                 S-3

Form of notes...............................   Book-entry.

                                               SEE  "DESCRIPTION  OF THE  SECURITIES--BOOK-ENTRY  NOTES" IN THIS
                                               PROSPECTUS SUPPLEMENT.

Minimum denominations.......................   $______________.


Legal investment............................   The  notes  will  not  be  "mortgage  related   securities"  for
                                               purposes of the Secondary  Mortgage  Market  Enhancement  Act of
                                               1984.

                                               SEE  "LEGAL  INVESTMENT"  IN THIS
                                               PROSPECTUS  SUPPLEMENT AND "LEGAL
                                               INVESTMENT    MATTERS"   IN   THE
                                               PROSPECTUS.




                                              NOTES
-------------------------------------------------------------------------------------------------
                                                          INITIAL RATING
                                         INITIAL NOTE     (____/____)
       CLASS            NOTE RATE           BALANCE                         DESIGNATIONS

-------------------------------------------------------------------------------------------------

CLASS A CERTIFICATES:

-------------------------------------------------------------------------------------------------

      [A-I-1         ADJUSTABLE RATE  $                       Aaa/AAA        Senior/Adjustable
                                       -----------
                                                                             Rate/Sequential]
-------------------- ---------------- ------------------- ---------------- ----------------------
      [A-I-2                    %     $                       Aaa/AAA          Senior/Fixed
                        --------       -----------
                                                                             Rate/Sequential]
-------------------- ---------------- ------------------- ---------------- ----------------------
      [A-I-3                    %     $                       Aaa/AAA          Senior Fixed
                        --------       -----------
                                                                            Rate/Pass-Through]
-------------------------------------------------------------------------------------------------
Total Class A-I Notes:  ________%     $______________

-------------------------------------------------------------------------------------------------
       [A-II               __%        $                       Aaa/AAA      Senior/Fixed-Rate/Pass-Through]
                                       -----------
-------------------------------------------------------------------------------------------------

Total Class A Notes:

-------------------------------------------------------------------------------------------------
Total Notes:                           $_____________

-------------------------------------------------------------------------------------------------

OTHER INFORMATION:

CLASS A-I-1:

The note rate on the Class A-I-1 Notes on any payment date will equal the lesser of:

o        [_____] plus ____%; and
o        ___% per annum.

CLASS A-I-3 AND CLASS A-II NOTES:

The note rate on the Class A-I-3 and Class A-II Notes will increase by ___% per annum on the first payment date after the optional terminate date.

THE TRUST

The depositor will establish RAMP Series ____-__ Trust, a Delaware business trust, to issue the Home Loan Asset-Backed Notes, Series _____. The trust will be established under a trust agreement. The trust will issue the notes under an indenture. The assets of the trust will consist of the home loans and related assets.

THE HOME LOAN POOL

______% of the home loans are secured by second mortgages or deeds of trust and the remainder are secured by first mortgages or deeds of trust. In addition, the home loans have the following characteristics as of the cut-off date:

--------------------------------------------

Minimum principal        $_____
balance
Maximum principal        $_____
balance
Average principal        _____
balance

Range of loan rates      _____% to _____%
Weighted Average loan    _____%
rate

  Range of original      _____ to _____
terms to maturity        months

  Weighted average       _____ months
original term to

maturity

  Range of remaining     _____ to _____
terms to maturity        months

  Weighted average       _____ months
remaining term to maturity

  Range of combined      _____% to _____%
loan-to-value ratios

  Weighted average       _____%
combined loan-to-value ratios

--------------------------------------------

SEE "DESCRIPTION OF THE HOME LOAN POOL" IN THIS PROSPECTUS SUPPLEMENT.

THE CERTIFICATES

The trust will also issue Home Loan Asset-Backed Certificates, Series _____, which are not offered by this prospectus supplement.

PAYMENTS ON THE NOTES

AMOUNT AVAILABLE FOR MONTHLY DISTRIBUTION. On each monthly payment date, the trustee will make distributions to investors. The amounts available for distribution include:

o collections of monthly payments on the home loans, including prepayments and other unscheduled collections

                                      MINUS

o fees and expenses of the subservicers and the master servicer.

SEE "DESCRIPTION OF THE SERVICING AGREEMENT--PRINCIPAL AND INTEREST COLLECTIONS" IN THIS PROSPECTUS SUPPLEMENT.

PAYMENTS. Payments to noteholders will be made from principal and interest collections as follows:

o  Distribution of interest to the notes

o  Distribution of principal to the notes

o  Distribution of principal to the notes to cover some losses

o Payment to the financial guaranty insurer its premium for the financial guaranty insurance policy

o Reimbursement to the financial guaranty insurer for some prior draws made on the financial guaranty insurance policy

o  Distribution   of  additional   principal  to  the  notes  if  the  level  of
   overcollateralization falls below what is required

o  Payment to the financial guaranty insurer for any other amounts owed

o  Distribution of any remaining funds to the certificates

PRINCIPAL PAYMENTS ON THE NOTES WILL BE AS DESCRIBED UNDER "DESCRIPTION OF THE SECURITIES--PRINCIPAL PAYMENTS ON THE NOTES" IN THIS PROSPECTUS SUPPLEMENT.

In addition, payments on the notes will be made on each payment date from draws on the financial guaranty insurance policy, if necessary. Draws will cover shortfalls in amounts available to pay interest on the notes at the note rate plus any unpaid losses allocated to the notes.

CREDIT ENHANCEMENT

The credit enhancement for the benefit of the notes consists of:

EXCESS INTEREST. Because more interest is paid by the mortgagors than is necessary to pay the interest on the notes each month, there will be excess interest. Some of this excess interest may be used to protect the notes against some losses, by making an additional payment of principal up to the amount of the losses.

OVERCOLLATERALIZATION. Although the aggregate principal balance of the home loans is $__________, the trust is issuing only $__________ aggregate principal amount of notes. The excess amount of the balance of the home loans represents overcollateralization, which may absorb some losses on the home loans, if not covered by excess interest. If the level of overcollateralization falls below what is required, the excess interest described above will also be paid to the notes as principal. This will reduce the principal balance of the notes faster than the principal balance of the home loans so that the required level of overcollateralization is reached.

POLICY. On the closing date, the financial guaranty insurer will issue the financial guaranty insurance policy in favor of the indenture trustee. The
financial  guaranty  insurance  policy  will   unconditionally  and  irrevocably
guarantee interest on the notes at the note rate and will cover any losses allocated to the notes if not covered by excess interest or overcollateralizations.

OPTIONAL TERMINATION

On any payment date on which the principal balance of the home loans is less than __% of the principal balance as of the cut-off date, the master servicer will have the option to purchase the remaining home loans.

Under an optional purchase, the outstanding principal balance of the notes will be paid in full with accrued interest.

RATINGS

When issued, the notes will receive the ratings listed on page S-__ of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the home loans. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the notes.

LEGAL INVESTMENT

The notes will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. You should consult your legal advisors in determining whether and to what extent the notes constitute legal investments for you.

ERISA CONSIDERATIONS

The notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. Persons investing assets of such plans or accounts should consult with their counsel before purchasing the notes.

SEE "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS.

TAX STATUS

For federal income tax purposes, the notes will be treated as debt. The trust itself will not be subject to tax.

SEE "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS.

                                  RISK FACTORS

    The notes are not suitable investments for all investors. In particular, you should not purchase the notes unless you understand the prepayment, credit, liquidity and market risks associated with the notes.

    The notes are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

    You should carefully consider, among other things, the following factors in connection with the purchase of the notes:

RISKS ASSOCIATED WITH THE HOME LOANS

The return on your notes may be reduced by losses on the home loans, which are more likely because a significant number of the home loans are secured by junior liens on the mortgaged property.

               ______% of the home loans included in the home loan pool are secured by second mortgages or deeds of trust. Proceeds from liquidation of the property will be available to satisfy the home loans, only if the claims of any senior mortgages have been satisfied in full. When it is uneconomical to foreclose on the mortgaged property or engage in other loss mitigation procedures, the master servicer may write off the entire outstanding balance of the home loan as a bad debt. The foregoing risks are particularly applicable to home loans secured by second liens that have high combined loan-to-value ratios or low junior ratios because it is comparatively more likely that the master servicer would determine foreclosure to be uneconomical. As of the cut-off date, the weighted average combined loan-to-value ratio of the home loans is ______%, and approximately ______% of the home loans will have combined loan-to-value ratios in excess of ______%.

Delays in payment on your notes may result because the master servicer is not required to advance delinquent monthly payments on the home loans.

               The Master Servicer is not obligated to advance scheduled monthly payments of principal and interest on home loans that are delinquent or in default. The rate of delinquency and default of second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.


The return on your notes may be reduced in an economic downturn.

               Mortgage loans similar to those included in the home loan pool have been originated for a limited period of time. During this time, economic conditions nationally and in most regions of the country have been generally favorable. However, a deterioration in economic conditions could adversely affect the ability and willingness of mortgagors to repay their loans. No prediction can be made as to the effect of an economic downturn on the rate of delinquencies and losses on the home loans.

The origination disclosure practices for the home loans could create liabilities that may affect your notes.

               ______%  of the home  loans  included  in the home  loan pool are subject  to  special  rules,  disclosure  requirements  and other
               regulatory   provisions   because   they  are  high  cost  loans:
               Purchasers or assignees of these home loans, including the trust, could be exposed to all claims and defenses that the mortgagors could assert against the originators of the home loans. Remedies available to a mortgagor include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as REQUIRED. SEE "CERTAIN LEGAL ASPECTS OF THE LOANS" IN THE PROSPECTUS.

The underwriting standards for the home loans create greater risks to you, compared to those for first lien loans.

               The underwriting standards under which the home loans were home underwritten are analogous to credit lending, rather than mortgage lending, since underwriting decisions were based primarily on the borrower's credit history and capacity to repay rather than on the value of the collateral upon foreclosure. The underwriting standards allow loans to be approved with combined loan-to-value RATIOS OF UP TO 125%. See "description of the home loan pool--underwriting standards" in this prospectus supplement. Because of the relatively high combined loan-to-value ratios of the home loans and the fact that the home loans are secured by junior liens, losses on the home loans will likely be higher than on first lien mortgage loans.

The return on your notes may be particularly sensitive to changes in real estate markets in specific areas.

               One risk of investing in the notes is created by concentration of the related mortgaged properties in one or more geographic regions. Approximately ____% of the cut-off date principal balance of the home loans are located in [California]. If the regional economy or housing market weakens in [California], or in any other region having a significant concentration of the properties underlying the home loans, the home loans related to properties in that region may experience high rates of loss and delinquency, resulting in losses to noteholders. A region's economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, and civil disturbances such as riots.

Debt incurred by the borrowers in addition to the home loan could increase your risk.


               With respect to home loans which were used for debt consolidation, there can be no assurance that the borrower will not incur furtherdebt. This additional debt could impair the ability of borrowers to service their debts, which in turn could result in higher rates of delinquency and loss on the home loans.

SERVICING PRACTICES
The release of a lien may increase your risk.

               The master servicer may use a wide variety of practices to limit losses on the home loans. The servicing agreement permits the master servicer to release the lien on a limited number of mortgaged properties securing the home loans, if the home loan is CURRENT IN PAYMENT. SEE "DESCRIPTION OF THE SERVICING AGREEMENT RELEASE OF LIEN; REFINANCING OF SENIOR LIEN" AND "- COLLECTION AND LIQUIDATION PRACTICES; LOSS MITIGATION" IN THIS PROSPECTUS SUPPLEMENT.

LIMITED OBLIGATIONS

Payments on the home loans, together with the financial guaranty insurance policy, are the sole source of payments on your notes.


               Credit      enhancement       includes      excess      interest,
               overcollateralization and the financial guaranty insurance policy. None of the depositor,the master servicer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or to take any other action to maintain any rating of the notes. If any losses are incurred on the home loans that are not covered by the credit enhancement, the holders of the notes will bear the risk of these losses.

LIQUIDITY RISKS

You may have to hold your notes to maturity if their marketability is limited.

               A secondary market for your notes may not develop. Even if a secondary market does develop, it may not continue, or it may be illiquid. Illiquidity means you may not be able to find a buyer to buy your securities readily or at prices that will enable you to realize a desired yield. Illiquidity can have an adverse effect on the market value of the notes.

SPECIAL YIELD AND PREPAYMENT CONSIDERATIONS

          The yield to maturity on your notes will vary depending on the rate of prepayments.


               The yield to maturity of your notes will depend on a variety of factors, Including:

                    o the rate and timing of principal payments on the home loans, including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties; o the note rate; and o the purchase price you paid for your notes. The rates of prepayments and defaults are two of the most important and least predictable of these factors. In general, if you purchase a note at a price higher than its outstanding principal balance and principal payments occur faster than you assumed at the time of purchase, your yield will be lower than anticipated. Conversely, if you purchase a note at a price lower than its outstanding principal balance and principal payments occur more slowly than you assumed at the time of purchase, your yield will be lower than anticipated.


The rate of prepayments on the home loans will vary depending on future market conditions, and other factors.


               Since mortgagors can generally prepay their home loans at any time, the rate and timing of principal payments on the notes are highly uncertain. Generally, when market interest rates increase, mortgagors are less likely to prepay their home loans. This could result in a slower return of principal to you at a time when you might have been able to reinvest those funds at a higher rate of interest than the note rate. On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their home loans. This could result in a faster return of principal to you at a time when you might not be able to reinvest those funds at an interest rate as high as the note rate.

               Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their home loans, may increase the rate of prepayments on the home loans. ______% of the home loans provide for payment of a prepayment charge. Prepayment charges may reduce the rate of prepayment on the home loans until the end of the period during which such PREPAYMENT CHARGES APPLY. SEE "DESCRIPTION OF THE HOME LOAN POOL--HOME LOAN POOL CHARACTERISTICS" IN THIS PROSPECTUS SUPPLEMENT AND "MATURITY AND PREPAYMENT CONSIDERATIONS" IN THE PROSPECTUS.

                                  INTRODUCTION

    The trust will be formed under a trust agreement, as amended by the amended and restated trust agreement, to be dated as of the closing date, between the depositor and the owner trustee. The issuer will issue $___________ aggregate principal amount of Home Loan Asset-Backed Notes, Series _________. These notes will be issued under an indenture, to be dated as of the closing date between the issuer and the indenture trustee. Under the trust agreement, the issuer will issue ____ class[es] of Home Loan Asset-Backed Certificates, _____________. The notes and the certificates are collectively referred to in this prospectus supplement as the securities. Only the notes are offered by this prospectus supplement. On the closing date, the depositor will transfer to the issuer a pool of home loans that will be secured by first or junior liens on one- to four-family residential properties.

    You can find a listing of definitions for capitalized terms used both in the prospectus and this prospectus supplement under the caption "Glossary" beginning on page __ in the prospectus and under the caption "Description of the Securities--Glossary of Terms" in this prospectus supplement.

                        DESCRIPTION OF THE HOME LOAN POOL

GENERAL

    The home loan pool will consist of home loans with an aggregate unpaid principal balance of $___________ as of the close of business on the business day prior to the cut-off date. ___% of the home loans are secured by second liens on fee simple or leasehold interests in one- to four-family residential properties and the remainder are secured by first liens. The home loans will consist of conventional, closed-end, fixed-rate, fully-amortizing home loans with terms to maturity of approximately five, ten, fifteen, twenty or twenty-five years with respect to __%, __%, __%, __% and __% of the home loans, respectively, from the date of origination or modification. The proceeds of the home loans generally were used by the related borrowers for:

    o debt consolidation,

    o home improvement,

    o the partial refinancing of the related mortgaged property,

    o to provide a limited amount of cash to the borrower, or

    o a combination of the foregoing.

    As to each home loan the mortgagor represented at the time of origination that the related mortgaged property would be owner occupied as a primary home. As to home loans which have been modified, references in this prospectus supplement to the date of origination shall be deemed to be the date of the most recent modification. All percentages of the home loans described in this prospectus supplement are approximate percentages determined by cut-off date balance, unless otherwise indicated.

    All of the home loans were acquired by Residential Funding Corporation from unaffiliated sellers as described in this prospectus supplement and in the prospectus, except in the case of __% of the home loans which were purchased by the seller through its affiliate HomeComings Financial Network, Inc. No unaffiliated seller sold more than __% of the home loans to Residential Funding Corporation. __% and __% of the home loans will be subserviced by GMAC Mortgage Corporation, an affiliate of the depositor and the master servicer, and Master Financial, Inc., a California corporation, respectively. See "--The Initial Subservicers" in this prospectus supplement.

     All of the home loans were, in most instances, underwritten as described under "--Underwriting Standards."

    The seller will make some representations and warranties regarding the home loans sold by it as of the date of issuance of the notes. Further, the seller will be required to repurchase or substitute for any home loan sold by it as to which a breach of its representations and warranties relating to that home loan occurs if the breach materially adversely affects the interests of the securityholders or the financial guaranty insurer in the home loan. See

"Description of the Home Loan Purchase Agreement" in this prospectus supplement and "Description of the Securities--Representations with Respect to Loans" and "--Repurchases of Loans" in the prospectus.

    As to any date, the pool balance will be equal to the aggregate of the Stated Principal Balances of all home loans as of that date owned by the trust. The Stated Principal Balance of a home loan, other than a Liquidated Home Loan, on any day is equal to the cut-off date balance of the home loan, minus all collections credited against the Stated Principal Balance of the home loan in accordance with the related mortgage note after the cut-off date and prior to that day. The Stated Principal Balance of a Liquidated Home Loan after final recovery of substantially all of the related Liquidation Proceeds which the master servicer reasonably expects to receive shall be zero.

PAYMENTS ON THE SIMPLE INTEREST HOME LOANS

    __% of the home loans provide for simple interest payments and are referred to as the simple interest home loans which require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method. This method calculates interest using the basis of the outstanding principal balance of the home loan multiplied by the loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the home loan. As payments are received on the home loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a mortgagor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the next succeeding payment will result in a greater portion of the payment allocated to interest if that payment is made on its scheduled due date.

    On the other hand, if a mortgagor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment is made on or prior to its scheduled due date, the principal balance of the home loan will amortize in the manner described in the preceding paragraph. However, if the mortgagor consistently makes scheduled payments after the scheduled due date the home loan will amortize more slowly than scheduled. Any remaining unpaid principal is payable on the final maturity date of the home loan.

    __% of the home loans are actuarial home loans, on which 30 days of interest is owed each month irrespective of the day on which the payment is received.

BALLOON HOME LOANS

        __% of the home loans are balloon home loans, which require monthly payments of principal based on a 30-year amortization schedule and have scheduled maturity dates of approximately fifteen years from the due date of the first monthly payment, in each case leaving a balloon payment due and payable on the respective scheduled maturity date. The existence of a balloon payment in most cases requires the related mortgagor to refinance the mortgage loan or sell the mortgage property on or prior to the scheduled maturity date. The ability of a mortgagor to accomplish either of these goals will be affected by several factors, including the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgage property, the financial condition of the mortgagor, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. None of the depositor, the master servicer, the indenture trustee or the owner trustee is obligated to refinance any balloon home loan. The financial guaranty insurance policy issued by the financial guaranty insurer will provide coverage on any losses allocable to the notes incurred upon liquidation of a balloon loan arising out of or in connection with the failure of a mortgagor to make is balloon payment.

HOME LOAN POOL CHARACTERISTICS

    The home loans have the following characteristics:

    o The home loans will bear interest at the loan rate stated in the related mortgage note which will be at least __% per annum but no more than __% per annum, with a weighted average loan rate of approximately __% per annum as of the cut-off date.

     o None of the home loans were originated prior to _______ or will have a maturity date later than ----------.

     o No home loan will have a remaining term from __________ to the stated maturity of the home loan of less than __ months.

     o The weighted average remaining term of the home loans as of the cut-off date will be approximately __ months.

o The weighted average original term to stated maturity of the home loans as of the cut-off date will be approximately __ months.

o __% of the home loans will have original terms to maturity of approximately five years, with a weighted average remaining term of approximately __ months.

o __% of the home loans will have original terms to maturity of approximately ten years, with a weighted average remaining term of approximately __ months.

o __% of the home loans will have original terms of maturity of approximately fifteen years, with a weighted average remaining term of approximately __ months.

o __% of the home loans will have original terms of maturity of approximately twenty years, with a weighted average remaining term of approximately __ months.

o __% of the home loans will have original terms to maturity of approximately twenty-five years, with a weighted average remaining term of approximately __ months.

o All of the home loans have principal and interest payable monthly on each due date specified in the mortgage note.

o __% of the home loans will be secured by mortgages or deeds of trust on property in which the borrower has little or no equity because the related combined LTV ratio at the time of origination exceeds 100%.

    As to each home loan, the combined LTV ratio, in most cases, will be the ratio, expressed as a percentage, of (1) (A) the original principal balance of the home loan, and (B) any outstanding principal balance, at origination of the home loan, of all other mortgage loans, if any, secured by senior or subordinate liens on the related mortgaged property, to (2) the appraised value, or, if permitted by the applicable underwriting guidelines, the stated value. The appraised value for any home loan will be the appraised value of the related mortgaged property determined in the appraisal used in the origination of the home loan, which may have been obtained at an earlier time. If the home loan was originated simultaneously with or not more than 12 months after a senior lien on the related mortgaged property, the appraised value shall be the lesser of the appraised value at the origination of the senior lien and the sales price for the mortgaged property. However, for not more than __% of the home loans, the stated value will be the value of the property as stated by the related mortgagor in his or her application. See "Description of the Home Loan Pool--Underwriting Standards" in this prospectus supplement.

    In connection with each home loan that is secured by a leasehold interest, the seller will have represented that, among other things:

    o the use of leasehold estates for residential properties is an accepted practice in the area where the related mortgaged property is located;

     o residential property in the area consisting of leasehold estates is readily marketable;

     o the lease is recorded and no party is in any way in breach of any provision of the lease;

    o the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated; and

    o the remaining term of the lease does not terminate less than five years after the maturity date of the home loan.

    Approximately _____% of the home loans provide for payment of a prepayment charge, if the loans prepay within a specified time period. The prepayment charge, in most cases, is the maximum amount permitted under applicable state law. Or, if no maximum prepayment charge is specified, the prepayment charge generally is calculated in the following sentence. __%, __%, __% and __% of the home loans, by cut-off date balance of the home loans, with a prepayment charge provision provide for payment of a prepayment charge for full prepayments made within approximately one year, two years, three years and five years, respectively, of the origination of the home loan calculated in accordance with the terms of the related mortgage note. As to the remainder of the home loans with a prepayment charge provision, the prepayment charge is calculated in a different manner. The initial subservicers will be entitled to all prepayment charges and late payment charges received on the home loans and these amounts will not be available for payment on the notes.

    As of the cut-off date, no home loan will be 30 days or more delinquent in payment of principal and interest. As used in this prospectus supplement, a home loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. However, since the determination as to whether a home loan falls into this category is made as of the close of business on the last business day of each month, a home loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would still be considered current as of July 31. If that payment remained unpaid as of the close of business on August 31, the home loan would then be considered to be 30 to 59 days delinquent. Delinquency information presented in this prospectus supplement as of the cut-off date is determined and prepared as of the close of business on the last business day immediately prior to the cut-off date.

    As of the cut-off date, __% of the home loans were High Cost Loans. Purchasers or assignees of any High Cost Loan, including the trust, could be liable for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as recission rights if appropriate disclosures were not given as required. See "Risk Factors--Risks Associated with the Home Loans" in this prospectus supplement and "Certain Legal Aspects of the Loans--The Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" in the prospectus.

    As to __% of the home loans, during a temporary period the monthly payments received on the home loans were applied in a manner that reduced the rate of principal amortization. As a result, the home loan may have an unpaid principal amount on its scheduled maturity date, assuming no prepayments, of greater than 1 time and not more than 6 times the related monthly payment. It is not clear whether the related mortgagor will be legally obligated to pay the unpaid principal amount.

    All of the home loans were originated under full documentation programs.

    No home loan provides for deferred interest, negative amortization or future advances.

    All  of  the   mortgaged   properties   underlying   the  home   loans  were
owner-occupied.

    Below is a description of some additional characteristics of the home loans as of the cut-off date unless otherwise indicated. All percentages of the home loans are approximate percentages unless otherwise indicated by the cut-off date balance. Unless otherwise specified, all principal balances of the home loans are as of the cut-off date and are rounded to the nearest dollar.


                                          LOAN RATES

                                                                             PERCENTAGE OF
                                         NUMBER OF                          HOME LOAN POOL
RANGE OF                                   HOME          CUT-OFF DATE       BY CUT-OFF DATE
LOAN RATES(%)                              LOANS       PRINCIPAL BALANCE   PRINCIPAL BALANCE

                                                               $                 %














        Totals                                                 $                 %

    As of the cut-off date, the weighted average loan rate of the home loans will be approximately __% per annum.


                  ORIGINAL HOME LOAN STATED PRINCIPAL BALANCES

                                                                             PERCENTAGE OF

                                         NUMBER OF       CUT-OFF DATE       HOME LOAN POOL

   RANGE OF ORIGINAL                       HOME           PRINCIPAL           BY CUT-OFF

   STATED PRINCIPAL BALANCES               LOANS           BALANCE         PRINCIPAL BALANCE

                                                       $                         %










        Total                                          $                         %

    As of the  cut-off  date,  the  average  cut-off  date  balance  of the home  loans  will be  approximately

$---------.

                                 ORIGINAL COMBINED LTV RATIOS

                                                                            PERCENTAGE OF
                                                                            HOME LOAN POOL

                                        NUMBER OF                          BY CUT-OFF DATE

RANGE OF COMBINED                         HOME          CUT-OFF DATE      STATED PRINCIPAL

LTV RATIOS(%)                             LOANS      PRINCIPAL BALANCE         BALANCE

                                                     $                          %


                                             S-16




        Total                                        $                          %

    The weighted average combined LTV ratio, or LTV ratio, as to the home loans secured by first liens on the related mortgaged properties, at origination of the home loans will be approximately __%.



                                        JUNIOR RATIOS

                                                                            PERCENTAGE OF
                                                                            HOME LOAN POOL

RANGE OF JUNIOR                         NUMBER OF       CUT-OFF DATE       BY CUT-OFF DATE

MORTGAGE RATIOS(%)                      HOME LOANS   PRINCIPAL BALANCE    PRINCIPAL BALANCE

                                                     $                          %












        Total                                        $                          %

    The preceding table excludes home loans secured by first liens. A Junior ratio is the ratio of the original amount of the home loans secured by the second lien to the sum of (1) the original amount of the home loan and (2) the unpaid principal balance of any senior lien balance at the time of the home loan.

    The weighted average junior ratio by original loan balance will be approximately __%.


                             REMAINING TERM TO SCHEDULED MATURITY

                                                                             PERCENTAGE OF

                                        NUMBER OF                           HOME LOAN POOL

RANGE OF MONTHS REMAINING                  HOME         CUT-OFF DATE        BY CUT-OFF DATE

TO SCHEDULED MATURITY                      LOANS      PRINCIPAL BALANCE    PRINCIPAL BALANCE

                                                     $                           %





                                        S-17


        Total                                        $                           %

    The weighted average remaining term to maturity as of the cut-off date will be approximately __ months.



                                     YEAR OF ORIGINATION

                                                                             PERCENTAGE OF
                                                                            HOME LOAN POOL

                                         NUMBER OF       CUT-OFF DATE       BY CUT-OFF DATE

YEAR OF ORIGINATION                     HOME LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE

                                                      $                          %



        Total                                         $                          %




                       GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                             PERCENTAGE OF
                                                                            HOME LOAN POOL

                                         NUMBER OF       CUT-OFF DATE       BY CUT-OFF DATE

STATE                                   HOME LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE

                                                      $                          %

















        Total                                         $                          %

    The reference to "Other" in the preceding table includes states and the District of Columbia that contain mortgaged properties for less than __% of the home loan pool.


                                   MORTGAGED PROPERTY TYPES

                                                                             PERCENTAGE OF
                                                                            HOME LOAN POOL

                                         NUMBER OF       CUT-OFF DATE       BY CUT-OFF DATE

PROPERTY TYPE                           HOME LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-------------                           ----------    -----------------    -----------------
Single Family Residence                               $                          %
PUD Detached
Condominium
PUD Attached
Townhouse/Rowhouse Attached
Multifamily (2-4 Units)



                                                  S-18

Townhouse/Rowhouse Detached
Manufactured Home

        Total                                         $                          %




                                  LOAN PURPOSE

                                                                             PERCENTAGE OF
                                                                             HOME LOAN POOL

                                         NUMBER OF       CUT-OFF DATE       BY CUT-OFF DATE

PURPOSE                                  HOME LOANS    PRINCIPAL BALANCE   PRINCIPAL BALANCE

Debt Consolidation                                     $                          %
Cash

        Home Improvement/Debt
Consolidation
Other
Rate/Term Refinance
Home Improvement
Convenience
Education
Purchase Money
Medical

               Total                                   $                          %




                                  LIEN PRIORITY

                                                                             PERCENTAGE OF
                                                                            HOME LOAN POOL

                                         NUMBER OF       CUT-OFF DATE       BY CUT-OFF DATE

LIEN PROPERTY                           HOME LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE

First Lien                                            $                          %
Second Lien

                      Total                           $                          %


               DEBT-TO-INCOME RATIOS AS OF DATE OF ORIGINATION OF THE HOME LOAN

                                                                             PERCENTAGE OF
                                                                             HOME LOAN POOL

RANGE OF DEBT-TO-INCOME                                  CUT-OFF DATE          BY CUT-OFF

RATIOS AS OF DATE OF                     NUMBER OF           PRINCIPAL      DATE PRINCIPAL

ORIGINATION OF THE HOME LOAN (%)         HOME LOANS         BALANCE             BALANCE

                                                      $                           %


                      Total                           $                           %

    As of the cut-off date, the weighted average debt-to-income ratio as of the date of origination of the home loans will be approximately __%.

CREDIT SCORES

    "Credit Scores" are obtained by many lenders in connection with home loan applications to help assess a borrower's creditworthiness. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information used to create a Credit Score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. The Credit Scores of the home loans range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, investors should be aware that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with home loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the differences between home loans and consumer loans generally or the specific characteristics of the related home loan for example, the combined LTV ratio, the collateral for the home loan, or the debt to income ratio. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related home loans.

    The following table provides information as to the Credit Scores of the related mortgagors as used in the origination of the home loans.


                         CREDIT SCORES AS OF THE DATE OF ORIGINATION OF THE HOME LOANS

                                                                             PERCENTAGE OF

RANGE OF CREDIT SCORES                                                       HOME LOAN POOL

AS OF THE DATE OF                        NUMBER OF       CUT-OFF DATE       BY CUT-OFF DATE
ORIGINATION OF THE HOME LOANS           HOME LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE

                                                      $                           %






                      Totals                          $                           %

UNDERWRITING STANDARDS

    The following is a brief description of the various underwriting standards and procedures applicable to the home loans.

    In most cases, the underwriting standards of Residential Funding Corporation as to the home loans originated or purchased by it place a greater emphasis on the creditworthiness and debt service capacity of the borrower than on the underlying collateral in evaluating the likelihood that a borrower will be able to repay the related home loan.

    Residential Funding Corporation relies on a number of guidelines to assist underwriters in the credit review and decision process. The underwriting criteria provide for the evaluation of a loan applicant's creditworthiness through the use of a consumer credit report, verification of employment and a review of the debt-to-income ratio of the applicant. Income is verified through various means, including without limitation applicant interviews, written verifications with employers, review of pay stubs or tax returns. The borrower must demonstrate sufficient levels of disposable income to satisfy debt repayment requirements.

    The underwriting standards require the home loans originated or purchased by Residential Funding Corporation to have been fully documented. A prospective borrower is required to complete a detailed application providing pertinent credit information.

    In determining the adequacy of the mortgaged property as collateral for home loans included in the home loan pool, an appraisal is made of each property considered for financing or, if permitted by the underwriting standards, the value of the related mortgaged property will be the stated value. The home loans purchased by Residential Funding Corporation and included in the home loan pool generally were originated subject to a maximum combined LTV ratio of 125%, and the related borrowers may have been permitted to retain a limited amount of the proceeds of the home loans. In addition, the home loans were generally subject to a maximum loan amount of $75,000 and a maximum total monthly debt-to-income ratio of 55%. There can be no assurance that the combined LTV ratio or the debt-to-income ratio for any home loan will not increase from the levels established at origination.

    The underwriting standards of Residential Funding Corporation may be varied in appropriate cases. There can be no assurance that every home loan in the home loan pool was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of the home loans will be equivalent under all circumstances.

THE INITIAL SUBSERVICERS

    Primary servicing for __% of the home loans will be provided by GMAC Mortgage Corporation under a subservicing agreement with the master servicer. GMAC Mortgage Corporation is an indirect wholly-owned subsidiary of General Motors Acceptance Corporation. GMAC Mortgage Corporation is engaged in the mortgage banking business, including the origination, purchase, sale and servicing of residential loans.

    GMAC Mortgage Corporation's executive offices are located at 100 Witmer Road, Horsham, Pennsylvania 19044-0963.

    Primary servicing for __% of the home loans will be provided by __________ under a subservicing agreement with the __________. __________ is a __________ corporation that is a mortgage lender engaged in the business of originating, purchasing, selling and servicing home loans generally secured by one- to four-family residential properties, with an emphasis on non-conforming junior lien loans.

    __________ has its principal offices at __________.

    Although _________ is not an affiliate of Residential Funding Corporation, _________ has a lending arrangement with Residential Funding Corporation, and in connection with that arrangement, Residential Funding Corporation has the right to acquire an equity interest in _________________ in accordance with specified terms and conditions.

    The initial subservicers have not had sufficient experience in servicing the types of mortgage loans comprising the home loan pool to provide meaningful disclosure of its delinquency and loss experience relating to the mortgage loans.

ADDITIONAL INFORMATION

    The description in this prospectus supplement of the home loan pool and the mortgaged properties is based upon the home loan pool as constituted at the close of business on the cut-off date, except as otherwise noted. Prior to the issuance of the notes, home loans may be removed from the home loan pool as a result of incomplete documentation or otherwise, if the depositor deems that removal necessary or appropriate. A limited number of other home loans may be added to the home loan pool prior to the issuance of the notes. The depositor believes that the information in this prospectus supplement will be substantially representative of the characteristics of the home loan pool as it will be constituted at the time the notes are issued although the range of loan rates and maturities and some other characteristics of the home loans in the home loan pool may vary.

    A Current Report on Form 8-K will be available to purchasers of the notes and will be filed, together with the servicing agreement, the indenture, the trust agreement and the home loan purchase agreement, with the Commission within fifteen days after the initial issuance of the notes. In the event home loans are removed from or added to the home loan pool as described in the preceding paragraph, that removal or addition will be noted in the Current Report on Form 8-K.

                                   THE ISSUER

    The RAMP Series ____-__ Trust is a business trust formed under the laws of the State of Delaware under the trust agreement for the purposes described in this prospectus supplement. The trust agreement constitutes the "governing instrument" under the laws of the State of Delaware relating to business trusts. After its formation, the issuer will not engage in any activity other than:

     o acquiring and holding the home loans and the other assets of the issuer and related proceeds,

     o    issuing the notes and the certificates,

     o    making payments on the notes and the certificates, and

     o    engaging  in  other   activities  that  are  necessary,   suitable  or
          convenient to accomplish the foregoing.

     The issuer's principal offices are in _________, in care of ____________, as owner trustee, at --------------------.


                                THE OWNER TRUSTEE

    ____________ is the owner trustee under the trust agreement. The owner trustee is a _________ banking corporation and its principal offices are located at _________________.

    Neither the owner trustee nor any director, officer or employee of the owner trustee will be under any liability to the issuer or the securityholders for any action taken or for refraining from the taking of any action in good faith under the trust agreement or for errors in judgment. However, that none of the owner trustee and any director, officer or employee of the owner trustee will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the trust agreement. All persons into which the owner trustee may be merged or with which it may be consolidated or any person resulting from the merger or consolidation shall be the successor of the owner trustee under the trust agreement.

                              THE INDENTURE TRUSTEE

     _________________, is the indenture trustee under the indenture. The principal offices of the indenture trustee are located in _______________.

                         THE FINANCIAL GUARANTY INSURER

    The following information has been supplied by _____________, the financial guaranty insurer, for inclusion in this prospectus supplement. No representation is made by the depositor, the master servicer, the underwriter or any of their affiliates as to the accuracy or completeness of the information.

    [The financial guaranty insurer is a __________-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of _________ and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and Guam. The financial guaranty insurer primarily insures newly issued municipal and structured finance obligations. The financial guaranty insurer is a wholly owned subsidiary of __________ (formerly, _________) a 100% publicly-held company.
_______________________________ have each assigned a triple-A claims-paying ability rating to the financial guaranty insurer.

    The consolidated financial statements of the financial guaranty insurer and its subsidiaries as of ______________ and ______________, and for the three years ended ______________, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of ______________ (which was filed with the Commission on ______________; Commission File Number ______________) and the consolidated financial statements of the financial guaranty insurer and its subsidiaries as of ______________ and for the periods ending ______________ and ______________ included in the Quarterly Report on Form 10-Q of ______________ for the period ended ______________ (which was filed with the Commission on

______________), are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part of this prospectus supplement. Any statement contained in a document incorporated in this prospectus supplement by reference shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus
supplement  by  reference  in  this  prospectus   supplement  also  modifies  or
supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

    All financial statements of the financial guaranty insurer and its subsidiaries included in documents filed by ______________ with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing the documents.

    The following table sets forth the financial guaranty insurer's capitalization as of ______________, ______________, ______________ and
______________, respectively, in conformity with generally accepted accounting principles.

                        CONSOLIDATED CAPITALIZATION TABLE

                              (DOLLARS IN MILLIONS)

                                            [DATE]       [DATE]        [DATE]       [DATE]
                                                                                  (UNAUDITED)

Unearned premiums........................
Other liabilities........................

   Total liabilities.....................
Stockholder's equity:

   Common Stock..........................

   Additional paid-in capital............

   Accumulated other comprehensive
      income.............................

   Retained earnings.....................
   Total stockholder's equity............
   Total liabilities and
      stockholder's equity...............

    For additional financial information concerning the financial guaranty insurer, see the audited and unaudited financial statements of the financial guaranty insurer incorporated by reference in this prospectus supplement. Copies of the financial statements of the financial guaranty insurer incorporated in this prospectus supplement by reference and copies of the financial guaranty insurer's annual statement for the year ended ___________ prepared in accordance with statutory accounting standards are available, without charge, from the financial guaranty insurer. The address of the financial guaranty insurer's administrative offices and its telephone number are ____________.

    The financial guaranty insurer makes no representation regarding the notes or the advisability of investing in the notes and makes no representation regarding, nor has it participated in the preparation of, this prospectus supplement other than the information supplied by the financial guaranty insurer and presented under the headings "The Financial Guaranty Insurer" and "Description of the Financial Guaranty Insurance Policy" and in the financial statements incorporated in this prospectus supplement by reference.]

    THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

                            YEAR 2000 CONSIDERATIONS

OVERVIEW OF THE YEAR 2000 ISSUE

    The Y2K issue is the term generally used to describe the potential failure of information technology components on or after January 1, 2000 because existing computer programs, applications and microprocessors frequently use only two digits to identify a year. Since the Year 2000 is also a leap year, there could be additional business disruptions as a result of the inability of many computer systems to recognize February 29, 2000.

    The failure to correct or replace computer programs, applications and microprocessors with Y2K-ready alternatives may adversely impact the operations of Residential Funding on or after January 1, 2000. The responsibilities of Residential Funding as the master servicer include collecting payments from the subservicers in respect of the mortgage loans, calculating the Available
Distribution Amount for each distribution date, remitting such amount to the trustee prior to each distribution date, calculating the amount of principal and interest payments to be made to the certificateholders on each distribution date, and preparing the monthly statement to be sent to certificateholders on each distribution date.

OVERVIEW OF RESIDENTIAL FUNDING'S Y2K PROJECT

    In January 1997, Residential Funding commenced activities to determine the impact of Y2K on its critical computer systems. In April 1998, Residential Funding established a formal Y2K project team to address Y2K issues. The Y2K project team remains in place and continues to work on solving problems related to the Year 2000. In addition, the Y2K project team coordinates its efforts with the Y2K programs established by General Motors Acceptance Corporation and General Motors Corporation.

    Members of the Y2K project team, together with relevant personnel from Residential Funding's business units, have developed and implemented a six-phase management strategy (as discussed below), which has been, and will be, applied to information technology and non-information technology components throughout the organization. Residential Funding's components primarily consist of the following:

   - HARDWARE, including mainframe computers, desktop computers and network devices;

    - FACILITIES EQUIPMENT, including elevators, telephone systems, heating systems and security systems;

    - SOFTWARE APPLICATIONS, including vendor purchased applications, in-house developed applications and end-user developed applications;

    - BUSINESS PARTNER COMMUNICATION LINKS, which primarily provide data transmissions to and from business partners; and

    -  BUSINESS  PARTNERS  DATA  SYSTEMS,   which  primarily  process  data  for
Residential Funding.

    The six phases by which the Y2K project team has sought, and will seek, to achieve Y2K readiness throughout Residential Funding are as follows:

                   Phase                                 Objective

               Phase I - Awareness            To   promote   Y2K   awareness

                                          throughout   Residential  Funding.
                                          Emphasis   has  been   placed   on
                                          ensuring that components  recently
                                          purchased  (or to be purchased) by
                                          business   units   are   Y2K-ready
                                          prior  to  the  implementation  of
                                          such components.

               Phase II - Inventory To (i) create an inventory of all components and
                                          (ii)   assess   the  Y2K  risks
                                          associated       with      such
                                          components.

               Phase III - Assessment To (i) determine which components are not Y2K-ready and (ii) decide whether such components should be replaced, retired or repaired.

               Phase                      IV  -  Renovation   To  execute
                                          component          replacement,
                                          retirement  or repair to ensure
                                          Y2K readiness.

               Phase V - Validation           To test  components  that have
                                          been   repaired   to  ensure   Y2K
                                          readiness  and  validate  "mission
                                          critical"   components  that  were
                                          assessed  as  Y2K-ready  in  Phase
                                          III.

               Phase                      VI -  Implementation  To deploy
                                          repaired     and      validated
                                          components.

    In order to execute the six-phase plan, a combination of internal resources and external contractors has been, and will be, employed by the Y2K project team.

Y2K PROJECT STATUS

    The Y2K project team has completed the six phases for its internal "mission critical" components. Additionally, the Y2K project team has completed the renovation and validation of any non-mission critical components that the Y2K project team and related business units determined to be necessary. If Residential Funding introduces or replaces, prior to January 1, 2000, any "mission critical" components, the Y2K project team will ensure that such components conform to the requirements of the above six-phase plan.

    The potential impact on Residential Funding of problems related to Y2K, however, will not depend solely on the corrective measures undertaken by the Y2K project team. The manner in which Y2K issues are addressed by business partners, governmental agencies and other entities that provide data to, or receive data from, Residential Funding, or whose financial condition or operational capability is important to Residential Funding and its ability to act as master servicer, will have a significant impact upon Residential Funding. These entities include, among others, subservicers, the trustee, the custodian and certain depositary institutions, as well as their respective suppliers and vendors. Accordingly, Residential Funding has communicated, and will continue to communicate, with certain of these parties to assess their Y2K readiness and evaluate any potential impact on Residential Funding.

    Due to the various dates by which Residential Funding's business partners anticipate being Y2K-ready, it is expected that the Y2K project team will continue to spend significant time assessing Y2K business partner issues throughout 1999. Any business partner, including any subservicer, the trustee and the custodian, that (i) has not provided Residential Funding appropriate documentation supporting its Y2K efforts, (ii) has not responded in a timely manner to Residential Funding's inquiries regarding their Y2K efforts or (iii) did not expect to be Y2K-ready until after June 30, 1999, has been, and will be, placed in an "at risk" category. Currently, only a very limited number of subservicers have been placed in the "at risk" category. Residential Funding will carefully monitor the efforts and progress of its "at risk" business partners, and if additional steps are necessary Residential Funding will reassess the risk and act accordingly.

    During 1998, Residential Funding also commenced a formal business continuity plan that is designed to address potential Y2K problems and other possible disruptions. Residential Funding's business continuity plan has the following four phases:

         Phase                                 Objective


     Phase -   Business   Impact       To  assess  the  impact   upon
               Assessment              Residential    Funding    business
                                       units   if   "mission    critical"
                                       components   were   suddenly   not
                                       available     or     significantly
                                       impaired  as a result of a natural
                                       disaster    or   other   type   of
                                       disruption  (including as a result
                                       of Y2K).

     Phase II -                        Strategic  Development  To
                                       develop broad,  strategic plans
                                       regarding  the  manner in which
                                       Residential     Funding    will
                                       operate in the  aftermath  of a
                                       natural  disaster or other type
                                       of  disruption  (including as a
                                       result of Y2K).

     Phase III - Business  Continuity  To      develop       detailed
 Planning                              procedures   on  how   Residential
                                       Funding and individual business
                                       units will  continue to operate
                                       in the  aftermath  of a natural
                                       disaster   or  other   type  of
                                       disruption   (including   as  a
                                       result of Y2K).

     Phase   IV -                      Validation  To  test  the
                                       plans  developed  in  Phases II
                                       and III above.

    As of March 31, 1999, Residential Funding had substantially completed Phases I, II and III of its business continuity plan. As of June 30, 1999, Residential Funding had substantially completed Phase IV of such plan.

RISKS RELATED TO Y2K

    Although Residential Funding's remediation efforts are directed at eliminating its Y2K exposure, there can be no assurance that these efforts will fully mitigate the effect of all Y2K problems. If Residential Funding fails to identify or correct any material Y2K problem, including any problems related to its mission critical master servicing applications, there could be significant disruptions in its normal business operations. These disruptions could have a material adverse effect on Residential Funding's ability to (i) collect (and monitor any subservicer's collection of) payments on the mortgage loans, (ii) distribute these collections to the trustee and (iii) provide reports to certificateholders as described in this prospectus supplement. Furthermore, if any subservicer, the trustee or any other business partner or any of their respective vendors or third party service providers are not Y2K-ready, the ability to (a) service the mortgage loans, in the case of any subservicer or any of their respective vendors or third party service providers, and (b) make distributions to certificateholders, in the case of the trustee or any of its vendors or third party service providers, may be materially and adversely affected.

    This section entitled "Year 2000 Considerations" contains forward-looking statements within the meaning of Section 27A of the Securities Act. All statements in this section that are not statements of historical fact are forward-looking statements. Forward-looking statements made in this Y2K discussion are subject to some risks and uncertainties. Important factors that could cause results to differ materially from such forward-looking statements include, among other things, the ability of Residential Funding to successfully identify components that may pose Y2K problems, the nature and amount of programming required to fix the affected components, the costs of labor and consultants related to these efforts, the continued availability of resources, both personnel and technology, and the ability of business partners that interface with Residential Funding to successfully address their Y2K issues.

                          DESCRIPTION OF THE SECURITIES

GENERAL

    The notes will be issued under to the Indenture. The certificates will be issued under the trust agreement. The following summaries describe provisions of the securities, the indenture and the trust agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreement.

    The notes will be secured by the assets of the trust pledged by the issuer to the indenture trustee under the indenture which will consist of:

    o the home loans;

    o all amounts on deposit in the Payment Account;

    o the financial guaranty insurance policy; and

    o proceeds of the foregoing.

BOOK-ENTRY NOTES

    The notes will initially be issued as book-entry notes. Noteowners may elect to hold their notes through DTC in the United States, or Cedelbank or Euroclear, in Europe if they are participants of their systems, or indirectly through organizations which are participants in their systems. The book-entry notes will be issued in one or more securities which equal the aggregate principal balance of the notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries which in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC. Investors may hold the beneficial interests in the book-entry notes in minimum denominations of $25,000 and in integral multiples of $1 in excess of $25,000. Except as described below, no beneficial owner of the notes will be entitled to receive a physical certificate, or definitive note, representing the security. Unless and until definitive notes are issued, it is anticipated that the only holder of the notes will be Cede & Co., as nominee of DTC. Note owners will not be holders as that term is used in the indenture.

    The beneficial owner's ownership of a book-entry note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of the book-entry notes will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Cedelbank or Euroclear, as appropriate.

    Note owners will receive all payments of principal and interest on the notes from the indenture trustee through DTC and DTC participants. While the notes are outstanding, except under the circumstances described below, under the DTC rules, regulations and procedures, DTC is required to make book-entry transfers among participants on whose behalf it acts in connection with the notes and is required to receive and transmit payments of principal and interest on the notes.

    Participants and indirect participants with whom note owners have accounts for notes are similarly required to make book-entry transfers and receive and transmit the payments on behalf of their respective note owners. Accordingly, although note owners will not possess physical certificates, the DTC rules provide a mechanism by which note owners will receive payments and will be able to transfer their interest.

    Note owners will not receive or be entitled to receive definitive notes representing their respective interests in the notes, except under the limited circumstances described below. Unless and until definitive notes are issued, note owners who are not participants may transfer ownership of notes only through participants and indirect participants by instructing the participants and indirect participants to transfer the notes, by book-entry transfer, through DTC for the account of the purchasers of the notes, which account is maintained with their respective participants. Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of notes will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing note owners.

    Under a book-entry format, beneficial owners of the book-entry notes may experience some delay in their receipt of payments, since the payments will be forwarded by the indenture trustee to Cede & Co. Payments on notes held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry notes to persons or entities that do not participate in the depositary system, or otherwise take actions relating to the book-entry notes, may be limited due to the lack of physical certificates for the book-entry notes. In addition, issuance of the book-entry notes in book-entry form may reduce the liquidity of the notes in the secondary market since some potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

    DTC has advised the indenture trustee that, unless and until definitive notes are issued, DTC will take any action permitted to be taken by the holders of the book-entry notes under the indenture only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry notes are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry notes. Cedelbank or the Euroclear operator, as the case may be, will take any other action permitted to be taken by noteholders under the indenture on behalf of a Cedelbank participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some notes which conflict with actions taken relating to other notes.

    Definitive notes will be issued to beneficial owners of the book-entry notes, or their nominees, rather than to DTC, if (a) the indenture trustee determines that the DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry notes and the indenture trustee is unable to locate a qualified successor, (b) the indenture trustee elects to terminate a book-entry system through DTC or (c) after the occurrence of an event of default under the indenture, beneficial owners having percentage interests aggregating at least a majority of the note balance of the notes advise the DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of beneficial owners.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, the indenture trustee will be required to notify all beneficial owners of the occurrence of this event and the availability through DTC of definitive notes. Upon surrender by DTC of the global certificate or certificates representing the book-entry notes and instructions for re-registration, the indenture trustee will issue and authenticate definitive notes, and subsequently, the indenture trustee will recognize the holders of the definitive notes as holders under the indenture.

    Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time. See Annex I to this prospectus supplement.

    DTC has advised the depositor that management of DTC is aware that some computer applications, systems and the like for processing data that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter Year 2000 problems. DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems, as they relate to the timely payment of distributions, including principal and income payments, to securityholders, book-entry deliveries and settlement of trades with DTC continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which, DTC has advised its participants and other members of the financial community, is expected to be completed within appropriate time frames.

    However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as DTC's participants and third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed its participants and other members of the financial community that it is contacting and will continue to contact third party vendors from whom DTC acquires services to:

    o impress upon them the importance of those services being Year 2000 compliant; and

    o determine the extent of their efforts for Year 2000 remediation and, as appropriate, testing of their services.

    In addition, DTC is in the process of developing any contingency plans as it deems appropriate.

    According to DTC, the foregoing information about DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

    None of the depositor, the master servicer or the indenture trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the notes held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

    For  additional  information  regarding  DTC,  Cedelbank,  Euroclear and the
notes,  see  "Description  of  the   Securities--Form   of  Securities"  in  the
prospectus.

PAYMENTS

    Payments on the notes will be made by the indenture trustee or the paying agent on the 25th day of each month or, if not a business day, then the next succeeding business day, commencing in _______________, each of which is referred to as a payment date. Payments on the notes will be made to the persons in whose names the notes are registered at the close of business on the day prior to each payment date or, if the notes are no longer book-entry notes, on the record date. See "Description of the Securities--Payments on Loans" in the prospectus. Payments will be made by check or money order, mailed, or upon the request of a holder owning notes having denominations aggregating at least $1,000,000, by wire transfer or otherwise, to the address of the person which, in the case of book-entry notes, will be DTC or its nominee as it appears on the security register in amounts calculated as described in this prospectus supplement on the determination date. However, the final payment relating to the notes will be made only upon presentation and surrender of the notes at the office or the agency of the indenture trustee specified in the notice to holders of the final payment. A business day is any day other than a Saturday or Sunday or a day on which banking institutions in the State of California, Minnesota, New York, Pennsylvania, Illinois or Delaware are required or authorized by law to be closed.

GLOSSARY OF TERMS

    The following terms are given the meanings shown below to help describe the cash flows on the notes:

    EXCESS LOSS AMOUNT--As of any payment date, an amount will be equal to the sum of:

    - ANY LIQUIDATION LOSS AMOUNTS, OTHER THAN AS DESCRIBED IN CLAUSES SECOND THROUGH FOURTH below, for the related collection period which, when added to the aggregate of the Liquidation Loss Amounts for all preceding collection periods exceed $_________,

    - any Special Hazard Losses in excess of the Special Hazard Amount,

    - any Fraud Losses in excess of the Fraud Loss Amount, and

    - some losses occasioned by war, civil insurrection, some governmental actions, nuclear reaction and some other risks as described in the indenture.

Excess Loss Amounts will not be covered by any Liquidation Loss Distribution Amount or by a reduction in the Outstanding Reserve Amount. Any Excess Loss Amounts however, will be covered by the financial guaranty insurance policy, and in the event payments are not made as required under the financial guaranty insurance policy, the losses will be allocated to the notes.

    FRAUD LOSS AMOUNT--An amount equal to $_________. As of any date of determination after the cut-off date, the Fraud Loss Amount shall equal:

    o prior to the first anniversary of the cut-off date, an amount equal to 5% of the aggregate of the Stated Principal Balances of the home loans as of the cut-off date minus the aggregate of any Liquidation Loss Amounts on the home loans due to Fraud Losses up to the date of determination;

    o from the first to the second anniversary of the cut-off date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the cut-off date and (b) 3% of the aggregate of the Stated Principal Balances of the home loans as of the most recent anniversary of the cut-off date minus (2) the aggregate of any Liquidation Loss Amounts on the home loans due to Fraud Losses since the most recent anniversary of the cut-off date up to the date of determination; and

    o from the second to the fifth anniversary of the cut-off date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the cut-off date and (b) 2% of the aggregate of the Stated Principal Balances of the home loans as of the most recent anniversary of the cut-off date minus (2) the aggregate of any Liquidation Loss Amounts on the home loans due to Fraud Losses since the most recent anniversary of the cut-off date up to the date of determination. On and after the fifth anniversary of the cut-off date, the Fraud Loss Amount shall be zero.

    LIQUIDATED HOME LOAN--As to any payment date, any home loan which the master servicer has determined, based on the servicing procedures specified in the servicing agreement, as of the end of the preceding collection period that all liquidation proceeds which it expects to recover in connection with the disposition of the related mortgaged property have been recovered. The master servicer will treat any home loan that is 180 days or more delinquent as having been finally liquidated.

    LIQUIDATION LOSS AMOUNT--As to any Liquidated Home Loan, the unrecovered Stated Principal Balance of the Liquidated Home Loan and any of its unpaid accrued interest at the end of the related collection period in which the home loan became a Liquidated Home Loan, after giving effect to the Net Liquidation Proceeds allocable to the Stated Principal Balance. Any Liquidation Loss Amount shall not be required to be paid to the extent that a Liquidation Loss Amount was paid on the notes by means of a draw on the financial guaranty insurance policy or was reflected in the reduction of the Outstanding Reserve Amount.

    LIQUIDATION LOSS DISTRIBUTION AMOUNT--As to any payment date, an amount equal to the sum of (A) 100% of the Liquidation Loss Amounts, other than any Excess Loss Amounts, on the payment date, plus (B) any Liquidation Loss Amounts, other than any Excess Loss Amounts, remaining undistributed from any preceding payment date, together with its interest from the date initially distributable to the date paid.

    NET LIQUIDATION PROCEEDS--As to a home loan, the proceeds, excluding amounts drawn on the financial guaranty insurance policy, received in connection with the liquidation of any home loan, whether through trustee's sale, foreclosure sale or otherwise, reduced by related expenses, but not including the portion, if any, of the amount that exceeds the Stated Principal Balance of the home loan at the end of the collection period immediately preceding the collection period in which the home loan became a Liquidated Home Loan.

    OUTSTANDING RESERVE AMOUNT--an amount initially be approximately _____% of the cut-off date balance. The Outstanding Reserve Amount will be increased by distributions of the Reserve Increase Amount, if any, to the notes. On each payment date, the Outstanding Reserve Amount, as in effect immediately prior to the payment date, if any, shall be deemed to be reduced by an amount equal to any Liquidation Loss Amounts, other than any Excess Loss Amounts, for the payment date, except to the extent that Liquidation Loss Amounts were covered on the payment date by a Liquidation Loss Distribution Amount, which amount would be so distributed, if available, from any excess interest collections for that payment date. Any Liquidation Loss Amounts not so covered will be covered by draws on the financial guaranty insurance policy to the extent provided in this prospectus supplement. However, any Excess Loss Amounts are required to be covered by a draw on the financial guaranty insurance policy in all cases, without regard to the availability of the Outstanding Reserve Amount, and the Outstanding Reserve Amount will not be reduced by any Excess Loss Amount under any circumstances. The Outstanding Reserve Amount available on any payment date is the amount, if any, by which the pool balance, after applying payments received in the related collection period, exceeds the aggregate note balance of the notes on the payment date, after application of principal collections for that date.

    To the extent that the Outstanding Reserve Amount is insufficient or not available to absorb Liquidation Loss Amounts that are not covered by the Liquidation Loss Distribution Amount, and if payments are not made under the financial guaranty insurance policy as required, a noteholder may incur a loss.

    PRINCIPAL COLLECTION DISTRIBUTION AMOUNT--As to any payment date, an amount equal to principal collections for that payment date; provided however, on any payment date as to which the Outstanding Reserve Amount that would result without regard to this proviso exceeds the Reserve Amount Target, the Principal Collection Distribution Amount will be reduced by the amount of the excess until the Outstanding Reserve Amount equals the Reserve Amount Target. To the extent the Reserve Amount Target decreases on any payment date, the amount of the Principal Collection Distribution Amount will be reduced on that payment date and on each subsequent payment date to the extent the remaining Outstanding Reserve Amount is in excess of the reduced Reserve Amount Target until the Outstanding Reserve Amount equals the Reserve Amount Target.

    RESERVE AMOUNT TARGET--As to any payment date prior to the Stepdown Date, an amount equal to _____% of the cut-off date balance. On or after the Stepdown Date, the Reserve Amount Target will be equal to the lesser of (a) the Reserve Amount Target as of the cut-off date and (b) _____% of the pool balance before applying payments received in the related collection period, but not lower than $__________, which is _____% of the cut-off date balance. However, any scheduled reduction to the Reserve Amount Target described in the preceding sentence shall not be made as of any payment date unless:

    o (a) the aggregate cumulative Liquidation Loss Amounts on the home loans prior to any payment date occurring during the first year, the second year or the third year, or any year thereafter, after the Stepdown Date are less than ____%, ____% and ____% respectively, of the cut-off date pool balance or (b) the average Liquidation Loss Amount on the home loans for the current and five previous payment dates is less than half of the amount remaining in the Payment Account on the payment date following DISTRIBUTIONS UNDER CLAUSES

      FIRST THROUGH FIFTH of the second paragraph under "--Allocation of Payments ON THE HOME LOANS" BELOW, OTHER THAN CLAUSE THIRD in that section, and

    o there has been no draw on the financial guaranty insurance policy on the payment date that remains unreimbursed. In addition, the Reserve Amount Target may be reduced with the prior written consent of the financial guaranty insurer and the rating agencies.

    RESERVE INCREASE AMOUNT--As to any payment date, the amount necessary to bring the Outstanding Reserve Amount up to the Reserve Amount Target.

    SPECIAL HAZARD AMOUNT--An amount equal to $________. As of any date of determination following the cut-off date, the Special Hazard Amount shall equal the initial Special Hazard Amount less the sum of (A) the aggregate of any Liquidation Loss Amounts on the home loans due to Special Hazard Losses and (B) the Adjustment Amount. The Adjustment Amount will be equal to an amount calculated under the terms of the indenture.

    STEPDOWN DATE--The later of:

    o the payment date in ________________, and

    o the payment date on which the pool balance before applying payments received in the related collection period is less than 50% of the cut-off date balance.

INTEREST PAYMENTS ON THE NOTES

    Interest payments will be made on the notes on each payment date at the note rate. The note rate for the notes will be _____% per annum.

    Interest on the notes relating to any payment date will accrue for the related accrual period on the note balance. The accrual period for any payment date will be the calendar month preceding the month in which the related payment date occurs, or in the case of the first payment date beginning on the closing date and ending the last day of the month in which the closing date occurs. Interest will be based on a 30-day month and a 360-day year. Interest payments on the notes will be funded from payments on the home loans and, if necessary, from draws on the financial guaranty insurance policy.

PRINCIPAL PAYMENTS ON THE NOTES

    On each payment date, other than the payment date in _____________, principal payments will be due and payable on the notes in an amount equal to the aggregate of the Principal Collection Distribution Amount, together with any Reserve Increase Amounts and Liquidation Loss Distribution Amounts for the payment date, as and to the extent described below. On the payment date in ___________, principal will be due and payable on the notes in amounts equal to the note balance, if any. In no event will principal payments on the notes on any payment date exceed the note balance on that date.

ALLOCATION OF PAYMENTS ON THE HOME LOANS

    The master servicer on behalf of the trust will establish a Payment Account into which the master servicer will deposit principal and interest collections for each payment date on the business day prior to that payment date. The Payment Account will be an Eligible Account and amounts on deposit in the Payment Account will be invested in permitted investments.

    On each payment date, principal and interest collections will be allocated from the Payment Account in the following order of priority:

    O FIRST, to pay accrued interest due on the note balance of the notes;

    O SECOND,  to pay principal in an amount equal to the  Principal  Collection
      Distribution Amount for that payment date on the notes;

     O THIRD, to pay as principal on the notes, an amount equal to the Liquidation Loss Distribution Amount;

    O FOURTH, to pay the financial guaranty insurer the premium for the financial guaranty insurance policy and any previously unpaid premiums for the financial guaranty insurance policy, with its interest;

    O FIFTh, to reimburse the financial guaranty insurer for prior draws made on the financial guaranty insurance policy, other than those attributable to Excess Loss Amounts, with its interest;

    O SIXTH, to pay principal on the notes, the Reserve Increase Amount;

    O SEVENTH, to pay the financial guaranty insurer any other amounts owed under the insurance agreement; and

    O EIGHTH, any remaining amounts to the holders of the certificates.

THE PAYING AGENT

    The paying agent shall initially be the indenture trustee, together with any successor thereto. The paying agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making payments to the noteholders.

MATURITY AND OPTIONAL REDEMPTION

    The notes will be payable in full on the payment date in __________, to the extent of the outstanding note balance on that date, if any. In addition, a principal payment may be made in partial or full redemption of the notes after the aggregate Stated Principal Balance after applying payments received in the related collection period is reduced to an amount less than or equal to $_____________, which is 10% of the cut-off date balance, upon the exercise by the master servicer of its option to purchase all or a portion of the home loans and related assets. In the event that all of the home loans are purchased by the master servicer, the purchase price will be equal to the sum of the outstanding pool balance and its accrued and unpaid interest at the weighted average of the loan rates through the day preceding the payment date on which the purchase occurs together with all amounts due and owing to the financial guaranty insurer.

    In the event that a portion of the home loans are purchased by the master servicer, the purchase price will be equal to the sum of the aggregate Stated Principal Balances of the home loans so purchased and its accrued and unpaid interest at the weighted average of the related loan rates on the home loans through the day preceding the payment date on which the purchase occurs, together with all amounts due and owing to the financial guaranty insurer in connection with the home loans so purchased. Any purchase will be subject to satisfaction of some conditions specified in the servicing agreement, including:

    o the master servicer shall have delivered to the indenture trustee a home loan schedule containing a list of all home loans remaining in the trust after removal;

    o the master servicer shall represent and warrant that no selection procedures reasonably believed by the master servicer to be adverse to the interests of the securityholders or the financial guaranty insurer were used by the master servicer in selecting the home loans; and

    o each rating agency shall have been notified of the proposed retransfer and shall not have notified the master servicer that the retransfer would result in a reduction or withdrawal of the ratings of the notes without regard to the financial guaranty insurance policy.

             DESCRIPTION OF THE FINANCIAL GUARANTY INSURANCE POLICY

    On the closing date, the financial guaranty insurer will issue the financial guaranty insurance policy in favor of the indenture trustee on behalf of the issuer. The financial guaranty insurance policy will unconditionally and irrevocably guarantee most payments on the notes. On each payment date, a draw will be made on the financial guaranty insurance policy equal to the sum of:

    o the amount by which accrued interest on the notes at the note rate on that payment date exceeds the amount on deposit in the Payment Account available for interest distributions on that payment date,

    o any Liquidation Loss Amount, other than any Excess Loss Amount, for that payment date, to the extent not currently covered by a Liquidation Loss Distribution Amount or a reduction in the Outstanding Reserve Amount and

    o any Excess Loss Amount for that payment date.

    For purposes of the foregoing, amounts in the Payment Account available for interest distributions on any payment date shall be deemed to include all amounts available in the Payment Account for that payment date, other than the Principal Collection Distribution Amount and the Liquidation Loss Distribution Amount, if any. Under the terms of the indenture, draws under the financial guaranty insurance policy relating to any Liquidation Loss Amount will be paid to the notes by the paying agent, as principal, to the extent the notes would have been paid that amount. In addition, a draw will be made on the financial guaranty insurance policy to cover some shortfalls in amounts allocable to the noteholders following the sale, liquidation or other disposition of the assets of the trust in connection with the liquidation of the trust fund as permitted under the indenture following an event of default under the indenture. In addition, the financial guaranty insurance policy will guarantee the payment of the outstanding note balance of each note on the payment date in ___________. In the absence of payments under the financial guaranty insurance policy, noteholders will directly bear the credit risks associated with their investment to the extent the risks are not covered by the Outstanding Reserve Amount or otherwise.

                   CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

    The yields to maturity and the aggregate amount of distributions on the notes will be affected by the rate and timing of principal payments on the home loans and the amount and timing of mortgagor defaults resulting in Liquidation Loss Amounts. The rate of default of home loans secured by second liens may be greater than that of home loans secured by first liens. In addition, yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the home loans in the trust fund. The rate of principal payments on the home loans will in turn be affected by the amortization schedules of the home loans, the rate and timing of its principal prepayments by the mortgagors, liquidations of defaulted home loans and repurchases of home loans due to breaches of representations.

    The timing of changes in the rate of prepayments, liquidations and repurchases of the home loans may, and the timing of Liquidation Loss Amounts will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the home loans will depend on future events and on a variety of factors, as described more fully in this prospectus supplement and in the prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations" no assurance can be given as to the rate or the timing of principal payments on the notes.

    The home loans in most cases may be prepaid by the mortgagors at any time. However, in some circumstances, some of the home loans will be subject to a prepayment charge. See "Description of the Home Loan Pool" in this prospectus supplement. In addition, as described under "Description of the Home Loan Pool--Home Loan Pool Characteristics," some of the home loans may be assumable under the terms of the mortgage note, and the remainder are subject to customary due-on-sale provisions. The master servicer shall enforce any due-on-sale clause contained in any mortgage note or mortgage, to the extent permitted under applicable law and governmental regulations. However, if the master servicer determines that it is reasonably likely that any mortgagor will bring, or if any mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any mortgage note or mortgage, the master servicer shall not be required to enforce the due-on-sale clause or to contest the action. The extent to which some of the home loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average life of the notes and may result in a prepayment experience on the home loans that differs from that on other conventional home loans. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

    Prepayments, liquidations and purchases of the home loans will result in distributions to holders of the notes of principal amounts which would otherwise be distributed over the remaining terms of the home loans. Factors affecting prepayment, including defaults and liquidations, of home loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the loan rates on the home loans, the rate of prepayments, including refinancings, would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the loan rates on the home loans, the rate of prepayments on the home loans would be expected to decrease. Furthermore, since home loans secured by second liens are not generally viewed by borrowers as permanent financing and generally carry a high rate of interest, the home loans secured by second liens may experience a higher rate of prepayment than traditional first lien home loans. Prepayment of the related first lien may also affect the rate of prepayments on the home loans.

    The yield to maturity of the notes will depend, in part, on whether, to what extent, and the timing with respect to which, any Reserve Amount Increase is used to accelerate payments of principal on the notes or the Reserve Amount Target is reduced. See "Description of the Securities--Allocation of Payments on the Home Loans" in this prospectus supplement.

    The rate of defaults on the home loans will also affect the rate and timing of principal payments on the home loans. In general, defaults on home loans are expected to occur with greater frequency in their early years. The rate of default of home loans secured by second liens is likely to be greater than that of home loans secured by first liens on comparable properties. The rate of default on home loans which are refinance home loans, and on home loans with high combined LTV ratios, may be higher than for other types of home loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the home loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

    Because the loan rates on the home loans and the note rate on the notes are fixed, the rate will not change in response to changes in market interest rates. Accordingly, if market interest rates or market yields for securities similar to the notes were to rise, the market value of the notes may decline.

    In addition, the yield to maturity on the notes will depend on, among other things, the price paid by the holders of the notes and the note rate. The extent to which the yield to maturity of a note is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In most cases, if notes are purchased at a premium and principal distributions on the notes occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if notes are purchased at a discount and principal distributions on the notes occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. For additional considerations relating to the yield on the notes, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

    WEIGHTED AVERAGE LIFE: Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of the security, assuming no losses. The weighted average life of the notes will be influenced by, among other things, the rate at which principal of the home loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

    [The prepayment model used in this prospectus supplement, or prepayment assumption, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home loans. A 100% prepayment assumption assumes a constant prepayment rate of 2% per annum of the then outstanding principal balance of the home loans in the first month of the life of the home loans and an additional 0.9286% per annum in each month thereafter until the fifteenth month. Beginning in the fifteenth month and in each month thereafter during the life of the home loans, a 100% prepayment assumption assumes a constant prepayment rate of 15% per annum each month.] As used in the table below, a 50% prepayment assumption assumes prepayment rates equal to 50% of the prepayment assumption. Correspondingly, a 150% prepayment assumption assumes prepayment rates equal to 150% of the prepayment assumption, and so forth. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of home loans, including the home loans.

    The table below has been prepared on the basis of assumptions as described below in this paragraph regarding the weighted average characteristics of the home loans that are expected to be included in the trust as described under "Description of the Home Loan Pool" in this prospectus supplement and the performance of the home loans. The table assumes, among other things, that:

    o The home loan pool consists of ten groups of home loans, with the home loans in each group having the following aggregate characteristics as of the cut-off date:

            AGGREGATE
              STATED                              ORIGINAL TERM
            PRINCIPAL                NET LOAN           TO       REMAINING TERM
  GROUP      BALANCE     LOAN RATE      RATE        MATURITY       TO MATURITY

          $                   %              %

    o the tenth group above consists of balloon loans with a remaining term to stated maturity of [179] months;

    o the scheduled monthly payment for each home loan has been based on its outstanding balance, interest rate and remaining term to maturity, so that the home loan will amortize in amounts sufficient for its repayment over its remaining term to maturity;

    o none of the seller, the master servicer or the depositor will repurchase any home loan, as described under "The Trusts--Representations Relating to Trust Assets", "The Trusts--Repurchases of Loans" and "Description of the Securities--Assignment of Loans and Certain Insolvency and Bankruptcy Issues" in the prospectus, and the master servicer does not exercise its option to purchase the home loans and, as a result, cause a termination of the trust except as indicated in the table;

    o there are no delinquencies or Liquidation Loss Amounts on the home loans, and principal payments on the home loans will be timely received together with prepayments, if any, on the last day of the month and at the respective constant percentages of the prepayment assumption in the table;

     o there is no prepayment interest shortfall or any other interest shortfall in any month;

    o the home loans, including the simple interest home loans, pay on the basis on a 30-day month and a 360-day year;

     o payments on the notes will be received on the 25th day of each month, commencing in ______________;

    o payments on the home loans earn no reinvestment return;

    o there are no additional ongoing trust expenses payable out of the trust;

    o the notes will be purchased on ______________; and

    o the amount of interest collected on the home loans during the collection period for the first payment date is $____________

    The foregoing list of assumptions are referred to as the structuring assumptions.

    The actual characteristics and performance of the home loans will differ from the assumptions used in constructing the table below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the home loans will prepay at a constant level of the prepayment assumption until maturity or that all of the home loans will prepay at the same level of the prepayment assumption. Moreover, the diverse remaining terms to maturity of the home loans could produce slower or faster principal distributions than indicated in the table at the various constant percentages of the prepayment assumption specified, even if the weighted average remaining term to maturity of the home loans is as assumed. Any difference between the assumptions and the actual characteristics and performance of the home loans, or actual prepayment or loss experience, will affect the percentage of initial note balance outstanding over time and the weighted average lives of the notes.

    Subject to the foregoing discussion and assumptions, the following table indicates the weighted average life of the notes, and lists the percentage of the initial note balance of the notes that would be outstanding after each of the payment dates shown at various percentages of the prepayment assumption.

                PERCENT OF INITIAL STATED PRINCIPAL BALANCE OUTSTANDING AT THE
                      FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

------------------------------------------------------------------------------
PAYMENT DATE              0%       50%       100%       150%        200%

Initial Percentage

==========
==========
==========
==========
==========
==========
==========
Weighted Average Life to Maturity in Years
Weighted Average Life Assuming
Optional Repurchase in Years

    The weighted average life of a note is determined by:

    o multiplying the net reduction, if any, of the note balance by the number of years from the date of issuance of the note to the related payment date,

    o adding the results, and

    o dividing the sum by the aggregate of the net reductions of the note balance described in the first clause above.

    This table has been prepared based on the assumptions described in the fourth paragraph preceding this table, including the assumptions regarding the characteristics and performance of the home loans, which differ from their actual characteristics and performance, and should be read in conjunction therewith.

                 DESCRIPTION OF THE HOME LOAN PURCHASE AGREEMENT

    The home loans to be deposited in the trust by the depositor will be purchased by the depositor from the seller under the home loan purchase agreement dated as of ______________ between the seller and the depositor. The following summary describes some terms of the home loan purchase agreement and is qualified in its entirety by reference to the home loan purchase agreement.

PURCHASE OF HOME LOANS

    Under the home loan purchase agreement, the seller will transfer and assign to the depositor all of its right, title and interest in and to the home loans and the mortgage notes, mortgages and other related documents. The purchase prices for the home loans are specified percentages of its face amounts as of the time of transfer and are payable by the depositor as provided in the home loan purchase agreement.

    The home loan purchase agreement will require that, within the time period specified in this prospectus supplement, the seller deliver to the indenture trustee, or the custodian, the home loans sold by the seller and the related documents described in the preceding paragraph for the home loans. In lieu of delivery of original mortgages, the seller may deliver true and correct copies of the mortgages which have been certified as to authenticity by the appropriate county recording office where the mortgage is recorded.

REPRESENTATIONS AND WARRANTIES

    The seller will also represent and warrant with respect to the home loans that, among other things:

    o the information with respect to the home loans in the schedule attached to the home loan purchase agreement is true and correct in all material respects, and

    o immediately prior to the sale of the home loans to the depositor, the seller was the sole owner and holder of the home loans free and clear of any and all liens and security interests.

    The seller will also represent and warrant that, among other things, as of the closing date:

    o the home loan purchase agreement constitutes a legal, valid and binding obligation of the seller, and

    o the home loan purchase agreement constitutes a valid transfer and assignment of all right, title and interest of the seller in and to the home loans and the proceeds of the home loans.

    The benefit of the representations and warranties made by the seller will be assigned by the depositor to the indenture trustee.

    Within 90 days of the closing date, _________________ the custodian will review or cause to be reviewed the home loans and the related documents, and if any home loan or related document is found to be defective in any material respect, which may materially and adversely affect the value of the related home loan, or the interests of the indenture trustee, as pledgee of the home loans, the securityholders or the financial guaranty insurer in the home loan and the defect is not cured within 90 days following notification of the defect to the seller and the trust by the custodian, the seller will be obligated under the home loan purchase agreement to deposit the repurchase price into the Custodial Account. In lieu of any deposit, the seller may substitute an eligible substitute loan; provided that the substitution may be subject to the delivery of an opinion of counsel regarding tax matters. Any purchase or substitution will result in the removal of the home loan required to be removed from the trust. The removed home loans are referred to as deleted loans. The obligation of the seller to remove deleted loans sold by it from the trust is the sole remedy regarding any defects in the home loans sold by the seller and related documents for the home loans available against the seller.

    As to any home loan, the repurchase price referred to in the preceding paragraph is equal to the Stated Principal Balance of the home loan at the time of any removal described in the preceding paragraph plus its accrued and unpaid interest to the date of removal. In connection with the substitution of an eligible substitute loan, the seller will be required to deposit in the Custodial Account a substitution adjustment amount equal to the excess of the Stated Principal Balance of the related deleted loan to be removed from the trust over the Stated Principal Balance of the eligible substitute loan.

    An eligible substitute loan is a home loan substituted by the seller for a deleted loan which must, on the date of the substitution:

    o have an outstanding Stated Principal Balance, or in the case of a substitution of more than one home loan for a deleted loan, an aggregate Stated Principal Balance, not in excess of the Stated Principal Balance relating to the deleted loan;

    o have a mortgage and a Net Loan Rate not less than, and not more than one percentage point greater than, the mortgage rate and Net Loan Rate, respectively, of the deleted loan;

    o have a combined LTV ratio at the time of substitution no higher than that of the deleted loan at the time of substitution;

    o have, at the time of substitution, a remaining term to maturity not greater than, and not more than one year less than, that of the deleted loan;

    o be secured by mortgaged property located in the United States;

    o comply with each representation and warranty as to the home loans in the home loan purchase agreement, deemed to be made as of the date of substitution;

    o be ineligible for inclusion in a REMIC if the deleted loan was a REMIC ineligible loan, generally, because (a) the value of the real property securing the deleted loan was not at least equal to eighty percent of the original principal balance of the deleted loan, calculated by subtracting the amount of any liens that are senior to the loan and a proportionate amount of any lien of equal priority from the value of the property when the loan was originated and (b) substantially all of the proceeds of the deleted loan were not used to acquire, improve or protect an interest in the real property securing the loan; and

    o satisfy some other conditions specified in the indenture.

    In addition, the seller will be obligated to deposit the repurchase price or substitute an eligible substitute loan for a home loan as to which there is a breach of a representation or warranty in the home loan purchase agreement and the breach is not cured by the seller within the time provided in the home loan purchase agreement.

                     DESCRIPTION OF THE SERVICING AGREEMENT

    The following summary describes terms of the servicing agreement, dated as of _____________ among the Trust, the indenture trustee and the master servicer. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the servicing agreement. Whenever particular defined terms of the servicing agreement are referred to, the defined terms are incorporated in this prospectus supplement by reference. See "The Agreements" in the prospectus.

THE MASTER SERVICER

    Residential Funding Corporation, an indirect wholly-owned subsidiary of GMAC Mortgage Corporation and an affiliate of the depositor, will act as master servicer for the home loans under the servicing agreement. For a general description of Residential Funding Corporation and its activities, see "The Home Loan Pool--Residential Funding Corporation" in this prospectus supplement and "Residential Funding Corporation" in the prospectus.

RESIDENTIAL FUNDING CORPORATION

    Residential Funding Corporation will be responsible for master servicing the home loans. Responsibilities of Residential Funding Corporation will include the receipt of funds from subservicers, the reconciliation of servicing activity, investor reporting, remittances to the indenture trustee and the owner trustee to accommodate payments to securityholders and consulting with subservicers of home loans that are delinquent and as to the related servicing policies, notices and other responsibilities. Management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure, as well as other loss mitigation procedures conducted by any subservicer, will be reviewed by Residential Funding Corporation. Neither the master servicer nor any subservicer will be required to make advances relating to delinquent payments of principal and interest on the home loans.

    For information regarding foreclosure procedures, see "Description of the Securities--Servicing and Administration of Loans -- Realization Upon Defaulted Loans" in the prospectus. Servicing and charge-off policies and collection practices may change over time in accordance with Residential Funding Corporation's business judgment, changes in Residential Funding Corporation's portfolio of home loans of the types included in the home loan pool that it services for its clients and applicable laws and regulations, and other considerations.

    [Delinquency and Loss Experience, as appropriate]

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

    The Servicing Fee for each home loan is payable out of the interest payments on the home loan. The weighted average Servicing Fee as of the cut-off date for each home loan will be approximately ____% per annum of the outstanding principal balance of the home loan. The Servicing Fees consist of (a) servicing compensation payable to the master servicer relating to its master servicing activities, and (b) subservicing and other related compensation payable to the Subservicer, including the compensation paid to the master servicer as the direct servicer of a home loan for which there is no subservicer. The primary compensation to be paid to the master servicer relating to its master servicing activities will be _____% per annum of the outstanding principal balance of each home loan. The master servicer is obligated to pay some ongoing expenses associated with the trust and incurred by the master servicer in connection with its responsibilities under the servicing agreement. See "Description of the Securities--Servicing and Administration of Loans " in the prospectus for information regarding other possible compensation to the master servicer and the subservicer and for information regarding expenses payable by the master servicer.

PRINCIPAL AND INTEREST COLLECTIONS

    The master servicer shall establish and maintain a Custodial Account in which the master servicer shall deposit or cause to be deposited any amounts representing payments on and any collections received relating to the home loans received by it subsequent to the cut-off date. The Custodial Account shall be an Eligible Account. On the 20th day of each month or if that day is not a business day, the next succeeding business day, which is referred to as the determination date, the master servicer will notify the paying agent and the indenture trustee of the amount of aggregate amounts required to be withdrawn from the Custodial Account and deposited into the Payment Account prior to the close of business on the business day next succeeding each determination date.

    Permitted investments are specified in the servicing agreement and are limited to investments which meet the criteria of the rating agencies from time to time as being consistent with their then-current ratings of the securities.

    The master servicer will make the following withdrawals from the Custodial Account and deposit the amounts as follows:

    o to the Payment Account, an amount equal to the principal and interest collections on the business day prior to each payment date; and

    o to  pay  to  itself  or  the  subservicer   the  Servicing  Fee,   various
      reimbursement amounts and other amounts as provided in the servicing agreement.

    All collections on the home loans will generally be allocated in accordance with the mortgage notes between amounts collected relating to interest and amounts collected relating to principal. As to any payment date, interest collections will be equal to the sum of:

    o the portion allocable to interest of all scheduled monthly payments on the home loans received during the related collection period, minus the Servicing Fees and the fees payable to the owner trustee and the indenture trustee, which are collectively referred to as the administrative fees,

    o the interest portion of all Net Liquidation Proceeds allocated to interest under the terms of the mortgage notes, reduced by the administrative fees for that collection period, and

    o the interest portion of the repurchase price for any deleted loans and the cash purchase price paid in connection with any optional purchase of the home loans by the master servicer.

    However, on the first payment date, an amount, referred to as the excluded interest amount, will be excluded from the interest collections equal to the sum of 70% of first and second listed item above. As to any payment date, principal collections will be equal to the sum of:

    o the principal portion of all scheduled monthly payments on the home loans received in the related collection period; and

    o some unscheduled collections, including full and partial mortgagor prepayments on the home loans, Insurance Proceeds, Liquidation Proceeds and proceeds from repurchases of, and some amounts received in connection with any substitutions for, the home loans, received or deemed received during the related collection period, to the extent the amounts are allocable to principal.

    As to unscheduled collections, the master servicer may elect to treat the amounts as included in interest collections and principal collections for the payment date in the month of receipt, but is not obligated to do so. As described in this prospectus supplement under "Description of the Securities--Principal Payments on the Notes," any amount for which the election is so made shall be treated as having been received on the last day of the related collection period for the purposes of calculating the amount of principal and interest distributions to the notes.

    As to any payment date other than the first payment date, the collection period is the calendar month preceding the month of that payment date.

RELEASE OF LIEN; REFINANCING OF SENIOR LIEN

    The servicing agreement permits the master servicer to release the lien on the mortgaged property securing a home loan under some circumstances, if the home loan is current in payment. A release may be made in any case where the borrower simultaneously delivers a mortgage on a substitute mortgaged property, if the combined LTV ratio is not increased. A release may also be made, in connection with a simultaneous substitution of the mortgaged property, if the combined LTV ratio would be increased to not more than the lesser of (a) 125% and (b) 105% times the combined LTV ratio previously in effect, if the master servicer determines that appropriate compensating factors are present. Furthermore, a release may also be permitted in cases where no substitute mortgaged property is provided, causing the home loan to become unsecured, subject to some limitations in the servicing agreement. At the time of the release, some terms of the home loan may be modified, including a loan rate increase or a maturity extension, and the terms of the home loan may be further modified in the event that the borrower subsequently delivers a mortgage on a substitute mortgaged property.

    The master servicer may permit the refinancing of any existing lien senior to a home loan, provided that the resulting combined LTV ratio may not exceed the greater of (a) the combined LTV ratio previously in effect, or (b) 70% or, if the borrower satisfies credit score criteria, 80%.

COLLECTION AND LIQUIDATION PRACTICES; LOSS MITIGATION

    The master servicer is authorized to engage in a wide variety of loss mitigation practices with respect to the home loans, including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages; provided in any case that the master servicer determines that the action is not materially adverse to the interests of the indenture trustee as pledgee of the mortgage loans and the securityholders and is generally consistent with the master servicer's policies with respect to similar loans; and provided further that some modifications, including reductions in the loan rate, partial forgiveness or a maturity extension, may only be taken if the home loan is in default or if default is reasonably foreseeable. For home loans that come into and continue in default, the master servicer may take a variety of actions including foreclosure upon the mortgaged property, writing off the balance of the home loan as bad debt, taking a deed in lieu of foreclosure, accepting a short sale, permitting a short refinancing, arranging for a repayment plan, modifications as described above, or taking an unsecured note. See "Description of the Securities--Servicing and Administration of Loans" in the prospectus.

OPTIONAL REPURCHASE OF DEFAULTED HOME LOANS

    Under the servicing agreement, the master servicer will have the option to purchase from the trust any home loan which is 60 days or more delinquent at a purchase price equal to its Stated Principal Balance plus its accrued interest.

                DESCRIPTION OF THE TRUST AGREEMENT AND INDENTURE

    The following summary describes terms of the trust agreement and the indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the trust agreement and the indenture. Whenever particular defined terms of the indenture are referred to, the defined terms are incorporated by reference in this prospectus supplement. See "The Agreements" in the prospectus.

THE TRUST FUND

    Simultaneously with the issuance of the notes, the issuer will pledge the trust fund to the indenture trustee as collateral for the notes. As pledgee of the home loans, the indenture trustee will be entitled to direct the trust in the exercise of all rights and remedies of the trust against the seller under the home loan purchase agreement and against the master servicer under the servicing agreement.

REPORTS TO HOLDERS

    The indenture trustee will mail to each holder of notes, at its address listed on the security register maintained with the indenture trustee, a report setting forth amounts relating to the notes for each payment date, among other things:

    o  the amount of principal payable on the payment date to the holders of securities;

    o  the amount of interest payable on the payment date to the holders of securities;

    o  the  aggregate  note balance of the notes after giving  effect to the payment of principal on the payment date;

    o  principal and interest collections for the related collection period;

    o  the  aggregate  Stated  Principal  Balance  of the home loans as of the end of the  preceding  collection period;

    o  the Outstanding Reserve Amount as of the end of the related collection period; and

    o the amount paid, if any, under the financial guaranty insurance policy for the payment date.

    In the case of information furnished under first and second listed clause above relating to the notes, the amounts shall be expressed as a dollar amount per $1,000 in face amount of notes.

CERTAIN COVENANTS

    The indenture will provide that the issuer may not consolidate with or merge into any other entity, unless:

    o the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

    o the entity expressly assumes, by an indenture supplemental to the indenture, the issuer's obligation to make due and punctual payments upon the notes and the performance or observance of any agreement and covenant of the issuer under the indenture;

     o no event of default shall have occurred and be continuing immediately after the merger or consolidation;

    o the issuer has received consent of the financial guaranty insurer and has been advised that the ratings of the securities, without regard to the financial guaranty insurance policy, then in effect would not be reduced or withdrawn by any rating agency as a result of the merger or consolidation;

     o any action that is necessary to maintain the lien and security interest created by the indenture is taken;

    o the issuer has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuer or to any noteholder or certificateholder; and

    o the issuer has delivered to the indenture trustee an officer's certificate and an opinion of counsel each stating that the consolidation or merger and the supplemental indenture comply with the indenture and that all conditions precedent, as provided in the indenture, relating to the transaction have been complied with.

    The issuer will not, among other things;

     o except as expressly permitted by the indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the issuer;

    o claim any credit on or make any deduction from the principal and interest payable relating to the notes, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the issuer;

    o permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture; or

    o permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the issuer or any part of its assets, or any of its interest or the proceeds of its assets, other than under the indenture.

    The issuer may not engage in any activity other than as specified under "The Issuer" in this prospectus supplement.

MODIFICATION OF INDENTURE

    With the consent of the holders of a majority of the outstanding notes and the financial guaranty insurer, the issuer and the indenture trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify, except as provided below, in any manner the rights of the noteholders. Without the consent of the holder of each outstanding note affected by that modification and the financial guaranty insurer, however, no supplemental indenture will:

     o change the due date of any installment of principal of or interest on any note or reduce its principal amount, its interest rate specified or change any place of payment where or the coin or currency in which any note or any of its interest is payable;

     o impair the right to institute suit for the enforcement of some provisions of the indenture regarding payment;

     o reduce the percentage of the aggregate amount of the outstanding notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with some provisions of the indenture or of some defaults thereunder and their consequences as provided for in the indenture;

     o modify or alter the provisions of the indenture regarding the voting of notes held by the issuer, the depositor or an affiliate of any of them;

     o decrease the percentage of the aggregate principal amount of notes required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes necessary to amend the indenture or some other related agreements;

     o modify any of the provisions of the indenture in a manner as to affect the calculation of the amount of any payment of interest or principal due on any note, including the calculation of any of the individual components of the calculation; or

     o permit the creation of any lien ranking prior to or, except as otherwise contemplated by the indenture, on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

    The issuer and the indenture trustee may also enter into supplemental indentures, with the consent of the financial guaranty insurer and without obtaining the consent of the noteholders, for the purpose of, among other things, curing any ambiguity or correcting or supplementing any provision in the indenture that may be inconsistent with any other provision in this prospectus supplement.

CERTAIN MATTERS REGARDING THE INDENTURE TRUSTEE AND THE ISSUER

    Neither the indenture trustee nor any director, officer or employee of the indenture trustee will be under any liability to the issuer or the related noteholders for any action taken or for refraining from the taking of any action in good faith under the indenture or for errors in judgment. None of the indenture trustee and any director, officer or employee of the indenture trustee will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the indenture. Subject to limitations in the indenture, the indenture trustee and any director, officer, employee or agent of the indenture trustee shall be indemnified by the issuer and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or negligence in the performance of its duties under the indenture or by reason of reckless disregard of its obligations and duties under the indenture. All persons into which the indenture trustee may be merged or with which it may be consolidated or any person resulting from a merger or consolidation shall be the successor of the indenture trustee under the indenture.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    The following is a general discussion of anticipated material federal income tax consequences of the purchase, ownership and disposition of the notes offered under this prospectus. This discussion has been prepared with the advice of [Thacher Proffitt & Wood] [Orrick, Herrington & Sutcliffe LLP] [Stroock & Stroock & Lavan LLP] as counsel to the depositor. This discussion is directed solely to noteholders that hold the notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules, including banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, natural persons, cash method taxpayers, S corporations, estates and trusts, investors that hold the notes as part of a hedge, straddle or, an integrated or conversion transaction, or holders whose "functional currency" is not the United States dollar. Also, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a noteholder. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (a) is given as to events that have occurred at the time the advice is rendered and is not given as to the consequences of contemplated actions, and (b) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the notes. See "State and Other Tax Consequences." Noteholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the notes offered under this prospectus.

    In the opinion of _________________, as tax counsel to the depositor, for federal income tax purposes, assuming compliance with all provisions of the indenture, trust agreement and related documents, (a) the notes will be treated as indebtedness and (b) the issuer, as created under the terms and conditions of the trust agreement, will not be characterized as an association, or publicly traded partnership within the meaning of Internal Revenue Code section 7704, taxable as a corporation or as a taxable mortgage pool within the meaning of Internal Revenue Code section 7701(i). The following discussion is based in part upon the rules governing original issue discount that are described in Internal Revenue Code sections 1271-1273 and 1275 and in the Treasury regulations issued under these sections, referred to as the OID Regulations. The OID Regulations do not adequately address various issues relevant to, and in some instances provide that they are not applicable to, securities such as the notes. For purposes of this tax discussion, references to a "noteholder" or a "holder" are to the beneficial owner of a note.

    STATUS AS REAL PROPERTY LOANS

    Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Internal Revenue Code section 7701(a)(19)(C)(v); and notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of Internal Revenue Code section 856(c)(4)(A) and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Internal Revenue Code section 856(c)(3)(B).

    ORIGINAL ISSUE DISCOUNT

    [For federal income tax purposes, the notes will not be treated as having been issued with original issue discount since the principal amount of the notes will not exceed their issue price by more than a de minimis amount. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with a de minimis amount of original issue discount must include the discount in income, on a pro rata basis, as principal payments are made on the note. The OID Regulations also would permit a noteholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" for a description of the election under the OID Regulations.]

    [For federal income tax purposes, the notes will be treated as having been issued with original issue discount, because the stated redemption price at maturity for the notes will exceed their issue price by more than a de minimis amount. The original issue discount on a note will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of notes will be the first cash price at which a substantial amount of notes of that class is sold, excluding sales to bond houses, brokers and underwriters, on the closing date. If less than a substantial amount of a particular class of notes is sold for cash on or prior to the closing date, the issue price of the class will be treated as the fair market value of that class on the closing date. Under the OID Regulations, the stated redemption price of a note is equal to the total of all payments to be made on the note other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more
"qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that typically does not operate in a manner that accelerates or defers interest payments on the note.]

    [For notes bearing adjustable note rates, the determination of the total amount of original issue discount and the timing of the inclusion of original issue discount will vary according to the characteristics of the notes. In general terms original issue discount is accrued by treating the note rate of the notes as fixed and making adjustments to reflect actual note rate payments.]

    [Some classes of the notes provide for the first interest payment on these notes to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period", as defined in the fourth paragraph below, for original issue discount is each monthly period that ends on a distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the note and accounted for as original issue discount.]

    [In addition, for those classes of the notes where the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a note will reflect the accrued interest. In those cases, information returns to the noteholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued during periods prior to the closing date is treated as part of the overall purchase price of the note, and not as a separate asset the purchase price of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the note. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether the election could be made unilaterally by a noteholder.]

    [The holder of notes issued with more than a de minimis amount of original issue discount must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the note, including the purchase date but excluding the disposition date. In the case of an original holder of a note, the daily portions of original issue discount will be determined as follows.]

    [As to each "accrual period," that is, unless otherwise stated in the accompanying prospectus supplement, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during this accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the note, if any, in future periods and (B) the distributions made on the note during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the note at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated using a discount rate equal to the original yield to maturity of the notes, and possibly assuming that distributions on the note will be received in future periods based on the trust assets being prepaid at a rate equal to a prepayment assumption. For these purposes, the original yield to maturity of the note would be calculated based on its issue price and possibly assuming that distributions on the note will be made in all accrual periods based on the trust assets being prepaid at a rate equal to a prepayment assumption. The adjusted issue price of a note at the beginning of any accrual period will equal the issue price of the note, increased by the aggregate amount of original issue discount that accrued on the note in prior accrual periods, and reduced by the amount of any distributions made on the note in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day. Although the issuer will calculate original issue discount, if any, based on its determination of the accrual periods, a noteholder may, subject to some restrictions, elect other accrual periods.]

    [A subsequent purchaser of a note that purchases the note at a price, excluding any portion of the price attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount relating to the note. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the note. The adjusted issue price of a note on any given day equals:

o the adjusted issue price, or, in the case of the first accrual period, the issue price, of the note at the beginning of the accrual period which includes that day, plus

o the daily portions of original issue discount for all days during the accrual period prior to that day, less

o any principal payments made during the accrual period relating to the note.]

    MARKET DISCOUNT

    A noteholder that purchases a note at a market discount, that is, assuming the note is issued without original issue discount, at a purchase price less than its remaining stated principal amount, will recognize gain upon receipt of each distribution representing stated principal. In particular, under Internal Revenue Code section 1276 the noteholder, in most cases, will be required to allocate the portion of each distribution representing stated principal first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

    A noteholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the noteholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a noteholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If this election were made for a note with market discount, the noteholder would be deemed to have made an election to include currently market discount in income for all other debt instruments having market discount that the noteholder acquires during the taxable year of the election or after that year, and possibly previously acquired instruments. Similarly, a noteholder that made this election for a note that is acquired at a premium would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the noteholder owns or acquires. See "--Premium." Each of these elections to accrue interest, discount and premium for a note on a constant yield method would be irrevocable.

    However, market discount for a note will be considered to be de minimis for purposes Internal Revenue Code section 1276 if the market discount is less than 0.25% of the remaining principal amount of the note multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule for original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied for market discount, possibly taking into account a prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Original Issue Discount."

    Internal Revenue Code section 1276(b)(3) specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, some rules described in the legislative history to the Internal Revenue Code section 1276, or the Committee Report, apply. The Committee Report indicates that in each accrual period market discount on notes should accrue, at the noteholder's option: (a) on the basis of a constant yield method, or (b) in the case of a note issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the notes as of the beginning of the accrual period. Moreover, any prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a note purchased at a discount in the secondary market. Further, it is uncertain whether a prepayment assumption would be required to be used for the notes if they were issued with original issue discount.

    To the extent that notes provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a note typically will be required to treat a portion of any gain on the sale or exchange of the note as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

    Further, under Internal Revenue Code section 1277 a holder of a note may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a note purchased with market discount. For these purposes, the de minimis rule referred to in the third preceding paragraph applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in most cases, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or after that year, the interest deferral rule described above will not apply.

    PREMIUM

    If a holder purchases a note for an amount greater than its remaining principal amount, the holder will be considered to have purchased the note with amortizable bond premium equal in amount to the excess, and may elect to amortize the premium using a constant yield method over the remaining term of the note and to offset interest otherwise to be required to be included in income relating to that note by the premium amortized in that taxable year. If this election is made, it will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID Regulations also permit noteholders to elect to include all interest, discount and premium in income based on a constant yield method. See "--Market Discount." The
Committee Report states that the same rules that apply to accrual of market discount, which rules may require use of a prepayment assumption in accruing market discount for notes without regard to whether the notes have original issue discount, would also apply in amortizing bond premium under Internal Revenue Code section 171.

    REALIZED LOSSES

    Under Internal Revenue Code section 166 both corporate and noncorporate holders of the notes that acquire those notes in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their notes become wholly or partially worthless as the result of one or more Realized Losses on the trust assets. However, it appears that a noncorporate holder that does not acquire a note in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until the holder's note becomes wholly worthless, that is, until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

    Each holder of a note will be required to accrue interest and original issue discount for that note, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the trust assets until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a note could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a note eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a Realized Loss, ultimately will not be realized, the law is unclear as to the timing and character of the loss or reduction in income.

    SALES OF NOTES

    If a note is sold, the selling noteholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the note. The adjusted basis of a note, in most cases, will equal the cost of that note to that noteholder, increased by the amount of any original issue discount or market discount previously reported by the noteholder for that note and reduced by any amortized premium and any principal payment received by the noteholder. Except as provided in the following three paragraphs, any gain or loss will be capital gain or loss, provided the note is held as a capital asset, in most cases, property held for investment, within the meaning of Internal Revenue Code section 1221.

    Gain recognized on the sale of a note by a seller who purchased the note at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the note was held by the holder, reduced by any market discount included in income under the rules described above under "--Market Discount" and "--Premium."

        A portion of any gain from the sale of a note that might otherwise be capital gain may be treated as ordinary income to the extent that the note is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate", which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

    Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

    BACKUP WITHHOLDING

    Payments of interest and principal, as well as payments of proceeds from the sale of notes, may be subject to the "backup withholding tax" under Section 3406 of the Internal Revenue Code at a rate of 31% if recipients of the payments fail to furnish to the payor information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

    The issuer will report to the holders and to the IRS for each calendar year the amount of any "reportable payments" during that year and the amount of tax withheld, if any, relating to payments on the notes.

    TAX TREATMENT OF FOREIGN INVESTORS

    Interest paid on a note to a nonresident alien individual, foreign partnership or foreign corporation that has no connection with the United States other than holding notes, known as nonresidents, will normally qualify as portfolio interest and will be exempt from federal income tax, except, in general, where (a) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (b) the recipient is a controlled foreign corporation to which the issuer is a related person. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from the interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless this rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresidents. For these purposes a noteholder may be considered to be related to the issuer by holding a certificate or by having common ownership with any other holder of a certificate or any affiliate of that holder.

    NEW WITHHOLDING REGULATIONS

    The Treasury Department has issued new regulations referred to as the New Withholding Regulations, which make modifications to the withholding, backup withholding and information reporting rules described above in the three preceding paragraphs. The New Withholding Regulations attempt to unify certification requirements and modify reliance standards. The New Withholding Regulations will generally be effective for payments made after December 31, 1999, subject to transition rules. Prospective investors are urged to consult their tax advisors regarding the New Withholding Regulations.

                        STATE AND OTHER TAX CONSEQUENCES

        In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the notes offered by this prospectus. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors about the various tax consequences of investments in the notes offered by this prospectus.

                              ERISA CONSIDERATIONS

    Any fiduciary or other investor of ERISA plan assets that proposes to acquire or hold the notes on behalf of or with ERISA plan assets of any ERISA plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the prospectus.

    Each purchaser of a note, by its acceptance of the note, shall be deemed to have represented that the acquisition of the note by the purchaser does not constitute or give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code, for which no statutory, regulatory or administrative exemption is available. See "ERISA Considerations--Prohibited Transaction Exemptions--Notes" in the prospectus.

    The notes may not be purchased with the assets of an ERISA plan if the depositor, the master servicer, the indenture trustee, the owner trustee or any of their affiliates:

     o has investment or administrative discretion with respect to the ERISA plan assets;

    o has authority or responsibility to give, or regularly gives, investment advice regarding the ERISA plan assets, for a fee and under an agreement or understanding that the advice will serve as a primary basis for investment decisions regarding the ERISA plan assets and will be based on the particular investment needs for the ERISA plan; or

    o  is an employer maintaining or contributing to the ERISA plan.

    The sale of any of the notes to an ERISA plan is in no respect a representation by the depositor or the underwriter that such an investment meets all relevant legal requirements relating to investments by ERISA plans generally or any particular ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.

                                LEGAL INVESTMENT

    The notes will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in mortgage related securities may not be legally authorized to invest in the notes. No representation is made in this prospectus supplement as to whether the notes constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the notes as legal investments for the purchasers prior to investing in notes.

                             METHOD OF DISTRIBUTION

    Subject to the terms and conditions of an underwriting agreement, dated _________________ between ____________________, as the underwriter, has agreed to purchase and the depositor has agreed to sell the notes. It is expected that delivery of the notes will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about __________________ against payment therefor in immediately available funds.

    In connection with the notes, the underwriter has agreed, subject to the terms and conditions of the underwriting agreement, to purchase all of its notes if any of its notes are purchased by the underwriting agreement.

    In addition, the underwriting agreement provides that the obligation of the underwriter to pay for and accept delivery of the notes is subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's Registration Statement shall be in effect, and that no proceedings for that purpose shall be pending before or threatened by the Commission.

    The distribution of the notes by the underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the notes, before deducting expenses payable by the depositor, will be approximately _______% of the aggregate Stated Principal Balance of the notes plus its accrued interest from the cut-off date.

    The underwriter may effect these transactions by selling the notes to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the notes, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of the related notes may be deemed to be underwriters and any profit on the resale of the notes positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

    The depositor has been advised by the underwriter that it presently intends to make a market in the notes offered hereby; however, it is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the notes will develop.

    The underwriting agreement provides that the depositor will indemnify the underwriter and that under limited circumstances the underwriter will indemnify the depositor against some liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the underwriter may be required to make for these liabilities.

                                     EXPERTS

    The consolidated financial statements of _____________, as of December 31, 199_ and 199_ and for each of the years in the three-year period ended December 31, 199_ are incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of ______________, independent certified public accountants, incorporated by reference in this prospectus supplement, and upon the authority of the firm as experts in accounting and auditing.

                                  LEGAL MATTERS

    Legal matters concerning the notes will be passed upon for the depositor by _________, New York, New York and for the underwriter by _________________, New York, New York.

                                     RATINGS

    It is a condition to issuance that the notes be rated "___" by _________ and "____" by __________________. The depositor has not requested a rating on the notes by any rating agency other than ___________ and ___________. However, there can be no assurance as to whether any other rating agency will rate the notes, or, if it does, what rating would be assigned by any other rating agency. A rating on the notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the notes by ____________ and ____________. A securities rating addresses the likelihood of the receipt by holders of notes of distributions on the home loans. The rating takes into consideration the structural and legal aspects associated with the notes. The ratings on the notes do not, however, constitute statements regarding the possibility that holders might realize a lower than anticipated yield. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

        Except in limited circumstances, the globally offered Residential Asset Mortgage Products, Inc., Home Loan Asset-Backed Notes, Series ____________, which are referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold the global securities through any of DTC, Cedelbank or Euroclear. The global securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

        Secondary market trading between investors through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Cedelbank and Euroclear and in ACCORDANCE WITH CONVENTIONAL EUROBOND PRACTICE, THAT IS, seven calendar day settlement.

        Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

        Secondary cross-market trading between Cedelbank or Euroclear and DTC Participants holding notes will be effected on a delivery-against-payment basis through the respective depositaries of Cedelbank and Euroclear, in that capacity, and as DTC participants.

     Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet some requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

        All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their relevant depositary which in turn will hold these positions in their accounts as DTC participants.

        Investors electing to hold their global securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

        Investors electing to hold their global securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

        Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

        TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled using the procedures applicable to prior home loan asset-backed notes issues in same-day funds. Trading between Cedelbank and/or Euroclear participants. Secondary market trading between Cedelbank participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds. Trading between DTC, seller and Cedelbank or Euroclear participants. When global securities are to be transferred from the account of a DTC participant to the account of a Cedelbank participant or a Euroclear participant, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank participant or Euroclear participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the relevant depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depositary to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank participant's or Euroclear participant's account. The securities credit will appear the next day, European time, and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, i.e., the trade fails, the Cedelbank or Euroclear cash debt will be valued instead as of the actual settlement date.

        Cedelbank participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the global securities are credited to their account one day later. As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedelbank participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Cedelbank participant's or Euroclear participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global securities to the respective European depositary for the benefit of Cedelbank participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

        TRADING BETWEEN CEDELBANK OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedelbank participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank participant or Euroclear participant at least one business day prior to settlement. In these cases Cedelbank or Euroclear will instruct the respective depositary, as appropriate, to credit the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Cedelbank participant or Euroclear participant the following day, and receipt of the cash proceeds in the Cedelbank participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Cedelbank participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Cedelbank participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

        Finally, day traders that use Cedelbank or Euroclear and that purchase global securities from DTC participants for delivery to Cedelbank participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

               (a) borrowing through Cedelbank or Euroclear for one day, until the purchase side of the trade is reflected in their Cedelbank or Euroclear accounts, in accordance with the clearing system's customary procedures;

               (b) borrowing the global securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

               (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Cedelbank participant or Euroclear participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

        A beneficial owner of global securities holding securities through Cedelbank or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless:

          each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements, and the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate: Exemption for Non-U.S. Persons (Form W-8).

Beneficial holders of global securities that are Non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of the change.

     Exemption  for Non-U.S.  persons with  effectively  connected  income (Form
4224). A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224, the Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

        Exemption or reduced rate for Non-U.S. persons resident in treaty countries (Form 1001). Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form 1001, Holdership, Exemption or Reduced Rate Certificate. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by note holders or their agent. Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9, the Payer's Request for Taxpayer Identification Number and Certification.

        U.S. Federal Income Tax Reporting Procedure. The holder of a global security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the security, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year. The term "U.S. person" means:

         a citizen or resident of the United States,

         a corporation, partnership or other entity organized in or under the laws of the United States or any of its political subdivisions, unless, in the case of a partnership, future Treasury regulations provide otherwise, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.
                                        I-4

Some trusts not described in last clause above in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. Person. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

                                  $-----------


                          Home Loan Asset-Backed Notes,

                                 Series _______

                              Prospectus Supplement

                              ---------------------

                                  [Underwriter]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes offered in this prospectus supplement in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the notes offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until _____________.

                                           PART II
                            INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (ITEM 14 OF FORM S-3).

        The expenses expected to be incurred in connection with the issuance and distribution of the Securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.

------------------------------------------------- ----------------------------
Filing Fee for Registration Statement             $       278
------------------------------------------------- ----------------------------
Legal Fees and Expenses                           $ 1,000,000
------------------------------------------------- ----------------------------
Accounting Fees and Expenses                      $   750,000
------------------------------------------------- ----------------------------
Trustee's Fees and Expenses                       $   100,000
------------------------------------------------- ----------------------------
   (including counsel fees)

------------------------------------------------- ----------------------------
Blue Sky Fees and Expenses                        $    70,000
------------------------------------------------- ----------------------------
Printing and Engraving Expenses                   $   300,000
------------------------------------------------- ----------------------------
Rating Agency Fees                                $ 2,000,000
------------------------------------------------- ----------------------------
Insurance Fees and Expenses                       $   250,000
------------------------------------------------- ----------------------------
Miscellaneous                                     $   100,000
------------------------------------------------- ----------------------------
Total                                             $4,570,278
------------------------------------------------- ----------------------------


INDEMNIFICATION OF DIRECTORS AND OFFICERS (ITEM 15 OF FORM S-3).

        The Pooling and Servicing Agreements or the Trust Agreements, as applicable, will provide that no director, officer, employee or agent of the Registrant is liable to the Trust Fund or the Certificateholders, except for such person's own willful misfeasance, bad faith, gross negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreements or the Trust Agreements, as applicable, will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Registrant is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing Agreements or the Trust Agreements, as applicable, and related Certificates other than such expenses related to particular Mortgage Loans or Contracts.

        Any underwriters who execute an Underwriting Agreement in the form filed as Exhibit 1.1 to this Registration Statement will agree to indemnify the Registrant's directors and its officers who signed this Registration Statement against certain liabilities which might arise under the Securities Act of 1933 from certain information furnished to the Registrant by or on behalf of such indemnifying party.

        Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

        Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

        The By-Laws of the Registrant provide, in effect, that to the extent and under the circumstances permitted by subsections (a) and (b) of Section 145 of the General Corporation Law of the State of Delaware, the Registrant (i) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any action, suit or proceeding described in subsections
(a) and (b) by reason of the fact that he is or was a director or officer, or his testator or intestate is or was a director or officer of the Registrant, against expenses, judgments, fines and amounts paid in settlement, and (ii) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any such action, suit or proceeding if such person is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

        Certain controlling persons of the Registrant may also be entitled to indemnification from General Motors Acceptance Corporation, an indirect parent of the Registrant. Under Section 145, General Motors Acceptance Corporation may or shall, subject to various exceptions and limitations, indemnify its directors or officers and may purchase and maintain insurance as follows:

               (a) The Certificate of Incorporation, as amended, of General Motors Acceptance Corporation provides that no director shall be personally liable to General Motors Acceptance Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to General Motors Acceptance Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174, or any successor provision thereto, of the Delaware Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

               (b) Under Article VI of its By-Laws, General Motors Acceptance Corporation shall indemnify and advance expenses to every director and officer (and to such person's heirs, executors, administrators or other legal representatives) in the manner and to the full extent permitted by applicable law as it presently exists, or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys' fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal administrative or investigative (a "proceeding"), in which such director or officer was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of General Motors Acceptance Corporation, or is or was serving at the request of General Motors Acceptance Corporation, as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise. General Motors Acceptance Corporation shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the Board of Directors of General Motors Acceptance Corporation. General Motors Acceptance Corporation shall pay the expenses of directors and officers incurred in defending any proceeding in advance of its final disposition ("advancement of expenses"); provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under Article VI of the By-Laws or otherwise. If a claim for indemnification or advancement of expenses by an officer or director under Article VI of the By-Laws is not paid in full within ninety days after a written claim therefor has been received by General Motors Acceptance Corporation, the claimant may file suit to recover the unpaid amount of such claim, and if successful in whole or in part, shall be entitled to the requested indemnification or advancement of expenses under applicable law. The rights conferred on any person by Article VI of the By-Laws shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested directors of General Motors Acceptance Corporation or otherwise. The obligation, if any, of General Motors Acceptance Corporation to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, organization or other enterprise.

               (c) A director or officer who has been wholly successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in paragraphs (a) or (b) above, shall be entitled to indemnification as authorized in such paragraphs.

        As a subsidiary of General Motors Corporation, General Motors Acceptance Corporation is insured against liabilities which it may incur by reason of the foregoing provisions of the Delaware General Corporation Law and directors and officers of General Motors Acceptance Corporation are insured against some liabilities which might arise out of their employment and not be subject to indemnification under said General Corporation Law.

        Pursuant to resolutions adopted by the Board of Directors of General Motors Corporation, that company to the fullest extent permissible under law will indemnify, and has purchased insurance on behalf of, directors or officers of the company, or any of them, who incur or are threatened with personal liability, including expenses, under Employee Retirement Income Security Act of 1974 or any amendatory or comparable legislation or regulation thereunder.

EXHIBITS (ITEM 16 OF FORM S-3).

1.1 Form of Underwriting Agreement for Mortgage Asset-Backed Pass-Through Certificates.

1.2    Form of Underwriting Agreement for Asset-Backed Notes.

3.1    Certificate of Incorporation.

3.2    By-Laws.

4.1    Form of Pooling and Servicing Agreement.

4.2    Form of Trust Agreement.

4.3    Form of Indenture.

5.1 Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality.

5.2 Opinion of Thacher Proffitt & Wood with respect to legality.

5.3 Opinion of Stroock & Stroock & Lavan LLP with respect to legality.

        8.1 Opinion of Orrick, Herrington & Sutcliffe LLP with respect to certain tax matters.

               Opinion of Thacher Proffitt & Wood with respect to certain tax matters (included as part of Exhibit 5.2).

        8.3 Opinion of Stroock & Stroock & Lavan LLP with respect to certain tax matters (included as part of Exhibit 5.3).

        10.1   Form of Mortgage Loan Purchase Agreement.

        10.2   Form of Servicing Agreement.

        23.1 Consent of Orrick, Herrington & Sutcliffe LLP (included as part of Exhibit 5.1 and Exhibit 8.1).

23.2 Consent of Thacher Proffitt & Wood (included as part of Exhibit 5.2).

23.3 Consent of Stroock & Stroock & Lavan LLP (included as part of Exhibit 5.3).

        24.1 Power of Attorney.

        24.2 Certified Copy of the Resolutions of the Board of Directors of the Registrant.

UNDERTAKINGS (ITEM 17 OF FORM S-3).

        The Registrant hereby undertakes:

        (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                      (iii) to include any material  information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                          SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement referred to in Transaction Requirement B.2 or B.5 of Form S-3 will be met by the time of sale of the securities registered hereby, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on November 24, 1999.

                            RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                            BY: /S/ BRUCE J. PARADIS
                            Bruce J. Paradis
                            President and Chief Executive Officer

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                           TITLE                        DATE

/S/BRUCE J. PARADIS                         Director, President and     November 23, 1999
----------------------
Bruce J. Paradis                            Chief Executive Officer
                                            (Principal Executive
                                            Officer)

/S/DAVEE L. OLSON                           Director and Chief          November 23, 1999
-----------------
Davee L. Olson                               Financial Officer
                                            (Principal Financial
                                            Officer)

/S/JACK KATZMARK                            Treasurer and Controller    November 23, 1999
Jack Katzmark                               (Principal Accounting

                                            Officer)

/S/DENNIS W. SHEEHAN, JR.                   Director                    November 23, 1999
-------------------------
Dennis W. Sheehan, Jr.

                                   EXHIBIT 1.1

                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

          MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 200_-

                                     FORM OF

                             UNDERWRITING AGREEMENT

[Name of Underwriter]

Ladies and Gentlemen:

        Residential Asset Mortgage Products, Inc., a Delaware corporation (the "Company"), proposes to sell to you (also referred to herein as the "Underwriter") Mortgage Asset-Backed PASS-THROUGH CERTIFICATES, SERIES 200_- , Class A [and Class R] Certificates other than a de minimis portion thereof (collectively, the "Certificates"), having the aggregate principal amounts and Pass-Through Rates set forth above. The Certificates, together with the [Class M] and [Class B] Certificates of the same series, will evidence the entire beneficial interest in the Trust Fund (as defined in the [Pooling and Servicing] [Trust] Agreement referred to below) consisting primarily of a pool (the "Pool") of conventional, fixed-rate, one- to four-family residential mortgage loans (the "Mortgage Loans") as described in the Prospectus Supplement (as hereinafter defined) to be sold by the Company. [A de minimis portion of the Class R Certificates will not be sold hereunder and will be held by Residential Funding Corporation ("Residential Funding").]

        The Certificates will be issued pursuant to [a pooling and servicing agreement ][a trust agreement] [(the "Pooling and Servicing Agreement")] [(the "Trust Agreement")] to be DATED AS OF , 200_ (the "Cut-off Date") among the Company, as seller, RESIDENTIAL FUNDING, AS MASTER SERVICER, AND , as trustee (the "Trustee"). The Certificates are described more fully in the Basic Prospectus and the Prospectus Supplement (each as hereinafter defined) which the Company has furnished to you.

1.      REPRESENTATIONS, WARRANTIES AND COVENANTS.

1.1     The Company represents and warrants to, and agrees with you that:

(a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. 33-_______) on Form S-3 for the registration under the Securities Act of 1933, as amended (the "Act"), of Mortgage Asset-Backed Pass-Through Certificates (issuable in series), including the Certificates, which registration statement has become effective, and a copy of which, as amended to the date hereof, has heretofore been delivered to you. The Company proposes to file with the Commission pursuant to Rule 424(b) under the rules and regulations of the Commission UNDER THE ACT (THE "1933 ACT REGULATIONS") A SUPPLEMENT DATED , -------------------- 200_
          (THE "PROSPECTUS SUPPLEMENT"), TO THE PROSPECTUS DATED , -------------------- 200_ (the "Basic Prospectus"), relating to the Certificates and the method of distribution thereof. Such registration statement (No. 33-______) including exhibits thereto and any information incorporated therein by reference, as amended at the date hereof, is hereinafter called the "Registration Statement"; and the Basic Prospectus and the Prospectus Supplement and any information incorporated therein by reference, together with any amendment thereof or supplement thereto authorized by the Company on or prior to the Closing Date for use in connection with the offering of the Certificates, are hereinafter called the "Prospectus". Any preliminary form of the Prospectus Supplement which has heretofore been filed pursuant to Rule 424, or prior to the effective date of the
          Registration Statement pursuant to Rule 402(a), or 424(a) is hereinafter called a "Preliminary Prospectus Supplement."

(b) The Registration Statement has become effective, and the Registration Statement as of its effective date (the "Effective Date"), and the Prospectus, as of the date of the Prospectus Supplement, complied in all material respects with the applicable requirements of the Act and the 1933 Act Regulations; and the Registration Statement, as of the Effective Date, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus, as of the date of the Prospectus Supplement, did not, and as of the Closing Date will not, contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the CIRCUMSTANCES UNDER WHICH THEY WERE MADE, NOT MISLEADING; PROVIDED, HOWEVER, that neither the Company nor Residential Funding makes any representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto relating to the information IDENTIFIED BY UNDERLINING OR OTHER HIGHLIGHTING AS SHOWN IN EXHIBIT F (the "Excluded --------- INFORMATION"); AND PROVIDED, FURTHER, that neither the Company nor Residential Funding makes any representations or warranties as to either (i) any information in any Computational Materials or ABS Term Sheets (each as hereinafter defined) required to be provided by the Underwriter to the Company pursuant to Section 4.2, except to the extent of any information set forth therein that constitutes Pool Information (as defined below), or (ii) any information contained in or omitted from the portions of THE PROSPECTUS IDENTIFIED BY UNDERLINING OR OTHER HIGHLIGHTING AS SHOWN IN EXHIBIT G --------- (the "Underwriter Information"). As used herein, "Pool Information" means information with respect to the characteristics of the [Mortgage Loans] and administrative and servicing fees, as provided by or on behalf of the Company or Residential Funding to the Underwriter in final form and set forth in the Prospectus Supplement. The Company acknowledges that, except for any Computational Materials and ABS Term Sheets, the Underwriter Information constitutes the only information furnished in writing by you or on your behalf for use in connection with the preparation of the Registration Statement, any preliminary prospectus or the Prospectus, and you confirm that the Underwriter Information is correct.

(c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to conduct its business as presently conducted by it.

(d) This Agreement has been duly authorized, executed and delivered by the Company.

(e) As of the Closing Date (as defined herein) the Certificates will conform in all material respects to the description thereof contained in the Prospectus and the representations and warranties of the Company in the Pooling and Servicing Agreement will be true and correct in all material respects.

1.2 Residential Funding represents and warrants to, and agrees with you that as of the Closing Date the representations and warranties of Residential Funding in the [Pooling and Servicing] [Trust] Agreement will be true and correct in all material respects.

1.3 The Underwriter represents and warrants to and agrees with the Company and Residential Funding that:

(a)     [omitted]

(b)     [omitted]

(c)     [omitted]

(d)     [omitted]

(e)     [omitted]

(f) The Underwriter hereby certifies that (i) with respect to any classes of Certificates issued in authorized denominations or Percentage Interests of less than $25,000 or 20%, as the case may be, the fair market value of each such Certificate sold to any person on the date of initial sale thereof by the Underwriter will not be less than $100,000, and (ii) with respect to each class of Certificates to be maintained on the book-entry records of The Depository Trust Company ("DTC"), the interest in each such class of Certificates sold to any person on the date of initial sale thereof by the Underwriter will not be less than an initial Certificate Principal Balance of $25,000.

(g) The Underwriter will use its best reasonable efforts to cause Trepp & Co. to issue a commitment letter, prior to the Closing Date, to DTC stating that Trepp & Co. will value the DTC Registered Certificates (hereinafter defined) on an ongoing basis subsequent to the Closing Date.

(h) The Underwriter will have funds available at ________________, in the Underwriter's account at such bank at the time all documents are executed and the closing of the sale of the Certificates is completed, except for the transfer of funds and the delivery of the Certificates. Such funds will be available for immediate transfer into the account of Residential Funding maintained at such bank.

(i) As of the date hereof and as of the Closing Date, the Underwriter has complied with all of its obligations hereunder including Section 4.2, and, with respect to all Computational Materials and ABS Term Sheets provided by the Underwriter to the Company pursuant to Section 4.2, if any, such Computational Materials and ABS Term Sheets are accurate in all material respects (taking into account the assumptions explicitly set forth in the Computational Materials or ABS Term Sheets, except to the extent of any errors therein that are caused by errors in the Pool Information). The Computational Materials and ABS Term Sheets provided by the Underwriter to the Company constitute a complete set of all Computational Materials and ABS Term Sheets that are required to be filed with the Commission.

1.4 [The Underwriter covenants and agrees to pay directly, or reimburse the Company or Residential Funding upon demand for (i) any and all taxes (including penalties and interest) owed or asserted to be owed by the Company or Residential Funding as a result of a claim by the Internal Revenue Service that the transfer of any of the Class R Certificates to the Underwriter hereunder or any transfer thereof by the Underwriter may be disregarded for federal tax purposes and (ii) any and all losses, claims, damages and liabilities, including attorney's fees and expenses, arising out of any failure of the Underwriter to make payment or reimbursement in connection with any such assertion as required in (i) above. In addition, the Underwriter acknowledges that on the Closing Date immediately after the transactions described herein it will be the owner of the Class R Certificates for federal tax purposes, and the Underwriter covenants that it will not assert in any proceeding that the transfer of the Class R Certificates from the Company to the Underwriter should be disregarded for any purpose.]

2. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to you, and you agree to purchase from the Company, the Certificates [(other than for a de minimis portion of the Class R Certificates, which shall be transferred by the Company to Residential FUNDING)] AT A PRICE EQUAL TO % of the aggregate principal balance of the Certificates as of the Closing Date. There will be added to the purchase price of the Certificates an amount equal to interest accrued thereon from the Cut-off Date to but not including the Closing Date. [The purchase price for the Certificates was agreed to by the Company in reliance upon the transfer from the Company to the Underwriter of the tax liabilities associated with the ownership of the Class R Certificates.]

3. DELIVERY AND PAYMENT. Delivery of and payment for the Certificates shall be made at the office of [Thacher Proffitt & Wood] [Orrick, Herrington & Sutcliffe LLP] [Stroock & STROOCK & LAVAN LLP] AT 10:00 A.M., NEW YORK CITY TIME, ON , 200_ or such later date as you shall designate, which date and time may be postponed by agreement between you and the Company (such date and time of delivery and payment for the Certificates being herein called the "Closing Date"). Delivery of the Certificates [(except for the Class R Certificates (the "Definitive Certificates"))] shall be made to you through the Depository Trust Company ("DTC") (such Certificates, the "DTC Registered Certificates")[, and delivery of the Definitive Certificates shall be made in registered, certified form, in each case against payment by you of the purchase price thereof to or upon the order of the Company by wire transfer in immediately available funds. The Definitive Certificates shall be registered in such names and in such denominations as you may request not less than two business days in advance of the Closing Date. The Company agrees to have the Definitive Certificates available for inspection, checking and packaging by you in New York, New York not later than 1:00 p.m. on the business day prior to the Closing Date.]

4.      OFFERING BY UNDERWRITER.

4.1 It is understood that you propose to offer the Certificates for sale to the public as set forth in the Prospectus and you agree that all such offers and sales by you shall be made in compliance with all applicable laws and regulations.

4.2 It is understood that you may prepare and provide to prospective investors certain Computational Materials and ABS Term Sheets in connection with your offering of the Certificates, subject to the following conditions:

(a) The Underwriter shall comply with all applicable laws and regulations in connection with the use of Computational Materials, including the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994 (collectively, the "Kidder/PSA Letter"), as well as the PSA Letter referred to below. The Underwriter shall comply with all applicable laws and regulations in connection with the use of ABS Term Sheets, including the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder/PSA Letter, the "No-Action Letters").

(b) For purposes hereof, "Computational Materials" as used herein shall have the meaning given such term in the No-Action Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by or at the direction of the Underwriter. For purposes hereof, "ABS Term Sheets" and "Collateral Term Sheets" as used herein shall have the meanings given such terms in the PSA Letter but shall include only those ABS Term Sheets or Collateral Term Sheets that have been prepared or delivered to prospective investors by or at the direction of the Underwriter.

(c) (i) All Computational Materials and ABS Term Sheets provided to prospective investors that are required to be filed pursuant to the No-Action Letters shall bear a legend on each page including the following statement:

               "THE INFORMATION HEREIN HAS BEEN PROVIDED SOLELY BY [name of Underwriter]. NEITHER THE ISSUER OF THE CERTIFICATES NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION AS TO THE ACCURACY OR COMPLETENESS OF THE

               INFORMATION HEREIN. THE INFORMATION HEREIN IS PRELIMINARY, AND WILL BE SUPERSEDED BY THE APPLICABLE PROSPECTUS SUPPLEMENT AND BY ANY OTHER INFORMATION SUBSEQUENTLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

(ii) In the case of Collateral Term Sheets, such legend shall also include the following statement:

               "THE  INFORMATION  CONTAINED  HEREIN  WILL BE  SUPERSEDED  BY THE
               DESCRIPTION OF THE MORTGAGE POOL CONTAINED IN THE PROSPECTUS SUPPLEMENT RELATING TO THE CERTIFICATES AND [Except with respect to the initial Collateral Term Sheet prepared by the Underwriter] SUPERSEDES ALL INFORMATION CONTAINED IN ANY COLLATERAL TERM SHEETS RELATING TO THE MORTGAGE POOL PREVIOUSLY PROVIDED BY [name of Underwriter]."

        The Company shall have the right to require additional specific legends or notations to appear on any Computational Materials or ABS Term Sheets, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein. Notwithstanding the foregoing, this subsection (c) will be satisfied if all Computational Materials and ABS Term Sheets referred to THEREIN BEAR A LEGEND IN THE FORM SET FORTH IN EXHIBIT I hereto.

(d) The Underwriter shall provide the Company with representative forms of all Computational Materials and ABS Term Sheets prior to their first use, to the extent such forms have not previously been approved by the Company for use by the Underwriter. The Underwriter shall provide to the Company, for filing on Form 8-K as provided in Section 5.9, copies (in such format as required by the Company) of all Computational Materials and ABS Term Sheets that are required to be filed with the Commission pursuant to the No-Action Letters. The Underwriter may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed. All Computational Materials and ABS Term Sheets described in this subsection (d) must be provided to the Company not later than 10:00 a.m. New York time one business day before filing thereof is required pursuant to the terms of this Agreement. The Underwriter agrees that it will not provide to any investor or prospective investor in the Certificates any Computational Materials or ABS Term Sheets on or after the day on which Computational Materials and ABS Term Sheets are required to be provided to the Company pursuant to this Section 4.2(d) (other than copies of Computational Materials or ABS Term Sheets previously submitted to the Company in accordance with this Section 4.2(d) for filing pursuant to
     Section 5.9), unless such Computational Materials or ABS Term Sheets are preceded or accompanied by the delivery of a Prospectus to such investor or prospective investor.

(e) All information included in the Computational Materials and ABS Term Sheets shall be generated based on substantially the same methodology and assumptions that are used to generate the information in the Prospectus Supplement as set forth therein; provided that the Computational Materials and ABS Term Sheets may include information based on alternative methodologies or assumptions if specified therein. If any Computational Materials or ABS Term Sheets that are required to be filed were based on assumptions with respect to the Pool that differ from the final Pool Information in any material respect or on Certificate structuring terms that were revised in any material respect prior to the printing of the Prospectus, the Underwriter shall prepare revised Computational Materials or ABS Term Sheets, as the case may be, based on the final Pool Information and structuring assumptions, circulate such revised Computational Materials and ABS Term Sheets to all recipients of the preliminary versions thereof that indicated or subsequently indicate orally to the Underwriter they will purchase all or any portion of the Certificates, and include such revised Computational Materials and ABS Term Sheets (marked, "as revised") in the materials delivered to the Company pursuant to subsection (d) above.

(f) The Company shall not be obligated to file any Computational Materials or ABS Term Sheets that have been determined to contain any material error or omission, provided that, at the request of the Underwriter, the Company will file Computational Materials or ABS Term Sheets that contain a material error or omission if clearly MARKED "SUPERSEDED BY MATERIALS DATED _________ and accompanied by corrected Computational Materials or ABS Term Sheets that are marked, "material previously DATED __________, as corrected." In the event that, within the period during which the Prospectus relating to the Certificates is required to be delivered under the Act, any Computational Materials or ABS Term Sheets are determined, in the reasonable judgment of the Company or the Underwriter, to contain a material error or omission, the Underwriter shall prepare a corrected version of such Computational Materials or ABS Term Sheets, shall circulate such corrected Computational Materials and ABS Term Sheets to all recipients of the prior versions thereof that either indicated orally to the Underwriter they would purchase all or any portion of the Certificates, or actually purchased all or any portion thereof, and shall deliver copies of such corrected Computational Materials and ABS Term Sheets (marked, "as corrected") to the Company for filing with the Commission in a subsequent Form 8-K submission (subject to the Company's obtaining an accountant's comfort letter in respect of such corrected Computational Materials and ABS Term Sheets, which shall be at the expense of the Underwriter).

(g) If the Underwriter does not provide any Computational Materials or ABS Term Sheets to the Company pursuant to subsection (d) above, the Underwriter shall be deemed to have represented, as of the Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Certificates that is required to be filed with the Commission in accordance with the No-Action Letters, and the Underwriter shall provide the Company with a certification to that effect on the Closing Date.

(h) In the event of any delay in the delivery by the Underwriter to the Company of all Computational Materials and ABS Term Sheets required to be delivered in accordance with subsection (d) above, or in the delivery of the accountant's comfort letter in respect thereof pursuant to Section 5.9, the Company shall have the right to delay the release of the Prospectus to investors or to the Underwriter, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Company to comply with its agreement set forth in Section 5.9 to file the Computational Materials and ABS Term Sheets by the time specified therein.

(i) The Underwriter represents that it has in place, and covenants that it shall maintain internal controls and procedures which it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements of the No-Action Letters with respect to the generation and use of Computational Materials and ABS Term Sheets in connection with the offering of the Certificates.

4.3 You further agree that on or prior to the sixth day after the Closing Date, you shall PROVIDE THE COMPANY WITH A CERTIFICATE, SUBSTANTIALLY IN THE FORM OF EXHIBIT H attached hereto, setting forth (i) in the case of each class of Certificates, (a) if less than 10% of the aggregate principal balance of such class of Certificates has been sold to the public as of such date, the value calculated pursuant to clause (b)(iii) of Exhibit G hereto, or, (b) if 10% or more of such class of Certificates has been sold to the public as of such date but no single price is paid for at least 10% of the aggregate principal balance of such class of Certificates, then the weighted average price at which the Certificates of such class were sold expressed as a percentage of the principal balance of such class of Certificates sold, or (c) the first single price at which at least 10% of the aggregate principal balance of such class of Certificates was sold to the public, (ii) the prepayment assumption used in pricing each class of Certificates, and (iii) such other information as to matters of fact as the Company may reasonably request to enable it to comply with its reporting requirements with respect to each class of Certificates to the extent such information can in the good faith judgment of the Underwriter be determined by it.

5. AGREEMENTS. The Company agrees with you that:

5.1  Before  amending  or  supplementing  the  Registration   Statement  or  the
Prospectus with respect to the Certificates, the Company will furnish you with a copy of each such proposed amendment or supplement.

5.2 The Company will cause the Prospectus Supplement to be transmitted to the Commission for filing pursuant to Rule 424(b) under the Act by means reasonably calculated to result in filing with the Commission pursuant to said rule.

5.3 If, during the period after the first date of the public offering of the Certificates in which a prospectus relating to the Certificates is required to be delivered under the Act, any event occurs as a result of which it is necessary to amend or supplement the Prospectus, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act or the 1933 Act Regulations, the Company promptly will prepare and furnish, at its own expense, to you, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

5.4 The Company will furnish to you, without charge, a copy of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an underwriter or dealer may be required by the Act, as many copies of the Prospectus, any documents incorporated by reference therein and any amendments and supplements thereto as you may reasonably request.

5.5 The Company agrees, so long as the Certificates shall be outstanding, or until such time as you shall cease to maintain a secondary market in the Certificates, whichever first occurs, to deliver to you the annual statement as to compliance delivered to the Trustee pursuant to [Section 3.18 of the Pooling and Servicing Agreement] [Section 3.5 of the Trust Agreement] [and the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to Section 3.19 of the Pooling and Servicing Agreement], as soon as such statements are furnished to the Company.

5.6 The Company will endeavor to arrange for the qualification of the Certificates for sale under the laws of such jurisdictions as you may reasonably designate and will maintain such qualification in effect so long as required for the initial distribution of the CERTIFICATES; PROVIDED, HOWEVER, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

5.7 If the transactions contemplated by this Agreement are consummated, the Company or Residential Funding will pay or cause to be paid all expenses incident to the performance of the obligations of the Company and Residential Funding under this Agreement, and will reimburse you for any reasonable expenses (including reasonable fees and disbursements of counsel) reasonably incurred by you in connection with qualification of the Certificates for sale and determination of their eligibility for investment under the laws of such jurisdictions as you have reasonably requested pursuant to Section 5.6 above and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Certificates, and for expenses incurred in distributing the Prospectus (including any amendments and supplements thereto) to the Underwriter. Except as herein provided, you shall be responsible for paying all costs and expenses incurred by you, including the fees and disbursements of your counsel, in connection with the purchase and sale of the Certificates.

5.8 If, during the period after the Closing Date in which a prospectus relating to the Certificates is required to be delivered under the Act, the Company receives notice that a stop order suspending the effectiveness of the Registration Statement or preventing the offer and sale of the Certificates is in effect, the Company will advise you of the issuance of such stop order.

5.9 The Company shall file the Computational Materials and ABS Term Sheets (if any) provided to it by the Underwriter under Section 4.2(d) with the Commission pursuant to a Current Report on Form 8-K by 10:00 a.m. on the morning the Prospectus is delivered to the Underwriter or, in the case of any Collateral Term Sheet required to be filed prior to such date, by 10:00 a.m. on the second business day following the first day on which such COLLATERAL TERM SHEET HAS BEEN SENT TO A PROSPECTIVE INVESTOR; PROVIDED, HOWEVER, that prior to such filing of the Computational Materials and ABS Term Sheets (other than any Collateral Term Sheets that are not based on the Pool Information) by the Company, the Underwriter must comply with its obligations pursuant to Section 4.2 and the Company must receive a letter FROM , certified public accountants, satisfactory in form and substance to the Company, Residential Funding and their respective counsels, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Company, as a result of which they determined that all information that is included in the Computational Materials and ABS Term Sheets (if any) provided by the Underwriter to the Company for filing on Form 8-K, as provided in Section 4.2 and this Section 5.9, is accurate except as to such matters that are not deemed by the Company to be material. The foregoing letter shall be at the expense of the Underwriter. The Company shall file any corrected Computational Materials described in Section 4.2(f) as soon as practicable following receipt thereof. The Company also will file with the Commission within fifteen days of the issuance of the Certificates a Current Report on Form 8-K (for purposes of filing the Pooling and Servicing Agreement).

6.  CONDITIONS  TO  THE  OBLIGATIONS  OF  THE  UNDERWRITER.   The  Underwriter's
obligation to purchase the Certificates shall be subject to the following conditions:

6.1 No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending or, to the knowledge of the Company, threatened by the Commission; and the Prospectus Supplement shall have been filed or transmitted for filing, by means reasonably calculated to result in a filing with the Commission pursuant to Rule 424(b) under the Act.

6.2 SINCE 1, 200_ there shall have been no material adverse change (not in the ordinary course of business) in the condition of the Company or Residential Funding.

6.3 The Company shall have delivered to you a certificate, dated the Closing Date, of the President, a Senior Vice President or a Vice President of the Company to the effect that the signer of such certificate has examined this Agreement, the Prospectus, the [Pooling and Servicing] [Trust] Agreement and various other closing documents, and that, to the best of his or her knowledge after reasonable investigation:

(a) the representations and warranties of the Company in this Agreement and in the [Pooling and Servicing] [Trust] Agreement are true and correct in all material respects; and

(b) the Company has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

6.4 Residential Funding shall have delivered to you a certificate, dated the Closing Date, of the President, a Senior Vice President or a Vice President of Residential

Funding to the effect that the signer of such certificate has examined the [Pooling and Servicing] [Trust] Agreement and this Agreement and that, to the best of his or her knowledge after reasonable investigation, the representations and warranties of Residential Funding contained in the [Pooling and Servicing] [Trust] Agreement and in this Agreement are true and correct in all material respects.

6.5 You shall have received the opinion of [Thacher Proffitt & Wood] [Orrick, Herrington & Sutcliffe LLP] [Stroock & Stroock & Lavan LLP], special counsel for the Company and Residential Funding, dated the Closing Date and substantially to the effect set forth in EXHIBIT A, and the opinion of ______________, general counsel for the Company and Residential Funding, dated the Closing Date and substantially to the effect set forth in EXHIBIT B.

6.6 You shall have received from ___________, counsel for the Underwriter, an opinion DATED THE CLOSING DATE SUBSTANTIALLY TO THE EFFECT SET FORTH IN EXHIBIT C in form and substance satisfactory to the Underwriter.

6.7 The Underwriter shall have received from___________________________, certified public accountants, (a) a letter dated the date hereof and satisfactory in form and substance to the Underwriter and the Underwriter's counsel, to the effect that they have performed certain specified procedures, all of which have been agreed to by the Underwriter, as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus Supplement under the captions "Description of the Mortgage Pool", "Pooling and Servicing Agreement", "Description of the Certificates" and "Certain Yield and Prepayment Considerations" agrees with the records of the Company and Residential Funding excluding any questions of legal interpretation and (b) the letter prepared pursuant to Section 5.9 hereof.

6.8 The Class [A] Certificates shall have been rated "___" by [___________] [and the Class M Certificates shall have been rated "__" by [_______________]].

6.9 You shall have received the opinion of ____________, counsel to the Trustee, dated THE CLOSING DATE, SUBSTANTIALLY TO THE EFFECT SET FORTH IN EXHIBIT D.

6.10 You shall have received the opinion of [Faegre & Benson], special Minnesota tax counsel for the Company, dated the Closing Date, substantially to the effect set forth in EXHIBIT E.

6.11 You shall have received from [Thacher Proffitt & Wood] [Orrick, Herrington & Sutcliffe LLP], [Stroock & Stroock & Lavan LLP] special counsel to the Company, and from ______________, general counsel to the Company, reliance letters with respect to any opinions delivered to [______________] and [______________].

The Company will furnish you with conformed copies of the above opinions, certificates, letters and documents as you reasonably request.

7.      INDEMNIFICATION AND CONTRIBUTION.

7.1 The Company and Residential Funding, jointly and severally, agree to indemnify and hold harmless you and each person, if any, who controls you within the meaning of either Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Certificates as originally filed or in any amendment thereof or other filing incorporated by reference therein, or in the Prospectus or other filing incorporated by reference therein (if used within the period set forth in Section 5.3 hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon any information with respect to which the Underwriter has agreed to indemnify the Company pursuant to Section 7.2; provided, that none of the Company, Residential Funding or you will be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein relating to the Excluded Information or any information included in Computational Materials or ABS Term Sheets which is incorrect solely because the Pool Information deviates from the PARAMETERS SET FORTH IN THE BID SHEET ATTACHED HERETO AS EXHIBIT J provided you have complied with your obligations to circulate and deliver to the Company revised Computational Materials and ABS Term Sheets in accordance with Section 4.2(e) (any such deviation, the "Excluded Pool Information").

7.2 You agree to indemnify and hold harmless the Company, Residential Funding, their respective directors or officers and any person controlling the Company or Residential Funding to the same extent as the indemnity set forth in clause 7.1 above from the Company and Residential Funding to you, but only with respect to
(i) the Underwriter Information and (ii) the Computational Materials and ABS Term Sheets, except to the extent of any errors in the Computational Materials or ABS Term Sheets that are caused by errors in the Pool INFORMATION; PROVIDED, HOWEVER that the indemnification set forth in this Section 7.2 shall not apply to the extent of any errors in the Computational Materials or ABS Term Sheets that are caused by Excluded Pool Information. In addition, you agree to indemnify and hold harmless the Company, Residential Funding, their respective directors or officers and any person controlling the Company or Residential Funding against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees) caused by, resulting from, relating to, or based upon any legend regarding original issue discount on any Certificate resulting from incorrect information provided by the Underwriter in the certificates described in Section 4.3 hereof.

7.3 In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either clause 7.1 or 7.2, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or
(ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you, in the case of parties indemnified pursuant to clause 7.1 and by the Company or Residential Funding, in the case of parties indemnified pursuant to clause 7.2. The indemnifying party may, at its option, at any time upon written notice to the indemnified party, assume the defense of any proceeding and may designate counsel reasonably satisfactory to the indemnified party in connection therewith provided that the counsel so designated would have no actual or potential conflict of interest in connection with such representation. Unless it shall assume the defense of any proceeding the indemnifying party shall not be liable for any settlement of any proceeding, effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If the indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for release of the indemnified party in connection with all matters relating to the proceeding which have been asserted against the indemnified party in such proceeding by the other parties to such settlement, without the consent of the indemnified party.

7.4 If the indemnification provided for in this Section 7 is unavailable to an indemnified party under clause 7.1 or 7.2 hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party on the one hand and the indemnifying party on the other from the offering of the Certificates but also the relative fault of the Company or Residential Funding on the one hand and of the Underwriter, on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnified party on the one hand and of the indemnifying party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnified party or by the indemnifying party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

7.5 The Company, Residential Funding and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in clause 7.4, above. The amount paid or payable by an indemnified party as a result of the losses,  claims,  damages
and liabilities referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim except where the indemnified party is required to bear such expenses pursuant to clause 7.4; which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party believes that it will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

7.6 The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company and Residential Funding in this Agreement shall remain operative and in full force and effect regardless of
(i) any termination of this Agreement, (ii) any investigation made by the Underwriter or on behalf of the Underwriter or any person controlling the Underwriter or by or on behalf of the Company or Residential Funding and their respective directors or officers or any person controlling the Company or Residential Funding and (iii) acceptance of and payment for any of the Certificates.

8. TERMINATION. This Agreement shall be subject to termination by notice given to the Company and Residential Funding, if the sale of the Certificates provided for herein is not consummated because of any failure or refusal on the part of the Company or Residential Funding to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or Residential Funding shall be unable to perform their respective obligations under this Agreement. If you terminate this Agreement in accordance with this
Section 8, the Company or Residential Funding will reimburse you for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by the Underwriter in connection with the proposed purchase and sale of the Certificates.

9. CERTAIN REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company, Residential Funding or the officers of any of the Company, Residential Funding, and you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by you or on your behalf or made by or on behalf of the Company or Residential Funding or any of their respective officers, directors or controlling persons, and will survive delivery of and payment for the Certificates.

10. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter will be mailed, delivered or telegraphed and CONFIRMED TO YOU AT , ATTENTION: or if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Residential Asset Mortgage Products, Inc., 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437, Attention: ___________; or, if sent to Residential Funding will be mailed, delivered or telegraphed and confirmed to it at Residential Funding Corporation, 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437, Attention: _____________.

11. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

12. APPLICABLE LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, Residential Funding and you.

                                  Very truly yours,

                                  RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

                                  BY:
                                       Name:

                                       Title:

                                  RESIDENTIAL FUNDING

                                   CORPORATION

                                            BY:
                                                 Name:

                                                 Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

[NAME OF UNDERWRITER]

BY:
      Name:

      Title:

                                   EXHIBIT A-1

[[Thacher Proffitt & Wood] [Orrick, Herrington & Sutcliffe LLP] [Stroock & Stroock & Lavan LLP] Letterhead]

                                                             [DATE]

Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard

Minneapolis, Minnesota 55437

[THE UNDERWRITER]

[THE TRUSTEE]

               Re:    Residential Asset Mortgage Products, Inc.,

                      Mortgage Asset-Backed Pass-Through Certificates,

                      SERIES 200_-_

Ladies and Gentlemen:

     We have acted as special counsel to Residential Asset Mortgage Products, Inc. (the "Company") and Residential Funding Corporation (the "Master Servicer" or "RFC") in connection with the issuance and sale by the Company of Mortgage Asset-Backed Pass-Through CERTIFICATES, SERIES 200_- (the "Certificates"), pursuant to a [pooling and servicing] [TRUST] AGREEMENT, DATED AS OF 1, 200_ (the "[Pooling and Servicing Agreement"] ["Trust Agreement"]), among the Company, the Master Servicer and ____________, AS TRUSTEE (THE "TRUSTEE"). THE CERTIFICATES CONSIST OF _____ classes designated as Class A [and Class R] ([collectively,] the "Senior Certificates") and ___________ Classes of subordinated certificates designated as Class M and Class B. Only the Senior Certificates and Class M Certificates (the "Offered Certificates") are offered under the Prospectus.

        The Senior Certificates in the aggregate and the Class M Certificates will evidence INITIAL UNDIVIDED INTERESTS OF APPROXIMATELY % AND %, respectively, in a trust fund (the "Trust Fund") consisting primarily of a pool of conventional, fixed-rate, one- to four-family first [or junior] mortgage loans (the "Mortgage Loans") held by ______________________ as custodian (the "Custodian"), pursuant to a Custodial Agreement, DATED AS OF 1, 200_, among the Company, the Master Servicer, the Custodian and the Trustee (the "Custodial Agreement"). The Offered Certificates are INCLUDED IN A REGISTRATION STATEMENT ON FORM S-3 (FILE NO. 33- ) filed by the COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") ON , 200 , AND DECLARED EFFECTIVE ON , 200 (as amended as of the date hereof, the "REGISTRATION STATEMENT"), AND WERE OFFERED BY THE PROSPECTUS DATED , 200 , AS SUPPLEMENTED BY THE PROSPECTUS SUPPLEMENT DATED , 200 (together, the "Prospectus"), filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "Act").

Residential Asset Mortgage Products, Inc.
[The Underwriter]

[The Trustee]
_______  __,  200_

        RFC acquired the Mortgage Loans through its mortgage loan purchase program from various seller/servicers. RFC transferred the Mortgage Loans to the Company pursuant to an Assignment and Assumption Agreement, dated __________, 200_ (the "Assignment and Assumption Agreement"), in exchange for immediately available funds, the Class M and Class B Certificates [and a de minimis portion of the Class R Certificates]. The Company will sell the Class A [and the Class R Certificates other than a de minimis portion thereof] (the "UNDERWRITTEN CERTIFICATES") TO (the "Underwriter"), pursuant TO AN UNDERWRITING AGREEMENT, DATED , 200_, among the Company, RFC and the Underwriter (the "Underwriting Agreement"; the [Pooling and Servicing] [Trust] Agreement, the Custodial
Agreement,   the  Underwriting  Agreement  and  the  Assignment  and  Assumption
Agreement, collectively, the "Agreements"). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreements. This opinion letter is rendered pursuant to Section 6.5 of the Underwriting Agreement.

        In connection with rendering this opinion letter, we have examined the Agreements and such records and other documents as we have deemed necessary. As to matters of fact, we have examined and relied upon representations of the parties contained in the Agreements and, where we have deemed appropriate, representations or certifications of officers of the Company, the [Master] Servicer, the Trustee or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies. We have assumed that all parties, except for the Company and the Master Servicer, had the corporate power and authority to enter into and perform all obligations under such documents. As to such parties, we also have assumed the due authorization by all requisite corporate action, the due execution and delivery and the enforceability of such documents. We have assumed that there is not and will not be any other agreement that materially supplements or otherwise modifies the agreements expressed in the Agreements. We have further assumed the conformity of the Mortgage Loans and related documents to the requirements of the Agreements.

        In rendering this opinion letter, we do not express any opinion concerning any law other than the law of the State of New York, the corporate law of the State of Delaware and the federal law of the United States, nor do we express any opinion concerning the application of the "doing business" laws or the securities laws of any jurisdiction other than the federal securities laws of the United States. In rendering the opinion set forth below, as to matters governed by the laws of the State of Minnesota, we have relied without independent investigation on the opinion letter of _____________, Esq., general counsel to the Company and the Master Servicer, dated the date hereof, a copy of which is annexed hereto. To the extent that we have relied on the foregoing opinion letter, the opinions set forth below are subject to the same assumptions, qualifications, exceptions and other limitations set forth therein. We do not express any opinion on any issue not expressly addressed below.

Residential Asset Mortgage Products, Inc.
[The Underwriter]

[The Trustee]
_______  __,  200_

        Based upon the foregoing, it is our opinion that:

1. The Registration Statement has become effective under the Act, as amended (the "Act"), and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn, and no proceedings for that purpose have been instituted or threatened under Section 8(d) of the Act.

2. The Registration Statement, as of the date it became effective, and the Prospectus, as of the date of the Prospectus Supplement, other than any financial or statistical information or Computational Materials contained or incorporated by reference therein, complied as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder.

3. To our knowledge, there are no material contracts, indentures, or other documents (not including Computational Materials) of a character required to be described or referred to in either the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

4. The Offered Certificates, when duly and validly executed, authenticated and delivered in accordance with the [Pooling and Servicing] [Trust] Agreement and paid for and delivered in accordance with the Underwriting Agreement, will be entitled to the benefits of the [Pooling and Servicing] [Trust] Agreement.

5. The statements made in the Prospectus under the heading "Description of the Securities", insofar as such statements purport to summarize certain provisions of the Offered Certificates and the [Pooling and Servicing] [Trust] Agreement, provide a fair summary of such provisions. The statements made in the Basic Prospectus and the Prospectus Supplement, as the case may be, under the headings "Material Federal Income Tax Consequences", "Certain Legal Aspects of Loans --Applicability of Usury Laws", and "--Alternative Mortgage Instruments", and "ERISA Considerations", to the extent that they constitute matters of State of New York or federal law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the Offered Certificates are correct in all material respects with respect to those consequences or matters that are discussed therein.

[6. Each class of the Senior Certificates and the Class M Certificates will be "mortgage related securities", as defined in
               Section 3(a)(41) of the Securities Exchange Act of 1934, as amended, so long as such class is rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.]

Residential Asset Mortgage Products, Inc.
[The Underwriter]

[The Trustee]
_______  __,  200_

7. The [Pooling and Servicing] [Trust] Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust Fund created by the [Pooling and Servicing] [Trust] Agreement is not required to be registered under the Investment Company Act of 1940, as amended.

8. No consent, approval, authorization or order of any federal or State of New York court or governmental agency or body is required for the consummation by the Company [or the Master Servicer] of the transactions contemplated by the terms of the Agreements, except (a) such as have been obtained under the Act and (b) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and the offer and sale of the Certificates by the Underwriter, as to which we express no opinion.

9. Neither the sale of the Offered Certificates to the Underwriter by the Company pursuant to the Underwriting Agreement, nor the consummation by the Company [or Master Servicer] of any other of the transactions contemplated by, or the fulfillment by the Company or the Master Servicer of the terms of the Agreements, will result in a breach of any term or provision of any federal or State of New York statute or regulation or, to the best of our knowledge, conflict with, result in a breach, violation or acceleration of or constitute a default under any order of any federal or State of New York court, regulatory body, administrative agency or governmental body having jurisdiction over the Company.

10. Each of the Agreements has been duly authorized, executed and delivered by the Company [and the Master Servicer] and, upon due authorization, execution and delivery by the other parties thereto, each will constitute a valid, legal and binding agreement of the Company [and the Master Servicer], enforceable against the Company [and the Master Servicer] in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the rights of creditors,
     (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of any of the Agreements which purport to provide indemnification with respect to securities law violations.

11. Assuming compliance with the provisions of the [Pooling and Servicing] [Trust] Agreement, for federal income tax purposes, the Trust Fund will qualify as a real estate mortgage investment conduit ("REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Internal Revenue Code of 1986, the Offered Certificates [(other than the Class R Certificates)] will be "regular interests" in the Trust Fund and the Class R Certificates will be the sole

Residential Asset Mortgage Products, Inc.
[The Underwriter]

[The Trustee]
_______  __,  200_
class of "residual interests" in the Trust Fund, within the meaning of the REMIC Provisions in effect on the date hereof. 12. Assuming compliance with the provisions of the [Pooling and Servicing] [Trust] Agreement, for City and State of New York income and corporation franchise tax purposes, the Trust Fund will be classified as a REMIC and not as a corporation, partnership or trust, in conformity with the federal income tax treatment of the Trust Fund. Accordingly, the Trust Fund will be exempt from all City and State of New York taxation imposed on its income, franchise or capital stock, and its assets will not be included in the calculation of any franchise tax liability.

        This opinion letter is rendered for the sole benefit of each addressee hereof, and no other person or entity is entitled to rely hereon without our prior written consent. Copies of this opinion letter may not be furnished to any other person or entity, nor may any portion of this opinion letter be quoted, circulated or referred to in any other document, without our prior written consent.

                                            Very truly yours,

                                                 By

                                   EXHIBIT A-2

     [[Thacher Proffitt & Wood] [Orrick, Herrington & Sutcliffe LLP] [Stroock & Stroock & Lavan LLP] Letterhead]

                                                  _____ , 200_

Residential Asset Mortgage
    Products, Inc.

8400 Normandale Lake Boulevard
Minneapolis, Minnesota  55437

==========================
--------------------------

[The Underwriter]

               Re:    Residential Asset Mortgage Products, Inc.,

                      Mortgage Asset-Backed Pass-Through Certificates,

                      SERIES 200_-_

Ladies and Gentlemen:

     We have acted as special counsel to Residential Asset Mortgage Products, Inc. (the "Company") and Residential Funding Corporation (the "Master Servicer" or "RFC") in connection with the issuance and sale by the Company of Mortgage Pass-Through Certificates, Series 200_- (the "Certificates"), pursuant to a
Pooling  and  Servicing  Agreement,  dated  as OF 1,  200_  (the  "[Pooling  and
Servicing] [Trust] Agreement"), among the Company, the Master Servicer and______________________ as trustee (the "TRUSTEE"). THE CERTIFICATES CONSIST OF classes designated as Class A [and Class R] ([collectively,] the "Senior
Certificates") and __________________ classes of subordinated certificates designated as Class M and Class B.

        The Senior Certificates in the aggregate and the Class M Certificates will evidence INITIAL UNDIVIDED INTERESTS OF APPROXIMATELY % AND %, respectively, in a trust fund (the "Trust Fund") consisting primarily of a pool of conventional, fixed-rate, one- to four-family first mortgage loans (the "Mortgage Loans") held by ________________________________ ___________, as custodian (the "Custodian"), pursuant to a CUSTODIAL AGREEMENT, DATED AS OF 1, 200_, among the Company, the Master Servicer, the Custodian and the Trustee (the "Custodial Agreement"). RFC acquired the Mortgage Loans through its mortgage loan purchase program from various seller/servicers. RFC transferred the Mortgage Loans to the Company pursuant to an ASSIGNMENT AND ASSUMPTION AGREEMENT, DATED , 200_ (the "Assignment and Assumption Agreement"), in exchange for immediately available funds, the Class M and Class B Certificates [and a de minimis portion of the Class R Certificates]. The Company will sell the Class A Certificates [and the Class R Certificates other than a de minimis portion thereof] (the "Underwritten Certificates") to _____________ (the "Underwriter"), pursuant to an Underwriting AGREEMENT, DATED , 200_, among the Company, RFC and the Underwriter (the "Underwriting Agreement"; the Pooling and Servicing Agreement, the Custodial Agreement, the Underwriting Agreement and the Assignment and Assumption
Agreement, collectively, the "Agreements"). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreements. This letter is rendered pursuant to Section 6.9 of the Underwriting Agreement.

        Because the primary purpose of our professional engagement was not to establish factual matters and because of the wholly or partially non-legal character of many determinations involved in the preparation of the Registration Statement and the Prospectus, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except to the extent expressly set forth in paragraph numbered 5 of our opinion letter relating to certain securities matters, dated the date hereof and addressed to the Company, RFC, the Underwriter and the Trustee (the "Closing Opinion"), and make no representation that we have otherwise independently verified the accuracy, completeness or fairness of such statements, except as aforesaid. In particular and without limiting the foregoing, we have not examined any accounting, financial or statistical records not included in either the Registration Statement or the Prospectus from which the information and statements included therein are derived, and we express no belief as to any such accounting, financial or statistical information contained in either the Registration
Statement or the Prospectus or the information included under the caption "Method of Distribution" contained in the Prospectus Supplement, or as to any Computational Materials. We also note that we are not experts with respect to any portion of the Registration Statement or the Prospectus, including without limitation such accounting, financial or statistical information, except to the extent we may be deemed to be "experts" within the meaning of the Securities Act of 1933 or the rules and regulations thereunder with respect to the matters specifically mentioned in paragraph numbered 5 of the Closing Opinion.

     However, in the course of our acting as counsel to the Company in connection with its preparation of the Registration Statement or the Prospectus, we met in conferences and participated in telephone conversations involving representatives of the Company, representatives of the Master Servicer, representatives of the Underwriter, representatives of the Trustee, representatives of the Custodian, ____________ in their capacity as counsel to the Underwriter, and [Faegre & Benson] in their capacity as counsel to Residential Funding Corporation, during which conferences and telephone conversations the contents of the Registration Statement and the Prospectus and related matters were discussed. In addition, we reviewed the minutes of the Board of Directors of the Company and of the Master Servicer, which minutes were represented to us by the Company or the Master Servicer, as APPLICABLE, TO ____ , 200_, and certain documents furnished to us by the Company and the Master Servicer or otherwise in our possession. We have not otherwise undertaken any procedures that were intended or likely to elicit information concerning the accuracy, completeness or fairness of the statements made in the Registration Statement or the Prospectus.

        Based on the foregoing, our understanding of applicable law and the experience we have gained in our practice thereunder, we hereby advise the Underwriter that no information has come to our attention that causes us to believe that the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        This letter is rendered for the sole benefit of each addressee hereof, and no other person or entity is entitled to rely hereon without our prior written consent. Copies of this letter may not be furnished to any other person or entity, nor may any portion of this letter be quoted, circulated or referred to in any other document, without our prior written consent.

                                            Very truly yours,

                                                 By

                                    EXHIBIT B

                              [GMAC RFC LETTERHEAD]

                                                __________  , 200_

[The Underwriter]
[The Trustee]

               Re:    Residential Asset Mortgage Products, Inc.,

                      Mortgage Asset-Backed Pass-Through Certificates,

                      SERIES 200_-_

Ladies and Gentlemen:

        I am General Counsel to Residential Asset Mortgage Products, Inc. (the "Company") and Residential Funding Corporation (the "Master Servicer" or "RFC"). In that capacity, I am familiar with the issuance and sale by the Company of Mortgage Asset-Backed Pass-Through CERTIFICATES, SERIES 200_- (the "Certificates"), pursuant to a pooling and servicing agreement, dated as of _________ 1, 200_ (the "Pooling and Servicing Agreement"), among the Company, [______________, a certificate administrator (the "Certificate Administrator")] [the Master Servicer] and _____________, as trustee (the "Trustee"). The Certificates CONSIST OF classes designated as Class A [and Class R]
([COLLECTIVELY,] THE "SENIOR CERTIFICATES") AND classes of subordinated certificates designated as Class M and Class B. Only the Senior Certificates and Class M Certificates (the "Offered Certificates") are offered under the Prospectus.

     The Senior Certificates in the aggregate and the Class M Certificates will evidence INITIAL UNDIVIDED INTERESTS OF APPROXIMATELY % AND %, respectively, in a trust fund (the "Trust Fund") consisting primarily of a pool of conventional, fixed-rate, one- to four-family first or junior mortgage loans (the "Mortgage Loans") held by ______________________________, as custodian (the "Custodian"), pursuant to a Custodial AGREEMENT, DATED AS OF 1, 200_, among the Company, the Master Servicer, the Custodian and the Trustee (the "Custodial Agreement"). The Master Servicer acquired the Mortgage Loans through its mortgage loan purchase program from various seller/servicers. The Master Servicer transferred the Mortgage Loans to the Company pursuant to an Assignment and ASSUMPTION AGREEMENT, DATED , 200_ (the "Assignment and Assumption Agreement") in exchange for immediately available funds, the Class M and Class B Certificates [and a de minimis portion of the Class R Certificates]. The Company will sell the Class A Certificates [and the Class R Certificates other than a de minimis portion THEREOF] (THE "UNDERWRITTEN CERTIFICATES") TO (the "Underwriter") pursuant to an Underwriting Agreement, dated ________ 200_, among the Company, RFC and the Underwriter (the "Underwriting Agreement"; the Pooling and Servicing Agreement, the Custodial Agreement, the Underwriting Agreement and the Assignment and Assumption Agreement, collectively, the "Agreements"). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreements. This opinion letter is rendered pursuant to Section 6.5 of the Underwriting Agreement.

        In connection with rendering this opinion letter, I have examined the Agreements and such other records and other documents as I have deemed
necessary.   As  to  matters  of  fact,   I  have   examined   and  relied  upon
representations of the parties contained in the Agreements and, where I have deemed appropriate, representations and certifications of officers of the Company, the Master Servicer, the Trustee or public officials. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the original of all documents submitted to me as copies. I have assumed that all parties, except for the Company and the Master Servicer, had the corporate power and authority to enter into and perform all obligations thereunder. As to such parties, I also have assumed the due authorization by all requisite corporate action, the due execution and delivery and the enforceability of such documents. I have further assumed the conformity of the Mortgage Loans and related documents to the requirements of the Agreements.

        In rendering this opinion letter, I do not express any opinion concerning law other than the law of the State of Minnesota, the corporate law of the State of ___________ and the federal law of the United States, and I do not express any opinion concerning the application of the "doing business" laws or the securities laws of any jurisdiction other than the federal securities laws of the United States. I do not express any opinion on any issue not expressly addressed below.

        Based upon the foregoing, I am of the opinion that:

1. The Company [and the Master Servicer] [is] [are] duly incorporated and [is] [are] validly existing as a corporation[s] in good standing under the laws of the State of Delaware, and [each] has the requisite power and authority, corporate or other, to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under the Agreements.

2. Each of the Agreements has been duly and validly authorized, executed and delivered by the Company and the Master Servicer and, upon due authorization, execution and delivery by other parties thereto, will constitute the valid, legal and binding agreements of the Company and the Master Servicer, enforceable against the Company and the Master Servicer in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the rights of creditors, (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of the Agreements which purport to provide indemnification with respect to securities law violations.

3. The Offered Certificates, when duly and validly executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement and when paid for in accordance with the Underwriting Agreement and Assignment and Assumption Agreement, will be entitled to the benefits of the Pooling and Servicing Agreement.

4. No consent, approval, authorization or order of the State of Minnesota or federal court or governmental agency or body is required for the consummation by the Company [or the Master Servicer] of the transactions contemplated by the terms of the Agreements, except for those consents, approvals, authorizations or orders which previously have been obtained.

5. Neither the sale, issuance and delivery of the Underwritten Certificates as provided in the Agreements, nor the consummation of any other of the transactions contemplated by, or the fulfillment of any other of the terms of, the Agreements, will result in a breach of any term or provision of the charter or bylaws of the Company [or the Master Servicer] or any State of Minnesota or federal statute or regulation or conflict with, result in a breach, violation or acceleration of or constitute a default under the terms of any indenture or other material agreement or instrument to which the Company [or the Master Servicer] is a party or by which it is bound or any order or regulation of any State of Minnesota or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Company [or the Master Servicer].

        This opinion letter is rendered for the sole benefit of each addressee hereof, and no other person or entity, except [Thacher Proffitt & Wood] [Orrick, Herrington & Sutcliffe LLP] [Stroock & Stroock & Lavan LLP], is entitled to rely hereon without my prior written consent. Copies of this opinion letter may not be furnished to any other person or entity, nor may any portion of this opinion letter be quoted, circulated or referred to in any other document without my prior written consent.

                                            Very truly yours,

                                            [------------------]
                                            [General] [Associate] Counsel

                                    EXHIBIT C

                     [COUNSEL TO THE UNDERWRITER LETTERHEAD]

                                             ________ , 200_

[The Underwriter]

               Re:    Residential Asset Mortgage Products, Inc.,

                      Mortgage Asset-Backed Pass-Through Certificates,

                      SERIES 200_-

Ladies and Gentlemen:

     WE HAVE ACTED AS COUNSEL TO _______________(the "Underwriter") in connection with the sale by Residential Asset Mortgage Products, Inc., a
Delaware corporation (the "Company"), and the purchase by the Underwriter pursuant to an underwriting AGREEMENT DATED , 200 (the "Underwriting Agreement") of certificates ENTITLED MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 200 - , Class A (the "Offered Certificates"). The Offered Certificates [, together with the Mortgage Asset-Backed PASS-THROUGH CERTIFICATES, SERIES 200 - , [Class R] [and] [Class B] comprise the entire issue of Certificates entitled Mortgage Asset-Backed Pass-Through Certificates, SERIES 200 - (collectively, the "Certificates"). The Certificates are issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated AS OF ________, 200 , among the Company, as trustee (the "Trustee"), and ______________, [as certificate administrator (the "Certificate Administrator")] [as [master] servicer[s] (the "[Master] Servicer[s]")]. The Certificates evidence in the aggregate the entire beneficial interest in a trust fund (the "Trust Fund") consisting primarily of a pool of certain one- to four-family first or junior mortgage loans. Capitalized terms used, but not defined herein, shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

               We have examined such documents and records as we deemed appropriate, including the following:

               1. Copy of the Certificate of Incorporation of the Company and all amendments thereto, certified by the Secretary of State of the State of Delaware to be a true and correct copy.

               2. Copy of the By-Laws of the Company certified by the Secretary of the Company to be a true and correct copy.

               3. Certificate of the Secretary of State of the State of Delaware, dated as of recent date, to the effect that the Company is in good standing under the laws of the State of Delaware.

               4. Copy of resolutions adopted by the Board of Directors of the Company in connection with the authorization, issuance and sale of the Certificates, certified by the Secretary of Company to be a true and correct copy.

               5. Officer's Certificate of the Company pursuant to Section 6.3 of the Underwriting Agreement.

               6. Signed copy of the Underwriting Agreement.

               7. Signed copy of the Pooling and Servicing Agreement.

               8.     Specimens of the Offered Certificates.

               9. Signed copies of the Company's registration statement (File No. 33- ___) on Form S-3 filed by the Company with the Securities and Exchange Commission relating to Mortgage] Asset-Backed Pass-Through Certificates (the registration statement in the form in which it became effective being hereinafter called the "Registration Statement").

               10. THE FINAL FORM OF A PROSPECTUS DATED __________, 200__ (the "Basic Prospectus").

               11.  THE  FINAL  FORM OF A  SUPPLEMENT  DATED , 200 to the  Basic
Prospectus relating specifically to the Certificates (the "Prospectus Supplement"; the Basic Prospectus and Prospectus Supplement are herein collectively referred to as the "Prospectus.")

               Based upon the foregoing, we are of the opinion that:

               (a) The Registration Statement has become effective under the Securities Act of 1933, as amended (the "Act"), and, to the best of our knowledge and information, no proceedings for a stop order have been instituted or are threatened under Section 8(d) of the Act.

               (b) The Registration Statement as of its effective date and the Prospectus as of the date of the Prospectus Supplement, other than the numerical, financial and statistical data contained therein, as to which we express no opinion, comply as to form in all material respects with the requirements of the Act and the rules thereunder.

               (c)  The  Underwriting   Agreement  has  been  duly  and  validly
authorized, executed and delivered by the Company.

               [(d) The Pooling and Servicing Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming that it has been duly and validly authorized, executed and delivered by the other parties thereto, constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms subject to bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and, as to enforceability, to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.]

               (e) The Offered Certificates, assuming that they have been duly and validly authorized, executed and issued by the Trustee, will, when authenticated as specified in the Pooling and Servicing Agreement and delivered to the Underwriter pursuant to the Underwriting Agreement, be entitled to the benefits of the Pooling and Servicing Agreement.

               (f) The statements in the Prospectus under the headings "Material Federal Income Tax Consequences," "Certain Legal Aspects of the Loans" and "-- Applicability of Usury Laws" and "-- Alternative Mortgage Instruments" and "ERISA Considerations," to the extent that they constitute matters of New York or Federal law or legal conclusions with respect thereto, have been reviewed by us and provide a fair summary of such law or legal conclusions.

               [(g) The Offered Certificates will be mortgage related securities, as defined in Section 3(a)(41) of the Securities Exchange Act of 1934, as amended, so long as the Underwritten Certificates are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.]

               (h) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust Fund is not required to be registered under the Investment Company Act of 1940, as amended.

               We have endeavored to see that the Registration Statement and the Prospectus comply with the Act and the rules and regulations of the Securities and Exchange Commission thereunder relating to registration statements on Form S-3 and related prospectuses, but we cannot, of course, make any representation to you as to the accuracy or completeness of statements of fact contained in the Registration Statement or Prospectus. Nothing, however, has come to our attention that would lead us to believe that the Registration Statement at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of the date of the Prospectus Supplement and at the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the numerical, financial and statistical data contained in the Registration Statement or the Prospectus, as to which we express no opinion).

               This opinion is for your benefit only and is not to be relied upon by any other person. The opinions expressed herein are limited to matters of Federal law and the LAWS OF THE STATE OF [ ].

                                            Very truly yours,
                                            [Counsel to the Underwriter]

                                    EXHIBIT D

                       [COUNSEL TO THE TRUSTEE LETTERHEAD]

Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard

Suite 600

Minneapolis, Minnesota  554327

[The Trustee]

[The Underwriter]

Ladies and Gentlemen:

     We have acted as special counsel to ________________ in its capacity as trustee (the "Trustee") in connection with the issuance and sale by the Company of Mortgage ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 200 - (the "Certificates") pursuant to A [POOLING AND SERVICING] [TRUST] AGREEMENT, DATED AS OF 1, 19 (the "POOLING AND SERVICING AGREEMENT"), AMONG THE COMPANY, _________________ [as certificate administrator (the "Certificate Administrator")] [the [Master] Servicer[s]] and , AS TRUSTEE (THE "TRUSTEE"). THE CERTIFICATES CONSIST OF [_ classes designated as Class A-1, Class A-2, Class A-4, Class A-5 (collectively the "Class A Certificates"); [Class R (the "Class R Certificates";] together with the Class A Certificates, the "Senior Certificates"); Class M (the "Class M Certificates"); and Class B (the "Class B Certificates"). The Class A Certificates [, the Class R Certificates] and the Class M Certificates are referred to herein as the "Offered Certificates")].

               Based on the foregoing and subject to the qualifications and matters of reliance set forth herein, it is our opinion that:

     1. The Trustee is duly organized, validly existing and in good standing as a _________________ under the laws of ____________________, with full corporate and trust power and authority to conduct its business and affairs as a Trustee.

               2. The Trustee has full corporate power and authority to execute and deliver the Pooling and Servicing Agreement and the Certificates and to perform its obligations thereunder.

               3. The Trustee has duly accepted the office of trustee under the Pooling and Servicing Agreement.

               4.  The  Trustee  has  duly  authorized,   executed,  issued  and
delivered the Pooling and Servicing Agreement and has duly and validly authorized, executed, issued and delivered the Certificates as the Trustee.

               5. The Pooling and Servicing Agreement constitutes the legal, valid and binding agreements of the Trustee, enforceable against the Trustee in
accordance  with  its  terms,   except  as
enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and by general principles of equity and the discretion of the court, regardless of whether such enforcement is considered in a proceeding in equity or at law, and except as enforceability may be determined according to or limited by the laws of jurisdictions other than those specified below.

               [6. Assuming compliance with the provisions of the Pooling and Servicing Agreement, and assuming that for Federal income tax purposes the Trust Fund (as defined in the Pooling and Servicing Agreement) will qualify as a REMIC election within the meaning of Sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the "Code"), for State of Illinois income and franchise tax purposes, the Trust Fund will be classified as a REMIC and not as a corporation, partnership or trust, in conformity with the federal income tax treatment of the Trust Fund. Accordingly, except to the extent the Trust Fund has net income derived from prohibited transactions as defined by Internal Revenue Code Section 860F, the Trust Fund will not be subject to the Illinois income tax or the Illinois franchise tax and holders of Certificates who are not residents of or otherwise than in connection with the Certificates subject to tax in Illinois will not be subject to the Illinois income tax or the Illinois franchise tax.]

               In rendering the foregoing opinion, we have assumed that the Pooling and Servicing Agreement have been duly authorized, executed and delivered by the other parties thereto and are valid, legal, binding and enforceable obligations of such parties.

               We express no opinion as to any matter other than as expressly set forth above, and, in conjunction therewith, we specifically express no opinion as to the status of the Certificates or the Trust Fund under any federal or state securities laws, including, but not limited to, the Securities Act of 1933, as amended, the Trust Indenture Act of 1939, as amended, and the Investment Company Act of 1940, as amended.

               This opinion is as of the date hereof and we undertake no, and disclaim any, obligation to advise you of any change in any matter set forth herein. This opinion has been furnished to you at your request in connection with the transactions described herein, and it may not be relied upon by you for any other purpose or by any other person without our prior written consent.

     We  are   admitted  to  practice  law  under  the  laws  of  the  State  of
_________________ and the opinion set forth above is limited to the laws of the State of _________________ and the laws of the United States of America.

                                            Very truly yours,

                                            [COUNSEL TO THE TRUSTEE]

                                    EXHIBIT E

                          [Faegre & Benson Letterhead]

                                                         _________, 200_

Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard - Suite 600

Minneapolis, Minnesota 55437

[The Underwriter]

Dear Sir or Madam:

     We have acted as special counsel for Residential Funding Corporation in connection with the sale by Residential Asset Mortgage Products, Inc. (the "Company") of certificates ENTITLED MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 200_ - , consisting OF ________ classes of Mortgage Asset-Backed Pass-Through Certificates (the "SENIOR CERTIFICATES") AND classes of subordinate certificates (together with the Senior Certificates, the "Certificates"). The Certificates in the aggregate will evidence the entire beneficial ownership interest in a trust fund (the "Trust Fund") that will own a pool of mortgage loans (the "Mortgage Loans"). [Two separate] [A] "real estate mortgage investment conduit" ("REMIC") elections will be made in connection with the Trust Fund for federal income tax purposes. The Certificates are being issued pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement") dated as of ________ 1, 200_, among the Company; Residential Funding Corporation, as MASTER SERVICER; AND ____________________, as trustee. We have examined an execution copy of the Pooling and Servicing Agreement, the Prospectus dated ____, 200_, and the Prospectus Supplement, dated _________, 200_ and our opinion is based thereon.

        Based upon our examination and assuming that the Trust Fund will be treated as a REMIC for federal income tax purposes, we are of the opinion that the Trust Fund will not be subject to Minnesota income or franchise taxes and that holders of Certificates who are not residents of or otherwise subject to tax in Minnesota will not be subject to Minnesota income or franchise taxes with respect to income derived from the Certificates.

                                            Very truly yours,

                                            [FAEGRE & BENSON]

                                    EXHIBIT F

                              Excluded Information

                                    EXHIBIT G

                             Underwriter Information

                                EXHIBIT H

                                                             ________  , 200_

Residential Asset Mortgage
    Products, Inc.

8400 Normandale Lake Boulevard
Minneapolis, Minnesota 55437

               Re:    Residential Asset Mortgage Products, Inc.,

                      Mortgage Asset-Backed Pass-Through Certificates,

                      SERIES 200_-        , CLASS A [AND CLASS R]

     PURSUANT TO SECTION 4 OF THE UNDERWRITING AGREEMENT, DATED __________, 200_, among Residential Asset Mortgage Products, Inc., Residential Funding Corporation and ________________ (the "Underwriter") relating to the Certificates referenced above (the "Underwriting Agreement"), the undersigned does hereby certify that:

     (A) THE PREPAYMENT ASSUMPTION USED IN PRICING THE CERTIFICATES WAS __________% SPA.

     (b) Set forth below is (i), the first price, as a percentage of the principal balance of each class of Certificates, at which 10% of the aggregate principal balance of each such class of Certificates was sold to the public at a single price, if applicable, or (ii) if more than 10% of a class of Certificates have been sold to the public but no single price is paid for at least 10% of the aggregate principal balance of such class of Certificates, then the weighted average price at which the Certificates of such class were sold expressed as a percentage of the principal balance of such class of Certificates, or (iii) if less than 10% of the aggregate principal balance of a class of Certificates has been sold to the public, the purchase price for each such class of Certificates paid by the Underwriter expressed as a percentage of the principal balance of such class of Certificates calculated by: (1) estimating the fair market value of each such class of Certificates as of _____, 200_; (2) adding such estimated fair market value to the aggregate purchase price of each class of Certificates described in clause (i) or (ii) above; (3) dividing each of the fair market values determined in clause (1) by the sum obtained in clause (2); (4) multiplying the quotient obtained for each class of Certificates in clause (3) by the purchase price paid by the Underwriter for all the Certificates; and (5) for each class of Certificates, dividing the product obtained from such class of Certificates in clause (4) by the original principal balance of such class of
Certificates:

               CLASS A:
               [CLASS R:]

               [* less than 10% has been sold to the public]

The prices set forth above do not include accrued interest with respect to periods before closing.

                                            BY:
                                                 NAME:

                                                 Title:

                                    EXHIBIT I

                                [Form of Legend]

                                    EXHIBIT J

                                   [Bid Sheet]

                                   EXHIBIT 1.2

                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

                         HOME [EQUITY] LOAN TRUST 200 -

                        ASSET-BACKED NOTES, SERIES 200 -

                                     FORM OF

                             UNDERWRITING AGREEMENT

                                                          ___, 200 __

[Name of Underwriter]

Ladies and Gentlemen:

     Residential Asset Mortgage Products, Inc. a Delaware corporation (the "Company"), proposes to sell to you (also referred to herein as the "Underwriter") ASSET-BACKED NOTES, SERIES 200 - , having the aggregate principal amounts and interest rates set forth above. The Company has entered into a Trust Agreement dated as of ___________, 200__ (the "Trust Agreement") with _________________ (the "Owner Trustee") creating Home [Equity] LOAN TRUST 200 - (the "Issuer"), a statutory business trust established under the laws of the State of Delaware. The Company proposes to direct the Owner Trustee pursuant to the TRUST AGREEMENT TO CAUSE THE ISSUER TO ISSUE ASSET-BACKED TERM NOTES, SERIES 200 - (the "TERM NOTES"), ASSET-BACKED VARIABLE FUNDING NOTES, SERIES 200 - (the "Variable Funding NOTES") AND ASSET-BACKED CERTIFICATES, SERIES 200 - (the "Certificates" and, together with the Term Notes and the Variable Funding Notes, the "Securities"). Only the Term Notes (the "Notes") are being purchased by __________________ (the "Underwriter") hereunder.

     The Notes will be issued pursuant to an Indenture dated as of ____,200 __ (the "Indenture") between the Issuer and _______________ (the "Indenture Trustee") and will represent indebtedness of the Issuer. The Certificates will be issued pursuant to the Trust Agreement. The Securities will be secured by the Class A Ownership INTEREST IN THE 200 - Trust LLC which has as its assets a pool of adjustable rate home equity revolving lines of credit made or to be made in the future (the "Revolving Credit Loans") under certain revolving home equity line loan agreements, the collections in respect of such Revolving Credit Loans and certain other property. The Securities will have the benefit of an irrevocable and unconditional financial guaranty insurance policy (the "Policy") issued by _________________ (the "Credit Enhancer") pursuant to an insurance and reimbursement agreement dated as of __________ (the "Insurance Agreement") between the Issuer, Residential Funding Corporation, as seller (the "Seller"), the Company, the Credit Enhancer and Residential Funding Corporation, as servicer (the "Master Servicer").

               The Revolving Credit Loans will be serviced by the Master Servicer pursuant to THE TERMS OF A SERVICING AGREEMENT DATED AS OF , 200 (the "Servicing AGREEMENT") BETWEEN THE MASTER SERVICER AND , a limited LIABILITY COMPANY (THE "200 - Trust LLC"). Certain administrative, accounting and clerical services will be provided to the Issuer by Residential Funding Corporation (the "Administrator"), pursuant to an Administration Agreement (the "Administration Agreement") DATED AS OF , 200 between the Administrator and the Issuer.

               The Securities are more fully described in a Registration Statement which the Company has furnished to the Underwriter. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreements.

               The Company has entered into a mortgage loan purchase agreement dated as of (the "Mortgage Loan Purchase Agreement") with the Seller, pursuant to which the Seller has transferred to the Company all of its right, title and interest in and to the Revolving Credit Loans as of the Cut-off Date and the collateral securing each such Revolving Credit Loan, and will be obligated to sell to the Company any additions to such principal balances ("Additional Balances") as of the date advances are made to the related mortgagors subsequent to the Cut-off Date. Pursuant to the Mortgage Loan Purchase Agreement, certain other Revolving Credit Loans and Additional Balances will be transferred to the Company after the CLOSING DATE AND THEN TRANSFERRED TO THE 200 - Trust LLC.

1.      Representations, Warranties and Covenants.

1.1     The Company represents and warrants to, and agrees with you that:

(a) The Company  has filed with the  Securities  and  Exchange  Commission  (the
"Commission") A REGISTRATION STATEMENT (NO. 33- ) on Form S-3 for the registration under the Securities Act of 1933, as amended (the "Act"), of Asset-Backed Certificates, Asset-Backed Term Notes and Asset-Backed Variable Funding Notes (issuable in series), including the Notes, which registration statement has become effective, and a copy of which, as amended to the date hereof, has heretofore been delivered to you. The Company proposes to file with the Commission pursuant to Rule 424(b) under the rules and regulations of the Commission UNDER THE ACT (THE "1933 ACT REGULATIONS") A SUPPLEMENT DATED , 200 (THE "PROSPECTUS SUPPLEMENT"), TO THE PROSPECTUS DATED ___, 200_ (the "Basic Prospectus"), relating to the Notes and the method of distribution thereof. Such REGISTRATION STATEMENT (NO. 33- _______ including exhibits thereto and any information incorporated therein by reference, as amended at the date hereof, is hereinafter called the "Registration Statement"; and the Basic Prospectus and the Prospectus Supplement and any information incorporated therein by reference, together with any amendment thereof or supplement thereto authorized by the Company on or prior to the Closing Date for use in connection with the offering of the Notes, are hereinafter called the "Prospectus". Any preliminary form of the Prospectus Supplement which has heretofore been filed pursuant to Rule 424, or prior to the effective date of the Registration Statement pursuant to Rule 402(a), or 424(a) is hereinafter called a "Preliminary Prospectus Supplement."

(b) The Registration Statement has become effective, and the Registration Statement as of the effective date (the "Effective Date"), and the Prospectus, as of the date of the Prospectus Supplement, complied in all material respects with the applicable requirements of the Act and the 1933 Act Regulations; and the Registration Statement, as of the Effective Date, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus, as of the date of the Prospectus Supplement, did not, and as of the Closing Date will not, contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor Residential Funding makes any representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto relating to the information IDENTIFIED BY UNDERLINING OR OTHER HIGHLIGHTING AS SHOWN IN EXHIBIT D (the "Excluded Information"); and provided, further, that neither the Company nor Residential Funding makes any representations or warranties as to either (i) any information in any Computational Materials or ABS Term Sheets (each as hereinafter defined) required to be provided by the Underwriter to the Company pursuant to Section 4.2, except to the extent of any information set forth therein that constitutes Pool Information (as defined below), or (ii) as to any information contained in or omitted from the portions of the Prospectus identified by UNDERLINING OR OTHER HIGHLIGHTING AS SHOWN IN EXHIBIT E (the "Underwriter Information"). As used herein, "Pool Information" means information with respect to the characteristics of the Class A Ownership Interest and administrative and servicing fees, as provided by or on behalf of the Company or Residential Funding to the Underwriter in final form and set forth in the Prospectus Supplement. The Company acknowledges that, except for any Computational Materials and ABS Term Sheets, the Underwriter Information constitutes the only information furnished in writing by you or on your behalf for use in connection with the preparation of the Registration Statement, any preliminary prospectus or the Prospectus, and you confirm that the such Underwriter Information is correct.

(c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to conduct its business as presently conducted by it.

(d) This Agreement has been duly authorized, executed and delivered by the Company.

(e) As of the Closing Date (as defined herein) the Notes will conform in all material respects to the description thereof contained in the Prospectus and the representations and WARRANTIES OF THE 200 - Trust LLC in the Mortgage Loan Purchase Agreement will be true and correct in all material respects.

1.2 Residential Funding represents and warrants to and agrees with you that as of the Closing Date the representations and warranties of Residential Funding in the Mortgage Loan Purchase Agreement and in the Servicing Agreement will be true and correct in all material respects.

1.3 The Underwriter represents and warrants to and agrees with the Company and Residential Funding that:

(a)     [omitted]

(b)     [omitted]

(c)     [omitted]

(d)     [omitted]

(e) The Underwriter hereby certifies that (i) with respect to any Notes issued in authorized denominations or Percentage Interests of less than $25,000 or 20%, as the case may be, the fair market value of each such Note sold to any person on the date of initial sale thereof by the Underwriter will not be less than $100,000, and (ii) with respect to each Note to be maintained on the book-entry records of The Depository Trust Company ("DTC"), the interest in each such Note sold to any person on the date of initial sale thereof by the Underwriter will not be less than an initial Principal Balance of $25,000.

(f) The Underwriter will use its best reasonable efforts to cause Trepp & Co. to issue a commitment letter, prior to the Closing Date, to DTC stating that Trepp & Co. will value the DTC Registered Notes (hereinafter defined) on an ongoing basis subsequent to the Closing Date.

(g)     [omitted]

(h)     [omitted]

(I) THE UNDERWRITER WILL HAVE FUNDS AVAILABLE AT in the Underwriter's account at such bank at the time all documents are executed and the closing of the sale of the Notes is completed except for the transfer of funds and the delivery of the Notes. Such funds will be available for immediate transfer into the account of Residential Funding maintained at such bank.

(j) As of the date hereof and as of the Closing Date, the Underwriter has complied with all of its obligations hereunder including Section 4.2, and, with respect to all Computational Materials and ABS Term Sheets provided by the Underwriter to the Company pursuant to Section 4.2, if any, such Computational Materials and ABS Term Sheets are accurate in all material respects (taking into account the assumptions explicitly set forth in the Computational Materials or ABS Term Sheets, except to the extent of any errors therein that are caused by errors in the Pool Information). The Computational Materials and ABS Term Sheets provided by the Underwriter to the Company constitute a complete set of all Computational Materials and ABS Term Sheets that are required to be filed with the Commission.

     2. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to you, and you agree to purchase from the Company, the Notes at a price equal to ____% of the aggregate principal balance of the Notes as of the Closing Date. There will be added to the purchase price of the Notes an amount equal to interest accrued thereon from the Cut-off Date to but not including the Closing Date.

        3. DELIVERY AND PAYMENT. Delivery of and payment for the Notes shall be made at the office of [Thacher Proffitt & Wood] [Orrick, Herrington & Sutcliffe LLP][Stroock & STROOCK & LAVAN LLP] AT 10:00 A.M., NEW YORK CITY TIME, ON , 200 , or such later date as you shall designate, which date and time may be postponed by agreement between you and the Company (such date and time of delivery and payment for the Notes being herein called the "Closing Date"). Delivery of the Notes shall be made to you through the Depository Trust Company ("DTC") (such Notes, the "DTC Registered Notes").

        4.     OFFERING BY UNDERWRITER.

               4.1 It is understood that you propose to offer the Notes for sale to the public as set forth in the Prospectus and you agree that all such offers and sales by you shall be made in compliance with all applicable laws and regulations.

               4.2 It is understood that you may prepare and provide to prospective investors certain Computational Materials and ABS Term Sheets in connection with your offering of the Notes, subject to the following conditions:

               (a) The Underwriter shall comply with all applicable laws and regulations in connection with the use of Computational Materials, including the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994 (collectively, the "Kidder/PSA Letter"), as well as the PSA Letter referred to below. The Underwriter shall comply with all applicable laws and regulations in connection with the use of ABS Term Sheets, including the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder/PSA Letter, the "No-Action Letters").

               (b) For purposes hereof, "Computational Materials" as used herein shall have the meaning given such term in the No-Action Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by or at the direction of the Underwriter. For purposes hereof, "ABS Term Sheets" and "Collateral Term Sheets" as used herein shall have the meanings given such terms in the PSA Letter but shall include only those ABS Term Sheets or Collateral Term Sheets that have been prepared or delivered to prospective investors by or at the direction of the Underwriter.

               (c) (i) All Computational Materials and ABS Term Sheets provided to prospective investors that are required to be filed pursuant to the No-Action Letters shall bear a legend on each page including the following statement:

"THE INFORMATION HEREIN HAS BEEN PROVIDED SOLELY BY ________________ [name of Underwriter]. NEITHER THE ISSUER OF THE NOTES NOR ANY OF ITS AFFILIATES MAKES

ANY REPRESENTATION AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION HEREIN. THE INFORMATION HEREIN IS PRELIMINARY, AND WILL BE SUPERSEDED BY THE APPLICABLE PROSPECTUS SUPPLEMENT AND BY ANY OTHER INFORMATION SUBSEQUENTLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

               (ii) In the case of Collateral Term Sheets, such legend shall also include the following statement:

        "THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE CLASS A OWNERSHIP INTEREST CONTAINED IN THE PROSPECTUS SUPPLEMENT RELATING TO THE NOTES AND [Except with respect to the initial Collateral Term Sheet prepared by the Underwriter] SUPERSEDES ALL INFORMATION CONTAINED IN ANY COLLATERAL TERM SHEETS RELATING TO THE CLASS A OWNERSHIP INTEREST PREVIOUSLY PROVIDED BY [name of Underwriter]."


               The Company shall have the right to require additional specific legends or notations to appear on any Computational Materials or ABS Term Sheets, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein. Notwithstanding the foregoing, subsection (i) will be satisfied if all Computational Materials and ABS Term Sheets referred to therein bear a legend in a form previously approved in writing by the Company.

               (d) The Underwriter shall provide the Company with representative forms of all Computational Materials and ABS Term Sheets prior to their first use, to the extent such forms have not previously been approved by the Company for use by the Underwriter. The Underwriter shall provide to the Company, for filing on Form 8-K as provided in Section 5.9, copies (in such format as required by the Company) of all Computational Materials and ABS Term Sheets that are required to be filed with the Commission pursuant to the No-Action Letters. The Underwriter may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed. All Computational Materials and ABS Term Sheets described in this subsection (d) must be provided to the Company not later than 10:00 a.m. New York time one business day before filing thereof is required pursuant to the terms of this Agreement. The Underwriter agrees that it will not provide to any investor or prospective investor in the Notes any Computational Materials or ABS Term Sheets on or after the day on which Computational Materials and ABS Term Sheets are required to be provided to the Company pursuant to this Section 4.2(d) (other than copies of Computational Materials or ABS Term Sheets previously submitted to the Company in accordance with this Section 4.2(d) for filing pursuant to
Section 5.9), unless such Computational Materials or ABS Term Sheets are preceded or accompanied by the delivery of a Prospectus to such investor or prospective investor.

               (e) All information included in the Computational Materials and ABS Term Sheets shall be generated based on substantially the same methodology and assumptions that are used to generate the information in the Prospectus Supplement as set forth therein; provided, that the Computational Materials and ABS Term Sheets may include information based on alternative methodologies or assumptions if specified therein. If any Computational Materials or ABS Term Sheets that are required to be filed were based on assumptions with respect to the Pool that differ from the final Pool Information in any material respect or on Note structuring terms that were revised in any material respect prior to the printing of the Prospectus, the Underwriter shall prepare revised Computational Materials or ABS Term Sheets, as the case may be, based on the final Pool Information and structuring assumptions, circulate such revised Computational Materials and ABS Term Sheets to all recipients of the preliminary versions thereof that indicated orally to the Underwriter they would purchase all or any portion of the Notes, and include such revised Computational Materials and ABS Term Sheets (marked, "as revised") in the materials delivered to the Company pursuant to subsection (d) above.

               (f) The Company shall not be obligated to file any Computational Materials or ABS Term Sheets that have been determined to contain any material error or omission, provided that, at the request of the Underwriter, the Company will file Computational Materials or ABS Term Sheets that contain a material error or omission if clearly marked "SUPERSEDED BY MATERIALS DATED " and accompanied by corrected Computational MATERIALS OR ABS TERM SHEETS THAT ARE MARKED, "MATERIAL PREVIOUSLY DATED , as corrected." In the event that, within the period during which the Prospectus relating to the Notes is required to be delivered under the Act, any Computational Materials or ABS Term Sheets are determined, in the reasonable judgment of the Company or the Underwriter, to contain a material error or omission, the Underwriter shall prepare a corrected version of such Computational Materials or ABS Term Sheets, shall circulate such corrected Computational Materials and ABS Term Sheets to all recipients of the prior versions thereof that either indicated orally to the Underwriter they would purchase all or any portion of the Notes, or actually purchased all or any portion thereof, and shall deliver copies of such corrected Computational Materials and ABS Term Sheets (marked, "as corrected") to the Company for filing with the Commission in a subsequent Form 8-K submission (subject to the Company's obtaining an accountant's comfort letter in respect of such corrected Computational Materials and ABS Term Sheets, which shall be at the expense of the Underwriter).

               (g) If the Underwriter does not provide any Computational Materials or ABS Term Sheets to the Company pursuant to subsection (d) above, the Underwriter shall be deemed to have represented, as of the Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Notes that is required to be filed with the Commission in accordance with the No-Action Letters, and the Underwriter shall provide the Company with a certification to that effect on the Closing Date.

               (h) In the event of any delay in the delivery by the Underwriter to the Company of all Computational Materials and ABS Term Sheets required to be delivered in accordance with subsection (d) above, or in the delivery of the accountant's comfort letter in respect thereof pursuant to Section 5.9, the Company shall have the right to delay the release of the Prospectus to investors or to the Underwriter, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Company to comply with its agreement set forth in Section 5.9 to file the Computational Materials and ABS Term Sheets by the time specified therein.

               (i) The Underwriter represents that it has in place, and covenants that it shall maintain internal controls and procedures which it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements of the No-Action Letters with respect to the generation and use of Computational Materials and ABS Term Sheets in connection with the offering of the Notes.

        5. AGREEMENTS. The Company agrees with you that:

               5.1 Before amending or supplementing the Registration Statement or the Prospectus with respect to the Notes, the Company will furnish you with a copy of each such proposed amendment or supplement.

               5.2 The Company will cause the Prospectus Supplement to be transmitted to the Commission for filing pursuant to Rule 424(b) under the Act by means reasonably calculated to result in filing with the Commission pursuant to said rule.

               5.3 If,  during  the  period  after the first  date of the public offering of the Notes in which a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which it is necessary to amend or supplement the Prospectus, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act or the 1933 Act Regulations, the Company promptly will prepare and furnish, at its own expense, to you, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

               5.4 The Company will furnish to you, without charge, a copy of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an underwriter or dealer may be required by the Act, as many copies of the Prospectus, any documents incorporated by reference therein and any amendments and supplements thereto as you may reasonably request.

               5.5 The Company agrees, so long as the Notes shall be outstanding, or until such time as you shall cease to maintain a secondary market in the Notes, whichever first OCCURS, TO DELIVER TO YOU THE ANNUAL STATEMENT AS TO COMPLIANCE DELIVERED TO THE 200 - Trust LLC, the Issuer and the Indenture Trustee pursuant to Section 3.10 of the Servicing Agreement and the Indenture and the annual statement of a firm of independent public ACCOUNTANTS FURNISHED TO THE 200 - Trust LLC, the Issuer, the Indenture Trustee and the Company pursuant to Section 3.11 of the Servicing Agreement, as soon as such statements are furnished to the Company.

               5.6 The Company will endeavor to arrange for the qualification of the Notes for sale under the laws of such jurisdictions as you may reasonably designate and will maintain such qualification in effect so long as required for the initial distribution of the Notes; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

               5.7  If the  transactions  contemplated  by  this  Agreement  are consummated, the Company or Residential Funding will pay or cause to be paid all expenses incident to the performance of the obligations of the Company and Residential Funding under this Agreement, and will reimburse you for any reasonable expenses (including reasonable fees and disbursements of counsel) reasonably incurred by you in connection with qualification of the Notes for sale and determination of their eligibility for investment under the laws of such jurisdictions as you have reasonably requested pursuant to Section 5.6 above and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Notes, and for expenses incurred in distributing the Prospectus (including any amendments and supplements thereto) to the Underwriter. Except as herein provided, you shall be responsible for paying all costs and expenses incurred by you, including the fees and disbursements of your counsel, in connection with the purchase and sale of the Notes.

               5.8 If, during the period after the Closing Date in which a prospectus relating to the Notes is required to be delivered under the Act, the Company receives notice that a stop order suspending the effectiveness of the Registration Statement or preventing the offer and sale of the Notes is in effect, the Company will advise you of the issuance of such stop order.

               5.9 The Company shall file the Computational Materials and ABS Term Sheets (if any) provided to it by the Underwriter under Section 4.2(d) with the Commission pursuant to a Current Report on Form 8-K by 10:00 a.m. on the morning the Prospectus is delivered to the Underwriter or, in the case of any Collateral Term Sheet required to be filed prior to such date, by 10:00 a.m. on the second business day following the first day on which such Collateral Term Sheet has been sent to a prospective investor; provided, however, that prior to such filing of the Computational Materials and ABS Term Sheets (other than any Collateral Term Sheets that are not based on the Pool Information) by the Company, the Underwriter must comply with its obligations pursuant to Section
4.2 and the Company must receive a letter FROM , certified public accountants, satisfactory in form and substance to the Company, Residential Funding and their respective counsels, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Company, as a result of which they determined that all information that is included in the Computational Materials and ABS Term Sheets (if any) provided by the Underwriter to the Company for filing on Form 8-K, as provided in Section 4.2 and this
Section 5.9, is accurate except as to such matters that are not deemed by the Company to be material. The foregoing letter shall be at the expense of the Underwriter. The Company shall file any corrected Computational Materials described in Section 4.2(f) as soon as practicable following receipt thereof. The Company also will file with the Commission within fifteen days of the issuance of the Notes a Current Report on Form 8-K (for purposes of filing the Indenture).

               6.  CONDITIONS  TO  THE  OBLIGATIONS  OF  THE  UNDERWRITER.   The
Underwriter's obligation to purchase the Notes shall be subject to the following conditions:

               6.1 No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending or, to the knowledge of the Company, threatened by the
                                        9

Commission; and the Prospectus Supplement shall have been filed or transmitted for filing, by means reasonably calculated to result in a filing with the Commission pursuant to Rule 424(b) under the Act.

               6.2 SINCE , 200 there shall have been no material adverse change (not in the ordinary course of business) in the condition of the Company or Residential Funding.

               6.3 The Company shall have delivered to you a certificate, dated the Closing Date, of the President, a Senior Vice President or a Vice President of the Company to the effect that the signer of such certificate has examined this Agreement, the PROSPECTUS, THE MORTGAGE LOAN PURCHASE AGREEMENT, THE 200 - Trust LLC Agreement, the Trust Agreement, the Servicing Agreement and the Indenture and various other closing documents, and that, to the best of his or her knowledge after reasonable investigation:

     (a) the representations and warranties of the Company in this Agreement are true and correct in all material respects; and

               (b) the Company has in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

               6.4 Residential Funding shall have delivered to you a certificate, dated the Closing Date, of the President, a Senior Vice President or a Vice President of Residential Funding to the effect that the signer of such certificate has examined the MORTGAGE LOAN PURCHASE AGREEMENT, THE 200 - Trust LLC Agreement, the Trust Agreement, the Servicing Agreement, the Indenture and this Agreement and that, to the best of his or her knowledge after reasonable investigation, the representations and warranties of Residential Funding contained in the Mortgage Loan Purchase Agreement, in the Servicing Agreement and in this Agreement are true and correct in all material respects.

               6.5 You shall have received the opinion of [Thacher Proffitt & Wood] [Orrick, Herrington & Sutcliffe LLP][Stroock & Stroock & Lavan LLP], special counsel for the Company and Residential Funding dated the Closing Date and substantially to the effect set FORTH IN EXHIBIT A, AND THE OPINION OF , general counsel for the Company and Residential Funding, dated the Closing Date and substantially to the effect SET FORTH IN EXHIBIT B.

               6.6 YOU SHALL HAVE RECEIVED FROM , counsel for the Underwriter, an opinion dated the Closing Date in form and substance satisfactory to the Underwriter.

               6.7 YOU SHALL HAVE RECEIVED FROM , certified public  accountants,
(a) a letter dated the date hereof and satisfactory in form and substance to the Underwriter and the Underwriter's counsel, to the effect that they have performed certain specified procedures, all of which have been agreed to by the Underwriter, as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus
Supplement under the captions "Description of the Mortgage Loan Pool," ["Servicing of the Mortgage Loans"] and "Description of the Securities" agrees with the records of the Company and Residential Funding excluding any questions of legal interpretation and (b) the letter prepared pursuant to Section 5.9 hereof.

     6.8  The  Notes  shall  have  been  rated  " "  by  __________  and  " " by
_________________.

     6.9  YOU  SHALL   HAVE   RECEIVED   THE   OPINIONS   OF   ______________AND
_______________ , special counsels to the Indenture Trustee and the Owner Trustee, respectively, dated the Closing Date, substantially to the effect set forth in EXHIBIT C-1 AND EXHIBIT C-2.

     6.10 You shall have received from [Thacher Proffitt & Wood] [Orrick, Herrington & Sutcliffe LLP][Stroock & Stroock & Lavan LLP], special counsel to the Company, AND FROM ______________, general counsel to the Company, reliance letters with respect to any opinions delivered to _________________ and
_____________________.


     6.11 You shall have received the opinion of ______________, special counsel to the Credit

ENHANCER, DATED THE CLOSING DATE, SUBSTANTIALLY TO THE EFFECT SET FORTH IN EXHIBIT G.

The Company will furnish you with conformed copies of the above opinions, certificates, letters and documents as you reasonably request.

        7.     INDEMNIFICATION AND CONTRIBUTION.

               7.1 The Company and Residential Funding, jointly and severally, agree to indemnify and hold harmless you and each person, if any, who controls you within the meaning of either Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Notes as originally filed or in any amendment thereof or other filing incorporated by reference therein, or in the Prospectus or incorporated by reference therein (if used within the period set forth in Section 5.3 hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon any information with respect to which the Underwriter has AGREED TO INDEMNIFY THE COMPANY PURSUANT TO SECTION 7.2; PROVIDED, HOWEVER, that none of the Company, Residential Funding or you will be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein relating to the Excluded Information or any information included in Computational Materials or ABS Term Sheets that is incorrect solely because the Pool Information deviates in any material RESPECT FROM THE PARAMETERS SET FORTH IN THE BID SHEET ATTACHED HERETO AS EXHIBIT H provided that such Underwriter has complied with its obligations to circulated and deliver to the Company revised Computational Materials and ABS Term Sheets in accordance with Section 4.2(e) (the "Excluded Pool Information").

               7.2 You agree to indemnify and hold harmless the Company, Residential Funding, their respective directors or officers and any person controlling the Company or Residential Funding to the same extent as the indemnity set forth in Section 7.1 above from the Company and Residential Funding to you, but only with respect to (i) the Underwriter Information and
(ii) the Computational Materials and ABS Term Sheets, except to the extent of any errors in the Computational Materials or ABS Term Sheets that are caused by errors in the Pool Information; provided, however, that the indemnification set forth in this Section 7.2 shall not apply to the extent of any errors in the Computational Materials or ABS Term Sheets that are caused by Excluded Pool Information. In addition, you agree to indemnify and hold harmless the Company, Residential Funding, their respective directors or officers and any person controlling the Company or Residential Funding against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees) caused by, resulting from, relating to, or based upon any legend regarding original issue discount on any Note resulting from incorrect information provided by the Underwriter in the Notes described in
Section 4.3 hereof.

               7.3 In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 7.1 or 7.2, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you, in the case of parties indemnified pursuant to Section 7.1 and by the Company or Residential Funding, in the case of parties indemnified pursuant to Section 7.2. The indemnifying party may, at its option, at any time upon written notice to the indemnified party, assume the defense of any proceeding and may designate counsel reasonably satisfactory to the indemnified party in connection therewith provided that the counsel so designated would have no actual or potential conflict of interest in connection with such representation. Unless it shall assume the defense of any proceeding the indemnifying party shall not be liable for any settlement of any proceeding, effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If the indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for release of the indemnified party in connection with all matters relating to the proceeding which have been asserted against the indemnified party in such proceeding by the other parties to such settlement, without the consent of the indemnified party.

               7.4 If the  indemnification  provided  for in this  Section  7 is unavailable to an indemnified party under Section 7.1 or 7.2 hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect not only the relative benefits received by the Company and Residential Funding on the one hand and the Underwriter on the other from the offering of the Notes but also the relative fault of the Company or Residential Funding on the one hand and of the Underwriter, on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and Residential Funding on the one hand and of the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, Residential Funding or by the Underwriter, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               7.5 The Company,  Residential  Funding and the Underwriter  agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in Section 7.4, above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim except where the indemnified party is required to bear such expenses pursuant to Section 7.4; which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party believes that it will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               7.6 The indemnity and contribution  agreements  contained in this
Section 7 and the representations and warranties of the Company and Residential Funding in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Underwriter or on behalf of the Underwriter or any person controlling the Underwriter or by or on behalf of the Company or Residential Funding and their respective directors or officers or any person controlling the Company or Residential Funding and (iii) acceptance of and payment for any of the Notes.

        8. TERMINATION. This Agreement shall be subject to termination by notice given to the Company and Residential Funding, if the sale of the Notes provided for herein is not consummated because of any failure or refusal on the part of the Company or Residential Funding to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or Residential Funding shall be unable to perform their respective obligations under this Agreement. If you terminate this Agreement in accordance with this
Section 8, the Company or Residential Funding will reimburse you for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by the Underwriter in connection with the proposed purchase and sale of the Notes.

        9. CERTAIN REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company, Residential Funding or the officers of any of the Company, Residential Funding, and you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by you or on your behalf or made by or on behalf of the Company or Residential Funding or any of their respective officers, directors or controlling persons, and will survive delivery of and payment for the Notes.

     10. NOTICES. All communications hereunder will be in writing and effective only on receipt, and if sent to the Underwriter will be mailed, delivered or telegraphed and CONFIRMED TO YOU AT_________________, Attention:______________ or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Residential Asset Mortgage Products, Inc., _______________________ , ATTENTION: ______________________ or, if sent to
Residential Funding Corporation will be mailed, delivered or telegraphed and confirmed to it at Residential Funding Corporation, 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, MINNESOTA 55437, ATTENTION: .

        11. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

        12. APPLICABLE LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument. If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, Residential Funding and you.

                                Very truly yours,

                                RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

                                BY:
                                     Name:

                                     Title:

                                RESIDENTIAL FUNDING CORPORATION

                                BY:
                                     Name:

                                     Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

 [NAME OF UNDERWRITER]

BY:
      Name:

      Title:

                                   EXHIBIT A-1

                            [THACHER PROFFITT & WOOD/

                       ORRICK, HERRINGTON & SUTCLIFFE LLP/

                    STROOCK & STROOCK & LAVAN LLP/LETTERHEAD]

                                                        , 200

Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard
Minneapolis, Minnesota 55437

[The Indenture Trustee]
[The Underwriter]

Residential Funding Corporation
8400 Normandale Lake Boulevard
Minneapolis, Minnesota 55437

[The Owner Trustee]
[The Credit Enhancer]



               Re:    Residential Asset Mortgage Products, Inc.
                      Asset-Backed Term Notes, Series 200__-_____

Ladies and Gentlemen:

     We have acted as special counsel to Residential Asset Mortgage Products, Inc. (the "Company") and Residential Funding Corporation (the "Master Servicer" or "RFC") in connection with the issuance and sale by the Company of Asset-Backed Term Notes, Series 200 - (the "Underwritten Notes") pursuant to an Indenture, dated as of ________________ BETWEEN HOME [EQUITY] LOAN TRUST 200 - (the "Issuer") and _________________ , as the Indenture Trustee"). The Issuer was created pursuant TO A TRUST AGREEMENT, DATED AS OF___ , 200_ (the "Trust Agreement"), BETWEEN THE COMPANY, AS DEPOSITOR, AND , as the Owner Trustee. The Issuer will also issue Asset-Backed Variable Funding Notes (the "Variable Funding Notes" and, together with the Underwritten Notes, the "Notes") and Asset-Backed Certificates (the "Certificates"). RFC will enter into an Insurance and Reimbursement Agreement, dated as of ___________ (the "Insurance Agreement"), among RFC as the Seller and the Master Servicer, the Company as Depositor, the Issuer and ____________________(the "Credit Enhancer") pursuant to which the Credit Enhancement Instrument (consisting of the Principal/Interest Surety Bond and any Additional Surety Bonds, collectively, the "Credit Enhancement Instrument") will be issued in respect of the Notes and the Certificates.

     The Underwritten Notes will evidence indebtedness of the Issuer and be secured primarily by the Class A Ownership Interest in __________________________, A LIMITED LIABILITY COMPANY (THE " 200 - Trust LLC") created pursuant to a Limited Liability Company Agreement, dated as of , 200 , among Residential Asset Mortgage Products, Inc., Residential Funding Corporation and Mortgage Assets Trading, Inc. The Class A Ownership Interest is secured by home equity revolving lines of credit (the "Revolving Credit Loans") held by ______________________ , as custodian (the "CUSTODIAN"), PURSUANT TO A CUSTODIAL AGREEMENT, DATED AS OF , 200 , among the Company, the Master Servicer, the Custodian and the Indenture Trustee (the "Custodial Agreement"). [RFC acquired the Revolving Credit Loans through its mortgage loan purchase program from various seller/servicers.] RFC transferred the Revolving Credit Loans to the Company pursuant to a Mortgage Loan Purchase Agreement, dated___________ (the "Mortgage Loan Purchase Agreement"), in exchange for immediately available funds and the Class B Ownership Interest in the 200 - Trust LLC. Simultaneously, the Company transferred the Revolving Credit Loans to THE 200 - TRUST LLC PURSUANT TO AN ASSIGNMENT AGREEMENT DATED , 200 , in exchange for the Class A Ownership Interest and the Class B Ownership Interest in the 200 - LLC. RFC will enter into an Insurance and Reimbursement Agreement, dated as of________ , 200_ (the "Insurance Agreement"), among RFC as the Seller and the Master SERVICER, THE COMPANY, THE ISSUER AND (the "Credit Enhancer") pursuant to which the Credit Enhancement Instrument (consisting of the Principal/Interest Surety Bond and any Additional Surety Bonds, collectively, the "Credit Enhancement Instrument") will be issued in respect of the Notes and the Certificates. The COMPANY WILL SELL THE UNDERWRITTEN NOTES TO (the "UNDERWRITER"), PURSUANT TO AN UNDERWRITING AGREEMENT, DATED , 200 , among the Company, RFC and the Underwriter (the "Underwriting Agreement"; the Mortgage Loan Purchase Agreement, the Limited Liability Company Agreement, the Servicing Agreement, the Trust Agreement, the Indenture, the Custodial Agreement, the Insurance Agreement and the Underwriting Agreement, collectively, the "Agreements"). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreements. This opinion letter is rendered pursuant to Section 6.5 of the Underwriting Agreement.

               In connection with rendering this opinion letter, we have examined the Agreements and such records and other documents as we have deemed necessary. As to matters of fact, we have examined and relied upon representations of the parties contained in the Agreements and, where we have deemed appropriate, representations or certifications of officers of the Company, the Master Servicer, the Indenture Trustee, the Owner Trustee, the Credit Enhancer or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies. We have assumed that all parties, except for the Company and the Master Servicer, had the corporate power and authority to enter into and perform all obligations under such documents. As to such parties, we also have assumed the due authorization by all requisite corporate action, the due execution and delivery and the enforceability of such documents. We have assumed that there is not and will not be any other agreement that materially supplements or otherwise modifies the agreements expressed in the Agreements. We have further assumed the conformity of the Revolving Credit Loans and related documents to the requirements of the Agreements.

               In rendering this opinion letter, we do not express any opinion concerning any law other than the law of the State of New York, the corporate law of the State of Delaware and the federal law of the United States, nor do we express any opinion concerning the application of the "doing business" laws or the securities laws of any jurisdiction other than the federal securities laws of the United States. In rendering the opinion set forth below, as to matters governed by the laws of the State of Minnesota, we have relied without INDEPENDENT INVESTIGATION ON THE OPINION LETTER OF , Esq., general counsel to the Company and the Master Servicer, dated the date hereof, a copy of which is annexed hereto. To the extent that we have relied on the foregoing opinion letter, the opinions set forth below are subject to the same assumptions, qualifications, exceptions and other limitations set forth therein. We do not express any opinion on any issue not expressly addressed below.

               Based upon the foregoing, it is our opinion that:

        1. The Registration Statement has become effective under the Securities Act of 1933, as amended (the "Act"), and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn, and no proceedings for that purpose have been instituted or threatened under Section 8(d) of the Act.

        2. The Registration Statement, at the Effective Date, and the Prospectus, as of the date of the Prospectus Supplement, other than any financial or statistical information or Computational Materials or ABS Term Sheets contained or incorporated by reference therein, complied as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder.

        3. To our knowledge, there are no material contracts, indentures, or other documents (not including Computational Materials and ABS Term Sheets) of a character required to be described or referred to in either the Registration
Statement  or the  Prospectus  or to be filed as  exhibits  to the  Registration
Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto.

        4. The Underwritten Notes, when duly and validly executed, authenticated and delivered in accordance with the Indenture, will be entitled to the benefits of the Indenture.

        5. The statements made in the Prospectus under the heading "Description of the Securities," insofar as such statements purport to summarize certain provisions of the Underwritten Notes and the Servicing Agreement and the Indenture, provide a fair summary of such provisions. The statements made in the Basic Prospectus and the Prospectus Supplement, as the case may be, under the headings "Material Federal Income Tax Consequences," ["Certain Legal Aspects of the Loans", "Applicability of Usury Laws," "--Alternative Mortgage
Instruments,"] and "ERISA Considerations," to the extent that they constitute matters of State of New York or federal law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the Underwritten Notes are correct in all material respects with respect to those consequences or matters that are discussed therein.

        6. The Indenture is required to be qualified under the Trust Indenture Act of 1939, as amended, but the Trust created by the Trust Agreement is not required to be registered under the Investment Company Act of 1940, as amended.

        7. No consent, approval, authorization or order of any federal or State of New York court or governmental agency or body is required for the consummation by the Company or the Master Servicer of the transactions contemplated by the terms of the Agreements, except (a) such as have been obtained under the Act and (b) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and the offer and sale of the Underwritten Notes by the Underwriter, as to which we express no opinion.

        8. Neither the sale of the Underwritten Notes to the Underwriter pursuant to the Underwriting Agreement, nor the consummation of any other of the transactions contemplated by, or the fulfillment by the Company or the Master Servicer of the terms of the Agreements, will result in a breach of any term or provision of any federal or State of New York statute or regulation or, to the best of our knowledge, conflict with, result in a breach, violation or acceleration of or constitute a default under any order of any federal or State of New York court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or the Master Servicer.

        9. Each of the Agreements has been duly authorized, executed and delivered by the Company and the Master Servicer and, upon due authorization, execution and delivery by the other parties thereto, each will constitute a valid, legal and binding agreement of the Company and the Master Servicer, enforceable against the Company and the Master Servicer in accordance with its terms, except as the enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the rights of creditors, (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and
(iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of any of the Agreements which purport to provide indemnification with respect to securities law violations.

        [10. Assuming compliance with the provisions of the Indenture, for federal income tax purposes, the Trust Fund will qualify as a real estate mortgage investment conduit ("REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Internal Revenue Code of 1986, the Underwritten Notes will be "regular interests" in the TRUST FUND AND THE will be the sole class of "residual interests" in the Trust Fund, within the meaning of the REMIC Provisions in effect on the date hereof.]

        11. [Assuming compliance with the provisions of the Indenture, for City and State of New York income and corporation franchise tax purposes, the Trust Fund will be classified as a REMIC and not as a corporation, partnership or trust, in conformity with the federal income tax treatment of the Trust Fund. Accordingly, the Trust Fund will be exempt from all City and State of New York taxation imposed on its income, franchise or capital stock, and its assets will not be included in the calculation of any franchise tax liability.] [Assuming compliance with the provisions of the Trust Agreement and the Indenture, for City and State of New York income and corporation franchise tax purposes, the Trust will be classified as a partnership, with the assets of the partnership being the Owner Trust Estate, the partners of the partnership being the Certificateholders and the Notes being debt of the partnership.]

        This opinion letter is rendered for the sole benefit of each addressee hereof, and no other person or entity is entitled to rely hereon without our prior written consent. Copies of this opinion letter may not be furnished to any other person or entity, nor may any portion of this opinion letter be quoted, circulated or referred to in any other document, without our prior written consent.

                                            Very truly yours,

                                            THACHER PROFFITT & WOOD/
                                            ORRICK, HERRINGTON & SUTCLIFFE LLP/
                                            STROOCK & STROOCK & LAVAN LLP

                                   EXHIBIT A-2

                            [THACHER PROFFITT & WOOD/

                       ORRICK, HERRINGTON & SUTCLIFFE LLP/

                    STROOCK & STROOCK & LAVAN LLP LETTERHEAD]

                                                       , 200

Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard

Minneapolis, Minnesota 55437

[The Indenture Trustee]

[The Credit Enhancer]

               Re:    Residential Asset Mortgage Products, Inc.
                      ASSET-BACKED TERM NOTES, SERIES 200  -    ]

Ladies and Gentlemen:

     We have acted as special counsel to Residential Asset Mortgage Products, Inc. (the "Company") and Residential Funding Corporation (the "Master Servicer" or "RFC") in connection with the issuance and sale by the Company of Asset-Backed Term Notes, Series 200 - (the "Underwritten Notes") pursuant to an Indenture, dated as of _______________ , BETWEEN HOME [EQUITY] LOAN TRUST 200 - (the "Issuer") and _________________-, as the Indenture Trustee"). The Issuer was created pursuant TO A TRUST AGREEMENT, DATED AS OF , 200 (the "Trust Agreement"), BETWEEN THE COMPANY, AS DEPOSITOR, AND , as the Owner Trustee. The Issuer will also issue Asset-Backed Variable Funding Notes (the "Variable Funding Notes" and, together with the Underwritten Notes, the "Notes") and Asset-Backed Certificates (the "Certificates"). RFC will enter into an Insurance and Reimbursement Agreement, dated as of _______________ (the "Insurance Agreement"), among RFC as the Seller and the Master Servicer, the Company as Depositor, the Issuer and _________________(the "Credit Enhancer") pursuant to which the Credit Enhancement Instrument (consisting of the Principal/Interest Surety Bond and any Additional Surety Bonds, collectively, the "Credit Enhancement Instrument") will be issued in respect of the Notes and the Certificates.

     The Underwritten Notes will evidence indebtedness of the Issuer and be secured primarily by the Class A Ownership Interest in _________________ , A LIMITED LIABILITY COMPANY (THE " 200 - Trust LLC") created pursuant to a Limited Liability Company Agreement, dated as of , 200 , among Residential Asset Mortgage Products, Inc., Residential Funding Corporation and Mortgage Assets Trading, Inc. The Class A Ownership Interest is secured by home equity revolving lines of credit (the "Revolving Credit Loans") held by _____________________ , as custodian (the "CUSTODIAN"), PURSUANT TO A CUSTODIAL AGREEMENT, DATED AS OF , 200 , among the Company, the Master Servicer, the Custodian and the Indenture Trustee (the "Custodial Agreement"). RFC acquired the Revolving Credit Loans through its mortgage loan purchase program from various seller/servicers. RFC transferred the Revolving Credit Loans to the Company pursuant to a Mortgage Loan Purchase Agreement, dated______________________ (the "Mortgage Loan Purchase Agreement"), in exchange for immediately available funds and the Class B Ownership Interest in the 200 - Trust LLC. Simultaneously, the Company transferred the Revolving Credit Loans to THE 200 - TRUST LLC PURSUANT TO AN ASSIGNMENT AGREEMENT DATED , 200 , in exchange for the Class A Ownership Interest and the Class B Ownership Interest in the 200 - LLC. RFC will enter into an Insurance and Reimbursement Agreement, dated as of _________ , 200 (the "Insurance Agreement"), among RFC as the Seller and the Master SERVICER, THE COMPANY, THE ISSUER AND (the "Credit Enhancer") pursuant to which the Credit Enhancement Instrument (consisting of the Principal/Interest Surety Bond and any Additional Surety Bonds, collectively, the "Credit Enhancement Instrument") will be issued in respect of the Notes and the Certificates. The COMPANY WILL SELL THE UNDERWRITTEN NOTES TO (the "UNDERWRITER"), PURSUANT TO AN UNDERWRITING AGREEMENT, DATED , 200 , among the Company, RFC and the Underwriter (the "Underwriting Agreement"; the Mortgage Loan Purchase Agreement, the Limited Liability Company Agreement, the Servicing Agreement, the Trust Agreement, the Indenture, the Custodial Agreement, the Insurance Agreement and the Underwriting Agreement, collectively, the "Agreements"). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreements. This opinion letter is rendered pursuant to Section 6.5 of the Underwriting Agreement.

               In connection with rendering this opinion letter, we have examined the Agreements and such records and other documents as we have deemed necessary. As to matters of fact, we have examined and relied upon representations of the parties contained in the Agreements and, where we have deemed appropriate, representations or certifications of officers of the Company, the Master Servicer, the Indenture Trustee, the Owner Trustee, the Credit Enhancer or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies. We have assumed that all parties, except for the Company and the Master Servicer, had the corporate power and authority to enter into and perform all obligations under such documents. As to such parties, we also have assumed the due authorization by all requisite corporate action, the due execution and delivery and the enforceability of such documents. We have assumed that there is not and will not be any other agreement that materially supplements or otherwise modifies the agreements expressed in the Agreements. We have further assumed the conformity of the Revolving Credit Loans and related documents to the requirements of the Agreements.

               Because the primary purpose of our professional engagement was not to establish factual matters and because of the wholly or partially non-legal character of many determinations involved in the preparation of the Registration Statement and the Prospectus, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except to the extent expressly set forth in paragraph numbered 5 of our opinion letter relating to certain securities matters, dated the date hereof and addressed to the Company, RFC, the Underwriter, the Owner Trustee and the Indenture Trustee (the "Closing Opinion"), and make no representation that we have otherwise independently verified the accuracy, completeness or fairness of such statements, except as aforesaid. In particular and without limiting the foregoing, we have not examined any accounting, financial or statistical records not included in either the Registration Statement or the Prospectus from which the information and statements included therein are derived, and we express no belief as to any such accounting, financial or statistical information contained in either the Registration Statement or the Prospectus or the information included under the caption "Method of Distribution" contained in the Prospectus Supplement, or as to any Computational Materials or ABS Term Sheets. We also note that we are not experts with respect to any portion of the Registration Statement or the Prospectus, including without limitation such accounting, financial or statistical information, except to the extent we may be deemed to be "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations thereunder with respect to the matters specifically mentioned in paragraph numbered 5 of the Closing Opinion.

     However, in the course of our acting as counsel to the Company in connection with its preparation of the Registration Statement or the Prospectus, we met in conferences and participated in telephone conversations involving representatives of the Company, representatives of the Master Servicer, representatives  of  the  Underwriter,  representatives  of the  Owner  Trustee, representatives of the Indenture Trustee, representatives of the Credit Enhancer, representatives of the Custodian, _________________ in their capacity as counsel to the UNDERWRITER AND_______________in their capacity as counsel to the Credit Enhancer, during which conferences and telephone conversations the contents of the Registration Statement and the Prospectus and related matters were discussed. In addition, we reviewed the minutes of the Board of Directors of the Company and of the Master Servicer, which minutes were represented to us by the Company or the MASTER SERVICER, AS APPLICABLE, TO , 200 , and certain documents furnished to us by the Company and the Master Servicer or otherwise in our possession. We have not otherwise undertaken any procedures that were intended or likely to elicit information concerning the accuracy, completeness or fairness of the statements made in the Registration Statement or the Prospectus.

               Based on the foregoing, our understanding of applicable law and the experience we have gained in our practice thereunder, we hereby advise the Underwriter that no information has come to our attention that causes us to believe that the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               This letter is rendered for the sole benefit of each addressee hereof, and no other person or entity is entitled to rely hereon without our prior written consent. Copies of this letter may not be furnished to any other person or entity, nor may any portion of this letter be quoted, circulated or referred to in any other document, without our prior written consent.

                                            Very truly yours,

                                            [THACHER PROFFITT & WOOD/
                                            ORRICK, HERRINGTON & SUTCLIFFE LLP
                                            STROOCK & STROOCK & LAVAN LLP]

                                    EXHIBIT B

                              [GMAC/RFC LETTERHEAD]

                                                                , 200

[The Indenture Trustee]

[The Underwriter]

               Re:    Residential Asset Mortgage Products, Inc.
                      Asset-Backed Term, Notes, Series 200_-____

Ladies & Gentlemen:

     I am General Counsel to Residential Asset Mortgage Products, Inc. (the "Company") and Residential Funding Corporation (the "Master Servicer" or "RFC"). In that capacity, I am familiar with the issuance and sale by the Company of Asset-Backed Term NOTES, SERIES 200 - (the "Underwritten Notes") pursuant to an Indenture, dated as of __________, BETWEEN HOME [EQUITY] LOAN TRUST 200 - (the "Issuer") and _________________- , as the Indenture Trustee"). The Issuer was created pursuant TO A TRUST AGREEMENT, DATED AS OF , 200 (the "Trust Agreement"), BETWEEN THE COMPANY, AS DEPOSITOR, AND , as the Owner Trustee. The Issuer will also issue Asset-Backed Variable Funding Notes (the "Variable Funding Notes" and, together with the Underwritten Notes, the "Notes") and Asset-Backed Certificates (the "Certificates"). RFC will enter into an Insurance and Reimbursement Agreement, dated as of ______________-(the "Insurance Agreement"), among RFC as the Seller and the Master Servicer, the Company as Depositor, the Issuer and __________________-(the "Credit Enhancer") pursuant to which the Credit Enhancement Instrument (consisting of the Principal/Interest Surety Bond and any Additional Surety Bonds, collectively, the "Credit Enhancement Instrument") will be issued in respect of the Notes and the Certificates.

     The Underwritten Notes will evidence indebtedness of the Issuer and be secured primarily by the Class A Ownership Interest in ____________________ , A LIMITED LIABILITY COMPANY (THE " 200 -Trust LLC") created pursuant to a Limited Liability Company Agreement, dated as of , 200 , among Residential Asset Mortgage Products, Inc., Residential Funding Corporation and Mortgage Assets Trading, Inc. The Class A Ownership Interest is secured by home equity revolving lines of credit (the "Revolving Credit Loans") held by _________________- , as custodian (the "CUSTODIAN"), PURSUANT TO A CUSTODIAL AGREEMENT, DATED AS OF , 200 , among the Company, the Master Servicer, the Custodian and the Indenture Trustee (the "Custodial Agreement"). RFC acquired the Revolving Credit Loans through its mortgage loan purchase program from various seller/servicers. RFC transferred the Revolving Credit Loans to the Company pursuant to a Mortgage Loan Purchase Agreement, dated ______________(the "Mortgage Loan Purchase Agreement"), in exchange for immediately available funds and the Class B Ownership Interest in the 200 - Trust LLC. Simultaneously, the Company transferred the Revolving Credit Loans to THE 200 - TRUST LLC PURSUANT TO AN

ASSIGNMENT AGREEMENT DATED , 200 , in exchange for the Class A Ownership Interest and the Class B Ownership Interest in the 200 - LLC. RFC will enter into an Insurance and Reimbursement Agreement, dated as of ______________, 200_ (the "Insurance Agreement"), among RFC as the Seller and the Master SERVICER, THE COMPANY, THE ISSUER AND _________________ (the "Credit Enhancer") pursuant to which the Credit Enhancement Instrument (consisting of the Principal/Interest Surety Bond and any Additional Surety Bonds, collectively, the "Credit Enhancement Instrument") will be issued in respect of the Notes and the Certificates. The COMPANY WILL SELL THE UNDERWRITTEN NOTES TO _____________________- (the "UNDERWRITER"), PURSUANT TO AN UNDERWRITING AGREEMENT, DATED , 200 , among the Company, RFC and the Underwriter (the "Underwriting Agreement"; the Mortgage Loan Purchase Agreement, the Limited Liability Company Agreement, the Servicing Agreement, the Trust Agreement, the Indenture, the Custodial Agreement, the Insurance Agreement and the Underwriting Agreement, collectively, the "Agreements"). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreements. This opinion letter is rendered pursuant to Section 6.5 of the Underwriting Agreement.

               In connection with rendering this opinion letter, I have examined the Agreements and such records and other documents as I have deemed necessary. As to matters of fact, I have examined and relied upon representations of the parties contained in the Agreements and, where I have deemed appropriate, representations or certifications of officers of the Company, the Master Servicer, the Indenture Trustee, the Owner Trustee, the Credit Enhancer or public officials. I have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies. I have assumed that all parties, except for the Company and the Master Servicer, had the corporate power and authority to enter into and perform all obligations under such documents. As to such parties, I also have assumed the due authorization by all requisite corporate action, the due execution and delivery and the enforceability of such documents. I have assumed that there is not and will not be any other agreement that materially supplements or otherwise modifies the agreements expressed in the Agreements. I have further assumed the conformity of the Revolving Credit Loans and related documents to the requirements of the Agreements.

               In rendering this opinion letter, I do not express any opinion concerning law other than the law of the State of Minnesota, the corporate law of the State of Delaware and the federal law of the United States, and I do not express any opinion concerning the application of the "doing business" laws or the securities laws of any jurisdiction other than the federal securities laws of the United States. I do not express any opinion on any issue not expressly addressed below.

               Based upon the foregoing, I am of the opinion that:

1. The Company and the Master Servicer are duly incorporated and are validly existing as corporations in good standing under the laws of the State of Delaware, and each has the requisite power and authority, corporate or other, to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under the Agreements.

2. Each of the Agreements has been duly and validly authorized, executed and delivered by the Company and the Master Servicer and, upon due authorization, execution and delivery by other parties thereto, will constitute the valid, legal and binding agreements of the Company and the Master Servicer, enforceable against the Company and the Master Servicer in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the rights of creditors,
     (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of the Agreements which purport to provide indemnification with respect to securities law violations.

3.             The  Underwritten   Notes,   when  duly  and  validly   executed,
               authenticated and delivered in accordance with the Indenture, will be entitled to the benefits of the Servicing Agreement.

4. No consent, approval, authorization or order of the State of Minnesota or federal court or governmental agency or body is required for the consummation by the Company or the Master Servicer of the transactions contemplated by the terms of the Agreements, except for those consents, approvals, authorizations or orders which previously have been obtained.

5. Neither the sale, issuance and delivery of the Underwritten Notes as provided in the Agreements, nor the consummation of any other of the transactions contemplated by, or the fulfillment of any other of the terms of, the Agreements, will result in a breach of any term or provision of the charter or bylaws of the Company or the Master Servicer or any State of Minnesota or federal statute or regulation or conflict with, result in a breach, violation or acceleration of or constitute a default under the terms of any indenture or other material agreement or instrument to which the Company or the Master Servicer is a party or by which it is bound or any order or regulation of any State of Minnesota or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or the Master Servicer.

               This opinion letter is rendered for the sole benefit of each addressee hereof, and no other person or entity, except [Thacher Proffitt & Wood] [Orrick, Herrington & Sutcliffe LLP][Stroock & Stroock & Lavan LLP], is entitled to rely hereon without my prior written consent. Copies of this opinion letter may not be furnished to any other person or entity, nor may any portion of this opinion letter be quoted, circulated or referred to in any other document without my prior written consent.


                                            Very truly yours,

                                            [                        ]
                                            [General] [Associate] Counsel

                                   EXHIBIT C-1

                    [COUNSEL TO INDENTURE TRUSTEE LETTERHEAD]

                                                              , 200

Residential Asset Mortgage Products, Inc.     [The Credit Enhancer]
8400 Normandale Lake Boulevard
Suite 600                                     Moody's Investor Service
Minneapolis, Minnesota  554327                99 Church Street

                                              New York, New York 10007

Residential Funding Corporation               Standard & Poor's
8400 Normandale Lake Boulevard                a division of
Suite 600                                     The McGraw-Hill Companies, Inc.
Minneapolis, Minnesota 55437                  55 Water Street

                                              New York, New York 10004

[The Underwriter]

[The Owner Trustee]

               Re:    Residential Asset Mortgage Products, Inc.
                      ASSET-BACKED TERM NOTES, SERIES 200  -

Ladies and Gentlemen:

     We have acted as special counsel to Residential Asset Mortgage Products, Inc. (the "Company") and Residential Funding Corporation (the "Master Servicer" or "RFC") in connection with the issuance and sale by the Company of Asset-Backed Term Notes, Series 200 - (the "Underwritten Notes") pursuant to an Indenture, dated as of _______________, BETWEEN HOME [EQUITY] LOAN TRUST 200 - (the "Issuer") and _____________, as the Indenture Trustee"). The Issuer was created pursuant TO A TRUST AGREEMENT, DATED AS OF , 200 (the "Trust Agreement"), BETWEEN THE COMPANY, AS DEPOSITOR, AND , as the Owner Trustee. The Issuer will also issue Asset-Backed Variable Funding Notes (the "Variable Funding Notes" and, together with the Underwritten Notes, the "Notes") and Asset-Backed Trust Certificates (the "Certificates"). RFC will enter into an Insurance and Reimbursement Agreement, dated AS OF (the "Insurance Agreement"), among RFC as the Seller and the Master Servicer, the Company as Depositor, the Issuer and _________________ (the "Credit Enhancer") pursuant to which the Credit Enhancement Instrument (consisting of the Principal/Interest Surety Bond and any Additional Surety Bonds, collectively, the "Credit Enhancement Instrument") will be issued in respect of the Notes and the Certificates. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreements.

               In arriving at the opinions expressed below, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of the Indenture and of such documents, instruments and certificates, and we have made such investigations of law, as we have deemed appropriate as the basis for the opinions expressed below. We have assumed but have not verified that the signatures on all documents that we have examined are genuine and that each person signing each such document was duly authorized to sign such document on behalf of the person or entity purported to be bound thereby.

               Based on the foregoing, we are of the opinion that:

1. The Indenture Trustee has full corporate power and authority to execute and deliver the Indenture, the Administration Agreement, the Custodial Agreement and the Notes and to perform its obligations under the Servicing Agreement, the Indenture, the Administration Agreement and the Custodial Agreement.

2. The Indenture Trustee has duly accepted the office of trustee under the Indenture.

3. Each of the Indenture, the Administration Agreement and the Custodial Agreement has been duly authorized, executed and delivered by the Indenture Trustee, and the Indenture Trustee has duly executed and delivered the Certificates as provided as provided in the Servicing Agreement.

4. The Indenture is a legal, valid and binding obligation of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting the rights of creditors generally, and subject, as to enforceability, to general principles of equity, regardless of whether such enforcement is considered in a proceeding at law or in equity.

5. Assuming compliance with the provisions of the Trust Agreement and the Indenture, for City and State of New York income and corporation franchise tax purposes, the Trust will be classified as a partnership, with the assets of the partnership being the Owner Trust Estate, the partners of the partnership being the Certificateholders and the Notes being debt of the partnership.

               We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York.

               We are furnishing this opinion to you solely for your benefit. This opinion may not be used, circulated, quoted or otherwise referred to for any other purpose.

                                            Very truly yours,

                                            [COUNSEL TO THE TRUSTEE]

                                   EXHIBIT C-2

                      [COUNSEL TO OWNER TRUSTEE LETTERHEAD]

                                                            , 200

Residential Asset Mortgage Products, Inc.          [The Indenture Trustee]
8400 Normandale Lake Boulevard

Suite 600

Minneapolis, Minnesota  554327

Residential Funding Corporation                    [The Credit Enhancer]
8400 Normandale Lake Boulevard

Suite 600
Minneapolis, Minnesota 55437

[The Underwriter]

                      Re: Residential Asset Mortgage Products, Inc. ASSET-BACKED TERM NOTES, SERIES 200 -

Ladies and Gentlemen:

     We have acted as special counsel to _____________________ in its capacity as trustee (the "Owner Trustee") in connection with the issuance and sale by the Company of ASSET-BACKED TERM NOTES, SERIES 200 - (the "Underwritten Notes") pursuant to an INDENTURE, DATED AS OF _________ , BETWEEN HOME [EQUITY] LOAN TRUST 200 - (THE "ISSUER") AND _______________-, as the Indenture Trustee"). The Issuer WAS CREATED PURSUANT TO A TRUST AGREEMENT, DATED AS OF , 200 (the "TRUST AGREEMENT"), BETWEEN THE COMPANY, AS DEPOSITOR, AND , as the Owner Trustee. The Issuer will also issue Asset-Backed Variable Funding Notes (the "Variable Funding Notes" and, together with the Underwritten Notes, the "Notes") and Asset-Backed Certificates (the "Certificates"). RFC will enter into an Insurance and REIMBURSEMENT AGREEMENT, DATED AS OF ______________(the "Insurance Agreement"), among RFC as the Seller and the Master Servicer, the Company as Depositor, the Issuer and (the "Credit Enhancer") pursuant to which the Credit Enhancement Instrument (consisting of the Principal/Interest Surety Bond and any Additional Surety Bonds, collectively, the "Credit Enhancement Instrument") will be issued in respect of the Notes and the Certificates. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreements.

               In arriving at the opinions expressed below, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of the Trust Agreement, the Indenture, the Insurance Agreement and of such documents, instruments and certificates, and we have made such investigations of law, as we have deemed appropriate as the basis for the opinions expressed below. We have assumed but have not verified that the signatures on all documents that we have examined are genuine and that each person signing each such document was duly authorized to sign such document on behalf of the person or entity purported to be bound thereby.

               Based on the foregoing, we are of the opinion that:

1. The Owner Trustee has been duly incorporated and is validly existing as a ________________- in good standing under the laws of the State of Delaware.

2. The Owner Trustee has full corporate power and authority to execute and deliver the Trust Agreement and, on behalf of the Trust, the Indenture, the Insurance Agreement, the Administration Agreement, the Custodial Agreement and the Certificates and to perform its obligations under the Trust Agreement and, on behalf of the Trust, under the Indenture, the Insurance Agreement, the Administration Agreement and the Custodial Agreement.

3. The Owner Trustee has duly accepted the office of trustee under the Trust Agreement.

4. Each of the Trust Agreement and, on behalf of the Trust, the Indenture, the Insurance Agreement, the Administration Agreement and the Custodial Agreement has been duly authorized, executed and delivered by the Owner Trustee, and the Owner Trustee has duly executed and delivered the Certificates as provided as provided in the Trust Agreement.

5. The Trust Agreement is a legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, receivership and similar laws affecting the rights of creditors generally, and subject, as to enforceability, to general principles of equity, regardless of whether such enforcement is considered in a proceeding at law or in equity.

6. The execution and delivery by the Owner Trustee of the Trust Agreement and, on behalf of the Trust, of the Indenture, the Insurance Agreement, the Administration Agreement and the Custodial Agreement do not require any consent, approval or authorization of, or any registration or filing with, any Delaware or United States Federal governmental authority having jurisdiction over the trust power of the Owner Trustee, other than those consents, approvals or authorizations as have been obtained and the filing of the Certificates of Trust with the Secretary of State of the State of Delaware.

7.             The  execution  and  delivery  by the Owner  Trustee of the Trust
               Agreement  and,  on  behalf  of the  Trust,  the  Indenture,  the
               Insurance Agreement, the Administration Agreement and the Custodial Agreement, and the performance by the Owner Trustee of its obligations thereunder do not conflict with, result in a breach or violation of or constitute a default under, the Articles of Association or By-laws of the Owner Trustee.

               We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the State of Delaware and the federal laws of the United States of America.

               We are furnishing this opinion to you solely for your benefit. This opinion may not be used, circulated, quoted or otherwise referred to for any other purpose. [A copy of this opinion may be delivered by you to _______________________ and _____________________, each of which may rely on this opinion as if it were addressed to it.]

                                            Very truly yours,

                                            [COUNSEL TO THE TRUSTEE]

                                    EXHIBIT D

                              Excluded Information

                                    EXHIBIT E

                             Underwriter Information

                                    EXHIBIT F

                                 Form of Legend

                                    EXHIBIT G

                     [COUNSEL TO CREDIT ENHANCER LETTERHEAD]

                                              _________________, 200__

[The Underwriter]                                  [The Indenture Trustee]

Residential Funding Corporation                    Moody's Investors Service
8400 Normandale Lake Boulevard                     99 Church Street
Minneapolis, Minnesota 55437                       New York, New York 10007

[The Owner Trustee]                  Standard & Poor's,
                                     a division of
                                     The McGraw-Hill Companies, Inc.
                                     55 Water Street
                                     New York, New York 10004

                      Re: Residential Asset Mortgage Products, Inc. ASSET-BACKED TERM NOTES, SERIES 200 -

Ladies and Gentlemen:

     We have acted as special counsel to _____--(" ____________ ") in connection WITH THE ISSUANCE BY_______________OF ITS SURETY BOND NUMBER SB__ (the "Surety BOND") WITH RESPECT TO THE NOTES ISSUED BY HOME [EQUITY] LOAN TRUST 200 - (the "Issuer") pursuant to the trust agreement (the "Trust Agreement"), dated as of _____________ , between Residential Asset Mortgage Products, Inc. (the "DEPOSITOR") AND _________________ , as owner Trustee (the "Owner Trustee"), and THE INDENTURE, DATED AS OF ___________ , between the Issuer and _________________ , as indenture trustee (the "Indenture Trustee").

     For the purposes of this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction of
(i) the CERTIFICATE OF INCORPORATION AND THE BY-LAWS OF_____________; (ii) resolutions adopted BY THE BOARD OF DIRECTORS OF relevant to the issuance of the Surety Bond; (iii) the Surety Bond; (iv) the Insurance and Reimbursement Agreement (the "Insurance AGREEMENT"), AMONG ___________, the Depositor, the Issuer and Residential Funding CORPORATION (" RFC"), AS SELLER AND MASTER SERVICER, DATED AS OF ; (v) the Indemnification Agreement (the "Indemnification Agreement"), dated as of ___________-- , AMONG ______________, THE
DEPOSITOR,____________________, RFC AND ; (VI) THE CERTIFICATE OF THE SECRETARY OF dated as of the date hereof (the "Certificate"); and (vii) such other documents that we have deemed necessary or appropriate as a basis for the opinion set forth below.

               Capitalized terms used but not defined herein shall have the meanings set forth in the Agreements.

               In our examination we have assumed the genuineness of all signatures and the legal capacity of natural persons (other than with respect to officers of

                  ), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. We have relied upon the certificates, statements and representations of officers and other representatives OF with regard to all facts (but not conclusions of law) material to the opinions set forth below and have not conducted an independent inquiry as to such matters. Based upon and subject to the foregoing, we are of the opinion that:

1. is a corporation validly existing, in good standing and licensed to transact the business of surety and financial guaranty insurance under the laws of the State of New York.

2. has the corporate power to execute and deliver, and to take all action required of it under the Surety Bond, the Insurance Agreement and the Indemnification Agreement.

3. Except as have already been obtained, no authorization, consent, approval, license, formal exemption, or declaration from, nor any registration or filing with, any court or governmental agency or body of the United States of America or the State of New York, which if not obtained would affect or impair the validity or enforceability of the Surety Bond, the Insurance Agreement or the INDEMNIFICATION AGREEMENT AGAINST ______________, is required in connection WITH THE EXECUTION AND DELIVERY BY_________________ of the Surety Bond, the Insurance Agreement and the Indemnification Agreement or in connection with ___________ `s performance of its obligations thereunder.

4. The Surety Bond, the Insurance Agreement and the Indemnification Agreement have been DULY AUTHORIZED, EXECUTED AND DELIVERED BY ______________ and, assuming due authorization, execution and delivery of the Insurance AGREEMENT BY THE PARTIES THERETO (OTHER THAN _______________ ), the
     Insurance Agreement and the Indemnification Agreement, constitute the legally valid and BINDING OBLIGATIONS OF _____________ , enforceable in accordance with their respective terms subject, as to enforcement, to (a) bankruptcy, reorganization, insolvency, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferential transfers and equitable subordination, presently or from time to time in effect, and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), as such laws MAY BE APPLIED IN ANY SUCH PROCEEDING WITH RESPECT TO _________________ ; (b) the qualification that the remedy of specific performance may be subject to equitable defenses and to the discretion of the court before which any proceedings with respect thereto may be brought; and (c) the enforceability or rights to indemnification under the Indemnification Agreement may be subject to limitations of public policy under applicable securities laws.

5. The Surety Bond is not required to be registered under the Securities Act of 1933, as amended.

               We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of New York. This opinion is limited to the laws of New York and the United States of America as in effect on the date hereof and, in rendering this opinion, we assume no obligation to revise or supplement this opinion should the present laws, or the interpretation thereof, be changed.

               This opinion has been furnished solely for your benefit in connection with the transactions described herein and on the condition that the opinions expressed herein may not be published or otherwise communicated to any other party, or relied upon by any other party, without prior written approval in each instance.

                                            Very truly yours,

                                            [COUNSEL TO THE CREDIT ENHANCER]

                                    EXHIBIT H

                                    Bid Sheet

                                   Exhibit 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

        The undersigned, a natural person of full age, for the purpose of forming a corporation under the General Corporation Law of Delaware, does hereby adopt the following Articles of Incorporation:

                                   ARTICLE I

               The name of the corporation shall be Residential Asset Mortgage Products, Inc.

                                   ARTICLE II

               The registered office of this corporation is located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801 and the registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

               The purpose for which the corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

               The total number of shares of stock which this corporation shall have the authority to issue is one thousand (1,000) shares of Common Stock with a par value of One Cent ($.01) per share.

                                   ARTICLE V

               The board of directors is authorized to make, alter or repeal the bylaws of the Corporation. Election of directors need not be by written ballot.

                                   ARTICLE VI

               The name and address of the incorporator are:

               NAME                         ADDRESS

               Vera Sywenkyj                666 Fifth Avenue
                                             New York, New York  10103

               The corporation is to have perpetual existence.

                                  ARTICLE VII

               A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on a breach of the duty of loyalty to the corporation or the stockholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability under Section 174 of the Delaware General Corporation Law, or liability based on the payment of an improper dividend, or
(iv) liability for any transaction from which the director derived an improper personal benefit.

               I, THE UNDERSIGNED, being the incorporator named above, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 17th day of November, 1999.

                                                   INCORPORATOR:

                                                   /S/ VERA SYWENKYJ

                                   Exhibit 3.2

                                     BYLAWS

                                       OF

                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

                                   ARTICLE I

                                     Offices

SECTION 1. REGISTERED OFFICE. The registered office shall be established and maintained at the office of The Corporation Trust Company at 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware, and said corporation shall be the registered agent of the corporation in charge thereof.

SECTION 2. OTHER OFFICES. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time select or the business of the Corporation may require.

                                   ARTICLE II

                            Meetings of Stockholders

SECTION 1. ANNUAL MEETINGS. Annual meetings of stockholders for the election of directors, and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. If the Board of Directors fails to so determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the registered office of the Corporation on the first Tuesday in April. If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board, if any, President or Secretary, or by resolution of the Board of Directors.

SECTION 3. VOTING. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation of the Corporation and these Bylaws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. All elections for the Board of Directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

               A complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is entitled to be present.

SECTION 4. QUORUM. Except as otherwise required by Law, by the Certificate of Incorporation of the Corporation or by these Bylaws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

SECTION 5. NOTICE OF MEETINGS. Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation, not less than ten or more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

SECTION 6. ACTION WITHOUT MEETING. Unless otherwise provided by the Certificate of Incorporation of the Corporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders or members to take the action were delivered to the Corporation.

                                  ARTICLE III

                                    Directors

SECTION 1. NUMBER AND TERM. Directors shall be elected at the annual meeting of stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify. The number of directors shall be as fixed at a number no less than three (3) and no more than six (6) by an affirmative vote of a majority in interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify. A director need not be a stockholder.

SECTION 2. RESIGNATIONS. Any director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board, if any, President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3. VACANCIES. If the office of any director becomes vacant, the remaining directors in office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen. If the office of any director becomes vacant and there are no remaining directors, the stockholders, by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting called for such purpose, may appoint any qualified person to fill such vacancy.

SECTION 4. REMOVAL. Except as hereinafter provided, any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for the election of directors, at an annual meeting or a special meeting called for the purpose, and the vacancy thus created may be filled, at such meeting, by the affirmative vote of holders of a majority of all the shares of stock outstanding and entitled to vote.

SECTION 5. POWERS. The Board of Directors shall exercise all of the powers of the Corporation except such as are by law, or by the Certificate of Incorporation of the Corporation or by these Bylaws, conferred upon or reserved to the stockholders.

SECTION 6. MEETINGS. The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent of all the directors.

               Except as otherwise provided herein, regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

               Not less than two days' written notice shall be given for any regular or special meeting of the board relating to the issuance of stock of the Corporation, the removal of any member of the Executive Committee or the alteration or repeal of this provision.

               Special meetings of the board may be called by the Chairman of the Board, if any, President or by the Secretary on the written request of any director on at least two days' notice to each director (except that notice to any director may be waived in writing by such director) and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.

               Notice of the time and place of any regular meeting which requires the giving of notice or each special meeting shall be sent to each member of the Board of Directors by telex, cable or facsimile transmission, addressed to him at his address as it appears on the records of the Corporation, or delivered to him personally, at least two days before the day on which the meeting is to be held.

               Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in any meeting of the Board of Directors or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 7. QUORUM. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting form time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation or these Bylaws shall require the vote of a greater number.

SECTION 8. COMPENSATION. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

SECTION 9. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board of such committee.

                                   ARTICLE IV

                     Executive, Finance and Other Committees

SECTION 1. DESIGNATION, TERM OF OFFICE AND QUALIFICATIONS. The Board of Directors may in its discretion designate an Executive Committee consisting of one or more directors and may in its discretion designate a Finance Committee consisting of one or more directors. Each member of the Executive Committee or Finance Committee shall continue in office until his successor shall be designated, or until he shall cease to be a director, or until his death, resignation or removal, or until the dissolution of the Executive Committee or Finance Committee, as the case may be, in the manner provided in Section 3 of this Article IV.

SECTION 2. POWERS. Except as may be provided by law or by the resolution of designation, the Executive Committee, if designated, shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, expressly including the power to declare a dividend or to authorize the issuance of stock, and including without limitation all powers expressly conferred on the Board of Directors by these Bylaws, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Except as may be provided by law or by the resolution of designation, the Finance Committee, if designated, shall have and may exercise all of the power of the Board of Directors in the management of the financial affairs of the Corporation, expressly including the power to fix and determine the terms and conditions of any series of bonds issued by the Corporation and to take any other action deemed necessary in connection with the authorization, execution, authentication and delivery of any series of Bonds, and shall have the power to authorize the sale of the Corporation to be affixed to all papers which may require it. Notwithstanding the foregoing, neither the Executive Committee nor the Finance Committee shall have power to amend the Certificate of Incorporation, to adopt an agreement of merger or consolidation, to recommend to the stockholders the sale, lease or exchange of all, or substantially all of the Corporation's property and assets, or to recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution.

SECTION 3. RESIGNATION, REMOVAL OR DISSOLUTION. Any member of the Executive Committee or Finance Committee may resign at any time by giving written notice to the Chairman of the Board, if any, President or the Secretary. Unless otherwise specified therein, such resignation shall take effect on receipt thereof. Any member of the Executive Committee or Finance Committee may be removed at any time, either with or without cause, by a majority vote of the directors then in office, given at any meeting of the Board of Directors called for that purpose. The Board of Directors may, by a resolution duly adopted at any meeting, dissolve the Executive Committee or the Finance Committee.

SECTION 4. VACANCIES. If any vacancy shall occur in the Executive Committee or the Finance Committee by reason of death, resignation, removal or otherwise, such vacancy may be filled at any meeting of the Board of Directors or may be filled until the next meeting of the Board of Directors by the remaining members if any, of the Executive Committee or the Finance Committee, as the case may be, whether or not he or they constitute a quorum.


SECTION 5. MEETINGS OF THE EXECUTIVE COMMITTEE. The Executive committee may provide for the holding of regular meetings at such times and places (within or without the State of Delaware) as it may from time to time determine by resolution duly adopted at any meeting of the Executive Committee. A special meeting of the Executive Committee may be called at any time by the Chairman of the Board, if any, President or by any two members of the Executive Committee. Except as otherwise provided herein, no notice of any special or regular meeting need be given. Not less than two days' written notice shall be given for any Committee relating to regular or special meeting of the issuance of stock the Executive of the Corporation or the alteration or repeal of this provision. Notice of the time and place of each regular or special meeting which requires the giving of notice shall be sent to each member of the Executive Committee by telex, cable or facsimile transmission, addressed to him at his address as it appears on the records of the Corporation, or delivered to him personally, at least two days before the day on which the meeting is to be held. Any member of the Executive Committee may participate in a meeting of the Executive Committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting by such means shall constitute presence in person at such meeting within the meaning of Section 6 of this Article IV, or for any other purpose. The Executive Committee shall keep minutes of its proceedings and shall report the same to the meeting of the Board of Directors held next after such proceedings are taken. The Executive Committee may adopt such rules and regulations for the conduct of its meetings as it may deem proper, not inconsistent with law, the Certificate of Incorporation or the Bylaws.

SECTION 6. QUORUM. At all meetings of the Executive Committee or the Finance Committee the presence in person of one-third of the members of the Executive Committee or the Finance Committee, as the case may be, shall be necessary and sufficient to constitute a quorum for the transaction of business, and, except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, if a quorum shall be present, the act of a majority of the members present shall be the act of the Executive Committee or the Finance Committee, as the case may be. In the absence of a quorum, a majority of the members present, without notice other than by announcement at the meeting, may adjourn the meeting from time to time, for a period of not more than thirty days at any one time, until a quorum shall be present.

SECTION 7. OTHER COMMITTEES. The Board of Directors may in its discretion designate such other committees as it may deem advisable. Each such committee shall consist of such number of directors as may be so designated, and shall have and may exercise such powers, and shall perform such duties, as may be delegated to it by resolution of the Board of Directors. The Board of Directors shall have power at any time to remove any member of any such committee, with or without cause, and to fill vacancies in and to dissolve any such committee.
SECTION 8. TEMPORARY COMMITTEE MEMBERS. In the absence of disqualification of any member of any committee created pursuant to this Article IV, the member or members thereof present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.

                                   ARTICLE V

                                    Officers

SECTION 1. OFFICERS. The officers of the Corporation shall be a Chairman of the Board, if any, a President, one or more Vice Presidents, if any, a Treasurer and a Secretary, all of whom shall be elected by the Board of Directors and shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect such Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers as they may deem proper. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 2. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the stockholders or the Board of Directors and shall have the general powers and duties of supervision and management usually vested in the office of chief executive officer of a corporation. Except as the Board of Directors shall authorize execution thereof in some other manner, he shall execute bonds, mortgages and other contracts on behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

SECTION 3. PRESIDENT. The President shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall exercise general and active supervision over and management of the property, affairs and business of the Corporation and shall authorize other officers of the Corporation to exercise such powers as he, in his discretion, may deem to be in the best interests of the Corporation. The President shall preside at meetings of stockholders and the Board of Directors in the absence or non-election of the Chairman of the Board. The President shall, in general, perform all duties incident to the office of President and shall have such other duties as the Board of Directors may from time to time prescribe.

SECTION 4. VICE PRESIDENTS. The Vice President, or Vice Presidents and any Executive, Senior or Assistant Vice Presidents as elected or appointed by the Board of Directors, shall have such duties as the Board of Directors, the President, or the Bylaws may from time to time prescribe.

SECTION 5. TREASURER. The Treasurer shall be the chief financial officer of the Corporation, shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

SECTION 6. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors and all other notices required by law or by these Bylaws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose request the meeting is called as provided in these Bylaws. He shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Board of Directors or the President. He shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors or the President, and attest the same.

SECTION 7. ASSISTANT VICE PRESIDENTS, ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to, them, respectively, by the Board of Directors or the President.

                                   ARTICLE VI

                                  Miscellaneous

SECTION 1. CERTIFICATES OF STOCK. A certificate of stock shall be issued to each stockholder certifying the number of shares owned by such stockholder in the Corporation.

SECTION 2. LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or such owner's legal representatives, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

SECTION 3. TRANSFER OF SHARES. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the Board of Directors may designate, by whom they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 4. STOCKHOLDERS RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 5. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the directors form time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

SECTION 6. SEAL. The corporate seal of the Corporation shall be in such form as shall be determined by resolution of the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 7. FISCAL YEAR. The fiscal year of the Corporati on shall be determined by resolution of the Board of Directors.

SECTION 8. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

SECTION 9. BORROWING. No loans or advances shall be obtained or contracted for, by or on behalf of the Corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Any officer or agent of the Corporation thereunto so authorized may obtain loans and advances for the Corporation, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation. Any officer or agent of the Corporation thereunto so authorized may pledge, hypothecate or transfer as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, any and all stocks, bonds, other securities and other personal property at any time held by the Corporation, and to that end may endorse, assign and deliver the same and do every act and thing necessary or proper in connection therewith.

SECTION 10. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by these Bylaws to be given, personal notice is not required unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive- notice of any meetings except as otherwise provided by law. Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE VII

                                 Indemnification

               To the full extent permitted by law, the Corporation shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the Corporation, by reason of the fact that he is or was a director or officer, or his testator or intestate is or was a director or officer, of the Corporation, or by reason of the fact that he is or was servicing at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, of any type or kind, domestic or foreign, against expenses, including attorneys' fee, judgments, fines, and amounts paid in settlement, actually and reasonably incurred as result of such action, suit or proceeding. References in these Bylaws to "he" or "his" shall be construed to include the feminine gender.

                                  ARTICLE VIII

                                   Amendments

               These Bylaws may be altered or repealed and Bylaws may be made at any annual meeting of the stockholders, or at any special meeting thereof if notice of the proposed alteration or repeal of Bylaw or Bylaws to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board of Directors, at any regular or special meeting of the Board of Directors, if notice of the proposed alteration or repeal of Bylaw or Bylaws to be made is contained in the notice of such regular or special meeting.

                                   EXHIBIT 4.1

                   RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.,

                             [Company] [Depositor],

                          [NAME OF [MASTER] SERVICER],

                               [Master] Servicer,

                          [NAME OF DEISGNATED SELLER],

                                    [Seller],

                                       and

                               [NAME OF TRUSTEE],

                                     Trustee

                         POOLING AND SERVICING AGREEMENT

                              DATED AS OF [ , 200_]

      [Mortgage] [Manufactured Housing Contract] Pass-Through Certificates

                                SERIES [200_ - ]



                                TABLE OF CONTENTS

                                                                                            PAGE



ARTICLE I            DEFINITIONS............................................................2

        Section 1.01. Definitions...........................................................2

ARTICLE II          CONVEYANCE OF [MORTGAGE LOANS] [CONTRACTS]; ORIGINAL ISSUANCE OF
                  CERTIFICATES.............................................................31

        Section 2.01. Conveyance of [Mortgage Loans] [Contracts]...........................31

        Section 2.02. Acceptance by Trustee................................................35

        Section 2.03. Representations, Warranties and Covenants of the [Master]
                      Servicer and the [Company] [Depositor]...............................36

        Section 2.04. Representations and Warranties of Sellers............................40

        Section 2.05. Execution and Authentication of Certificates.........................42

ARTICLE III         ADMINISTRATION AND SERVICING OF [MORTGAGE LOANS] [CONTRACTS]...........43

        Section 3.01. [Master] Servicer to Act as Servicer.................................43

        Section 3.02. Subservicing Agreements Between [Master] Servicer and
                      Subservicers; Enforcement of Subservicers' and Sellers'
                      Obligations..........................................................44

        Section 3.03. Successor Subservicers...............................................45

        Section 3.04. Liability of the [Master] Servicer...................................45

        Section 3.05. No Contractual Relationship Between Subservicer and Trustee or
                      Certificateholders...................................................45

        Section 3.06. Assumption or Termination of Subservicing Agreements by Trustee......46

        Section 3.07. Collection of Certain [Mortgage Loan] [Contract] Payments;
                      Deposits to Custodial Account........................................46

        Section 3.08. Subservicing Accounts; Servicing Accounts............................48

        Section 3.09. Access to Certain Documentation and Information Regarding the
                      [Mortgage Loans] [Contracts].........................................50

        Section 3.10. Permitted Withdrawals from the Custodial Account.....................50

        Section 3.11. Maintenance of the Primary Insurance Policies; Collections
                      Thereunder...........................................................52

        Section 3.12. Maintenance of Fire Insurance and Omissions and Fidelity
                      Coverage.............................................................52

        Section 3.13. Enforcement of Due-on-Sale Clauses; Assumption and Modification
                      Agreements; Certain Assignments......................................54

        Section 3.14. Realization Upon Defaulted [Mortgage Loans] [Contracts]..............56

        Section 3.15. Trustee to Cooperate; Release of [Mortgage] [Contract] Files.........58

        Section 3.16. Servicing and Other Compensation[; Compensating Interest]............59

        Section 3.17. Reports to the Trustee and the [Company] [Depositor].................60

        Section 3.18. Annual Statement as to Compliance....................................61

        Section 3.19. Annual Independent Public Accountants' Servicing Report..............61

        Section 3.20. Rights of the [Company] [Depositor] in Respect of the [Master]
                      Servicer.............................................................61

        Section 3.21. Administration of Buydown Funds......................................62

ARTICLE IV          PAYMENTS TO CERTIFICATEHOLDERS.........................................63

        Section 4.01. Certificate Account..................................................63

        Section 4.02. Distributions........................................................63

        Section 4.03. Statements to Certificateholders.....................................69

        Section 4.04. Distribution of Reports to the Trustee and the [Company]
                      [Depositor]; Advances by the [Master] Servicer.......................71

        Section 4.05. Allocation of Realized Losses........................................73

        Section 4.06. Reports of Foreclosures and Abandonment of Mortgaged Property........74

        Section 4.07. Optional Purchase of Defaulted [Mortgage Loans] [Contracts]..........74

        Section 4.08. Distributions on the Uncertificated Regular Interests................75

ARTICLE V           THE CERTIFICATES.......................................................75

        Section 5.01. The Certificates.....................................................75

        Section 5.02. Registration of Transfer and Exchange of Certificates................76

        Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates....................81

        Section 5.04. Persons Deemed Owners................................................81

        Section 5.05. Appointment of Paying Agent..........................................81

        Section 5.06. Optional Purchase of Certificates....................................82

ARTICLE VI          THE [COMPANY] [DEPOSITOR] AND THE [MASTER] SERVICER....................83

        Section 6.01. Respective Liabilities of the [Company] [Depositor] and the
                      [Master] Servicer....................................................83

        Section 6.02. Merger or Consolidation of the [Company] [Depositor] or the
                      [Master] Servicer; Assignment of Rights and Delegation of
                      Duties by [Master] Servicer..........................................84

        Section 6.03. Limitation on Liability of the [Company] [Depositor], the
                      Master Servicer and Others...........................................85

        Section 6.04. [Company] [Depositor] and [Master] Servicer Not to Resign............85

ARTICLE VII         DEFAULT................................................................86

        Section 7.01. Events of Default....................................................86

        Section 7.02. Trustee or [Company] [Depositor] to Act; Appointment of
                      Successor............................................................88

        Section 7.03. Notification to Certificateholders...................................89

        Section 7.04. Waiver of Events of Default..........................................89

ARTICLE VIII        CONCERNING THE TRUSTEE.................................................89

        Section 8.01. Duties of Trustee....................................................89

        Section 8.02. Certain Matters Affecting the Trustee................................91

        Section 8.03. Trustee Not Liable for Certificates or [Mortgage Loans]
                      [Contracts]..........................................................92

        Section 8.04. Trustee May Own Certificates.........................................93

        Section 8.05.  [Master] Servicer to Pay Trustee's Fees and Expenses;
                      Indemnification......................................................93

        Section 8.06. Eligibility Requirements for Trustee.................................94

        Section 8.07. Resignation and Removal of the Trustee...............................94

        Section 8.08. Successor Trustee....................................................95

        Section 8.09. Merger or Consolidation of Trustee...................................95

        Section 8.10. Appointment of Co-Trustee or Separate Trustee........................96

        Section 8.11. Appointment of Custodians............................................97

        Section 8.12. Appointment of Office or Agency......................................97

ARTICLE IX          TERMINATION............................................................97

        Section 9.01. Termination Upon Purchase by the [Master] Servicer or the
                      [Company] [Depositor] or Liquidation of All [Mortgage Loans]
                      [Contracts]..........................................................97

        Section 9.02. Additional Termination Requirements.................................100

ARTICLE X           REMIC PROVISIONS......................................................100

        Section 10.01.REMIC Administration................................................100

MISCELLANEOUS PROVISIONS..................................................................104

        Section 11.01.Amendment...........................................................104

        Section 11.02.Recordation of Agreement; Counterparts..............................106

        Section 11.03.Limitation on Rights of Certificateholders..........................107

        Section 11.04.Governing Law.......................................................107

        Section 11.05.Notices.............................................................108

        Section 11.06.Notices to Rating Agency............................................108

        Section 11.07.Severability of Provisions..........................................109

        Section 11.08.Supplemental Provisions for Resecuritization........................109


               THIS POOLING AND SERVICING AGREEMENT, EFFECTIVE AS OF [ , 200_], among RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC., as the [company] [depositor] (together with its permitted successors and assigns, the ["Company"] ["Depositior"]), [NAME OF [MASTER] SERVICER], as [master] servicer (together with its permitted successors and assigns, the "[Master] Servicer"), [NAME OF DESIGNATED SELLER, as seller (together with its permitted successors and assigns, the "Seller")] and [NAME OF TRUSTEE], as trustee (together with its permitted successors and assigns, the "Trustee"),

                             PRELIMINARY STATEMENT:

               The [Company] [Depositor] intends to sell [mortgage] [manufactured housing contract] pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the [Mortgage Loans] [Contracts] (as defined herein). As provided herein, the [Master] Servicer will make an election to treat the entire segregated pool of assets subject to this Agreement (including the [Mortgage Loans] [Contracts] but excluding the Initial Monthly Payment Fund), as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes and such segregated pool of assets will be designated as the "Trust Fund". The Class A-[__] Certificates, Class A-[__] Certificates, Class A-[__] Certificates, Class A-[__] Certificates, each of the Uncertificated REMIC Regular Interests (as defined herein), [Class M Certificates and Class B Certificates] will represent ownership of "regular interests" in the REMIC, and the Class R Certificates will be the sole class of "residual interests" therein for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The Class A-[__] Certificates will represent the entire beneficial ownership interest in the Uncertificated REMIC Regular Interests.

               The following table sets forth the designation, type, Pass-Through Rate, aggregate Initial Certificate Principal Balance, Maturity Date, initial ratings and certain features for each Class of Certificates comprising the interests in the Trust Fund created hereunder.

                                 Aggregate
                                  Initial
                                  Certificate                                Ratings
                      Pass-Throug Principal            Maturity   Initial    [Fitch

Designation   Type       Rate      Balance   Features    Date       [S&P]      IBCA]     [Moody's]


Class A-[_]  Senior    [____]%    $[_____.__] Senior   $[______.__] [___]      [___]       [___]

------------
Class A-[_]  Senior    [____]%    $[_____.__] Senior   $[______.__] [___]      [___]       [___]
------------
Class A-[_]  Senior    [____]%    $[_____.__]Accrual   $[______.__] [___]      [___]       [___]

------------
Class A-[_]  Senior/   [____]%    $[_____.__]Principal $[______.__] [___]      [___]       [___]
             Principal                         Only
             Only
------------
Class A-[_]  Senior/   [____]%    $[_____.__]Stripped  $[______.__] [___]      [___]       [___]
             Variable                        Interest
             Rate
             Stripped
             Interest
------------
Class R      Residual  [____]%    $[_____.__] Senior   $[______.__] [___]      [___]       [___]


     The [Mortgage Loans] [Contracts] have an aggregate Cut-off Date Principal BALANCE EQUAL TO $[ ]. The [Mortgage Loans] [Contracts] are [fixed] [adjustable] rate mortgage loans.

               In consideration of the mutual agreements herein contained, the [Company] [Depositor], the [Master] Servicer and the Trustee agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

SECTION 1.01.  DEFINITIONS.

               Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

               ACCRETION TERMINATION DATE: With respect to the Class A-[__] Certificates, the earlier to occur of (i) the Distribution Date on which the Certificate Principal Balances of the Class A-[__] and Class A-[__] Certificates have been reduced to zero and (ii) the Credit Support Depletion Date.

               ACCRUED CERTIFICATE  INTEREST:  With respect to each Distribution
Date, as to any Class A Certificate (other than a Class A-[__] Certificate or Class A-[__] Certificate), [any Class M Certificate, any Class B Certificate or] any Class R Certificate, one month's interest accrued at the related Pass-Through Rate on the Certificate Principal Balance thereof immediately prior to such Distribution Date. With respect to each Distribution Date, as to the Class A-[__] Certificates, one month's interest accrued at the then applicable Pass-Through Rate on the Notional Amount thereof. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. In each case Accrued Certificate Interest on any Class of Certificates will be reduced by the amount of (i) Prepayment Interest Shortfalls [(to the extent not offset by the [Master] Servicer with a payment of Compensating Interest as provided in Section 3.16(e))], (ii) the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses (including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses) not allocated solely to one or more specific Classes of Certificates pursuant to
Section  4.05,  (iii) the  interest  portion of  Advances  previously  made with respect to a [Mortgage Loan] [Contract] or REO Property which remained unreimbursed following the Cash Liquidation or REO Disposition of such [Mortgage Loan] [Contract] or REO Property that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses and [(iv) any other interest shortfalls not covered by the subordination provided by the Class M Certificates and Class B Certificates, including interest that is not collectible from the Mortgagor pursuant to the Soldiers' and Sailors' Civil
Relief Act of 1940, as amended, or similar legislation or regulations as in effect from time to time, with all such reductions allocated among all of the Certificates in proportion to their respective amounts of Accrued Certificate Interest which would have resulted absent such reduction.] With respect to the Class A-[__] Certificates on each Distribution Date that occurs prior to the Accretion Termination Date, interest shortfalls allocable to the Class A-[__] Certificates on such Distribution Date will be so allocated by reducing the amount that is added to the Certificate Principal Balance thereof in respect of Accrued Certificate Interest pursuant to Section 4.02(d). [In addition to that portion of the reductions described in the second preceding sentence that are allocated to the Class B Certificates or any Class of Class M Certificates, Accrued Certificate Interest on the Class B Certificates or such Class of Class M Certificates will be reduced by the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses that are allocated solely to the Class B Certificates or such Class of Class M Certificates pursuant to Section 4.05.] The Class A-[__] Certificates receive no distributions of Accrued Certificate Interest.

               ADJUSTED MORTGAGE RATE: With respect to any [Mortgage Loan] [Contract] and any date of determination, the Mortgage Rate borne by [the related Mortgage Note] [the related Contract], less the rate at which the related Subservicing Fee accrues.

     ADVANCE: As to any [Mortgage Loan] [Contract], any advance made by the [Master] Servicer, pursuant to Section 4.04.

               AFFILIATE: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     AGREEMENT: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

               AMOUNT HELD FOR FUTURE DISTRIBUTION: As to any Distribution Date, the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date on account of (i) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, [Mortgage Loan] [Contract] purchases made pursuant to Section 2.02, 2.03 or 2.04 and [Mortgage Loan] [Contract] substitutions made pursuant to Section 2.03 or 2.04 received or made in the month of such Distribution Date (other than such Liquidation Proceeds, Insurance Proceeds and purchases of [Mortgage Loans] [Contracts] that the [Master] Servicer has deemed to have been received in the preceding month in accordance with Section 3.07(b)) and (ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the related Due Date.

               APPRAISED VALUE: As to any Mortgaged Property, the lesser of (i) the appraised value of such Mortgaged Property based upon the appraisal made at the time of the origination of the related [Mortgage Loan] [Contract], and (ii) the sales price of the Mortgaged Property at such time of origination, except in the case of a Mortgaged Property securing a refinanced or modified [Mortgage Loan] [Contract] as to which it is either the appraised value determined above or the appraised value determined in an appraisal at the time of refinancing or modification, as the case may be.

               ASSIGNMENT: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the [Mortgage Loan] [Contract] to the Trustee for the benefit of Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and accompanied by an Opinion of Counsel to that effect.

     ASSIGNMENT AGREEMENT: The Assignment and Assumption Agreement, dated as of [ , 200_], between Residential Funding and the Company relating to the transfer and assignment of the [Mortgage Loans] [Contracts].

               AVAILABLE DISTRIBUTION AMOUNT: As to any Distribution Date, an amount equal to (a) the sum of (i) the amount relating to the [Mortgage Loans] [Contracts] on deposit in the Custodial Account as of the close of business on the immediately preceding Determination Date and amounts deposited in the Custodial Account in connection with the substitution of Qualified Substitute [Mortgage Loans] [Contracts], (ii) the amount of any Advance made on the immediately preceding Certificate Account Deposit Date, (iii) any amount deposited in the Custodial Account pursuant to Section 3.12(a), (iv) any amount deposited in the Custodial Account pursuant to Section 2.01(f); (v) any amount deposited in the Certificate Account pursuant to Section 4.07 and (vi) any amount deposited in the Certificate Account pursuant to Section 3.16(e), reduced by (b) the sum as of the close of business on the immediately preceding Determination Date of (w) aggregate Foreclosure Profits, (x) the Amount Held for Future Distribution, and (y) amounts permitted to be withdrawn by the [Master] Servicer from the Custodial Account in respect of the [Mortgage Loans] [Contracts] pursuant to clauses (ii)-(x), inclusive, of Section 3.10(a).

               BANKRUPTCY AMOUNT: As of any date of determination prior to the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of
(A) $[ ] over (B) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05. As of any date of determination prior to the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of (1) the lesser of (a) the Bankruptcy Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-off Date coinciding with or preceding such date of determination (or, if such date of determination is an anniversary of the Cut-off Date, the Business Day immediately preceding such date of determination) (for purposes of this definition, the "Relevant Anniversary") AND (B) THE GREATER OF (A) THE GREATER OF (I) [ ] times the aggregate principal balance of all the [Mortgage Loans] [Contracts] in the [Mortgage] [Contract] Pool as of the Relevant ANNIVERSARY HAVING A LOAN-TO-VALUE AT ORIGINATION WHICH EXCEEDS 75% AND (II) $[ ]; and (B) the greater of (i) the product of (x) an amount equal to the largest difference in the related Monthly Payment for any Non-Primary Residence Loan remaining in the [Mortgage] [Contract] Pool which had an original Loan-to-Value Ratio of 80% or greater that would result if the Net Mortgage Rate thereof was equal to the weighted average (based on the principal balance of the [Mortgage Loans] [Contracts] as of the Relevant Anniversary) of the Net Mortgage Rates of all Outstanding [Mortgage Loans] [Contracts] as of the Relevant ANNIVERSARY LESS [ ]% per annum, (y) a number equal to the weighted average remaining term to maturity, in months, of all Non-Primary Residence Loans remaining in the [Mortgage] [Contract] Pool as of the Relevant Anniversary, and (z) one plus the quotient of the number of all Non-Primary Residence Loans remaining in the [Mortgage] [Contract] Pool divided by the total number of Outstanding [Mortgage Loans] [Contracts] in the [Mortgage] [Contract] POOL AS OF THE RELEVANT ANNIVERSARY,

AND (II) $[ ], over (2) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with
Section 4.05 since the Relevant Anniversary.

               The Bankruptcy Amount may be further reduced by the [Master] Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the [Master] Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

               BANKRUPTCY CODE:  The Bankruptcy Code of 1978, as amended.

               BANKRUPTCY LOSS: With respect to any [Mortgage Loan] [Contract], a Deficient Valuation or Debt Service Reduction; provided, however, that neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Bankruptcy Loss hereunder so long as the [Master] Servicer has notified the Trustee in writing that the [Master] Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related [Mortgage Loan] [Contract] and either (A) the related [Mortgage Loan] [Contract] is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related [Mortgage Loan] [Contract] and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such [Mortgage Loan] [Contract] are being advanced on a current basis by the [Master] Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

     BOOK-ENTRY CERTIFICATE: Any Certificate registered in the name of the Depository or its nominee.

               BUSINESS  DAY:  Any day other than (i) a Saturday  or a Sunday or
(ii) a day on which banking institutions in the State of New York, the State of Michigan, the State of California or the State of Illinois (and such other state or states in which the Custodial Account or the Certificate Account are at the time located) are required or authorized by law or executive order to be closed.

               [BUYDOWN FUNDS: Any amount contributed by the seller of a Mortgaged Property, the [Company] [Depositor] or other source in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor's funds in the early years of a Mortgage Loan. Buydown Funds are not part of the Trust Fund prior to deposit into the Custodial or Certificate Account.]

     [BUYDOWN MORTGAGE LOAN: Any Mortgage Loan as to which a specified amount of interest is paid out of related Buydown Funds in accordance with a related buydown agreement.]

               CASH LIQUIDATION: As to any defaulted [Mortgage Loan] [Contract] other than a [Mortgage Loan] [Contract] as to which an REO Acquisition occurred, a determination by the [Master] Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the [Master] Servicer reasonably and in good faith expects to be finally recoverable with respect to such [Mortgage Loan] [Contract].

     CERTIFICATE: Any Class A Certificate[, Class M Certificate, Class B Certificate] or Class R Certificate.

               CERTIFICATE ACCOUNT: The account or accounts created and maintained pursuant to Section 4.01, which shall be entitled "[name of Trustee], as trustee, in trust for the registered holders of Residential Asset Mortgage Products, Inc., [Mortgage] [Manufactured HOUSING CONTRACT] PASS-THROUGH CERTIFICATES, SERIES [200_- ]" and which must be an Eligible Account.

     CERTIFICATE ACCOUNT DEPOSIT DATE: As to any Distribution Date, the Business Day prior thereto.

               CERTIFICATEHOLDER OR HOLDER: The Person in whose name a Certificate is registered in the Certificate Register, except that neither a Disqualified Organization nor a Non-United States Person shall be a Holder of a Class R Certificate for purposes hereof. Solely for the purpose of giving any consent or direction pursuant to this Agreement, any Certificate, other than a Class R Certificate, registered in the name of the [Company] [Depositor], the [Master] Servicer or any Subservicer or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest or Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights necessary to effect any such consent or direction has been obtained. The Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

               CERTIFICATE PRINCIPAL BALANCE: With respect to each Class A Certificate (other than a Class A-[__] Certificate) and Class R Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Certificate as specified on the face thereof, plus
(ii) in the case of each Class A-[__] Certificate, all Accrued Certificate Interest added to the Certificate Principal Balance thereof on each Distribution Date on or prior to the Accretion Termination Date pursuant to Section 4.02(d), minus (iii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and
(y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05. [With respect to each Class M Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Class M Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05; provided, that if the Certificate Principal Balances of the Class B Certificates have been reduced to zero, the Certificate Principal Balance of each Class M Certificate shall thereafter be calculated to equal the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Stated Principal Balance of the [Mortgage Loans] [Contracts] over (B) the then aggregate Certificate Principal Balance of all other Classes of Certificates then outstanding. With respect to each Class B Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Class B Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05; provided, that the Certificate Principal Balance of each Class B Certificate shall be calculated to equal the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Stated Principal Balance of the [Mortgage Loans] [Contracts] over (B) the then aggregate Certificate Principal Balance of all other Classes of Certificates then outstanding.] The Class A-[__] Certificates have no Certificate Principal Balance.

     CERTIFICATE REGISTER AND CERTIFICATE REGISTRAR: The register maintained and the registrar appointed pursuant to Section 5.02.

     CLASS: Collectively, all of the Certificates bearing the same designation.

               CLASS A CERTIFICATE: Any one of the Class A-[__], Class A-[__], Class A-[__], Class A-[__] or Class A-[__] Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A, each such Certificate (other than the Class A-[__] Certificates) evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC Provisions. The Class A-[__] Certificates will represent the entire beneficial ownership interest in the Uncertificated REMIC Regular Interests.

     CLASS  A-[__]  PRINCIPAL   DISTRIBUTION   AMOUNT:  As  defined  in  Section
4.02(b)(i).

     [CLASS B CERTIFICATE: Any one of the Class B Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit C and evidencing an interest designated as a "regular interest" in the REMIC purposes of the REMIC Provisions.]

               [CLASS B PERCENTAGE: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class B Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the [Mortgage Loans] [Contracts] (or related REO Properties) (other than the related Discount Fraction of each Discount [Mortgage Loan] [Contract]) immediately prior to such Distribution Date.]

               [CLASS B PREPAYMENT DISTRIBUTION TRIGGER: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class B Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the [Mortgage Loans] [Contracts] (or related REO Properties) immediately prior to such DISTRIBUTION DATE IS GREATER THAN OR EQUAL TO [ ]%.]

     [CLASS M CERTIFICATE: Any one of the Class M Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B and evidencing an interest designated as a "regular interest" in the REMIC for purposes of the REMIC Provisions.]

               [CLASS M PERCENTAGE: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class M Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the [Mortgage Loans] [Contracts] (or related REO Properties) (other than the related Discount Fraction of each Discount [Mortgage Loan] [Contract]) immediately prior to such Distribution Date.]

               [CLASS M PREPAYMENT DISTRIBUTION TRIGGER: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class M Certificates and Class B Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the [Mortgage Loans] [Contracts] (or related REO Properties) IMMEDIATELY PRIOR TO SUCH DISTRIBUTION DATE IS GREATER THAN OR EQUAL TO [ ]%.]

               CLASS R CERTIFICATE: Any one of the Class R Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit D and evidencing an interest designated as a "residual interest" in the REMIC for purposes of the REMIC Provisions.

               CLOSING DATE:  [                    , 200_].

               CODE:  The Internal Revenue Code of 1986.

               [COMBINED LOAN-TO-VALUE RATIO: With respect to any Mortgage Loan, the ratio, expressed as a percentage, of (A) the sum of (i) the original principal balance of such Mortgage Loan and (ii) any outstanding principal balance, at the time of origination of such Mortgage Loan, of all other mortgage loans, if any, secured by senior or subordinate liens on the related Mortgaged Property, to (B) the Appraised Value, or, to the extent permitted by the [Program Guide], the Stated Value.]

               [COMPENSATING INTEREST: With respect to any Distribution Date, an amount equal to Prepayment Interest Shortfalls resulting from Principal Prepayments in Full during THE RELATED PREPAYMENT PERIOD, BUT NOT MORE THAN
ONE-TWELFTH OF [ ]% of the Stated Principal Balance of the [Mortgage Loans] [Contracts] immediately preceding such Distribution Date.]

               CORPORATE TRUST OFFICE: The principal office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this instrument is located at [ADDRESS OF TRUSTEE], ATTENTION: CORPORATE TRUST ADMINISTRATION SERIES [200_- ].

     CREDIT SUPPORT DEPLETION DATE: The first Distribution Date on which the Senior Percentage equals 100%.

     CURTAILMENT: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

               CUSTODIAL ACCOUNT: The custodial account or accounts created and maintained pursuant to Section 3.07 in the name of a depository institution, as custodian for the holders of the Certificates, for the holders of certain other interests in mortgage loans serviced or sold by the [Master] Servicer and for the [Master] Servicer, into which the amounts set forth in Section 3.07 shall be deposited directly. Any such account or accounts shall be an Eligible Account.

               CUSTODIAL AGREEMENT: An agreement that may be entered into among the [Company] [Depositor], the [Master] Servicer, the Trustee and a Custodian in substantially the form of Exhibit E hereto.

     CUSTODIAN: A custodian appointed pursuant to a Custodial Agreement.

               CUT-OFF DATE: [                 1, 200_].

               CUT-OFF DATE PRINCIPAL BALANCE: As to any [Mortgage Loan] [Contract], the unpaid principal balance thereof at the Cut-off Date after giving effect to all installments of principal due on or prior thereto, whether or not received.

     DCR: Duff & Phelps Credit Rating Company, or its successor in interest.

               DEBT SERVICE REDUCTION: With respect to any [Mortgage Loan] [Contract], a reduction in the scheduled Monthly Payment for such [Mortgage Loan] [Contract] by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

               DEFICIENT VALUATION: With respect to any [Mortgage Loan] [Contract], a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the [Mortgage Loan] [Contract], or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

     DEFINITIVE CERTIFICATE: Any definitive, fully registered Certificate.

     DELETED [MORTGAGE LOAN] [CONTRACT]: A [Mortgage Loan] [Contract] replaced or to be replaced with a Qualified Substitute [Mortgage Loan] [Contract].

               DELINQUENT: As used herein, a Mortgage Loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly scheduled due date; "60 to 89 days" or "60 or more days" delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the second following monthly scheduled due date; and so on. The determination as to whether a Mortgage Loan falls into these categories is made as of the close of business on the last business day of each month. For example, a Mortgage Loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would still be considered current as of July 31. Delinquency information as of the Cut-off Date is determined and prepared as of the close of business on the last business day immediately prior to the Cut-off Date.

     [DEPOSITOR:   Residential  Asset  Mortgage   Products,   Inc.,  A  Delaware
corporation, or its successor in interest.]

               DEPOSITORY: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

               DEPOSITORY PARTICIPANT: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     DESTROYED [MORTGAGE NOTE] [CONTRACT]: A [Mortgage Note] [Contract] the original of which was permanently lost or destroyed and has not been replaced.

               DETERMINATION DATE: With respect to any Distribution Date, the 20th day (or if such 20th day is not a Business Day, the Business Day immediately following such 20th day) of the month of the related Distribution Date.

               DISCOUNT FRACTION: With respect to each Discount [Mortgage Loan] [Contract], THE FRACTION EXPRESSED AS A PERCENTAGE, THE NUMERATOR OF WHICH IS [ ]% minus the Net Mortgage Rate (or the initial Net Mortgage Rate with respect to any Discount [Mortgage Loans] [Contracts] as to which the Mortgage Rate is modified pursuant to Section 3.07(a)) FOR SUCH [MORTGAGE LOAN] [CONTRACT] AND THE DENOMINATOR OF WHICH IS [ ]%. The Discount Fraction with respect to each Discount [Mortgage Loan] [Contract] is set forth on Exhibit P attached hereto.

               DISCOUNT [MORTGAGE LOAN] [CONTRACT]: Any [Mortgage Loan] [Contract] having a NET MORTGAGE RATE OF LESS THAN [ ]% and any [Mortgage Loan] [Contract] deemed to be a Discount [Mortgage Loan] [Contract] pursuant to the definition of Qualified Substitute [Mortgage Loan] [Contract].

               DISQUALIFIED ORGANIZATION: Any organization defined as a "disqualified organization" under Section 860E(e)(5) of the Code, which includes any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

               DISTRIBUTION DATE: The 25th day of any month beginning in the month immediately following the month of the initial issuance of the Certificates or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day.

     DUE DATE: With respect to any Distribution Date, the first day of the month in which such Distribution Date occurs.

               DUE PERIOD: With respect to any Distribution Date, the period commencing on the second day of the month preceding the month of such Distribution Date and ending on the related Due Date.

               ELIGIBLE ACCOUNT: An account that is any of the following: (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Trustee and each Rating Agency) the registered Holders of Certificates have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Custodial Account, either (A) a trust account or accounts maintained in the corporate trust DEPARTMENT OF [ ] or (B) an account or accounts maintained in the corporate asset services department of [ ], as long as its short term debt obligations are rated P-1 (or the equivalent) or better by each Rating Agency, and its long term debt obligations are rated A2 (or the equivalent) or better, by each Rating Agency, or (iv) in the case of the Certificate Account, a trust account or accounts maintained in the corporate trust division of [ ], or (v) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced in writing by each Rating Agency that use of any such account as the Custodial Account or the Certificate Account will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency).

               EVENT OF DEFAULT:  As defined in Section 7.01.

     EXCESS BANKRUPTCY LOSS: Any Bankruptcy Loss, or portion thereof, which exceeds the then applicable Bankruptcy Amount.

     EXCESS FRAUD LOSS: Any Fraud Loss, or portion thereof, which exceeds the then applicable Fraud Loss Amount.

     EXCESS SPECIAL HAZARD LOSS: Any Special Hazard Loss, or portion thereof, that exceeds the then applicable Special Hazard Amount.

               EXCESS  SUBORDINATE   PRINCIPAL  AMOUNT:   With  respect  to  any
Distribution Date on which the Certificate Principal Balance of the most subordinate class or classes of Certificates (as established in Section 4.05 hereof) then outstanding is to be reduced to zero and on which Realized Losses are to be allocated to such class or classes, the amount, if any, by which (i) the amount that would otherwise be distributable in respect of principal on such classes of Certificates on such Distribution Date is greater than (ii) the excess, if any, of the Certificate Principal Balance of such classes of Certificates immediately prior to such Distribution Date over the aggregate amount of Realized Losses to be allocated to such classes of Certificates on such Distribution Date.

               EXTRAORDINARY EVENTS: Any of the following conditions with respect to a Mortgaged Property or [Mortgage Loan] [Contract] causing or resulting in a loss which causes the liquidation of such [Mortgage Loan] [Contract]:

(a) losses that are of a type that would be covered by the fidelity bond and the errors and omissions insurance policy required to be maintained pursuant to
Section 3.12(b) but are in excess of the coverage maintained thereunder;

(b) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

(c) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack:

                         1. by any government or sovereign  power, de jure or de
                    facto, or by any authority maintaining or using military, naval or air forces; or

                      2.     by military, naval or air forces; or

                         3. by an agent of any such government, power, authority
                    or forces;

(d) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; or

(e) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such
 an  occurrence,   seizure  or  destruction  under  quarantine  or  customs
regulations, confiscation by order of any government or public authority; or risks of contraband or illegal transportation or trade.

     EXTRAORDINARY LOSSES: Any loss incurred on a [Mortgage Loan] [Contract] caused by or resulting from an Extraordinary Event.

     FASIT: A "financial asset securitization investment trust" within the meaning of Section 860L of the Code.

     FDIC: Federal Deposit Insurance Corporation or any successor thereto.

               FHLMC: Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

               FINAL DISTRIBUTION DATE: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section
9.01 which Final Distribution Date shall in no event be later than the end of the 90-day liquidation period described in Section 9.03.

     FITCH IBCA: Fitch IBCA Investors Service, Inc. or its successor in interest.

               FNMA:   Federal  National  Mortgage   Association,   a  federally
chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

               FORECLOSURE PROFITS: As to any Distribution Date or related Determination Date and any [Mortgage Loan] [Contract], the excess, if any, of Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of all amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of each [Mortgage Loan] [Contract] or REO Property for which a Cash Liquidation or REO Disposition occurred in the related Prepayment Period over the sum of the unpaid principal balance of such [Mortgage Loan] [Contract] or REO Property (determined, in the case of an REO Disposition, in accordance with Section 3.14) plus accrued and unpaid interest at the Mortgage Rate on such unpaid principal balance from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Cash Liquidation or REO Disposition occurred.

               FRAUD LOSS AMOUNT: As of any date of determination after the Cut-off Date, an amount equal to: (X) prior to the first anniversary of the Cut-off Date an amount equal to [____]% of the aggregate outstanding principal balance of all of the [Mortgage Loans] [Contracts] as of the Cut-off Date minus the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the Cut-off Date up to such date of determination and (Y) from the first to the [fifth] anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) [____]% of the aggregate outstanding principal balance of all of the [Mortgage Loans] [Contracts] as of the most recent anniversary of the Cut-off Date minus
(2) the Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date the Fraud Loss Amount shall be zero.

               The Fraud Loss Amount may be further reduced by the [Master] Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the [Master] Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

     FRAUD LOSSES: Losses on [Mortgage Loans] [Contracts] as to which there was fraud in the origination of such [Mortgage Loan] [Contract].

               INDEPENDENT: When used with respect to any specified Person, means such a Person who (i) is in fact independent of the [Company] [Depositor], the [Master] Servicer and the Trustee, or any Affiliate thereof, (ii) does not have any direct financial interest or any material indirect financial interest in the [Company] [Depositor], the [Master] Servicer or the Trustee or in an Affiliate thereof, and (iii) is not connected with the [Company] [Depositor], the [Master] Servicer or the Trustee as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

               INITIAL CERTIFICATE PRINCIPAL BALANCE: With respect to each Class of Certificates, the Certificate Principal Balance of such Class of Certificates as of the Cut-off Date as set forth in the Preliminary Statement hereto.

               INITIAL MONTHLY PAYMENT FUND:  As defined in Section 2.01(f).

               INSURANCE PROCEEDS: Proceeds paid in respect of the [Mortgage Loans] [Contracts] pursuant to any Primary Insurance Policy or any other related insurance policy covering a [Mortgage Loan] [Contract], to the extent such proceeds are payable to the mortgagee under the [Mortgage] [Contract], any Subservicer, the [Master] Servicer or the Trustee and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the [Master] Servicer would follow in servicing [mortgage loans] [contracts] held for its own account.

     INSURER: Any named insurer under any Primary Insurance Policy or any successor thereto or the named insurer in any replacement policy.

               LATE COLLECTIONS: With respect to any [Mortgage Loan] [Contract], all amounts received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

               LIQUIDATION PROCEEDS: Amounts (other than Insurance Proceeds) received by the [Master] Servicer in connection with the taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or in connection with the liquidation of a defaulted [Mortgage Loan] [Contract] through trustee's sale, foreclosure sale or otherwise, other than REO Proceeds.

               LOAN-TO-VALUE RATIO: As of any date, the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related [Mortgage Loan] [Contract] at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

               MATURITY DATE: With respect to (i) a Class of Certificates representing a regular interest in the REMIC or (ii) an Uncertificated REMIC Regular Interest, the latest possible maturity date, solely for purposes of
Section 1.860G-1(a)(4)(iii) of the Treasury regulations, by which the Certificate Principal Balance or Uncertificated Notional Amount, respectively, thereof would be reduced to zero.

               MONTHLY PAYMENT: With respect to any [Mortgage Loan] [Contract] (including any REO Property) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for curtailments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient
Valuation, or similar proceeding or any moratorium or similar waiver or grace period).

     MOODY'S: Moody's Investors Service, Inc. or its successor in interest.

     [MORTGAGE: The mortgage, deed of trust or other comparable instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.]

               [MORTGAGE]  [CONTRACT]  FILE:  The mortgage  documents  listed in
Section 2.01 pertaining to a particular [Mortgage Loan] [Contract] and any additional documents required to be added to the [Mortgage] [Contract] File pursuant to this Agreement.

     [MORTGAGE LOAN PURCHASE AGREEMENT: The Mortgage Loan Purchase Agreement, dated __________, __, 200_, among [NAME OF SELLER], [NAME OF UNDERWRITER] and the Depositor relating to the sale of the Mortgage Loans to the Depositor.]

               [MORTGAGE LOAN] [CONTRACT] SCHEDULE: The list of the [Mortgage Loans] [Contracts] attached hereto as Exhibit F (as amended from time to time to reflect the addition of Qualified Substitute [Mortgage Loans] [Contracts]), which list shall set forth at a minimum the following information as to each [Mortgage Loan] [Contract]:

(i)     the [Mortgage Loan] [Contract] identifying number ("RFC LOAN #");

(ii) the street address of the Mortgaged Property including state and zip code ("ADDRESS");

(iii) the maturity of the [Mortgage Note] [Contract] ("MATURITY DATE");

(iv)    the Mortgage Rate ("ORIG RATE");

(v)     the Subservicer pass-through rate ("CURR NET");

(vi) the Net Mortgage Rate ("NET MTG RT");

(vii)   the Pool Strip Rate ("STRIP");

(viii) the initial scheduled monthly payment of principal, if any, and interest ("ORIGINAL P & I");

(ix) the Cut-off Date Principal Balance ("PRINCIPAL BAL");

     (x) the [Loan-to-Value Ratio] [Combined Loan-to-Value Ratio] at origination [("LTV")] [("CLTV")];

(xi) the rate at which the Subservicing Fee accrues ("SUBSER V FEE");

(xii) a code "T," "BT" or "CT" under the column "LN FEATURE," indicating that the [Mortgage Loan] [Contract] is secured by a second or vacation residence;

(xiii) a code "N" under the column "OCCP CODE," indicating that the [Mortgage Loan] [Contract] is secured by a non-owner occupied residence

(xiv) (viii) the Principal Balance at origination ("ORG AMT");

(xv) (ix) the type of property securing the Mortgage Note ("PROPERTY TYPE");

(xvi)   the appraised value ("APPRSL");

(xvii) the date of the Mortgage Note ("NOTE DATE");

(xviii) the original term to maturity of the Home Loan ("ORIGINAL TERM");

(xix) the Principal Balance of any Home Loan senior thereto ("SR BAL");

(xx)    the Credit Score ("CR SCORE");

(xxi)   the debt to income ratio ("DTI");

(xxii)  product code ("PRODUCT CODE");

(xxiii) loan purpose ("PURPOSE");

(xxiv) the lien position of the related Mortgage ("LIEN");

(xxv) the Master Servicer loan number (SERVICER LOAN #); and

(xxvi) the remaining term of the Home Loan (REMAINING TERM).

Such schedule may consist of multiple reports that collectively set forth all of the information requested.

               [MORTGAGE LOANS] [CONTRACTS]: Such of the [mortgage loans] [manufactured housing contracts] transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held or deemed to be held as a part of the Trust Fund, the [Mortgage Loans] [Contracts] originally so held being identified in the initial [Mortgage Loan] [Contract] Schedule, and Qualified Substitute [Mortgage Loans] [Contracts] held or deemed held as part of the Trust Fund including, without limitation, each related [Mortgage Note, Mortgage][ Contract] and [Mortgage] [Contract] File and all rights appertaining thereto.

          [MORTGAGE NOTE: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any modification thereto.]

          MORTGAGE RATE: As to any [Mortgage Loan] [Contract], the interest rate borne by the related Mortgage Note, or any modification thereto.

          MORTGAGED PROPERTY: The underlying real property securing a [Mortgage Loan] [Contract].

               MORTGAGOR:  The obligor on a Mortgage Note.

          NET MORTGAGE RATE: As to each [Mortgage Loan] [Contract], a per annum rate of interest equal to the Adjusted Mortgage Rate less the per annum rate at which the Servicing Fee is calculated.

          NON-DISCOUNT  [MORTGAGE  LOANS]  [CONTRACTS]:   The  [Mortgage  Loans]
     [Contracts]
other than the Discount [Mortgage Loans] [Contracts].

               NON-PRIMARY RESIDENCE LOANS: The [Mortgage Loans] [Contracts] designated as secured by second or vacation residences, or by non-owner occupied residences, on the [Mortgage Loan] [Contract] Schedule.

          NON-UNITED  STATES  PERSON:  Any  Person  other  than a United  States
     Person.

               NONRECOVERABLE ADVANCE: Any Advance previously made or proposed to be made by the [Master] Servicer in respect of a [Mortgage Loan] [Contract] (other than a Deleted [Mortgage Loan] [Contract]) which, in the good faith judgment of the [Master] Servicer, will not, or, in the case of a proposed
Advance, would not, be ultimately recoverable by the [Master] Servicer from related Late Collections, Insurance Proceeds, Liquidation Proceeds, REO Proceeds or amounts reimbursable to the [Master] Servicer pursuant to Section 4.02(a) hereof.

     NONSUBSERVICED [MORTGAGE LOAN] [CONTRACT]: Any [Mortgage Loan] [Contract] that, at the time of reference thereto, is not subject to a Subservicing Agreement.

               NOTIONAL AMOUNT: As of any Distribution Date, and with respect to the Class A-[__] Certificates, the aggregate Certificate Principal Balance of all Classes of Certificates immediately prior to such date.

               OFFICERS' CERTIFICATE: A certificate signed by the President, the Chief Financial Officer, the Treasurer, any Vice President, the Secretary or any other officer specifically authorized by the board of directors of the [Company] [Depositor] or of the [Master] Servicer, as the case may be, and delivered to the Trustee, as required by this Agreement.

               OPINION OF COUNSEL: A written opinion of counsel acceptable to the Trustee and the [Master] Servicer, who may be counsel for the [Company] [Depositor] or the [Master] Servicer, provided that any opinion of counsel (i) referred to in the definition of "Permitted Transferee" or (ii) relating to the qualification of the Trust Fund as a REMIC or compliance with the REMIC Provisions must, unless otherwise specified, be an opinion of Independent counsel.

               ORIGINAL SENIOR PERCENTAGE: [ ]%, which is the fraction, expressed as a percentage, the numerator of which is the aggregate Initial Certificate Principal Balance of the Class A Certificates (other than the Class A-[__] Certificates) and Class R Certificates and the denominator of which is the aggregate Stated Principal Balance of the [Mortgage Loans] [Contracts] (other than the Discount Fraction of the Discount [Mortgage Loans] [Contracts]).

               OUTSTANDING [MORTGAGE LOAN] [CONTRACT]: As to any Due Date, a [Mortgage Loan] [Contract] (including an REO Property) which was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and which was not purchased, deleted or substituted for prior to such Due Date pursuant to
Section 2.02, 2.03 or 2.04.

               OWNERSHIP INTEREST: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

               PASS-THROUGH RATE: With respect to the Class A Certificates (other than the Class A-[__] Certificates)[, Class M Certificates, Class B Certificates] and Class R Certificates and any Distribution Date, the per annum rate set forth in the Preliminary Statement hereto. With respect to the Class A-[__] Certificates and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all [Mortgage Loans] [Contracts] in the Trust Fund as of the Due Date in the month immediately preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances of such [Mortgage Loans] [Contracts], which Stated Principal Balances shall be the Stated Principal Balances of such [Mortgage Loans] [Contracts] at the close of business on the immediately preceding Distribution Date after giving effect to distributions thereon allocable to principal (or, in the case of the Pass-Through Rate for the initial Distribution Date, at the close of business on the Cut-off Date). With respect to the Class A-[__] Certificates and the initial Distribution Date, the PASS-THROUGH RATE IS EQUAL TO [ ]% per annum.

     PAYING AGENT: [Name of Trustee] or any successor Paying Agent appointed by the Trustee.

               PERCENTAGE INTEREST: With respect to any Certificate (other than a Class A-[__] or Class R Certificate), the undivided percentage ownership interest in the related Class evidenced by such Certificate, which percentage ownership interest shall be equal to the Initial Certificate Principal Balance thereof divided by the aggregate Initial Certificate Principal Balance of all of the Certificates of the same Class. With respect to a Class A-[__] or Class R Certificate, the interest in distributions to be made with respect to such Class evidenced thereby, expressed as a percentage, as stated on the face of each such Certificate.

               PERMITTED INVESTMENTS:  One or more of the following:

(i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

(iii)federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

(iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

(v) a money market fund or a qualified investment fund rated by each Rating Agency in its highest long-term rating available; and

(vi)    other  obligations  or  securities  that are  acceptable  to each Rating
        Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

provided, however, that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. References herein to the highest rating available on unsecured long-term debt shall mean AAA in the case of Standard & Poor's and Fitch IBCA and Aaa in the case of Moody's, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean A-1 in the case of Standard & Poor's, P-1 in the case of Moody's and either A-1 by Standard & Poor's, P-1 by Moody's or F-1 by Fitch IBCA in the case of Fitch IBCA.

     PERMITTED TRANSFEREE: Any Transferee of a Class R Certificate, other than a Disqualified Organization or Non-United States Person.

               PERSON: Any individual, corporation,  partnership, joint venture,
association,   joint-stock  company,  trust,   unincorporated   organization  or
government or any agency or political subdivision thereof.

               POOL STATED PRINCIPAL BALANCE: As to any date of determination, the aggregate of the Stated Principal Balances of each [Mortgage Loan] [Contract] that was an Outstanding [Mortgage Loan] [Contract] on the Due Date in the month preceding the month of such date of determination.

               POOL STRIP RATE: With respect to each [Mortgage Loan] [Contract], the rate per annum designated on the [Mortgage Loan] [Contract] Schedule as the "STRIP" for such [Mortgage Loan] [Contract]. For purposes of the definition of Qualified Substitute [Mortgage Loan] [Contract], Pool Strip Rate is the excess of the Net Mortgage Rate over [ ]% per annum (but not less than 0.00% per annum).

               PREPAYMENT ASSUMPTION: A PREPAYMENT ASSUMPTION OF [ ]% of the standard prepayment assumption, used for determining the accrual of original issue discount and market discount and premium on the Certificates for federal income tax purposes. The standard prepayment assumption assumes a constant rate of prepayment of mortgage loans of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans, increasing by an additional 0.2% per annum in each succeeding month until the thirtieth month, and a constant 6% per annum rate of prepayment thereafter for the life of the mortgage loans.

               [PREPAYMENT   DISTRIBUTION   PERCENTAGE:   With  respect  to  any
Distribution Date and each Class of Class M Certificates and Class B Certificates, under the applicable circumstances set forth below, the respective percentages set forth below:

(i) For any Distribution Date on which the Class M Certificates are outstanding and prior TO THE LATER TO OCCUR OF (X) THE DISTRIBUTION DATE IN [ , 20 ] and (y) the Distribution Date on which the Class B Percentage (before taking into account such month's distribution) equals or EXCEEDS [ ]%:

                      (a)    in the case of the Class M Certificates, 100%; and

                      (b) in the case of the Class B Certificates, 0%.

(ii) Notwithstanding  the  foregoing,   if  the  application  of  the  foregoing
     percentages on any Distribution Date as provided in Section 4.02 (determined without regard to the proviso to the definition of "Subordinate Principal Distribution Amount") would result in a distribution in respect of principal of the Class M Certificates and Class B Certificates in an amount greater than the remaining Certificate Principal Balance thereof (any such class, a "Maturing Class"), then: (a) the Prepayment Distribution Percentage of each Maturing Class shall be reduced to a level that, when applied as described above, would exactly reduce the Certificate Principal Balance of such Class to zero; (b) the Prepayment Distribution Percentage of the Class M Certificates (any such Class, a "Non-Maturing Class") shall be recalculated in accordance with the provisions in paragraph (ii) above, as if the Certificate Principal Balance of each Maturing Class had been reduced to zero (such percentage as recalculated, the "Recalculated Percentage"); (c) the total amount of the reductions in the Prepayment Distribution Percentages of the Maturing Class pursuant to clause (a) of this sentence, expressed as an aggregate percentage, shall be allocated among the Non-Maturing Class in proportion to their respective Recalculated Percentages (the portion of such aggregate reduction so allocated to any Non-Maturing Class, the "Adjustment Percentage"); and (d) for purposes of such Distribution Date, the Prepayment Distribution Percentage of each Non-Maturing Class shall be equal to the sum of (1) the Prepayment Distribution Percentage thereof, calculated in accordance with the provisions in paragraph (ii) above as if the Certificate Principal Balance of each Maturing Class had not been reduced to zero, plus (2) the related Adjustment Percentage.]

     [PREPAYMENT DISTRIBUTION TRIGGER: The Class M Prepayment Distribution Trigger or Class B Prepayment Distribution Trigger.]

               PREPAYMENT INTEREST SHORTFALL: As to any Distribution Date and any [Mortgage Loan] [Contract] (other than a [Mortgage Loan] [Contract] relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the related Prepayment Period, an amount equal to the excess of one month's interest at the Net Mortgage Rate on the Stated Principal Balance of such [Mortgage Loan] [Contract] over the amount of interest (adjusted to the Net Mortgage Rate) paid by the Mortgagor for such Prepayment Period to the date of such Principal Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month's interest at the Net Mortgage Rate on the amount of such Curtailment.

     PREPAYMENT PERIOD: As to any Distribution Date, the calendar month preceding the month of distribution.

     PRIMARY  INSURANCE  POLICY:   Each  primary  policy  of  mortgage  guaranty
insurance or any replacement policy therefor referred to in Section 2.03(b)(iv) and (v).

               PRINCIPAL PREPAYMENT: Any payment of principal or other recovery on a [Mortgage Loan] [Contract], including a recovery that takes the form of Liquidation Proceeds or Insurance Proceeds, which is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

     PRINCIPAL PREPAYMENT IN FULL: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a [Mortgage Loan] [Contract].

     [PROGRAM GUIDE: Collectively, the Seller Guide and the Servicer Guide for Residential Funding's AlterNet [mortgage loan/manufactured home contract origination program] [Home Equity Program] and all supplements and amendments thereto published by Residential Funding from time to time.]

               PURCHASE PRICE: With respect to any [Mortgage Loan] [Contract] (or REO Property) required to be purchased on any date pursuant to Section 2.02, 2.03, 2.04 or 4.07, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof plus the principal portion of any related unreimbursed Advances and (ii) unpaid accrued interest at the Adjusted Mortgage Rate (or at the Net Mortgage Rate in the case of a purchase made by the [Master] Servicer) on the Stated Principal Balance thereof to the first day of the month following the month of purchase from the Due Date to which interest was last paid by the Mortgagor.

               QUALIFIED  SUBSTITUTE  [MORTGAGE  LOAN]  [CONTRACT]:  A [Mortgage
Loan] [Contract] substituted by [Residential Funding] [the Seller] or the [Company] [Depositor] for a Deleted [Mortgage Loan] [Contract] which must, on the date of such substitution, as confirmed in an Officers' Certificate delivered to the Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one [Mortgage Loan] [Contract] for a Deleted [Mortgage Loan] [Contract], an aggregate outstanding principal balance, after such deduction), not in excess of the Stated Principal Balance of the Deleted [Mortgage Loan] [Contract] (the amount of any shortfall to be deposited by [Residential Funding] [the Seller], in the Custodial Account in the month of substitution); (ii) have a Mortgage Rate and a Net Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted [Mortgage Loan] [Contract] as of the date of substitution; (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted [Mortgage Loan] [Contract] at the time of substitution; (iv) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted [Mortgage Loan] [Contract]; (v) comply with each representation and warranty set forth in Sections 2.03 and 2.04 hereof and [Section 4 of the Assignment Agreement] [Section __ of the Mortgage Loan Purchase Agreement]; and (vi) have a Pool Strip Rate equal to or greater than that of the Deleted [Mortgage Loan] [Contract]. Notwithstanding any other provisions herein, [(x) with respect to any Qualified Substitute [Mortgage Loan] [Contract] substituted for a Deleted [Mortgage Loan] [Contract] which was a Discount [Mortgage Loan] [Contract], such Qualified Substitute [Mortgage Loan] [Contract] shall be deemed to be a Discount [Mortgage Loan] [Contract] and to have a Discount Fraction equal to the Discount Fraction of the Deleted [Mortgage Loan] [Contract] and (y)] in the event that the Pool Strip Rate of any Qualified Substitute [Mortgage Loan] [Contract] as calculated pursuant to the definition of "Pool Strip Rate" is greater than the Pool Strip Rate of the related Deleted [Mortgage Loan] [Contract] (i) the Pool Strip Rate of such Qualified Substitute [Mortgage Loan] [Contract] shall be equal to the Pool Strip Rate of the related Deleted [Mortgage Loan] [Contract] for purposes of calculating the Pass-Through Rate on the Class A-[__]
Certificates and (ii) the excess of the Pool Strip Rate on such Qualified Substitute [Mortgage Loan] [Contract] as calculated pursuant to the definition of "Pool Strip Rate" over the Pool Strip Rate on the related Deleted [Mortgage Loan] [Contract] shall be payable to the Class R Certificates pursuant to
Section 4.02 hereof.

               RATING AGENCY: [Fitch IBCA] [Standard & Poor's] [Moody's], with respect to the Class [A] Certificates and Class [R] Certificates, [Fitch IBCA] [Standard & Poor's] [Moody's] with respect to the Class [M] Certificates and Class [B] Certificates. If any agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the [Company] [Depositor], notice of which designation shall be given to the Trustee and the [Master] Servicer.

               REALIZED LOSS: With respect to each [Mortgage Loan] [Contract] (or REO Property) as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the [Mortgage Loan] [Contract] (or REO Property) as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO Imputed Interest, if any) at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders up to the last day of the month in which the Cash Liquidation (or REO Disposition) occurred on the Stated Principal Balance of such [Mortgage Loan] [Contract] (or REO Property) outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation (or REO Disposition) occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the [Mortgage Loan] [Contract], net of the portion thereof reimbursable to the [Master] Servicer or any Subservicer with respect to related Advances or expenses as to which the [Master] Servicer or Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed. With respect to each [Mortgage Loan] [Contract] which has become the subject of a Deficient Valuation, the difference between the principal balance of the [Mortgage Loan] [Contract] outstanding immediately prior to such Deficient Valuation and the principal balance of the [Mortgage Loan] [Contract] as reduced by the Deficient Valuation. With respect to each [Mortgage Loan] [Contract] which has become the object of a Debt Service Reduction, the amount of such Debt Service Reduction.

               RECORD DATE: With respect to each Distribution Date, the close of business on the last Business Day of the month next preceding the month in which the related Distribution Date occurs.

     REGULAR CERTIFICATE: Any of the Certificates other than a Class R Certificate.

               REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code. As used herein, the term "the REMIC" shall mean the REMIC created under this Agreement.

               REMIC PROVISIONS: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

               REO ACQUISITION: The acquisition by the [Master] Servicer on behalf of the Trustee for the benefit of the Certificateholders of any REO Property pursuant to Section 3.14.

               REO DISPOSITION: As to any REO Property, a determination by the [Master] Servicer that it has received all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the [Master] Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

               REO IMPUTED INTEREST: As to any REO Property, for any period, an amount equivalent to interest (at the Net Mortgage Rate that would have been applicable to the related [Mortgage Loan] [Contract] had it been outstanding) on the unpaid principal balance of the [Mortgage Loan] [Contract] as of the date of acquisition thereof for such period.

               REO PROCEEDS: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which proceeds are required to be deposited into the Custodial Account only upon the related REO Disposition.

               REO PROPERTY: A Mortgaged Property acquired by the [Master] Servicer through foreclosure or deed in lieu of foreclosure in connection with a defaulted [Mortgage Loan] [Contract].

     REQUEST FOR RELEASE: A request for release, the forms of which are attached as Exhibit H hereto.

               REQUIRED INSURANCE POLICY: With respect to any [Mortgage Loan] [Contract], any insurance policy which is required to be maintained from time to time under this Agreement[, the Program Guide] or the related Subservicing Agreement in respect of such [Mortgage Loan] [Contract]

     RESIDENTIAL   FUNDING:   Residential   Funding   Corporation,   a  Delaware
corporation, in its capacity as seller of the [Mortgage Loans] [Contracts] to the [Company] [Depositor]and any successor thereto.

               RESPONSIBLE OFFICER: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom, with respect to a particular matter, such matter is referred.

               SCHEDULE OF DISCOUNT FRACTIONS: The schedule setting forth the Discount Fractions with respect to the Discount [Mortgage Loans] [Contracts], attached hereto as Exhibit P.

     SELLER: [NAME OF DESIGNATED SELLER] [As to any [Mortgage Loan] [Contract], a Person, including any Subservicer, that executed a Seller's Agreement applicable to such [Mortgage Loan] [Contract].]

               SELLER'S AGREEMENT: An agreement for the origination and sale of [Mortgage Loans] [Contracts] generally in the form of the Seller Contract referred to [or contained in the Program Guide,] or in such other form as has been approved by the [Master] Servicer and the [Company] [Depositor], each containing representations and warranties in respect of one or more [Mortgage Loans] [Contracts].

     SENIOR   ACCELERATED   DISTRIBUTION   PERCENTAGE:   With   respect  to  any
Distribution Date, the percentage indicated below:


Distribution Date                                 Senior Accelerated Distribution Percentage

[___ 19__] through [______,_____]                 [_____]%

[___ 19__] through [______,_____]                 Senior Percentage, plus [__]% of the
                                                       difference between 100% and the Senior
                                                       Percentage


[______,_____] through                            Senior Percentage, plus [___]% of the
                                                       difference between 100% and the Senior
                                                       Percentage


[___ 19__] through [______,_____]                 Senior Percentage, plus [___]% of the
                                                       difference between 100% and the Senior
                                                       Percentage


[___ 19__] through [______,_____]                 Senior Percentage, plus [___]% of the
                                                       difference between 100% and the Senior
                                                       Percentage


[______,_____] and thereafter                     Senior Percentage;

provided, however, (i) that any scheduled reduction to the Senior Accelerated Distribution Percentage described above shall not occur as of any Distribution Date unless either (a)(1) THE OUTSTANDING PRINCIPAL BALANCE OF [MORTGAGE LOANS] [CONTRACTS] DELINQUENT [ ] days or MORE AVERAGED OVER THE LAST [ ] months, as a percentage of the aggregate outstanding PRINCIPAL BALANCE OF ALL [MORTGAGE LOANS] [CONTRACTS] AVERAGED OVER THE LAST [ ] MONTHS, DOES NOT EXCEED [ ]% and
(2) Realized Losses on the [Mortgage Loans] [Contracts] to DATE FOR SUCH DISTRIBUTION DATE IF OCCURRING DURING THE [ ], [ ], [ ], [ ] OR [ ] year (or any year thereafter) after the Delivery DATE ARE LESS THAN [ ]%, [ ]%, [ ]%, [ ]% AND [ ]%, respectively, of the sum of the Initial Certificate Principal Balances of the Class M Certificates and Class B Certificates or (b)(1) the outstanding principal balance of the [Mortgage Loans] [Contracts] DELINQUENT [ ] DAYS OR MORE AVERAGED OVER THE LAST [ ] months, as a percentage of the aggregate outstanding principal balance of all [Mortgage Loans] [Contracts] averaged OVER THE LAST [ ] MONTHS, DOES NOT EXCEED [ ]% and (2) Realized Losses on the [MORTGAGE LOANS] [CONTRACTS] TO DATE FOR SUCH DISTRIBUTION DATE ARE LESS THAN [ ]% of the sum of the Initial Certificate Principal Balances of the Class M Certificates and Class B Certificates and (ii) that for any Distribution Date on which the Senior Percentage is greater than the Original Senior Percentage, the Senior Accelerated Distribution Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, upon the reduction of the aggregate Certificate Principal Balance of the Class A Certificates (other than the Class A-[__] Certificates) and Class R Certificates to zero, the Senior Accelerated Distribution Percentage shall thereafter be 0%.

               SENIOR PERCENTAGE: As of any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class A (other than the Class A-[__] Certificates) and Class R Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the [Mortgage Loans] [Contracts] (or related REO Properties) [other than the related Discount Fraction of each Discount [Mortgage Loan] [Contract])]immediately prior to such Distribution Date.

               SENIOR PRINCIPAL DISTRIBUTION AMOUNT: As to any Distribution Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of all amounts required to be distributed pursuant to Section 4.02(a)(i) and (ii)(X) and (b) the sum of the amounts required to be distributed to the Class A (other than the Class A-[__] Certificateholders) and Class R Certificateholders on such Distribution Date pursuant to Section 4.02(a)(ii), (xvi) and (xvii).

     SERVICING ACCOUNTS: The account or accounts created and maintained pursuant to Section 3.08.

               SERVICING ADVANCES: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the [Master] Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property,
(ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Sections 3.01, 3.08, 3.12(a) and 3.14.

               SERVICING FEE: With respect to any [Mortgage Loan] [Contract] and Distribution Date, the fee payable monthly to the [Master] Servicer in respect of master SERVICING COMPENSATION THAT ACCRUES AT AN ANNUAL RATE EQUAL TO [ ]% on the Stated Principal Balance of such [Mortgage Loan] [Contract] as of the related Due Date, as may be adjusted with respect to successor [Master] Servicers as provided in Section 7.02.

               SERVICING OFFICER: Any officer of the [Master] Servicer involved in, or responsible for, the administration and servicing of the [Mortgage Loans] [Contracts] whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the [Master] Servicer, as such list may from time to time be amended.

               SPECIAL HAZARD AMOUNT: As of any Distribution Date, an amount equal to $[ ] minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 and (ii) the Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-off Date, the Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such ANNIVERSARY) EXCEEDS THE GREATER OF (A) [THE GREATER OF (I) THE PRODUCT OF [ ]% multiplied by the outstanding principal balance of all the [Mortgage Loans] [Contracts] on the Distribution Date immediately preceding such anniversary times a fraction, the numerator of which is equal to the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the [Mortgage Loans] [Contracts] secured by Mortgaged Properties located in the State of California divided by the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all the [Mortgage Loans] [Contracts], expressed as a percentage, and the denominator of which is equal to [ ]% (which percentage is equal to the percentage of [Mortgage Loans] [Contracts] initially secured by Mortgaged Properties located in the State of California) and (ii) the aggregate outstanding principal balance (as of the immediately preceding Distribution
Date) of the largest [Mortgage Loan] [Contract] secured by a Mortgaged Property located in the State of California, and (B) the lesser of (i) the product of the Special Hazard Percentage for such anniversary and the outstanding principal balance of all the [Mortgage Loans] [Contracts] on the Distribution Date immediately preceding such anniversary, (ii) twice the outstanding principal balance of the [Mortgage Loan] [Contract] in the Trust Fund which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (iii) an amount calculated by the [Master] Servicer and approved by EACH RATING AGENCY, WHICH AMOUNT SHALL NOT BE LESS THAN $[ ].]

               The Special Hazard Amount may be further reduced by the [Master] Servicer (including accelerating the manner in which coverage is reduced) provided that prior to any such reduction, the [Master] Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

               SPECIAL HAZARD LOSS: Any Realized Loss not in excess of the cost of the lesser of repair or replacement of a Mortgaged Property suffered by such Mortgaged Property on account of direct physical loss, exclusive of (i) any loss of a type covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property pursuant to Section 3.12(a), except to the extent of the portion of such loss not covered as a result of any coinsurance provision and (ii) any Extraordinary Loss.

               SPECIAL HAZARD PERCENTAGE: As of each anniversary of the Cut-off Date, the GREATER OF (I) [ ]% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the [Mortgage Loans] [Contracts] secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all of the [Mortgage Loans] [Contracts] as of the immediately preceding Distribution Date.

               STANDARD & POOR'S: Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or its successor in interest.

               STATED PRINCIPAL BALANCE: With respect to any [Mortgage Loan] [Contract] or related REO Property, at any given time, (i) the Cut-off Date Principal Balance of the [Mortgage Loan] [Contract], minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such [Mortgage Loan] [Contract] or REO Property during each Due Period ending prior to the most recent Distribution Date which were received or with respect to which an Advance was made, and (b) all Principal Prepayments with respect to such [Mortgage Loan] [Contract] or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO Proceeds, to the extent applied by the [Master] Servicer as recoveries of principal in accordance with Section 3.14 with respect to such [Mortgage Loan] [Contract] or REO Property, in each case which were distributed pursuant to
Section 4.02 on any previous Distribution Date, and (c) any Realized Loss allocated to Certificateholders with respect thereto for any previous Distribution Date.

     STATED VALUE: For any [Mortgage Loan] [Contract], the value of the related Mortgaged Property as stated by the related Mortgagor in his or her loan application.

               [SUBORDINATE  PRINCIPAL  DISTRIBUTION AMOUNT: With respect to any
Distribution Date and each Class of Class M Certificates and Class B Certificates, (a) the sum of (i) the product of (x) the related Class M Percentage or Class B Percentage, as applicable, and (y) the aggregate of the amounts calculated for such Distribution Date under clauses (1), (2) and (3) of
Section 4.02(a)(ii)(Y)(A) without giving effect to the Senior Percentage, (ii) such Class's pro rata share, based on the Certificate Principal Balance of each Class of Class M Certificates and Class B Certificates then outstanding, of the principal collections described in Section 4.02(a)(ii)(Y)(B) to the extent such collections are not otherwise distributed to the Senior Certificates, (iii) the product of (x) the related Prepayment Distribution Percentage, (y) 100% minus the Senior Accelerated Distribution Percentage and (z) the aggregate of all
Principal Prepayments in Full and Curtailments received in the related Prepayment Period (other than the Discount Fraction of the Discount [Mortgage Loans] [Contracts]), (iv) if such Class is the most senior Class of Certificates then outstanding (as established in Section 4.05 hereof), any Excess Subordinate Principal Amount for such Distribution Date and (v) any amounts described in clauses (i), (ii) and (iii) as determined for any previous Distribution Date, that remain undistributed to the extent that such amounts are not attributable to Realized Losses which have been allocated to a subordinate Class of Class M or Class B Certificates minus (b) any Excess Subordinate Principal Amount not payable to such Class on such Distribution Date pursuant to the definition thereof; provided, however, that such amount shall in no event exceed the outstanding Certificate Principal Balance of such Class of Certificates immediately prior to such date.]

     SUBSERVICED [MORTGAGE LOAN] [CONTRACT]: Any [Mortgage Loan] [Contract] that, at the time of reference thereto, is subject to a Subservicing Agreement.

               SUBSERVICER:  Any  Person  with whom the  [Master]  Servicer  has entered into a Subservicing Agreement and who generally satisfied the requirements set forth in the [Program Guide] in respect of the qualification of a Subservicer as of the date of its approval as a Subservicer by the [Master] Servicer.

               SUBSERVICER ADVANCE: Any delinquent installment of principal and interest on a [Mortgage Loan] [Contract] which is advanced by the related Subservicer (net of its Subservicing Fee) pursuant to the Subservicing Agreement.

     SUBSERVICING ACCOUNT: An account established by a Subservicer in accordance with Section 3.08.

               SUBSERVICING AGREEMENT: The written contract between the [Master] Servicer and any Subservicer relating to servicing and administration of certain [Mortgage Loans] [Contracts] as provided in Section 3.02, generally in the form of the servicer contract referred to or contained in the [Program Guide] or in such other form as has been approved by the [Master] Servicer and the [Company] [Depositor].

               SUBSERVICING FEE: As to any [Mortgage Loan] [Contract], the fee payable monthly to the related Subservicer (or, in the case of a Nonsubserviced [Mortgage Loan] [Contract], to the [Master] Servicer) in respect of subservicing and other compensation that accrues at an annual rate equal to the excess of the Mortgage Rate borne by the [related Mortgage Note] [Contract] over the rate per annum designated on the [Mortgage Loan] [Contract] Schedule as the "CURR NET" for such [Mortgage Loan] [Contract].

               TAX RETURNS: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust Fund due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

     [TITLE DOCUMENTS: With respect to any Mortgaged Property, the certificate of title for, or other evidence of ownership of, such Mortgaged Property issued by the Registrar of Titles in the jurisdiction in which such Mortgaged Property is located.]

     TRANSFER: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

     TRANSFEREE: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

     TRANSFEROR: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

     TRUST FUND: The segregated pool of assets, with respect to which a REMIC election is to be made, consisting of:

               (i) the [Mortgage Loans] [Contracts] and the related [Mortgage] [Contract] Files.

               (ii) all payments on and collections in respect of the [Mortgage Loans] [Contracts] due after the Cut-off Date as shall be on deposit in the Custodial Account or in the Certificate Account and identified as belonging to the Trust Fund.

               (iii) property which secured a [Mortgage Loan] [Contract] and which has been acquired for the benefit of the
                      Certificateholders by foreclosure or deed in lieu of foreclosure, and

               (iv)   the  hazard  insurance   policies  and  Primary  Insurance
                      Policies, if any, and certain proceeds thereof.

               UNCERTIFICATED ACCRUED INTEREST: With respect to each Distribution Date, as to each Uncertificated REMIC Regular Interest, an amount equal to the aggregate amount of Accrued Certificate Interest that would result under the terms of the definition thereof on each such uncertificated interest, if the Pass-Through Rate on such uncertificated interest were equal to the related Uncertificated Pass-Through Rate and the notional amount of such uncertificated interest were equal to the related Uncertificated Notional Amount. Any reduction in the amount of Accrued Certificate Interest resulting from the allocation of Prepayment Interest Shortfalls, Realized Losses or other amounts to the Class A-[__] Certificateholders pursuant to Section 4.05 shall be allocated to the Uncertificated REMIC Regular Interests pro rata in accordance with the amount of interest accrued with respect to each related Uncertificated Notional Amount and such Distribution Date.

     UNCERTIFICATED NOTIONAL AMOUNT: With respect to each Uncertificated REMIC Regular Interest, the aggregate Stated Principal Balance of the related [Mortgage Loan] [Contract].

     UNCERTIFICATED PASS-THROUGH RATE: With respect to each Uncertificated REMIC Regular Interest, the related Uncertificated REMIC Regular Interest Pool Strip Rate.

     UNCERTIFICATED REMIC REGULAR INTEREST POOL STRIP RATE: With respect to each Uncertificated REMIC Regular Interest, the Pool Strip Rate for the related [Mortgage Loan]

[Contract].

               UNCERTIFICATED REMIC REGULAR INTERESTS: The uncertificated partial undivided beneficial ownership interests in the Trust Fund, each relating to a particular [Mortgage Loan] [Contract], each having no principal balance and each bearing interest at the respective Uncertificated Pass-Through Rate on the respective Uncertificated Notional Amount.

               UNCERTIFICATED REMIC REGULAR INTERESTS DISTRIBUTION AMOUNTS: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC Regular Interests for such Distribution Date pursuant to Section 4.08(a).

               UNINSURED CAUSE: Any cause of damage to property subject to a [Mortgage] [Contract] such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

               UNITED STATES PERSON: A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

               VOTING RIGHTS: The portion of the voting rights of all of the Certificates WHICH IS ALLOCATED TO ANY CERTIFICATE. [ ]% of all of the Voting Rights shall be allocated among Holders of Certificates, respectively, other than the Class A-[__] and Class R Certificates, in proportion to the outstanding Certificate Principal Balances of their respective Certificates; and the Holders of the Class A-[__] and Class R Certificates shall BE ENTITLED TO [ ]% AND [ ]% of all of the Voting Rights, respectively, allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

                                   ARTICLE II

                   CONVEYANCE OF [MORTGAGE LOANS] [CONTRACTS];

                        ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.  CONVEYANCE OF [MORTGAGE LOANS] [CONTRACTS].

(a) The [Company] [Depositor], concurrently with the execution and delivery hereof, does hereby assign to the Trustee without recourse all the right, title and interest of the [Company] [Depositor] in and to the [Mortgage Loans] [Contracts], including all interest and principal received on or with respect to the [Mortgage Loans] [Contracts] after the Cut-off Date (other than payments of principal and interest due on the [Mortgage Loans] [Contracts] ON OR BEFORE THE CUT-OFF DATE) EXCEPT FOR SCHEDULED PAYMENTS DUE ON [ , 200_], with respect to which the [Master] Servicer made a deposit pursuant to Section 2.01(f).

(b) In connection with such assignment, except as set forth in Section 2.01(c) below, the [Company] [Depositor] does hereby deliver to, and deposit with, the Trustee, or to and with one or more Custodians, as the duly appointed agent or agents of the Trustee for such purpose, the following documents or instruments (or copies thereof as permitted by this Section) with respect to each [Mortgage Loan] [Contract] so assigned:

(i) The original [Mortgage Note] [Contract], endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed [Mortgage Note] [Contract], an original lost note affidavit from [the related Seller or Residential Funding]
        [the Seller] stating that the original [Mortgage Note] [Contract] was lost, misplaced or destroyed, together with a copy of the related [Mortgage Note] [Contract];

(ii) The original [Mortgage] [Title Documents] with evidence of recording indicated thereon or [a copy] [copies] of the [Mortgage] [Title Documents] certified by the public recording office in which such [Mortgage] [Title Documents] has [have] been recorded;

(iii) An original Assignment of the [Mortgage] [Contract] to the Trustee with evidence of recording indicated thereon or a copy of such assignment certified by the public recording office in which such assignment has been recorded;

(iv)    The  original  recorded  assignment  or  assignments  of the  [Mortgage]
        [Contract] showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee or a copy of such assignment or assignments of the [Mortgage] [Contract] certified by the public recording office in which such assignment or assignments have been recorded; and

(v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such [Mortgage Loan] [Contract] or a copy of each modification, assumption agreement or preferred loan agreement certified by the public recording office in which such document has been recorded.

(c) The [Company] [Depositor] may, in lieu of delivering the documents set forth in Section 2.01(b)(iv) and (v) to the Trustee or the Custodian or Custodians, deliver such documents to the [Master] Servicer, and the [Master] Servicer shall hold such documents in trust for the use and benefit of all present and future Certificateholders until such time as is set forth below. Within ten Business Days following the earlier of (i) the receipt of the original of each of the documents or instruments set forth in Section 2.01(b)(iv) and (v) (or copies thereof as permitted by such Section) for any [Mortgage Loan] [Contract] and
(ii) a written request by the Trustee to deliver those documents with respect to any or all of the [Mortgage Loans] [Contracts] then being held by the [Master] Servicer, the [Master] Servicer shall deliver a complete set of such documents to the Trustee or the Custodian or Custodians that are the duly appointed agent or agents of the Trustee.

               On the Closing Date, the [Master] Servicer shall certify that it has in its possession an original or copy of each of the documents referred to in Section 2.01(b)(iv) and (v) which has been delivered to it by the [Company] [Depositor]. Every six months after the

Closing Date, for so long as the [Master] Servicer is holding documents pursuant to this Section 2.01(c), the [Master] Servicer shall deliver to (i) Moody's, if it is one of the Rating Agencies, (ii) Standard & Poor's if it is one of the Rating Agencies, (iii) the Trustee and (iv) each Custodian a report setting forth the status of the documents which it is holding.

(d) In the event that in connection with any [Mortgage Loan] [Contract] the [Company] [Depositor] cannot deliver the [Mortgage] [Contract, Title Documents], any assignment, modification, assumption agreement or preferred loan agreement (or copy thereof certified by the public recording office) with evidence of recording thereon concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such [Mortgage] [Contract, Title Documents], assignment, modification, assumption agreement or preferred loan agreement as the case may be, has been delivered for recordation, the [Company] [Depositor] shall deliver or cause to be delivered to the Trustee or the respective Custodian a true and correct photocopy of such [Mortgage] [Contract, Title Documents], assignment, modification, assumption agreement or preferred loan agreement.

               The [Company] [Depositor] shall promptly cause to be recorded in the appropriate public office for real property records the Assignment referred to in clause (iii) of Section 2.01(b), except in states where, in the opinion of counsel acceptable to the Trustee and the [Master] Servicer, such recording is not required to protect the Trustee's interests in the [Mortgage Loan] [Contract] against the claim of any subsequent transferee or any successor to or creditor of the [Company] [Depositor] or the originator of such [Mortgage Loan] [Contract]. If any Assignment is lost or returned unrecorded to the [Company] [Depositor] because of any defect therein, the [Company] [Depositor] shall prepare a substitute Assignment or cure such defect, as the case may be, and cause such Assignment to be recorded in accordance with this paragraph. The [Company] [Depositor] shall promptly deliver or cause to be delivered to the Trustee or the respective Custodian such [Mortgage] [Contract] or assignment (or copy thereof certified by the public recording office) with evidence of recording indicated thereon upon receipt thereof from the public recording office or from the related Subservicer.

               Any of the items set forth in Section 2.01(b) that may be delivered as a copy rather than the original may be delivered in microfiche form.

(e) It is intended that the conveyances by the [Company] [Depositor] to the Trustee of the [Mortgage Loans] [Contracts] as provided for in this Section 2.01 be construed as a sale by the [Company] [Depositor] to the Trustee of the [Mortgage Loans] [Contracts] for the benefit of the Certificateholders. Further, it is not intended that any such conveyance be deemed to be a pledge of the [Mortgage Loans] [Contracts] by the [Company] [Depositor] to the Trustee to secure a debt or other obligation of the [Company] [Depositor]. However, in the event that the [Mortgage Loans] [Contracts] are held to be property of the [Company] [Depositor] or of [Residential Funding] [the Seller], or if for any reason this Agreement is held or deemed to create a security interest in the [Mortgage Loans] [Contracts], then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in Section 2.01 shall be deemed to be (1) a grant by the [Company] [Depositor] to the Trustee of a security interest in all of the [Company] [Depositor]'s right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the [Mortgage Loans] [Contracts], including the [Mortgage Notes, the Mortgages] [Title Documents], any related insurance policies and all other documents in the related [Mortgage] [Contract] Files, (B) all amounts payable pursuant to the [Mortgage Loans] [Contracts] in accordance with the terms thereof and (C) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account or the Custodial Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the [Company] [Depositor] to the Trustee of any security interest in any and all of [Residential Funding] [the Seller]'s right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A), (B) and (C) granted by [Residential Funding] [the Seller] to the [Company] [Depositor] pursuant to the [Assignment Agreement] [Mortgage Loan Purchase Agreement]; (c) the possession by the Trustee, the Custodian or any other agent of the Trustee of [Mortgage Notes] [Contracts] or such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the Minnesota Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Section 9-305, 8-313 or 8-321 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

               The [Company] [Depositor] and, at the [Company] [Depositor]'s direction, [Residential Funding] [the Seller] and the Trustee shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the [Mortgage Loans] [Contracts], Uncertificated REMIC Regular Interests and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the [Company] [Depositor] shall prepare and deliver to the Trustee not less than 15 days prior to any filing date and, the Trustee shall forward for filing, or shall cause to be forwarded for filing, at the expense of the [Company] [Depositor], all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the [Mortgage Loans] [Contracts] as evidenced by an Officer's Certificate of the [Company] [Depositor], including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of [Residential Funding] [the Seller], the [Company] [Depositor] or the Trustee (such preparation and filing shall be at the expense of the Trustee, if occasioned by a change in the Trustee's name), (2) any change of location of the place of business or the chief executive office of [Residential Funding] [the Seller] or the [Company] [Depositor], (3) any transfer of any interest of [Residential Funding] [the Seller] or the [Company] [Depositor] in any [Mortgage Loan] [Contract] or (4) any transfer of any interest of [Residential Funding] [the Seller] or the [Company] [Depositor] in any Uncertificated REMIC Regular Interest.

(f) The [Master] Servicer hereby acknowledges the receipt by it of cash in an amount EQUAL TO $[ ] (the "Initial Monthly Payment Fund"), representing scheduled principal amortization and interest at the Net Mortgage Rate for the Due Date in [ 200_], for those [Mortgage Loans] [Contracts] for which the Trustee will not be entitled to receive such payment. The [Master] Servicer shall hold such Initial Monthly Payment Fund in the Custodial Account and shall include such Initial Monthly Payment Fund in THE AVAILABLE DISTRIBUTION AMOUNT FOR THE DISTRIBUTION DATE IN [ 200_]. Notwithstanding anything herein to the contrary, the Initial Monthly Payment Fund shall not be an asset of the REMIC. To the extent that the Initial Monthly Payment Fund constitutes a reserve fund for federal income tax purposes, (1) it shall be an outside reserve fund and not an asset of the REMIC, (2) it shall be owned by the Seller and (3) amounts transferred by the REMIC to the Initial Monthly Payment Fund shall be treated as transferred to the Seller or any successor, all within the meaning of Section 1.860G-2(h) of the Treasury Regulations.

SECTION 2.02.  ACCEPTANCE BY TRUSTEE.

               The Trustee acknowledges receipt (or, with respect to [Mortgage Loans] [Contracts] subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(b)(i) through (iii) above (except that for purposes of such acknowledgement only, a [Mortgage Note] [Contract] may be endorsed in blank and an Assignment of [Mortgage] [Contract] may be in blank) and declares that it, or a Custodian as its agent, holds and will hold such documents and the other documents constituting a part of the [Mortgage] [Contract] Files delivered to it, or a Custodian as its agent, in trust for the use and benefit of all present and future Certificateholders. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees, for the benefit of Certificateholders, to review each [Mortgage] [Contract] File delivered to it pursuant to Section 2.01(b) within 45 days after the Closing Date to ascertain that all required documents (specifically as set forth in Section 2.01(b)), have been executed and received, and that such documents relate to the [Mortgage Loans] [Contracts] identified on the [Mortgage Loan] [Contract] Schedule, as supplemented, that have been conveyed to it. Upon delivery of the [Mortgage] [Contract] Files by the [Company] [Depositor] or the [Master] Servicer, the Trustee shall acknowledge receipt (or, with respect to [Mortgage Loans] [Contracts] subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(c) above. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees to review each [Mortgage] [Contract] File delivered to it pursuant to Section 2.01(c) within 45 days after receipt thereof to ascertain that all documents required to be delivered pursuant to such Section have been received, and that such documents relate to the [Mortgage Loans] [Contracts] identified on the [Mortgage Loan] [Contract] Schedule, as supplemented, that have been conveyed to it.

               If the Custodian, as the Trustee's agent, finds any document or documents constituting a part of a [Mortgage] [Contract] File to be missing or defective in any material respect, the Trustee shall promptly so notify the [Master] Servicer and the [Company] [Depositor][; provided, that if the [Mortgage Loan] [Contract] related to such [Mortgage] [Contract] File is listed on Schedule A of the Mortgage Loan Purchase Agreement, no notification shall be necessary.] Pursuant to Section 2.3 of the Custodial Agreement, the Custodian will notify the [Master] Servicer, the [Company] [Depositor] and the Trustee of any such omission or defect found by it in respect of any [Mortgage] [Contract] File held by it. The [Master] Servicer shall promptly notify the related Subservicer or Seller of such omission or defect and request that such Subservicer or Seller correct or cure such omission or defect within 60 days from the date the [Master] Servicer was notified of such omission or defect and, if such Subservicer or Seller does not correct or cure such omission or defect within such period, that such Subservicer or Seller purchase such [Mortgage Loan] [Contract] from the Trust Fund at its Purchase Price, in either case within 90 days from the date the [Master] Servicer was notified of such omission or defect. The Purchase Price for any such [Mortgage Loan] [Contract], whether purchased by the Seller or the Subservicer, shall be deposited or caused to be deposited by the [Master] Servicer in the Custodial Account maintained by it pursuant to Section 3.07 and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the [Master] Servicer the related [Mortgage] [Contract] File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the [Master] Servicer, in each case without recourse, as shall be necessary to vest in the Seller or its designee or the Subservicer or its designee, as the case may be, any [Mortgage Loan] [Contract] released pursuant hereto and thereafter such [Mortgage Loan] [Contract] shall not be part of the Trust Fund. It is understood and agreed that the obligation of the Seller or the Subservicer, as the case may be, to so cure or purchase any [Mortgage Loan] [Contract] as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to Certificateholders or the Trustee on behalf of Certificateholders.

     SECTION 2.03. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE [MASTER] SERVICER AND THE [COMPANY] [DEPOSITOR].

(a) The [Master] Servicer hereby represents and warrants to the Trustee for the benefit of Certificateholders that:

(i) The [Master] Servicer is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each [Mortgage Loan] [Contract] in accordance with the terms of this Agreement;

(ii) The execution and delivery of this Agreement by the [Master] Servicer and its performance and compliance with the terms of this Agreement will not violate the [Master] Servicer's Certificate of Incorporation or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the [Master] Servicer is a party or which may be applicable to the [Master] Servicer or any of its assets;

(iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the [Company] [Depositor], constitutes a valid, legal and binding obligation of the [Master] Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(iv) The [Master] Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any Federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the [Master] Servicer or its properties or might have consequences that would materially adversely affect its performance hereunder;

(v) No litigation is pending or, to the best of the [Master] Servicer's knowledge, threatened against the [Master] Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vi) The [Master] Servicer will comply in all material respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Required Insurance Policy;

(vii) No information, certificate of an officer, statement furnished in writing or report delivered to the [Company] [Depositor], any Affiliate of the [Company] [Depositor] or the Trustee by the [Master] Servicer will, to the knowledge of the [Master] Servicer, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading; and

(viii) The [Master] Servicer has examined each existing, and will examine each new, Subservicing Agreement and is or will be familiar with the terms thereof. The terms of each existing Subservicing Agreement and each designated Subservicer are acceptable to the [Master] Servicer and any new Subservicing Agreements will comply with the provisions of Section 3.02.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective [Mortgage] [Contract] Files to the Trustee or any Custodian.

               Upon discovery by either the [Company] [Depositor], the [Master] Servicer, the Trustee or any Custodian of a breach of any representation or warranty set forth in this Section 2.03(a) which materially and adversely affects the interests of the Certificateholders in any [Mortgage Loan] [Contract], the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 90 days of its discovery or its receipt of notice of such breach, the [Master] Servicer shall either (i) cure such breach in all material respects or (ii) to the extent that such breach is with respect to a [Mortgage Loan] [Contract] or a related document, purchase such [Mortgage Loan] [Contract] from the Trust Fund at the Purchase Price and in the manner set forth in Section
2.02. The obligation of the [Master] Servicer to cure such breach or to so purchase such [Mortgage Loan] [Contract] shall constitute the sole remedy in respect of a breach of a representation and warranty set forth in this Section 2.03(a) available to the Certificateholders or the Trustee on behalf of the Certificateholders.

(b) [The Company hereby represents and warrants to the Trustee for the benefit of Certificateholders that as of the Closing Date (or, if otherwise specified below, as of the date so specified):

(i) No [Mortgage Loan] [Contract] is one month or more delinquent in payment of principal and interest as of the Cut-off Date;

(ii) The information set forth in Exhibit F hereto with respect to each [Mortgage Loan] [Contract] or the [Mortgage Loans] [Contracts], as the case may be, is true and correct in all material respects at the date or dates respecting which such information is furnished;

(iii) The [Mortgage Loans] [Contracts] are [fully-amortizing] [balloon], [fixed] [adjustable]-rate mortgage loans with level Monthly Payments due on the first day of each month and terms to maturity at origination or modification of not more than [ ]years;

(IV) TO THE BEST OF THE COMPANY'S KNOWLEDGE, EXCEPT WITH RESPECT TO [ ] [Mortgage LOANS] [CONTRACTS] REPRESENTING APPROXIMATELY [ ]% of the [Mortgage Loans] [Contracts], if a [Mortgage Loan] [Contract] is secured by a Mortgaged Property with a Loan-to-Value Ratio at origination in excess of 80%, such [Mortgage Loan] [Contract] is the subject of a Primary Insurance Policy that insures that portion of the principal balance thereof that exceeds the amount equal to 75% of the Appraised Value of the related Mortgaged Property. To the best of the Company's knowledge, each such Primary Insurance Policy is in full force and effect and the Trustee is entitled to the benefits thereunder;

(v) The issuers of the Primary Insurance Policies are insurance companies whose claims-paying abilities are currently acceptable to each Rating Agency;

(VI) NO MORE THAN [ ]% of the [Mortgage Loans] [Contracts] by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located IN ANY ONE ZIP CODE AREA IN CALIFORNIA AND NO MORE THAN [ ]% of the [Mortgage Loans] [Contracts] by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area outside of California;

(vii) If the improvements securing a [Mortgage Loan] [Contract] are in a federally designated special flood hazard area, flood insurance in the amount required under the [Program Guide] covers the related Mortgaged Property (either by coverage under the federal flood insurance program or by coverage by private insurers);

(viii) Immediately prior to the assignment of the [Mortgage Loans] [Contracts] to the Trustee, the Company had good title to, and was the sole owner of, each [Mortgage Loan] [Contract] free and clear of any pledge, lien, encumbrance or security interest (other than rights to servicing and related compensation) and such assignment validly transfers ownership of the [Mortgage Loans] [Contracts] to the Trustee free and clear of any pledge, lien, encumbrance or security interest;

(IX) APPROXIMATELY [ ]% of the [Mortgage Loans] [Contracts] by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a reduced loan documentation program;

(x) Each Mortgagor represented in its loan application with respect to the related [Mortgage Loan] [Contract] that the Mortgaged Property would be owner-occupied and therefore would not be an investor property as of the date of origination of such [Mortgage Loan] [Contract]. No Mortgagor is a corporation or a partnership;

(XI) NO MORE THAN [ ]% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date will be Buydown Mortgage Loans;

(xii)   Each [Mortgage Loan] [Contract]  constitutes a qualified  mortgage under
        Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(1); and

(xiii) A policy of title insurance was effective as of the closing of each [Mortgage Loan] [Contract] and is valid and binding and remains in full force and effect.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective [Mortgage] [Contract] Files to the Trustee or any Custodian.]

        (b) [The Depositor hereby represents and warrants to the Trustee for the benefit of the Certificateholders that as of the Closing Date (or, if otherwise specified below, as of the date so specified):

               (i) The information set forth in Exhibit [__] hereto with respect to each [Mortgage Loan] [Contract] or the [Mortgage Loans] [Contracts], as the case may be, is true and correct in all material respects at the respective date or dates which such information is furnished;

               (ii) Immediately prior to the conveyance of the [Mortgage Loans] [Contracts] to the Trustee, the Depositor had good title to, and was the sole owner of, each [Mortgage Loan] [Contract] free and clear of any pledge, lien, encumbrance or security interest (other than rights to
        servicing  and  related   compensation)  and  such  conveyance   validly
        transfers ownership of the [Mortgage Loans] [Contracts]to the Trustee free and clear of any pledge, lien, encumbrance or security interest; and

               (iii) Each Mortgage Loan  constitutes a qualified  mortgage under
        Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(1).

It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.]

               Upon discovery by any of the [Company] [Depositor], the [Master] Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties set forth in this Section 2.03(b) which materially and adversely affects the interests of the Certificateholders in any [Mortgage Loan] [Contract], the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial
Agreement); provided, however, that in the event of a breach of the representation and warranty set forth in Section 2.03(b)(xi), the party discovering such breach shall give such notice within five days of discovery. Within 90 days of its discovery or its receipt of notice of breach, the [Company] [Depositor] shall either (i) cure such breach in all material respects or (ii) purchase such [Mortgage Loan] [Contract] from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that the [Company] [Depositor] shall have the option to substitute a Qualified Substitute [Mortgage Loan] [Contract] or [Loans] [Contracts] for such [Mortgage Loan] [Contract] if such substitution occurs within two years following the Closing Date. Any such substitution shall be effected by the [Company] [Depositor] under the same terms and conditions as provided in Section 2.04 for substitutions by [Residential Funding] [the Seller]. It is understood and agreed that the obligation of the [Company] [Depositor] to cure such breach or to so purchase or substitute for any [Mortgage Loan] [Contract] as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders. Notwithstanding the foregoing, the [Company] [Depositor] shall not be required to cure breaches or purchase or substitute for [Mortgage Loans] [Contracts] as provided in this Section 2.03(b) if the substance of the breach of a representation set forth above also constitutes fraud in the origination of the [Mortgage Loan] [Contract].

SECTION 2.04.  REPRESENTATIONS AND WARRANTIES OF [THE] SELLER[S].

               The [Company] [Depositor], as assignee of [the Seller] [Residential Funding] under the [Assignment Agreement] [Mortgage Loan Purchase Agreement], hereby assigns to the Trustee for the benefit of Certificateholders all of its right, title and interest in respect of the [Mortgage Loan Purchase Agreement] [Assignment Agreement and each Seller's Agreement] applicable to a [Mortgage Loan] [Contract]. Insofar as the [Mortgage Loan Purchase Agreement] [Assignment Agreement or such Seller's Agreement] relates to the representations and warranties made by [Residential Funding or the related Seller] [the Seller] in respect of such [Mortgage Loan] [Contract] and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the [Master] Servicer on behalf of the Trustee and the Certificateholders. Upon the discovery by the [Company] [Depositor], the [Master] Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties made in [a Seller's Agreement or the Assignment Agreement] [the Mortgage Loan Purchase Agreement] (which, for purposes hereof, will be deemed to include any other cause giving rise to a repurchase obligation under the [Assignment Agreement] [Mortgage Loan Purchase Agreement]) in respect of any [Mortgage Loan] [Contract] which materially and adversely affects the interests of the Certificateholders in such [Mortgage Loan] [Contract], the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). The [Master] Servicer shall promptly notify the [related Seller or Residential Funding] [Seller], as the case may be, of such breach and request that [the Seller] [such Seller or Residential Funding], as the case may be, either (i) cure such breach in all material respects within 90 days from the date the [Master] Servicer was notified of such breach or (ii) purchase such [Mortgage Loan] [Contract] from the Trust Fund at the Purchase Price and in the manner set forth in Section [2.02]; provided that in the case of a breach under the [Assignment Agreement] [Mortgage Loan Purchase Agreement] [the Seller] [Residential Funding] shall have the option to substitute a Qualified Substitute [Mortgage Loan] [Contract] or [Loans] [Contracts] for such [Mortgage Loan] [Contract] if such substitution occurs within two years following the Closing Date, except that if the breach would cause the [Mortgage Loan] [Contract] to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such substitution must occur within 90 days from the date the [Master] Servicer was notified of the breach if such 90 day period expires before two years following the Closing Date. In the event that [the Seller] [Residential Funding] elects to substitute a Qualified Substitute [Mortgage Loan] [Contract] or [Loans] [Contracts] for a Deleted [Mortgage Loan] [Contract] pursuant to this
Section 2.04, [the Seller] [Residential Funding] shall deliver to the Trustee for the benefit of the Certificateholders with respect to such Qualified Substitute [Mortgage Loan] [Contract] or Loans, the original [Mortgage Note, the Mortgage] [Contract, the Title Documents], an Assignment of the [Mortgage] [Contract] in recordable form, and such other documents and agreements as are required by Section 2.01, with the [Mortgage Note] [Contract] endorsed as required by Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified Substitute [Mortgage Loans] [Contracts] in the month of substitution shall not be part of the Trust Fund and will be retained by the [Master] Servicer and remitted by the [Master] Servicer to [Residential Funding] [the Seller] on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the Monthly Payment due on a Deleted [Mortgage Loan] [Contract] for such month and thereafter [the Seller] [Residential Funding] shall be entitled to retain all amounts received in respect of such Deleted [Mortgage Loan] [Contract]. The [Master] Servicer shall amend or cause to be amended the [Mortgage Loan] [Contract] Schedule, [and, if the Deleted [Mortgage Loan] [Contract] was a Discount [Mortgage Loan] [Contract], the Schedule of Discount Fractions], for the benefit of the Certificateholders to reflect the removal of such Deleted [Mortgage Loan] [Contract] and the substitution of the Qualified Substitute
[Mortgage Loan] [Contract] or [Loans] [Contracts] and the [Master] Servicer shall deliver the amended [Mortgage Loan] [Contract] Schedule, and, if the Deleted [Mortgage Loan] [Contract] was a Discount Loan, [the amended Schedule of Discount Fractions], to the Trustee. Upon such substitution, the Qualified Substitute [Mortgage Loan] [Contract] or [Loans] [Contracts] shall be subject to the terms of this Agreement and the related Subservicing Agreement in all respects, the [related] Seller shall be deemed to have made the representations and warranties with respect to the Qualified Substitute [Mortgage Loan] [Contract] contained in the [related Seller's Agreement] [Mortgage Loan Purchase Agreement] as of the date of substitution, and the [Company] [Depositor] and the [Master] Servicer shall be deemed to have made with respect to any Qualified Substitute [Mortgage Loan] [Contract] or [Loans] [Contracts], as of the date of substitution, the covenants, representations and warranties set forth in this
Section 2.04, in Section 2.03 hereof and in [Section 4 of the Assignment Agreement] [Section __ of the Mortgage Loan Purchase Agreement], and the [Master] Servicer shall be obligated to repurchase or substitute for any Qualified Substitute [Mortgage Loan] [Contract] as to which a Repurchase Event (as defined in the [Assignment Agreement] [Mortgage Loan Purchase Agreement]) has occurred pursuant to [Section 4 of the Assignment Agreement] [Section __ of the Mortgage Loan Purchase Agreement].

               In connection with the substitution of one or more Qualified Substitute [Mortgage Loans] [Contracts] for one or more Deleted [Mortgage Loans] [Contracts], the [Master] Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute [Mortgage Loans] [Contracts] as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted [Mortgage Loans] [Contracts] (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to Certificateholders in the month of substitution). [Residential Funding] [the Seller] shall deposit the amount of such shortfall into the Custodial Account on the day of substitution, without any reimbursement therefor. [Residential Funding] [the Seller] shall give notice in writing to the Trustee of such event, which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall and by an Opinion of Counsel to the effect that such substitution will not cause
(a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under
Section 860G(d)(1) of the Code or (b) any portion of the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.

               It is understood and agreed that the obligation of [the Seller or Residential Funding] [the Seller], as the case may be, to cure such breach or purchase (or in the case of [Residential Funding] [the Seller] to substitute for) such [Mortgage Loan] [Contract] as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders. If the [Master] Servicer is [Residential Funding] [the Seller], then the Trustee shall also have the right to give the notification and require the purchase or substitution provided for in the second preceding paragraph in the event of such a breach of a representation or warranty made by [Residential Funding] [the Seller] in the [Assignment Agreement] [Mortgage Loan Purchase Agreement]. In connection with the purchase of or substitution for any such [Mortgage Loan] [Contract] by [Residential Funding] [the Seller], the Trustee shall assign to [Residential Funding] [the Seller] all of the right, title and interest in respect of [the Seller's Agreement and the Assignment Agreement] [Mortgage Loan Purchase Agreement] applicable to such [Mortgage Loan] [Contract].

SECTION 2.05.  EXECUTION AND AUTHENTICATION OF CERTIFICATES.

               The Trustee acknowledges the assignment to it of the [Mortgage Loans] [Contracts] and the delivery of the [Mortgage] [Contract] Files to it, or any Custodian on its behalf, subject to any exceptions noted, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such delivery and in exchange therefor, the Trustee, pursuant to the written request of the [Company] [Depositor] executed by an officer of the [Company] [Depositor] has executed and caused to be authenticated and delivered to or upon the order of the [Company] [Depositor] the Certificates in authorized denominations which evidence ownership of the entire Trust Fund.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING

                         OF [MORTGAGE LOANS] [CONTRACTS]

SECTION 3.01.  [MASTER] SERVICER TO ACT AS SERVICER.

(a) The [Master] Servicer shall service and administer the [Mortgage Loans] [Contracts] in accordance with the terms of this Agreement and the respective [Mortgage Loans] [Contracts] and shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration. Without limiting the generality of the foregoing, the [Master] Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the [Master] Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of consent to assumption or modification in connection with a proposed conveyance, or of assignment of any [Mortgage and Mortgage Note] [Contract] in connection with the repurchase of a [Mortgage Loan] [Contract] and all other comparable instruments, or with respect to the modification or re-recording of a [Mortgage] [Contract] for the purpose of correcting the [Mortgage] [Contract], the subordination of the lien of the [Mortgage] [Contract] in favor of a public utility company or government agency or unit with powers of eminent domain, the taking of a deed in lieu of foreclosure, the completion of judicial or non-judicial foreclosure, the conveyance of a Mortgaged Property to an Insurer, the acquisition of any property acquired by foreclosure or deed in lieu of foreclosure, or the management, marketing and conveyance of any property acquired by foreclosure or deed in lieu of foreclosure with respect to the [Mortgage Loans] [Contracts] and with respect to the Mortgaged Properties. Notwithstanding the foregoing, subject to Section 3.07(a), the [Master] Servicer shall not permit any modification with respect to any [Mortgage Loan] [Contract] that would constitute a sale or exchange of such [Mortgage Loan] [Contract] within the meaning of Section 1001 of the Code and any proposed, temporary or final regulations promulgated thereunder (other than in connection with a proposed conveyance or assumption of such [Mortgage Loan] [Contract] that is treated as a Principal Prepayment in Full pursuant to Section 3.13(d) hereof) and cause the REMIC to fail to qualify as such under the Code. The Trustee shall furnish the [Master] Servicer with any powers of attorney and other documents necessary or appropriate to enable the [Master] Servicer to service and administer the [Mortgage Loans] [Contracts]. In servicing and administering any Nonsubserviced [Mortgage Loan] [Contract], the [Master] Servicer shall, to the extent not inconsistent with this Agreement, comply with the [Program Guide] as if it were the originator of such [Mortgage Loan] [Contract] and had retained the servicing rights and obligations in respect thereof.

(b) All costs incurred by the [Master] Servicer or by Subservicers in effecting the timely payment of taxes and assessments on the properties subject to the [Mortgage Loans] [Contracts] shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the related [Mortgage Loans] [Contracts], notwithstanding that the terms of such [Mortgage Loan] [Contract] so permit, and such costs shall be recoverable to the extent permitted by Section 3.10(a)(ii).

(c) The [Master] Servicer may enter into one or more agreements in connection with the offering of pass-through certificates evidencing interests in one or more of the Certificates providing for the payment by the [Master] Servicer of amounts received by the [Master] Servicer as servicing compensation hereunder and required to cover certain Prepayment Interest Shortfalls on the [Mortgage Loans] [Contracts], which payment obligation will thereafter be an obligation of the [Master] Servicer hereunder.

SECTION   3.02.   SUBSERVICING   AGREEMENTS   BETWEEN   [MASTER]   SERVICER  AND
SUBSERVICERS; ENFORCEMENT OF SUBSERVICERS' AND SELLERS' OBLIGATIONS.

(a) The [Master] Servicer may continue in effect Subservicing Agreements entered into by [Residential Funding] [the Seller] and Subservicers prior to the execution and delivery of this Agreement, and may enter into new Subservicing Agreements with Subservicers, for the servicing and administration of all or some of the [Mortgage Loans] [Contracts]. Each Subservicer of a [Mortgage Loan] [Contract] shall be entitled to receive and retain, as provided in the related Subservicing Agreement and in Section 3.07, the related Subservicing Fee from payments of interest received on such [Mortgage Loan] [Contract] after payment of all amounts required to be remitted to the [Master] Servicer in respect of such [Mortgage Loan] [Contract]. For any [Mortgage Loan] [Contract] that is a Nonsubserviced [Mortgage Loan] [Contract], the [Master] Servicer shall be entitled to receive and retain an amount equal to the Subservicing Fee from payments of interest. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the [Master] Servicer in servicing the [Mortgage Loans] [Contracts] include actions taken or to be taken by a Subservicer on behalf of the [Master] Servicer. Each Subservicing Agreement will be upon such terms and conditions as are generally required or permitted by the [Program Guide] and are not inconsistent with this Agreement and as the [Master] Servicer and the Subservicer have agreed. A representative form of Subservicing Agreement is attached to this Agreement as Exhibit G. With the approval of the [Master] Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicer will remain obligated under the related Subservicing Agreement. The [Master] Servicer and a Subservicer may enter into amendments thereto or a different form of Subservicing Agreement, and the form referred to or included in the [Program Guide] is merely provided for information and shall not be deemed to limit in any respect the discretion of the [Master] Servicer to modify or enter into different Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of either this Agreement or the [Program Guide] in a manner which would materially and adversely affect the interests of the Certificateholders.

(b) As part of its servicing activities hereunder, the [Master] Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement and of each Seller under the related Seller's Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a [Mortgage Loan] [Contract], including, without limitation, the obligation to purchase a [Mortgage Loan] [Contract] on account of defective documentation, as described in Section 2.02, or on account of a breach of a representation or warranty, as described in Section 2.04. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements or Seller's Agreements, as appropriate, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the [Master] Servicer would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. The [Master] Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related [Mortgage Loan] [Contract] or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

SECTION 3.03.  SUCCESSOR SUBSERVICERS.

               The  [Master]   Servicer  shall  be  entitled  to  terminate  any
Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Subservicing Agreement by the [Master] Servicer or the Subservicer, the [Master] Servicer shall either act as servicer of the related [Mortgage Loan] [Contract] or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement. If the [Master] Servicer or any Affiliate of [Residential Funding] [the Seller] acts as servicer, it will not assume liability for the representations and warranties of the Subservicer which it replaces. If the [Master] Servicer enters into a Subservicing Agreement with a successor Subservicer, the [Master] Servicer shall use reasonable efforts to have the successor Subservicer assume liability for the representations and warranties made by the terminated Subservicer in respect of the related [Mortgage Loans] [Contracts] and, in the event of any such assumption by the successor Subservicer, the [Master] Servicer may, in the exercise of its business judgment, release the terminated Subservicer from liability for such representations and warranties.

SECTION 3.04.  LIABILITY OF THE [MASTER] SERVICER.

               Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the [Master] Servicer or a Subservicer or reference to actions taken through a Subservicer or otherwise, the [Master] Servicer shall remain obligated and liable to the Trustee and Certificateholders for the servicing and administering of the [Mortgage Loans] [Contracts] in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer or the [Company] [Depositor] and to the same extent and under the same terms and conditions as if the [Master] Servicer alone were servicing and administering the [Mortgage Loans] [Contracts]. The [Master] Servicer shall be entitled to enter into any agreement with a Subservicer or Seller for indemnification of the [Master] Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

SECTION 3.05. NO CONTRACTUAL RELATIONSHIP BETWEEN SUBSERVICER AND TRUSTEE OR CERTIFICATEHOLDERS.

               Any Subservicing Agreement that may be entered into and any other transactions or services relating to the [Mortgage Loans] [Contracts] involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the [Master]

Servicer alone and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 3.06. The foregoing provision shall not in any way limit a Subservicer's obligation to cure an omission or defect or to repurchase a [Mortgage Loan] [Contract] as referred to in Section 2.02 hereof.

SECTION 3.06.  ASSUMPTION OR TERMINATION OF SUBSERVICING AGREEMENTS BY TRUSTEE.

(a) In the event the [Master] Servicer shall for any reason no longer be the master servicer (including by reason of an Event of Default), the Trustee, its designee or its successor shall thereupon assume all of the rights and obligations of the [Master] Servicer under each Subservicing Agreement that may have been entered into. The Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the [Master] Servicer's interest therein and to have replaced the [Master] Servicer as a party to the Subservicing Agreement to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the [Master] Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement.

(b) The [Master] Servicer shall, upon request of the Trustee but at the expense of the [Master] Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the [Mortgage Loans] [Contracts] then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Subservicing Agreement to the assuming party.

SECTION 3.07. COLLECTION OF CERTAIN [MORTGAGE LOAN] [CONTRACT] PAYMENTS; DEPOSITS TO CUSTODIAL ACCOUNT.

(a) The [Master] Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the [Mortgage Loans] [Contracts], and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. Consistent with the foregoing, the [Master] Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a [Mortgage Loan] [Contract] and
(ii) extend the Due Date for payments due on a [Mortgage Loan] [Contract] in accordance with the [Program Guide], provided, however, that the [Master] Servicer shall first determine that any such waiver or extension will not impair the coverage of any related Primary Insurance Policy or materially adversely affect the lien of the related Mortgage. Consistent with the terms of this Agreement, the [Master] Servicer may also waive, modify or vary any term of any [Mortgage Loan] [Contract] or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the [Master] Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders, provided, however, that the [Master] Servicer may not modify materially or permit any Subservicer to modify any [Mortgage Loan] [Contract], including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related [Mortgage Loan] [Contract] or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the [Mortgage Loan] [Contract]), or extend the final maturity date of such [Mortgage Loan] [Contract], unless such [Mortgage Loan] [Contract] is in default or, in the judgment of the [Master] Servicer, such default is reasonably foreseeable.

(b) The [Master] Servicer shall establish and maintain a Custodial Account in which the [Master] Servicer shall deposit or cause to be deposited on a daily basis, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of the [Mortgage Loans] [Contracts] subsequent to the Cut-off Date (other than in respect of principal and interest on the [Mortgage Loans] [Contracts] due on or before the Cut-off Date):

(i) All payments on account of principal, including Principal Prepayments made by Mortgagors on the [Mortgage Loans] [Contracts] and the principal component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

(ii) All payments on account of interest at the Adjusted Mortgage Rate on the [Mortgage Loans] [Contracts], including Buydown Funds, if any, and the interest component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

(iii) Insurance Proceeds and Liquidation Proceeds (net of any related expenses of the Subservicer);

(iv)    All proceeds of any [Mortgage Loans]  [Contracts]  purchased pursuant to
        Section 2.02, 2.03, 2.04 or 4.07 and all amounts required to be deposited in connection with the substitution of a Qualified Substitute [Mortgage Loan] [Contract] pursuant to Section 2.03 or 2.04;

(v) Any amounts required to be deposited pursuant to Section 2.01(f), 3.07(c) or 3.21; and

(vi) All amounts transferred from the Certificate Account to the Custodial Account in accordance with Section 4.02(a).

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments on the [Mortgage Loans] [Contracts] which are not part of the Trust Fund (consisting of payments in respect of principal and interest on the [Mortgage Loans] [Contracts] due on or before the Cut-off Date) and payments or collections in the nature of prepayment charges or late payment charges or assumption fees may but need not be deposited by the [Master] Servicer in the Custodial Account. In the event any amount not required to be deposited in the Custodial Account is so deposited, the [Master] Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the [Master] Servicer or serviced or master serviced by it on behalf of others.

Notwithstanding such commingling of funds, the [Master] Servicer shall keep records that accurately reflect the funds on deposit in the Custodial Account that have been identified by it as being attributable to the [Mortgage Loans] [Contracts].

               With respect to Insurance Proceeds, Liquidation Proceeds, REO Proceeds and the proceeds of the purchase of any [Mortgage Loan] [Contract] pursuant to Sections 2.02, 2.03, 2.04 and 4.07 received in any calendar month, the [Master] Servicer may elect to treat such amounts as included in the Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. If the [Master] Servicer so elects, such amounts will be deemed to have been received (and any related Realized Loss shall be deemed to have occurred) on the last day of the month prior to the receipt thereof.

(c) The [Master] Servicer shall use its best efforts to cause the institution maintaining the Custodial Account to invest the funds in the Custodial Account attributable to the [Mortgage Loans] [Contracts] in Permitted Investments which shall mature not later than the Certificate Account Deposit Date next following the date of such investment (with the exception of the Amount Held for Future Distribution) and which shall not be sold or disposed of prior to their maturities. All income and gain realized from any such investment shall be for the benefit of the [Master] Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments attributable to the investment of amounts in respect of the [Mortgage Loans] [Contracts] shall be deposited in the Custodial Account by the [Master] Servicer out of its own funds immediately as realized.

(d) The [Master] Servicer shall give notice to the Trustee and the [Company] [Depositor] of any change in the location of the Custodial Account and the location of the Certificate Account prior to the use thereof.

SECTION 3.08.  SUBSERVICING ACCOUNTS; SERVICING ACCOUNTS.

(a) In those cases where a Subservicer is servicing a [Mortgage Loan] [Contract] pursuant to a Subservicing Agreement, the [Master] Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to establish and maintain one or more Subservicing Accounts which shall be an Eligible Account or, if such account is not an Eligible Account, shall generally satisfy the requirements of the [Program Guide] and be otherwise acceptable to the [Master] Servicer and each Rating Agency. The Subservicer will be required thereby to deposit into the Subservicing Account on a daily basis all proceeds of [Mortgage Loans]
[Contracts] received by the Subservicer, less its Subservicing Fees and unreimbursed advances and expenses, to the extent permitted by the Subservicing Agreement. If the Subservicing Account is not an Eligible Account, the [Master] Servicer shall be deemed to have received such monies upon receipt thereof by the Subservicer. The Subservicer shall not be required to deposit in the Subservicing Account payments or collections in the nature of prepayment charges or late charges or assumption fees. On or before the date specified in the [Program Guide], but in no event later than the Determination Date, the [Master] Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to remit to the [Master] Servicer for deposit in the Custodial Account all funds held in the Subservicing Account with respect to each [Mortgage Loan] [Contract] serviced by such Subservicer that are required to be remitted to the [Master] Servicer. The Subservicer will also be required, pursuant to the Subservicing Agreement, to advance on such scheduled date of remittance amounts equal to any scheduled monthly installments of principal and interest less its Subservicing Fees on any [Mortgage Loans] [Contracts] for which payment was not received by the Subservicer. This obligation to advance with respect to each [Mortgage Loan] [Contract] will continue up to and including the first of the month following the date on which the related Mortgaged Property is sold at a foreclosure sale or is acquired by the Trust Fund by deed in lieu of foreclosure or otherwise. All such advances received by the [Master] Servicer shall be deposited promptly by it in the Custodial Account.

(b)  The  Subservicer  may  also  be  required,  pursuant  to  the  Subservicing
Agreement, to remit to the [Master] Servicer for deposit in the Custodial Account interest at the Adjusted Mortgage Rate on any Curtailment received by such Subservicer in respect of a [Mortgage Loan] [Contract] from the related Mortgagor during any month that is to be applied by the Subservicer to reduce the unpaid principal balance of the related [Mortgage Loan] [Contract] as of the first day of such month, from the date of application of such Curtailment to the first day of the following month. Any amounts paid by a Subservicer pursuant to the preceding sentence shall be for the benefit of the [Master] Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time pursuant to Sections 3.10(a)(iv) and (v).

(c) In addition to the Custodial Account and the Certificate Account, the [Master] Servicer shall for any Nonsubserviced [Mortgage Loan] [Contract], and shall cause the Subservicers for Subserviced [Mortgage Loans] [Contracts] to, establish and maintain one or more Servicing Accounts and deposit and retain therein all collections from the Mortgagors (or advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items for the account of the Mortgagors. Each Servicing Account shall satisfy the requirements for a Subservicing Account and, to the extent permitted by the [Program Guide] or as is otherwise acceptable to the [Master] Servicer, may also function as a Subservicing Account. Withdrawals of amounts related to the [Mortgage Loans] [Contracts] from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items, to reimburse the [Master] Servicer or Subservicer out of related collections for any payments made pursuant to Sections 3.11 (with respect to the Primary Insurance Policy) and 3.12(a) (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Account or to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01 or in accordance with the [Program Guide]. As part of its servicing duties, the [Master] Servicer shall, and the Subservicers will, pursuant to the Subservicing Agreements, be required to pay to the Mortgagors interest on funds in this account to the extent required by law.

(d) The [Master] Servicer shall advance the payments referred to in the preceding subsection that are not timely paid by the Mortgagors or advanced by the Subservicers on the date when the tax, premium or other cost for which such payment is intended is due, but the [Master] Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the [Master] Servicer, will be recoverable by the [Master] Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

SECTION 3.09. ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE [MORTGAGE LOANS] [CONTRACTS].

               In the event that compliance with this Section 3.09 shall make any Class of Certificates legal for investment by federally insured savings and loan associations, the [Master] Servicer shall provide, or cause the Subservicers to provide, to the Trustee, the Office of Thrift Supervision or the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the [Mortgage Loans] [Contracts] required by applicable regulations of the Office of Thrift Supervision, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices designated by the [Master] Servicer. The [Master] Servicer shall permit such representatives to photocopy any such documentation and shall provide equipment for that purpose at a charge reasonably approximating the cost of such photocopying to the [Master] Servicer.

SECTION 3.10.  PERMITTED WITHDRAWALS FROM THE CUSTODIAL ACCOUNT.

(a) The [Master] Servicer may, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to
Section 3.07 that are attributable to the [Mortgage Loans] [Contracts] for the following purposes:

(i) to make deposits into the Certificate Account in the amounts and in the manner provided for in Section 4.01;

(ii) to reimburse itself or the related Subservicer for previously unreimbursed advances or expenses made pursuant to Sections 3.01, 3.08, 3.11, 3.12(a),
     3.14 and 4.04 or otherwise reimbursable pursuant to the terms of this Agreement, such withdrawal right being limited to amounts received on particular [Mortgage Loans] [Contracts] (including, for this purpose, REO Proceeds, Insurance Proceeds, Liquidation Proceeds and proceeds from the purchase of a [Mortgage Loan] [Contract] pursuant to Section 2.02, 2.03,
     2.04 or 4.07) which represent (A) Late Collections of Monthly Payments for which any such advance was made in the case of Subservicer Advances or Advances pursuant to Section 4.04 and (B) late recoveries of the payments for which such advances were made in the case of Servicing Advances;

(iii)to pay to itself or the related Subservicer (if not previously retained by such Subservicer) out of each payment received by the [Master] Servicer on account of interest on a [Mortgage Loan] [Contract] as contemplated by Sections 3.14 and 3.16, an amount equal to that remaining portion of any such payment as to interest (but not in excess of the Servicing Fee and the Subservicing Fee, if not previously retained) which, when deducted, will result in the remaining amount of such interest being interest at the Net Mortgage Rate on the amount specified in the amortization schedule of the related [Mortgage Loan] [Contract] as the principal balance thereof at the beginning of the period respecting which such interest was paid after giving effect to any previous Curtailments;

(iv) to pay to itself as additional servicing compensation any interest or investment income earned on funds deposited in the Custodial Account that it is entitled to withdraw pursuant to Section 3.07(c);

(v) to pay to itself as additional servicing compensation any Foreclosure Profits, and any amounts remitted by Subservicers as interest in respect of Curtailments pursuant to Section 3.08(b);

(vi) to pay to itself, a Subservicer, [a] [the] Seller, Residential Funding, the [Company] [Depositor] or any other appropriate Person, as the case may be, with respect to each [Mortgage Loan] [Contract] or property acquired in respect thereof that has been purchased or otherwise transferred pursuant to Section 2.02, 2.03, 2.04, 4.07 or 9.01, all amounts received thereon and not required to be distributed to Certificateholders as of the date on which the related Stated Principal Balance or Purchase Price is determined;

(vii) to reimburse itself or the related Subservicer for any Nonrecoverable Advance or Advances in the manner and to the extent provided in subsection (c) below or any Advance reimbursable to the [Master] Servicer pursuant to Section 4.02(a)(iii);

(viii) to reimburse itself or the [Company] [Depositor] for expenses incurred by and reimbursable to it or the [Company] [Depositor] pursuant to
        Section 3.13, 3.14(c), 6.03, 10.01 or otherwise;

(ix)    to reimburse  itself for amounts  expended by it (a) pursuant to Section
        3.14 in good  faith in  connection  with  the  restoration  of  property
        damaged  by  an  Uninsured   Cause,  and  (b)  in  connection  with  the
        liquidation of a [Mortgage Loan] [Contract] or disposition of an REO Property to the extent not otherwise reimbursed pursuant to clause (ii) or (viii) above; and

(x) to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein pursuant to Section 3.07.

(b) Since, in connection with withdrawals pursuant to clauses (ii), (iii), (v) and (vi), the [Master] Servicer's entitlement thereto is limited to collections or other recoveries on the related [Mortgage Loan] [Contract], the [Master] Servicer shall keep and maintain separate accounting, on a [Mortgage Loan] [Contract] by [Mortgage Loan] [Contract] basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses.

(c) Notwithstanding any other provision of this Agreement, the [Master] Servicer shall be entitled to reimburse itself or the related Subservicer for (i) any advance made in respect of a [Mortgage Loan] [Contract] that the [Master] Servicer determines to be a Nonrecoverable Advance and (ii) any previously unreimbursed advances or expenses made pursuant to Sections 3.01, 3.08, 3.11,
3.12 or 3.14 or otherwise reimbursable pursuant to the terms of this Agreement that the [Master] Servicer determines to be otherwise nonrecoverable, by withdrawal from the Custodial Account of amounts on deposit therein attributable to the [Mortgage Loans] [Contracts] on any Certificate Account Deposit Date succeeding the date of such determination. Such right of reimbursement in respect of a Nonrecoverable Advance on any such Certificate Account Deposit Date shall be limited to an amount not exceeding the portion of such advance previously paid to Certificateholders (and not theretofore reimbursed to the [Master] Servicer or the related Subservicer).

SECTION 3.11. MAINTENANCE OF THE PRIMARY INSURANCE POLICIES; COLLECTIONS THEREUNDER.

(a) The [Master] Servicer shall not take, or permit any Subservicer to take, any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the [Master] Servicer or Subservicer, would have been covered thereunder. To the extent coverage is available, the [Master] Servicer shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related [Mortgage Loan] [Contract] secured by a Mortgaged Property is reduced to 80% or less of the Appraised Value in the case of such a [Mortgage Loan]
[Contract] having a Loan-to-Value Ratio at origination in excess of 80%, provided that such Primary Insurance Policy was in place as of the Cut-off Date and the [Company] [Depositor] had knowledge of such Primary Insurance Policy. In the event that the [Company] [Depositor] gains knowledge that as of the Closing Date, a [Mortgage Loan] [Contract] had a Loan-to-Value Ratio at origination in excess of 80% and is not the subject of a Primary Insurance Policy (and was not included in any exception to the representation in Section 2.03(b)(iv)) and that such [Mortgage Loan] [Contract] has a current Loan-to-Value Ratio in excess of 80% then the [Master] Servicer shall use its reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that such a policy is obtainable at a reasonable price. The [Master] Servicer shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a Nonsubserviced [Mortgage Loan] [Contract], or consent to any Subservicer canceling or refusing to renew any such Primary Insurance Policy applicable to a [Mortgage Loan] [Contract] subserviced by it, that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having a rating equal to or better than the lower of the then-current rating or the rating assigned to the Certificates as of the Closing Date by such Rating Agency.

(b) In connection with its activities as administrator and servicer of the [Mortgage Loans] [Contracts], the [Master] Servicer agrees to present or to cause the related Subservicer to present, on behalf of the [Master] Servicer, the Subservicer, if any, the Trustee and Certificateholders, claims to the Insurer under any Primary Insurance Policies, in a timely manner in accordance with such policies, and, in this regard, to take or cause to be taken such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted [Mortgage Loans] [Contracts]. Pursuant to Section 3.07, any Insurance Proceeds collected by or remitted to the [Master] Servicer under any Primary Insurance Policies shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.10.

SECTION 3.12. MAINTENANCE OF FIRE INSURANCE AND OMISSIONS AND FIDELITY COVERAGE.

(a) The [Master] Servicer shall cause to be maintained for each [Mortgage Loan] [Contract] fire insurance with extended coverage in an amount which is equal to the lesser of the principal balance owing on such [Mortgage Loan] [Contract] or 100 percent of the insurable value of the improvements; provided, however, that such coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. To the extent it may do so without breaching the related Subservicing Agreement, the [Master] Servicer shall replace any Subservicer that does not cause such insurance, to the extent it is available, to be maintained. The [Master] Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any [Mortgage Loan] [Contract], fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Pursuant to Section 3.07, any amounts collected by the [Master] Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the [Master] Servicer's normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.10. Any cost incurred by the [Master] Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the [Mortgage Loan] [Contract], notwithstanding that the terms of the [Mortgage Loan] [Contract] so permit. Such costs shall be recoverable by the [Master] Servicer as provided in Section 3.10. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a [Mortgage Loan] [Contract] other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such
additional   insurance.   When  the  improvements  securing  a  [Mortgage  Loan]
[Contract] are located at the time of origination of such [Mortgage Loan] [Contract] in a federally designated special flood hazard area, the [Master] Servicer shall cause flood insurance (to the extent available) to be maintained in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

               In the event that the [Master] Servicer shall obtain and maintain a blanket fire insurance policy with extended coverage insuring against hazard losses on all of the [Mortgage Loans] [Contracts], it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.12(a), it being understood and agreed that such policy may contain a deductible clause, in which case the [Master] Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.12(a) and there shall have been a loss which would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the [Master] Servicer shall be made on the Certificate Account Deposit Date next preceding the Distribution Date which occurs in the month following the month in which payments under any such policy would have been deposited in the Custodial Account. In connection with its activities as administrator and servicer of the [Mortgage Loans] [Contracts], the [Master] Servicer agrees to present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy.

(b) The [Master] Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the [Master] Servicer's officers and employees and other persons acting on behalf of the [Master] Servicer in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC, whichever is greater, with respect to the [Master] Servicer if the [Master] Servicer were servicing and administering the [Mortgage Loans] [Contracts] for FNMA or FHLMC. In the event that any such bond or policy ceases to be in effect, the [Master] Servicer shall obtain a comparable replacement bond or policy from an issuer or insurer, as the case may be, meeting the requirements, if any, of the [Program Guide] and acceptable to the [Company] [Depositor]. Coverage of the [Master] Servicer under a policy or bond obtained by an Affiliate of the [Master] Servicer and providing the coverage required by this Section 3.12(b) shall satisfy the requirements of this Section 3.12(b).

SECTION 3.13. ENFORCEMENT OF DUE-ON-SALE CLAUSES; ASSUMPTION AND MODIFICATION AGREEMENTS; CERTAIN ASSIGNMENTS.

(a) When any Mortgaged Property is conveyed by the Mortgagor, the [Master] Servicer or Subservicer, to the extent it has knowledge of such conveyance, shall enforce any due-on-sale clause contained in any [Mortgage Note or
Mortgage] [Contract] to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing:

(i)     the [Master]  Servicer  shall not be deemed to be in default  under this
        Section 3.13(a) by reason of any transfer or assumption which the [Master] Servicer is restricted by law from preventing; and

(ii) if the [Master] Servicer determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any [Mortgage Note or Mortgage] [Contract], the [Master] Servicer shall not be required to enforce the due-on-sale clause or to contest such action.

(b) Subject to the [Master] Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption or modification agreement or supplement to the [Mortgage Note or Mortgage] [Contract] which requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the [Mortgage Loan] [Contract], the [Master] Servicer is authorized, subject to the requirements of the sentence next following, to execute and deliver, on behalf of the Trustee, the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the [Mortgage Note or Mortgage] [Contract] or other instruments as are reasonable or necessary to carry out the terms of the [Mortgage Note or Mortgage] [Contract] or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person; provided, however, none of such terms and requirements shall constitute a "significant modification" effecting an exchange or reissuance of such [Mortgage Loan] [Contract] under the Code (or final, temporary or proposed Treasury Regulations promulgated thereunder) and causing the REMIC to fail to qualify as such under the Code. The [Master] Servicer shall execute and deliver such documents only if it reasonably determines that (i) its execution and delivery thereof will not conflict with or violate any terms of this Agreement or cause the unpaid balance and interest on the [Mortgage Loan] [Contract] to be uncollectible in whole or in part, (ii) any required consents of insurers under any Required Insurance Policies have been obtained and (iii) subsequent to the closing of the transaction involving the assumption or transfer (A) the [Mortgage Loan] [Contract] will continue to be secured by a first mortgage lien pursuant to the terms of the [Mortgage] [Contract], (B) such transaction will not adversely affect the coverage under any Required Insurance Policies, (C) the [Mortgage Loan] [Contract] will fully amortize over the remaining term thereof, (D) no material term of the [Mortgage Loan] [Contract] (including the interest rate on the [Mortgage Loan] [Contract]) will be altered nor will the term of the [Mortgage Loan] [Contract] be changed and (E) if the seller/transferor of the Mortgaged Property is to be released from liability on the [Mortgage Loan]
[Contract], such release will not (based on the [Master] Servicer's or Subservicer's good faith determination) adversely affect the collectability of the [Mortgage Loan] [Contract]. Upon receipt of appropriate instructions from the [Master] Servicer in accordance with the foregoing, the Trustee shall execute any necessary instruments for such assumption or substitution of liability as directed by the [Master] Servicer. Upon the closing of the transactions contemplated by such documents, the [Master] Servicer shall cause the originals or true and correct copies of the assumption agreement, the release (if any), or the modification or supplement to the [Mortgage Note or Mortgage] [Contract] to be delivered to the Trustee or the Custodian and deposited with the [Mortgage] [Contract] File for such [Mortgage Loan] [Contract]. Any fee collected by the [Master] Servicer or such related
Subservicer for entering into an assumption or substitution of liability agreement will be retained by the [Master] Servicer or such Subservicer as additional servicing compensation.

(c) The [Master] Servicer or the related Subservicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related [Mortgage Loan] [Contract], that the security for, and the timely and full collectability of, such [Mortgage Loan] [Contract] would not be adversely affected thereby and that the REMIC would not fail to continue to qualify as a REMIC under the Code as a result thereof. Any fee collected by the [Master] Servicer or the related Subservicer for processing such a request will be retained by the [Master] Servicer or such Subservicer as additional servicing compensation.

(d) Subject to any other applicable terms and conditions of this Agreement, the Trustee and [Master] Servicer shall be entitled to approve an assignment in lieu of satisfaction with respect to any [Mortgage Loan] [Contract], provided the obligee with respect to such [Mortgage Loan] [Contract] following such proposed assignment provides the Trustee and [Master] Servicer with a "Lender Certification for Assignment of [Mortgage Loan] [Contract]" in the form attached hereto as Exhibit O, in form and substance satisfactory to the Trustee and [Master] Servicer, providing the following: (i) that the [Mortgage Loan] [Contract] is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction; (ii) that the substance of the assignment is, and is intended to be, a refinancing of such [Mortgage Loan] [Contract] and that the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws; (iii) that the [Mortgage Loan] [Contract] following the proposed assignment will have a rate of interest at least 0.25 percent below or above the rate of interest on such [Mortgage Loan] [Contract] prior to such proposed assignment; and (iv) that such assignment is at the request of the borrower under the related [Mortgage Loan] [Contract]. Upon approval of an assignment in lieu of satisfaction with respect to any [Mortgage Loan] [Contract], the [Master] Servicer shall receive cash in an amount equal to the unpaid principal balance of and accrued interest on such [Mortgage Loan] [Contract] and the [Master] Servicer shall treat such amount as a Principal Prepayment in Full with respect to such [Mortgage Loan] [Contract] for all purposes hereof.

SECTION 3.14.  REALIZATION UPON DEFAULTED [MORTGAGE LOANS] [CONTRACTS].

(a) The [Master] Servicer shall foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the [Mortgage Loans] [Contracts] as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. In connection with such foreclosure or other conversion, the [Master] Servicer shall, consistent with Section 3.11, follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities and as shall be required or permitted by the [Program Guide]; provided that the [Master] Servicer shall not be liable in any respect hereunder if the [Master] Servicer is acting in connection with any such foreclosure or other conversion in a manner that is consistent with the provisions of this Agreement. The [Master] Servicer, however, shall not be required to expend its own funds in connection with any foreclosure, or attempted foreclosure which is not completed, or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the [Mortgage Loan] [Contract] to Holders of Certificates of one or more Classes after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds, Insurance Proceeds, or REO Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 3.10, whether or not such expenses are actually recoverable from related Liquidation Proceeds, Insurance Proceeds or REO Proceeds). In the event of a determination by the [Master]
Servicer pursuant to this Section 3.14(a), the [Master] Servicer shall be entitled to reimbursement of its funds so expended pursuant to Section 3.10. Concurrently with the foregoing, the [Master] Servicer may pursue any remedies that may be available in connection with a breach of a representation and warranty with respect to any such [Mortgage Loan] [Contract] in accordance with Sections 2.03 and 2.04. However, the [Master] Servicer is not required to continue to pursue both foreclosure (or similar remedies) with respect to the [Mortgage Loans] [Contracts] and remedies in connection with a breach of a representation and warranty if the [Master] Servicer determines in its reasonable discretion that one such remedy is more likely to result in a greater recovery as to the [Mortgage Loan] [Contract]. Upon the occurrence of a Cash Liquidation or REO Disposition, following the deposit in the Custodial Account of all Insurance Proceeds, Liquidation Proceeds and other payments and recoveries referred to in the definition of "Cash Liquidation" or "REO Disposition," as applicable, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the [Master] Servicer the related [Mortgage] [Contract] File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the [Master] Servicer, in each case without recourse, as shall be necessary to vest in the [Master] Servicer or its designee, as the case may be, the related [Mortgage Loan] [Contract], and thereafter such [Mortgage Loan] [Contract] shall not be part of the Trust Fund. Notwithstanding the foregoing or any other provision of this Agreement, in the [Master] Servicer's sole discretion with respect to any defaulted [Mortgage Loan] [Contract] or REO
                                  56

Disposition may be deemed to have occurred if substantially all amounts expected by the [Master] Servicer to be received in connection with the related defaulted [Mortgage Loan] [Contract] or REO Property have been received, and (ii) for purposes of determining the amount of any Liquidation Proceeds, Insurance Proceeds, REO Proceeds or any other unscheduled collections or the amount of any Realized Loss, the [Master] Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with the related defaulted [Mortgage Loan] [Contract] or REO Property.

(b) In the event that title to any Mortgaged Property is acquired by the Trust Fund as an REO Property by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee or to its nominee on behalf of Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related [Mortgage Loan] [Contract], such REO Property shall (except as otherwise expressly provided herein) be considered to be an Outstanding [Mortgage Loan] [Contract] held in the Trust Fund until such time as the REO Property shall be sold. Consistent with the foregoing for purposes of all calculations hereunder so long as such REO Property shall be considered to be an Outstanding [Mortgage Loan] [Contract] it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) remain in effect.

(c) In the event that the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a [Mortgage Loan] [Contract], the [Master] Servicer shall dispose of such REO Property either (i) within two years after its acquisition by the Trust Fund, as determined for the purposes of Section 860G(a)(8) of the Code or (ii) prior to the expiration of any extension of such two-year grace period which is requested on behalf of the Trust Fund by the [Master] Servicer (at the expense of the Trust Fund) more than 60 days prior to the end of such two-year grace period and granted by the Internal Revenue Service unless the [Master] Servicer has delivered to the Trustee an Opinion of Counsel, addressed to the Trustee and the [Master] Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to such two-year period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates or Uncertificated REMIC Regular Interests are outstanding, in which case the Trust Fund may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The [Master]

Servicer shall be entitled to be reimbursed from the Custodial Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section
3.10. Notwithstanding any other provision of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or
(ii) subject the Trust Fund to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of
Section 860G(c) of the Code, unless the [Master] Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

(d) The proceeds of any Cash Liquidation, REO Disposition or purchase or repurchase of any [Mortgage Loan] [Contract] pursuant to the terms of this Agreement, as well as any recovery resulting from a collection of Liquidation Proceeds, Insurance Proceeds or REO Proceeds, will be applied in the following order of priority: first, to reimburse the [Master] Servicer or the related Subservicer in accordance with Section 3.10(a)(ii); second, to the Certificateholders to the extent of accrued and unpaid interest on the [Mortgage Loan] [Contract], and any related REO Imputed Interest, at the Net Mortgage Rate to the Due Date prior to the Distribution Date on which such amounts are to be distributed; third, to the Certificateholders as a recovery of principal on the [Mortgage Loan] [Contract] (or REO Property); fourth, to all Servicing Fees and Subservicing Fees payable therefrom (and the [Master] Servicer and the Subservicer shall have no claims for any deficiencies with respect to such fees which result from the foregoing allocation); and fifth, to Foreclosure Profits.

SECTION 3.15.  TRUSTEE TO COOPERATE; RELEASE OF [MORTGAGE] [CONTRACT] FILES.

(a) Upon becoming aware of the payment in full of any [Mortgage Loan] [Contract], or upon the receipt by the [Master] Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the [Master] Servicer will immediately notify the Trustee (if it holds the related [Mortgage] [Contract] File) or the Custodian by a certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 have been or will be so deposited), substantially in one of the forms attached hereto as Exhibit H requesting delivery to it of the [Mortgage] [Contract] File. Upon receipt of such certification and request, the Trustee shall promptly release, or cause the Custodian to release, the related [Mortgage] [Contract] File to the [Master] Servicer. The [Master] Servicer is authorized to execute and deliver to the Mortgagor the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the [Mortgage] [Contract], together with the [Mortgage Note] [Contract] with, as appropriate, written evidence of cancellation thereon. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Certificate Account.

(b) From time to time as is appropriate for the servicing or foreclosure of any [Mortgage Loan] [Contract], the [Master] Servicer shall deliver to the
Custodian, with a copy to the Trustee, a certificate of a Servicing Officer substantially in one of the forms attached as Exhibit H hereto, requesting that possession of all, or any document constituting part of, the

[Mortgage] [Contract] File be released to the [Master] Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the [Mortgage Loan] [Contract] under any Required Insurance Policy. Upon receipt of the foregoing, the Trustee shall deliver, or cause the Custodian to deliver, the [Mortgage] [Contract] File or any document therein to the [Master] Servicer. The [Master] Servicer shall cause each [Mortgage] [Contract] File or any document therein so released to be returned to the Trustee, or the Custodian as agent for the Trustee when the need therefor by the [Master] Servicer no longer exists, unless (i) the [Mortgage Loan] [Contract] has been liquidated and the Liquidation Proceeds relating to the [Mortgage Loan] [Contract] have been deposited in the Custodial Account or
(ii) the [Mortgage] [Contract] File or such document has been delivered directly or through a Subservicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the [Master] Servicer has delivered directly or through a Subservicer to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such [Mortgage] [Contract] File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a [Mortgage Loan] [Contract], the Trustee shall deliver the Request for Release with respect thereto to the [Master] Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account.

(c) The Trustee or the [Master] Servicer on the Trustee's behalf shall execute and deliver to the [Master] Servicer, if necessary, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the [Mortgage Note or Mortgage] [Contract] or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the [Mortgage Note or Mortgage] [Contract] or otherwise available at law or in equity. Together with such documents or pleadings (if signed by the Trustee), the [Master] Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate any insurance coverage under any Required Insurance Policy or invalidate or otherwise affect the lien of the [Mortgage] [Contract], except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

SECTION 3.16.  SERVICING AND OTHER COMPENSATION[; COMPENSATING INTEREST].

(a) The [Master] Servicer, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date the amounts provided for by clauses (iii), (iv) and (v) of Section 3.10(a), subject to clause (e) below. The amount of servicing compensation provided for in such clauses shall be accounted for on a [Mortgage Loan] [Contract]-by-[Mortgage Loan] [Contract] basis. In the event that Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of a Cash Liquidation or REO Disposition exceed the unpaid principal balance of such [Mortgage Loan] [Contract] plus unpaid interest accrued thereon (including REO Imputed Interest) at the related Net Mortgage Rate, the [Master] Servicer shall be entitled to retain therefrom and to pay to itself and/or the related Subservicer any Servicing Fee or Subservicing Fee considered to be accrued but unpaid.

(b) Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges, investment income on amounts in the Custodial Account or the Certificate Account or otherwise shall be retained by the [Master] Servicer or the Subservicer to the extent provided herein, [subject to clause (e) below].

(c) The [Master] Servicer shall be required to pay, or cause to be paid, all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for the Primary Insurance Policies, if any, to the extent such premiums are not required to be paid by the related Mortgagors, and the fees and expenses of the Trustee and any Custodian) and shall not be entitled to reimbursement therefor except as specifically provided in Sections
3.10 and 3.14.

(d) The [Master] Servicer's right to receive servicing compensation may not be transferred in whole or in part except in connection with the transfer of all of its responsibilities and obligations of the [Master] Servicer under this Agreement.

(e) [Notwithstanding clauses (a) and (b) above, the amount of servicing compensation that the [Master] Servicer shall be entitled to receive for its activities hereunder for the one-month period ending on each Distribution Date shall be reduced (not below zero) by an amount equal to Compensating Interest (if any) for such Distribution Date and the [Master] Servicer shall not be entitled to servicing compensation to the extent of such reduction. Such reduction shall be applied during such period as follows: first, to any Servicing Fee to which the [Master] Servicer is entitled pursuant to Section 3.10(a)(iii); second, to any income or gain realized from any investment of funds held in the Custodial Account or the Certificate Account to which the [Master] Servicer is entitled pursuant to Sections 3.07(c) or 4.01(b), respectively; and third, to any other compensation to which the [Master] Servicer is entitled for its activities hereunder (excluding any additional amounts payable in respect of any Nonsubserviced [Mortgage Loans] [Contracts]). To the extent that any such reduction is required on any Distribution Date, the [Master] Servicer will (i) first reduce the amount withdrawn from the Custodial Account pursuant to Section 3.10(a)(iii); (ii) next reduce the amount withdrawn from the Custodial Account or Certificate Account pursuant to Section 3.07(c) or 4.01(b); and (iii) third deposit to the Certificate Account any other amounts representing compensation to which the [Master] Servicer would otherwise be entitled for its activities hereunder, but not in the aggregate more than the amount of Compensating Interest due with respect to such Distribution Date.]

SECTION 3.17.  REPORTS TO THE TRUSTEE AND THE [COMPANY] [DEPOSITOR].

               Not later than fifteen days after each Distribution Date, the [Master] Servicer shall forward to the Trustee and the [Company] [Depositor] a statement, certified by a Servicing Officer, setting forth the status of the Custodial Account as of the close of business on such Distribution Date as it relates to the [Mortgage Loans] [Contracts] and showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Custodial Account in respect of the [Mortgage Loans] [Contracts] for each category of deposit specified in Section 3.07 and each category of withdrawal specified in Section 3.10.

SECTION 3.18.  ANNUAL STATEMENT AS TO COMPLIANCE.

               The [Master] Servicer will deliver to the [Company] [Depositor] and the Trustee on or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the [Master] Servicer during the preceding calendar year and of its performance under the pooling and servicing agreements, including this Agreement, has been made under such officers' supervision, (ii) to the best of such officers' knowledge, based on such review, the [Master] Servicer has fulfilled all of its material obligations in all material respects throughout such year, or, if there has been a default in the fulfillment in all material respects of any such obligation relating to this Agreement, specifying each such default known to such officer and the nature and status thereof and (iii) to the best of such officers' knowledge, each Subservicer has fulfilled its material obligations under its Subservicing Agreement in all material respects, or if there has been a material default in the fulfillment of such obligations relating to this Agreement, specifying such default known to such officer and the nature and status thereof.

SECTION 3.19.  ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT.

               On or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, the [Master] Servicer at its expense shall cause a firm of Independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the [Company] [Depositor] and the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the [mortgage loans] [manufactured housing contracts] under pooling and servicing agreements (including this Agreement) substantially similar one to another (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby, including this Agreement) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, such servicing has been conducted in compliance with such pooling and servicing agreements except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC requires it to report. In rendering such statement, such firm may rely, as to matters relating to direct servicing of [mortgage loans] [manufactured housing contracts] by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of Independent public accountants with respect to the related Subservicer. For purposes of such statement, such firm may conclusively assume that all pooling and servicing agreements among the [Company] [Depositor], the [Master] Servicer and the Trustee relating to Mortgage Pass-Through Certificates evidencing an interest in [first mortgage loans] [manufactured housing contracts] are substantially similar one to another except for any such pooling and servicing agreement which, by its terms, specifically states otherwise.

SECTION 3.20. RIGHTS OF THE [COMPANY] [DEPOSITOR] IN RESPECT OF THE [MASTER] SERVICER.

               The [Master] Servicer shall afford the [Company] [Depositor], upon reasonable notice, during normal business hours access to all records maintained by the [Master] Servicer in respect of its rights and obligations hereunder and access to officers of the [Master] Servicer responsible for such obligations. Upon request, the [Master] Servicer shall furnish the [Company] [Depositor] with its most recent financial statements and such other information as the [Master] Servicer possesses regarding its business, affairs, property and condition, financial or otherwise. The [Master] Servicer shall also cooperate with all reasonable requests for information including, but not limited to, notices, tapes and copies of files, regarding itself, the [Mortgage Loans] [Contracts] or the Certificates from any Person or Persons identified by the [Company] [Depositor] or [Residential Funding] [the Seller]. The [Company] [Depositor] may, but is not obligated to, enforce the obligations of the [Master] Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the [Master] Servicer hereunder or exercise the rights of the [Master] Servicer hereunder; provided that the [Master] Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the [Company] [Depositor] or its designee. The [Company] [Depositor] shall not have any responsibility or liability for any action or failure to act by the [Master] Servicer and is not obligated to supervise the performance of the [Master] Servicer under this Agreement or otherwise.

SECTION 3.21.  ADMINISTRATION OF BUYDOWN FUNDS.

(a) With respect to any Buydown Mortgage Loan, the Subservicer has deposited Buydown Funds in an account that satisfies the requirements for a Subservicing Account (the "Buydown Account"). The [Master] Servicer shall cause the Subservicing Agreement to require that upon receipt from the Mortgagor of the amount due on a Due Date for each Buydown Mortgage Loan, the Subservicer will withdraw from the Buydown Account the predetermined amount that, when added to the amount due on such date from the Mortgagor, equals the full Monthly Payment and transmit that amount in accordance with the terms of the Subservicing Agreement to the [Master] Servicer together with the related payment made by the Mortgagor or advanced by the Subservicer.

(b) If the Mortgagor on a Buydown Mortgage Loan prepays such loan in its entirety during the period (the "Buydown Period") when Buydown Funds are required to be applied to such Buydown Mortgage Loan, the Subservicer shall be required to withdraw from the Buydown Account and remit any Buydown Funds remaining in the Buydown Account in accordance with the related buydown agreement. The amount of Buydown Funds which may be remitted in accordance with the related buydown agreement may reduce the amount required to be paid by the Mortgagor to fully prepay the related Mortgage Loan. If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown Period and the property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the [Master] Servicer or the insurer under any related Primary Insurance Policy), the Subservicer shall be required to withdraw from the Buydown Account the Buydown Funds for such Buydown Mortgage Loan still held in the Buydown Account and remit the same to the [Master] Servicer in accordance with the terms of the Subservicing Agreement for deposit in the Custodial Account or, if instructed by the [Master] Servicer, pay to the insurer under any related Primary Insurance Policy if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default. Any amount so remitted pursuant to the preceding sentence will be deemed to reduce the amount owed on the Mortgage Loan.]

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.01.  CERTIFICATE ACCOUNT.

(a) The [Master] Servicer acting as agent of the Trustee shall establish and maintain a Certificate Account in which the [Master] Servicer shall cause to be deposited on behalf of the Trustee on or before 2:00 P.M. New York time on each Certificate Account Deposit Date by wire transfer of immediately available funds an amount equal to the sum of (i) any Advance for the immediately succeeding Distribution Date, (ii) any amount required to be deposited in the Custodial Account pursuant to Section 3.12(a), (iii) any amount required to be deposited in the Certificate Account pursuant to Section 4.07, (iv) the amount by which the servicing compensation is reduced with respect to the period ending on the immediately succeeding Distribution Date pursuant to Section 3.16(e); and (v) all other amounts constituting the Available Distribution Amount for the immediately succeeding Distribution Date.

(b) The Trustee shall, upon written request from the [Master] Servicer, invest or cause the institution maintaining the Certificate Account to invest the funds in the Certificate Account in Permitted Investments designated in the name of the Trustee for the benefit of the Certificateholders, which shall mature not later than the Business Day next preceding the Distribution Date next following the date of such investment (except that (i) any investment in the institution with which the Certificate Account is maintained may mature on such Distribution Date and (ii) any other investment may mature on such Distribution Date if the Trustee shall advance funds on such Distribution Date to the Certificate Account in the amount payable on such investment on such Distribution Date, pending receipt thereof to the extent necessary to make distributions on the Certificates) and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the [Master] Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the [Master] Servicer out of its own funds immediately as realized.

SECTION 4.02.  DISTRIBUTIONS.

(a) On each Distribution Date the [Master] Servicer on behalf of the Trustee or the Paying Agent appointed by the Trustee, shall distribute to the [Master] Servicer, in the case of a distribution pursuant to Section 4.02(a)(iii), the amount required to be distributed to the [Master] Servicer or a Subservicer pursuant to Section 4.02(a)(iii), and to each Certificateholder of record on the next preceding Record Date (other than as provided in Section 9.01 respecting the final distribution) either in immediately available funds (by wire transfer or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the [Master] Servicer or the Paying Agent, as the case may be, or, if such Certificateholder has not so notified the [Master] Servicer or the Paying Agent by the Record Date, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register such Certificateholder's share (based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder) of the following amounts, in the following order of priority (subject to the provisions of Section 4.02(b)), in each case to the extent of the Available Distribution Amount:

     (iii)to the Class A Certificateholders (other than the Class A-[__] Certificateholders) and Class R Certificateholders on a pro rata basis based on Accrued Certificate Interest payable thereon, Accrued Certificate Interest on such Classes of Certificates as applicable for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date except as provided below; provided that if such Distribution Date is on or prior to the Accretion Termination Date, no distribution shall be made pursuant to this clause (i) to the Class A-[__] Certificateholders to the extent that Accrued Certificate Interest is not then payable in accordance with
Section 4.02(d);

(i) (X) to the Class A-[__] Certificateholders, except as otherwise provided in Section 4.02(c), the Class A-[__] Principal Distribution Amount; and

               (Y) to the Class A (other than the Class A-[__] and Class A-[__] Certificateholders) and Class R Certificateholders, in the priorities and amounts set forth in Section 4.02(b), (c) and (d) the sum of the following (applied to reduce the Certificate Principal Balances of such Class A or Class R Certificates, as applicable):

(A) the Senior Percentage for such Distribution Date times the sum of the following:

          (1) the principal portion of each Monthly Payment due during the related Due Period on each Outstanding [Mortgage Loan] [Contract] (other than the related Discount Fraction of the principal portion of such payment with respect to a Discount [Mortgage Loan] [Contract]), whether or not received, minus the principal portion of any Debt Service Reduction (other than the related Discount Fraction of the principal portion of such Debt Service Reduction with respect to a Discount [Mortgage Loan] [Contract]) which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

          (2) the Stated Principal Balance of any [Mortgage Loan] [Contract] repurchased during the related Prepayment Period (or deemed to have been so repurchased in accordance with Section 3.07(b)) pursuant to Section 2.02, 2.03, 2.04 or 4.07 and the amount of any shortfall deposited in the Custodial Account in connection with the substitution of a Deleted [Mortgage Loan] [Contract] pursuant to Section 2.03 or 2.04 during the related Prepayment Period (other than the related Discount Fraction of such Stated Principal Balance or shortfall with respect to a Discount [Mortgage Loan] [Contract]); and

          (3) the principal portion of all other unscheduled collections (other than Principal Prepayments in Full and Curtailments and amounts received in connection with a Cash Liquidation or REO Disposition of a

     [Mortgage Loan] [Contract] described in Section 4.02(a)(ii)(Y)(B) including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) received during the related Prepayment Period (or deemed to have been so received in accordance with Section 3.07(b)) to the extent applied by the [Master] Servicer as recoveries of principal of the related [Mortgage Loan] [Contract] pursuant to Section 3.14 (other than the related Discount Fraction of the principal portion of such unscheduled collections with respect to a Discount [Mortgage Loan] [Contract]);

     (B) with respect to each [Mortgage Loan] [Contract] for which a Cash Liquidation or an REO Disposition occurred during the related Prepayment Period (or was deemed to have occurred during such period in accordance with Section 3.07(b)) and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses an amount equal to the lesser of (a) the Senior Percentage for such Distribution Date times the Stated Principal Balance of such [Mortgage Loan] [Contract] (other than the related Discount Fraction of such Stated Principal Balance, with respect to a Discount [Mortgage Loan] [Contract]) and (b) the Senior Accelerated Distribution Percentage for such Distribution Date times the related collections (including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) to the extent applied by the [Master] Servicer as recoveries of principal of the related [Mortgage Loan] [Contract] pursuant to Section 3.14 (other than the related Discount Fraction of the principal portion of such collections with respect to a Discount [Mortgage Loan] [Contract]);

(C) if such Distribution Date is on or prior to the Accretion Termination Date, the Accrued Certificate Interest on the Class A-[__] Certificates that would otherwise be distributed to such Certificates on such Distribution Date, to the extent added to the Certificate Principal Balance of such Class on such Distribution Date in accordance with Section 4.02(d);

(D)            the  Senior   Accelerated   Distribution   Percentage   for  such
               Distribution Date times the aggregate of all Principal Prepayments in Full and Curtailments received in the related Prepayment Period (other than the related Discount Fraction of such Principal Prepayments in Full and Curtailments with respect to a Discount [Mortgage Loan] [Contract]);

(E)     any Excess Subordinate Principal Amount for such Distribution Date; and

(F)            any amounts described in subsection (a)(ii)(Y), clauses (A), (B),
               (C) and (D) of this Section 4.02(a), as determined for any previous Distribution Date, which remain unpaid after application of amounts previously distributed pursuant to this clause (F) to the extent that such amounts are not attributable to Realized Losses which have been allocated to the Class M Certificates or Class B Certificates;

(ii) if the Certificate Principal Balances of the Class M Certificates and Class B Certificates have not been reduced to zero; to the [Master] Servicer or a Subservicer, by remitting for deposit to the Custodial Account, to the extent of and in reimbursement for any Advances or Subservicer Advances previously made with respect to any [Mortgage Loan] [Contract] or REO Property which remain unreimbursed in whole or in part following the Cash Liquidation or REO Disposition of such [Mortgage Loan] [Contract] or REO Property, minus any such Advances that were made with respect to delinquencies that ultimately constituted Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses;

(iii)   to the  Holders of the Class M  Certificates,  the  Accrued  Certificate
        Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

(iv) to the Holders of the Class M Certificates, an amount equal to the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, applied in reduction of the Certificate Principal Balance of the Class M Certificates;

(v)     to the  Holders of the Class B  Certificates,  the  Accrued  Certificate
        Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

(vi) to the Holders of the Class B Certificates, an amount equal to the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, applied in reduction of the Certificate Principal Balance of the Class B Certificates;

(vii)to the Class A (other than the Class A-[__] and Class A-[__] Certificateholders) and Class R Certificateholders in the priority set forth in Section 4.02(b), the portion, if any, of the Available Distribution Amount remaining after the foregoing distributions, applied to reduce the Certificate Principal Balances of such Class A and Class R Certificates, but in no event more than the sum of the outstanding Certificate Principal Balances of each Class of Class A (other than the Class A-[__] Certificates) and Class R Certificates and thereafter to the Class M Certificates, any portion of the Available Distribution Amount remaining after the Class A (other than the Class A-[__] and Class A-[__] Certificates) and Class R Certificates have been retired, applied to reduce the Certificate Principal Balance of the Class M Certificates, but in no event more than the outstanding Certificate Principal Balance of the Class M Certificates; and thereafter to the Class B Certificates, any portion of the Available Distribution Amount remaining after the Class M Certificates have been retired, applied to reduce the Certificate Principal Balance of the Class B Certificates, but in no event more than the outstanding Certificate Principal Balance of the Class B Certificates; and

(viii) to the Class R Certificateholders, the balance, if any, of the Available Distribution Amount.

               Notwithstanding the foregoing, on any Distribution Date, with respect to the Class of Class B Certificates outstanding on such Distribution Date, or in the event the Class B Certificates are no longer outstanding, the Class M Certificates then outstanding, or in the event the Class B Certificates and Class M Certificates are no longer outstanding, the Class A and Class R Certificates, Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date will be distributable only to the extent that such unpaid Accrued Certificate Interest was attributable to interest shortfalls relating to Nonrecoverable Advances as determined by the [Master] Servicer with respect to the related [Mortgage Loan] [Contract] where such [Mortgage Loan] [Contract] has not yet been the subject of a Cash Liquidation or REO Disposition.

(b) Distributions of principal on the Class A (other than the Class A-[__] Certificates) and Class R Certificates on each Distribution Date occurring prior to the occurrence of the Credit Support Depletion Date will be made as follows:

(i) to the Class A-[__] Certificates, until the Certificate Principal Balance thereof is reduced to zero, an amount (the "Class A-[__] Principal Distribution Amount") equal to the aggregate of:

(1) the related Discount Fraction of the principal portion of each Monthly Payment on each Discount [Mortgage Loan] [Contract] due during the related Due Period, whether or not received on or prior to the related Determination Date, minus the Discount Fraction of the principal portion of any related Debt Service Reduction which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

(2) the related Discount Fraction of the principal portion of all unscheduled collections on each Discount [Mortgage Loan] [Contract] received during the preceding calendar month (other than amounts received in connection with a Cash Liquidation or REO Disposition of a Discount [Mortgage Loan] [Contract] described in clause (3) below), including Principal Prepayments and repurchases (including deemed repurchases under Section 3.07(b)) of Discount [Mortgage Loans] [Contracts] (or, in the case of a substitution, certain amounts representing a principal adjustment) as required hereunder;

(3) in connection with the Cash Liquidation or REO Disposition of a Discount [Mortgage Loan] [Contract] that occurred during the related Prepayment Period (or was deemed to have occurred during such period in accordance with Section 3.07(b)) and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the applicable Discount Fraction of the Stated Principal Balance of such Discount [Mortgage Loan] [Contract] immediately prior to such Distribution Date net of the principal portion of any related Realized Loss allocated to the Class A-[__] Certificates on such Distribution Date; and

(4) any amounts allocable to principal for any previous Distribution Date (calculated pursuant to clauses (1) - (3) above) that remain undistributed;

(ii) the Senior Principal Distribution Amount shall be distributed to the Class R Certificates, in reduction of the Certificate Principal Balance thereof, until such Certificate Principal Balance is reduced to zero; and

(iii) the balance of the Senior Principal Distribution Amount remaining after the distribution described in clause (i) above shall be distributed in reduction of the Certificate Principal Balances of the classes set forth below as follows:

(A) FIRST, [ ]% AND [ ]% of such amount, concurrently, to the Class A-[__] Certificates and Class A-[__] Certificates, respectively, until the Certificate Principal Balances thereof have been reduced to zero; and

(B) second, to the Class A-[__] Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

(c) On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions as described in Section 4.02(b) above in respect of principal among the various Classes of Class A (other than the Class A-[__] Certificates) and Class R Certificates will be disregarded, an amount equal to the Discount Fraction of the principal portion of scheduled payments and unscheduled collections received or advanced in respect of the Discount [Mortgage Loans] [Contracts] will be distributed to the Class A-[__] Certificates, and the Senior Principal Distribution Amount will be distributed among all Classes of Class A (other than the Class A-[__] Certificates) Certificates and Class R Certificates pro rata in accordance with their respective outstanding Certificate Principal Balances.

(d) On each Distribution Date prior to the Accretion Termination Date, an amount equal to the amount of Accrued Certificate Interest on the Class A-[__] Certificates for such Distribution Date (or from any previous Distribution Date) that would otherwise be distributed on such Certificates on such Distribution Date pursuant to Section 4.02(a)(i) shall be added to the Certificate Principal Balance thereof. After the Accretion Termination Date and on the Accretion Termination Date if such date is the Credit Support Depletion Date, the entire amount of Accrued Certificate Interest on the Class A-[__] Certificates for such Distribution Date shall be payable to such Certificates. On the Accretion Termination Date if such date is not the Credit Support Deletion Date, Accrued Certificate Interest will be added to the Certificate Principal Balance of the Class A-[__] Certificates in the manner described in the first sentence of this
Section 4.02(d), but only to the extent that such amount is necessary to increase the Senior Principal Distribution Amount to an amount that will reduce the Certificate Principal Balances of the Class A-[__], Class A-[__], Class A-[__] and Class R Certificates to zero.

(e) In addition to the foregoing distributions, with respect to any [Mortgage Loan] [Contract] that was previously the subject of a Cash Liquidation or an REO Disposition that resulted in a Realized Loss, in the event that within two years of the date on which such

Realized Loss was determined to have occurred the [Master] Servicer receives amounts, which the [Master] Servicer reasonably believes to represent subsequent recoveries (net of any related liquidation expenses), or determines that it holds surplus amounts previously reserved to cover estimated expenses, specifically related to such [Mortgage Loan] [Contract] (including, but not limited to, recoveries in respect of the representations and warranties made by the related Seller pursuant to the applicable Seller's Agreement), the [Master] Servicer shall distribute such amounts to the applicable Certificateholders of the Class or Classes to which such Realized Loss was allocated (with the amounts to be distributed allocated among such Classes in the same proportions as such Realized Loss was allocated), subject to the following. No such distribution shall be in an amount that would result in total distributions on the Certificates of any such Class in excess of the total amounts of principal and interest that would have been distributable thereon if such Cash Liquidation or REO Disposition had occurred but had resulted in a Realized Loss equal to zero. Notwithstanding the foregoing, no such distribution shall be made with respect to the Certificates of any Class to the extent that either (i) such Class was protected against the related Realized Loss pursuant to any instrument or fund established under Section 11.01(e) or (ii) such Class of Certificates has been deposited into a separate trust fund or other structuring vehicle and separate certificates or other instruments representing interests therein have been issued in one or more classes, and any of such separate certificates or other instruments was protected against the related Realized Loss pursuant to any limited guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or a combination thereof. Any amount to be so distributed with respect to the Certificates of any Class shall be distributed by the [Master] Servicer to the Certificateholders of record as of the Record Date immediately preceding the date of such distribution, on a pro rata basis based on the Percentage Interest represented by each Certificate of such Class as of such Record Date. Any amounts to be so distributed shall not be remitted to or distributed from the Trust Fund, and shall constitute subsequent recoveries with respect to [Mortgage Loans] [Contracts] that are no longer assets of the Trust Fund.

SECTION 4.03.  SECTION 4.03. STATEMENTS TO CERTIFICATEHOLDERS.

(a) Concurrently with each distribution charged to the Certificate Account and with respect to each Distribution Date the [Master] Servicer shall forward to the Trustee and the Trustee shall forward by mail to each Holder and the [Company] [Depositor] a statement setting forth the following information as to each Class of Certificates to the extent applicable:

(i) (a) the amount of such distribution to the Certificateholders of such Class applied to reduce the Certificate Principal Balance thereof, and
        (b) the aggregate amount included therein representing Principal Prepayments;

(ii) the amount of such distribution to Holders of such Class of Certificates allocable to interest and the amount of interest allocable to the Class A-[__] Certificates and added to the Certificate Principal Balance thereof;

(iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;

(iv) the amount of any  Advance by the  [Master]  Servicer  pursuant  to Section
4.04;

(v) the number and Pool Stated Principal Balance of the [Mortgage Loans] [Contracts] after giving effect to the distribution of principal on such Distribution Date;

(vi) the Certificate Principal Balance of each Class of Certificates and each of the Senior, Class M and Class B Percentages, after giving effect to the amounts distributed on such Distribution Date, separately identifying any reduction thereof due to Realized Losses other than pursuant to an actual distribution of principal;

(vii)the related Subordinate Principal Distribution Amount and Prepayment Distribution Percentage, if applicable;

(viii) on the basis of the most recent reports furnished to it by Subservicers, the number and aggregate principal balances of [Mortgage Loans] [Contracts] that are delinquent (A) one month, (B) two months and (C) three months and the number and aggregate principal balance of [Mortgage Loans] [Contracts] that are in foreclosure;

(ix)  the  number,  aggregate  principal  balance  and  book  value  of any  REO
Properties;

(x) the aggregate Accrued Certificate Interest remaining unpaid, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

(xi) the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on such Distribution Date and a description of any change in the calculation of such amounts;

(xii)  the  Pass-Through  Rate  on  the  Class  A-[__]   Certificates  for  such
Distribution Date;

(xiii) the occurrence of the Credit Support Depletion Date;

(xiv)  the  Senior  Accelerated   Distribution  Percentage  applicable  to  such
distribution;

(xv) the Senior Percentage for such Distribution Date;

(xvi) the aggregate amount of Realized Losses for such Distribution Date;

(xvii) the aggregate amount of any recoveries on previously foreclosed loans from Sellers due to a breach of representation or warranty;

(xviii) the weighted average  remaining term to maturity of the [Mortgage Loans]
        [Contracts] after giving effect to the amounts distributed on such Distribution Date; and

(xix) the weighted average Mortgage Rates of the [Mortgage Loans] [Contracts] after giving effect to the amounts distributed on such Distribution Date.

In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination. In addition to the statement provided to the Trustee as set forth in this Section 4.03(a), the [Master] Servicer shall provide to any manager of a trust fund consisting of some or all of the Certificates, upon reasonable request, such additional information as is reasonably obtainable by the [Master] Servicer at no additional expense to the [Master] Servicer.

(b) Within a reasonable period of time after the end of each calendar year, the [Master] Servicer shall prepare, or cause to be prepared, and the Trustee shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Certificate, other than a Class R Certificate, a statement containing the information set forth in clauses (i) and (ii) of subsection (a) above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the [Master] Servicer and Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the [Master] Servicer and Trustee pursuant to any requirements of the Code.

(c) Within a reasonable period of time after the end of each calendar year, the [Master] Servicer shall prepare, or cause to be prepared, and the Trustee shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Class R Certificate, a statement containing the applicable distribution information provided pursuant to this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class R Certificate. Such obligation of the [Master] Servicer and Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the [Master] Servicer and Trustee pursuant to any requirements of the Code.

(d) Upon the written request of any Certificateholder, the [Master] Servicer, as soon as reasonably practicable, shall provide the requesting Certificateholder with such information as is necessary and appropriate, in the [Master] Servicer's sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A.

SECTION 4.04. DISTRIBUTION OF REPORTS TO THE TRUSTEE AND THE [COMPANY] [DEPOSITOR]; ADVANCES BY THE [MASTER] SERVICER.

(a) Prior to the close of business on the Business Day next succeeding each Determination Date, the [Master] Servicer shall furnish a written statement to the Trustee, any Paying Agent and the [Company] [Depositor] (the information in such statement to be made available to Certificateholders by the [Master] Servicer on request) setting forth (i) the Available Distribution Amount and
(ii) the amounts required to be withdrawn from the Custodial Account and deposited into the Certificate Account on the immediately succeeding Certificate Account Deposit Date pursuant to clause (iii) of Section 4.01(a). The determination by the [Master] Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee shall be protected in relying upon the same without any independent check or verification.

(b) On or before 2:00 P.M. New York time on each Certificate Account Deposit Date, the [Master] Servicer shall either (i) deposit in the Certificate Account from its own funds, or funds received therefor from the Subservicers, an amount equal to the Advances to be made by the [Master] Servicer in respect of the related Distribution Date, which shall be in an aggregate amount equal to the aggregate amount of Monthly Payments (with each interest portion thereof adjusted to the Net Mortgage Rate), less the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect, on the
Outstanding [Mortgage Loans] [Contracts] as of the related Due Date, which Monthly Payments were delinquent as of the close of business as of the related Determination Date; provided that no Advance shall be made if it would be a Nonrecoverable Advance, (ii) withdraw from amounts on deposit in the Custodial Account and deposit in the Certificate Account all or a portion of the Amount Held for Future Distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Advance. Any portion of the Amount Held for Future Distribution so used shall be replaced by the [Master] Servicer by deposit in the Certificate Account on or before 11:00 A.M. New York time on any future Certificate Account Deposit Date to the extent that funds attributable to the [Mortgage Loans] [Contracts] that are available in the Custodial Account for deposit in the Certificate Account on such Certificate Account Deposit Date shall be less than payments to Certificateholders required to be made on the following Distribution Date. The [Master] Servicer shall be entitled to use any Advance made by a Subservicer as described in Section 3.07(b) that has been deposited in the Custodial Account on or before such Distribution Date as part of the Advance made by the [Master] Servicer pursuant to this Section 4.04. The amount of any reimbursement pursuant to Section 4.02(a)(iii) in respect of outstanding Advances on any Distribution Date shall be allocated to specific Monthly Payments due but delinquent for previous Due Periods, which allocation shall be made, to the extent practicable, to Monthly Payments which have been delinquent for the longest period of time. Such allocations shall be conclusive for purposes of reimbursement to the [Master] Servicer from recoveries on related [Mortgage Loans] [Contracts] pursuant to Section 3.10.

               The determination by the [Master] Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by a certificate of a Servicing Officer delivered to the Seller and the Trustee.

               In the event that the [Master] Servicer determines as of the Business Day preceding any Certificate Account Deposit Date that it will be unable to deposit in the Certificate Account an amount equal to the Advance required to be made for the immediately succeeding Distribution Date, it shall give notice to the Trustee of its inability to advance (such notice may be given by telecopy), not later than 3:00 P.M., New York time, on such Business Day, specifying the portion of such amount that it will be unable to deposit. Not later than 3:00 P.M., New York time, on the Certificate Account Deposit Date the Trustee shall, unless by 12:00

Noon, New York time, on such day the Trustee shall have been notified in writing (by telecopy) that the [Master] Servicer shall have directly or indirectly deposited in the Certificate Account such portion of the amount of the Advance as to which the [Master] Servicer shall have given notice pursuant to the preceding sentence, pursuant to Section 7.01, (a) terminate all of the rights and obligations of the [Master] Servicer under this Agreement in accordance with
Section 7.01 and (b) assume the rights and obligations of the [Master] Servicer hereunder, including the obligation to deposit in the Certificate Account an amount equal to the Advance for the immediately succeeding Distribution Date.

               The Trustee shall deposit all funds it receives  pursuant to this
Section 4.04 into the Certificate Account.

SECTION 4.05.  ALLOCATION OF REALIZED LOSSES.

               Prior to each Distribution Date, the [Master] Servicer shall determine the total amount of Realized Losses, if any, that resulted from any Cash Liquidation, Debt Service Reduction, Deficient Valuation or REO Disposition that occurred during the related Prepayment Period. The amount of each Realized Loss shall be evidenced by an Officers' Certificate. All Realized Losses, other than Excess Special Hazard Losses, Extraordinary Losses, Excess Bankruptcy Losses or Excess Fraud Losses, shall be allocated as follows: first, to the Class B Certificates until the Certificate Principal Balance thereof has been reduced to zero; second, to the Class M Certificates until the Certificate Principal Balance thereof has been reduced to zero; third, if such Realized Losses are on a Discount [Mortgage Loan] [Contract], to the Class A-[__] Certificates in a amount equal to the Discount Fraction of the principal portion thereof; and fourth, to the Class A (other than the Class A-[__] Certificates) and Class R Certificates on a pro rata basis, as described below. Any Excess
Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses on Non-Discount [Mortgage Loans] [Contracts] will be allocated among the Class A (except the Class A-[__] Certificates), Class M, Class B and Class R Certificates on a pro rata basis, as described below. The principal portion of such losses on Discount [Mortgage Loans] [Contracts] will be allocated to the Class A-[__] Certificates in an amount equal to the related Discount Fraction thereof, and the remainder of such losses on Discount [Mortgage Loans] [Contracts] will be allocated among the Class A (other than the Class A-[__] Certificates), Class M, Class B and Class R Certificates on a pro rata basis, as described below.

               As used herein, with respect to a [Mortgage Loan] [Contract] that is not a Discount [Mortgage Loan] [Contract], an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date in the case of the principal portion of a Realized Loss or based on the Accrued Certificate Interest (without regard to any Compensating Interest for such Distribution Date) thereon in the case of an interest portion of a Realized Loss. With respect to a Discount [Mortgage Loan] [Contract], an allocation of a Realized Loss on a "pro rata basis" means an allocation to the Class A-[__] Certificates in an amount equal to the Discount Fraction of the principal portion thereof, with the remainder of such Realized Loss on such Discount [Mortgage Loan] [Contract] allocated to the other applicable Classes of Certificates on a pro rata basis as described in the immediately preceding sentence. Except as provided in the following sentence, any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to a Class of Certificates, shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated, which allocation shall be deemed to have occurred on such Distribution Date. Any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to the Class of Class B Certificates then outstanding with the highest numerical designation or, after the Certificate Principal Balances of the Class B Certificates have been reduced to zero, to the Class of Class M Certificates then outstanding with the highest numerical designation shall be made by operation of the definition of "Certificate Principal Balance" and by operation of the provisions of Section 4.02(a). Allocations of the interest portions of Realized Losses shall be made by operation of the definition of "Accrued Certificate Interest" and by operation of the provisions of Section 4.02(a). Allocations of the principal portion of Debt Service Reductions shall be made by operation of the provisions of Section 4.02(a). All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

SECTION 4.06.  REPORTS OF FORECLOSURES AND ABANDONMENT OF MORTGAGED PROPERTY.

               The [Master] Servicer or the Subservicers shall file information returns with respect to the receipt of mortgage interests received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P of the Code and deliver to the Trustee an Officers' Certificate stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.

SECTION 4.07.  OPTIONAL PURCHASE OF DEFAULTED [MORTGAGE LOANS] [CONTRACTS].

               As to any [Mortgage Loan] [Contract] which is delinquent in payment by 90 days or more, the [Master] Servicer may, at its option, purchase such [Mortgage Loan] [Contract] from the Trustee at the Purchase Price therefor. If at any time the [Master] Servicer makes a payment to the Certificate Account covering the amount of the Purchase Price for such a [Mortgage Loan] [Contract], and the [Master] Servicer provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Certificate Account, then the Trustee shall execute the assignment of such [Mortgage Loan] [Contract] at the request of the [Master] Servicer without recourse to the [Master] Servicer which shall succeed to all the Trustee's right, title and interest in and to such [Mortgage Loan] [Contract], and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The [Master] Servicer will thereupon own such [Mortgage Loan] [Contract], and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto. Notwithstanding anything to the contrary in this Section 4.07, the [Master] Servicer shall continue to service any such [Mortgage Loan] [Contract] after the date of such purchase in accordance with the terms of this Agreement and, if any Realized Loss with respect to such [Mortgage Loan] [Contract] occurs, allocate such Realized Loss in accordance with the terms hereof as if such [Mortgage Loan] [Contract] had not been so purchased.

SECTION 4.08.  DISTRIBUTIONS ON THE UNCERTIFICATED REGULAR INTERESTS.

(a) On each Distribution Date the Trustee shall be deemed to distribute to itself, as the holder of the Uncertificated REMIC Regular Interests, an amount equal to the amount distributable on such Distribution Date to the Class A-[__] Certificateholders pursuant to Section 4.02(a)(i) in payment of Uncertificated Accrued Interest on the Uncertificated REMIC Regular Interests for such Distribution Date plus any Uncertificated Accrued Interest thereon remaining unpaid from any previous Distribution Date.

(b) In determining from time to time the Uncertificated REMIC Regular Interests Distribution Amounts, Realized Losses allocated to the Class A-[__] Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC Regular Interests on a pro rata basis based on the Uncertificated Accrued Interest for the related Distribution Date.

(c) On each Distribution Date the Trustee shall be deemed to distribute from the Trust Fund, in the priority set forth in Sections 4.02(a) and (b), to the Class A-[__] Certificates the amounts distributable thereon, from the Uncertificated REMIC Regular Interest Distribution Amounts deemed to have been received by the Trust Fund under this Section 4.08. The amount deemed distributable hereunder with respect to the Class A-[__] Certificates shall equal 100% of the amounts payable with respect to Uncertificated REMIC Regular Interests.

(d) Notwithstanding the deemed distributions on the Uncertificated REMIC Regular Interests described in this Section 4.08, distributions of funds from the Certificate Account shall be made only in accordance with Section 4.02.

ARTICLE V

                                THE CERTIFICATES

SECTION 5.01.  THE CERTIFICATES.

(a) The Class A, Class M, Class B and Class R Certificates, respectively, shall be substantially in the forms set forth in Exhibits A, B, C and D and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery to or upon the order of the [Company] [Depositor] upon receipt by the Trustee or one or more Custodians of the documents specified in Section 2.01. The Certificates, other than the Class A-[__] and Class R Certificates, shall be issuable in minimum dollar DENOMINATIONS OF $[ ] (OR $[ ] IN THE CASE OF THE CLASS [ ], CLASS [ ] AND CLASS
[ ] CERTIFICATES AND INTEGRAL MULTIPLES OF $[ ] in EXCESS THEREOF, [EXCEPT THAT ONE CERTIFICATE OF EACH OF THE CLASS [ ], CLASS [ ], CLASS [ ], CLASS [ ] Certificates may be issued in a denomination equal to the denomination set forth as follows for such Class or the sum of such denomination and an INTEGRAL MULTIPLE OF $[ ]].

               CLASS [      ]:      $[                ]
                      ------          ----------------

               CLASS [      ]:      $[                ]
                      ------          ----------------

               CLASS [      ]:      $[                ]
                      ------          ----------------

               CLASS [      ]:      $[                ]
                      ------          ----------------

               The Class A-[__] and Class R Certificates shall be issuable in minimum DENOMINATIONS OF NOT LESS THAN A [ ]% Percentage Interest [; provided, however, that one Class R Certificate will be issuable to Residential Funding as "tax matters person" pursuant to Section 10.01(c) in a minimum denomination representing a Percentage Interest of not less than 0.01%].

               The Certificates shall be executed by manual or facsimile signature on behalf of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

SECTION 5.02.  REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.

(a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of Section 8.12 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar, or the Trustee, shall provide the [Master] Servicer with a certified list of Certificateholders as of each Record Date prior to the related Determination Date.

(b) Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.12 and, in the case of any Class A-[__], Class M, Class B or Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class and aggregate Percentage Interest.

(c) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates of such Class which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the

Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

(d) Except as provided in Section 5.02(e), no transfer, sale, pledge or other disposition of a Class B Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that a transfer of a Class B Certificate is to be made (i) unless the [Company] [Depositor] directs the Trustee otherwise, the Trustee shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the [Company] [Depositor] that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the [Company] [Depositor] or the [Master] Servicer, and (ii) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit J hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit K hereto, each acceptable to and in form and substance satisfactory to the [Company] [Depositor] and the Trustee certifying to the [Company] [Depositor] and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the [Company] [Depositor] or the [Master] Servicer. The Holder of a Class B Certificate desiring to effect any transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Trustee, the [Company] [Depositor], the [Master] Servicer and the Certificate Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws.

(e) Transfers of Class B Certificates after the first transfer to a Person that is not an affiliate of the [Company] [Depositor] may be made if the prospective transferee of such a Certificate provides the Trustee and the [Master] Servicer with an investment letter substantially in the form of Exhibit L attached hereto (except that paragraph 3 of Exhibit L shall not be required in the case of a transfer of the Class A-[__] Certificates), which investment letter shall not be an expense of the Trustee, the [Company] [Depositor] or the [Master] Servicer, and which investment letter states that, among other things, such transferee (i) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (ii) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the 1933 Act provided by Rule 144A. Such transfers shall be deemed to have complied with the requirements of Section 5.02(d) hereof. The Holder of such a Certificate desiring to effect such transfer (except for any Holder of such Certificate on the Closing Date) does hereby agree to indemnify the Trustee, the [Company] [Depositor], the [Master] Servicer and the Certificate Registrar against any liability that may result if transfer is not made in accordance with this Agreement. Each Holder of such a Certificate on the Closing Date does hereby agree that it will comply with the requirements of this Section 5.02(e) in connection with the transfer of any such Certificate.

(f) In the case of any Class M, Class B or Class R Certificate presented for registration in the name of an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code (or comparable provisions of any subsequent enactments), an investment manager, a named fiduciary or a trustee of any such plan, or any other Person who is using "plan assets" of any such plan to effect such acquisition, unless otherwise directed by the [Company] [Depositor], the Trustee shall require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the [Company] [Depositor] and the [Master] Servicer to the effect that the purchase or holding of a Class M, Class B or Class R Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and will not subject the Trustee, the [Company] [Depositor] or the [Master] Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement or any other liability, which Opinion of Counsel shall not be an expense of the Trustee, the [Company]
[Depositor] or the [Master] Servicer. The Trustee may require that any prospective transferee of a Class M, Class B or Class R Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not an employee benefit plan or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, an investment manager, a named fiduciary or a trustee of any such plan, or any other Person who is using "plan assets" of any such plan to effect such acquisition.

(g) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

(A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of,
     (I) an affidavit and agreement (a "Transfer Affidavit and Agreement," in the form attached hereto as Exhibit I-1) from the proposed Transferee, in form and substance satisfactory to the [Master] Servicer, representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this
     Section 5.02(f) and agrees to be bound by them, and (II) a certificate, in the form attached hereto as Exhibit I-2, from the Holder wishing to transfer the Class R Certificate, in form and substance satisfactory to the [Master] Servicer, representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

(C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this Agreement has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

(D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as Exhibit I-2.

(E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

(ii) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit I-2 and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. Transfers of the Class R Certificates to Non-United States Persons and "Disqualified Organizations" (as defined in Section 860E(e)(5) of the
        Code) are prohibited.

(iii)(A) If any "Disqualified Organization" (as defined in Section 860E(e) of the Code) shall become a holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a Non-United States Person shall become a holder of a Class R Certificate, then the last preceding United States Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(f) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

               (B) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(f) and to the extent that the retroactive restoration of the rights of the Holder of such Class R Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the [Master] Servicer shall have the right, without notice to the holder or any prior holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the [Master] Servicer on such terms as the [Master] Servicer may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the [Master] Servicer. Such purchaser may be the [Master] Servicer itself or any Affiliate of the [Master] Servicer. The proceeds of such sale, net of the commissions (which may include commissions payable to the [Master] Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the [Master] Servicer to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the [Master] Servicer, and the [Master] Servicer shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

(iv) The [Master] Servicer, on behalf of the Trustee, shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. Reasonable compensation for providing such information may be required by the [Master] Servicer from such Person.

(v)     The  provisions  of this Section  5.02(f) set forth prior to this clause
        (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

          (A) written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings, if any, of any Class of the Class A, Class M, Class B or Class R Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency; and

          (B) a certificate of the [Master] Servicer stating that the [Master] Servicer has received an Opinion of Counsel, in form and substance satisfactory to the [Master] Servicer, to the effect that such modification, addition to or absence of such provisions will not cause the Trust Fund to cease to qualify as a REMIC and will not cause (x) the Trust Fund to be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person that is a Disqualified Organization or
               (y) a Certificateholder or another Person to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

(h) No service charge shall be made for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

(i) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

SECTION 5.03.  MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

               If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 5.04.  PERSONS DEEMED OWNERS.

               Prior to due presentation of a Certificate for registration of transfer, the [Company] [Depositor], the [Master] Servicer, the Trustee, the Certificate Registrar and any agent of the [Company] [Depositor], the [Master] Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, and neither the [Company] [Depositor], the [Master] Servicer, the Trustee, the Certificate Registrar nor any agent of the [Company] [Depositor], the [Master] Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary except as provided in Section 5.02(f).

SECTION 5.05.  APPOINTMENT OF PAYING AGENT.

               The Trustee may appoint a Paying Agent for the purpose of making distributions to Certificateholders pursuant to Section 4.02. In the event of any such appointment, on or prior to each Distribution Date the [Master] Servicer on behalf of the Trustee shall deposit or cause to be deposited with the Paying Agent a sum sufficient to make the payments to Certificateholders in the amounts and in the manner provided for in Section 4.02, such sum to be held in trust for the benefit of Certificateholders.

               The Trustee shall cause each Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. Any sums so held by such Paying Agent shall be held only in Eligible Accounts to the extent such sums are not distributed to the Certificateholders on the date of receipt by such Paying Agent.

SECTION 5.06.  OPTIONAL PURCHASE OF CERTIFICATES.

(a) On any Distribution Date on which the Pool Stated Principal Balance is less than ten percent of the Cut-off Date Principal Balance of the [Mortgage Loans] [Contracts], either the [Master] Servicer or the [Company] [Depositor] shall have the right, at its option, to purchase the Certificates in whole, but not in part, at a price equal to the outstanding Certificate Principal Balance of such Certificates plus the sum of one month's Accrued Certificate Interest thereon and any previously unpaid Accrued Certificate Interest.

(b) The [Master] Servicer or the [Company] [Depositor], as applicable, shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the [Master] Servicer or the [Company] [Depositor], as applicable, anticipates that it will purchase the Certificates pursuant to Section 5.06(a). Notice of any such purchase, specifying the Distribution Date upon which the Holders may surrender their Certificates to the Trustee for payment in accordance with this Section 5.06, shall be given promptly by the [Master] Servicer or the [Company] [Depositor], as applicable, by letter to Certificateholders (with a copy to the Certificate Registrar and each Rating Agency) mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution, specifying:

(i)     the  Distribution  Date  upon  which  purchase  of the  Certificates  is
        anticipated  to  be  made  upon   presentation  and  surrender  of  such
        Certificates at the office or agency of the Trustee therein designated;

(ii)    the purchase price therefor, if known; and

(iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If either the [Master] Servicer or the [Company] [Depositor] gives the notice specified above, the [Master] Servicer or the [Company] [Depositor], as applicable, shall deposit in the Certificate Account before the Distribution Date on which the purchase pursuant to Section 5.06(a) is to be made, in immediately available funds, an amount equal to the purchase price for the Certificates computed as provided above.

(c) Upon presentation and surrender of the Certificates to be purchased pursuant to Section 5.06(a) by the Holders thereof, the Trustee shall distribute to such Holders an amount equal to the outstanding Certificate Principal Balance thereof plus the sum of one month's Accrued Certificate Interest thereon and any previously unpaid Accrued Certificate Interest with respect thereto.

(d) In the event that any Certificateholders do not surrender their Certificates on or before the Distribution Date on which a purchase pursuant to this Section
5.06 is to be made, the Trustee shall on such date cause all funds in the Certificate Account deposited therein by the [Master] Servicer or the [Company] [Depositor], as applicable, pursuant to Section 5.06(b) to be withdrawn therefrom and deposited in a separate escrow account for the benefit of such Certificateholders, and the [Master] Servicer or the [Company] [Depositor], as applicable, shall give a second written notice to such Certificateholders to surrender their Certificates for payment of the purchase price therefor. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the [Master] Servicer or the [Company] [Depositor], as applicable, to contact the Holders of such Certificates concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation in accordance with this Section 5.06, the Trustee shall pay to the [Master] Servicer or the [Company] [Depositor], as applicable, all amounts distributable to the Holders thereof and the [Master] Servicer or the [Company] [Depositor], as applicable, shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the [Master] Servicer or the [Company] [Depositor], as applicable, as a result of such Certificateholder's failure to surrender its Certificate(s) for payment in accordance with this Section 5.06. Any Certificate that is not surrendered on the Distribution Date on which a purchase pursuant to this Section 5.06 occurs as provided above will be deemed to have been purchased and the Holder as of such date will have no rights with respect thereto except to receive the purchase price therefor minus any costs and expenses associated with such escrow account and notices allocated thereto. Any Certificates so purchased or deemed to have been purchased on such Distribution Date shall remain outstanding hereunder. The [Master] Servicer or the [Company] [Depositor], as applicable, shall be for all purposes the Holder thereof as of such date.

                                   ARTICLE VI

               THE [COMPANY] [DEPOSITOR] AND THE [MASTER] SERVICER

SECTION 6.01. RESPECTIVE LIABILITIES OF THE [COMPANY] [DEPOSITOR] AND THE [MASTER] SERVICER.

               The [Company] [Depositor] and the [Master] Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the [Company] [Depositor] and the [Master] Servicer herein. By way of illustration and not limitation, the [Company] [Depositor] is not liable for the servicing and administration of the [Mortgage Loans] [Contracts], nor is it obligated by Section 7.01 or Section

10.01 to assume any obligations of the [Master] Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

SECTION 6.02. MERGER OR CONSOLIDATION OF THE [COMPANY] [DEPOSITOR]
                      OR  THE  [MASTER]  SERVICER;   ASSIGNMENT  OF  RIGHTS  AND
                      DELEGATION OF DUTIES BY [MASTER] SERVICER.

(a) The [Company] [Depositor] and the [Master] Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the [Mortgage Loans] [Contracts] and to perform its respective duties under this Agreement.

(b) Any Person into which the [Company] [Depositor] or the [Master] Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the [Company] [Depositor] or the [Master] Servicer shall be a party, or any Person succeeding to the business of the [Company] [Depositor] or the [Master] Servicer, shall be the successor of the [Company] [Depositor] or the [Master] Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the [Master] Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC; and provided further that each Rating Agency's ratings, if any, of the Class A, Class M, Class B or Class R Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from each Rating Agency).

(c) Notwithstanding anything else in this Section 6.02 and Section 6.04 to the contrary, the [Master] Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans on behalf of FNMA or FHLMC, is reasonably satisfactory to the Trustee and the [Company] [Depositor], is willing to service the [Mortgage Loans] [Contracts] and executes and delivers to the [Company] [Depositor] and the Trustee an agreement, in form and substance reasonably satisfactory to the [Company] [Depositor] and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the [Master] Servicer under this Agreement; provided further that each Rating Agency's rating of the Classes of Certificates that have been rated in effect immediately prior to such assignment and delegation will not be qualified, reduced or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency). In the case of any such assignment and delegation, the [Master] Servicer shall be released from its obligations under this Agreement, except that the [Master] Servicer shall remain liable for all liabilities and obligations incurred by it as [Master] Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the next preceding sentence.

SECTION 6.03. LIMITATION ON LIABILITY OF THE [COMPANY] [DEPOSITOR], THE MASTER SERVICER AND OTHERS.

               Neither the [Company] [Depositor], the [Master] Servicer nor any of the directors, officers, employees or agents of the [Company] [Depositor] or the [Master] Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment;
provided, however, that this provision shall not protect the [Company] [Depositor], the [Master] Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The [Company] [Depositor], the [Master] Servicer and any director, officer, employee or agent of the [Company] [Depositor] or the [Master] Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The [Company] [Depositor], the [Master] Servicer and any director, officer, employee or agent of the [Company] [Depositor] or the [Master] Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific [Mortgage Loan] [Contract] or [Mortgage Loans]
[Contracts] (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

               Neither the [Company] [Depositor] nor the [Master] Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the [Company] [Depositor] or the [Master] Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the [Company] [Depositor] and the [Master] Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the [Mortgage Loans] [Contracts] on deposit in the Custodial Account as provided by Section
3.10 and, on the Distribution Date(s) following such reimbursement, the aggregate of such expenses and costs shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such expenses and costs constituted a Prepayment Interest Shortfall.

SECTION 6.04.  [COMPANY] [DEPOSITOR] AND [MASTER] SERVICER NOT TO RESIGN.

               Subject to the provisions of Section 6.02, neither the [Company] [Depositor] nor the [Master] Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the [Company] [Depositor] or the [Master] Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the [Master] Servicer shall become effective until the Trustee or a successor servicer shall have assumed the [Master] Servicer's responsibilities and obligations in accordance with
Section 7.02.

                                  ARTICLE VII

                                     DEFAULT

SECTION 7.01.  EVENTS OF DEFAULT.

               Event of Default, wherever used herein, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) the [Master] Servicer shall fail to distribute or cause to be distributed to Holders of Certificates of any Class any distribution required to be made under the terms of the Certificates of such Class and this Agreement and, in either case, such failure shall continue unremedied for a period of 5 days after the date upon which written notice of such failure, requiring such failure to be remedied, shall have been given to the [Master] Servicer by the Trustee or the [Company] [Depositor] or to the [Master] Servicer, the [Company] [Depositor] and the Trustee by the Holders of Certificates of such Class evidencing Percentage Interests aggregating not less than 25%; or

(ii) the [Master] Servicer shall fail to observe or perform in any material respect any other of the covenants or agreements on the part of the [Master] Servicer contained in the Certificates of any Class or in this Agreement and such failure shall continue unremedied for a period of 30 days (except that such number of days shall be 15 in the case of a failure to pay the premium for any Required Insurance Policy) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the [Master] Servicer by the Trustee or the [Company] [Depositor], or to the [Master] Servicer, the [Company] [Depositor] and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; or

(iii)a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the [Master] Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(iv) the [Master] Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of, or relating to, the [Master] Servicer or of, or relating to, all or substantially all of the property of the [Master] Servicer; or

(v) the [Master] Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi) the [Master] Servicer shall notify the Trustee pursuant to Section 4.04(b) that it is unable to deposit in the Certificate Account an amount equal to the Advance.

               If an Event of  Default  described  in  clauses  (i)-(v)  of this
Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, either the [Company] [Depositor] or the Trustee may, and at the direction of Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee shall, by notice in writing to the [Master] Servicer (and to the [Company] [Depositor] if given by the Trustee or to the Trustee if given by the [Company] [Depositor]), terminate all of the rights and obligations of the [Master] Servicer under this Agreement and in and to the [Mortgage Loans] [Contracts] and the proceeds thereof, other than its rights as a Certificateholder hereunder. If an Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice to the [Master] Servicer and the [Company] [Depositor], immediately terminate all of the rights and obligations of the [Master] Servicer under this Agreement and in and to the [Mortgage Loans] [Contracts] and the proceeds thereof, other than its rights as a Certificateholder hereunder as provided in Section 4.04(b). On or after the receipt by the [Master] Servicer of such written notice, all authority and power of the [Master] Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder thereof) or the [Mortgage Loans] [Contracts] or otherwise, shall subject to Section 7.02 pass to and be vested in the Trustee or the Trustee's designee appointed pursuant to Section 7.02; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the [Master] Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the [Mortgage Loans] [Contracts] and related documents, or otherwise. The [Master] Servicer agrees to cooperate with the Trustee in effecting the termination of the [Master] Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee for administration by it of all cash amounts which shall at the time be credited to the Custodial Account or the Certificate Account or thereafter be received with respect to the [Mortgage Loans] [Contracts]. No such termination shall release the [Master] Servicer for any liability that it would otherwise have hereunder for any act or omission prior to the effective time of such termination.

               NOTWITHSTANDING ANY TERMINATION OF THE ACTIVITIES OF [ ] in ITS CAPACITY AS [MASTER] SERVICER HEREUNDER, [ ] shall be entitled to receive, out of any late collection of a Monthly Payment on a [Mortgage Loan] [Contract] WHICH WAS DUE PRIOR TO THE NOTICE TERMINATING [ ] rights and obligations as [Master] Servicer hereunder and received after such notice, that portion to which [ ] would have been entitled pursuant to Sections 3.10(a)(ii), (vi) and
(vii) as well as its Servicing Fee in respect thereof, and any other amounts payable to [ ] hereunder the entitlement to which arose prior to the termination of ITS ACTIVITIES HEREUNDER. UPON THE TERMINATION OF [ ] as [Master]

Servicer hereunder the [Company] [Depositor] shall deliver to the Trustee a copy of the [Program Guide].

SECTION 7.02. TRUSTEE OR [COMPANY] [DEPOSITOR] TO ACT; APPOINTMENT OF SUCCESSOR.

               On and after the time the [Master] Servicer receives a notice of termination pursuant to Section 7.01 or resigns in accordance with Section 6.04, the Trustee or, upon notice to the [Company] [Depositor] and with the [Company] [Depositor]'s consent (which shall not be unreasonably withheld) a designee (which meets the standards set forth below) of the Trustee, shall be the successor in all respects to the [Master] Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the [Master] Servicer (except for the responsibilities, duties and liabilities contained in Sections 2.02 and 2.03(a), excluding the duty to notify related Subservicers or Sellers as set forth in such Sections, and its obligations to deposit amounts in respect of losses incurred prior to such notice or termination on the investment of funds in the Custodial Account or the Certificate Account pursuant to Sections 3.07(c) and 4.01(b) by the terms and provisions hereof); provided, however, that any failure to perform such duties or responsibilities caused by the preceding [Master] Servicer's failure to provide information required by Section 4.04 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall be entitled to all funds relating to the [Mortgage Loans] [Contracts] which the [Master] Servicer would have been entitled to charge to the Custodial Account or the Certificate Account if the [Master] Servicer had continued to act hereunder and, in addition, shall be entitled to the income from any Permitted Investments made with amounts attributable to the [Mortgage Loans] [Contracts] held in the Custodial Account or the Certificate Account. If the Trustee has become the successor to the [Master] Servicer in accordance with Section 6.04 or Section 7.01, then notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a FNMA- or FHLMC-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the [Master] Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the [Master] Servicer hereunder. Pending appointment of a successor to the [Master] Servicer hereunder, the Trustee shall become successor to the [Master] Servicer and shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on [Mortgage Loans] [Contracts] as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the initial [Master] Servicer hereunder. The [Company] [Depositor], the Trustee, the Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicing Fee for any successor [Master] Servicer appointed pursuant to this Section 7.02 will be lowered with respect to those [Mortgage Loans] [Contracts], if ANY, WHERE THE SUBSERVICING FEE ACCRUES AT A RATE OF LESS THAN [ ]% per annum in the event that the successor [Master] Servicer is not servicing such [Mortgage Loans] [Contracts] directly and it is necessary to raise the related Subservicing Fee to a rate of [ ]% per annum in order to hire a Subservicer with respect to such [Mortgage Loans] [Contracts].

SECTION 7.03.  NOTIFICATION TO CERTIFICATEHOLDERS.

(a) Upon any such termination or appointment of a successor to the [Master] Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

(b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

SECTION 7.04.  WAIVER OF EVENTS OF DEFAULT.

               The Holders representing at least 66% of the Voting Rights of Certificates affected by a default or Event of Default hereunder, may waive such default or Event of DEFAULT; PROVIDED, HOWEVER, that (a) a default or Event of Default under clause (i) of Section 7.01 may be waived only by all of the Holders of Certificates affected by such default or Event of Default and (b) no waiver pursuant to this Section 7.04 shall affect the Holders of Certificates in the manner set forth in Section 11.01(b)(i), (ii) or (iii). Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting Rights of Certificates affected by such default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

SECTION 8.01.  DUTIES OF TRUSTEE.

(a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

(b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. The Trustee shall notify the Certificateholders of any such documents which do not materially conform to the requirements of this Agreement in the event that the Trustee, after so requesting, does not receive satisfactorily corrected documents.

               The Trustee shall forward or cause to be forwarded in a timely fashion the notices, reports and statements required to be forwarded by the Trustee pursuant to Sections

4.03, 4.06, 7.03 and 10.01. The Trustee shall furnish in a timely fashion to the [Master] Servicer such information as the [Master] Servicer may reasonably request from time to time for the [Master] Servicer to fulfill its duties as set forth in this Agreement. The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of the Trust Fund as a REMIC under the REMIC Provisions and to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on the Trust Fund to the extent that maintaining such status and avoiding such taxes are reasonably within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.

(c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the [Company] [Depositor] or the [Master] Servicer and which on their face, do not contradict the requirements of this Agreement;

(ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

(iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (i) and
        (ii) of Section 7.01 or an Event of Default under clauses (iii), (iv) and (v) of Section 7.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or the Trustee receives written notice of such failure or event at its Corporate Trust Office from the [Master] Servicer, the [Company] [Depositor] or any Certificateholder; and

(v) Except to the extent provided in Section 7.02, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust Fund or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.

SECTION 8.02.  CERTAIN MATTERS AFFECTING THE TRUSTEE.

(a)     Except as otherwise provided in Section 8.01:

(i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii)The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

(iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the [Master] Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholder requesting the investigation;

(vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

(vii)To the extent authorized under the Code and the regulations promulgated thereunder, each Holder of a Class R Certificate hereby irrevocably appoints and authorizes the Trustee to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of the Trust Fund. The Trustee shall sign on behalf of the Trust Fund and deliver to the [Master] Servicer in a timely manner any Tax Returns prepared by or on behalf of the [Master] Servicer that the Trustee is required to sign as determined by the [Master] Servicer pursuant to applicable federal, state or local tax laws, provided that the [Master] Servicer shall indemnify the Trustee for signing any such Tax Returns that contain errors or omissions.

(b) Following the issuance of the Certificates, the Trustee shall not accept any contribution of assets to the Trust Fund unless it shall have obtained or been furnished with an Opinion of Counsel to the effect that such contribution will not (i) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding or (ii) cause the Trust Fund to be subject to any federal tax as a result of such contribution (including the imposition of any federal tax on "prohibited transactions" imposed under Section 860F(a) of the
Code).

SECTION  8.03.   TRUSTEE  NOT  LIABLE  FOR   CERTIFICATES  OR  [MORTGAGE  LOANS]
[CONTRACTS].

               The recitals contained herein and in the Certificates (other than the execution of the Certificates and relating to the acceptance and receipt of the [Mortgage Loans] [Contracts]) shall be taken as the statements of the [Company] [Depositor] or the [Master] Servicer as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (except that the Certificates shall be duly and validly executed and authenticated by it as Certificate Registrar) or of any [Mortgage Loan] [Contract] or related document. Except as otherwise provided herein, the Trustee shall not be accountable for the use or application by the [Company] [Depositor] or the [Master] Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the [Company] [Depositor] or the [Master] Servicer in respect of the [Mortgage Loans]
[Contracts] or deposited in or withdrawn from the Custodial Account or the Certificate Account by the [Company] [Depositor] or the [Master] Servicer.

SECTION 8.04.  TRUSTEE MAY OWN CERTIFICATES.

               The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

SECTION  8.05.   [MASTER]   SERVICER  TO  PAY   TRUSTEE'S   FEES  AND  EXPENSES;
     INDEMNIFICATION.

(a) The [Master] Servicer covenants and agrees to pay to the Trustee and any co-trustee from time to time, and the Trustee and any co-trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and any co-trustee, and the [Master] Servicer will pay or reimburse the Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any co-trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee or any co-trustee in connection with the appointment of an office or agency pursuant to Section 8.12) except any such expense, disbursement or advance as may arise from its negligence or bad faith.

(b) The [Master] Servicer agrees to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of, or in connection with, the acceptance and administration of the Trust Fund, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under this Agreement, provided that:

(i) with respect to any such claim, the Trustee shall have given the [Master] Servicer written notice thereof promptly after the Trustee shall have actual knowledge thereof;

(ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the [Master] Servicer in preparing such defense; and

(iii) notwithstanding anything in this Agreement to the contrary, the [Master] Servicer shall not be liable for settlement of any claim by the Trustee entered into without the prior consent of the [Master] Servicer which consent shall not be unreasonably withheld.

No termination of this Agreement  shall affect the  obligations  created by this
Section 8.05(b) of the [Master] Servicer to indemnify the Trustee under the conditions and to the extent set forth herein.

               Notwithstanding the foregoing, the indemnification provided by the [Master] Servicer in this Section 8.05(b) shall not pertain to any loss, liability or expense of the Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Trustee at the direction of Certificateholders pursuant to the terms of this Agreement.

SECTION 8.06.  ELIGIBILITY REQUIREMENTS FOR TRUSTEE.

               The Trustee hereunder shall at all times be a corporation or a national banking association having its principal office in a state and city acceptable to the [Company] [Depositor] and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

SECTION 8.07.  RESIGNATION AND REMOVAL OF THE TRUSTEE.

(a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the [Company] [Depositor]. Upon receiving such notice of resignation, the [Company] [Depositor] shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

(b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the [Company] [Depositor], or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the [Company] [Depositor] may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. In addition, in the event that the [Company] [Depositor] determines that the Trustee has failed (i) to distribute or cause to be distributed to
Certificateholders any amount required to be distributed hereunder, if such amount is held by the Trustee or its Paying Agent (other than the [Master] Servicer or the [Company] [Depositor]) for distribution or (ii) to otherwise observe or perform in any material respect any of its covenants, agreements or obligations hereunder, and such failure shall continue unremedied for a period of 5 days (in respect of clause (i) above) or 30 days (in respect of clause (ii) above) after the date on which written notice of such failure, requiring that the same be remedied, shall have been given to the Trustee by the [Company] [Depositor], then the [Company] [Depositor] may remove the Trustee and appoint a successor trustee by written instrument delivered as provided in the preceding sentence. In connection with the appointment of a successor trustee pursuant to the preceding sentence, the [Company] [Depositor] shall, on or before the date on which any such appointment becomes effective, obtain from each Rating Agency written confirmation that the appointment of any such successor trustee will not result in the reduction of the ratings on any class of the Certificates below the lesser of the then current or original ratings on such Certificates.

(c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the [Company] [Depositor], one complete set to the Trustee so removed and one complete set to the successor so appointed.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

SECTION 8.08.  SUCCESSOR TRUSTEE.

(a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the [Company] [Depositor] and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all [Mortgage] [Contract] Files and related documents and statements held by it hereunder (other than any [Mortgage] [Contract] Files at the time held by a Custodian, which shall become the agent of any successor trustee hereunder), and the [Company] [Depositor], the [Master] Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

(b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

(c) Upon acceptance of appointment by a successor trustee as provided in this Section, the [Company] [Depositor] shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the [Company] [Depositor] fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the [Company] [Depositor].

SECTION 8.09.  MERGER OR CONSOLIDATION OF TRUSTEE.

               Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Certificateholders at their address as shown in the Certificate Register.

SECTION 8.10.  APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.

(a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the [Master] Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the [Master] Servicer and the Trustee may consider necessary or desirable. If the [Master] Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

(b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the [Master] Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

(d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 8.11.  APPOINTMENT OF CUSTODIANS.

               The Trustee may, with the consent of the [Master] Servicer and the [Company] [Depositor], appoint one or more Custodians who are not Affiliates of the [Company] [Depositor], the [Master] Servicer or any Seller to hold all or a portion of the [Mortgage] [Contract] Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any [Mortgage] [Contract] File. Each Custodial Agreement may be amended only as provided in Section 11.01. The Trustee shall notify the Certificateholders of the appointment of any Custodian (other than the Custodian appointed as of the Closing Date) pursuant to this Section 8.11.

SECTION 8.12.  APPOINTMENT OF OFFICE OR AGENCY.

               The Trustee will maintain an office or agency in the City of New York where Certificates may be surrendered for registration of transfer or exchange. The Trustee INITIALLY DESIGNATES ITS OFFICES LOCATED AT [ ] for the purpose of keeping the Certificate Register. The Trustee will maintain an office at the address stated in Section 11.05(c) hereof where notices and demands to or upon the Trustee in respect of this Agreement may be served.

                                   ARTICLE IX

                                   TERMINATION

SECTION  9.01.  TERMINATION  UPON  PURCHASE  BY  THE  [MASTER]  SERVICER  OR THE
[COMPANY]
[DEPOSITOR] OR LIQUIDATION OF ALL [MORTGAGE LOANS] [CONTRACTS].

(a) Subject to Section 9.02, the respective obligations and responsibilities of the [Company] [Depositor], the [Master] Servicer and the Trustee created hereby in respect of the Certificates (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the [Company] [Depositor] to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of:

(i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last [Mortgage Loan] [Contract] remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any [Mortgage Loan] [Contract], or

(ii) the purchase by the [Master] Servicer or the [Company] [Depositor] of all [Mortgage Loans] [Contracts] and all property acquired in respect of any [Mortgage Loan] [Contract] remaining in the Trust Fund at a price equal to 100% of the unpaid principal balance of each [Mortgage Loan] [Contract] (or, if less than such unpaid principal balance, the fair market value of the related underlying property of such [Mortgage Loan] [Contract] with respect to [Mortgage Loans] [Contracts] as to which title has been acquired), including with respect to any mortgage loan as to which an REO Property was acquired, the unpaid principal balance thereof immediately prior to the date of acquisition (net of any unreimbursed Advances attributable to principal) on the day of repurchase, plus accrued interest thereon at the Net Mortgage Rate to, but not including, the first day of the month in which such repurchase price is DISTRIBUTED, PROVIDED, HOWEVER, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and provided further that the purchase price set forth above shall be increased as is necessary, as determined by the [Master] Servicer, to avoid disqualification of the Trust Fund as a REMIC.

               The right of the [Master] Servicer or the [Company] [Depositor] to purchase all the assets of the Trust Fund pursuant to clause (ii) above is conditioned upon the Pool Stated Principal Balance as of the Final Distribution Date being less than ten percent of the Cut-off Date Principal Balance of the [Mortgage Loans] [Contracts]. If such right is exercised by the [Master] Servicer, the [Master] Servicer shall be deemed to have been reimbursed for the full amount of any unreimbursed Advances theretofore made by it with respect to the [Mortgage Loans] [Contracts]. In addition, the [Master] Servicer or the [Company] [Depositor], as applicable, shall provide to the Trustee the certification required by Section 3.15 and the Trustee and any Custodian shall, promptly following payment of the purchase price, release to the [Master] Servicer or the [Company] [Depositor], as applicable, the [Mortgage] [Contract] Files pertaining to the [Mortgage Loans] [Contracts] being purchased.

(b) The [Master] Servicer or, in the case of a final distribution as a result of the exercise by the [Company] [Depositor] of its right to purchase the assets of the Trust Fund, the [Company] [Depositor] shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the [Master] Servicer or the [Company] [Depositor], as applicable, anticipates that the final distribution will be made to Certificateholders (whether as a result of the exercise by the [Master] Servicer or the [Company] [Depositor] of its right to purchase the assets of the Trust Fund or otherwise). Notice of any termination, specifying the anticipated Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the [Master] Servicer or the [Company] [Depositor], as applicable, (if it is exercising its right to purchase the assets of the Trust Fund) or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying:

(i) the anticipated Final Distribution Date upon which final payment of the Certificates is anticipated to be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated;

(ii) the amount of any such final payment, if known; and

(iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If the [Master] Servicer or the [Company] [Depositor], as applicable, is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the [Master] Servicer or the [Company] [Depositor], the [Master] Servicer or the [Company] [Depositor], as applicable, shall deposit in the Certificate Account before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Fund computed as above provided.

(c) Upon presentation and surrender of the Certificates by the Certificateholders, the Trustee shall distribute to the Certificateholders (i) the amount otherwise distributable on such Distribution Date, if not in connection with the [Master] Servicer's or the [Company] [Depositor]'s election to repurchase, or (ii) if the [Master] Servicer or the [Company] [Depositor] elected to so repurchase, an amount determined as follows: (A) with respect to each Certificate the outstanding Certificate Principal Balance thereof, plus one month's Accrued Certificate Interest and any previously unpaid Accrued Certificate Interest, subject to the priority set forth in Section 4.02(a) and
(B) with respect to the Class R Certificates, any excess of the amounts available for distribution (including the repurchase price specified in clause
(ii) of subsection (a) of this Section) over the total amount distributed under the immediately preceding clause (A).

(d) In the event that any Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the Final
Distribution Date, the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the [Master] Servicer or the [Company] [Depositor], as applicable (if it exercised its right to purchase the assets of the Trust Fund), or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the [Master] Servicer or the [Company] [Depositor], as applicable, to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the [Master] Servicer or the [Company] [Depositor], as applicable, all amounts distributable to the holders thereof and the [Master] Servicer or the [Company] [Depositor], as applicable, shall thereafter hold such amounts until distributed to such holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the [Master] Servicer or the

[Company] [Depositor], as applicable, as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

SECTION 9.02.  ADDITIONAL TERMINATION REQUIREMENTS.

(a) The Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee and the [Master] Servicer have received an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee) to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not (i) result in the imposition on the Trust Fund of taxes on "prohibited transactions," as described in Section 860F of the Code, or (ii) cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding:

(i) The [Master] Servicer shall establish a 90-day liquidation period for the Trust Fund and specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury regulations Section 1.860F-1. The [Master] Servicer also shall satisfy all of the requirements of a qualified liquidation for the Trust Fund under Section 860F of the Code and the regulations thereunder;

(ii) The [Master] Servicer shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and

(iii) If the [Master] Servicer is exercising its right to purchase the assets of the Trust Fund, the [Master] Servicer shall, during the 90-day liquidation period and at or prior to the Final Distribution Date, purchase all of the assets of the Trust Fund for cash; provided, however, that in the event that a calendar quarter ends after the commencement of the 90-day liquidation period but prior to the Final Distribution Date, the [Master] Servicer shall not purchase any of the assets of the Trust Fund prior to the close of that calendar quarter.

(b) Each Holder of a Certificate and the Trustee hereby irrevocably approves and appoints the [Master] Servicer as its attorney-in-fact to adopt a plan of complete liquidation for the Trust Fund in accordance with the terms and conditions of this Agreement.

                                   ARTICLE X

                                REMIC PROVISIONS

SECTION 10.01. REMIC ADMINISTRATION.

(a) The [Master] Servicer shall make an election to treat the Trust Fund as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of the Trust Fund, the Class A (other than the Class A-[__] Certificates), Class M and Class B Certificates and the Uncertificated REMIC Regular Interests shall be designated as the "regular interests" and the Class R Certificates shall be designated as the sole class of "residual interests" in the REMIC. The [Master] Servicer and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in the REMIC other than the Certificates (excluding the Class A-[__] Certificates) and the Uncertificated REMIC Regular Interests.

(b) The Closing Date is hereby designated as the "startup day" of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

(c) [Residential Funding Corporation] [shall hold a Class R Certificate representing a 0.01% Percentage Interest of all Class R Certificates and] shall be designated as the tax matters person with respect to the REMIC in the manner provided under Treasury regulations section 1.860F-4(d) and temporary Treasury regulations section 301.6231(a)(7)-1T. [Residential Funding Corporation], as tax matters person, shall (i) act on behalf of the REMIC in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and [Residential Funding Corporation] shall be entitled to reimbursement therefor out of amounts attributable to the [Mortgage Loans] [Contracts] on deposit in the Custodial Account as provided by Section 3.10 unless such legal expenses and costs are incurred by reason of [Residential Funding Corporation's] willful misfeasance, bad faith or gross negligence. If [Residential Funding] is no longer the [Master] Servicer hereunder [Residential Funding] shall be paid reasonable compensation by any successor [Master] Servicer hereto for so acting as "tax matters person".

(d) The [Master] Servicer shall prepare or cause to be prepared all of the Tax Returns that it determines are required with respect to the REMIC and deliver such Tax Returns in a timely manner to the Trustee and the Trustee shall sign and file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the [Master] Servicer without any right of reimbursement therefor. The [Master] Servicer agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax Returns that contain errors or omissions.

(e) The [Master] Servicer shall provide (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Trustee and the Trustee shall forward to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and
(iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of the REMIC.

(f) The [Master] Servicer shall take such actions and shall cause the REMIC to take such actions as are reasonably within the [Master] Servicer's control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status thereof as a REMIC under the REMIC Provisions (and the Trustee shall assist the [Master] Servicer, to the extent reasonably requested by the [Master] Servicer to do so). The [Master] Servicer shall not knowingly or intentionally take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the Trust Fund as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the [Master] Servicer receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the [Master] Servicer determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the [Master]
Servicer or the Trustee) to the effect that the contemplated action will not, with respect to the REMIC, endanger such status or, unless the [Master] Servicer determines in its sole discretion to indemnify the Trust Fund against such tax, result in the imposition of such a tax. The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the [Master] Servicer has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to the REMIC or its assets, or causing the REMIC to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the [Master] Servicer or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the REMIC and the Trustee shall not take any such action or cause the REMIC to take any such action as to which the [Master] Servicer has advised it in writing that an Adverse REMIC Event could occur. The [Master] Servicer may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the [Master] Servicer. At all times as may be required by the Code, the [Master] Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of the REMIC as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

(g) In the event that any tax is imposed on "prohibited transactions" of the REMIC as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of the REMIC as defined in Section 860G(c) of the Code, on any contributions to the REMIC after the Startup Day therefor pursuant to
Section 860G(d) of the Code, or any other tax imposed by the Code or any applicable provisions of state or local laws, such tax shall be charged (i) to the [Master] Servicer, if such tax arises out of or results from a breach by the [Master] Servicer of any of its obligations under this Agreement or the [Master] Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this, or otherwise (iii) against amounts on deposit in the Custodial Account as provided by Section 3.10 and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.

(h) The Trustee and the [Master] Servicer shall, for federal income tax purposes, maintain books and records with respect to the REMIC on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

(i) Following the Startup Day, neither the [Master] Servicer nor the Trustee shall accept any contributions of assets to the REMIC unless the [Master] Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in the REMIC will not cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(j) Neither the [Master] Servicer nor the Trustee shall enter into any arrangement by which the REMIC will receive a fee or other compensation for services nor permit the REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

(k) The Maturity Date of each Class of Certificates representing a regular interest in THE REMIC (OTHER THAN THE UNCERTIFICATED REMIC REGULAR INTERESTS) IS [ , 20 ] which is the Distribution Date immediately following the latest scheduled maturity of any [Mortgage Loan] [Contract]. The Maturity Date of each Uncertificated REMIC Regular Interest is the Distribution Date immediately following the maturity date for the related [Mortgage Loan] [Contract].

(l) Within 30 days after the Closing Date, the [Master] Servicer shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the REMIC.

(m) Neither the Trustee nor the [Master] Servicer shall sell, dispose of or substitute for any of the [Mortgage Loans] [Contracts] (except in connection with (i) the default, imminent default or foreclosure of a [Mortgage Loan] [Contract], including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the REMIC, (iii) the termination of the REMIC pursuant to Article IX of this Agreement or (iv) a purchase of [Mortgage Loans] [Contracts] pursuant to Article II or III of this Agreement) or acquire any assets for the REMIC or sell or dispose of any investments in the Custodial Account or the Certificate Account for gain, or accept any contributions to the REMIC after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of the Trust Fund as a REMIC or (b) unless the [Master] Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax, cause the REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

SECTION 11.01. AMENDMENT.

(a) This Agreement or any Custodial Agreement may be amended from time to time by the [Company] [Depositor], the [Master] Servicer and the Trustee, without the consent of any of the Certificateholders:

(i)     to cure any ambiguity,

(ii) to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error,

(iii)to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder,

(iv) to change the timing and/or nature of deposits into the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained, provided that (A) the Certificate Account Deposit Date shall in no event be later than the related Distribution Date, (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and
     (C) such change shall not result in a reduction of the rating assigned to any Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect,

(v) to modify, eliminate or add to the provisions of Section 5.02(f) or any other provision hereof restricting transfer of the Class R Certificates by virtue of their being the REMIC "residual interests," provided that (A) such change shall not result in reduction of the rating assigned to any such Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect, and (B) such change shall not, as evidenced by an Opinion of Counsel (at the expense of the party seeking so to modify, eliminate or add such provisions), cause either the Trust Fund or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a Person that is not a Permitted Transferee, or

(vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

(b) This Agreement or any Custodial Agreement may also be amended from time to time by the [Company] [Depositor], the [Master] Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate,

(ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause
        (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 66%, or

(iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding.

(c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (at the expense of the party seeking such amendment) to the effect that such amendment or the exercise of any power granted to the [Master] Servicer, the [Company] [Depositor] or the Trustee in accordance with such amendment will not result in the imposition of a federal tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.

(d) Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder. It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

(e) The [Company] [Depositor] shall have the option, in its sole discretion, to obtain and deliver to the Trustee any corporate guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or any combination of the foregoing, for the purpose of protecting the Holders of the Class B Certificates against any or all Realized Losses or other shortfalls. Any such instrument or fund shall be held by the Trustee for the benefit of the Class B Certificateholders, but shall not be and shall not be deemed to be under any circumstances included in the Trust Fund. To the extent that any such instrument or fund constitutes a reserve fund for federal income tax purposes, (i) any reserve fund so established shall be an outside reserve fund and not an asset of the Trust Fund, (ii) any such reserve fund shall be owned by the [Company] [Depositor], and (iii) amounts transferred by the Trust Fund to any such reserve fund shall be treated as amounts distributed by the Trust Fund to the [Company] [Depositor] or any successor, all within the meaning of proposed Treasury Regulations Section 1.860G-1(h) as it reads as of the Cut-off Date. In connection with the provision of any such instrument or fund, this Agreement and any provision hereof may be modified, added to, deleted or otherwise amended in any manner that is related or incidental to such instrument or fund or the establishment or administration thereof, such amendment to be made by written instrument executed or consented to by the [Company] [Depositor] but without the consent of any Certificateholder and without the consent of the [Master] Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of the Class A Certificateholders, the Class R Certificateholders, the Class M
Certificateholders, the [Master] Servicer or the Trustee, as applicable; provided that the [Company] [Depositor] obtains an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code and (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that the [Company] [Depositor] elects to provide such coverage in the form of a limited guaranty provided by General Motors Acceptance Corporation, the [Company] [Depositor] may elect that the text of such amendment to this Agreement shall be substantially in the form attached hereto as Exhibit M (in which case Residential Funding's Subordinate Certificate Loss Obligation as described in such exhibit shall be established by Residential Funding's consent to such amendment) and that the limited guaranty shall be executed in the form attached hereto as Exhibit N, with such changes as the [Company] [Depositor] shall deem to be appropriate; it being understood that the Trustee has reviewed and approved the content of such forms and that the Trustee's consent or approval to the use thereof is not required.

SECTION 11.02. RECORDATION OF AGREEMENT; COUNTERPARTS.

(a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the [Master] Servicer and at its expense on direction by the Trustee (pursuant to the request of Holders of Certificates entitled to at least 25% of the Voting Rights), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

(b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

SECTION 11.03. LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

(a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of any of the parties hereto.

(b) No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of any Class evidencing in the aggregate not less than 25% of the related Percentage Interests of such Class, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates of such Class or any other Class, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of Certificateholders of such Class or all Classes, as the case may be. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 11.04. GOVERNING LAW.

               THIS AGREEMENT AND THE CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 11.05. NOTICES.

               All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to (a) in the case of the [Company] [Depositor], 8400 Normandale Lake Boulevard, Suite 700, Minneapolis, Minnesota 55437, Attention: President, or such other address as may hereafter be furnished to the [Master] Servicer and the Trustee in writing by the [Company] [Depositor], (b) in the case of the [Master] Servicer, [ ] ATTENTION: [ ] or such other address as may be hereafter furnished to the [Company] [Depositor] and the Trustee by the [Master] Servicer in writing, (c) in the case of the Trustee, [ ], Attention: [ ], or such other address as may hereafter be furnished to the [Company] [Depositor] and the [Master] Servicer in writing by the Trustee, (d) in the CASE OF [NAME OF RATING AGENCY], [ ], or such other address as may hereafter be furnished to the [Company] [Depositor], the Trustee and the [Master] Servicer in writing by [name of rating agency] and (e) in the case of [name of RATING AGENCY], [ ] or such other address as may be hereafter furnished to the [Company] [Depositor], Trustee, and [Master] Servicer by [name of rating agency]. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

SECTION 11.06. NOTICES TO RATING AGENCY.

               The [Company] [Depositor], the [Master] Servicer or the Trustee, as applicable, shall notify each Rating Agency and the Subservicer at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of, any of the events described in clause (a), (b), (c), (d), (g),
(h), (i) or (j) below or provide a copy to each Rating Agency at such time as otherwise required to be delivered pursuant to this Agreement of any of the statements described in clauses (e) and (f) below:

(a)     a material change or amendment to this Agreement,

(b)     the occurrence of an Event of Default,

(c) the termination or appointment of a successor [Master] Servicer or Trustee or a change in the majority ownership of the Trustee,

(d) the filing of any claim under the [Master] Servicer's blanket fidelity bond and the errors and omissions insurance policy required by Section 3.12 or the cancellation or modification of coverage under any such instrument,

(e) the statement required to be delivered to the Holders of each Class of Certificates pursuant to Section 4.03,

(f)  the statements required to be delivered pursuant to Sections 3.18 and 3.19,

(g)  a change  in the  location  of the  Custodial  Account  or the  Certificate
     Account,

(h) the occurrence of any monthly cash flow shortfall to the Holders of any Class of Certificates resulting from the failure by the [Master] Servicer to make an Advance pursuant to Section 4.04,

(i)     the occurrence of the Final Distribution Date, and

(j)     the repurchase of or substitution for any [Mortgage Loan] [Contract],

PROVIDED, HOWEVER, that with respect to notice of the occurrence of the events described in clauses (d), (g) or (h) above, the [Master] Servicer shall provide prompt written notice to each Rating Agency and the Subservicer of any such event known to the [Master] Servicer.

SECTION 11.07. SEVERABILITY OF PROVISIONS.

               If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 11.08. SUPPLEMENTAL PROVISIONS FOR RESECURITIZATION.

               This Agreement may be supplemented by means of the addition of a separate Article hereto (a "Supplemental Article") for the purpose of resecuritizing any of the Certificates issued hereunder, under the following circumstances. With respect to any Class or Classes of Certificates issued hereunder, or any portion of any such Class, as to which the [Company] [Depositor] or any of its Affiliates (or any designee thereof) is the registered Holder (the "Resecuritized Certificates"), the [Company] [Depositor] may deposit such Resecuritized Certificates into a new REMIC, grantor trust or custodial arrangement (a "Restructuring Vehicle") to be held by the Trustee pursuant to a Supplemental Article. The instrument adopting such Supplemental Article shall be executed by the [Company] [Depositor], the [Master] Servicer and the Trustee; provided, that neither the [Master] Servicer nor the Trustee shall withhold their consent thereto if their respective interests would not be materially adversely affected thereby. To the extent, but only to the extent that the terms of the Supplemental Article do not in any way affect any provisions of this Agreement as to any of the Certificates initially issued hereunder, the adoption of the Supplemental Article shall not constitute an "amendment" of this Agreement subject to the requirements of Section 11.01.

               Each Supplemental Article shall set forth all necessary provisions relating to the holding of the Resecuritized Certificates by the Trustee, the establishment of the Restructuring Vehicle, the issuing of various classes of new certificates by the Restructuring Vehicle and the distributions to be made thereon, and any other provisions necessary to the purposes thereof. In connection with each Supplemental Article, the [Company] [Depositor] shall deliver to the Trustee an Opinion of Counsel to the effect that the Restructuring Vehicle will qualify as a REMIC, grantor trust or other entity not subject to taxation for federal income tax purposes.

               IN WITNESS WHEREOF, the [Company] [Depositor], the [Master] Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.

                                       RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

[Seal]

                                        BY:

                                      Name:
                                     Title:

ATTEST:
       Name:

       Title:

                                            [NAME OF [MASTER] SERVICER]

[Seal]

                                            BY:

                                      Name:
                                     Title:

ATTEST:
       Name:

       Title:

                                            [NAME OF TRUSTEE]

                                   as Trustee

[Seal]

                                            ATTEST:
                                                  Name:

                                                  Title:

ATTEST:
       Name:

       Title:

STATE OF              )
                      ) ss.:

COUNTY OF             )

     ON THE _________ DAY OF ___, 200__ before me, a notary public in and FOR SAID STATE PERSONALLY APPEARED ________________, known to me to be a _______________ of Residential Asset Mortgage Products, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                            Notary Public

[Notarial Seal]

STATE OF              )
                      ) ss.:

COUNTY OF             )

    ON THE _________ DAY OF ___, 200__ before me, a notary public in and FOR SAID STATE PERSONALLY APPEARED ________________, known to me to be a _______________ of Residential Asset Mortgage Products, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                            Notary Public

[Notarial Seal]

STATE OF              )
                      ) ss.:

COUNTY OF             )

     ON THE _________ DAY OF _______, 200__ before me, a notary public in and FOR SAID STATE, PERSONALLY APPEARED __________________, known to me to be a __________________ OF [NAME OF TRUSTEE], A ________________ that executed the within instrument, and also known to me to be the person who executed it on behalf of said and acknowledged to me that such national banking association executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                            Notary Public

Notarial Seal]

                                    EXHIBIT A

                           FORM OF CLASS A CERTIFICATE

               SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

               [THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.]

               [NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE UNLESS THE TRANSFEREE PROVIDES AN OPINION OF COUNSEL SATISFACTORY TO THE [MASTER] SERVICER, THE [COMPANY] [DEPOSITOR] AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE BY, ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY SUCH PLAN IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE [MASTER] SERVICER, THE [COMPANY] [DEPOSITOR] OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT (AS DEFINED BELOW), PROVIDED, THAT NO SUCH OPINION SHALL BE REQUIRED UNDER THE CIRCUMSTANCES SET FORTH IN SECTION 5.02 OF THE AGREEMENT.]

               [THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS [ , 200 ]. ASSUMING THAT THE [MORTGAGE LOANS] [CONTRACTS] PREPAY AT [ ]% OF THE STANDARD PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), [AND ASSUMING A CONSTANT PASS-THROUGH RATE EQUAL TO THE INITIAL PASS-THROUGH RATE,] THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $[ ] OF OID PER [$1,000] [$100,000] OF [INITIAL CERTIFICATE PRINCIPAL BALANCE] [NOTIONAL AMOUNT], THE YIELD TO MATURITY IS [ ]% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $[ ] PER [$1,000] [$100,000] OF [INITIAL CERTIFICATE PRINCIPAL BALANCE] [NOTIONAL AMOUNT], COMPUTED USING THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE [MORTGAGE LOANS] [CONTRACTS] WILL PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE OR AS TO THE CONSTANCY OF THE PASS-THROUGH RATE.]

CERTIFICATE NO.                  [        %] [Variable] Pass-Through Rate
CLASS A-   SENIOR                [      % [Initial] Pass-Through Rate based on

                                 a Notional Amount]

                                 [PERCENTAGE INTEREST:       %]

Date of Pooling and Servicing
Agreement and Cut-off Date:
[               , 200  ]

First Distribution Date:         [Aggregate [Initial Certificate Principal
[                   , 200  ]     Balance] [Notional Amount] of the Class

                                 A-     Certificates:

                                 $              ]
[Master] Servicer:               [Initial [Certificate Principal
Name of [Master] Servicer        Balance] [Notional Amount] of this

                                 Certificate:
                                 $               ]
                                 CUSIP:  [              ]

Assumed Final Distribution Date:
[                         , 20    ]

                   [MORTGAGE] [MANUFACTURED HOUSING CONTRACT]

                            PASS-THROUGH CERTIFICATE
                                 SERIES [200 - ]

        EVIDENCING A PERCENTAGE INTEREST IN THE DISTRIBUTIONS ALLOCABLE TO THE CLASS A- Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC. This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Asset Mortgage Products, Inc., the [Master] Servicer, the Trustee referred to below or GMAC Mortgage Corporation or any of their affiliates. Neither this Certificate nor the underlying [Mortgage Loans] [Contracts] are guaranteed or insured by any governmental agency or instrumentality or by Residential Asset Mortgage Products, Inc., the [Master] Servicer, the Trustee or GMAC Mortgage Corporation or any of their affiliates. None of the [Company] [Depositor], the [Master] Servicer, GMAC Mortgage Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

               THIS CERTIFIES THAT is the registered owner of the Percentage Interest evidenced by this Certificate [(obtained by dividing the Initial Certificate Principal Balance of this Certificate by the aggregate Initial
Certificate PRINCIPAL BALANCE OF ALL CLASS A- Certificates, both as specified above)] in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of [[conventional] [FHA-insured] [VA-guaranteed] one- to four-family [fixed] [adjustable] interest rate first mortgage loans (the "Mortgage Loans")[manufactured housing conditional sales contracts and installment loan agreements (the "Contracts")], formed and sold by Residential Asset Mortgage Products, Inc. (hereinafter called the "[Company] [Depositor]," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the
[Company] [Depositor], the [Master] Servicer and [ ], as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount [(of interest and PRINCIPAL, IF ANY)] REQUIRED TO BE DISTRIBUTED TO HOLDERS OF CLASS A-Certificates on such Distribution Date. [The Notional Amount of the Class A-[__] Certificates as of any date of determination is equal to the aggregate Certificate Principal Balance of all Classes of Certificates.] [Class A-[__]] Certificates have no Certificate Principal

Balance.] [On each Distribution Date preceding the Accretion Termination Date, Accrued Certificate Interest on each Class A-[__] Certificate for such date will be added to the Certificate Principal Balance thereof.]

               Distributions on this Certificate will be made either by the [Master] Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the [Master] Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. [The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses ALLOCABLE HERETO.] [THIS CERTIFICATE IS ONE OF THE Certificates.]

               [NO TRANSFER OF THIS CLASS A- Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, (i) unless the [Company] [Depositor] directs the Trustee otherwise, the Trustee shall require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the [Company] [Depositor] that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state and (ii) the transferee shall execute an investment letter in the form described by the Agreement; provided that no such opinion will be required if such transfer is made pursuant to Rule 144A under the Act. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the [Company] [Depositor], the [Master] Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws or, in the case of a transfer pursuant to Rule 144A, if such transfer is not made in accordance with the Agreement (except as otherwise provided in the Agreement). In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described by the Agreement, stating that the transferee is not and is not using "plan assets" of an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code, or (ii) if such transferee is or is using "plan assets" of such a plan, an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the [Company] [Depositor] and the [Master] Servicer with respect to the permissibility of such transfer under applicable law and stating, among other THINGS, THAT THE TRANSFEREE'S ACQUISITION OF A CLASS A- Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or
Section 4975 of the Code.]

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as [Mortgage] [Manufactured Housing Contract] Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the [Mortgage Loans] [Contracts], all as more specifically set forth herein and in the Agreement. In the event [Master] Servicer funds are advanced with respect to any [Mortgage Loan] [Contract], such advance is reimbursable to the [Master] Servicer, to the extent provided in the Agreement, from related recoveries on such [Mortgage Loan] [Contract] or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the [Master] Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the [Company] [Depositor] and the [Master] Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the [Company] [Depositor], the [Master] Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the [Company] [Depositor], the [Master] Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The [Company] [Depositor], the [Master] Servicer, the Trustee and the Certificate Registrar and any agent of the [Company] [Depositor], the [Master] Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the [Company] [Depositor], the [Master] Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last [Mortgage Loan] [Contract] subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any [Mortgage Loan] [Contract] and (ii) the purchase by the [Master] Servicer or the [Company] [Depositor] from the Trust Fund of all remaining [Mortgage Loans] [Contracts] and all property acquired in respect of such [Mortgage Loans] [Contracts], thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the [Master] Servicer or the [Company] [Depositor] to (i) purchase at a price determined as provided in the Agreement all remaining [Mortgage Loans] [Contracts] and all property acquired in respect of any [Mortgage Loan] [Contract] or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated
Principal Balance of the [Mortgage Loans] [Contracts] as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the [Mortgage Loans] [Contracts].

               Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                            [NAME OF TRUSTEE],

                                                 as Trustee

                                            BY:
                                                 Authorized Signatory

Certificate of
Authentication

THIS IS ONE OF THE CLASS A-

Certificates referred to
in the within-mentioned

Agreement.

[NAME OF CERTIFICATE REGISTRAR]

as Certificate Registrar

By:_____________________________________
       Authorized Signatory

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) UNTO (Please print or typewrite name and address including postal zip code of assignee)

the beneficial interest evidenced by the within [Mortgage] [Manufactured Housing Contract] Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class to the above named assignee and deliver such Certificate to the following address:

DATED:
                                    Signature by or on behalf of assignor

                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________ for the account of
______________________  account  number  _________________  , or,  If  mailed by check, to_________________________________. Applicable statements should be mailed to ____________________________.

     This   information  is  provided  by  ,  the  assignee   named  above,   OR
,_______________________, as its agent.

                                    EXHIBIT B

                           FORM OF CLASS M CERTIFICATE

THIS   CERTIFICATE  IS   SUBORDINATED  IN  RIGHT  OF  PAYMENT  TO  THE  CLASS  A
CERTIFICATES, CLASS R CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE UNLESS THE TRANSFEREE PROVIDES AN OPINION OF COUNSEL SATISFACTORY TO THE [MASTER] SERVICER, THE [COMPANY] [DEPOSITOR] AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE BY, ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY SUCH PLAN IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE [MASTER] SERVICER, THE [COMPANY] [DEPOSITOR] OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS [ , 200 ]. ASSUMING THAT THE [MORTGAGE LOANS] [CONTRACTS] PREPAY AT [ ]% OF THE STANDARD PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $[ ] OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS [ ]% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $[ ] PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE [MORTGAGE LOANS] [CONTRACTS] WILL PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.]

                                      Certificate No.

CLASS M                               [        ]% Pass-Through Rate
Subordinate
Date of Pooling and Servicing         Aggregate Certificate
Agreement and Cut-off Date:           Principal Balance of the Class M
[                   , 200  ]          CERTIFICATES:  $[              ]

First Distribution Date:              Initial Certificate Principal
[                   , 200  ]          Balance of this Certificate:

                                      $[            ]

[MASTER] SERVICER:                    CUSIP:  [                ]
Name of [Master] Servicer

Assumed Final Distribution Date:
[                         , 20    ]

                   [MORTGAGE] [MANUFACTURED HOUSING CONTRACT]

                            PASS-THROUGH CERTIFICATE,

                                 SERIES [200 - ]

        evidencing a percentage interest in any distributions allocable to the Class M Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

               This  Certificate  is payable solely from the assets of the Trust
Fund, and does not represent an obligation of or interest in Residential Asset Mortgage Products, Inc., the [Master] Servicer, the Trustee referred to below or GMAC Mortgage Corporation or any of their affiliates. Neither this Certificate nor the underlying [Mortgage Loans] [Contracts] are guaranteed or insured by any governmental agency or instrumentality or by Residential Asset Mortgage Products, Inc., the [Master] Servicer, the Trustee or GMAC Mortgage Corporation or any of their affiliates. [None of the [Company] [Depositor], the [Master] Servicer, GMAC Mortgage Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.]

     THIS CERTIFIES THAT ____________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class M Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of [[conventional] [FHA-insured] [VA-guaranteed] one- to four-family [fixed] [adjustable] interest rate first mortgage loans (the "Mortgage Loans") [manufactured housing conditional sales contracts and installment loan agreements (the "Contracts")], formed and sold by Residential Asset Mortgage Products, Inc. (hereinafter called the "[Company] [Depositor]," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the [Company] [DEPOSITOR], THE [MASTER] SERVICER AND [ ], as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class M Certificates on such Distribution Date.

               Distributions on this Certificate will be made either by the [Master] Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the [Master] Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as [Mortgage] [Manufactured Housing Contract] Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the [Mortgage Loans] [Contracts], all as more specifically set forth herein and in the Agreement. In the event [Master] Servicer funds are advanced with respect to any [Mortgage Loan] [Contract], such advance is reimbursable to the [Master] Servicer, to the extent provided in the  Agreement,  from related  recoveries  on such  [Mortgage  Loan]
[Contract] or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the [Master] Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the [Company] [Depositor] and the [Master] Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the [Company] [Depositor], the [Master] Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the [Company] [Depositor], the [Master] Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The [Company] [Depositor], the [Master] Servicer, the Trustee and the Certificate Registrar and any agent of the [Company] [Depositor], the [Master] Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the [Company] [Depositor], the [Master] Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last [Mortgage Loan] [Contract] subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any [Mortgage Loan] [Contract] and (ii) the purchase by the [Master] Servicer or the [Company] [Depositor] from the Trust Fund of all remaining [Mortgage Loans] [Contracts] and all property acquired in respect of such [Mortgage Loans] [Contracts], thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the [Master] Servicer or the [Company] [Depositor] to (i) purchase at a price determined as provided in the Agreement all remaining [Mortgage Loans] [Contracts] and all property acquired in respect of any [Mortgage Loan] [Contract] or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated
Principal Balance of the [Mortgage Loans] [Contracts] as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the [Mortgage Loans] [Contracts].

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                            [NAME OF TRUSTEE],

                                                 as Trustee

                                            BY:
                                                 Authorized Signatory

Certificate of
Authentication

This is one of the Class M

Certificates referred to
in the within-mentioned

Agreement.

[NAME OF CERTIFICATE REGISTRAR],

as Certificate Registrar

By:___________________________________
      Authorized Signatory

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) UNTO (Please print or typewrite name and address including postal zip code of assignee) the beneficial interest evidenced by the within [Mortgage] [Manufactured Housing Contract] Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

                         Signature by or on behalf of assignor

                         Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________ for the account of
______________________  account  number  _________________  , or,  If  mailed by check, to_________________________________. Applicable statements should be mailed to ____________________________.

     This   information  is  provided  by  ,  the  assignee   named  above,   OR
,_______________________, as its agent.

                                    EXHIBIT C

                           FORM OF CLASS B CERTIFICATE

THIS   CERTIFICATE  IS   SUBORDINATED  IN  RIGHT  OF  PAYMENT  TO  THE  CLASS  A
CERTIFICATES, CLASS R AND CLASS M CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE UNLESS THE TRANSFEREE PROVIDES AN OPINION OF COUNSEL SATISFACTORY TO THE [MASTER] SERVICER, THE [COMPANY] [DEPOSITOR] AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE BY, ON BEHALF OF OR WITH "PLAN ASSETS" OR ANY SUCH PLAN IS PERMISSIBLE UNDER APPLICABLE LAW AND WILL NOT SUBJECT THE [MASTER] SERVICER, THE [COMPANY] [DEPOSITOR] OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS [ , 200 ]. ASSUMING THAT THE [MORTGAGE LOANS] [CONTRACTS] PREPAY AT [ ]% OF THE STANDARD PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $[ ] OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS [ ]% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $[ ] PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE [MORTGAGE LOANS] [CONTRACTS] WILL PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

                                          Certificate No.

CLASS B                                   [        ]% Average Pass-Through Rate
Subordinate

                                          [        ]% Initial Pass-Through Rate

Date of Pooling and Servicing             Aggregate Certificate
Agreement and Cut-off Date:               Principal Balance of the Class B
[                 , 200  ]                Certificates as of the Cut-off Date:

                                          $[                    ]
First Distribution Date:                  Initial Certificate Principal
[                  , 200  ]               Balance of this Certificate:

                                          $[                    ]
[Master] Servicer:
[Name of [Master] Servicer]
Assumed Final Distribution Date:
[                         , 20    ]

                   [MORTGAGE] [[MANUFACTURED HOUSING CONTRACT]

                            PASS-THROUGH CERTIFICATE,
                                 SERIES [200 - ]

        evidencing a percentage interest in any distributions allocable to the Class B Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

               This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Asset Mortgage Products, Inc., the [Master] Servicer, the Trustee referred to below or GMAC Mortgage Corporation or any of their affiliates. Neither this Certificate nor the underlying [Mortgage Loans] [Contracts] are guaranteed or insured by any governmental agency or instrumentality or by Residential Funding Mortgage
Securities I, Inc., the [Master] Servicer, the Trustee or GMAC Mortgage Corporation or any of their affiliates. [None of the [Company] [Depositor], the [Master] Servicer, GMAC Mortgage Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.]

     THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class B Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of [[conventional] [FHA-insured] [VA-guaranteed] one- to four-family [fixed] [adjustable] interest rate first mortgage loans (the "Mortgage Loans") [manufactured housing conditional sales contracts and installment loan agreements (the "Contracts")], formed and sold by Residential Asset Mortgage Products, Inc. (hereinafter called the "[Company] [Depositor]", which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the [Company] [DEPOSITOR], THE [MASTER] SERVICER AND [ ], as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month next preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class B Certificates on such Distribution Date.

               Distributions on this Certificate will be made either by the [Master] Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the [Master] Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

               No transfer of this Class B Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, (i) unless the [Company] [Depositor] directs the Trustee otherwise, the Trustee shall require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the [Company] [Depositor] that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state and (ii) the transferee shall execute an investment letter in the form described by the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the

Trustee, the [Company] [Depositor], the [Master] Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described by the Agreement, stating that the transferee is not and is not using "plan assets" of an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or
Section 4975 of the Code, or (ii) if such transferee is or is using "plan assets" of such a plan subject to ERISA, an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the [Company] [Depositor] and the [Master] Servicer with respect to the permissibility of such transfer under applicable law and stating, among other things, that the transferee's acquisition of a Class B Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or
Section 4975 of the Code.

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as [Mortgage] [Manufactured Housing Contract] Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the [Mortgage Loans] [Contracts], all as more specifically set forth herein and in the Agreement. In the event [Master] Servicer funds are advanced with respect to any [Mortgage Loan] [Contract], such advance is reimbursable to the [Master] Servicer, to the extent provided in the Agreement, from related recoveries on such [Mortgage Loan] [Contract] or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the [Master] Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the [Company] [Depositor] and the [Master] Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the [Company] [Depositor], the [Master] Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the [Company] [Depositor], the [Master] Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the

City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The [Company] [Depositor], the [Master] Servicer, the Trustee and the Certificate Registrar and any agent of the [Company] [Depositor], the [Master] Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the [Company] [Depositor], the [Master] Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last [Mortgage Loan] [Contract] subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any [Mortgage Loan] [Contract] and (ii) the purchase by the [Master] Servicer or the [Company] [Depositor] from the Trust Fund of all remaining [Mortgage Loans] [Contracts] and all property acquired in respect of such [Mortgage Loans] [Contracts], thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the [Master] Servicer or the [Company] [Depositor] to (i) purchase at a price determined as provided in the Agreement all remaining [Mortgage Loans] [Contracts] and all property acquired in respect of any [Mortgage Loan] [Contract] or (ii) purchase in whole, but not in part, all of the Certificates other than the Class R Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the [Mortgage Loans] [Contracts] as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the [Mortgage Loans] [Contracts].

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                            [NAME OF TRUSTEE],

                                                 as Trustee

                                            BY:
                                                 Authorized Signatory

Certificate of
Authentication

THIS IS ONE OF THE CLASS B-

Certificates referred to
in the within-mentioned

Agreement.

[NAME OF CERTIFICATE REGISTRAR]

as Certificate Registrar
BY:
Authorized Signatory

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) UNTO (Please print or typewrite name and address including postal zip code of assignee) the beneficial interest evidenced by the within [Mortgage] [Manufactured Housing Contract] Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

                                 Signature by or on behalf of assignor

                                 Signature Guaranteed




                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

    Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________ for the account of
______________________  account  number  _________________  , or,  If  mailed by check, to_________________________________. Applicable statements should be mailed to ____________________________.

     This   information  is  provided  by  ,  the  assignee   named  above,   OR
,_______________________, as its agent.

                                    EXHIBIT D

                           FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE UNLESS THE TRANSFEREE PROVIDES AN OPINION OF COUNSEL SATISFACTORY TO THE [MASTER] SERVICER, THE [COMPANY] [DEPOSITOR] AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE BY, ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY SUCH PLAN IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE [MASTER] SERVICER, THE [COMPANY] [DEPOSITOR] OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT (AS DEFINED BELOW).

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE [MASTER] SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREIN REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT

BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.



------------------------------------------------- -----------------------------------------------
Class R Senior                                    Certificate No.

------------------------------------------------- -----------------------------------------------
------------------------------------------------- -----------------------------------------------
DATE OF POOLING AND SERVICING                     [      ]% Pass-Through Rate
Agreement and Cut-off Date:
[                 , 200  ]                        [      ]% Initial Pass-Through Rate

                                                  Aggregate Initial Certificate Principal
                                                  Balance of the Class [R] Certificates:
                                                  $[            ]

                                                  Initial Certificate Principal Balance of this
                                                  CERTIFICATE: $[                          ]

------------------------------------------------- -----------------------------------------------
------------------------------------------------- -----------------------------------------------
FIRST DISTRIBUTION DATE:                          PERCENTAGE INTEREST: [              ]%
[                 , 200  ]

------------------------------------------------- -----------------------------------------------
------------------------------------------------- -----------------------------------------------
[MASTER] SERVICER:                                CUSIP:  [                  ]
[Name of [Master] Servicer]

------------------------------------------------- -----------------------------------------------
------------------------------------------------- -----------------------------------------------
Assumed Final Distribution Date:
[                       , 20    ]

------------------------------------------------- -----------------------------------------------


                   [MORTGAGE] [MANUFACTURED HOUSING CONTRACT]

                            PASS-THROUGH CERTIFICATE,
                                 SERIES [200 - ]

        evidencing a percentage interest in any distributions allocable to the Class [R] Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

               This  Certificate  is payable solely from the assets of the Trust
Fund, and does not represent an obligation of or interest in Residential Asset Mortgage Products, Inc., the [Master] Servicer, the Trustee referred to below or GMAC Mortgage Corporation or any of their affiliates. Neither this Certificate nor the underlying [Mortgage Loans] [Contracts] are guaranteed or insured by any governmental agency or instrumentality or by Residential Asset Mortgage Products, Inc., the [Master] Servicer, the Trustee or GMAC Mortgage Corporation or any of their affiliates. None of the [Company] [Depositor], the [Master] Servicer, GMAC Mortgage Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

     THIS CERTIFIES THAT ________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial
Certificate  Principal  Balance of this  Certificate  by the  aggregate  Initial
Certificate Principal Balance of all Class R Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of a pool of [[conventional] [FHA-insured] [VA-guaranteed] one- to four-family [fixed] [adjustable] interest rate first mortgage loans (the
"Mortgage Loans") [manufactured housing conditional sales contracts and installment loan agreements (the "Contracts")], formed and sold by Residential Asset Mortgage Products, Inc. (hereinafter called the "[Company] [Depositor]," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the [Company] [Depositor], the [Master] Servicer and [ ], as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

               Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class R Certificates on such Distribution Date.

               Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the [Company] [Depositor] will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the [Company] [Depositor], which purchaser may be the [Company] [Depositor], or any affiliate of the [Company] [Depositor], on such terms and conditions as the [Company] [Depositor] may choose.

               Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto. Notwithstanding the reduction of the Certificate Principal Balance hereof to zero, this Certificate will remain outstanding under the Agreement and the Holder hereof may have additional obligations with respect to this Certificate, including tax liabilities, and may be entitled to certain additional distributions hereon, in accordance with the terms and provisions of the Agreement.

               This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as [Mortgage] [Manufactured Housing Contract] Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

               The Certificates are limited in right of payment to certain collections and recoveries respecting the [Mortgage Loans] [Contracts], all as more specifically set forth herein and in the Agreement. In the event [Master] Servicer funds are advanced with respect to any [Mortgage Loan] [Contract], such advance is reimbursable to the [Master] Servicer, to the extent provided in the Agreement, from related recoveries on such [Mortgage Loan] [Contract] or from other cash that would have been distributable to Certificateholders.

               As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the [Master] Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the [Company] [Depositor] and the [Master] Servicer of advances made, or certain expenses incurred, by either of them.

               The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the [Company] [Depositor], the [Master] Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the [Company] [Depositor], the [Master] Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

               As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

               No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The [Company] [Depositor], the [Master] Servicer, the Trustee and the Certificate Registrar and any agent of the [Company] [Depositor], the [Master] Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the [Company] [Depositor], the [Master] Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

               This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

               The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last [Mortgage Loan] [Contract] subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any [Mortgage Loan] [Contract] and (ii) the purchase by the [Master] Servicer or the [Company] [Depositor] from the Trust Fund of all remaining [Mortgage Loans] [Contracts] and all property acquired in respect of such [Mortgage Loans] [Contracts], thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the [Master] Servicer or the [Company] [Depositor] to (i) purchase at a price determined as provided in the Agreement all remaining [Mortgage Loans] [Contracts] and all property acquired in respect of any [Mortgage Loan] [Contract] or (ii) purchase in whole, but not in part, all of the Certificates other than the Class R Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the [Mortgage Loans] [Contracts] as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the [Mortgage Loans] [Contracts].

               Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purpose have the same effect as if set forth at this place.

               Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                            [NAME OF TRUSTEE],

                                                 as Trustee

                                            BY:
                                                 Authorized Signatory

Certificate of
Authentication

This is one of the Class R

Certificates referred to
in the within-mentioned

Agreement.

[NAME OF REGISTRAR],

as Certificate Registrar

By:__________________________________
      Authorized Signatory

                                   ASSIGNMENT

               FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) UNTO (Please print or typewrite name and address including postal zip code of assignee) the beneficial interest evidenced by the within [Mortgage] [Manufactured Housing Contract] Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

               I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

                        Signature by or on behalf of assignor

                        Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

               The assignee should include the following for purposes of distribution:

    Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________ for the account of
______________________  account  number  _________________  , or,  If  mailed by check, to_________________________________. Applicable statements should be mailed to ____________________________.

     This information is provided by ______________ , the assignee named above, OR ,_______________________, as its agent.

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

               THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "AGREEMENT"), DATED AS OF [ , 200 ], by and among [NAME OF
TRUSTEE], as Trustee (including its successors under the Pooling Agreement defined below, the "Trustee"), RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC. (together with any successor in interest, the "[Company] [Depositor]"), [NAME OF [MASTER] SERVICER], as [master] servicer (together with any successor in interest or successor under the Pooling Agreement referred to below, the "[Master] Servicer"), and [NAME OF CUSTODIAN] (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                                W I T N E S S E T H T H A T :

               WHEREAS, the [Company] [Depositor], the [Master] Servicer, and the Trustee HAVE ENTERED INTO A POOLING AND SERVICING AGREEMENT DATED AS OF [ , 200 ], relating to the issuance of Residential Asset Mortgage Products, Inc., [Mortgage] [MANUFACTURED HOUSING CONTRACT] PASS-THROUGH CERTIFICATES, SERIES [200 - ] (as in effect on the date of this agreement, the "Original Pooling Agreement," and as amended and supplemented from time to time, the "Pooling Agreement"); and

               WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the [Company] [Depositor] and the [Master] Servicer under the Pooling Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

               NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the [Company] [Depositor], the [Master] Servicer and the Custodian hereby agree as follows:

                                   ARTICLE I

                                   Definitions

               Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling Agreement, unless otherwise required by the context herein.

                                   ARTICLE II

                          Custody of Mortgage Documents

SECTION 2.1 CUSTODIAN TO ACT AS AGENT; ACCEPTANCE OF [MORTGAGE] [CONTRACT] FILES. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the [Mortgage] [Contract] Files relating to the [Mortgage Loans] [Contracts] identified on the schedule attached hereto (the "[Mortgage] [Contract] Files") and declares that it holds and will hold the [Mortgage] [Contract] Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

SECTION 2.2 RECORDATION OF ASSIGNMENTS. If any [Mortgage] [Contract] File includes one or more assignments to the Trustee of [Mortgage Notes and related Mortgages] [Contracts and related Title Documents] that have not been recorded, each such assignment shall be delivered by the Custodian to the [Company] [Depositor] for the purpose of recording it in the appropriate public office for real property records, and the [Company] [Depositor], at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

SECTION 2.3    REVIEW OF [MORTGAGE] [CONTRACT] FILES.

(a) On or prior to the Closing Date, the Custodian shall deliver to the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt of a [Mortgage] [Contract] File for each [Mortgage Loan] [Contract] listed on the Schedule attached hereto (the "[Mortgage Loan] [Contract] Schedule").

               Within 45 days of the initial issuance of the Certificates, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling Agreement, each [Mortgage] [Contract] File, and shall deliver to the Trustee an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all documents required to be delivered pursuant to Section 2.01(b) of the Pooling Agreement have been executed and received and that such documents relate to the [Mortgage Loans] [Contracts] identified on the [Mortgage Loan] [Contract]
Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. Within 45 days of receipt of the documents required to be delivered pursuant to Section 2.01(c) of the Pooling Agreement, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling Agreement, each such document, and shall deliver to the Trustee either (i) an Interim Certification in the form attached hereto as Exhibit Two to the effect that all such documents relate to the [Mortgage Loans] [Contracts] identified on the [Mortgage Loan] [Contract] Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification or (ii) a Final Certification as set forth in subsection
(c) below. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a [Mortgage] [Contract] File to be defective in any material respect, the Custodian shall promptly so notify the [Company] [Depositor], the [Master] Servicer and the Trustee. Upon receipt of written notification from the [Master] Servicer, signed by a Servicing Officer, that the [Master] Servicer or a Subservicer, as the case may be, has made a deposit into the Certificate Account in payment for the purchase of the related [Mortgage Loan] [Contract] in an amount equal to the Purchase Price for such [Mortgage Loan] [Contract], the Custodian shall release to the [Master] Servicer the related [Mortgage] [Contract] File.

(b) Upon receipt of all documents required to be in the [Mortgage] [Contract] Files the Custodian shall deliver to the Trustee a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the [Mortgage] [Contract] Files.

               Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the [Mortgage Loans] [Contracts] then contained in the [Mortgage] [Contract] Files.

SECTION 2.4 NOTIFICATION OF BREACHES OF REPRESENTATIONS AND WARRANTIES. Upon discovery by the Custodian of a breach of any representation or warranty made by the [Master] Servicer or the [Company] [Depositor] as set forth in the Pooling Agreement or by [a Seller in a Seller's Agreement or by Residential Funding or the [Company] [Depositor] in the Assignment Agreement] [the Seller in the Mortgage Loan Purchase Agreement] with respect to a [Mortgage Loan] [Contract] relating to a [Mortgage] [Contract] File, the Custodian shall give prompt written notice to the [Company] [Depositor], the [Master] Servicer and the Trustee.

SECTION 2.5 CUSTODIAN TO COOPERATE; RELEASE OF [MORTGAGE] [CONTRACT] FILES. Upon the repurchase or substitution of any [Mortgage Loan] [Contract] pursuant to
Article II of the Pooling Agreement or payment in full of any [Mortgage Loan] [Contract], or the receipt by the [Master] Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the [Master] Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 of the Pooling Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the [Mortgage] [Contract] File. The Custodian agrees, upon receipt of such certification and request, promptly to release to the [Master] Servicer the related [Mortgage] [Contract] File. The [Master] Servicer shall deliver to the Custodian and the Custodian agrees to accept the Mortgage Note and other documents constituting the [Mortgage] [Contract] File with respect to any Qualified Substitute [Mortgage Loan] [Contract].

               From time to time as is appropriate for the servicing or foreclosures of any [Mortgage Loan] [Contract], including, for this purpose, collection under any Primary Insurance Policy or any [Mortgage] [Contract] Pool Insurance Policy, the [Master] Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part, of the [Mortgage] [Contract] File be released to the [Master] Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the [Mortgage Loan] [Contract] under any of the Required Insurance Policies. With such certificate, the [Master] Servicer shall deliver to the Custodian a trust receipt signed by a Servicing Officer on behalf of the [Master] Servicer, and upon receipt of the foregoing, the Custodian shall deliver the [Mortgage] [Contract] File or such document to the [Master] Servicer. The [Master] Servicer shall cause each [Mortgage] [Contract] File or any document therein so released to be returned to the Custodian when the need therefor by the [Master] Servicer no longer exists, unless (i) the [Mortgage Loan] [Contract] has been liquidated and the Liquidation Proceeds relating to the [Mortgage Loan] [Contract] have been deposited in the Custodial Account or (ii) the [Mortgage] [Contract] File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the [Master] Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such [Mortgage] [Contract] File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a [Mortgage Loan] [Contract], the Custodian shall deliver the Trust Receipt with respect thereto to the [Master] Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account as provided in the Pooling Agreement.

SECTION 2.6 ASSUMPTION AGREEMENTS. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any [Mortgage Loan] [Contract] subject to this Agreement in accordance with the terms and provisions of the Pooling Agreement, the [Master] Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related [Mortgage] [Contract] File and, for all purposes, shall be considered a part of such [Mortgage] [Contract] File to the same extent as all other documents and instruments constituting parts thereof.

                                  ARTICLE III

                            Concerning the Custodian

SECTION 3.1 CUSTODIAN A BAILEE AND AGENT OF THE TRUSTEE. With respect to each [Mortgage Note, Mortgage] [Contract] and other documents constituting each [Mortgage] [Contract] File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee and has no instructions to hold any [Mortgage Note or Mortgage] [Contract] for the benefit of any person other than the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no [Mortgage Note, Mortgage] [Contract] or other document constituting a part of a [Mortgage] [Contract] File shall be delivered by the Custodian to the [Company] [Depositor] or the [Master] Servicer or otherwise released from the possession of the Custodian.

SECTION 3.2 INDEMNIFICATION. The [Company] [Depositor] hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reason of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the [Company] [Depositor], and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fee or charge shall have been caused by reason of any negligent act, negligent failure to act or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

SECTION 3.3 CUSTODIAN MAY OWN CERTIFICATES. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

SECTION 3.4 [MASTER] SERVICER TO PAY CUSTODIAN'S FEES AND EXPENSES. The [Master] Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the [Master] Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

SECTION 3.5 CUSTODIAN MAY RESIGN; TRUSTEE MAY REMOVE CUSTODIAN. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the [Mortgage Loans] [Contracts]. Upon receiving such notice of resignation, the Trustee shall either take custody of the [Mortgage] [Contract] Files itself and give prompt notice thereof to the [Company] [Depositor], the [Master] Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the [Mortgage] [Contract] Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

               The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in
Section 3.7 and shall be unaffiliated with the [Master] Servicer or the [Company] [Depositor].

               Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the [Company] [Depositor] and the [Master] Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the [Company] [Depositor] and the [Master] Servicer.

SECTION 3.6 MERGER OR CONSOLIDATION OF CUSTODIAN. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 3.7 REPRESENTATIONS OF THE CUSTODIAN. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdictions in which it will hold any [Mortgage] [Contract] File.

                                   ARTICLE IV

                            Miscellaneous Provisions

SECTION 4.1 NOTICES. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

SECTION 4.2 AMENDMENTS. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the [Company] [Depositor], the [Master] Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling Agreement and furnish the Custodian with written copies thereof.

SECTION 4.3 GOVERNING LAW. This Agreement shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.

SECTION 4.4 RECORDATION OF AGREEMENT. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the [Master] Servicer and at its expense on direction by the Trustee (pursuant to the request of holders of Certificates evidencing undivided interests in the aggregate of not less than 25% of the Trust Fund), but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the [Master] Servicer to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

               For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

SECTION 4.5 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

               IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                          [NAME OF TRUSTEE]

[Address of Trustee]

                                       By:
                                      Name:
                                     Title:

Address:                               RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

[Address of [Company] [Depositor]]                By:
                                                  Name:
                                                  Title:

Address:                                          [NAME OF [MASTER] SERVICER],

                                                  as [Master] Servicer

[Address of Master Servicer]

                                       By:
                                      Name:
                                     Title:

Address:                                          [NAME OF CUSTODIAN],

                                                  as Custodian

[Address of Custodian

                                       By:
                                      Name:
                                     Title:

STATE OF                   )
                               ) ss.:
COUNTY OF )

     ON THE DAY OF _______, 200__ , before me, a notary public in and FOR SAID STATE, PERSONALLY APPEARED _______________, KNOWN TO ME TO BE A ___________ of [Name OF TRUSTEE] A ___________ that executed the within instrument, and also known to me to be the person who executed it on behalf of said _____________ and acknowledged to me that such _____________________ executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                 Notary Public

[SEAL]

STATE OF                   )
                               ) ss.:
COUNTY OF )

     ON THE DAY OF ____, 200__ , before me, a notary public in and for SAID STATE, PERSONALLY APPEARED ___________, known to me to be a _____________of ______________ [Name of Custodian], a ______________________ that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and ACKNOWLEDGED TO ME THAT SUCH __________________ executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                 Notary Public

[SEAL]

STATE OF                   )
                               ) ss.:
COUNTY OF )

     ON THE DAY OF ___ , 200__ before me, a notary PUBLIC IN AND FOR SAID STATE, PERSONALLY APPEARED _____________, known to me TO BE A ___________of Residential Asset Mortgage Products, INC., A _______________- one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                 Notary Public

[Notarial Seal]

STATE OF                   )
                               ) ss.:
COUNTY OF )

     ON THE DAY OF ____ , 200_ before me, a notary public in AND FOR SAID STATE, PERSONALLY APPEARED ______________ , known to me to BE A _____________ of [Name of [Master] Servicer, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

               IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                                 Notary Public

[Notarial Seal]

                                   EXHIBIT ONE

                                FORM OF CUSTODIAN

                              INITIAL CERTIFICATION

                                            [      ,  200  ]

[Name of Trustee]

[Address of Trustee]

Attention:  Corporate Trust Administration

     RE: CUSTODIAL AGREEMENT DATED AS OF [ , 200 ], by and among [Name of Trustee], Residential Asset Mortgage Products, Inc., [Name of [Master] Servicer and [Name of Custodian], [Mortgage] [Manufactured Housing Contract] Pass-Through Certificates, SERIES [200 - ]

Ladies and Gentlemen:

               In accordance with Section 2.3 of the above-captioned Custodial Agreement, and subject to Section 2.02 of the Pooling Agreement, the undersigned, as Custodian, hereby certifies that it has received a [Mortgage] [Contract] File (which contains an original [Mortgage Note] [Contact]) to the extent required in Section 2.01(b) of the Pooling Agreement with respect to each [Mortgage Loan] [Contract] listed in the [Mortgage Loan] [Contract] Schedule.

               Capitalized   words  and  phrases  used  herein  shall  have  the
respective meanings assigned to them in the above-captioned Custodial Agreement.

                                            [NAME OF CUSTODIAN]

                                            BY:
                                      Name:
                                     Title:

                                   EXHIBIT TWO

                     FORM OF CUSTODIAN INTERIM CERTIFICATION

                                            [    ,  200    ]

[Name of Trustee]
[Address of Trustee]

Attention:  Corporate Trust Administration

          RE: CUSTODIAL AGREEMENT DATED AS OF [ , 200 ], by and among [Name of Trustee], Residential Asset Mortgage Products, Inc., [Name of [Master] Servicer and [Name of Custodian], [Mortgage][Manufactured Housing Contract] Pass-Through Certificates, SERIES [200 - ]

Ladies and Gentlemen:

               In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a [Mortgage] [Contract] File to the extent required pursuant to Section 2.01(b) of the Pooling Agreement with respect to each [Mortgage Loan] [Contract] listed in the [Mortgage Loan] [Contract] Schedule, and it has reviewed the [Mortgage] [Contract] File and the [Mortgage Loan] [Contract] Schedule and has determined that: all required documents have been executed and received and that such documents related to the [Mortgage Loans] [Contracts] identified on the [Mortgage Loan] [Contract] Schedule, with any exceptions listed on Schedule A attached hereto.

               Capitalized   words  and  phrases  used  herein  shall  have  the
respective meanings assigned to them in the above-captioned Custodial Agreement.

                                            [Name of Custodian]

                                            BY:
                                        Name:
                                        Title:

                                  EXHIBIT THREE

                      FORM OF CUSTODIAN FINAL CERTIFICATION

                                            [       , 200 ]

[Name of Trustee]
[Address of Trustee]

Attention:  Corporate Trust Administration

               RE: CUSTODIAL AGREEMENT DATED AS OF [ , 200 ], by and among [Name of Trustee], Residential Asset Mortgage Products, Inc., [Name of [Master] Servicer and [Name of Custodian], [Mortgage] [Manufactured Housing Contract] Pass-Through Certificates, SERIES [200 - ]

Ladies and Gentlemen:

               In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a [Mortgage] [Contract] File with respect to each [Mortgage Loan] [Contract] listed in the [Mortgage Loan] [Contract] Schedule it has received:

(i) The original [Mortgage Note] [Contract], endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee or an original lost note affidavit from the [related] Seller [or Residential Funding] stating that the original [Mortgage Note] [Contract] was lost, misplaced or destroyed, together with a copy of the related [Mortgage Note] [Contract];

(ii) The original [Mortgage] [Title Documents] with evidence of recording indicated thereon or a copy of the [Mortgage] [Title Documents] certified by the public recording office in which such mortgage has been recorded;

(iii) An original Assignment of the [Mortgage] [Contract] to the Trustee with evidence of recording indicated thereon or a copy of such assignment certified by the public recording office in which such assignment has been recorded;

(iv) The original recorded assignment or assignments of the [Mortgage] [Contract] showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee or a copy of such assignment or assignments of the [Mortgage] [Contract] certified by the public recording office in which such assignment or assignments have been recorded;

(v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such [Mortgage Loan] [Contract] or a copy of each modification, assumption agreement or preferred loan agreement certified by the public recording office in which such document has been recorded; and

(vi) The certificate of [mortgage] insurance, if any, or a true and correct copy thereof.

               Capitalized   words  and  phrases  used  herein  shall  have  the
respective meanings assigned to them in the above-captioned Custodial Agreement.

                                            [NAME OF CUSTODIAN]

                                            BY:

                                      Name:
                                     Title:

                                    EXHIBIT F

                       [MORTGAGE LOAN] [CONTRACT] SCHEDULE

                                    EXHIBIT G

                        FORM OF SELLER/SERVICER CONTRACT

               This Seller/Servicer Contract (as may be amended, supplemented or otherwise MODIFIED FROM TIME TO TIME, THIS "CONTRACT") IS MADE THIS ____day of

     _________,  19__ , by and  between  Residential  Funding  Corporation,  its successors AND ASSIGNS ("RESIDENTIAL FUNDING") AND _______________ (the "Seller/Servicer," and, together with Residential Funding, the "parties" and each, individually, a "party").

               WHEREAS, the Seller/Servicer desires to sell [Loans] [Contracts] to, and/or service [Loans] [Contracts] for, Residential Funding, and Residential Funding desires to purchase [Loans] [Contracts] from the Seller/Servicer and/or have the Seller/Servicer service various of its [Loans] [Contracts], pursuant to the terms of this Contract and the Residential Funding AlterNet Seller and Servicer Guides incorporated herein by reference, as amended, supplemented or otherwise modified, from time to time (together, the "Guides").

               NOW, THEREFORE, in consideration of the premises, and the terms, conditions and agreements set forth below, the parties agree as follows:

1.      INCORPORATION OF GUIDES BY REFERENCE.

               The Seller/Servicer acknowledges that it has received and read the Guides. All provisions of the Guides are incorporated by reference into and made a part of this CONTRACT, AND SHALL BE BINDING UPON THE PARTIES; PROVIDED, HOWEVER, that the Seller/Servicer shall be entitled to sell [Loans] [Contracts] to and/or service [Loans] [Contracts] for Residential Funding only if and for so long as it shall have been authorized to do so by RESIDENTIAL FUNDING IN WRITING; PROVIDED, FURTHER that if the Seller/Servicer does not service [Loans] [Contracts] for Residential Funding, the provisions of the Program Guide shall be inapplicable, and if the Seller/Servicer does not sell [Loans] [Contracts] to Residential Funding, the provisions of the Program Guide shall be inapplicable, in each case until such time as the Seller/Servicer does service [Loans] [Contracts] for or, as appropriate, does sell [Loans] [Contracts] to Residential Funding. Specific reference in this Contract to particular provisions of the Guides and not to other provisions does not mean that those provisions of the Guides not specifically cited in this Contract are not applicable. All terms used herein shall have the same meanings as such terms have in the Guides, unless the context clearly requires otherwise.

2.      AMENDMENTS.

               This Contract may not be amended or modified orally, and no provision of this Contract may be waived or amended except in writing signed by the party against whom enforcement is sought. Such a written waiver or amendment must expressly reference this Contract. However, by their terms, the Guides may be amended or supplemented by Residential Funding from time to time. Any such amendment(s) to the Guides shall be binding upon the parties hereto.

3.      REPRESENTATIONS AND WARRANTIES.

(a)     Reciprocal Representations and Warranties.

               The Seller/Servicer and Residential Funding each represents and warrants to the other that as of the date of this Contract:

(1) Each party is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, is qualified, if necessary, to do business in each jurisdiction in which it is required to be so qualified, and has the requisite power and authority to enter into this Contract and all other agreements which are contemplated by this Contract and to carry out its obligations hereunder and under the Guides.

(2) This Contract has been duly authorized, executed and delivered by each party and constitutes a valid and legally binding agreement of each party enforceable in accordance with its terms.

     There is no action, proceeding or investigation pending or threatened, nor any basis therefor known to either party, that questions the validity or prospective validity of this Contract.

     Insofar as its capacity to carry out any obligation under this Contract is concerned, neither party is in violation of any charter, articles of incorporation, bylaws, mortgage, indenture, indebtedness, agreement, instrument, judgment, decree, order, statute, rule or regulation and no such obligation adversely affects its capacity to fulfill any of its promises or duties under this Contract. Its execution of, and performance pursuant to, this Contract will not result in a violation of any of the foregoing.

(B)     SELLER/SERVICER'S REPRESENTATIONS, WARRANTIES AND COVENANTS.

               In addition to the representations, warranties and covenants made by the Seller/Servicer pursuant to subparagraph (a) of this paragraph 3, the Seller/Servicer makes the representations, warranties and covenants set forth in the Guides and, upon request, agrees to deliver to Residential Funding the certified Resolution of Board of Directors which authorizes the execution and delivery of this Contract.

4.      REMEDIES OF RESIDENTIAL FUNDING.

               If an Event of Seller Default, or an Event of Servicer Default shall occur, Residential Funding may, at its option, exercise one or more of those remedies set forth in the Guides.

5.      SELLER/SERVICER'S STATUS AS INDEPENDENT CONTRACTOR.

               At no time shall the Seller/Servicer represent that it is acting as an agent of Residential Funding. The Seller/Servicer shall, at all times, act as an independent contractor.

6.      PRIOR AGREEMENTS SUPERSEDED.

               This Contract restates, amends and supersedes any and all prior Seller Contracts or Servicer Contracts between the parties except that any subservicing agreement executed by the Seller/Servicer in connection with any loan-security exchange transaction shall not be affected.

7.      ASSIGNMENT.

               This Contract may not be assigned or transferred, in whole or in part, by the Seller/Servicer without the prior written consent of Residential Funding. Residential Funding may sell, assign, convey, hypothecate, pledge or in any other way transfer, in whole or in part, without restriction, its rights under this Contract and the Guides with respect to any Commitment or Loan. Unless Residential Funding specifies otherwise, any such sale, assignment, conveyance, hypothecation, pledge or transfer shall be effective upon written notice by Residential Funding to the Seller/Servicer.

8.      NOTICES.

               All notices, requests, demands or other communications that are to be given under this Contract shall be in writing, addressed to the appropriate parties and sent by certified mail, return receipt requested, postage prepaid, to the addresses below. However, another name or address or both may be substituted by the Seller/Servicer pursuant to the requirements of this paragraph 8, or by Residential Funding pursuant to an amendment to the Guides.

If to Residential Funding, notice must be sent to the appropriate address specified in the Guides.

If to the Seller/Servicer, notice must be sent to:

               Attention:

9.      JURISDICTION AND VENUE.

               Each of the parties irrevocably submits to the jurisdiction of any state or federal court located in Hennepin County, Minnesota, over any action, suit or proceeding to enforce or defend any right under this Contract or otherwise arising from any loan sale or servicing relationship existing in connection with this Contract, and each of the parties irrevocably agrees that all claims in respect of any such action or proceeding may be heard or determined in such state or federal court. Each of the parties irrevocably waives the defense of an inconvenient forum to the maintenance of any such action or proceeding and any other substantive or procedural rights or remedies it may have with respect to the maintenance of any such action or proceeding in any such forum. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each of the parties further agrees not to institute any legal actions or proceedings against the other party or any director, officer, employee, attorney, agent or property of the other party, arising out of or relating to this Contract in any court other than as hereinabove specified in this paragraph

10.     MISCELLANEOUS.

               This Contract, including all documents incorporated by reference herein, constitutes the entire understanding between the parties hereto and supersedes all other agreements, covenants, representations, warranties, understandings and communications between the parties, whether written or oral, with respect to the transactions contemplated by this Contract. All section headings contained herein are for convenience only and shall not be construed as part of this Contract. Any provision of this Contract that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and, to this end, the provisions hereof are severable. This Contract shall be governed by, and construed and enforced in accordance with, applicable federal laws and the laws of the State of Minnesota.

               IN  WITNESS  WHEREOF,   the  duly  authorized   officers  of  the
Seller/Servicer and Residential Funding have executed this Seller/Servicer Contract as of the date first above written.

ATTEST:                                           SELLER/SERVICER

[Corporate Seal]
(If none, so state.)

                                                 (NAME OF SELLER/SERVICER)
                                                  By:

                                                               (SIGNATURE)

                                       By:

            (TYPED NAME)                                      (TYPED NAME)

TITLE:                                            Title:

ATTEST:                                       Residential Funding Corporation

                                       By:

                                                              (SIGNATURE)

                                       By:

            (TYPED NAME)                                      (TYPED NAME)

TITLE:                                            Title:

                                    EXHIBIT H

                          FORMS OF REQUEST FOR RELEASE

DATE:

TO:

RE:            REQUEST FOR RELEASE OF DOCUMENTS

In  connection  with  the   administration  of  the  pool  of  [Mortgage  Loans]
[Contracts] held by you for the referenced pool, we request the release of the [Mortgage] [Contract] File described below.

Pooling and Servicing Agreement Dated:
Series#:

Account#:
Pool#:

Loan#:
Borrower Name(s):

Reason for Document Request: (circle one)

               [Mortgage Loan] [Contract] Prepaid in Full
               [Mortgage Loan] [Contract] Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."

Residential Funding Corporation
Authorized Signature

******************************************************************************

TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

               Enclosed Documents:  [] [Promissory Note]
                                    [] Primary Insurance Policy
                                    [] [Mortgage or Deed of Trust] [Contract]
                                    [] Assignment(s) of [Mortgage or
                                          Deed of Trust] [Contract]
                                    [] Title Insurance Policy
                                    [] OTHER:

Name                                                      Date

Title

                                   EXHIBIT I-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF                   )
                           : ss.:

COUNTY OF                  )

                [NAME OF OFFICER], being first duly sworn, deposes and says:

1. That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of the [Mortgage] [Manufactured Housing Contract] Pass-Through Certificates, Series [200 - ], Class R (the "Owner")), a [savings institution] [corporation] duly ORGANIZED AND EXISTING UNDER THE LAWS OF [THE STATE OF ] [the United States], on behalf of which he makes this affidavit and agreement.

2. That the Owner (i) is not and will not be a "disqualified organization" as of [date of transfer] within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R Certificates, and (iii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class R Certificates to disqualified organizations under the Code, that applies to all transfers of Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class R Certificates if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

5. That the Owner is aware that the Trustee will not register the transfer of any Class R Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

6. That the Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(f) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clause (iii)(A) and (iii)(B) of Section 5.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 5.02(f)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

7. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

8.      THE OWNER'S TAXPAYER IDENTIFICATION NUMBER IS           .

9. This affidavit and agreement relates only to the Class R Certificates held by the Owner and not to any other holder of the Class R
        Certificates. The Owner understands that the liabilities described herein relate only to the Class R Certificates.

10. That no purpose of the Owner relating to the transfer of any of the Class R Certificates by the Owner is or will be to impede the assessment or collection of any tax.

11. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class R Certificate that the Owner intends to pay taxes associated with holding such Class R Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate.

12. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class R Certificates remain outstanding.

13. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

               IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and ITS CORPORATE SEAL TO BE HEREUNTO ATTACHED, ATTESTED BY ITS [ASSISTANT] SECRETARY, THIS DAY OF , 19 .

                                 [NAME OF OWNER]

                                            BY:
                                                 [Name of Officer]
                                                 [Title of Officer]

[Corporate Seal]

ATTEST:

[Assistant] Secretary

               Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

    SUBSCRIBED AND SWORN BEFORE ME THIS ____ DAY OF __________, 19 __ .





                                                 NOTARY PUBLIC

                                            COUNTY OF
                                            STATE OF
                                            MY COMMISSION EXPIRES THE    DAY OF

                                                 , 19  .

                                   EXHIBIT I-2

                         FORM OF TRANSFEROR CERTIFICATE

                                            [      , 19    ]

Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard

Suite 600
Minneapolis, Minnesota  55437

[Name and Address of Trustee]

Attention:  Corporate Trust Administration

     Re: [Mortgage] [Manufactured Housing Contract] Pass-Through Certificates, SERIES [200 - ], CLASS R

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by (the "SELLER") TO __________________ (THE "PURCHASER") OF $ Initial Certificate Principal Balance of [MORTGAGE] [MANUFACTURED HOUSING CONTRACT] PASS-THROUGH CERTIFICATES, SERIES [19 - ], Class R (the "Certificates"), pursuant to Section
5.02  of the  Pooling  and  Servicing  AGREEMENT  (THE  "POOLING  AND  SERVICING
AGREEMENT"), DATED AS OF [ , 200 ] among Residential Asset Mortgage Products, Inc., as seller (the "[Company] [Depositor]"), [name of [Master] Servicer], as master servicer, and [Name of Trustee], as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the [Company] [Depositor] and the Trustee that:

1. No purpose of the Seller relating to the transfer of the Certificate by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

2. The Seller understands that the Purchaser has delivered to the Trustee and the [Master] Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit I-1. The Seller does not know or believe that any representation contained therein is false.

3. The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Class R Certificate may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

4. The Seller has no actual knowledge that the proposed Transferee is not both a United States Person and a Permitted Transferee.

                                            Very truly yours,

                                                 (Seller)

                                            BY:
                                      Name:
                                     Title:

                                    EXHIBIT J

                     FORM OF INVESTOR REPRESENTATION LETTER

                                            [        , 19    ]

Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard

Suite 600
Minneapolis, Minnesota  55437

[Name and Address of Trustee]

Attention:  Corporate Trust Administration

          Re:  [Mortgage]    [Manufactured   Housing   Contract]    Pass-Through
               Certificates, SERIES [200 - ], CLASS R

Ladies and Gentlemen:

     ______________________   (the   "Purchaser")   intends  to  purchase   from
_________________ (THE "SELLER") $_____ Initial Certificate Principal Balance of [MORTGAGE] [MANUFACTURED HOUSING CONTRACT] PASS-THROUGH CERTIFICATES, SERIES [200 - ], CLASS (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "POOLING AND SERVICING AGREEMENT"), DATED AS OF [ , 200 ] among Residential Asset Mortgage Products, Inc., as seller (the "[Company] [Depositor]"), [name of [Master] Servicer], as [master] servicer, and [Name of Trustee], as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the [Company] [Depositor] and the Trustee that:

1. The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the [Company] [Depositor] is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

2. The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

3. The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

4. The Purchaser has been  furnished  with, and has had an opportunity to review
(a) [a COPY OF THE PRIVATE PLACEMENT MEMORANDUM, DATED , 19 , relating to the Certificates (b)] a copy of the Pooling and Servicing Agreement and [b] [c] such other information concerning the Certificates, the [Mortgage [Loans] [Contracts]] [Contracts] and the [Company] [Depositor] as has been requested by the Purchaser from the [Company] [Depositor] or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the [Company] [Depositor] or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original
Sale") of the Certificates by the [Company] [Depositor], the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the [Company] [Depositor] solely for use in connection with the Original Sale and the [Company] [Depositor] did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the [Company] [Depositor] with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with
(a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.]

5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any
Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

6. The Purchaser is not an employee benefit plan or other plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or an investment manager, a named fiduciary or a trustee of any such plan or any other Person acting, directly or indirectly, on behalf of or purchasing any
Certificate with "plan assets" of any such plan, and understands that registration of transfer of any Certificate to any such plan, or to any Person acting on behalf of or purchasing any Certificate with "plan assets" of any such plan, will not be made unless such plan or Person delivers an opinion of its counsel, addressed and satisfactory to the Trustee, the [Company] [Depositor] and the [Master] Servicer, to the effect that the purchase and holding of a Certificate by, on behalf of or with "plan assets" of any such plan is permissible under applicable law, would not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and would not subject the [Company] [Depositor], the [Master] Servicer or the Trustee to any obligation or liability (including liabilities under Section 406 of ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement or any other liability.

7.      The Purchaser is not a non-United States person.

                                            Very truly yours,

                                            BY:
                                         Name:
                                       Title:

                                    EXHIBIT K

                    FORM OF TRANSFEROR REPRESENTATION LETTER

                                                 , 19

Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard

Suite 600
Minneapolis, Minnesota  55437

[Name and Address of Trustee]

Attention:  Corporate Trust Administration

               Re:  [Mortgage]   [Manufactured  Housing  Contract]  Pass-Through
                    Certificates, SERIES [200 - ], CLASS R

Ladies and Gentlemen:

               IN   CONNECTION   WITH  THE  SALE  BY  (the   "Seller")  to  (THE
                    "PURCHASER") OF $ Initial Certificate Principal Balance of

[MORTGAGE] [MANUFACTURED HOUSING CONTRACT] PASS-THROUGH CERTIFICATES, SERIES [200 - ], CLASS (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "POOLING AND SERVICING AGREEMENT"), DATED AS OF [ , 200 ] among Residential Asset Mortgage Products, Inc., as seller (the "[Company] [Depositor]"), [name of [Master] Servicer], as [master] servicer, and [name of Trustee], as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the [Company] [Depositor] and the Trustee that:

               Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                            Very truly yours,

                                                 (Seller)

                                            BY:
                                            Name:
                                            TITLE:

                                    EXHIBIT L

                  [FORM OF RULE 144A INVESTMENT REPRESENTATION]

                   Description of Rule 144A Securities, including numbers:


               The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

(i) In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

(ii) The Buyer warrants and represents to, and covenants with, the Seller, the Trustee and the [Master] Servicer (as defined in the Pooling and Servicing Agreement (the "Agreement"), DATED AS OF [ , 200 ] among [name of [Master] Servicer] as [Master] Servicer, Residential Asset Mortgage Products, Inc. as depositor pursuant to Section 5.02 of the Agreement and [name of Trustee] as trustee, as follows:

(a) The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

(b) The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

(c) The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee or the Servicer.

(d) Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A

Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

(e) The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

(iii) The Buyer warrants and represents to, and covenants with, the Seller, the Trustee, [Master] Servicer and the [Company] [Depositor] that either (1) the Buyer is (A) not an employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or a plan (within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986 ("Code")) which (in either case) is subject to ERISA or Section 4975 of the Code (both, a "Plan"), and (B) is not directly or indirectly purchasing the Rule 144A Securities on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, or (2) the Buyer understands that registration of transfer of any Rule 144A Securities to any Plan, or to any Person acting on behalf of any Plan, will not be made unless such Plan (delivers an opinion of its counsel, addressed and satisfactory to the Trustee, the [Company] [Depositor] and the [Master] Servicer, to the effect that the purchase and holding of the Rule 144A Securities by, on behalf of or with "plan assets" of any Plan would not constitute or result in a prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code, and would not subject the [Company] [Depositor], the [Master] Servicer or the Trustee to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement or any other liability.]

(iv) This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

               IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.

Print Name of Seller                               Print Name of Buyer

BY:                                                BY:
Name:                                              Name:

Title:                                             Title:

Taxpayer Identification:                           Taxpayer Identification:
NO.                                                NO.
DATE:                                              DATE:

                              ANNEX 1 TO EXHIBIT L

                   QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

                   [For Buyers Other Than Registered Investment Companies]

               The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $___________ (1)in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

CORPORATION, ETC. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

BANK. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of WHICH IS SUBSTANTIALLY CONFINED TO BANKING AND IS supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 AS DEMONSTRATED IN ITS LATEST ANNUAL FINANCIAL STATEMENTS, A COPY OF WHICH IS ATTACHED HERETO.

SAVINGS AND LOAN. The Buyer (a) is a savings and loan association, building AND LOAN ASSOCIATION, COOPERATIVE BANK, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

BROKER-DEALER. THE BUYER IS a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

INSURANCE COMPANY. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks

--------
1 Buyer must own and/or invest on a discretionary basis at least $100,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

STATE OR LOCAL PLAN. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

ERISA PLAN. THE BUYER IS AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974.

INVESTMENT ADVISER. THE Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

SBIC. THE Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

BUSINESS DEVELOPMENT COMPANY. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

TRUST FUND. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

3. THE TERM "SECURITIES" AS USED HEREIN DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) bank deposit notes and certificates of deposit,  (iv) loan participations,
(v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

               Will the Buyer be purchasing the Rule 144A
Yes     No     Securities only for the Buyer's own account?

6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.

                                                 Print Name of Buyer

                                            BY:
                                      Name:

                                     Title:

                                      Date:

                              ANNEX 2 TO EXHIBIT L

                   QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

                    [For Buyers That Are Registered Investment Companies]

               The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

                      THE BUYER OWNED $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                      The Buyer is part of a Family of Investment Companies which owned in THE AGGREGATE $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3. THE TERM "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4. THE TERM "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                                 Print Name of Buyer

                                      Name:
                                     Title:

                                 IF AN ADVISER:

                                                 Print Name of Buyer

                                    EXHIBIT M

                   [Text of Amendment to Pooling and Servicing

                  Agreement Pursuant to Section 11.01(e) for a

                                Limited Guaranty]

ARTICLE XII

                    Subordinate Certificate Loss Coverage; Limited Guaranty

SECTION 12.01. SUBORDINATE CERTIFICATE LOSS COVERAGE; LIMITED GUARANTY. (a) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the [Master] Servicer shall determine whether it or any Subservicer will be entitled to any reimbursement pursuant to Section 4.02(a) on such Distribution Date for Advances or Subservicer Advances previously made, (which will not be Advances or Subservicer Advances that were made with respect to delinquencies which were subsequently determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses) and, if so, the [Master] Servicer shall demand payment from Residential Funding of an amount equal to the amount of any Advances or Subservicer Advances reimbursed pursuant to Section 4.02(a), to the extent such Advances or Subservicer Advances have not been included in the amount of the Realized Loss in the related [Mortgage Loan] [Contract], and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a).

(b) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the [Master] Servicer shall determine whether any Realized Losses (other than Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses) will be allocated to the Class B Certificates on such Distribution Date pursuant to Section 4.05, and, if so, the [Master] Servicer shall demand payment from Residential Funding of the amount of such Realized Loss and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Sections 4.02(a); provided, however, that the amount of such demand in respect of any Distribution Date shall in no event be greater than the sum of (i) the additional amount of Accrued Certificate Interest that would have been paid for the Class B Certificateholders on such Distribution Date had such Realized Loss or Losses not occurred plus (ii) the amount of the reduction in the Certificate Principal Balances of the Class B Certificates on such Distribution Date due to such Realized Loss or Losses. Notwithstanding such payment, such Realized Losses shall be deemed to have been borne by the Certificateholders for purposes of
Section 4.05. Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses allocated to the Class B Certificates will not be covered by the Subordinate Certificate Loss Obligation.

(c) Demands for payments pursuant to this Section shall be made prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date by the [Master] Servicer with written notice thereof to the Trustee. The maximum amount that Residential Funding shall be required to pay pursuant to this Section on any Distribution DATE (THE "AMOUNT AVAILABLE") SHALL BE EQUAL TO THE LESSER OF (X) minus the sum of (i) all previous payments made under subsections (a) and (b) hereof and (ii) all draws under the Limited Guaranty made in lieu of such payments as described below in subsection (d) and (Y) the then outstanding Certificate Principal Balances of the Class B Certificates, or such lower amount as may be established pursuant to
Section 12.02. Residential Funding's obligations as described in this Section are referred to herein as the "Subordinate Certificate Loss Obligation."

(d) The Trustee will promptly notify General Motors Acceptance Corporation of any failure of Residential Funding to make any payments hereunder and shall demand payment pursuant to the limited guaranty (the "Limited Guaranty"), executed by General Motors Acceptance Corporation, of Residential Funding's obligation to make payments pursuant to this Section, in an amount equal to the lesser of (i) the Amount Available and (ii) such required payments, by delivering to General Motors Acceptance Corporation a written demand for payment by wire transfer, not later than the second Business Day prior to the Distribution Date for such month, with a copy to the [Master] Servicer.

(e) All payments made by Residential Funding pursuant to this Section or amounts paid under the Limited Guaranty shall be deposited directly in the Certificate Account, for distribution on the Distribution Date for such month to the Class B Certificateholders.

(f) The [Company] [Depositor] shall have the option, in its sole discretion, to substitute for either or both of the Limited Guaranty or the Subordinate Certificate Loss Obligation another instrument in the form of a corporate guaranty, an irrevocable letter of credit, a surety bond, insurance policy or similar instrument or a reserve fund; provided that (i) the [Company] [Depositor] obtains an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that obtaining such substitute corporate guaranty, irrevocable letter of credit, surety bond, insurance policy or similar instrument or reserve fund will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860(F)(a)(1) of the Code or on "contributions after the startup date" under Section 860(G)(d)(1) of the Code or
(b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding, and (ii) no such substitution shall be made unless
(A) the substitute Limited Guaranty or Subordinate Certificate Loss Obligation is for an initial amount not less than the then current Amount Available and contains provisions that are in all material respects equivalent to the original Limited Guaranty or Subordinate Certificate Loss Obligation (including that no portion of the fees, reimbursements or other obligations under any such instrument will be borne by the Trust Fund), (B) the long term debt obligations of any obligor of any substitute Limited Guaranty or Subordinate Certificate Loss Obligation (if not supported by the Limited Guaranty) shall be rated at least the lesser of (a) the rating of the long term debt obligations of General Motors Acceptance Corporation as of the date of issuance of the Limited Guaranty and (b) the rating of the long term debt obligations of General Motors Acceptance Corporation at the date of such substitution and (C) the [Company] [Depositor] obtains written confirmation from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the [Company] [Depositor] that such substitution shall not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency. Any replacement of the Limited Guaranty or Subordinate Certificate Loss Obligation pursuant to this Section shall be accompanied by a written Opinion of Counsel to the substitute guarantor or obligor, addressed to the [Master] Servicer and the Trustee, that such substitute instrument constitutes a legal, valid and binding obligation of the substitute guarantor or obligor, enforceable in accordance with its terms, and concerning such other matters as the [Master] Servicer and the Trustee shall reasonably request. Neither the [Company] [Depositor], the [Master] Servicer nor the Trustee shall be obligated to substitute for or replace the Limited Guaranty or Subordinate Certificate Loss Obligation under any circumstance.

SECTION 12.02. AMENDMENTS RELATING TO THE LIMITED GUARANTY. Notwithstanding Sections 11.01 or 12.01: (i) the provisions of this Article XII may be amended, superseded or deleted, (ii) the Limited Guaranty or Subordinate Certificate Loss Obligation may be amended, reduced or canceled, and (iii) any other provision of this Agreement which is related or incidental to the matters described in this
Article XII may be amended in any manner; in each case by written instrument executed or consented to by the [Company] [Depositor] and Residential Funding but without the consent of any Certificateholder and without the consent of the [Master] Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of, the [Master] Servicer or the Trustee, as applicable; provided that the [Company] [Depositor] shall also obtain a letter from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the [Company] [Depositor] to the effect that such amendment, reduction, deletion or cancellation will not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency, unless (A) the Holder of 100% of the Class B Certificates is Residential Funding or an Affiliate of Residential Funding, or
(B) such amendment, reduction, deletion or cancellation is made in accordance with Section 12.01(e) and, provided further that the [Company] [Depositor] obtains, in the case of a material amendment or supersession (but not a reduction, cancellation or deletion of the Limited Guaranty or the Subordinate Certificate Loss Obligation), an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment or supersession will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or (b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. A copy of any such instrument shall be provided to the Trustee and the [Master] Servicer together with an Opinion of Counsel that such amendment complies with this Section 12.02.

                                    EXHIBIT N

                           [Form of Limited Guaranty]

                                LIMITED GUARANTY

                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

      [Mortgage] [Manufactured Housing Contract] Pass-Through Certificates

                                 SERIES [200 - ]

                                            [       , 200  ]

[Name and address of Trustee]

Attention:  Corporate Trust

Ladies and Gentlemen:

               WHEREAS, [Residential Funding Corporation], a Delaware corporation ("Residential Funding"), an indirect wholly-owned subsidiary of General Motors Acceptance Corporation, a New York corporation ("GMAC"), plans to incur certain obligations as described under Section 11.01 of the Pooling and Servicing Agreement dated as of [ , 200 ] (the "Servicing Agreement"), among Residential Asset Mortgage Products, Inc. (the "[Company] [Depositor]"), [Residential Funding] and [name of Trustee] (THE "TRUSTEE") AS AMENDED BY AMENDMENT NO. 1 THERETO, DATED AS OF , with respect to THE MORTGAGE PASS-THROUGH CERTIFICATES, SERIES [200 - ] (the "Certificates"); and

               WHEREAS,  pursuant to Section 12.01 of the  Servicing  Agreement,
Residential Funding agrees to make payments to the Holders of the Class B Certificates with respect to certain losses on the [Mortgage [Loans] [Contracts]] [Contracts] as described in the Servicing Agreement; and

               WHEREAS, GMAC desires to provide certain assurances with respect to the ability of Residential Funding to secure sufficient funds and faithfully to perform its Subordinate Certificate Loss Obligation;

               NOW THEREFORE, in consideration of the premises herein contained and certain other good and valuable consideration, the receipt of which is hereby acknowledged, GMAC agrees as follows:

(V) PROVISION OF FUNDS. (a) GMAC agrees to contribute and deposit in the Certificate Account on behalf of Residential Funding (or otherwise provide to Residential Funding, or to cause to be made available to Residential Funding), either directly or through a subsidiary, in any case prior to the related Distribution Date, such moneys as may be required by Residential Funding to perform its Subordinate Certificate Loss Obligation when and as the same arises from time to time upon the demand of the Trustee in accordance with Section
11.01 of the Servicing Agreement.

(b) The agreement set forth in the preceding clause (a) shall be absolute, irrevocable and unconditional and shall not be affected by the transfer by GMAC or any other person of all or any part of its or their interest in Residential Funding, by any insolvency, bankruptcy, dissolution or other proceeding affecting Residential Funding or any other person, by any defense or right of counterclaim, set-off or recoupment that GMAC may have against Residential Funding or any other person or by any other fact or circumstance. Notwithstanding the foregoing, GMAC's obligations under clause (a) shall terminate upon the earlier of (x) substitution for this Limited Guaranty pursuant to Section 12.01(f) of the Servicing Agreement, or (y) the termination of the Trust Fund pursuant to the Servicing Agreement.

(VI) WAIVER. GMAC hereby waives any failure or delay on the part of Residential Funding, the Trustee or any other person in asserting or enforcing any rights or in making any claims or demands hereunder. Any defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any other such right. GMAC further waives demand, presentment, notice of default, protest, notice of acceptance and any other notices with respect to this Limited Guaranty, including, without limitation, those of action or nonaction on the part of Residential Funding or the Trustee.

(VII) MODIFICATION, AMENDMENT AND TERMINATION. This Limited Guaranty may be modified, amended or terminated only by the written agreement of GMAC and the Trustee and only if such modification, amendment or termination is permitted under Section 11.02 of the Servicing Agreement. The obligations of GMAC under this Limited Guaranty shall continue and remain in effect so long as the Servicing Agreement is not modified or amended in any way that might affect the obligations of GMAC under this Limited Guaranty without the prior written consent of GMAC.

(VIII) SUCCESSOR. Except as otherwise expressly provided herein, the guarantee herein set forth shall be binding upon GMAC and its respective successors.

(IX) GOVERNING LAW. THIS LIMITED GUARANTY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(X) AUTHORIZATION AND RELIANCE. GMAC understands that a copy of this Limited Guaranty shall be delivered to the Trustee in connection with the execution of Amendment No. 1 to the Servicing Agreement and GMAC hereby authorizes the [Company] [Depositor] and the Trustee to rely on the covenants and agreements set forth herein.

(XI) DEFINITIONS. Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Servicing Agreement.

(XII) COUNTERPARTS. This Limited Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.

               IN WITNESS WHEREOF, GMAC has caused this Limited Guaranty to be executed and delivered by its respective officers thereunto duly authorized as of the day and year first above written.

                                        GENERAL MOTORS ACCEPTANCE CORPORATION

                                            BY:

                                      Name:
                                     Title:

Acknowledged by:

[NAME OF TRUSTEE],

as Trustee

BY:
Name:

Title:

RESIDENTIAL ASSET SECURITIES

CORPORATION

BY:
Name:

Title:

                                    EXHIBIT O

    FORM OF LENDER CERTIFICATION FOR ASSIGNMENT OF [MORTGAGE LOAN] [CONTRACT]

                                            [       , 19    ]

Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard

Suite 600
Minneapolis, Minnesota  55437

[Name and Address of Trustee]

Attention:  Corporate Trust Administration

               Re:  [Mortgage]   [Manufactured  Housing  Contract]  Pass-Through
                    CERTIFICATES, SERIES [200 - ] Assignment of [Mortgage Loan] [CONTRACT].

Ladies and Gentlemen:

               This letter is delivered to you in connection with the assignment by (the "TRUSTEE") TO (the "Lender") of (the "[Mortgage Loan] [Contract]") pursuant to Section 3.13(d) of the Pooling and Servicing AGREEMENT (THE "POOLING AND SERVICING AGREEMENT"), DATED AS OF [ , 200 ] among Residential Asset Mortgage Products, Inc., as seller (the "[Company] [Depositor]"), [name of [Master] Servicer], as [master] servicer, and the Trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Lender hereby certifies, represents and warrants to, and covenants with, the [Master] Servicer and the Trustee that:

(xiii) the [Mortgage Loan] [Contract] is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;

(xiv) the substance of the assignment is, and is intended to be, a refinancing of such [Mortgage Loan] [Contract] and the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;

(xv) the [Mortgage Loan] [Contract] following the proposed assignment will be modified to have a rate of interest at least 0.25 percent below or above the rate of interest on such [Mortgage Loan] [Contract] prior to such proposed assignment; and

(xvi) such assignment is at the request of the borrower under the related [Mortgage Loan] [Contract].

                                            Very truly yours,

                                    (Lender)

                                            BY:
                                            NAME:
                                            Title:

                                   EXHIBIT 4.2





===============================================================================





===============================================================================

                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

                                  as Depositor

                                       and

                             ----------------------,

                                as Owner Trustee

                    -----------------------------------------

                                 TRUST AGREEMENT

                          Dated as of ________________

                   ------------------------------------------


                      $_________ Asset-Backed Certificates,

                                 Series 200_-__


                          TABLE OF CONTENTS

                                                                                          PAGE


        ARTICLE I    Definitions............................................................1

        Section 1.01  Definitions...........................................................1

        Section 1.02. Other Definitional Provisions.........................................1

        ARTICLE II   Organization...........................................................3

        Section 2.01. Name..................................................................3

        Section 2.02. Office................................................................3

        Section 2.03. Purposes and Powers...................................................3

        Section 2.04. Appointment of Owner Trustee..........................................3

        Section 2.05. Initial Capital Contribution of Owner Trust Estate....................4

        Section 2.06. Declaration of Trust..................................................4

        Section 2.07. Liability of the Holder of the Designated Certificate.................4

        Section 2.08. Title to Trust Property...............................................5

        Section 2.09. Situs of Trust........................................................5

        Section 2.10. Representations and Warranties of the Depositor.......................5

        Section 2.11. Payment of Trust Fees.................................................6

        ARTICLE III  Conveyance of the Class A Ownership Interest; Certificates.............7

        Section 3.01. Conveyance of the Class A Ownership Interest..........................7

        Section 3.02. Initial Ownership.....................................................7

        Section 3.03. The Certificates......................................................7

        Section 3.04. Authentication of Certificates........................................7

        Section 3.05. Registration of and Limitations on Transfer and Exchange of
                         Certificates ......................................................8

        Section 3.06. Mutilated, Destroyed, Lost or Stolen Certificates....................10

        Section 3.07. Persons Deemed Certificateholders....................................11

        Section 3.08. Access to List of Certificateholders' Names and Addresses............11

        Section 3.09. Maintenance of Office or Agency......................................11

        Section 3.10. Certificate Paying Agent.............................................11

        Section 3.11. Ownership by MATI....................................................13

        Section 3.12. Cooperation..........................................................13

        ARTICLE IV Authority and Duties of Owner Trustee...................................14

        Section 4.01. General Authority....................................................14

        Section 4.02. General Duties.......................................................14

        Section 4.03. Action upon Instruction..............................................14

        Section 4.04. No Duties Except as Specified under Specified Documents or in
                         Instructions .....................................................15

        Section 4.05. Restrictions.........................................................15

        Section 4.06. Prior Notice to Certificateholders [and the Credit Enhancer] with
                         Respect to Certain Matters........................................15

        Section 4.07. Action by Certificateholders with Respect to Certain Matters.........16

        Section 4.08. Action by Certificateholders with Respect to Bankruptcy..............16

        Section 4.09. Restrictions on Certificateholders' Power............................16

        Section 4.10. Majority Control.....................................................17

        ARTICLE V   Application of Trust Funds.............................................18

        Section 5.01. Distributions........................................................18

        Section 5.02. Method of Payment....................................................18

        Section 5.03. Signature on Returns.................................................19

        Section 5.04. Statements to Certificateholders.....................................19

        Section 5.05. Tax Reporting; Tax Elections.........................................19

        ARTICLE VI  Concerning the Owner Trustee...........................................20

        Section 6.01. Acceptance of Trusts and Duties......................................20

        Section 6.02. Furnishing of Documents..............................................21

        Section 6.03. Representations and Warranties.......................................21

        Section 6.04. Reliance; Advice of Counsel..........................................22

        Section 6.05. Not Acting in Individual Capacity....................................22

        Section 6.06. Owner Trustee Not Liable for Certificates or Related Documents.......22

        Section 6.07. Owner Trustee May Own Certificates and Notes.........................23

        ARTICLE VII Compensation of Owner Trustee..........................................24

        Section 7.01. Owner Trustee's Fees and Expenses....................................24

        Section 7.02. Indemnification......................................................24

        ARTICLE VIII Termination of Trust Agreement........................................26

        Section 8.01. Termination of Trust Agreement.......................................26

        Section 8.02. Dissolution upon Bankruptcy of the Holder of the Designated
                         Certificate ......................................................27

        ARTICLE IX Successor Owner Trustees and Additional Owner Trustees..................28

        Section 9.01. Eligibility Requirements for Owner Trustee...........................28

        Section 9.02. Replacement of Owner Trustee.........................................28

        Section 9.03. Successor Owner Trustee..............................................29

        Section 9.04. Merger or Consolidation of Owner Trustee.............................29

        Section 9.05. Appointment of Co-Trustee or Separate Trustee........................29

        ARTICLE X Miscellaneous............................................................31

        Section 10.01.Amendments...........................................................31

        Section 10.02.No Legal Title to Owner Trust Estate.................................32

        Section 10.03.Limitations on Rights of Others......................................32

        Section 10.04.Notices..............................................................33

        Section 10.05.Severability.........................................................33

        Section 10.06.Separate Counterparts................................................33

        Section 10.07.Successors and Assigns...............................................33

        [Section 10.8.  No Petition........................................................33

        Section 10.09.No Recourse..........................................................33

        Section 10.10.Headings.............................................................34

        Section 10.11.GOVERNING LAW........................................................34

        Section 10.12.Integration..........................................................34

        Section 10.13.Rights of Credit Enhancer to Exercise Rights of Certificateholders...34

        Exhibit A  - [Form of Certificate]................................................A-1

        Exhibit B -  Certificate of  Trust of Home [Equity] Loan Trust....................B-1

        Exhibit C -  Form of Rule 144A Investment Representation..........................C-1

        Exhibit D -  Form of Investor Representation Letter...............................D-1

        Exhibit E -  Form of  Transferor Representation Letter............................E-1

        Exhibit F -  Form of Certificate of Non-Foreign Status............................F-1

        Exhibit G -  Form of ERISA Representation Letter..................................G-1

        Exhibit H -  Form of Representation Letter........................................H-1




        This Trust Agreement, dated as of ________________ (as amended from time to time, this "Trust Agreement"), between RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC., a Delaware corporation, as depositor (the "Depositor") and ______________________, a Delaware ___________________, as owner trustee (the
"Owner Trustee"),

                                WITNESSETH THAT:

        In  consideration  of  the  mutual  agreements  herein  contained,   the
Depositor and the Owner Trustee agree as follows:

ARTICLE I

                                   DEFINITIONS

SECTION 1.01. DEFINITIONS. For all purposes of this Trust Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in Appendix A of the Indenture dated __________ (the "Indenture"), between ______________, as issuer, and ______________, as indenture trustee. All other capitalized terms used herein shall have the meanings specified herein.

SECTION 1.02.  OTHER DEFINITIONAL PROVISIONS.

(a) All terms defined in this Trust Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) As used in this Trust Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Trust Agreement or in any such certificate or other document, and accounting terms partly defined in this Trust Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Trust Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Trust Agreement or in any such certificate or other document shall control.

(c) The words "hereof," "herein," "hereunder" and words of similar import when used in this Trust Agreement shall refer to this Trust Agreement as a whole and not to any particular provision of this Trust Agreement; Article, Section and Exhibit references contained in this Trust Agreement are references to Article, Sections and Exhibits in or to this Trust Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

(d) The definitions contained in this Trust Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II



                                  ORGANIZATION

SECTION 2.01. NAME. The trust created hereby (the "Trust") shall be known as "Home [Equity] Loan Trust 200_-_," in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

SECTION 2.02. OFFICE. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in Delaware as the Owner Trustee may designate by written notice to the Certificateholders and the Depositor.

SECTION 2.03. PURPOSES AND POWERS. The purpose of the Trust is to engage in the following activities:

(i) to issue the Notes pursuant to the Indenture and the Certificates pursuant to this Trust Agreement and to sell the Notes and the Certificates;

(ii) to purchase the Class A Ownership Interest in __________________________, a limited liability company (the "200_-____
        Trust LLC") and to pay the organizational, start-up and transactional expenses of the Trust;

(iii) to assign, grant, transfer, pledge and convey the Class A Ownership Interest pursuant to the Indenture and to hold, manage and distribute to the Certificateholders pursuant to Section 5.01 any portion of the Class A Ownership Interest released from the Lien of, and remitted to the Trust pursuant to the Indenture;

(iv) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

(v) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith, including, without limitation, to accept additional contributions of equity that are not subject to the Lien of the Indenture; and

(vi) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Certificateholders and the Noteholders.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Trust Agreement or the Basic Documents [while any Note is outstanding and without regard to the Notes and] [without the consent of __% of the Certificateholders].

SECTION 2.04. APPOINTMENT OF OWNER TRUSTEE. The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

SECTION 2.05. INITIAL CAPITAL CONTRIBUTION OF OWNER TRUST ESTATE. The Depositor hereby sells, assigns, transfers, conveys and sets over to the Trust, as of the date hereof, the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial corpus of the Trust and shall be deposited in the Certificate Distribution Account. The Owner Trustee also acknowledges on behalf of the trust receipt of the Issuer, the receipt in trust of the Class A Ownership Interest and a Credit Enhancement Instrument assigned to the Trust pursuant to Section 3.01, which shall constitute the Owner Trust Estate.

SECTION 2.06. DECLARATION OF TRUST. The Owner Trustee hereby declares that it shall hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Statute and that this Trust Agreement constitute the governing instrument of such business trust. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust. It is the intention of the parties hereto that, solely for federal, state and local income and franchise tax purposes, the Trust shall be treated as [a partnership, with the assets of the partnership being the Owner Trust Estate, the partners of the partnership being the Certificateholders and the Notes being debt of the partnership and the provisions of this Agreement shall be interpreted to further this intention. Except as otherwise provided in this Trust Agreement, the rights of the Certificateholders (other than the Holder of the Designated Certificate) will be those of limited partners and the rights of the Holder of the Designated Certificate will be those of a general partner in a partnership formed under the Delaware Revised Uniform Limited Partnership Act. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as a partnership for such tax purposes.] / [an entity wholly owned by the Depositor or an affiliate thereof, with the assets of the entity being the Trust Estate, and the Notes being debt of the entity and the provisions of this Trust Agreement shall be interpreted to further this intention. If more than one person owns the Certificates, then it is the intention of the parties hereto, that solely for federal, state and local income and franchise tax purposes the Trust shall be treated as a partnership, with the assets of the partnership being the Trust Estate, the partners of the partnership being the Certificateholders and the Notes being debt of the partnership and the provisions of this Trust Agreement shall be interpreted to further this intention. The parties agree that, unless otherwise required by appropriate tax authorities, the Owner Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Owner Trust as an entity wholly owned by the Depositor or an affiliate thereof, or if two or more persons own the Certificates, as a partnership for such tax purposes.]

SECTION 2.07. LIABILITY OF THE HOLDER OF THE DESIGNATED CERTIFICATE. (a) [The Holder of the Designated Certificate shall be liable directly to and shall indemnify any injured party for all losses, claims, damages, liabilities and expenses of the Trust (including Expenses, to the extent not paid out of the Owner Trust Estate) to the extent that the Holder of the Designated Certificate would be liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Holder of the Designated
Certificate were a general partner; provided, however, that the Holder of the Designated Certificate shall not be liable for payments required to be made on the Notes or the Certificates, or for any losses incurred by a Certificateholder in the capacity of an investor in the Certificates or a Noteholder in the capacity of an investor in the Notes.] The Holder of the Designated Certificate shall be liable for any entity level taxes imposed on the Owner Trust. [In addition, any third party creditors of the Trust, including the Credit Enhancer (other than in connection with the obligations described in the preceding sentence for which the Holder of the Designated Certificate shall not be liable) shall be deemed third party beneficiaries of this paragraph. The obligations of the Holder of the Designated Certificate under this paragraph shall be evidenced by the Designated Certificate.]

(b) [Subject to subsection (a) above, the Certificateholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.]

SECTION 2.08. TITLE TO TRUST PROPERTY. Legal title to the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

SECTION 2.09. SITUS OF TRUST. The Trust will be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware or the State of ________. The Trust shall not have any employees in any state other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware or taking actions outside the State of Delaware in order to comply with Section 2.03. Payments will be received by the Trust only in Delaware, New York or ________, and payments will be made by the Trust only from Delaware, New York or ________. The only office of the Trust will be at the Corporate Trust Office in Delaware.

SECTION 2.10. REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR. The Depositor hereby represents and warrants to the Owner Trustee that:

(i) The Depositor is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(ii) The Depositor is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications and in which the failure to so qualify would have a material adverse effect on the business, properties, assets or condition (financial or other) of the Depositor [and the ability of the Depositor to perform under this Trust Agreement].

(iii) The Depositor has the power and authority to execute and deliver this Trust Agreement and to carry out its terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the

          Trust as part of the Trust and the Depositor has duly authorized such sale and assignment and deposit to the Trust by all necessary corporate action; and the execution, delivery and performance of this Trust Agreement have been duly authorized by the Depositor by all necessary corporate action.

(iv) The consummation of the transactions contemplated by this Trust Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

SECTION 2.11. PAYMENT OF TRUST FEES. The Owner Trustee shall [cause the Administrator (i) to] pay the Trust's fees and expenses incurred with respect to the performance of the Trust's duties under the Indenture [from amounts received pursuant to [Section 3.05(x)] under the Indenture and (ii) to notify the Certificate Paying Agent of such fees and expenses incurred thereunder.]

                                  ARTICLE III


                  CONVEYANCE OF THE CLASS A OWNERSHIP INTEREST;

                                  CERTIFICATES

SECTION 3.01. CONVEYANCE OF THE CLASS A OWNERSHIP INTEREST. The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, convey, sell and assign to the Trust, on behalf of the Holders of the Notes and the Certificates and the Credit Enhancer, without recourse, all its right, title and interest in and to the Class A Ownership Interest. The Depositor will also provide the Trust with the Credit Enhancement Instrument.

        The parties hereto intend that the transaction set forth herein be a sale by the Depositor to the Trust of all of its right, title and interest in and to the Class A Ownership Interest. In the event that the transaction set forth herein is not deemed to be a sale, the Depositor hereby grants to the Trust a security interest in all of its right, title and interest in, to and under the Owner Trust Estate, all distributions thereon and all proceeds thereof; and this Trust Agreement shall constitute a security agreement under applicable law.

SECTION 3.02. INITIAL OWNERSHIP. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.05 and until the conveyance of the Class A Ownership Interest pursuant to Section 3.01 and the issuance of the Certificates, the Depositor shall be the sole Certificateholder.

SECTION 3.03. THE CERTIFICATES. The Certificates shall be issued in minimum denominations of $[250,000] and in integral multiples of $10,000 in excess thereof; except for one Certificate that may not be in an integral multiple of $10,000[; provided, however, that the Designated Certificate issued pursuant to
Section 3.11 may be issued in the amount of $_________.] The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee and authenticated in the manner provided in Section 3.04. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefit of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates. A Person shall become a Certificateholder and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such Person's acceptance of a Certificate duly registered in such Person's name, pursuant to Section 3.05.

        A transferee of a Certificate shall become a Certificateholder and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such transferee's acceptance of a Certificate duly registered in such transferee's name pursuant to and upon satisfaction of the conditions set forth in Section 3.05.

SECTION 3.04. AUTHENTICATION OF CERTIFICATES. Concurrently with the acquisition of the Class A Ownership Interest by the Trust, the Owner Trustee or the Certificate Paying Agent shall cause the Certificates in an aggregate principal amount equal to the Initial Principal Balance of the Certificates to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president or any vice president, without further corporate action by the Depositor, in authorized denominations. No Certificate shall entitle its holder to any benefit under this Trust Agreement or be valid for any purpose unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee or ____________________, by manual signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

SECTION 3.05. REGISTRATION OF AND LIMITATIONS ON TRANSFER AND EXCHANGE OF CERTIFICATES. (a) The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.09, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the [Owner Trustee] / [Certificate Registrar] shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. __________________________________ shall be the initial Certificate Registrar. If the Certificate Registrar resigns or is removed, the Owner Trustee shall appoint a successor Certificate Registrar.

        Subject to satisfaction of the conditions set forth below [and to the provisions of Section 3.11 with respect to the Designated Certificate], upon surrender for registration of transfer of any Certificate at the office or agency maintained pursuant to Section 3.09, the [Owner Trustee] shall execute, authenticate and deliver (or shall cause __________________________________ as its authenticating agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Owner Trustee or any authenticating agent. At the option of a Certificateholder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate amount upon surrender of the Certificates to be exchanged at the office or agency maintained pursuant to Section 3.09.

        Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice.

        No service charge shall be made for any registration of transfer or exchange of Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

        Except as described below, each Certificateholder shall establish its non-foreign status by submitting to the Certificate Paying Agent an IRS Form W-9 and the Certificate of Non-Foreign Status set forth in Exhibit F hereto.

        A Certificate may be transferred to a Certificateholder unable to establish its non-foreign status as described in the preceding paragraph only if such Certificateholder provides an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust, the Owner Trustee, the Certificate Registrar or the Depositor, satisfactory to the Depositor and the Credit Enhancer, that such transfer (1) will not affect the tax status of the Owner Trust and (2) will not adversely affect the interests of any Certificateholder, Noteholder or the Credit Enhancer, including, without limitation, as a result of the imposition of any United States federal withholding taxes on the Trust (except to the extent that such withholding taxes would be payable solely from amounts otherwise distributable to the Certificate of the prospective transferee). If such transfer occurs and such foreign Certificateholder becomes subject to such United States federal withholding taxes, any such taxes will be withheld by the Indenture Trustee. Each Certificateholder unable to establish its non-foreign status shall submit to the Certificate Paying Agent a copy of its Form W-8 and shall resubmit such Form W-8 every three years.

(b) (i) No transfer, sale, pledge or other disposition of a Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with said Act and laws. In the event of any such transfer, the Certificate Registrar or the Depositor shall prior to such transfer require the transferee to execute (A) either (i) an investment letter in substantially the form attached hereto as Exhibit C (or in such form and substance reasonably satisfactory to the Certificate Registrar and the Depositor) which investment letters shall not be an expense of the Trust, the Owner Trustee, the Certificate Registrar, the Master Servicer or the Depositor and which investment letter states that, among other things, such transferee (a) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (b) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act, provided by Rule 144A or (ii) (a) a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trust, the Owner Trustee, the Certificate Registrar, the Master Servicer or the Depositor and (b) the transferee executes a representation letter, substantially in the form of Exhibit D hereto, and the transferor executes a representation letter, substantially in the form of Exhibit E hereto, each acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor certifying the facts surrounding such transfer, which representation letters shall not be an expense of the Trust, the Owner Trustee, the Certificate Registrar, the Master Servicer or the Depositor and (B) the Certificate of Non-Foreign Status (in substantially the form attached hereto as Exhibit F) acceptable to and in form and substance reasonably satisfactory to the Certificate Registrar and the Depositor, which certificate shall not be an expense of the Trust, the Owner Trustee, the Certificate Registrar or the Depositor. If the Certificateholder is unable to provide a Certificate of Non-Foreign Status, the Certificateholder must provide an Opinion of Counsel as described in the preceding paragraph. The Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust, the Owner Trustee, the Certificate Registrar, the Master Servicer and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(ii) No transfer of Certificates or any interest therein shall be made to any Person unless the Depositor, the Owner Trustee, the Certificate Registrar and the

     Master Servicer are provided with an Opinion of Counsel which establishes to the satisfaction of the Depositor, the Owner Trustee, the Certificate Registrar and the Master Servicer that the purchase of Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Owner Trustee, the Certificate Registrar or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Owner Trustee, the Certificate Registrar or the Master Servicer. In lieu of such Opinion of Counsel, a Person acquiring such Certificates may provide a certification in the form of Exhibit G to this Agreement, which the Depositor, the Owner Trustee, the Certificate Registrar and the Master Servicer may rely upon without further inquiry or investigation. Neither an Opinion of Counsel nor a certification will be required in connection with the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor (in which case, the Depositor or any affiliate thereof shall be deemed to have represented that such affiliate is not a Plan or a Person investing Plan Assets of any Plan) and the Owner Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Owner Trustee, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.

(iii)In addition, no transfer of a Certificate shall be permitted, and no such transfer shall be registered by the Certificate Registrar or be effective hereunder, unless evidenced by an Opinion of Counsel, which establishes that such transfer or the registration of such transfer would not cause the Trust to be classified as a publicly traded partnership, by having more than 100 Certificateholders at any time during the taxable year of the Trust, an association taxable as a corporation, a corporation or a taxable mortgage pool for federal and relevant state income tax purposes, which Opinion of Counsel shall not be an expense of the Certificate Registrar and shall be an expense of the proposed transferee. No Opinion of Counsel will be required if such transfer is made to a nominee of an existing beneficial holder of a Certificate.

(iv) In addition, no transfer, sale, assignment, pledge or other disposition of a Certificate shall be made unless the proposed transferee executes a representation letter substantially in the form of Exhibit D, or substantially in the form of Exhibit H hereto, that (1) the transferee is acquiring the Certificate for its own behalf and is not acting as agent or custodian for any other Person or entity in connection with such acquisition and (2) if the transferee is a partnership, grantor trust or S corporation for federal income tax purposes, the Certificates are not more than 50% of the assets of the partnership, grantor trust or S corporation.

SECTION 3.06. MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. If (a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them and the Issuer from harm, then in the absence of notice to the Certificate Registrar or the Owner Trustee that such Certificate has been acquired by a bona fide purchaser, the Owner Trustee shall execute on behalf of the Trust and the Owner

Trustee or ________________, as the Trust's authenticating agent, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this
Section 3.06, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section 3.06 shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 3.07. PERSONS DEEMED CERTIFICATEHOLDERS. Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar or any Certificate Paying Agent may treat the Person in whose name any Certificate is registered in the Certificate Register as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.02 and for all other purposes whatsoever, and none of the Trust, the Owner Trustee, the Certificate Registrar or any Paying Agent shall be bound by any notice to the contrary.

SECTION 3.08. ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES. The Certificate Registrar shall furnish or cause to be furnished to the Depositor or the Owner Trustee, within 15 days after receipt by the Certificate Registrar of a written request therefor from the Depositor or the Owner Trustee, a list, in such form as the Depositor or the Owner Trustee, as the case may be, may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Trust, the Depositor, the Holder of the Designated Certificate, the Certificate Registrar or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

SECTION 3.09. MAINTENANCE OF OFFICE OR AGENCY. The Owner Trustee on behalf of the Trust, shall maintain in the City of New York, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Certificates and the Basic Documents may be served. The Owner Trustee initially designates the Corporate Trust Office of the Indenture Trustee as its office for such purposes. The Owner Trustee shall give prompt written notice to the Depositor, the Holder of the Designated Certificate and the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

SECTION 3.10. CERTIFICATE PAYING AGENT. (a) The Certificate Paying Agent shall make distributions to Certificateholders from the Certificate Distribution Account on behalf of the Trust in accordance with the provisions of the Certificates and Section 5.01 hereof from payments remitted to the Certificate Paying Agent by the Indenture Trustee pursuant to Section 3.05 of the Indenture. The Trust hereby appoints __________________ as Certificate Paying Agent and _________________ hereby accepts such appointment and further agrees that it will be bound by the provisions of this Trust Agreement relating to the Certificate Paying Agent and shall:

(i) hold all sums held by it for the payment of amounts due with respect to the Certificates in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(ii) give the Owner Trustee notice of any default by the Trust of which it has actual knowledge in the making of any payment required to be made with respect to the Certificates;

(iii) at any time during the continuance of any such default, upon the written request of the Owner Trustee, forthwith pay to the Owner Trustee on behalf of the Trust all sums so held in Trust by such Certificate Paying Agent;

(iv) immediately resign as Certificate Paying Agent and forthwith pay to the Owner Trustee on behalf of the Trust all sums held by it in trust for the payment of Certificates if at any time it ceases to meet the standards required to be met by the Certificate Paying Agent at the time of its appointment;

(v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Certificates of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; and

(vi) deliver to the Owner Trustee a copy of the report to Certificateholders prepared with respect to each Payment Date by the Master Servicer pursuant to Section 4.01 of the Servicing Agreement.

(b) On the second LIBOR Business Day immediately preceding (i) the Closing Date in the case of the first Interest Period and (ii) the first day of each succeeding Interest Period, the Certificate Paying Agent shall determine LIBOR and the Certificate Rate for such Interest Period and shall inform the Master Servicer and the Depositor at their respective facsimile numbers given to the Certificate Paying Agent in writing thereof.

(c) The Trust may revoke such power and remove the Certificate Paying Agent if the [Administrator]/[Owner Trustee] determines in its sole discretion that the Certificate Paying Agent shall have failed to perform its obligations under this Trust Agreement in any material respect. __________________ shall be permitted to resign as Certificate Paying Agent upon 30 days' written notice to the Owner Trustee; provided ________________ is also resigning as Paying Agent under the Indenture at such time. In the event that ___________________ shall no longer be the Certificate Paying Agent under this Trust Agreement and Paying Agent under the Indenture, the [Administrator]/[Owner Trustee] shall appoint a successor to act as Certificate Paying Agent (which shall be a bank or trust company) and which shall also be the successor Paying Agent under the Indenture. The [Administrator]/[Owner Trustee] shall cause such successor Certificate Paying Agent or any additional Certificate Paying Agent appointed by the [Administrator]/[Owner Trustee] to execute and deliver to the Owner Trustee an instrument to the effect set forth in this Section 3.10 as it relates to the Certificate Paying Agent. The Certificate Paying Agent shall return all unclaimed funds to the Trust and upon removal of a Certificate Paying Agent such Certificate Paying Agent shall also return all funds in its possession to the Trust. The provisions of Sections 6.01, 6.03, 6.04 and 7.01 shall apply to the Certificate Paying Agent to the extent applicable. Any reference in this Agreement to the Certificate Paying Agent shall include any co-paying agent unless the context requires otherwise.

(d) The Certificate Paying Agent shall establish and maintain with itself a trust account (the "Certificate Distribution Account") in which the Certificate Paying Agent shall, deposit, on the same day as it is received from the Indenture Trustee, each remittance received by the Certificate Paying Agent with respect to payments made pursuant to the Indenture. The Certificate Paying Agent shall make all distributions of principal of and interest on the Certificates, from moneys on deposit in the Certificate Distribution Account.

SECTION 3.11. OWNERSHIP BY MATI. (a) MATI shall on the Closing Date purchase a Certificate representing at least 1% of the Initial Principal Balance of the Certificates (the "Designated Certificate") and shall thereafter retain beneficial and record ownership of the Designated Certificate. The Owner Trustee shall cause the Designated Certificate to contain a legend stating "THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT UPON SATISFACTION OF THE CONDITIONS IN
SECTION 3.11(b) OF THE TRUST AGREEMENT." For purposes of the Business Trust Statute, the Designated Certificate shall be deemed to be a separate class of Certificates from all OTHER CERTIFICATES ISSUED BY THE TRUST; PROVIDED that the rights and obligations evidenced by all Certificates, regardless of class, shall, except as provided in this Section, be identical.

(b) The Designated Certificate shall, for income and franchise tax purposes, be treated as the general partnership interest of the Trust. The Designated Certificate shall not be transferred by MATI unless (a) the transferee shall be an Affiliate of the Seller, unless the prior written consent of the Credit Enhancer is obtained, which will not be unreasonably withheld, (b) the applicable provisions of Section 3.05 are satisfied, (c) the Certificate Registrar receives an Opinion of Counsel to the effect that the transfer of the Designated Certificate shall not cause the Trust to be subject to an entity level tax and (d) the Rating Agencies shall consent to such transfer. The Designated Certificate shall not be separately transferrable.

SECTION 3.12. COOPERATION. The Owner Trustee shall cooperate in all respects with any reasonable request by the Credit Enhancer for action to preserve or enforce the Credit Enhancer's rights or interest under this Trust Agreement or the Insurance Agreement, consistent with this Trust Agreement and without limiting the rights of the Certificateholder as otherwise expressly set forth in the Trust Agreement.

                                   ARTICLE IV

                      AUTHORITY AND DUTIES OF OWNER TRUSTEE

SECTION 4.01. GENERAL AUTHORITY. The Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party and any amendment or other agreement or instrument described herein, in each case, in such form as the Administrator shall approve, as evidenced conclusively by the Owner Trustee's execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Administrator directs with respect to the Basic Documents.

SECTION 4.02. GENERAL DUTIES. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Trust Agreement and the Basic Documents to which the Trust is a party and to administer the Trust in the interest of the Certificateholders, subject to the Basic Documents and in accordance with the provisions of this Trust Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform such acts or to discharge such duties of the Owner Trustee or the Trust hereunder or under any Basic Document, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

SECTION 4.03. ACTION UPON INSTRUCTION. (a) Subject to this Article IV and in accordance with the terms of the Basic Documents, the Certificateholders may by written instruction direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Certificateholders pursuant to this Article IV.

(b) Notwithstanding the foregoing, the Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

(c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Trust Agreement or under any Basic Document, or in the event that the Owner Trustee is unsure as to the application of any provision of this Trust Agreement or any Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Trust Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders (with a copy to the Credit Enhancer) requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the

Certificateholders received [representing a majority of the Certificate Percentage Interest], the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement or the Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and the Owner Trustee shall have no liability to any Person for such action or inaction.

SECTION 4.04. NO DUTIES EXCEPT AS SPECIFIED UNDER SPECIFIED DOCUMENTS OR IN INSTRUCTIONS. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided (a) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Trust Agreement, (b) in accordance with the Basic Documents and (c) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 4.03; and no implied duties or obligations shall be read into this Trust Agreement or any Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Trust Agreement or any Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Owner Trust Estate.

SECTION 4.05. RESTRICTIONS. (a) The Owner Trustee shall not take any action (x) that is inconsistent with the purposes of the Trust set forth in Section 2.03 or
(y) that, to the actual knowledge of the Owner Trustee, would result in the Trust becoming taxable as a corporation for federal income tax purposes. The Certificateholders shall not direct the Owner Trustee to take action that would violate the provisions of this Section 4.05.

(b) The Owner Trustee shall not convey or transfer any of the Trust's properties or assets, including those included in the Trust Estate, to any person unless
(a) it shall have received an Opinion of Counsel to the effect that such transaction will not have any material adverse tax consequence to the Trust or any Certificateholder and (b) such conveyance or transfer shall not violate the provisions of Section 3.16(b) of the Indenture.

SECTION 4.06. PRIOR NOTICE TO CERTIFICATEHOLDERS [AND THE CREDIT ENHANCER] WITH RESPECT TO CERTAIN MATTERS. With respect to the following matters, the Owner Trustee shall not take action unless, at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholders [and the Credit Enhancer] in writing of the proposed action and the Certificateholders [and the Credit Enhancer] shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or provided alternative direction:

(a) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of cash distributions due and owing under the Class A Ownership Interest) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of cash distributions due and owing under the Class A Ownership Interest);

(b) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Business Trust Statute);

(c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

(d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Certificateholders;

(e) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially adversely affect the interests of the Certificateholders; or

(f) the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee or pursuant to this Trust Agreement of a successor Certificate Registrar or Certificate Paying Agent or the consent to the assignment by the Note Registrar, Paying Agent, Indenture Trustee, Certificate Registrar or Certificate Paying Agent of its obligations under the Indenture or this Trust Agreement, as applicable.

SECTION 4.07. ACTION BY CERTIFICATEHOLDERS WITH RESPECT TO CERTAIN MATTERS. The Owner Trustee shall not have the power, except upon the direction of the Certificateholders, and with the consent of the Credit Enhancer, to (a) remove the Administrator under the Administration Agreement pursuant to Section 7.01 thereof, (b) appoint a successor Administrator pursuant to Section 7.01 of the Administration Agreement, (c) remove the Master Servicer under the Servicing Agreement pursuant to Sections 7.01 and 8.05 thereof or (d) except as expressly provided in the Basic Documents, sell the Class A Ownership Interest after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Certificateholders and with the consent of the Credit Enhancer.

SECTION 4.08. ACTION BY CERTIFICATEHOLDERS WITH RESPECT TO BANKRUPTCY. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Certificateholders and with the consent of the Credit Enhancer and the delivery to the Owner Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that the Trust is insolvent.

SECTION 4.09. RESTRICTIONS ON CERTIFICATEHOLDERS' POWER. The Certificateholders shall not direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Trust Agreement or any of the Basic Documents or would be contrary to Section 2.03, nor shall the Owner Trustee be obligated to follow any such direction, if given.

SECTION 4.10. MAJORITY CONTROL. Except as expressly provided herein, any action that may be taken by the Certificateholders under this Trust Agreement may be taken by the Holders evidencing not less than a majority of the outstanding Principal Balance of the Certificates. Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Trust Agreement shall be effective if signed by Holders evidencing not less than a majority of the outstanding Principal Balance of the Certificates at the time of the delivery of such notice.

                                   ARTICLE V


                           APPLICATION OF TRUST FUNDS

SECTION 5.01. DISTRIBUTIONS. (a) On each Payment Date, the Certificate Paying Agent shall distribute to the Certificateholders all funds on deposit in the Certificate Distribution Account and available therefor (as provided in Section
3.05 of the Indenture), as principal and the Certificate Distribution Amount for such Payment Date. All distributions made pursuant to this Section shall be distributed on a pro rata basis to the Certificateholders based on the Certificate Principal Balances thereof; [provided however that any amount on deposit in the Certificate Distribution Account relating to a payment to the Certificate Paying Agent pursuant to Section 3.05(xi) of the Indenture shall be distributed solely to the Designated Certificate.]

(b) In the event that any withholding tax is imposed on the distributions (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section
5.01. The Certificate Paying Agent is hereby authorized and directed to retain or cause to be retained from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Certificate Paying Agent and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Certificate Paying Agent may in its sole discretion withhold such amounts in accordance with this paragraph (b).

(c) All calculations of the Certificate Distribution Amount on the Certificates shall be made on the basis of the actual number of days in an Interest Period and a year assumed to consist of 360 days.

(d) Distributions to Certificateholders shall be subordinated to the creditors of the Trust, including the Noteholders.

(e) Allocations of profits and losses, as determined for federal income tax purposes, shall be made to the Certificateholders on a pro rata basis on the Certificate Principal Balance thereof.

SECTION 5.02. METHOD OF PAYMENT. Subject to Section 8.01(c), distributions required to be made to Certificateholders on any Payment Date as provided in
Section 5.01 shall be made to each Certificateholder of record on the preceding Record Date either by, in the case of any Certificateholder owning Certificates, other than the Designated Certificate, having denominations aggregating at least $1,000,000, wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Payment Date or, if not, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register. All distributions in respect of the Designated Certificate shall be made to MATI or its permitted assignees, as the case may be, by wire transfer, in immediately available funds, to the account of such entity at a bank or other entity having appropriate facilities therefor, as specified in written instructions to the Certificate Paying Agent on or prior to the first Payment Date.

SECTION 5.03. SIGNATURE ON RETURNS. The Owner Trustee shall sign on behalf of the Trust the tax returns of the Trust.

SECTION 5.04. STATEMENTS TO CERTIFICATEHOLDERS. On each Payment Date, the Certificate Paying Agent shall send to each Certificateholder the statement or statements provided to the Owner Trustee and the Certificate Paying Agent by the Master Servicer pursuant to Section 4.01 of the Servicing Agreement with respect to such Payment Date.

SECTION 5.05. TAX REPORTING; TAX ELECTIONS. The Holder of the Designated Certificate shall cause the Trust to file federal and state income tax returns and information statements as a partnership for each of its taxable years. Within 90 days after the end of each calendar year, the Holder of the Designated Certificate shall cause the Trust to provide to each Certificateholder an Internal Revenue Service "K-1" or any successor schedule and supplemental information, if required by law, to enable each Certificateholder to file its federal and state income tax returns. The Holder of the Designated Certificate may from time to time make and revoke such tax elections with respect to the Trust as it deems necessary or desirable in its sole discretion to carry out the business of the Trust or the purposes of this Trust Agreement if permitted by applicable law. Notwithstanding the foregoing, an election under Section 754 of the Code shall not be made without the written consent of a majority in interest of the Holders of the Certificates. The Holder of the Designated Certificate shall serve as tax matters partner for the Trust. / [So long as the Depositor or any affiliate of the Depositor owns 100% of the Certificates (the "Original Certificateholder"), then no separate federal and state income tax returns and information returns or statements will be filed with respect to the Trust. If the Original Certificateholder is no longer the sole Certificateholder, the subsequent holders of the Certificates by their acceptance hereof, agree to appoint the Original Certificateholder as their agent for the tax matters partner and the Original Certificateholder, as agent for such holders, agrees to perform all duties necessary to comply with federal and state income tax laws.]

                                   ARTICLE VI


                          CONCERNING THE OWNER TRUSTEE

SECTION 6.01. ACCEPTANCE OF TRUSTS AND DUTIES. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Trust Agreement. The Owner Trustee and the Certificate Paying Agent also agree to disburse all moneys actually received by it constituting part of the Owner Trust Estate upon the terms of the Basic Documents and this Trust Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any Basic Document under any circumstances, except (i) for its own willful misconduct, negligence or bad faith or negligent failure to act or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.03 expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(a) The Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator or the Certificateholders;

(b) No provision of this Trust Agreement or any Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights, duties or powers hereunder or under any Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(c) Under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

(d) The Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Trust Agreement or for the due execution hereof by the Depositor or the Holder of the Designated Certificate or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate, or for or in respect of the validity or sufficiency of the Basic Documents, the Notes, the Certificates, other than the certificate of authentication on the Certificates, if executed by the Owner Trustee and the Owner Trustee shall in no event assume or incur any liability, duty, or obligation to any Noteholder or to any Certificateholder, other than as expressly provided for herein or expressly agreed to in the Basic Documents;

(e) The execution, delivery, authentication and performance by it of this Trust Agreement will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action with respect to, any governmental authority or agency;

(f) The Owner Trustee shall not be liable for the default or misconduct of the Administrator, the Holder of the Designated Certificate, the Depositor, Indenture Trustee or the Master Servicer under any of the Basic Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Trust Agreement or the Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Seller under the Mortgage Loan Purchase Agreement; and

(g) The Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it or duties imposed by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or otherwise or in relation to this Trust Agreement or any Basic Document, at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Trust Agreement or in any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence, bad faith or willful misconduct in the performance of any such act.

SECTION 6.02. FURNISHING OF DOCUMENTS. The Owner Trustee shall furnish to the Securityholders promptly upon receipt of a written reasonable request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Trust under the Basic Documents.

SECTION  6.03.   REPRESENTATIONS  AND  WARRANTIES.   The  Owner  Trustee  hereby
represents   and   warrants   to  the   Depositor,   for  the   benefit  of  the
Certificateholders, that:

(a) It is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Trust Agreement;

(b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Trust Agreement, and this Trust Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Trust Agreement on its behalf;

(c) Neither the execution nor the delivery by it of this Trust Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound;

(d) This Trust Agreement, assuming due authorization, execution and delivery by the Owner Trustee and the Depositor, constitutes a valid, legal and binding obligation of the Owner Trustee, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(e) The Owner Trustee is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Owner Trustee or its properties or might have consequences that would materially adversely affect its performance hereunder; and

(f) No litigation is pending or, to the best of the Owner Trustee's knowledge, threatened against the Owner Trustee which would prohibit its entering into this Trust Agreement or performing its obligations under this Trust Agreement.

SECTION 6.04. RELIANCE; ADVICE OF COUNSEL. (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b) In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Trust Agreement or the Basic Documents, the Owner Trustee (i) may act directly or through its agents, attorneys, custodians or nominees (including persons acting under a power of attorney) pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents, attorneys , custodians or nominees (including persons acting under a power of attorney) if such persons have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it at the expense of the Trust. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountants or other such Persons and not contrary to this Trust Agreement or any Basic Document.

SECTION  6.05.  NOT ACTING IN  INDIVIDUAL  CAPACITY.  Except as provided in this
Article VI, in accepting the trusts hereby created ______________________ acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Trust Agreement or any Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

SECTION 6.06. OWNER TRUSTEE NOT LIABLE FOR CERTIFICATES OR RELATED DOCUMENTS. The recitals contained herein and in the Certificates (other than the signatures of the Owner Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Trust Agreement, of any Basic Document or of the Certificates (other than the signatures of the Owner Trustee on the Certificates) or the Notes, or of any Related Documents. The Owner Trustee shall at no time have any responsibility or liability with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Trust Agreement or the Noteholders under the Indenture, including, the compliance by the Depositor or the Seller with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation, or any action of the Administrator, the Certificate Paying Agent, the Certificate Registrar or the Indenture Trustee taken in the name of the Owner Trustee.

SECTION 6.07. OWNER TRUSTEE MAY OWN CERTIFICATES AND NOTES. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Certificates or Notes and may deal with the Depositor, the Seller, the Certificate Paying Agent, the Certificate Registrar, the Administrator and the Indenture Trustee in transactions with the same rights as it would have if it were not Owner Trustee.

                                  ARTICLE VII


                          COMPENSATION OF OWNER TRUSTEE

SECTION 7.01. OWNER TRUSTEE'S FEES AND EXPENSES. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof, and the Owner Trustee shall be reimbursed for its reasonable expenses hereunder and under the Basic Documents, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may reasonably employ in connection with the exercise and performance of its rights and its duties hereunder and under the Basic Documents which shall be payable by the Master Servicer pursuant to Section 3.09 of the Servicing Agreement.

SECTION 7.02. INDEMNIFICATION. The Holder of the Designated Certificate shall indemnify, defend and hold harmless the Owner Trustee and its successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Trust Agreement, the Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder, provided, that:

(i) the Holder of the Designated Certificate shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from the Owner Trustee's willful misconduct, negligence or bad faith or as a result of any inaccuracy of a representation or warranty contained in Section 6.03 expressly made by the Owner Trustee;

(ii) with respect to any such claim, the Indemnified Party shall have given the Holder of the Designated Certificate written notice thereof promptly after the Indemnified Party shall have actual knowledge thereof;

(iii) while maintaining control over its own defense, the Holder of the Designated Certificate shall consult with the Indemnified Party in preparing such defense; and

(iv) notwithstanding anything in this Agreement to the contrary, the Holder of the Designated Certificate shall not be liable for settlement of any claim by an Indemnified Party entered into without the prior consent of the Holder of the Designated Certificate which consent shall not be unreasonably withheld.

        The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Trust Agreement. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section 7.02, the Owner Trustee's choice of legal counsel, if other than the legal counsel retained by the Owner Trustee in connection with the execution and delivery of this Trust Agreement, shall be subject to the approval of the Holder of the Designated Certificate, which approval shall not be unreasonably withheld. In addition, upon written notice to the Owner Trustee and with the consent of the Owner Trustee which consent shall not be unreasonably withheld, the Holder of the Designated Certificate has the right to assume the defense of any claim, action or proceeding against the Owner Trustee.

                                  ARTICLE VIII


                         TERMINATION OF TRUST AGREEMENT

SECTION 8.01. TERMINATION OF TRUST AGREEMENT. (a) This Trust Agreement (other than this Article VIII) and the Trust shall terminate and be of no further force or effect upon the earliest of (i) upon the final distribution of all moneys or other property or proceeds of the Owner Trust Estate in accordance with the terms of the Indenture and this Trust Agreement, (ii) the Payment Date in ____________, (iii) at the time provided in Section 8.02 or (iv) purchase by the Master Servicer of all Mortgage Loans pursuant to Section 8.08(a) of the Servicing Agreement. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder, other than the Holder of the Designated Certificate as described in Section 8.02, shall not (x) operate to terminate this Trust Agreement or the Trust or (y) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or the Owner Trust Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

(b) Except as provided in Section 8.01(a), none of the Depositor, the Holder of the Designated Certificate or any other Certificateholder shall be entitled to revoke or terminate the Trust.

(c) Notice of any termination of the Trust, specifying the Payment Date upon which Certificateholders shall surrender their Certificates to the Certificate Paying Agent for payment of the final distribution and cancellation, shall be given by the Certificate Paying Agent by letter to Certificateholders and the Credit Enhancer mailed within five Business Days of receipt of notice of such termination from the [Administrator]/[Owner Trustee], stating (i) the Payment Date upon or with respect to which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Certificate Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Certificate Payment Agent therein specified. The Certificate Paying Agent shall give such notice to the Owner Trustee and the Certificate Registrar at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Certificate Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Payment Date pursuant to Section 5.01.

        In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Certificate Paying Agent shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. Subject to applicable laws with respect to escheat of funds, if within one year following the Payment Date on which final payment of the Certificates was to have been made pursuant to Section 3.10 of the Indenture, all the Certificates shall not have been surrendered for cancellation, the Certificate Paying Agent may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certif icates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Trust Agreement. Any funds remaining in the Certificate Distribution Account after exhaustion of such remedies shall be distributed by the Certificate Paying Agent to the Holder of the Designated Certificate.

(d) Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of
Section 3810(c) of the Business Trust Statute.

SECTION 8.02. DISSOLUTION UPON BANKRUPTCY OF THE HOLDER OF THE DESIGNATED CERTIFICATE. In the event that an Insolvency Event shall occur with respect to the Holder of the Designated Certificate, this Trust Agreement and the Trust shall be terminated in accordance with Section 8.01, 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the Owner Trustee shall have received written instructions from (a) if no Credit Enhancer Default shall have occurred and be continuing, Holders of Certificates (other than the Holder of the Designated Certificate) representing more than 50% of the Principal Balance of the Certificates (not including the Principal Balance of the Designated Certificate), to the effect that such Holders disapprove of the termination of the Trust or (b) if a Credit Enhancer Default shall have occurred and be continuing, (i) each of the Holders of Certificates (other than the Holder of the Designated Certificate), (ii) each of the Holders of Term Notes, and (iii) each of the Holders of Variable Funding Notes (other than Holders of Variable Funding Notes held by the Seller or an Affiliate of the Seller), to the effect that such Holders disapprove of the termination of the Trust. Promptly after the occurrence of any Insolvency Event with respect to the Holder of the Designated Certificate (A) the Holder of the Designated Certificate shall give the Indenture Trustee, the Credit Enhancer and the Owner Trustee written notice of such Insolvency Event, (B) the Owner Trustee shall, upon the receipt of such written notice from the Holder of the Designated Certificate, give prompt written notice to the Certificateholders of the occurrence of such event and (C) the Indenture Trustee shall give prompt written notice of such event to the Noteholders; provided, however, that any failure to give a notice required by this sentence shall not prevent or delay, in any manner, a termination of the Trust pursuant to the first sentence of this Section 8.02. Upon a termination pursuant to this Section, the Owner Trustee shall direct the Indenture Trustee promptly to sell the assets of the Trust (other than the Payment Account) in a commercially reasonable manner and on commercially reasonable terms. The proceeds of any such sale of the assets of the Trust shall be deposited to the Payment Account for distribution in accordance with Section 5.04(b) of the Indenture.

                                   ARTICLE IX


             SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

SECTION 9.01. ELIGIBILITY REQUIREMENTS FOR OWNER TRUSTEE. The Owner Trustee shall at all times be a corporation satisfying the provisions of Section 3807(a) of the Business Trust Statute; authorized to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent that has) a rating of at least _____ by [Moody's and/or Standard & Poor's]. If such corporation shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 9.01, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 9.02.

SECTION 9.02. REPLACEMENT OF OWNER TRUSTEE. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving 30 days' prior written notice thereof to the Administrator, the Credit Enhancer and the Depositor. Upon receiving such notice of resignation, the [Administrator]/[Indenture Trustee] shall promptly appoint a successor Owner Trustee with the consent of the Credit Enhancer which will not be unreasonably withheld, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

        If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 9.01 and shall fail to resign after written request therefor by the [Administrator]/[Indenture Trustee], or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the [Administrator]/[Indenture Trustee] may [and shall at the direction of the Credit Enhancer] remove the Owner Trustee. If the [Administrator]/[Indenture Trustee] shall remove the Owner Trustee under the authority of the immediately preceding sentence, the [Administrator]/[Indenture Trustee] shall promptly appoint a successor Owner Trustee [acceptable to the Credit Enhancer] by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee, and shall pay all fees owed to the outgoing Owner Trustee.

        Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 9.03 and payment of all fees and expenses owed to the outgoing Owner Trustee.

[The   [Administrator]/[Indenture   Trustee]   shall  provide   notice  of  such
resignation or removal of the Owner Trustee to each of the Rating Agencies.]

SECTION 9.03. SUCCESSOR OWNER TRUSTEE. Any successor Owner Trustee appointed pursuant to Section 9.02 shall execute, acknowledge and deliver to the [Administrator]/[Indenture Trustee] and to its predecessor Owner Trustee an instrument accepting such appointment under this Trust Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective, and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Trust Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Trust Agreement; and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

        No successor Owner Trustee shall accept  appointment as provided in this
Section 9.03 unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 9.01.

        Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 9.03, the [Administrator]/[Indenture Trustee] shall mail notice thereof to all Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies. If the [Administrator]/[Indenture Trustee] shall fail to mail such notice within 10 days after acceptance of such appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the [Administrator]/[Indenture Trustee].

SECTION 9.04. MERGER OR CONSOLIDATION OF OWNER TRUSTEE. Any Person into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, that such Person shall be eligible pursuant to Section 9.01 and, provided, further, that the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

SECTION 9.05. APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE. Notwithstanding any other provisions of this Trust Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Administrator and Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Trust or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Trust Agreement shall be required to meet the terms of eligibility as a successor Owner Trustee pursuant to
Section 9.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 9.03.

        Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a) All rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Owner Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

(b) No trustee under this Trust Agreement shall be personally liable by reason of any act or omission of any other trustee under this Trust Agreement; and

(c) The Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

        Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Trust Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Trust Agreement, specifically including every provision of this Trust Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

        Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Trust Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

                                   ARTICLE X


                                  MISCELLANEOUS

SECTION 10.01. AMENDMENTS. (a) This Trust Agreement may be amended from time to time by the parties hereto as specified in this Section 10.01[, provided that any amendment, except as provided in subparagraph (e) below, be accompanied by an Opinion of Counsel, to the Owner Trustee to the effect that such amendment
(i) complies with the provisions of this Section and (ii) will not cause the Trust to be subject to an entity level tax].

(b) If the purpose of the amendment (as detailed therein) is to correct any mistake, eliminate any inconsistency, cure any ambiguity or deal with any matter not covered (i.e. to give effect to the intent of the parties and, if applicable, to the expectations of the Holders), it shall not be necessary to obtain the consent of any Holders, but the Owner Trustee shall be furnished with
(A) a letter from the Rating Agencies that the amendment will not result in the downgrading or withdrawal of the rating then assigned to any Security [if determined without regard to the Credit Enhancement Instrument] and (B) an Opinion of Counsel to the effect that such action will not adversely affect in any material respect the interests of any Holders, and the consent of the Credit Enhancer shall be obtained.

(c) If the purpose of the amendment is to prevent the imposition of any federal or state taxes at any time that any Security is outstanding (i.e., technical in nature), it shall not be necessary to obtain the consent of any Holder, but the Owner Trustee shall be furnished with an Opinion of Counsel that such amendment is necessary or helpful to prevent the imposition of such taxes and is not materially adverse to any Holder and the consent of the Credit Enhancer shall be obtained.

(d) If the purpose of the amendment is to add or eliminate or change any provision of the Trust Agreement other than as contemplated in (b) and (c) above, the amendment shall require (A) [the consent of the Credit Enhancer and] an Opinion of Counsel to the effect that such action will not adversely affect in any material respect the interests of any Holders and (B) either (a) a letter from the Rating Agency that the amendment will not result in the downgrading or withdrawal of the rating then assigned to any security [if determined without regard to the Credit Enhancement Instrument] or (b) the consent of Holders of Certificates evidencing a majority of the Principal Balance of the Certificates and the Indenture Trustee; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received that are required to be distributed on any Certificate without the consent of the related Certificateholder and the Credit Enhancer, or (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

(e) If the purpose of the amendment is to provide for the holding of any of the Certificates in book-entry form, it shall require the consent of Holders of all such Certificates then outstanding; provided, that the Opinion of Counsel specified in subparagraph (a) above shall not be required.

(f) If the purpose of the amendment is to provide for the issuance of additional certificates representing an interest in the Trust, it shall not be necessary to obtain the consent of any Holder, but the Owner Trustee shall be furnished with
(A) an Opinion of Counsel to the effect that such action will not adversely affect in any material respect the interests of any Holders and (B) a letter from the Rating Agencies that the amendment will not result in the downgrading or withdrawal of the rating then assigned to any Security [, if determined without regard to the Credit Enhancement Instrument] and the consent of the Credit Enhancer shall be obtained.

(g) Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee, the Credit Enhancer and each of the Rating Agencies. It shall not be necessary for the consent of Certificateholders or the Indenture Trustee pursuant to this Section 10.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Trust Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

(h) In connection with the execution of any amendment to any agreement to which the Trust is a party, other than this Trust Agreement, the Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel to the effect that such amendment is authorized or permitted by the documents subject to such amendment and that all conditions precedent in the Basic Documents for the execution and delivery thereof by the Trust or the Owner Trustee, as the case may be, have been satisfied.

        Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State of the State of Delaware.

SECTION 10.02. NO LEGAL TITLE TO OWNER TRUST ESTATE. The Certificateholders shall not have legal title to any part of the Owner Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided beneficial interest therein only in accordance with Articles V and VIII. No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholders to and in their ownership interest in the Owner Trust Estate shall operate to terminate this Trust Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate

SECTION 10.03. LIMITATIONS ON RIGHTS OF OTHERS. Except for Section 2.07, the provisions of this Trust Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Holder of the Designated Certificate, the Certificateholders, the Administrator, the Credit Enhancer and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Trust Agreement (other than Section 2.07), whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Trust Agreement or any covenants, conditions or provisions contained herein.

SECTION 10.04. NOTICES. (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt , if to the Owner Trustee, addressed to the Corporate Trust Office; if to the Depositor, addressed to Residential Asset Mortgage Products, Inc., 8400 Normandale Lake Boulevard, Suite 700, Minneapolis, Minnesota 55437, Attention:
_________________; if to MATI, addressed to Mortgage Assets Trading Inc., 8400 Normandale Lake Boulevard, Suite 700, Minneapolis, Minnesota 55437, Attention:
CFO;  if  to  the  Credit   Enhancer,   addressed  to  ___________,   Attention:
_________________,     if    to    the    Rating    Agencies,    addressed    to
________________________  Attention:  __________or,  as to each  party,  at such other address as shall be designated by such party in a written notice to each other party.

(b) Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Trust Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

(c) A copy of any notice delivered to the Owner Trustee or the Trust shall also be delivered to the Depositor and the Administrator.

SECTION 10.05. SEVERABILITY. Any provision of this Trust Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.06. SEPARATE COUNTERPARTS. This Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 10.07. SUCCESSORS AND ASSIGNS. All representations, warranties, covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the Depositor, the Owner Trustee and its successors and each Certificateholder and its successors and permitted assigns, all as herein provided and the Credit Enhancer. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

        [SECTION 10.8.NO PETITION. The Owner Trustee, by entering into this Trust Agreement and each Certificateholder, by accepting a Certificate, hereby covenant and agree that they will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations to the Certificates, the Notes, this Trust Agreement or any of the Basic Documents.]

SECTION 10.09. NO RECOURSE. Each Certificateholder by accepting a Certificate acknowledges that such Certificateholder's Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Depositor, the Holder of the

Designated Certificate, the Seller, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Trust Agreement, the Certificates or the Basic Documents.

SECTION 10.10. HEADINGS. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 10.11. GOVERNING LAW. THIS TRUST AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION  10.12.  INTEGRATION.   This  Trust  Agreement  constitutes  the  entire
agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understanding pertaining thereto.

SECTION 10.13. RIGHTS OF CREDIT ENHANCER TO EXERCISE RIGHTS OF CERTIFICATEHOLDERS. By accepting its Certificate, each Certificateholder agrees that unless a Credit Enhancer Default exists, the Credit Enhancer shall have the right to exercise all rights of the Certificateholders under this Agreement without any further consent of the Certificateholders. Nothing in this Section, however, shall alter or modify in any way, the fiduciary obligations of the Owner Trustee to the Certificateholders pursuant to this Agreement, or create any fiduciary obligation of the Owner Trustee to the Credit Enhancer.

        IN WITNESS WHEREOF, the Depositor and the Owner Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

        RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

        BY:
           Name:

           Title:

        _____________________, not in its individual capacity but solely as Owner Trustee,

        BY:
           Name:

           Title:

Acknowledged and Agreed:
        __________, as Certificate
        Registrar and Certificate
        Paying Agent

BY:
    Name:

    Title:

                                    EXHIBIT A

                              [FORM OF CERTIFICATE]

                                     [Face]

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.05 OF THE TRUST AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (I) A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE PROHIBITED TRANSACTION RESTRICTIONS AND THE FIDUCIARY RESPONSIBILITY REQUIREMENTS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OR (II) IF THIS CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY
PROVISIONS OF ERISA, OR SECTION 4975 OF THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS), OR A TRUSTEE OF ANY SUCH PLAN, OR ANY OTHER PERSON WHO IS USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH ACQUISITION, AN OPINION OF COUNSEL TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE OWNER TRUST ESTATE BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF SECTION 406 OR SECTION 407 OF ERISA OR SECTION 4975 OF THE CODE, AND WILL NOT SUBJECT THE OWNER TRUSTEE OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED A CERTIFICATE OF NON-FOREIGN STATUS CERTIFYING AS TO THE TRANSFEREE'S STATUS AS A U.S. PERSON OR CORPORATION OR PARTNERSHIP UNDER U.S. LAW.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE DEPOSITOR, THE MASTER SERVICER, THE INDENTURE TRUSTEE, OR THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS EXPRESSLY PROVIDED IN THE TRUST AGREEMENT OR THE BASIC DOCUMENTS.

Certificate No.

Original principal amount ("Denomination") of this Certificate:  $_________

Aggregate Denominations of all Certificates: $

Pass-Through Rate:  Floating

Cut-Off Date:

First Payment Date

-----------, ----

                             CUSIP NO. __________

                             Home [Equity] Loan Trust 200_-_

        Evidencing a fractional undivided interest in the Owner Trust Estate, the property of which consists primarily of the Class A Ownership Interest in _________________________, a limited liability company (the "200_-____ Trust
LLC") sold by

        RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC., AS DEPOSITOR

        This certifies that [name of Holder] is the registered owner of the Percentage Interest represented hereby in the Home [Equity] Loan Trust 200_-_ (the "Trust").

        The Trust was created pursuant to an Trust Agreement dated as of ________________ (as amended and supplemented from time to time, the "Trust Agreement") between the Depositor and ______________________, as owner trustee (as amended and supplemented from time to time, the "Owner Trustee", which term includes any successor entity under the Trust Agreement), a summary of certain of the pertinent provisions of which is set forth hereinafter. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        This Certificate is one of a duly authorized issue of Asset-Backed Certificates, Series 200_-__ (herein called the "Certificates") issued under the Trust Agreement to which reference is hereby made for a statement of the respective rights thereunder of the Depositor, the Owner Trustee and the Holders of the Certificates and the terms upon which the Certificates are executed and delivered. All terms used in this Certificate which are defined in the Trust Agreement shall have the meanings assigned to them in the Trust Agreement. The Owner Trust Estate consists of the Class A Ownership Interest in the 200_-____ Trust LLC and a Surety Bond. The rights of the Holders of the Certificates are subordinated to the rights of the Holders of the Notes, as set forth in the [Indenture].

        There will be distributed on the [twentieth] day of each month or, if such [twentieth] day is not a Business Day, the next Business Day (each, a "Payment Date"), commencing in _____________, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such Payment Date (the "Record Date"), such Certificateholder's Percentage Interest (obtained by dividing the Denomination of this Certificate by the aggregate Denominations of all Certificates) in the amount to be distributed to Certificateholders on such Payment Date.

        The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Payment Account that have been released from the Lien of the Indenture for payment hereunder and that neither the Owner Trustee in its individual capacity nor the Depositor is personally liable to the Certificateholders for any amount payable under this Certificate or the Trust Agreement or, except as expressly provided in the Trust Agreement, subject to any liability under the Trust Agreement.

        The Holder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate are subordinated to the rights of the Noteholders as described in the Indenture, dated as of _________, ____, between the Trust and __________________________________, as Indenture
Trustee (the "Indenture").

        It is the intent of the Depositor and the Certificateholders that, for purposes of federal income, state and local income and single business tax and any other income taxes, the Trust will be treated as a partnership. The Depositor and each Certificateholder, by acceptance of a Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Certificates for such tax purposes as an equity interest in a partnership.

        Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Depositor, or join in any institution against the Depositor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, the Trust Agreement or any of the Basic Documents.

        Distributions on this Certificate will be made as provided in the Trust Agreement by the Certificate Paying Agent by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Certificate Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained by the Certificate Registrar for that purpose by the Trust in the Borough of Manhattan, The City of New York.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, or an authenticating agent by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

        THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

        IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Certificate to be duly executed.

            RESIDENTIAL HOME [EQUITY] LOAN

            TRUST ________

            By _____________________,  not in its individual capacity but solely as Owner Trustee

DATED:

                              Authorized Signatory

                          Certificate of Authentication

This is one of the Certificates referred to in the within mentioned Trust Agreement.

----------------------,
not in its individual capacity

but solely as Owner Trustee

BY:
    Authorized Signatory

OR                                          ,
    as Authenticating Agent of the Trust

 BY:
    Authorized Signatory

                            [REVERSE OF CERTIFICATE]

        The Certificates do not represent an obligation of, or an interest in, the Depositor, the Seller, the Master Servicer, the Indenture Trustee, the Owner Trustee or any Affiliates of any of them and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated herein or in the Trust Agreement or the Basic Documents. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Class A Ownership Interest, all as more specifically set forth herein. A copy of the Trust Agreement may be examined by any Certificateholder upon written request during normal business hours at the principal office of the Depositor and at such other places, if any, designated by the Depositor.

        The Trust Agreement permits the amendment thereof as specified below, provided that any amendment be accompanied by the consent of the Credit Enhancer and an Opinion of Counsel to the Owner Trustee to the effect that such amendment complies with the provisions of the Trust Agreement and will not cause the Trust to be subject to an entity level tax. If the purpose of the amendment is to correct any mistake, eliminate any inconsistency, cure any ambiguity or deal with any matter not covered, it shall not be necessary to obtain the consent of any Holder, but the Owner Trustee shall be furnished with a letter from the Rating Agencies that the amendment will not result in the downgrading or withdrawal of the rating then assigned to any Security. If the purpose of the amendment is to prevent the imposition of any federal or state taxes at any time that any Security is outstanding, it shall not be necessary to obtain the consent of the any Holder, but the Owner Trustee shall be furnished with an Opinion of Counsel that such amendment is necessary or helpful to prevent the imposition of such taxes and is not materially adverse to any Holder. If the purpose of the amendment is to add or eliminate or change any provision of the Trust Agreement, other than as specified in the preceding two sentences, the amendment shall require either (a) a letter from the Rating Agencies that the amendment will not result in the downgrading or withdrawal of the rating then assigned to any Security or (b) the consent of Holders of the Certificates evidencing a majority of the Percentage INTERESTS OF THE CERTIFICATES AND THE INDENTURE TRUSTEE; PROVIDED, HOWEVER, that no such amendment shall (i) reduce in any manner the amount of, or delay the time of, payments received that are required to be distributed on any Certificate without the consent of the related Certificateholder, or (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment without the consent of the Holders of all such Certificates then outstanding.

        As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Trust in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is __________________________________.

        Except as provided in the Trust Agreement, the Certificates are issuable only in minimum denominations of $10,000 and in integral multiples of $10,000 in excess thereof, except for one Certificate issued in a denomination of $_________ which will be held by MATI and one other Certificate that may not be in an integral multiple of $10,000. As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

        The Owner Trustee, the Certificate Paying Agent, the Certificate Registrar and any agent of the Owner Trustee, the Certificate Paying Agent, or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Paying Agent, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

        The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate (i) upon the final distribution of all moneys or other property or proceeds of the Owner Trust Estate in accordance with the terms of the Indenture and the Trust Agreement, (ii) the Payment Date in ____________, or (iii) upon the bankruptcy or insolvency of the Holder of the Designated Certificate and the satisfaction of other conditions specified in
Section 8.02 of the Trust Agreement.

                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE
_____________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)

____________________________________________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


____________________________________________________________________________
to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

                                                              */

                              Signature Guaranteed:

                                                              */

______________
*/ NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                            DISTRIBUTION INSTRUCTIONS

        The assignee should include the following for the information of the Certificate Paying Agent:

     Distribution shall be made by wire transfer in immediately  available funds
to         ____________________         for        the         account        of
________________________________________,  account number ______________, or, if mailed by check, to ______________.

        Applicable statements should be mailed to__________________.

                                            ------------------------------
                                            Signature of assignee or agent
                                            (for authorization of wire
                                            transfer only)

                                    EXHIBIT B

                             TO THE TRUST AGREEMENT

                             CERTIFICATE OF TRUST OF

                         HOME [EQUITY] LOAN TRUST 200_-_

               THE UNDERSIGNED, ______________________, as owner trustee (the "Trustee"), for the purpose of forming a business trust does hereby certify as follows:

               The name of the business trust is:

                        HOME [EQUITY] LOAN TRUST 200_-__

               The name and business address of the Trustee of the business trust in the State of Delaware is ______________________, _________________,
__________, Delaware _____.

               The business trust reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Trust in the manner now or hereafter prescribed by law.

               This Certificate of Trust shall be effective upon filing.

               THE UNDERSIGNED, being the Trustee hereinbefore named, for the purpose of forming a business trust pursuant to the provisions of the Delaware Business Trust Act, does make this certificate of trust, hereby declaring and further certifying that this is its act and deed and that to the best of the undersigned's knowledge and belief the facts herein stated are true.

   ----------------------,
   not in its individual capacity but solely as owner trustee under a Trust Agreement dated as of _________, ____,

   BY:
      Name:

      Title:

                                    EXHIBIT C

                  [FORM OF RULE 144A INVESTMENT REPRESENTATION]

                 Description of Rule 144A Securities, including
                                    numbers:

                  ============================================
                  ============================================


        The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

               1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

               2. The Buyer warrants and represents to, and covenants with, the Owner Trustee and the Depositor (as defined in the Trust Agreement (the "Agreement"), dated as of _________, ____ between Residential Asset Mortgage Products, Inc., as Depositor and ______________________, as Owner Trustee pursuant to Section 3.05 of the Agreement and __________________________________
as indenture trustee, as follows:

                      a. The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

                      b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

                      c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Indenture Trustee, the Owner Trustee or the Master Servicer.

                     d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

                      e. The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

               [3. The Buyer warrants and represents to, and covenants with, the Seller, the Indenture Trustee, Owner Trustee, Master Servicer and the Depositor that either (1) the Buyer is (A) not an employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or a plan (within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986 ("Code")), which (in either case) is subject to ERISA or Section 4975 of the Code (both a "Plan"), and (B) is not directly or indirectly purchasing the Rule 144A Securities on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, or (2) the Buyer understands that registration of transfer of any Rule 144A Securities to any Plan, or to any Person acting on behalf of any Plan, will not be made unless such Plan delivers an opinion of its counsel, addressed and satisfactory to the Certificate Registrar and the Depositor, to the effect that the purchase and holding of the Rule 144A Securities by, on behalf of or with "plan assets" of any Plan would not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and would not subject the Depositor, the Master Servicer, the Indenture Trustee or the Trust to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Agreement or any other liability.]

               3. The Buyer represents that:

               (i)    either (a) or (b) is satisfied, as marked below:

               ____ a. The Buyer is not any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Internal Revenue Code of 1986 (the "Code"), a Person acting, directly or indirectly, on behalf of any such plan or any Person acquiring such Certificates with "plan assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss.2510.3-101; or

               ____ b. The Buyer will provide the Depositor, the Owner Trustee, the Certificate Registrar and the Master Servicer with either: (x) an opinion of counsel, satisfactory to the Depositor, the Owner Trustee, the Certificate Registrar and the Master Servicer, to the effect that the purchase and holding of a Certificate by or on behalf of the Buyer is permissible under applicable law, will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments) and will not subject the Depositor, the Owner Trustee, the Certificate Registrar or the Master Servicer to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Trust Agreement, which opinion of counsel shall not be an expense of the Depositor, the Owner Trustee, the Certificate Registrar or the Master Servicer; or (y) in lieu of such opinion of counsel, a certification in the form of Exhibit G to the Trust Agreement; and

               (ii) the Buyer is familiar with the prohibited transaction restrictions and fiduciary responsibility requirements of Sections 406 and 407 of ERISA and Section 4975 of the Code and understands that each of the parties to which this certification is made is relying and will continue to rely on the statements made in this paragraph 3.]

               4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

               IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.

Print Name of Seller                     Print Name of Buyer

BY:                                      BY:
    Name:                                Name:

    Title:                               Title:

Taxpayer Identification:                 Taxpayer Identification:

NO.                                      NO.

DATE:                                    DATE:

                              ANNEX 1 TO EXHIBIT C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [For Buyers Other Than Registered Investment Companies]

        The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

        1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

        2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned AND/OR INVESTED ON A DISCRETIONARY BASIS $______________________1 in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

___ CORPORATION, ETC. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

___ BANK. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its LATEST ANNUAL FINANCIAL STATEMENTS, A COPY OF WHICH IS ATTACHED HERETO.

___ SAVINGS AND LOAN. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

___ BROKER-DEALER. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

___ INSURANCE COMPANY. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

--------
1 Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

___ STATE OR LOCAL PLAN. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___ ERISA PLAN. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

___ INVESTMENT ADVISER. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

___ SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

___ BUSINESS DEVELOPMENT COMPANY. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

___ TRUST  FUND.  The Buyer is a trust  fund  whose  trustee  is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

        3. THE TERM "SECURITIES" AS USED HEREIN DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) bank deposit notes and certificates of deposit,  (iv) loan participations,
(v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

        4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

        5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Rule 144A Securities are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

___     ___    Will the Buyer be purchasing the Rule 144A
Yes     No     Securities only for the Buyer's own account?

        6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

        7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.

                               Print Name of Buyer

                                            BY:
                                               Name:

                                               Title:

                                            DATE:

                              ANNEX 2 TO EXHIBIT C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

              [For Buyers That Are Registered Investment Companies]

        The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

        1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

        2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

____ The Buyer owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
        144A).

____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

        3. THE TERM "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

        4. THE TERM "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit,
(iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

        5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

        6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                               Print Name of Buyer

                                            BY:
                                               Name:

                                               Title:

                                            IF AN ADVISER:

                               Print Name of Buyer

                                     DATE:

                                    EXHIBIT D

                     FORM OF INVESTOR REPRESENTATION LETTER

                                                _________,200_

Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard

Suite 600
Minneapolis, Minnesota 55437

[Certificate Registrar]

Attention:  Corporate Trust Administration

               Re:    Asset-Backed Certificates
                      Series 200_-___

Ladies and Gentlemen:

               ____________________ (the "Purchaser") intends to purchase from (the "Seller") a ___% Certificate Percentage Interest of Certificates of Series 200_-__ (the "Certificates"), issued pursuant to the Trust Agreement (the "Trust Agreement"), dated as of _______, 200_, between Residential Asset Mortgage Products, Inc. as depositor (the "Company") and ___________________, as owner trustee (the "Owner Trustee"), as acknowledged and agreed by _________________ as Certificate Registrar. All terms used herein and not otherwise defined shall have the meanings set forth in the Trust Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company and the Certificate Registrar that:

               1. The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Trust Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

               2. The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

               3. The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

               4. The Purchaser has been furnished with, and has had an opportunity to review (a) [a copy of the Private Placement Memorandum, dated _______,200_ , relating to the Certificates (b)] a copy of the Trust Agreement and [b] [c] such other information concerning the Certificates, the Home Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Company, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Company solely for use in connection with the Original Sale and the Company did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Company with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.]

               5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Trust Agreement.

               6.  The Purchaser represents:

               (i) that either (a) or (b) is satisfied, as marked below:

               a. The Purchaser is not any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Internal Revenue Code of 1986 (the "Code"), a Person acting, directly or indirectly, on behalf of any such plan or any Person acquiring such Certificates with "plan assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss.2510.3-101; or

               b. The Purchaser will provide the Depositor, the Owner Trustee, the Certificate Registrar and the Master Servicer with either: (x) an opinion of counsel, satisfactory to the  Depositor,  the Owner Trustee,  the  Certificate
Registrar and the Master Servicer, to the effect that the purchase and holding of a Certificate by or on behalf of the Purchaser is permissible under applicable law, will not constitute or result in a prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments) and will not subject the Depositor, the Owner Trustee, the Certificate Registrar or the Master Servicer to any obligation or liability (including liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Trust Agreement, which opinion of counsel shall not be an expense of the Depositor, the Owner Trustee, the Certificate Registrar or the Master Servicer; or (y) in lieu of such opinion of counsel, a certification in the form of Exhibit G to the Trust Agreement; and

               (ii) the Purchaser is familiar with the prohibited transaction restrictions and fiduciary responsibility requirements of Sections 406 and 407 of ERISA and Section 4975 of the Code and understands that each of the parties to which this certification is made is relying and will continue to rely on the statements made in this paragraph 6.

               7. The Purchaser is acquiring the Certificate for its own behalf and is not acting as agent or custodian for any other person or entity in connection with such acquisition;

               [8. The Purchaser is not a partnership, grantor trust or S corporation for federal income tax purposes, or, if the Purchaser is a partnership, grantor trust or S corporation for federal income tax purposes, the Certificates are not more than 50% of the assets of the partnership, grantor trust or S corporation.]

               9. The Purchaser is not a non-United States person.

                                    Very truly yours,

                                    By:  __________________________
                                    Name:

                                    Title:

                                    EXHIBIT E

                    FORM OF TRANSFEROR REPRESENTATION LETTER

                                               __________, 200_

Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard

Suite 600
Minneapolis, Minnesota 55437

[Certificate Registrar]

Attention:  Corporate Trust Administration

               Re:    Asset-Backed Certificates
                      Series 200_-__

Ladies and Gentlemen:

               ________________ (the "Purchaser") intends to purchase from (the "Seller") a ___% Certificate Percentage Interest of [Certificates] of Series 200_-___ (the "Certificates"), issued pursuant to the Trust Agreement (the "Trust Agreement"), dated as of _______, 200_ between Residential Asset Mortgage Products, Inc. as depositor (the "Company") and ______________, as owner trustee (the "Owner Trustee"), as acknowledged and agreed by _________________, as Certificate Registrar. All terms used herein and not otherwise defined shall have the meanings set forth in the Trust Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Certificate Registrar that:

               Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Trust Agreement.

                                                   Very truly yours,

                                                          (Seller)

                                                   By:_________________________

                                      Name:

                                     Title:

                                    EXHIBIT F

                        CERTIFICATE OF NON-FOREIGN STATUS

        This Certificate of Non-Foreign Status ("certificate") is delivered pursuant to Section 3.03 of the Trust Agreement, dated as of _________, ____ (the "Trust Agreement"), between Residential Asset Mortgage Products, Inc., as depositor and ______________________, as Owner Trustee, in connection with the acquisition of, transfer to or possession by the undersigned, whether as beneficial owner (the "Beneficial Owner"), or nominee on behalf of the Beneficial Owner of the Residential Asset-Backed Certificates, Series 200_-__ (the "Certificate"). Capitalized terms used but not defined in this certificate have the respective meanings given them in the Trust Agreement.

        Each holder must complete Part I, Part II (if the holder is a nominee), and in all cases sign and otherwise complete Part III.

        In addition, each holder shall submit with the Certificate an IRS Form W-9 relating to such holder.

        To confirm to the Trust that the provisions of Sections 871, 881 or 1446 of the Internal Revenue Code (relating to withholding tax on foreign partners) do not apply in respect of the Certificate held by the undersigned, the undersigned hereby certifies:

Part I -                     Complete Either A or B

                      A.     Individual as Beneficial Owner

               1. I am (The Beneficial Owner is ) not a non-resident alien for purposes of U.S. income taxation;

               2.   My (The Beneficial Owner's) name and home address are:

                                                                 ; and

               3. My (The Beneficial Owner's) U.S. taxpayer identification number (Social SECURITY NUMBER) IS .

               B.   Corporate, Partnership or Other Entity as Beneficial Owner

                             1. ___________ (Name of the Beneficial Owner) is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations;

                             2. The Beneficial Owner's office address and place of incorporation (if applicable) is

                                                                 ; and

               3. The Beneficial Owner's U.S. employer identification number is ___________.

Part II -                    Nominees

        If the undersigned is the nominee for the Beneficial Owner, the undersigned certifies that this certificate has been made in reliance upon information contained in:

               ____   an IRS Form W-9

               ____   a form such as this or substantially similar

provided to the undersigned by an appropriate person and (i) the undersigned agrees to notify the Trust at least thirty (30) days prior to the date that the form relied upon becomes obsolete, and (ii) in connection with change in Beneficial Owners, the undersigned agrees to submit a new Certificate of Non-Foreign Status to the Trust promptly after such change.

Part III -                   Declaration

        The undersigned, as the Beneficial Owner or a nominee thereof, agrees to notify he Trust within sixty (60) days of the date that the Beneficial Owner becomes a foreign person. The undersigned understands that this certificate may be disclosed to the Internal Revenue Service by the Trust and any false statement contained therein could be punishable by fines, imprisonment or both.

        Under penalties of perjury, I declare that I have examined this certificate and to the best of my knowledge and belief it is true, correct and complete and will further declare that I will inform the Trust of any change in the information provided above, and, if applicable, I further declare that I have the authority* to sign this document.

Name

Title (if applicable)

Signature and Date

*NOTE: If signed pursuant to a power of attorney, the power of attorney must accompany this certificate.

                                    EXHIBIT G

                       FORM OF ERISA REPRESENTATION LETTER

                              _____________, 200__

Residential Asset Mortgage
 Products, Inc.

8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

[THE OWNER TRUSTEE]

Residential Funding Corporation
8400 Normandale Lake Boulevard

Suite 600
Minneapolis, Minnesota  55437

[CERTIFICATE REGISTRAR]

                      Re: Residential Asset Mortgage Products, Inc. Asset-Backed Certificates, Series 200_-__

Dear Sirs:

               __________________________________  (the "Transferee") intends to acquire from _____________________ (the "Transferor") a ___% Certificate Percentage Interest of Residential Asset Mortgage Products, Inc. Asset-Backed Certificates, Series 200_-__ (the "Certificates"), issued pursuant to a Trust Agreement (the "Trust Agreement") dated ________, 200_ among Residential Asset Mortgage Products, Inc., as depositor (the "Depositor") and __________________, as trustee (the "Owner Trustee"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Trust Agreement.

               The Transferee hereby certifies, represents and warrants to, and covenants with, the Depositor, the Owner Trustee, the Certificate Registrar and the Master Servicer that:

               (1) The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the "Code") (any of the foregoing, a "Plan"), (ii) are not being acquired with "plan assets" of a Plan within the meaning of the Department of Labor ("DOL") regulation, 29 C.F.R. ss. 2510.3-101, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation, 29 C.F.R. ss. 2510.3-101.

               (2) The Transferee is familiar with the prohibited transaction restrictions and fiduciary responsibility requirements of Sections 406 and 407 of ERISA and Section 4975 of the Code and understands that each of the parties to which this certification is made is relying and will continue to rely on the statements made herein.

                                            Very truly yours,

                                            By:________________________________
                                            Name:

                                            Title:

                                    EXHIBIT H

                          FORM OF REPRESENTATION LETTER

                                                   _____________, 200__

Residential Asset Mortgage
 Products, Inc.

8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

[THE OWNER TRUSTEE]

Residential Funding Corporation
8400 Normandale Lake Boulevard

Suite 600
Minneapolis, Minnesota  55437

[CERTIFICATE REGISTRAR]

                      Re: Residential Asset Mortgage Products, Inc. Asset-Backed Certificates, Series 200_-__

Dear Sirs:

               __________________________________  (the "Transferee") intends to acquire from _____________________ (the "Transferor") a ___% Certificate Percentage Interest of Residential Asset Mortgage Products, Inc. Asset-Backed Certificates, Series 200_-___ (the "Certificates"), issued pursuant to a Trust Agreement (the "Trust Agreement") dated __________, 200_ among Residential Asset Mortgage Products, Inc., as depositor (the "Depositor") and _______________________, as trustee (the "Owner Trustee"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Trust Agreement.

               The Transferee hereby certifies, represents and warrants to, and covenants with, the Depositor, the Owner Trustee, the Certificate Registrar and the Master Servicer that:

               (1) the Transferee is acquiring the Certificate for its own behalf and is not acting as agent or custodian for any other person or entity in connection with such acquisition; and

               (2) the Transferee is not a partnership, grantor trust or S corporation for federal income tax purposes, or, if the Transferee is a partnership, grantor trust or S corporation for federal income tax purposes, the Certificates are not more than 50% of the assets of the partnership, grantor trust or S corporation.

                                            Very truly yours,

                                            By:___________________________
                                            Name:

                                            Title:

1


                                   EXHIBIT 4.3

                        HOME EQUITY LOAN TRUST 200_ - __

                                     ISSUER

                                       AND

                                INDENTURE TRUSTEE

                    -----------------------------------------


                                    INDENTURE

                           DATED AS OF _______________

                   ------------------------------------------


                           HOME EQUITY LOAN TERM NOTES

              HOME EQUITY LOAN ASSET BACKED VARIABLE FUNDING NOTES

                                  -------------


                             TABLE OF CONTENTS

                                                                                            PAGE



ARTICLE I         DEFINITIONS...............................................................2

        Section 1.01  Definitions...........................................................2

        Section 1.02  Incorporation by Reference of Trust Indenture Act.....................3

        Section 1.03  Rules of Construction.................................................3

ARTICLE II        ORIGINAL ISSUANCE OF NOTES................................................4

        Section 2.01  Form..................................................................4

        Section 2.02  Execution, Authentication and Delivery................................4

ARTICLE III       COVENANTS.................................................................6

        Section 3.01  Collection of Payments with respect to the Class A

                      Ownership Interest....................................................6

        Section 3.02  Maintenance of Office or Agency.......................................6

        Section 3.03  Money for Payments To Be Held in Trust; Paying Agent..................6

        Section 3.04  Existence.............................................................7

        Section 3.05  Payment of Principal and Interest; Defaulted Interest.................7

        Section 3.06  Protection of Trust Estate...........................................10

        Section 3.07  Opinions as to Trust Estate..........................................10

        Section 3.08  Performance of Obligations; Servicing Agreement......................11

        Section 3.09  Negative Covenants...................................................11

        Section 3.10  Annual Statement as to Compliance....................................12

        Section 3.11  Recording of Assignments.............................................12

        Section 3.12  Representations and Warranties Concerning the Mortgage
                      Loans................................................................12

        Section 3.13  Amendments to Servicing Agreement....................................12

        Section 3.14  Master Servicer as Agent and Bailee of the Class A

                      Ownership Interest Holder............................................12

        Section 3.15  Investment Company Act...............................................13

        Section 3.16  Issuer May Consolidate, etc..........................................13

        Section 3.17  Successor or Transferee..............................................15

        Section 3.18  No Other Business....................................................15

        Section 3.19  No Borrowing.........................................................15

        Section 3.20  Guarantees, Loans, Advances and Other Liabilities....................15

        Section 3.21  Capital Expenditures.................................................15

        Section 3.23  Restricted Payments..................................................15

        Section 3.24  Notice of Events of Default..........................................16

        Section 3.25  Further Instruments and Acts.........................................16

        Section 3.26  Statements to Noteholders............................................16

        Section 3.27  Determination of Note Rate and Certificate Rate......................16

        Section 3.28  Payments under the Credit Enhancement Instrument.....................16

        Section 3.29  Replacement Credit Enhancement Instrument............................17

        Section 4.01  The Notes; Increase of Maximum Variable Funding Balance;
                      Additional Variable Funding Notes....................................18

        Section 4.02  Registration of and Limitations on Transfer and Exchange
                      of Notes; Appointment of Certificate Registrar.......................20

        Section 4.03  Mutilated, Destroyed, Lost or Stolen Notes...........................21

        Section 4.04  Persons Deemed Owners................................................22

        Section 4.05  Cancellation.........................................................22

        Section 4.06  Book-Entry Notes.....................................................22

        Section 4.07  Notices to Depository................................................23

        Section 4.08  Definitive Notes.....................................................23

        Section 4.09  Tax Treatment........................................................24

        Section 4.10  Satisfaction and Discharge of Indenture..............................24

        Section 4.11  Application of Trust Money...........................................25

        Section 4.12  Subrogation and Cooperation..........................................25

        Section 4.13  Repayment of Monies Held by Paying Agent.............................26

        Section 4.14  Temporary Notes......................................................26

ARTICLE V         DEFAULT AND REMEDIES.....................................................27

        Section 5.01  Events of Default....................................................27

        Section 5.02  Acceleration of Maturity; Rescission and Annulment...................27

        Section 5.03  Collection of Indebtedness and Suits for Enforcement by
                      Indenture Trustee....................................................28

        Section 5.04  Remedies; Priorities.................................................30

        Section 5.05  Optional Preservation of the Trust Estate............................31

        Section 5.06  Limitation of Suits..................................................31

        Section 5.07  Unconditional Rights of Noteholders To Receive Principal
                      and Interest.........................................................32

        Section 5.08  Section 5.0.Restoration of Rights and Remedies.......................32

        Section 5.09  Rights and Remedies Cumulative.......................................33

        Section 5.10  Delay or Omission Not a Waiver.......................................33

        Section 5.11  Control by Noteholders...............................................33

        Section 5.12  Waiver of Past Defaults..............................................33

        Section 5.13  Undertaking for Costs................................................34

        Section 5.14  Waiver of Stay or Extension Laws.....................................34

        Section 5.15  Sale of Trust Estate.................................................34

        Section 5.16  Action on Notes......................................................36

        Section 5.17  Performance and Enforcement of Certain Obligations...................36

ARTICLE VI        THE INDENTURE TRUSTEE....................................................37

        Section 6.01  Duties of Indenture Trustee..........................................37

        Section 6.02  Rights of Indenture Trustee..........................................38

        Section 6.03  Individual Rights of Indenture Trustee...............................38

        Section 6.04  Indenture Trustee's Disclaimer.......................................38

        Section 6.05  Notice of Event of Default...........................................38

        Section 6.06  Reports by Indenture Trustee to Holders..............................39

        Section 6.07  Compensation and Indemnity...........................................39

        Section 6.08  Replacement of Indenture Trustee.....................................39

        Section 6.09  Successor Indenture Trustee by Merger................................40

        Section 6.10  Appointment of Co-Indenture Trustee or Separate

                      Indenture Trustee....................................................41

        Section 6.11  Eligibility; Disqualification........................................42

        Section 6.12  Preferential Collection of Claims Against Issuer.....................42

        Section 6.13  Representation and Warranty..........................................42

        Section 6.14  Directions to Indenture Trustee......................................43

        Section 6.15  No Consent to Certain Acts of Depositor..............................43

        Section 6.16  Indenture Trustee May Own Securities.................................43

ARTICLE VII       NOTEHOLDERS' LISTS AND REPORTS...........................................44

        Section 7.01  Issuer To Furnish Indenture Trustee Names and Addresses
                      of Noteholders.......................................................44

        Section 7.02  Preservation of Information; Communications to

                      Noteholders..........................................................44

        Section 7.04  Reports by Indenture Trustee.........................................45

ARTICLE VIII      ACCOUNTS, DISBURSEMENTS AND RELEASES.....................................46

        Section 8.01  Collection of Money..................................................46

        Section 8.02  Trust Accounts.......................................................46

        Section 8.03  Officer's Certificate................................................47

        Section 8.04  Termination Upon Distribution to Noteholders.........................47

        Section 8.05  Release of Trust Estate..............................................47
        Section 8.06  Surrender of Notes Upon Final Payment................................48

ARTICLE IX        SUPPLEMENTAL INDENTURES..................................................49

        Section 9.01  Supplemental Indentures Without Consent of Noteholders...............49

        Section 9.02  Supplemental Indentures With Consent of Noteholders..................50

        Section 9.03  Execution of Supplemental Indentures.................................51

        Section 9.04  Effect of Supplemental Indenture.....................................51

        Section 9.05  Conformity with Trust Indenture Act..................................52

        Section 9.06  Reference in Notes to Supplemental Indentures........................52

ARTICLE X         MISCELLANEOUS............................................................53

        Section 10.01  Compliance Certificates and Opinions, etc. .........................53

        Section 10.02  Form of Documents Delivered to Indenture Trustee ...................54

        Section 10.03  Acts of Noteholders ................................................55

        Section 10.04  Notices, etc., to Indenture Trustee, Issuer, Credit Enhancer and
                         Rating Agencies ..................................................55

        Section 10.05  Notices to Noteholders; Waiver .....................................56

        Section 10.06  Alternate Payment and Notice Provisions ............................57

        Section 10.07  Conflict with Trust Indenture Act ..................................57

        Section 10.08  Effect of Headings .................................................57

        Section 10.09  Successors and Assigns .............................................57

        Section 10.10  Separability .......................................................57

        Section 10.11  Benefits of Indenture ..............................................57

        Section 10.12  Legal Holidays .....................................................58

        Section 10.13  GOVERNING LAW ......................................................58

        Section 10.14  Counterparts .......................................................58

        Section 10.15  Recording of Indenture .............................................58

        Section 10.16  Issuer Obligation ..................................................58

        Section 10.17  No Petition ........................................................58

        Section 10.18  Inspection .........................................................59

        Section 10.19  Authority of the Administrator .....................................59

EXHIBITS

Exhibit A-1 -Form of Term Notes
Exhibit A-2 -Form of Variable Funding Notes
Exhibit B   -Form of Opinion to be delivered pursuant
               to Section 4.01(b)(ii)
Exhibit C   -Form of Opinion to be delivered pursuant
               to Section 4.01(b)(iii)
Appendix A  Definitions

               This Indenture, dated as of _______________, between HOME EQUITY LOAN TRUST 200_ - ____, a Delaware business trust, as Issuer (the "Issuer"), and __________________________________, a ____________________________, as Indenture

Trustee (the "Indenture Trustee"),

                                   WITNESSETH THAT:

               Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer's Series ______ Asset Backed Term Notes and Asset Backed Variable Funding Notes, (together the "Notes").

                                    GRANTING CLAUSE

               The Issuer hereby Grants to the Indenture Trustee at the Closing Date, as trustee for the benefit of the Holders of the Notes, all of the Issuer's right, title and interest in and to whether now existing or hereafter created (a) the Class A Ownership Interest in _____________, a limited liability company (the "200_-__ Trust LLC") created by the Depositor [under New York or Delaware law], (b) all funds on deposit in the Funding Account, including all income from the investment and reinvestment of funds therein, (c) all funds on deposit from time to time in the Collection Account allocable to the Mortgage Loans excluding any investment income from such funds; (d) all funds on deposit from time to time in the Payment Account and in all proceeds thereof; (e) the Policy and (f) all present and future claims, demands, causes and chooses in action in respect of any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Trust Estate" or the "Collateral").

               The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

               The Indenture Trustee, as trustee on behalf of the Holders of the Notes, acknowledges such Grant, accepts the trust under this Indenture in accordance with the provisions hereof and agrees to perform its duties as Indenture Trustee as required herein.

ARTICLE I

                                      DEFINITIONS

SECTION 1.01 DEFINITIONS. For all purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions attached hereto as Appendix A which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

SECTION 1.02 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. Whenever this Indenture refers to a provision of the Trust Indenture Act (the "TIA"), the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

               "Commission" means the Securities and Exchange Commission.

               "indenture securities" means the Notes.

               "indenture security holder" means a Noteholder.

               "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Indenture Trustee.

     "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

        All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

SECTION 1.03   RULES OF CONSTRUCTION.  Unless the context otherwise requires:

(i)     a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

(iii)   "or" is not exclusive;

(iv)    "including" means including without limitation;

(v) words in the singular include the plural and words in the plural include the singular; and

(vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II

                              ORIGINAL ISSUANCE OF NOTES

SECTION 2.01 FORM. The Term Notes and the Variable Funding Notes, in each case together with the Indenture Trustee's certificate of authentication, shall be in substantially the forms set forth in Exhibits A-1 and A-2, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

        The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the Authorized Officers executing such Notes, as evidenced by their execution of such Notes.

        The terms of the Notes set forth in Exhibits A-1 and A-2 are part of the terms of this Indenture.

SECTION 2.02 EXECUTION, AUTHENTICATION AND DELIVERY. The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

        Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

        The Indenture Trustee shall upon Issuer Request authenticate and deliver Term Notes for original issue in an aggregate initial principal amount of $___________ and Variable Funding Notes for original issue in an aggregate initial principal amount of zero. The Security Balance of the Variable Funding Notes in the aggregate may not exceed the Maximum Variable Funding Balance. The aggregate principal amount of Notes outstanding at any time may not exceed the sum of $___________ and the Security Balance of Additional Variable Funding Notes issued pursuant to the terms of Section 4.01 hereof.

        Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered Notes and the Term Notes shall be issuable in the minimum initial Security Balances of $100,000 and in integral multiples of $1,000 in excess thereof.

        Each Variable Funding Note shall be initially issued with a Security Balance of $0 or, if applicable, with a Security Balance in the amount equal to the Additional Balance Differential for the Collection Period related to the Payment Date following the date of issuance of such Variable Funding Note pursuant to Section 4.01(c).

        No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

ARTICLE III

                                       COVENANTS

SECTION 3.01 COLLECTION OF PAYMENTS WITH RESPECT TO THE CLASS A OWNERSHIP INTEREST. The Indenture Trustee shall establish and maintain with itself a trust account (the "Payment Account") in which the Indenture Trustee shall, subject to the terms of this paragraph, deposit, on the same day as it is received from the Master Servicer, each remittance received by the Indenture Trustee with respect to the Class A Ownership Interest. The Indenture Trustee shall make all payments of principal of and interest on the Notes, subject to Section 3.03 as provided in Section 3.05 herein from monies on deposit in the Payment Account.

SECTION 3.02 MAINTENANCE OF OFFICE OR AGENCY. The Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency where, subject to satisfaction of conditions set forth herein, Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

SECTION 3.03 MONEY FOR PAYMENTS TO BE HELD IN TRUST; PAYING AGENT. (a) As provided in Section 3.01, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account pursuant to Section 3.01 shall be made on behalf of the Issuer by the Indenture Trustee or by the Paying Agent, and no amounts so withdrawn from the Payment Account for payments of Notes shall be paid over to the Issuer except as provided in this Section 3.03.

        The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:

(i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii) give the Indenture Trustee notice of any default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

(iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(iv) immediately resign as Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

(v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

        The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Request direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

        Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for one year after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in an Authorized Newspaper published in the English language, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee may also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

SECTION 3.04 EXISTENCE. The Issuer will keep in full effect its existence, rights and franchises as a business trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Class A Ownership Interest and each other instrument or agreement included in the Trust Estate.

SECTION 3.05 PAYMENT OF PRINCIPAL AND INTEREST; DEFAULTED INTEREST. (a) On each Payment Date from amounts on deposit in the Payment Account after making (x) any deposit to the Funding Account pursuant to Section 8.02(b) and (y) any deposits to the Payment Account pursuant to Section 8.02(c)(ii) and Section 8.02(c)(i)(2), the Indenture Trustee shall pay to the Noteholders, the Certificate Paying Agent, on behalf of the Certificateholders, and to other Persons the amounts to which they are entitled as set forth below:

(i) The sum of (x) to the Noteholders the sum of (a) one month's interest at the Note Rate on the Security Balances of Notes immediately prior to such Payment Date and (b) any previously accrued and unpaid interest for prior Payment Dates and (y) to the Certificate Paying Agent, the Certificate Distribution Amount for such Payment Date;

(ii) if such Payment Date is after the Funding Period, to the Noteholders and the Certificate Paying Agent as the case may be, as principal on the Term Notes, Variable Funding Notes, and the Certificates, the applicable Security Percentage of the Principal Collection Distribution Amount and if such Payment Date is the first Payment Date following the end of the Funding Period (if ending due to an Amortization Event) or the Payment Date on which the Funding Period ends, to the Noteholders and Certificate Paying Agent as principal on the Term Notes, Variable Funding Notes, and Certificates the applicable Security Percentage of the amount deposited from the Funding Account in respect of Security Principal Collections;

(iii) to the Noteholders and the Certificate Paying Agent, as the case may be, as principal on the Term Notes, Variable Funding Notes and the
        Certificates, pro rata, based on the Security Balances from the amount remaining on deposit in the Payment Account, up to the applicable Security Percentage of Liquidation Loss Amounts for the related Collection Period;

(iv) to the Noteholders and the Certificate Paying Agent, as the case may be, as principal on the Term Notes, Variable Funding Notes and the Certificates, pro rata, based on the Security Balances from the amount remaining on deposit in the Payment Account, up to the applicable Security Percentage of Carryover Loss Amounts;

(v)  to the  Credit  Enhancer,  in the  amount  of the  premium  for the  Credit
     Enhancement   Instrument   and  for  any  Additional   Credit   Enhancement
     Instrument;

(vi) to the Credit Enhancer, to reimburse it for prior draws made on the Credit Enhancement Instrument and on any Additional Credit Enhancement Instrument (with interest thereon as provided in the Insurance Agreement);

(vii) to the Noteholders and the Certificate Paying Agent, as the case may be, as principal on the Term Notes, Variable Funding Notes and the Certificates, pro rata, based on the Security Balances from Security Interest Collections, up to the Special Capital Distribution Amount for such Payment Date;

(viii) to the Credit Enhancer, any other amounts owed to the Credit Enhancer pursuant to the Insurance Agreement;

(ix)    [Reserved];

(x) to reimburse the Administrator for expenditures made on behalf of the Issuer with respect to the performance of its duties under the Indenture; and

(xi) any remaining amount, to the Certificate Paying Agent, on behalf of the Designated Certificates.

PROVIDED, HOWEVER, in the event that on a Payment Date a Credit Enhancer Default shall have occurred and be continuing then the priorities of distributions described above will be adjusted such that payments of the Certificate Distribution Amount and all other amounts to be paid to the Certificate Paying Agent will not be paid until the full amount of interest and principal in accordance with clauses (i), (x) and (ii) through (iv) above that are due on the Notes on such Payment Date have been paid AND PROVIDED, FURTHER, that on the Final Scheduled Payment Date or other final Payment Date, the amount to be paid pursuant to clause (ii) above shall be equal to the Security Balances of the Securities immediately prior to such Payment Date.

        On each Payment Date, the Certificate Paying Agent shall deposit in the Certificate Distribution Account all amounts it received pursuant to this
Section   3.05   for  the   purpose   of   distributing   such   funds   to  the
Certificateholders.

        The amounts paid to Noteholders shall be paid to each Class in accordance with the Class Percentage as set forth in paragraph (b) below. Interest will accrue on the Notes during an Interest Period on the basis of the actual number of days in such Interest Period and a year assumed to consist of 360 days.

        [Any installment of interest or principal, if any, payable on any Note or Certificate that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall, if such Holder holds Notes or Certificates of an aggregate initial Principal Balance of at least $1,000,000, be paid to each Holder of record on the preceding Record Date, by wire transfer to an account specified in writing by such Holder reasonably satisfactory to the Indenture Trustee as of the preceding Record Date or in all other cases or if no such instructions have been delivered to the Indenture Trustee, by check to such Noteholder mailed to such Holder's address as it appears in the Note Register the amount required to be distributed to such Holder on such Payment Date pursuant to such Holder's Securities; PROVIDED, HOWEVER, that the Indenture Trustee shall not pay to such Holders any amount required to be withheld from a payment to such Holder by the Code.]

(b) The principal of each Note shall be due and payable in full on the Final Scheduled Payment Date for such Note as provided in the related form of Note set forth in Exhibits A-1 and A-2. All principal payments on each Class of Notes shall be made to the Noteholders of such Class entitled thereto in accordance with the Percentage Interests represented by such Notes. Upon notice to the Indenture Trustee by the Issuer, the Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Final Scheduled Payment Date or other final Payment Date. Such notice shall be mailed no later than five Business Days prior to such Final Scheduled Payment Date or other final Payment Date and shall specify that payment of the principal amount and any interest due with respect to such Note at the Final Scheduled Payment Date or other final Payment Date will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for such final payment.

SECTION 3.06 PROTECTION OF TRUST ESTATE. (a) The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

(i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

(ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(iii)   cause the 200_-_ Trust LLC to enforce any of the Mortgage Loans; or

(iv) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Trust Estate against the claims of all persons and parties.

(b) Except as otherwise provided in this Indenture, the Indenture Trustee shall not remove any portion of the Trust Estate that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of Counsel delivered pursuant to Section 3.07 (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered at the Closing Date pursuant to
Section  3.07(a),  if no Opinion of Counsel has yet been  delivered  pursuant to
Section 3.07(b) unless the Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

        The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section 3.06.

SECTION 3.07 OPINIONS AS TO TRUST ESTATE. (a) On the Closing Date, the Issuer shall furnish to the Indenture Trustee and the Owner Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and security interest in the Class A Ownership Interest and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

(b) On or before ___________ in each calendar year, beginning in ____, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel at the expense of the Issuer either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest in the Class A Ownership Interest and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest in the Class A Ownership Interest until December 31 in the following calendar year.

SECTION 3.08 PERFORMANCE OF OBLIGATIONS; SERVICING AGREEMENT. (a) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate.

(b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Administrator to assist the Issuer in performing its duties under this Indenture.

(c) The Issuer will not take any action or permit any action to be taken by others which would release any Person from any of such Person's covenants or obligations under any of the documents relating to the Class A Ownership Interest or under any instrument included in the Trust Estate, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the documents relating to the Mortgage Loans or any such instrument, except such actions as the Master Servicer is expressly permitted to take in the Servicing Agreement. The Indenture Trustee, as pledgee of the Class A Ownership Interest, shall be able to exercise the rights of the Class A Ownership Interest holder, as managing member of the 200_-__ Trust LLC, to direct the actions of the Master Servicer.

(d) The Issuer shall at all times retain an Administrator (approved by the Credit Enhancer under the Administration Agreement) and may enter into contracts with other Persons for the performance of the Issuer's obligations hereunder, and performance of such obligations by such Persons shall be deemed to be performance of such obligations by the Issuer.

SECTION 3.09 NEGATIVE COVENANTS. So long as any Notes are Outstanding, the Issuer shall not:

(i) except as expressly permitted by this Indenture, sell, transfer, exchange or otherwise dispose of the Trust Estate, unless directed to do so by the Indenture Trustee;

(ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

(iii)permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, () permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof or () permit the lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate; or

(iv) waive or impair, or fail to assert rights under, the Class A Ownership Interest, or impair or cause to be impaired the Class A Ownership's
        Interest in the 200_-_ Trust LLC or the 200_-_ Trust LLC's interest in the Mortgage Loans, the Mortgage Loan Purchase Agreement or in any Basic Document, if any such action would materially and adversely affect the interests of the Noteholders.

SECTION 3.10 ANNUAL STATEMENT AS TO COMPLIANCE. The Issuer will deliver to the Indenture Trustee, within 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year ____), an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

(i) a review of the activities of the Issuer during such year and of its performance under this Indenture has been made under such Authorized Officer's supervision; and

(ii) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

SECTION 3.11 RECORDING OF ASSIGNMENTS. The Issuer shall cause the 200_-__ Trust LLC to exercise its right under the Mortgage Loan Purchase Agreement with respect to the obligation of the Seller to submit or cause to be submitted for recording all Assignments of Mortgages on or prior to ______________ with respect to the Initial Loans and within 60 days following the related Deposit Date with respect to any Additional Loans.

SECTION 3.12 REPRESENTATIONS AND WARRANTIES CONCERNING THE MORTGAGE LOANS. The Indenture Trustee, as pledgee of the Class A Ownership Interest, has the benefit of the representations and warranties made by the Seller in Section 3.1(a) and
Section 3.1(b) of the Mortgage Loan Purchase Agreement concerning the Mortgage Loans and the right to enforce the remedies against the Seller provided in such
Section 3.1(a) or Section 3.1(b) to the same extent as though such representations and warranties were made directly to the Indenture Trustee.

SECTION 3.13 AMENDMENTS TO SERVICING AGREEMENT. The Issuer covenants with the Inden ture Trustee that it will not enter into any amendment or supplement to the Servicing Agreement in accordance with Section 8.01 of the Servicing Agreement without the prior written consent of the Indenture Trustee. The Indenture Trustee, as pledgee of the Class A Ownership Interest, may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

SECTION 3.14 MASTER SERVICER AS AGENT AND BAILEE OF THE CLASS A OWNERSHIP INTEREST HOLDER. Solely for purposes of perfection under Section 9-305 of the Uniform Commercial Code or other similar applicable law, rule or regulation of the state in which such property is held by the Master Servicer, the Indenture Trustee hereby acknowledges that the Master Servicer is acting as agent and bailee of the Class A Ownership Interest holder in holding amounts on deposit in the Collection Account pursuant to Section 3.02 of the Servicing Agreement, as well as its agent and bailee in holding any Related Documents released to the Master Servicer pursuant to Section 3.06(c) of the Servicing Agreement, and any other items constituting a part of the Trust Estate which from time to time come into the possession of the Master Servicer. It is intended that, by the Master Servicer's acceptance of such agency pursuant to Section 3.02 of the Servicing Agreement, the Trustee, as a secured party of the Class A Ownership Interest, will be deemed to have possession of such Related Documents, such monies and such other items for purposes of Section 9-305 of the Uniform Commercial Code of the state in which such property is held by the Master Servicer.

SECTION 3.15 INVESTMENT COMPANY ACT. The Issuer shall not become an "investment company" or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (or any successor or amendatory statute), and the rules and regulations thereunder (taking into account not only the general definition of the term "investment company" but also any available exceptions to such general definition); provided, however, that the Issuer shall be in compliance with this Section 3.15 if it shall have obtained an order exempting it from regulation as an "investment company" so long as it is in compliance with the conditions imposed in such order.

SECTION 3.16 ISSUER MAY CONSOLIDATE, ETC. (a) The Issuer shall not consolidate or merge with or into any other Person, unless:

(i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and to the Certificate Paying Agent, on behalf of the Certificateholders and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

(ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

(iii) the Rating Agencies shall have notified the Issuer that such transaction shall not cause the rating of the Notes [or the Certificates] to be reduced, suspended or withdrawn or to be considered by either Rating Agency to be below investment grade without taking into account the Credit Enhancement Instrument;

(iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder or any Certificateholder;

(v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

(vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this
        Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

(b) The Issuer shall not convey or transfer any of its properties or assets, including those included in the Trust Estate, to any Person, unless:

(i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall () be a United States citizen or a Person organized and existing under the laws of the United

States of America or any state, () expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, () expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, () unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes and () expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

(ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii) the Rating Agencies shall have notified the Issuer that such transaction shall not cause the rating of the Notes or the Certificates to be reduced, suspended or withdrawn;

(iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer or any Noteholder;

(v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

(vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

SECTION 3.17 SUCCESSOR OR TRANSFEREE. (a) Upon any consolidation or merger of the Issuer in accordance with Section 3.16(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

(b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.16(b), the Issuer will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee of such conveyance or transfer.

SECTION 3.18 NO OTHER BUSINESS. The Issuer shall not engage in any business other than financing, purchasing, owning and selling and managing the Class A Ownership Interest and the issuance of the Notes and Certificates in the manner contemplated by this Indenture and the Basic Documents and all activities incidental thereto.

SECTION 3.19 NO BORROWING. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes.

SECTION 3.20 GUARANTEES, LOANS, ADVANCES AND OTHER LIABILITIES. Except as contemplated by this Indenture or the Basic Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

SECTION 3.21 CAPITAL EXPENDITURES. The Issuer shall not make any expenditure (by long- term or operating lease or otherwise) for capital assets (either realty or personalty).

Section 3.22   [Reserved]

SECTION 3.23 RESTRICTED PAYMENTS.  The Issuer shall not, directly or indirectly,
(i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; PROVIDED, HOWEVER, that the Issuer may make, or cause to be made, (x) distributions to the Owner Trustee and the Certificateholders as contemplated by, and to the extent funds are available for such purpose under the Trust Agreement, (y) payments to the Master Servicer pursuant to the terms of the Servicing Agreement and (z) payments to the Indenture Trustee pursuant to Section 1(a)(ii) of the Administration Agreement. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the Basic Documents.

SECTION 3.24 NOTICE OF EVENTS OF DEFAULT. The Issuer shall give the Indenture Trustee the Credit Enhancer and the Rating Agencies prompt written notice of each Event of Default hereunder and under the Trust Agreement.

SECTION 3.25 FURTHER INSTRUMENTS AND ACTS. Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 3.26 STATEMENTS TO NOTEHOLDERS. The Indenture Trustee and the Certificate Registrar shall forward by mail to each Noteholder and Certificateholder, respectively, the Statement delivered to it pursuant to
Section 4.01 of the Servicing Agreement.

SECTION 3.27 DETERMINATION OF NOTE RATE AND CERTIFICATE RATE. On the second LIBOR Business Day immediately preceding (i) the Closing Date in the case of the first Interest Period and (ii) the first day of each succeeding Interest Period, the Indenture Trustee shall determine LIBOR and the Note Rate for such Interest Period and shall inform the Issuer, the Master Servicer and the Depositor at their respective facsimile numbers given to the Indenture Trustee in writing thereof.

SECTION  3.28  PAYMENTS  UNDER THE  CREDIT  ENHANCEMENT  INSTRUMENT.  (a) On any
Payment Date, other than a Dissolution Payment Date, the Indenture Trustee on behalf of the Noteholders, and in its capacity as Certificate Paying Agent on behalf of the Certificateholders shall make a draw on the Credit Enhancement Instrument in an amount if any equal to the sum of (x) the amount by which the interest accrued at the Note Rate on the Security Balance of the Notes exceeds the amount on deposit in the Payment Account available to be distributed therefor on such Payment Date and (y) the Guaranteed Principal Payment Amount (the "Credit Enhancement Draw Amount").

(b) The Indenture Trustee shall submit, if a Credit Enhancement Draw Amount is specified in any Statement to Holders prepared by the Master Servicer pursuant to Section 4.01 of the Servicing Agreement, the Notice for Payment (as defined in the Credit Enhancement Instrument) in the amount of the Credit Enhancement Draw Amount to the Credit Enhancer no later than 2:00 P.M., New York City time, on the second Business Day prior to the applicable Payment Date. Upon receipt of such Credit Enhancement Draw Amount in accordance with the terms of the Credit Enhancement Instrument, the Indenture Trustee shall deposit such Credit Enhancement Draw Amount in the Payment Account for distribution to Holders (and the Certificate Paying Agent on behalf of the Certificates) pursuant to Section 3.05.

        In addition, a draw may be made under the Credit Enhancement Instrument in respect of any Avoided Payment (as defined in and pursuant to the terms and conditions of the Credit Enhancement Instrument) and the Indenture Trustee shall submit a Notice for Payment with respect thereto together with the other documents required to be delivered to the Credit Enhancer pursuant to the Credit Enhancement Instrument in connection with a draw in respect of any Avoided Payment.

(c) In the event that any Additional Credit Enhancement Instruments are issued pursuant to Section 4.01 and Section 2.02(B) of the Insurance Agreement, the Indenture Trustee shall be authorized to make draws thereon subject to the terms and conditions therein.

SECTION 3.29 REPLACEMENT CREDIT ENHANCEMENT INSTRUMENT. In the event of a Credit Enhancer Default or if the claims paying ability rating of the Credit Enhancer is downgraded and such downgrade results in a downgrading of the then current rating of the Securities (in each case, a "Replacement Event"), the Issuer, at its expense, in accordance with and upon satisfaction of the conditions set forth in the Credit Enhancement Instrument, including, without limitation, payment in full of all amounts owed to the Credit Enhancer, may, but shall not be required to, substitute a new surety bond or surety bonds for the existing Credit Enhancement Instrument or may ARRANGE FOR ANY OTHER FORM OF CREDIT ENHANCEMENT; PROVIDED, HOWEVER, that in each case the Notes shall be rated no lower than the rating assigned by each Rating Agency to the Notes immediately prior to such Replacement Event and the timing and mechanism for drawing on such new credit enhancement shall be reasonably acceptable to the Indenture Trustee and provided further that the premiums under the proposed credit enhancement shall not exceed such premiums under the existing Credit Enhancement Instrument. It shall be a condition to substitution of any new credit enhancement that there be delivered to the Indenture Trustee (i) an Opinion of Counsel, acceptable in form to the Indenture Trustee, from counsel to the provider of such new credit enhancement with respect to the enforceability thereof and such other matters as the Indenture Trustee may require and (ii) an Opinion of Counsel to the effect that such substitution would not (a) adversely affect in any material respect the tax status of the Notes or (b) cause the Issuer to be subject to a tax at the entity level. Upon receipt of the items referred to above and payment of all amounts owing to the Credit Enhancer and the taking of physical possession of the new credit enhancement, the Indenture Trustee shall, within five Business Days following receipt of such items and such taking of physical possession, deliver the replaced Credit Enhancement Instrument to the Credit Enhancer. In the event of any such replacement the Issuer shall give written notice thereof to the Rating Agencies.

                                   ARTICLE IV

                  The Notes; Satisfaction and Discharge of Indenture

SECTION 4.01 THE NOTES; INCREASE OF MAXIMUM VARIABLE FUNDING BALANCE; ADDITIONAL VARIABLE FUNDING NOTES. (a) The Term Notes shall be registered in the name of a nominee desig nated by the Depository. Beneficial Owners will hold interests in the Term Notes through the book-entry facilities of the Depository in minimum initial Principal Balances of $1,000 and integral multiples of $1,000 in excess thereof. The Capped Funding Notes will be issued as physical notes in fully registered form in minimum initial Principal Balances of $10,000 and integral multiples of $1,000 in excess thereof, together with any additional amount necessary to cover the aggregate initial Principal Balance of the Capped Funding Notes surrendered at the time of the initial denominational exchange thereof (with such initial Principal Balance in each case being deemed to be the Principal Balance of the Capped Funding Notes at the time of such initial denominational exchange thereof).

        The Indenture Trustee may for all purposes (including the making of payments due on the Notes) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Term Notes for the purposes of exercising the rights of Holders of Term Notes hereunder. Except as provided in the next succeeding paragraph of this Section 4.01, the rights of Beneficial Owners with respect to the Term Notes shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and Depository Participants. Except as provided in Section 4.08, Beneficial Owners shall not be entitled to definitive certificates for the Term Notes as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Holder of the Term Notes shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. The Indenture Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Noteholders and give notice to the Depository of such record date. Without the consent of the Issuer and the Indenture Trustee, no Term Note may be transferred by the Depository except to a successor Depository that agrees to hold such Note for the account of the Beneficial Owners.

        In the event the Depository Trust Company resigns or is removed as Depository, the Indenture Trustee with the approval of the Issuer may appoint a successor Depository. If no successor Depository has been appointed within 30 days of the effective date of the Depository's resignation or removal, each Beneficial Owner shall be entitled to certificates representing the Notes it beneficially owns in the manner prescribed in Section 4.08.

        The Notes shall, on original issue, be executed on behalf of the Issuer by the Owner Trustee, not in its individual capacity but solely as Owner
Trustee, authenticated by the Note Registrar and delivered by the Indenture Trustee to or upon the order of the Issuer.

(b) So long as no Amortization Event has occurred the Maximum Variable Funding Balance on the Closing Date may be increased from time to time by an aggregate amount not to exceed $__________ and Additional Variable Funding Notes may be issued upon satisfaction of the following conditions:

(i) the Indenture Trustee shall have received an Additional Credit Enhancement Instrument pursuant to the terms and conditions of the Insurance Agreement, including without limitation Section 2.02(B) thereof;

(ii) the Indenture Trustee shall have received an Opinion of Counsel to the Credit Enhancer in the form attached hereto as Exhibit B;

(iii)the Indenture Trustee shall have received an Opinion of Counsel in the form attached hereto as Exhibit C;

(iv)    the Indenture  Trustee  shall have  received the documents  specified in
        Section 10.01(a) (other than clause (iii) thereof).

The Security Balance of such Additional Variable Funding Notes in the aggregate will reflect the sum of (i) the related Excess Additional Balance Differential and (ii) the Additional Balance Differential for each Collection Period from the Collection Period during which the Additional Variable Funding Notes are issued until the new Maximum Variable Funding Balance is reached. Notwithstanding the foregoing, the Security Balance of each specific Additional Variable Funding Note will be limited to the Maximum Individual Variable Funding Balance as provided in subsection (c) below.

        The Additional Variable Funding Notes issued in connection with the first increase in the Maximum Variable Funding Balance pursuant to this subsection will bear the designation "A" (in addition to the numerical designation pursuant to subsection (c) below) and any subsequent Additional Variable Funding Notes issued in connection with any subsequent increases in the Maximum Variable Funding Balance will bear alphabetical designations in the order of their issuance.

        Any Additional Variable Funding Notes shall be in the form of Exhibit A-2 hereof and for all purposes shall be Notes issued pursuant to this Indenture and all references to Variable Funding Notes herein shall include Additional Variable Funding Notes issued pursuant to this Section 4.01(b).

        Upon the issuance of any Additional Variable Funding Notes the Issuer will deliver written notice thereof to the Rating Agencies.

(c) Subject to the Maximum Variable Funding Balance at such time as the Security Balance of any Variable Funding Note reaches the Maximum Individual Variable Funding Balance no subsequent amounts in respect of the Additional Balance Differential shall be added to the Security Balance of such Variable Funding Note and instead a new Variable Funding Note shall be issued and executed on behalf of the Issuer by the Owner Trustee, not in its individual capacity but solely as Owner Trustee, authenticated by the Note Registrar and delivered by the Indenture Trustee to or upon the order of the Issuer. All subsequent amounts in respect of the Additional Balance Differential shall be added to the Security Balance of such new Variable Funding Note (subject to the Maximum Variable Funding Balance) until the Security Balance thereof reaches the Maximum Individual Variable Funding Balance.

        The Variable Funding Note issued on the Closing Date shall bear the Designation "1" and each new Variable Funding Note will bear sequential numerical designations in the order of their issuance. On each Payment Date on or after the end of the Revolving Period a new Variable

Funding Note will be issued on each Payment Date in a principal amount equal to the lesser of (a) the Maximum Individual Variable Funding Balance and (b) the Additional Balance Differential for such Payment Date, but in no event will the Principal Balance of the Variable Funding Notes exceed the Maximum Variable Funding Balance without satisfying the conditions of Section 4.01 hereof.

SECTION 4.02 REGISTRATION OF AND LIMITATIONS ON TRANSFER AND EXCHANGE OF NOTES; APPOINTMENT OF CERTIFICATE REGISTRAR. The Issuer shall cause to be kept at its Corporate Trust Office a Note Register in which, subject to such reasonable regulations as it may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided.

        Subject to the restrictions and limitations set forth below, upon surrender for registration of transfer of any Note at the Corporate Trust
Office, the Indenture Trustee shall execute and the Note Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes in authorized initial Security Balances evidencing the same aggregate Percentage Interests.

        No Variable Funding Note, other than any Capped Funding Notes, may be transferred. Subject to the provisions set forth below Capped Funding Notes may be transferred, provided that with respect to the initial transfer thereof by the Seller prior written notification of such transfer shall have been given to the Rating Agencies and to the Credit Enhancer by the Seller along with an Opinion of Counsel to the effect that such transfer will not constitute a fraudulent conveyance under the laws of the relevant jurisdiction.

        No transfer of a Capped Funding Note shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event of any such transfer, (i) unless such transfer is made in reliance upon Rule 144A under the 1933 Act, the Indenture Trustee or the Issuer may, require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Indenture Trustee and the Issuer that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Indenture Trustee or the Issuer and (ii) the Indenture Trustee shall require the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit D) acceptable to and in form and substance reasonably satisfactory to the Issuer and the Indenture Trustee certifying to the Issuer and the Indenture Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Indenture Trustee or the Issuer. The Holder of a Variable Funding Note desiring to effect such transfer shall, and does hereby agree to, indemnify the Indenture Trustee the Credit Enhancer and the Issuer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Notwithstanding the foregoing, the restriction of transfer specified in this paragraph is not applicable to any Capped Funding Notes that have been registered under the Securities Act of 1933 pursuant to
Section 2.4 of the Mortgage Loan Purchase Agreement.

        Subject to the foregoing, at the option of the Noteholders, Notes may be exchanged for other Notes of like tenor or, in each case in authorized initial Principal Balances evidencing the same aggregate Percentage Interests upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Note Registrar. With respect to any surrender of Capped Funding

Notes for exchange the new Notes delivered in exchange therefor will bear the designation "Capped" in addition to any other applicable designations. Whenever any Notes are so surrendered for exchange, the Indenture Trustee shall execute and the Note Registrar shall authenticate and deliver the Notes which the Noteholder making the exchange is entitled to receive. Each Note presented or surrendered for registration of transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Note Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing with such signature guaranteed by a commercial bank or trust company located or having a correspondent located in the city of New York. Notes delivered upon any such transfer or exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Notes surrendered.

        No service charge shall be made for any registration of transfer or exchange of Notes, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

        All Notes surrendered for registration of transfer and exchange shall be cancelled by the Note Registrar and delivered to the Indenture Trustee for subsequent destruction without liability on the part of either.

        The  Issuer  hereby   appoints   __________________________________   as
Certificate Registrar to keep at its Corporate Trust Office a Certificate Register pursuant to Section 3.09 of the Trust Agreement in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges thereof pursuant to Section 3.05 of the Trust Agreement. __________________________________ hereby accepts such appointment.

SECTION 4.03  MUTILATED,  DESTROYED,  LOST OR STOLEN NOTES. If (i) any mutilated
Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and
(ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Class; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

        Upon the issuance of any replacement Note under this Section 4.03, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

        Every replacement Note issued pursuant to this Section 4.03 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

        The provisions of this Section 4.03 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 4.04 PERSONS DEEMED OWNERS. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Indenture Trustee nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

SECTION 4.05 CANCELLATION. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 4.05, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Request that they be destroyed or returned to it; provided however, that such Issuer Request is timely and the Notes have not been previously disposed of by the Indenture Trustee.

SECTION 4.06 BOOK-ENTRY NOTES. The Term Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Depository, by, or on behalf of, the Issuer. Such Term Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Depository, and no Beneficial Owner will receive a Definitive Note representing such Beneficial Owner's interest in such Note, except as provided in Section 4.08. Unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued to Beneficial Owners pursuant to Section 4.08:

(i)     the provisions of this Section 4.06 shall be in full force and effect;

(ii) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Depository for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Term Notes, and shall have no obligation to the Owners of Term Notes;

(iii) to the extent that the provisions of this Section 4.06 conflict with any other provisions of this Indenture, the provisions of this Section 4.06 shall control;

(iv) the rights of Beneficial Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Owners of Term Notes and the Depository and/or the Depository Participants. Unless and until Definitive Term Notes are issued pursuant to Section 4.08, the initial Depository will make book-entry transfers among the Depository Participants and receive and transmit payments of principal of and interest on the Notes to such Depository Participants; and

(v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Term Notes evidencing a specified percentage of the Security Balances of the Term Notes, the Depository shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Beneficial Owners and/or Depository Participants owning or representing, respectively, such required percentage of the beneficial interest in the Term Notes and has delivered such instructions to the Indenture Trustee.

SECTION 4.07 NOTICES TO DEPOSITORY. Whenever a notice or other communication to the Term Note Holders is required under this Indenture, unless and until Definitive Term Notes shall have been issued to Beneficial Owners pursuant to
Section 4.08, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Term Notes to the Depository, and shall have no obligation to the Beneficial Owners.

SECTION 4.08 DEFINITIVE NOTES. If (i) the Administrator advises the Indenture Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Term Notes and the Administrator is unable to locate a qualified successor, (ii) the Administrator at its option advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Depository or (iii) after the occurrence of an Event of Default, Owners of Term Notes representing beneficial interests aggregating at least a majority of the Security Balances of the Term Notes advise the Depository in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Beneficial Owners, then the Depository shall notify all Beneficial Owners and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Term Notes to Beneficial Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Term Notes representing the Book-Entry Notes by the Depository, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Term Notes in accordance with the instructions of the Depository. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

SECTION 4.09 TAX TREATMENT. The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of its Note (and each Beneficial Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

SECTION 4.10 SATISFACTION AND DISCHARGE OF INDENTURE. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.06, 3.09, 3.16, 3.18 and 3.19, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section
6.07 and the obligations of the Indenture Trustee under Section 4.11) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when

(A)     either

(1) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 4.03 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in
Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

(2)  all  Notes  not  theretofore   delivered  to  the  Indenture   Trustee  for
     cancellation

a.      have become due and payable,

b. will become due and payable at the Final Scheduled Payment Date within one year, or

c.      have been called for early redemption pursuant to Section 5.02.

and the Issuer, in the case of a. or b. above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes and Certificates then outstanding not theretofore delivered to the Indenture Trustee for cancellation when due on the Final Scheduled Payment Date;

(B) the Issuer has paid or caused to be paid all other sums payable hereunder and under the Insurance Agreement by the Issuer; and

(C) the Issuer has delivered to the Indenture Trustee and the Credit Enhancer an Officer's Certificate, an Opinion of Counsel and each meeting the applicable requirements of Section 10.01 each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and, if the Opinion of Counsel relates to a deposit made in connection with Section 4.10(A)(2)b. above, such opinion shall further be to the effect that such deposit will not have any material adverse tax consequences to the Issuer, any Noteholders or any Certificateholders.

SECTION 4.11 APPLICATION OF TRUST MONEY. All monies deposited with the Indenture Trustee pursuant to Section 4.10 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent or Certificate Paying Agent, as the Indenture Trustee may determine, to the Holders of Securities, of all sums due and to become due thereon for principal and interest; but such monies need not be segregated from other funds except to the extent required herein or required by law.

SECTION 4.12 SUBROGATION AND COOPERATION. (a) The Issuer and the Indenture Trustee acknowledge that (i) to the extent the Credit Enhancer makes payments under the Credit Enhancement Instrument on account of principal of or interest on the Notes, the Credit Enhancer will be fully subrogated to the rights of such Holders to receive such principal and interest from the Issuer, and (ii) the Credit Enhancer shall be paid such principal and interest but only from the sources and in the manner provided herein and in the Insurance Agreement for the payment of such principal and interest.

        The Indenture Trustee shall cooperate in all respects with any reasonable request by the Credit Enhancer for action to preserve or enforce the Credit Enhancer's rights or interest under this Indenture or the Insurance Agreement without limiting the rights of the Noteholders as otherwise set forth in the Indenture, including, without limitation, upon the occurrence and continuance of a default under the Insurance Agreement, a request to take any one or more of the following actions:

(i) institute Proceedings for the collection of all amounts then payable on the Notes, or under this Indenture in respect to the Notes and all amounts payable under the Insurance Agreement enforce any judgment obtained and collect from the Issuer monies adjudged due;

(ii) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private Sales called and conducted in any manner permitted by law;

(iii)   file or record all Assignments that have not previously been recorded;

(iv) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture; and

(v) exercise any remedies of a secured party under the Uniform Commercial Code and take any other appropriate action to protect and enforce the rights and remedies of the Credit Enhancer hereunder.

SECTION 4.13 REPAYMENT OF MONIES HELD BY PAYING AGENT. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Administrator other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to
Section 3.05 and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

SECTION 4.14 TEMPORARY NOTES. Pending the preparation of any Definitive Notes, the Issuer may execute and upon its written direction, the Indenture Trustee may authenticate and make available for delivery, temporary Notes that are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

        If temporary Notes are issued, the Issuer will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of the Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Indenture Trustee, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Indenture Trustee shall authenticate and make available for delivery, in exchange therefor, Definitive Notes of authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, such temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

                                   ARTICLE V

                                 DEFAULT AND REMEDIES

SECTION 5.01 EVENTS OF DEFAULT. "Event of Default," wherever used herein, shall have the meaning provided in Article I; provided, however, that no Event of Default will occur under clause (i) or clause (ii) of the definition of "Event of Default" if the Issuer fails to make payments of principal of and interest on the Notes so long as the Credit Enhancer makes payments sufficient therefore under the Credit Enhancement Instrument.

        The Issuer shall deliver to the Indenture Trustee and the Credit Enhancer, within five days after learning of the occurrence of an Event of Default, written notice in the form of an Officer's Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iii) of the definition of "Event of Default", its status and what action the Issuer is taking or proposes to take with respect thereto.

SECTION 5.02 ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT. If an Event of Default should occur and be continuing or if the Master Servicer shall purchase all of the Mortgage Loans pursuant to Section 8.08 of the Servicing Agreement, then and in every such case the Indenture Trustee or the Holders of Notes representing not less than a majority of the Security Balances of all Notes may declare the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of such Class of Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable. Unless the prior written consent of the Credit Enhancer shall have been obtained by the Indenture Trustee, the Payment Date upon which such accelerated payment is due and payable shall not be a Payment Date under the Credit Enhancement Instrument and the Indenture Trustee shall not be authorized under Section 3.29 to make a draw therefor.

        At any time after such declaration of acceleration of maturity with respect to an Event of Default has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Holders of Notes representing a majority of the Security Balances of all Notes, by written notice to the Issuer and the Indenture Trustee, may waive the related Event of Default and rescind and annul such declaration and its consequences if:

(i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(A) all payments of principal of and interest on the Notes and all other amounts that would then be due hereunder or upon the Notes if the Event of Default giving rise to such acceleration had not occurred; and

(B) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

(ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

        No such rescission shall affect any subsequent default or impair any right consequent thereto.

SECTION 5.03 COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY INDENTURE TRUSTEE. (a) The Issuer covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) default is made in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, the Issue shall, upon demand of the Indenture Trustee, pay to it, for the benefit of the Holders of Notes and of the Credit Enhancer, the whole amount then due and payable on the Notes for principal and interest, with interest upon the overdue principal, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

(b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, subject to the provisions of Section 10.17 hereof may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon the Notes and collect in the manner provided by law out of the property of the Issuer or other obligor the Notes, wherever situated, the monies adjudged or decreed to be payable.

(c) If an Event of Default occurs and is continuing, the Indenture Trustee subject to the provisions of Section 10.17 hereof may, as more particularly provided in Section 5.04, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders and the Credit Enhancer, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

(ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

(iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

(e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Term Notes or the Variable Funding Notes, as applicable.

(g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

SECTION 5.04 REMEDIES; PRIORITIES. (a) If an Event of Default shall have occurred and be continuing, the Indenture Trustee subject to the provisions of
Section 10.17 hereof may do one or more of the following (subject to Section 5.05):

(i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, and all amounts payable under the Insurance Agreement, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes monies adjudged due;

(ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

(iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee, the Holders of the Notes and the Credit Enhancer; and

(iv) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided,  however,  that  the  Indenture  Trustee  may not  sell  or  otherwise liquidate the Trust Estate following an Event of Default, unless () the Indenture Trustee obtains the consent of the Holders of 100% of the aggregate Principal Balances of the Notes and the Credit Enhancer, which consent will not be unreasonably withheld, () the proceeds of such sale or liquidation distributable to Holders are sufficient to discharge in full all amounts then due and unpaid upon the Notes for principal and interest and to reimburse the Credit Enhancer for any amounts drawn under the Credit Enhancement Instrument and any other amounts due the Credit Enhancer under the Insurance Agreement or () the Indenture Trustee determines that the Class A Ownership Interest will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Credit Enhancer, which consent will not be unreasonably withheld, and of the Holders of a majority of the aggregate Principal Balances of the Notes. In determining such sufficiency or insufficiency with respect to clause (B) and
(C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose. Notwithstanding the foregoing, so long as an Event of Servicer Termination has not occurred, any Sale of the Trust Estate shall be made subject to the continued Servicing of the Mortgage Loans by the Master Servicer as provided in the Servicing Agreement.

(b) If the  Indenture  Trustee  collects any money or property  pursuant to this
Article V, it shall pay out the money or property in the following order:

               FIRST: to the  Indenture  Trustee for  amounts due under  Section
                    6.07;

               SECOND: to each Class of Noteholders for amounts due and unpaid on the related Class Notes for interest and to each Noteholder of such Class in each case, ratably, without preference or priority of any kind, according to the amounts due and payable on such Class of Notes for interest from amounts available in the Trust Estate for such Noteholders;

               THIRD: to Holders of each Class of Notes for amounts due and unpaid on the related Class of Notes for principal, from amounts available in the Trust Estate for such Noteholders, and to each Noteholder of such Class in each case ratably, without preference or priority of any kind, according to the amounts due and payable on such Class of Notes for principal, until the Security Balances of each Class of Notes is reduced to zero;

               FOURTH: to the Issuer for amounts required to be distributed to the Certificateholders in respect of interest and principal pursuant to the

               Trust Agreement;

               FIFTH: To the payment of all amounts due and owing to the Credit Enhancer under the Insurance Agreement;

               SIXTH: to the Issuer for amounts due under Article VIII of the Trust Agreement; and

               SEVENTH: to the payment of the remainder, if any to the Issuer or any other person legally entitled thereto.

        The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 5.04. At least 15 days before such record date, the Indenture Trustee shall mail to each Noteholder a notice that states the record date, the payment date and the amount to be paid.

SECTION 5.05 OPTIONAL PRESERVATION OF THE TRUST ESTATE. If the Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to take and maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes and other obligations of the Issuer including payment to the Credit Enhancer, and the Indenture Trustee shall take such desire into account when determining whether or not to take and maintain possession of the Trust Estate. In determining whether to take and maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

SECTION 5.06 LIMITATION OF SUITS. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless and subject to the provisions of Section 10.17 hereof:

(i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(ii) the Holders of not less than 25% of the Security Balances of the Notes have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(iii) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

(iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

(v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Security Balances of the Notes.

It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

        In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Security Balances of the Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

SECTION 5.07 UNCONDITIONAL RIGHTS OF NOTEHOLDERS TO RECEIVE PRINCIPAL AND INTEREST. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

SECTION 5.08 SECTION 5.0.RESTORATION OF RIGHTS AND REMEDIES. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

SECTION 5.09 RIGHTS AND REMEDIES CUMULATIVE. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.10 DELAY OR OMISSION NOT A WAIVER. No delay or omission of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the

Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

SECTION 5.11 CONTROL BY NOTEHOLDERS. The Holders of a majority of the Security Balances of Notes shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

               (i) such direction shall not be in conflict with any rule of law or with this
        Indenture;

(ii) subject to the express terms of Section 5.04, any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by Holders of Notes representing not less than 100% of the Security Balances of Notes;

(iii) if the conditions set forth in Section 5.05 have been satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by Holders of Notes representing less than 100% of the Security Balances of Notes to sell or liquidate the Trust Estate shall be of no force and effect; and

(iv) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Noteholders set forth in this Section,  subject to
Section 6.01, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

SECTION 5.12 WAIVER OF PAST DEFAULTS. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02, the Holders of Notes of not less than a majority of the Security Balances of the Notes may waive any past Event of Default and its consequences except an Event of Default () with respect to payment of principal of or interest on any of the Notes or () in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note or () the waiver of which would materially and adversely affect the interests of the Credit Enhancer or modify its obligation under the Credit Enhancement Instrument. In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

Upon any such waiver, any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

SECTION 5.13 UNDERTAKING FOR COSTS. All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Security Balances of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture.

SECTION 5.14 WAIVER OF STAY OR EXTENSION LAWS. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted. SECTION 5.15 SALE OF TRUST ESTATE. (a) The power to effect any sale or other disposition (a "Sale") of any portion of the Trust Estate pursuant to Section 5.04 is expressly subject to the provisions of Section 5.05 and this Section 5.15. The power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Notes and under this Indenture and under the Insurance Agreement shall have been paid. The Indenture Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

(b) The Indenture Trustee shall not in any private Sale sell the Trust Estate, or any portion thereof, unless

(1) the Holders of all Notes and the Credit Enhancer consent to or direct the Indenture Trustee to make, such Sale, or

(2) the proceeds of such Sale would be not less than the entire amount which would be payable to the Noteholders under the Notes and the Credit Enhancer in respect of amounts drawn under the Credit Enhancement Instrument and any other amounts due the Credit Enhancer under the Insurance Agreement, in full payment thereof in accordance with Section 5.02, on the Payment Date next succeeding the date of such Sale, or

(3) The Indenture Trustee determines, in its sole discretion, that the conditions for retention of the Trust Estate set forth in Section 5.05 cannot be satisfied (in making any such determination, the Indenture Trustee may rely upon an opinion of an Independent investment banking firm obtained and delivered as provided in Section 5.05), and the Credit Enhancer consents to such Sale, which consent will not be unreasonably withheld and the Holders representing at least 66-2/3% of the Security Balances of the Notes consent to such Sale.

The purchase by the Indenture Trustee of all or any portion of the Trust Estate at a private Sale shall not be deemed a Sale or other disposition thereof for purposes of this Section 5.15(b).

(c) Unless the Holders and the Credit Enhancer have otherwise consented or directed the Indenture Trustee, at any public Sale of all or any portion of the Trust Estate at which a minimum bid equal to or greater than the amount described in paragraph (2) of subsection (b) of this Section 5.15 has not been established by the Indenture Trustee and no Person bids an amount equal to or greater than such amount, the Indenture Trustee shall bid an amount at least $1.00 more than the highest other bid.

(d)     In connection with a Sale of all or any portion of the Trust Estate any Holder or Holders of Notes may bid for and with the consent of the Credit Enhancer purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Notes or claims for interest thereon in lieu of cash up to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

(1) the Indenture Trustee may bid for and acquire the property offered for Sale in connection with any Sale thereof, and, subject to any requirements of, and to the extent permitted by, applicable law in connection therewith, may purchase all or any portion of the Trust Estate in a private sale, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount which would be distributable to the Holders of the Notes and Holders of Certificates and amounts owing to the Credit Enhancer as a result of such Sale in accordance with Section 5.04(b) on the Payment Date next succeeding the date of such Sale and (B) the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Notes in order to complete any such Sale or in order for the net Sale price to be credited against such Notes, and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

(2) the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Trust Estate in connection with a Sale thereof;

(3) the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

(4) no purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

SECTION 5.16 ACTION ON NOTES. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b).

SECTION 5.17  PERFORMANCE AND ENFORCEMENT OF CERTAIN  OBLIGATIONS.  (a) Promptly
following a request from the Indenture Trustee to do so and at the Administrator's expense, the Issuer in its capacity as holder of the Class A Ownership Interest, shall take all such lawful action as the Indenture Trustee may request to cause the 200_-_ Trust LLC to compel or secure the performance and observance by the Seller and the Master Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Mortgage Loan Purchase Agreement and the Servicing Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Mortgage Loan Purchase Agreement and the Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, as pledgee of the Class A Ownership Interest, including the transmission of notices of default on the part of the Seller or the Master Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Master Servicer of each of their obligations under the Mortgage Loan Purchase Agreement and the Servicing Agreement.

(b) If an Event of Default has occurred and is continuing, the Indenture Trustee, as pledgee of the Class A Ownership Interest, subject to the rights of the Credit Enhancer under the Servicing Agreement may, and at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of 66-2/3% of the Security Balances of the Notes shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Master Servicer under or in connection with the Mortgage Loan Purchase Agreement and the Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller or the Master Servicer, as the case may be, of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Mortgage Loan Purchase Agreement and the Servicing Agreement, as the case may be, and any right of the Issuer to take such action shall not be suspended.

                                   ARTICLE VI

                                 THE INDENTURE TRUSTEE

SECTION 6.01 DUTIES OF INDENTURE TRUSTEE. (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

(b)     Except during the continuance of an Event of Default:

(i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

(ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

(ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it (A) pursuant to Section 5.11 or (B) from the Credit Enhancer, which it is entitled to give under any of the Basic Documents.

(d) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

(e) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Trust Agreement.

(f) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 6.02 RIGHTS OF INDENTURE TRUSTEE. (a) The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

(b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate or Opinion of Counsel.

(c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

(d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

(e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

SECTION 6.03 INDIVIDUAL RIGHTS OF INDENTURE TRUSTEE. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Administrator, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12.

SECTION 6.04 INDENTURE TRUSTEE'S DISCLAIMER. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

SECTION 6.05 NOTICE OF EVENT OF DEFAULT. If an Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall give notice thereof to the Credit Enhancer. The Trustee shall mail to each Noteholder notice of the Event of Default within 90 days after it occurs. Except in the case of an Event of Default in payment of principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

SECTION 6.06 REPORTS BY INDENTURE TRUSTEE TO HOLDERS. The Indenture Trustee shall deliver to each Noteholder such information as may be required to enable such holder to prepare its federal and state income tax returns. In addition, upon the Issuer's written request, the Indenture Trustee shall promptly furnish information reasonably requested by the Issuer that is reasonably available to the Indenture Trustee to enable the Issuer to perform its federal and state income tax reporting obligations.

SECTION 6.07 COMPENSATION AND INDEMNITY. The Issuer shall or shall cause the Administrator to pay to the Indenture Trustee on each Payment Date reasonable compensation for its services. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall or shall cause the Administrator to reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts. The Issuer shall or shall cause the Administrator to indemnify the Indenture Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Indenture Trustee shall notify the Issuer and the Administrator promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Administrator shall not relieve the Issuer or the Administrator of its obligations hereunder. The Issuer shall or shall cause the Administrator to defend any such claim, and the Indenture Trustee may have separate counsel and the Issuer shall or shall cause the Administrator to pay the fees and expenses of such counsel. Neither the Issuer nor the Administrator need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

        The Issuer's payment obligations to the Indenture Trustee pursuant to this Section 6.07 shall survive the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of an Event of Default specified in Section 5.01(iv) or (v) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

SECTION 6.08 REPLACEMENT OF INDENTURE TRUSTEE. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. The Indenture Trustee may resign at any time by so notifying the Issuer and the Credit Enhancer. The Holders of a majority of Security Balances of the Notes may remove the Indenture Trustee by so notifying the Indenture Trustee and the Credit Enhancer and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

(i)     the Indenture Trustee fails to comply with Section 6.11;

(ii)    the Indenture Trustee is adjudged a bankrupt or insolvent;

(iii)a receiver or other public officer takes charge of the Indenture Trustee or its property; or

(iv)    the Indenture Trustee otherwise becomes incapable of acting.

        If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.

        A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

        If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority of Security Balances of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

        If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

        Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer's and the Administrator's obligations under Section
6.07 shall continue for the benefit of the retiring Indenture Trustee.

SECTION 6.09 SUCCESSOR INDENTURE TRUSTEE BY MERGER. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Rating Agencies prior written notice of any such transaction.

        In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

SECTION 6.10 APPOINTMENT OF CO-INDENTURE  TRUSTEE OR SEPARATE INDENTURE TRUSTEE.
(a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under
Section 6.08 hereof.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

(d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 6.11 ELIGIBILITY; DISQUALIFICATION. The Indenture Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Indenture Trustee shall have a combined capital and surplus of at least [$50,000,000] as set forth in its most recent published annual report of condition and it or its parent shall have a long-term debt rating of [Baa3] or better by [Moody's]. The Indenture Trustee shall comply with TIA ss. 310(b), including the optional provision permitted by the second sentence of TIA ss. 310(b)(9); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

SECTION 6.12 PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER. The Indenture Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

SECTION  6.13   REPRESENTATION  AND  WARRANTY.   The  Indenture  Trustee  hereby
represents that:

(i) The Indenture Trustee is duly organized and validly existing as a corporation in good standing under the laws of the State of ___________, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(ii) The Indenture Trustee has the power and authority to execute and deliver this Indenture and to carry out its terms; and the execution, delivery and performance of this Indenture have been duly authorized by the Indenture Trustee by all necessary corporate action.

(iii) The consummation of the transactions contemplated by this Indenture and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Indenture Trustee or any agreement or other instrument to which the Indenture Trustee is a party or by which it is bound

(iv) To the Indenture Trustee's best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Indenture Trustee or its properties: (A) asserting the invalidity of this Indenture (B) seeking to prevent the consummation of any of the transactions contemplated by this Indenture or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Indenture Trustee of its obligations under, or the validity or enforceability of, this Indenture.

SECTION 6.14 DIRECTIONS TO INDENTURE TRUSTEE. The Indenture Trustee is hereby directed:

(a) to accept the pledge of the Class A Ownership Interest and hold the assets of the Trust in trust for the Noteholders;

(b) to issue, execute and deliver the Notes substantially in the form prescribed by Exhibit A in accordance with the terms of this Indenture; and

(c) to take all other actions as shall be required to be taken by the terms of this Indenture.

SECTION 6.15 NO CONSENT TO CERTAIN ACTS OF DEPOSITOR. The Indenture Trustee shall not consent to any action proposed to be taken by the Depositor pursuant to Article EIGHTH or Article ELEVENTH of the Depositor's Restated Certificate of Incorporation.

SECTION 6.16 INDENTURE TRUSTEE MAY OWN SECURITIES. The Indenture Trustee, in its individual or any other capacity may become the owner or pledgee of Securities with the same rights it would have if it were not Indenture Trustee.

                                  ARTICLE VII

                            NOTEHOLDERS' LISTS AND REPORTS

SECTION 7.01 ISSUER TO FURNISH INDENTURE TRUSTEE NAMES AND ADDRESSES OF Noteholders. The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, (b) at such other times as the Indenture Trustee and the Credit Enhancer may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

SECTION 7.02 PRESERVATION OF INFORMATION; COMMUNICATIONS TO NOTEHOLDERS. (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

(b)  Noteholders  may  communicate   pursuant  to  TIA  ss.  312(b)  with  other
Noteholders with respect to their rights under this Indenture or under the Notes.

(c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA ss. 312(c).

SECTION 7.03   REPORTS BY ISSUER.  (a)    The Issuer shall:

(i) file with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

(ii) file with the Indenture Trustee, and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA ss. 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.03(a) and by rules and regulations prescribed from time to time by the Commission.

(b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

SECTION 7.04 REPORTS BY INDENTURE TRUSTEE. If required by TIA ss. 313(a), within 60 days after each January 1 beginning with January 1, 200_, the Indenture Trustee shall mail to each Noteholder as required by TIA ss. 313(c) and to the Credit Enhancer a brief report dated as of such date that complies with TIA ss. 313(a). The Indenture Trustee also shall comply with TIA ss. 313(b).

        A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Term Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Term Notes are listed on any stock exchange.

                                  ARTICLE VIII

                         ACCOUNTS, DISBURSEMENTS AND RELEASES

SECTION 8.01 COLLECTION OF MONEY. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

SECTION 8.02 TRUST ACCOUNTS. (a) On or prior to the Closing Date, the Issuer shall cause the Indenture Trustee to establish and maintain, in the name of the Indenture Trustee, for the benefit of the Noteholders and the Certificate Paying Agent, on behalf of the Certificateholders and the Credit Enhancer, the Payment Account as provided in Section 3.01 of this Indenture.

(b) All monies deposited from time to time in the Payment Account pursuant to the Servicing Agreement and all deposits therein pursuant to this Indenture are for the benefit of the Noteholders and the Certificate Paying Agent, on behalf of the Certificateholders and all investments made with such monies including all income or other gain from such investments are for the benefit of the Master Servicer as provided by the Servicing Agreement.

        On each Payment Date during the Funding Period the Indenture Trustee shall withdraw Net Principal Collections from the Payment Account and deposit Net Principal Collections to the Funding Account.

        On each Payment Date, the Indenture Trustee shall distribute all amounts on deposit in the Payment Account (after giving effect to the withdrawal referred to in the preceding paragraph) to Noteholders in respect of the Notes and in its capacity as Certificate Paying Agent to Certificateholders in the order of priority set forth in Section 3.05 (except as otherwise provided in Section 5.04(b).

        The Master Servicer may direct the Indenture Trustee to invest any funds in the Payment Account in Eligible Investments maturing no later than the Business Day preceding each Payment Date and shall not be sold or disposed of prior to the maturity. Unless otherwise instructed by the Master Servicer, the Indenture Trustee shall invest all funds in the Payment Account in Eligible Investments.

(c) On or before the Closing Date the Issuer shall open, at the Corporate Trust Office, an account which shall be the "Funding Account". The Master Servicer may direct the Indenture Trustee to invest any funds in the Funding Account in Eligible Investments maturing no later than the Business Day preceding each Payment Date and shall not be sold or disposed of prior to the maturity. Unless otherwise instructed by the Master Servicer, the Indenture Trustee shall invest all funds in the Payment Account in its Corporate Trust Short Term Investment Fund so long as it is an Eligible Investment. During the Funding Period, any amounts received by the Indenture Trustee in respect of Net Principal Collections for deposit in the Funding Account, together with any Eligible
Investments in which such monies are or will be invested or reinvested during the term of the Notes, shall be held by the Indenture Trustee in the Funding Account as part of the Trust Estate, subject to disbursement and withdrawal as herein provided: Amounts on deposit in the Funding Account in respect of Net Principal Collections may be withdrawn on each Deposit Date and (i) paid to the Issuer in payment for Additional Loans by the deposit of such amount to the Collection Account and (ii) at the end of the Funding Period any amounts remaining in the Funding Account after the withdrawal called for by clause (1) shall be deposited in the Payment Account to be included in the payment of principal on the Payment Date that is the last day of the Funding Period.

(d) (i) Any investment in the institution with which the Funding Account is maintained may mature on such Payment Date and (ii) any other investment may mature on such Payment Date if the Indenture Trustee shall advance funds on such Payment Date to the Funding Account in the amount payable on such investment on such Payment Date, pending receipt thereof to the extent necessary to make distributions on the Notes and the Certificates) and shall not be sold or disposed of prior to maturity.

SECTION 8.03 OFFICER'S CERTIFICATE. The Indenture Trustee shall receive at least [seven] days notice when requested by the Issuer to take any action pursuant to
Section 8.05(a), accompanied by copies of any instruments to be executed, and the Indenture Trustee shall also require, as a condition to such action, an Officer's Certificate, in form and substance satisfactory to the Indenture
Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with.

SECTION 8.04 TERMINATION UPON DISTRIBUTION TO NOTEHOLDERS. This Indenture and the respective obligations and responsibilities of the Issuer and the Indenture Trustee created hereby shall terminate upon the distribution to Noteholders, Certificate Paying Agent, on behalf of the Certificateholders and the Indenture Trustee of all amounts required to be distributed pursuant to Article III; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

SECTION 8.05 RELEASE OF TRUST ESTATE. (a) Subject to the payment of its fees and expenses, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in Article VIII hereunder shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent, or see to the application of any monies.

(b) The Indenture Trustee shall, at such time as (i) there are no Notes Outstanding, (ii) all sums due the Indenture Trustee pursuant to this Indenture have been paid, and (iii) all sums due the Credit Enhancer have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture.

[(c) The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.05 only upon receipt of an request from the Issuer accompanied by an [Officers' Certificate], [an Opinion of Counsel,] and a letter from the Credit Enhancer, stating that the Credit Enhancer has no objection to such request from the Issuer.]

SECTION 8.06 SURRENDER OF NOTES UPON FINAL PAYMENT. By acceptance of any Note, the Holder thereof agrees to surrender such Note to the Indenture Trustee promptly, prior to such Noteholder's receipt of the final payment thereon.

                                   ARTICLE IX

                                SUPPLEMENTAL INDENTURES

SECTION 9.01 SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF NOTEHOLDERS. () Without the consent of the Holders of any Notes but with the consent of the Credit Enhancer and prior notice to the Rating Agencies and the Credit Enhancer, the Issuer and the Indenture Trustee, when authorized by an Issuer Request, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

(ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

(iii)to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

(iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

(v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture

(vi) to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not materially and adversely affect the interests of the Holders of the Notes;

(vii) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI; or

(viii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;

provided, however, that no such indenture supplements shall be entered into unless the Indenture Trustee shall have received an Opinion of Counsel that entering into such indenture supplement will not have any material adverse tax consequences to the Noteholders.

        The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b) The Issuer and the Indenture Trustee, when authorized by an Issuer Request, may, also without the consent of any of the Holders of the Notes but with the consent of the Credit Enhancer and prior notice to the Rating Agencies and the Credit Enhancer, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, (i) adversely affect in any material respect the interests of any Noteholder or (ii) cause the Issuer to be subject to an entity level tax.

SECTION 9.02 SUPPLEMENTAL INDENTURES WITH CONSENT OF NOTEHOLDERS. The Issuer and the Indenture Trustee, when authorized by an Issuer Request, also may, with prior notice to the Rating Agencies and, with the written consent of the Credit Enhancer and with the consent of the Holders of not less than a majority of the Security Balances of each Class of Notes affected thereby, by Act of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Note affected thereby:

(i) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof or the interest rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof;

(ii) reduce the percentage of the Security Balances of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(iii) modify or alter the provisions of the proviso to the definition of the term "Outstanding" or modify or alter the exception in the definition of the term "Holder";

(iv) reduce the percentage of the Security Balances of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.04;

(v) modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Note affected thereby;

(vi) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or

(vii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture; and provided, further, that such action shall not, as evidenced by an Opinion of Counsel, cause the Issuer to be subject to an entity level tax.

        The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

        It shall not be necessary for any Act of Noteholders  under this Section
9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

        Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03 EXECUTION OF SUPPLEMENTAL INDENTURES. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this
Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

SECTION 9.04 EFFECT OF SUPPLEMENTAL INDENTURE. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 9.05 CONFORMITY WITH TRUST INDENTURE ACT. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

SECTION 9.06 REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this
Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

                                    ARTICLE X

                                  MISCELLANEOUS

SECTION 10.01 COMPLIANCE CERTIFICATES AND OPINIONS, ETC. (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee and to the Credit Enhancer (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

        Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(2) a  brief  statement  as to  the  nature  and  scope  of the  examination  or
investigation   upon  which  the  statements  or  opinions   contained  in  such
certificate or opinion are based;

(3) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with;

(4) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with; and

(5) if the Signer of such Certificate or Opinion is required to be Independent, the Statement required by the definition of the term "Independent".

(b) (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 10.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

(ii) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Security Balances of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the Security Balances of the Notes.

(iii) Whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(iv) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than property as contemplated by clause (v) below or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Security Balances of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then Security Balances of the Notes.

(v) Notwithstanding any provision of this Indenture, the Issuer may, without compliance with the requirements of the other provisions of this Section 10.01, (A) collect, sell or otherwise dispose of the Class A Ownership Interest as and to the extent permitted or required by the Basic Documents or (B) make cash payments out of the Payment Account as and to the extent permitted or required by the Basic Documents [, so long as the Issuer shall deliver to the Indenture Trustee every six months, commencing _____________, an Officer's Certificate of the Issuer stating that all the dispositions of Collateral described in clauses (A) or (B) above that occurred during the preceding six calendar months were in the ordinary course of the Issuer's business and that the proceeds thereof were applied in accordance with the Basic Documents].

SECTION 10.02 FORM OF DOCUMENTS DELIVERED TO INDENTURE TRUSTEE. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

        Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Seller, the

Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Seller, the Issuer or the Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

        Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

        Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

SECTION 10.03 ACTS OF NOTEHOLDERS. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 10.03.

(b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c)     The ownership of Notes shall be proved by the Note Registrar.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 10.04 NOTICES, ETC., TO INDENTURE TRUSTEE, ISSUER, CREDIT ENHANCER AND RATING AGENCIES. Any request, demand, authorization, direction, notice, consent, waiver or Act of Note holders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders is to be made upon, given or furnished to or filed with:

(i) the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at the Corporate Trust Office. The Indenture Trustee shall promptly transmit any notice received by it from the Noteholders to the Issuer, or

(ii) the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuer addressed to: Home Equity Loan Trust 200_ - ______, in care of [Name of Owner Trustee] _________________,
     __________,             ______________,             Attention            of
     _________________________________________  with a copy to the Administrator at 8400 Normandale  Boulevard,  Suite 600,  Minneapolis,  Minnesota  55437,
     Attention:  ____________________________________,  or at any other  address previously furnished in writing to the Indenture Trustee by the Issuer or the Administrator. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee, or

(iii)the Credit Enhancer by the Issuer, the Indenture Trustee or by any Noteholders shall be sufficient for every purpose hereunder to in writing and mailed, first-class postage pre-paid, or personally delivered or telecopied to: [Name of Credit Enhancer], ________________, ________, _______________, Attention: _________________, ___________________________,
     Telephone ______________. Telecopier ______________. The Credit Enhancer shall promptly transmit any notice received by it from the Issuer, the Indenture Trustee or the Noteholders to the Issuer or Indenture Trustee, as the case may be.

        Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to (i) in the case of [Moody's], at the following address: [Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007] and (ii) in the case of [Standard & Poor's], at the following address: [Standard & Poor's Corporation, 26 Broadway (15th Floor), New York, New York 10004, Attention of Asset Backed Surveillance Department]; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

SECTION 10.05 NOTICES TO NOTEHOLDERS; WAIVER. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Person's as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular
Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

        Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

        In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

        Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

SECTION 10.06 ALTERNATE PAYMENT AND NOTICE PROVISIONS. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Administrator to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer shall furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee shall cause payments to be made and notices to be given in accordance with such agreements.

SECTION 10.07 CONFLICT WITH TRUST INDENTURE ACT. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

        The provisions of TIA ss.ss. 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 10.08 EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 10.09 SUCCESSORS AND ASSIGNS. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

SECTION 10.10 SEPARABILITY. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.11 BENEFITS OF INDENTURE. The Credit Enhancer and its successors and assigns shall be a third-party beneficiary to the provisions of this Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 10.12 LEGAL HOLIDAYS. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

SECTION 10.13 GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 10.14 COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 10.15 RECORDING OF INDENTURE. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

SECTION 10.16 ISSUER OBLIGATION. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

SECTION 10.17 NO PETITION. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents.

SECTION 10.18 INSPECTION. The Issuer agrees that, on reasonable prior notice, it shall permit any representative of the Indenture Trustee, during the Issuer's normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

SECTION 10.19 AUTHORITY OF THE ADMINISTRATOR. Each of the parties to this Indenture acknowledges that the Issuer and the Owner Trustee have each appointed the Administrator to act as its agent to perform the duties and obligations of the Issuer hereunder. Unless otherwise instructed by the Issuer or the Owner Trustee, copies of all notices, requests, demands and other documents to be delivered to the Issuer or the Owner Trustee pursuant to the terms hereof shall be delivered to the Administrator. Unless otherwise instructed by the Issuer or the Owner Trustee, all notices, requests, demands and other documents to be executed or delivered, and any action to be taken, by the Issuer or the Owner Trustee pursuant to the terms hereof may be executed, delivered and/or taken by the Administrator pursuant to the Administration Agreement.

        IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                          Home Equity Loan Trust 200_ -  _____,

                                    as Issuer

                                            BY:

                                               not in its individual capacity

                                               but solely as Owner Trustee

                                            BY:

                                      Name:

                                     Title:

                                            as Indenture Trustee, as Certificate
                                            Paying
                                            Agent and as Note Registrar

                                            BY:
                                      Name:

                                     Title:

 ---------------------------------
 hereby accepts the appointment as Certificate  Paying Agent pursuant to Section
 3.03 hereof and as Certificate Registrar pursuant to Section 4.02 hereof.

BY:
TITLE:

STATE OF NEW YORK     )

                             ) ss.:

COUNTY OF NEW YORK    )

        On this ____ day of __________, before me personally appeared ______________, to me known, who being by me duly sworn, did depose and say, that he resides at _________________, __________________ _____, that he is the of the Owner Trustee, one of the corpo rations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

                                            ---------------------------
                                  Notary Public

        [NOTARIAL SEAL]

        STATE OF NEW YORK    )
                                    ) ss.:

        COUNTY OF NEW YORK   )

     On this ____ day of __________, before me personally appeared , to me known, who being by me duly sworn, did depose and say, that he resides at , that he is the ______________ of ________________, as Indenture Trustee, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

                                            ---------------------------
                                  Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK     )

                             ) ss.:

COUNTY OF NEW YORK    )

     On this ____ day of __________, before me personally appeared , to me known, who being by me duly sworn, did depose and say, that he resides at , that he is an ________________ of _______________, as Indenture Trustee, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

                                            ---------------------------
                                  Notary Public

        [NOTARIAL SEAL]

                                    EXHIBIT B

                                [FORM OF OPINION]

[Date]

To:     The Persons Listed On the Attached Schedule

Re:     Home Equity Loan Trust 200_ -  ______
        Home Equity Loan Asset-Backed Securities

                      _____________

Ladies and Gentlemen:

        We have acted as counsel to ________________ ("______") in connection with the issuance by _________ its Surety Bond Number [SB___] (the "Surety Bond") issued pursuant to the [Insurance and Reimbursement Agreement, dated as of _______________ among ________________, Residential Asset Mortgage Products, Inc., as Depositor (the "Depositor"), Residential Funding Corporation ("RFC"), as Seller and Master Servicer and Home Equity Loan Trust 200_ - (the "Issuer") (the "Insurance Agreement") with respect to the Additional Variable Funding Notes issued pursuant to the Indenture, dated as of _______________ between the Issuer and __________________________________, as Indenture Trustee.]

        For the purposes of this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction of [(i) the Certificate of Incorporation and the By-Laws of ______; (ii) resolutions adopted by the Board of Directors of ______ relevant to the issuance of the Surety Bond; (iii) the Surety Bond; (iv) the Insurance Agreement; (v) the certificate of the Secretary of ______ dated as of the date hereof (the "Certificate");] and (vi) such other documents that we have deemed necessary or appropriate as a basis for the opinion set forth below.

        Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the [Definitions incorporated in and attached as an Appendix to the Indenture.]

        In our examination we have assumed the genuineness of all signatures and the legal capacity of natural persons (other than with respect to officers of ______), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. We have relied upon the certificates, statements and representations of officers and other representatives of ______ with regard to all facts (but not conclusions of law) material to the opinions set forth below and have not conducted an independent inquiry as to such matters. Based upon and subject to the foregoing, we are of the opinion that:

        1. ______ is a corporation validly existing, in good standing and licensed to transact the business of surety and financial guaranty insurance under the laws of the State of New York.

        2. ______ has the corporate power to execute and deliver, and to take all action required of it under the Surety Bond.

        3. Except as have already been obtained, no authorization, consent, approval, license, formal exemption, or declaration from, nor any registration or filing with, any court or governmental agency or body of the United States of America or the State of New York, which if not obtained would affect or impair the validity or enforceability of the Surety Bond is required in connection with the execution and delivery by ______ of the Surety Bond or in connection with ________ performance of its obligations thereunder.

        4. The Surety Bond has been duly authorized, executed and delivered by ______ and constitutes the legally valid and binding obligation of
        ______, enforceable in accordance with its terms subject, as to enforcement, to (a) bankruptcy, reorganization, insolvency, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferential transfers and equitable subordination, presently or from time to time in effect, and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), as such laws may be applied in any such proceeding with respect to ______ and (b) the qualification that the remedy of specific performance may be subject to equitable defenses and to the discretion of the court before which any proceedings with respect thereto may be brought.

        5. The Surety Bond is not required to be registered under the Securities Act of 1933, as amended.

        We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of New York. This opinion is limited to the laws of New York and the United States of America as in effect on the date hereof and, in rendering this opinion, we assume no obligation to revise or supplement this opinion should the present laws, or the interpretation thereof, be changed.

        This opinion has been furnished solely for the benefit of the persons listed on the attached Schedule A in connection with the transactions described herein and on the condition that the opinions expressed herein may not be published or otherwise communicated to any other party, or relied upon by any other party, without prior written approval in each instance.

                                Very truly yours,

Schedule A

Opinion of [Date]

Re:     Home Equity Loan Trust 200_ -  ______
        Home Equity Loan Asset-Backed Securities

                             _____________

Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard

Suite 700
Minneapolis, Minnesota 55437

Residential Funding Corporation
8400 Normandale Lake Boulevard

Suite 700
Minneapolis, Minnesota 55437

[Moody's Investors Service, Inc.
99 Church Street
New York, New York 10007]

[Standard & Poor's, a division of
The McGraw-Hill Companies, Inc.
55 Water Street
New York, New York 10004]

----------------------------------,
as Indenture Trustee

---------------------------------
---------------
-----------------------

----------------------,
as Owner Trustee

------------------
--------------------------

                                    Exhibit C

                                       __________, 200_

Residential Asset Mortgage Products, Inc.
Normandale Lake Boulevard

Suite 700
Minneapolis, Minnesota 55437

[Name of Underwriter]

----------------------------
-------------------------

[Name of Credit Enhancer]

----------------
-------------------------

[Name of Indenture Trustee]

---------------------------
=================

                           RE: HOME EQUITY LOAN TRUST 200_ - ______

Ladies and Gentlemen:

        We have acted as counsel to Residential Asset Mortgage Products, Inc., a Delaware corporation (the "Depositor"), in connection with (i) the purchase of certain adjustable rate home equity revolving credit line loans (the "Mortgage Loans") pursuant to a mortgage loan purchase agreement, dated as of ________________ (the "Mortgage Loan Purchase Agreement") between Residential Funding Corporation, as seller (the "Seller"), and the Depositor, and (ii) the sale by the Depositor of the Class A Ownership Interest to Home Equity Loan Trust 200_ - ______, a Delaware business trust (the "Issuer"), created by a Trust Agreement dated as of ________________ (the "Trust Agreement") between the Depositor and ______________________, as owner trustee (the "Owner Trustee"). In exchange for the Class A Ownership Interest, the Issuer has issued Home Equity

Loan Asset-Backed Term Notes, Series ______ (the "Term Notes"), Home Equity Loan Asset-Backed Variable Funding Notes, Series ______ (the "Variable Funding
Notes", and together with the Term Notes, the "Notes") and Home Equity Loan Asset-Backed Certificates, Series ______ (the "Certificates", and together with the Notes, the "Securities"). The Issuer wishes to increase the Maximum Variable Funding Balance of the Variable funding Notes in excess of $__________ as provided for in Section 4.01 of the Indenture. Capitalized terms not otherwise defined herein shall (unless otherwise specifically set forth herein) have the meanings ascribed to such terms in the Trust Agreement.

        This opinion is rendered pursuant to Section 4.01(b)(iii) of the Indenture.

        In arriving at the opinions expressed below, we have examined such documents and records as we have deemed appropriate, including the following:

        1.     A signed copy of the Indenture.

        2.     .A signed copy of the Trust Agreement.

        3.     .Specimens of the Notes.

        As to any facts material to the following opinions which we did not independently establish or verify, we have relied upon statements and representations of the responsible officers and other representations of the Depositor and of public officials and agencies.

        Based upon the foregoing and consideration of such other matters as we have deemed appropriate, we are of the opinion that:

        1. .For federal income tax purposes, as a result of the increase in the Maximum Variable Funding Balance of the Variable Funding Notes in excess of $__________, the Issuer will not be classified as an association or a publicly traded partnership taxable as a corporation.

        2.The Variable Funding Notes will be treated as debt for federal income tax purposes and will not affect the Classification as debt of any other class of Notes.

        We do not express any opinion as to any laws other than the federal tax law of the United States of America.

        The opinions set forth herein are expressly subject to there being no additional facts that would materially affect the validity of the assumptions and conclusions set forth herein or upon which this opinion is based.

        No one other than you shall be entitled to rely on the opinions expressed herein. This opinion letter is not intended to be employed in any transaction other than the one described above and is being delivered to you on the understanding that neither it nor its contents may be published, communicated or otherwise made available, in whole or in part, to any other party or entity without, in each instance, our specific prior written consent.

                                Very truly yours,

                                      APPENDIX A

                                      DEFINITIONS

               ADDITIONAL PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Payment Date, the lesser of (x) the amount remaining in the Payment Account after the application of funds on deposit therein in accordance with clauses (i) through (vi) of Section 3.05 of the Indenture and (y) the amount required to bring the Outstanding Revenue Amount up to the Reserve Amount Target.

     ADMINISTRATION   AGREEMENT:   The  Administration  Agreement  dated  as  of
_______________ among the Issuer and the Indenture Trustee, as Administrator, as it may be amended from time to time.

     ADMINISTRATOR: [Name of Issuer], as administrator under the Administration Agreement or any successor Administrator appointed pursuant to the terms of the Administration Agreement.

               AFFILIATE:   With  respect  to  any  Person,   any  other  Person
controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

     AGGREGATE SECURITY BALANCE: With respect to any Payment Date, the aggregate of the Principal Balances of all Securities as of such date.

               AMORTIZATION EVENT:  [Any one of the following events:

(a) the failure on the part of the Seller (i) to make any payment or deposit required to be made under the Mortgage Loan Purchase Agreement within four Business Days after the date such payment or deposit is required to be made; or (ii) to observe or perform in any material respect any other covenants or agreements of the Seller set forth in the Mortgage Loan Purchase Agreement, which failure continues unremedied for a period of 60 days after written notice and such failure materially and adversely affects the interests of the Securityholders or the Credit Enhancer;

(b) if any representation or warranty made by the Seller in the Mortgage Loan Purchase Agreement proves to have been incorrect in any material respect when made and which continues to be incorrect in any material respect for a period of 45 days with respect to any representation or warranty of the Seller made in Section 3.1(a) of the Mortgage Loan Purchase Agreement or 90 days with respect to any representation or warranty made in Section 3.1(b) or 3.2 of the Mortgage Loan Purchase Agreement after written notice and as a result of which the interests of the Securityholders or the Credit Enhancer are materially and adversely affected; provided, however, that an Amortization Event shall not be deemed to occur if the Seller has repurchased or substituted for the related Mortgage Loans or all Mortgage Loans, if applicable, during such period (or within an additional 60 days with the consent of the Indenture Trustee and the Credit Enhancer) in accordance with the provisions of the Indenture;

(c) The entry against the Seller of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

(d) The Seller shall voluntarily go into liquidation, consent to the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Seller or of or relating to all or substantially all of its property, or a decree or order of a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Seller shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

(e) the Issuer becomes subject to regulation by the Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended;

(f) an Event of Servicing Termination relating to the Master Servicer occurs under the Servicing Agreement and the Master Servicer is the Seller;

               In the case of any event described in (a), (b) or (f), an Amortization Event will be deemed to have occurred only if, after any applicable grace period described in such clauses, either the Indenture Trustee, the Credit Enhancer or, with the consent of the Credit Enhancer, Securityholders evidencing not less than 51% of the Security Balance of each of the Bonds and the Certificates by written notice to the Seller, the Master Servicer, the Depositor and the Owner Trustee (and to the Indenture Trustee, if given by the Credit Enhancer or the Securityholders) may declare that an Amortization Event has occurred as of the date of such notice. In the case of any event described in clauses (c), (d), (e), an Amortization Event will be deemed to have occurred without any notice or other action on the part of the Indenture Trustee, the Securityholders or the Credit Enhancer immediately upon the OCCURRENCE OF SUCH EVENT; PROVIDED, that any Amortization Event may be waived and deemed of no effect with the written consent of the Credit Enhancer and each Rating Agency, subject to the satisfaction of any conditions to such waiver.]

               APPRAISED VALUE: The appraised value of a Mortgaged Property based upon the lesser of (i) the appraisal made at the time of the origination of the related Mortgage Loan, or (ii) the sales price of such Mortgaged Property at such time of origination. With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the appraised value of the Mortgaged Property based upon the appraisal (as reviewed and approved by the Seller) obtained at the time of refinancing.

               ASSIGNMENT OF MORTGAGE: An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

               AUTHORIZED NEWSPAPER: A newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

               AUTHORIZED OFFICER: With respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as the Administration Agreement is in effect, any Responsible Officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

               BASIC DOCUMENTS: The Trust Agreement, the Certificate of Trust, the Indenture, the Mortgage Loan Purchase Agreement, the Insurance Agreement, the Administration Agreement, the Servicing Agreement, the Custodial Agreement and the other documents and certificates delivered in connection with any of the above.

               BENEFICIAL OWNER: With respect to any Bond, the Person who is the beneficial owner of such Bond as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository).

               BILLING DATE: With respect to any Due Date and Mortgage Loan, the first day of the month preceding such Due Date on which date the bill is generated for the amount due and payable on the related Mortgage Loan on such Due Date.

               BOND OWNER:  The Beneficial Owner of a Bond.

               BOND PERCENTAGE: With respect to any Payment Date, the ratio expressed as a percentage of the aggregate of the Principal Balances of all Bonds immediately prior to such Payment Date to the sum of the Pool Balance on the first day of the related Collection Period and the amount on deposit in the Funding Account from Net Principal Collections immediately prior to such Payment Date.

               BOND RATE: With respect to any Interest Period, a per annum rate determined by the Master Servicer equal to LIBOR as of the second LIBOR Business Day PRIOR TO THE FIRST DAY OF SUCH INTEREST PERIOD AND 0.__%; PROVIDED HOWEVER, that in no event shall the Bond Rate with respect to any Interest Period exceed the Maximum Rate for such Interest Period.

     BOND REGISTER: The register maintained by the Bond Registrar in which the Bond Registrar shall provide for the registration of Bonds and of transfers and exchanges of Bonds.

     BOND REGISTRAR: The Indenture Trustee, in its capacity as Bond Registrar.

               BONDHOLDER: The Person in whose name a Bond is registered in the Bond Register, except that, any Bond registered in the name of the Depositor, the Issuer or the Indenture Trustee or any Affiliate of any of them shall be deemed not to be outstanding and the registered holder will not be considered a Bondholder or holder for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement provided that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds that the Indenture Trustee or the Owner Trustee knows to be so owned shall be so disregarded. Owners of Bonds that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee the pledgee's right so to act with respect to such Bonds and that the pledgee is not the Issuer, any other obligor upon the Bonds or any Affiliate of any of the foregoing Persons.

               BONDS:  The Bonds designated as the "Bonds" in the Indenture.

               BOOK-ENTRY BONDS: Beneficial interests in the Bonds, ownership and transfers of which shall be made through book entries by the Depository as described in Section 4.06 of the Indenture.

               BUSINESS  DAY:  Any day other than (i) a Saturday  or a Sunday or
(ii) a day on which banking institutions in the State of New York, [Illinois] or Minnesota are required or authorized by law to be closed.

     BUSINESS TRUST STATUTE: Chapter 38 of Title 12 of the Delaware Code, 12 DEL. CODE SS.SS.3801 ET SEQ., as the same may be amended from time to time.

               CARRYOVER LOSS AMOUNT: With respect to any Payment Date, the aggregate of Loss Amounts (other than Loss Amounts arising during the related Collection Period) with respect to which either (i) payments of principal have not been previously made on the Bonds and the Certificates or (ii) were not reflected in a reduction (not below zero) of the Outstanding Reserve Amount.

     CERTIFICATE DISTRIBUTION ACCOUNT: The account or accounts created and maintained pursuant to Section _____ of the Servicing Agreement. The Certificate

Distribution Account shall be an Eligible Account.

               CERTIFICATE DISTRIBUTION AMOUNT: With respect to any Payment Date, the sum of (x) the amount accrued during the related Interest Period on the Principal Balance of the Certificates at the Certificate Rate for such Interest Period and (y) any Unpaid Certificate Distribution Amount Shortfall. The amount available for distribution on any Payment Date shall be allocated first to the amount in clause (x) above, and second to the amount in clause (y) above.

     CERTIFICATE PAYING AGENT: The meaning specified in Section 3.10 of the Trust Agreement.

               CERTIFICATE PERCENTAGE: With respect to any Payment Date, the ratio, expressed as a percentage, of the aggregate of the Principal Balance of the Certificates immediately prior to such Payment Date to the sum of the aggregate of the Principal Balance of the Securities immediately prior to such date.

               CERTIFICATE RATE: With respect to any Interest Period, the per annum rate determined by the Master Servicer equal to the sum of (i) LIBOR and
(ii) 0.__% PROVIDED, HOWEVER, that in no event shall the Certificate Rate with respect to any Interest Period exceed the Maximum Rate.

     CERTIFICATE REGISTER: The register maintained by the Certificate Registrar in which the Certificate Registrar shall provide for the registration of

Certificates and of transfers and exchanges of Certificates.

     CERTIFICATE REGISTRAR:  Initially,  __________________________________,  in
its capacity as Certificate Registrar, or any successor to the Indenture Trustee in such capacity.

     CERTIFICATE OF TRUST: The Certificate of Trust filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

               CERTIFICATES: The Collateralized Mortgage Certificates, Series ______, each evidencing undivided beneficial interests in the Issuer and executed by the Owner Trustee in substantially the form set forth in Exhibit A to the Trust Agreement.

               CERTIFICATEHOLDER: The Person in whose name a Certificate is registered in the Certificate Register except that, any Certificate registered in the name of the Issuer, the Owner Trustee or the Indenture Trustee or any Affiliate of any of them shall be deemed not to be outstanding and the registered holder will not be considered a Certificateholder or a holder for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement provided that, in determining whether the Indenture Trustee or the Owner Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that the Indenture Trustee or the Owner Trustee knows to be so owned shall be so disregarded. Owners of Certificates that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee, as the case may be, the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Issuer, any other obligor upon the Certificates or any Affiliate of any of the foregoing Persons.

               CLASS PERCENTAGE: With respect to each Class of Bonds and Payment Date, the ratio, expressed as a percentage, of the aggregate Principal Balance of such Class of Bonds to the aggregate Principal Balance of the Bonds, in each case immediately prior to such Payment Date.

               CLOSING DATE:  ________________.

     CODE: The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     COLLATERAL: The meaning specified in the Granting Clause of the Indenture.

     COLLECTION ACCOUNT: The account or accounts created and maintained pursuant to Section 3.02(b) of the Servicing Agreement. The Collection Account shall be an Eligible Account.

               COLLECTION PERIOD: With respect to any Mortgage Loan and Payment Date other than the first Payment Date, the calendar month preceding any such Payment Date and with respect to the first Payment Date, the period from ________________ through

----------------.

               COMBINED LOAN-TO-VALUE RATIO: With respect to any Mortgage Loan and any date, the percentage equivalent of a fraction, the numerator of which is the Cut-Off Date Principal Balance of such Mortgage Loan and the denominator of which is the outstanding principal balance as of the date of the origination of such Mortgage Loan of any mortgage loan or mortgage loans that are secured by liens on the Mortgaged Property that are senior or subordinate to the Mortgage and the denominator of which is the Appraised Value of the related Mortgaged Property.

               CORPORATE  TRUST OFFICE:  With respect to the Indenture  Trustee,
Certificate Registrar, Certificate Paying Agent and Paying Agent, the principal corporate trust office of the Indenture Trustee and Bond Registrar at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at ________________________, __________, _______, ___________________,
___________________________, except that for purposes of Section 4.02 of the Indenture and Section 3.09 of the Trust Agreement, such term shall include the Indenture Trustee's office or agency at ______________, _________, ________,
______________. With respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Trust Agreement is located at __________________, __________,
______________, Attention: ______________________________.

     CREDIT  ENHANCEMENT  DRAW  AMOUNT:  As  defined  in  Section  3.32  of  the
Indenture.

               CREDIT ENHANCEMENT INSTRUMENT: The surety bond number ______, dated as of the Closing Date, issued by the Credit Enhancer to the Indenture Trustee for the benefit of the Bondholders.

     CREDIT       ENHANCER:       _____________________________________,       a
______________________-domiciled  ______________________________________________
insurance company, any successor thereto or any replacement credit enhancer substituted pursuant to Section 3.33 of the Indenture.

     CREDIT ENHANCER DEFAULT: If the Credit Enhancer fails to make a payment required under the Credit Enhancement Instrument in accordance with its terms.

     CUSTODIAL AGREEMENT: Any Custodial Agreement between the Custodian, the Indenture Trustee, the Issuer and the Master Servicer relating to the custody of the Mortgage Loans and the Related Documents.

     CUSTODIAN:       With      respect      to      the      ______      Loans,
___________________________________,  a ____________________, and its successors and assigns, and with respect to the ____________________________Loans, ________________________________________, a ______________, and its successors and assigns, provided, that in no event shall the Custodian be an Affiliate of the Seller.

     CUT-OFF DATE: With respect to the Initial Loans, ________________.

               CUT-OFF DATE PRINCIPAL BALANCE: With respect to any Initial Loan, the unpaid principal balance thereof as of the opening of business on the last day of the related Due Period immediately prior to the Cut-Off Date.

     DEFAULT: Any occurrence which is or with notice or the lapse of time or both would become an Event of Default.

     DEFINITIVE BONDS: The meaning specified in Section 4.06 of the Indenture.

     DELETED MORTGAGE LOAN: A Mortgage Loan replaced or to be replaced with an Eligible Substitute Mortgage Loan.

     DEPOSIT DATE: The applicable date as of which any Additional Loan is sold to the Purchaser pursuant to the Mortgage Loan Purchase Agreement.

     DEPOSIT DATE PRINCIPAL BALANCE: With respect to any Additional Loan, the Principal Balance thereof as of the Deposit Date.

     DEPOSITOR: IMH Assets Corp., a California corporation, or its successor in interest.

               DEPOSITORY OR DEPOSITORY AGENCY: The Depository Trust Company or a successor appointed by the Indenture Trustee with the approval of the Depositor. Any successor to the Depository shall be an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act and the regulations of the Securities and Exchange Commission thereunder.

     DEPOSITORY PARTICIPANT: A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

               DETERMINATION DATE: With respect to any Payment Date, the 15th day (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day) of the month of the related Payment Date.

               DISSOLUTION PAYMENT DATE: Following an Event of Default under the Indenture and an acceleration of the Maturity Date of the Bonds, a date on which the proceeds of the sale of the Trust Estate are paid to Securityholders.

     DRAW: With respect to any Mortgage Loan, a borrowing by the Mortgagor under the related Loan Agreement.

     DUE DATE: With respect to any _________ Loans, the [25th] day of the month. With respect to any ________ Loans, the [10th] day of the month. With respect to any ______ Loans, the [20th] day of the month.

     DUE PERIOD: With respect to any Mortgage Loan and Due Date, the calendar month preceding such Due Date.

               ELIGIBLE ACCOUNT: An account that is any of the following: (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the LIMITS ESTABLISHED BY THE FDIC, PROVIDED that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Indenture Trustee and each Rating Agency) the Indenture Trustee have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Eligible Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Collection Account, either (A) a trust account or accounts maintained at the Corporate Trust Department of the Indenture Trustee or (B) an account or accounts maintained at the Corporate Trust Department of the Indenture Trustee, as long as its short term debt obligations are rated P-1 by Moody's and A-1 by Standard & Poor's or the equivalent) or better by each Rating Agency and its long term debt obligations are rated A2 by Moody's and A by Standard & Poor's or the equivalent) or better, by each Rating Agency, or (iv) in the case of the Collection Account and the Payment Account, a trust account or accounts maintained in the corporate trust division of the Indenture Trustee, or (v) an account or accounts of a depository institution acceptable to each Rating Agency as evidenced in writing by each Rating Agency that use of any such account as the Collection Account or the Payment Account will not reduce the rating assigned to any of the Securities by such Rating Agency below investment grade without taking into account the Credit Enhancement Instrument.

               ELIGIBLE INVESTMENTS:  One or more of the following:

(i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in the highest short-term rating available;

(iii)federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

(iv) commercial paper (having original maturities of not more than 270 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

(v) interests in any money market fund or qualified investment fund which at the date of acquisition of the interests in such fund and throughout the time the interest is held in such fund has a rating of P-1 or Aaa by Moody's and either AAAm or AAAm-G by Standard & Poor's or such lower rating as will not result in the qualification, downgrading or withdrawal of the then-current rating assigned to the Certificates by each Rating Agency;

(vi) other obligations or securities that are acceptable to each Rating Agency as an Eligible Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the rating then assigned thereto or the rating assigned at the Closing Date, and which are acceptable to the Credit Enhancer, as evidenced in writing, provided that if the Master Servicer or any other Person controlled by the Master Servicer is the issuer or the obligor of any obligation or security described in this clause (vi) such obligation or security must have an interest rate or yield that is fixed or is variable based on an objective index that is not affected by the rate or amount of losses on the Mortgage Loans;

PROVIDED, HOWEVER, that each such instrument shall be acquired in an arm's length transaction and no such instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

               ELIGIBLE SUBSTITUTE MORTGAGE LOAN: A Mortgage Loan substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers' Certificate delivered to the Indenture Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by the Seller in the Collection Account in the month of substitution); (ii) comply with each representation and warranty set forth in clauses (ii) through (xxxiv) of Section 3.1(b) of the Mortgage Loan Purchase Agreement other than clauses (viii),
(xiii), (xiv), (xxiv)(B), (xxv)(B), (xxvi) and (xxvii); (iii) have a Loan Rate, Net Loan Rate and Gross Margin no lower than and not more than [1]% per annum higher than the Loan Rate, Net Loan Rate and Gross Margin, respectively, of the Deleted Mortgage Loan as of the date of substitution; (iv) have a Combined Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution; (v) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan and (vi) not be 30 days or more delinquent.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

               EVENT OF DEFAULT: With respect to the Indenture, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) a default in the payment of any interest on any Bond when the same becomes due and payable, and such default shall continue for a period of five days; or

(ii) a default in the payment of the principal of or any installment of the principal of any Bond when the same becomes due and payable; or

(iii)a Credit Enhancer Default shall have occurred and be continuing and there occurs a default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture, or any representation or warranty of the Issuer made in the Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made [which has a material adverse effect on Securityholders], and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the Outstanding Amount of the Bonds, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder; or

(iv) a Credit Enhancer Default shall have occurred and be continuing and there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(v) a Credit Enhancer Default shall have occurred and be continuing and there occurs the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the assets of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

     EVENT OF SERVICER TERMINATION: With respect to the Servicing Agreement, an Event of Default as defined in Section 7.01 of the Servicing Agreement.

     EXCHANGE ACT: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

               EXCLUDED AMOUNT: For any Payment Date on or after the occurrence of an Amortization Event, with respect to all collections whether interest or principal (other than any amounts received in respect of a Repurchase Price and pursuant to Section 3.05(c) of the Servicing Agreement) ("Total Collections") on all Initial Loans and Additional Loans (collectively, "Total Balances of Obligors"), an amount equal to the product of (A) Total Collections during the related Collection Period AND (B) A FRACTION EQUAL TO ONE (1) MINUS a fraction the numerator of which is (x) the aggregate Principal Balances as of the end of the last Collection Period and the denominator of which is (y) the Total Balances of Obligors.

     EXPENSES: The meaning specified in Section 7.02 of the Trust Agreement.

     FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

     FHLMC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

     FINAL SCHEDULED PAYMENT DATE: To the extent not previously paid, the principal balance of each Class of Bonds will be due on the Payment Date in
------------.

     FNMA: The Federal National Mortgage Association, or any successor thereto.

               FORECLOSURE PROFIT: With respect to a Liquidated Mortgage Loan, the amount, if any, by which (i) the aggregate of its Net Liquidation Proceeds exceeds (ii) the related Principal Balance (plus accrued and unpaid interest thereon at the applicable Loan Rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds) of such Liquidated Mortgage Loan immediately prior to the final recovery of its Liquidation Proceeds.

               FUNDING ACCOUNT: The trust account created and maintained with the Indenture Trustee pursuant to Section 8.02 of the Indenture and referred to therein as the Funding Account. Funds deposited in the Funding Account shall be held in trust for the uses and purposes set forth in Article VIII of the Indenture.

     FUNDING PERIOD: The period commencing on the Cut-Off Date and ending on the earlier of (x) the Payment Date in ______________ and (y) the occurrence of an

Amortization Event.

               GRANT: Pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such collateral or other agreement or instrument and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

               GROSS MARGIN: With respect to any Mortgage Loan, the percentage set forth as the "Gross Margin" for such Mortgage Loan on the Mortgage Loan Schedule, as adjusted from time to time with respect to any ______ Loan in accordance with the terms of the Servicing Agreement.

               GUARANTEED PRINCIPAL PAYMENT AMOUNT: [With respect to any Payment Date, other than the Dissolution Payment Date, the amount, if any, by which the Security Balance of the Bonds (after giving effect to all amounts allocable and distributable to principal on the Bonds on such Payment Date) exceeds the sum of
(A) THE POOL BALANCE PLUS (B) all amounts on deposit in the Funding Account on such date (after giving effect to all withdrawals therefrom and deposits thereto pursuant to Sections 8.02(b) and 8.02(c) of the Indenture on such Payment Date). With respect to the Payment Date in ____________, if such Payment Date is not a Dissolution Payment Date, the amount, if any, by which the aggregate of the Security Balances of the Bonds (after giving effect to all amounts allocable and distributable to principal on the Bonds) exceeds the amount on deposit in the Payment Account available to be paid as principal on the Bonds (after giving effect to all amounts allocable and distributable as principal on the Bonds on such date).

               HOLDER:  Any of the Bondholders or Certificateholders.

     INDEMNIFIED PARTY: The meaning specified in Section 7.02 of the Trust Agreement.

     INDENTURE: The indenture dated as of _______________ between the Issuer, as debtor, and the Indenture Trustee, as Indenture Trustee.

     INDENTURE TRUSTEE:  __________________________________,  and its successors and assigns or any successor indenture trustee appointed pursuant to the terms of the Indenture.

               INDEPENDENT: When used with respect to any specified Person, the Person (i) is in fact independent of the Issuer, any other obligor on the Bonds, the Seller, the Issuer, the Depositor and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller, the Issuer, the Depositor or any Affiliate of any of the foregoing Persons and
(iii) is not connected with the Issuer, any such other obligor, the Seller, the Issuer, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

               INDEPENDENT CERTIFICATE: A certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

               INDEX: With respect to any Mortgage Loan, the prime rate from time to time for the adjustment of the Loan Rate set forth as such on the related Mortgage Note.

               INITIAL LOANS: All home equity lines of credit sold by the Seller to the Purchaser on _________________ pursuant to the terms of the Mortgage Loan Purchase Agreement, as specified in the Mortgage Loan Schedule.

     INITIAL PRINCIPAL BALANCE: With respect to the Certificates, $_________; and the Bonds, $______________.

     INITIAL    SUBSERVICERS:    With   respect   to   the   _________    Loans,
______________________.     With    respect    to    the     ________     Loans,
__________________________. With respect to the ______ Loans,

-------------------------.

               INSOLVENCY EVENT: With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due or the admission by such Person in writing (as to which the Indenture Trustee shall have notice) of its inability to pay its debts generally, or the adoption by the Board of Directors or managing member of such Person of a resolution which authorizes action by such Person in furtherance of any of the foregoing.

               INSURANCE AGREEMENT: The insurance and reimbursement agreement dated as of _______________ among the Master Servicer, the Seller, the Depositor, the Issuer and the Credit Enhancer, including any amendments and supplements thereto.

               INSURANCE PROCEEDS: Proceeds paid by any insurer (other than the Credit Enhancer) pursuant to any insurance policy covering a Mortgage Loan which are required to be remitted to the Master Servicer, or amounts required to be paid by the Master Servicer pursuant to the next to last sentence of Section
3.04 of the Servicing Agreement, net of any component thereof (i) covering any expenses incurred by or on behalf of the Master Servicer in connection with obtaining such proceeds, (ii) that is applied to the restoration or repair of the related Mortgaged Property, (iii) released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures or (iv) required to be paid to any holder of a mortgage senior to such Mortgage Loan.

               INTEREST COLLECTIONS: With respect to any Payment Date, the sum of all payments by or on behalf of Mortgagors and any other amounts constituting interest (including without limitation such portion of Insurance Proceeds, Net Liquidation Proceeds and Repurchase Prices as is allocable to interest on the applicable Mortgage Loan) as is paid by the Seller or the Master Servicer or is collected by the Servicer under the Mortgage Loans, reduced by the Servicing Fees for the related Collection Period and by any fees (including annual fees) or late charges or similar administrative fees paid by Mortgagors during the related Collection Period. The terms of the related Loan Agreement shall determine the portion of each payment in respect of such Mortgage Loan that constitutes principal or interest.

               INTEREST PERIOD: With respect to any Payment Date other than the first Payment Date, the period beginning on the preceding Payment Date and ending on the day preceding such Payment Date, and in the case of the first Payment Date, the period beginning on the Closing Date and ending on the day preceding the first Payment Date.

               INTEREST RATE ADJUSTMENT DATE: With respect to each Mortgage Loan, the date or dates on which the Loan Rate is adjusted in accordance with the related Mortgage Note.

     ISSUER: The Home [Equity] Loan Trust 200_-_, a Delaware business trust, or its successor in interest.

     ISSUER REQUEST: A written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

               LIBOR: For any Interest Period other than the first Interest Period, the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Period. With respect to the first Interest Period, the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., [Chicago, Illinois] time, two LIBOR Business Days prior to the Closing Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Indenture Trustee after consultation with the Master Servicer), the rate will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding Payment Date.

               LIBOR BUSINESS DAY: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York, [Illinois] or Minnesota, or in the city of London, England are required or authorized by law to be closed.

               LIEN: Any mortgage, deed of trust, pledge, conveyance, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any JURISDICTION TO EVIDENCE ANY OF THE FOREGOING; PROVIDED, HOWEVER, that any assignment pursuant to Section 6.02 of the Servicing Agreement shall not be deemed to constitute a Lien.

               LIFETIME RATE CAP: With respect to each Mortgage Loan with respect to which the related Mortgage Note provides for a lifetime rate cap, the maximum Loan Rate permitted over the life of such Mortgage Loan under the terms of such Mortgage Note, as set forth on the Mortgage Loan Schedule and initially as set forth on Exhibit A to the Servicing Agreement.

               LIQUIDATED MORTGAGE LOAN: With respect to any Payment Date, any Mortgage Loan in respect of which the Master Servicer has determined, in accordance with the servicing procedures specified in the Servicing Agreement, as of the end of the related Collection Period that substantially all Liquidation Proceeds which it reasonably expects to recover with respect to the disposition of the related REO have been recovered.

               LIQUIDATION EXPENSES: Out-of-pocket expenses (exclusive of overhead) which are incurred by or on behalf of the Master Servicer in connection with the liquidation of any Mortgage Loan and not recovered under any insurance policy, such expenses including, without limitation, legal fees and expenses, any unreimbursed amount expended (including, without limitation, amounts advanced to correct defaults on any mortgage loan which is senior to such Mortgage Loan and amounts advanced to keep current or pay off a mortgage loan that is senior to such Mortgage Loan) respecting the related Mortgage Loan and any related and unreimbursed expenditures for real estate property taxes or for property restoration, preservation or insurance against casualty loss or damage.

               LIQUIDATION LOSS AMOUNTS: With respect to any Payment Date and any Mortgage Loan that became a Liquidated Mortgage Loan during the related Collection Period, the unrecovered portion of the related Principal Balance thereof at the end of such Collection Period, after giving effect to the Net Liquidation Proceeds applied in reduction of the Principal Balance.

               LIQUIDATION PROCEEDS: Proceeds (including Insurance Proceeds but not including amounts drawn under the Credit Enhancement Instrument) received in connection with the liquidation of any Mortgage Loan or related REO, whether through trustee's sale, foreclosure sale or otherwise.

LOAN AGREEMENT:  With  respect to any  Mortgage  Loan,  the credit line  account
     agreement   executed  by  the  related   Mortgagor  and  any  amendment  or
     modification thereof.

LOAN RATE: With respect to any Mortgage Loan and any day, the per annum rate of interest applicable under the related Loan Agreement.

               LOAN RATE CAP: With respect to each Mortgage  Loan, the lesser of
(i) the Lifetime Rate Cap, if any, or (ii) the applicable state usury ceiling, if any.

               LOAN YEAR: With respect to any Mortgage Loan, the one year period commencing on the day succeeding the origination of such Mortgage Loan and ending on the anniversary date of such Mortgage Loan, and each annual period thereafter.

               LOST BOND AFFIDAVIT: With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Seller or the related Underlying Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note).

     MASTER SERVICER: [Name of Master Servicer], a Delaware corporation, and its successors and assigns.

               MASTER SERVICING FEE: With respect to any _________ Loan or ________ Loan and any Collection Period, the product of (i) the Master Servicing Fee Rate divided by 12 and (ii) the aggregate Principal Balance of the _________ Loans or ________ Loans, as applicable, as of the first day of such Collection Period, and with respect to any ______ Loan and any Collection Period, the product of (i) the Master Servicing Fee Rate divided by 12 and (ii) the aggregate Principal Balance of the ______ Loans as of the first day of such Collection Period.

     MASTER SERVICING FEE RATE: With respect to any ____ Line Loan or any _____________, ____% per annum. With respect to any ______ Loan, _____% per annum.

               MAXIMUM POOL BALANCE: As to any Payment Date the highest Pool Balance at the end of any Collection Period from the Closing Date up to and including the related Collection Period.

               MAXIMUM RATE: With respect to any Interest Period, the Weighted Average Net Loan Rate related to the Due Date in the month preceding the month in which such Interest Period ends (adjusted to an effective rate reflecting accrued interest calculated on the basis of the actual number of days in the Collection Period commencing in the month in which such Interest Period commences and a year assumed to consist of 360 days).

     MINIMUM MONTHLY PAYMENT: With respect to any Mortgage Loan and any month, the minimum amount required to be paid by the related Mortgagor in that month.

               MONTHLY PAYMENT: With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by a Mortgagor from time to time under the related Mortgage Note as originally executed (after adjustment, if any, for Principal Prepayments and for Deficient Valuations occurring prior to such Due Date, and after any adjustment by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

     MOODY'S: Moody's Investors Service, Inc. or its successor in interest.

               MORTGAGE: The mortgage, deed of trust or other instrument creating a first or second lien on an estate in fee simple interest in real property securing a Mortgage Loan.

               MORTGAGE FILE: The file containing the Related Documents pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to the Mortgage Loan Purchase Agreement or the Servicing Agreement.

     MORTGAGE LOAN GROUP: Any of the _________ Loans, ________ Loans or the ______ Loans.

     MORTGAGE LOAN PURCHASE AGREEMENT: The Mortgage Loan Purchase Agreement, dated as of the Cut-Off Date, between the Seller, as seller, and the Depositor, as purchaser, with respect to the Mortgage Loans, dated as of
---------------.

               MORTGAGE LOAN SCHEDULE: With respect to any date, the schedule of Mortgage Loans held by the Issuer on such date. The initial schedule of Mortgage Loans as of the Cut-Off Date is the schedule set forth in Exhibit A of the Servicing Agreement, which schedule sets forth as to each Mortgage Loan

(i)     the loan number and name of the Mortgagor;

(ii) the street address, city, state and zip code of the Mortgaged Property;

(iii)   the Mortgage Rate;

(iv)    the maturity date;

(v)     the original principal balance;

(vi)    the first payment date;

(vii)   the type of Mortgaged Property;

(viii) the Monthly Payment in effect as of the Cut-off Date;

(ix)    the principal balance as of the Cut-off Date;

(x)     the occupancy status;

(xi)    the purpose of the Mortgage Loan;

(xii)   the Appraised Value of the Mortgaged Property;

(xiii)  the original term to maturity;

(xiv)   the paid-through date of the Mortgage Loan;

(xv)    the Loan-to-Value Ratio; and

(xvi) whether or not the Mortgage Loan was underwritten pursuant to a limited documentation program.

The Mortgage Loan Schedule shall also set forth the total of the amounts described under (ix) above for all of the Mortgage Loans. The Mortgage Loan Schedule will be amended from time to time by annex to reflect Additional Loans.

               MORTGAGE LOANS: At any time, collectively, all Initial Loans and Additional Loans, that have been sold to the Depositor under the Mortgage Loan Purchase Agreement, in each case together with the Related Documents, and that remain subject to the terms thereof.

               MORTGAGE NOTE: With respect to a Mortgage Loan, the Loan Agreement pursuant to which the related mortgagor agrees to pay the indebtedness evidenced thereby and secured by the related Mortgage as modified or amended.

     MORTGAGED PROPERTY: The underlying property, including real property and improvements thereon, securing a Mortgage Loan.

               MORTGAGOR:  The obligor or obligors under a Loan Agreement.

     NET LIQUIDATION PROCEEDS: With respect to any Liquidated Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

               NET LOAN RATE: With respect to any _________ Loan and any ________ Loan and any day, the related Loan Rate less the related Servicing Fee Rate. [With respect to any ______ Loan and any day, the Prime Rate then applicable to the Loan Rate plus 1.00%, less the related Master Servicing Fee Rate.]

               NET PRINCIPAL COLLECTIONS: With respect to any Distribution Date, the excess, if any, of Security Principal Collections for the related Collection Period created during the related Collection Period.

               OFFICER'S CERTIFICATE: With respect to the Master Servicer, a certificate signed by the President, Managing Director, a Director, a Vice President or an Assistant Vice President, of the Master Servicer and delivered to the Indenture Trustee. With respect to the Issuer, a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section [10.01] of the Indenture, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

               OPINION OF COUNSEL: A written opinion of counsel who may be in-house counsel for the Master Servicer if acceptable to the Indenture Trustee, the Credit Enhancer and the Rating Agencies or counsel for the Depositor, as the case may be.

     OUTSTANDING: With respect to the Bonds, as of the date of determination, all Bonds theretofore executed, authenticated and delivered under this

Indenture except:

     (i) Bonds theretofore cancelled by the Bond Registrar or delivered to the Indenture Trustee for cancellation; and

(ii) Bonds in exchange for or in lieu of which other Bonds have been executed, authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Bonds are held by a holder in due course;

PROVIDED, HOWEVER, that for purposes of effectuating the Credit Enhancer's right of subrogation as set forth in Section 4.12 of the Indenture only, all Bonds that have been paid with funds provided under the Credit Enhancement Instrument shall be deemed to be Outstanding until the Credit Enhancer has been reimbursed with respect thereto.

               OUTSTANDING RESERVE AMOUNT: With respect to any Payment Date, the amount by which the sum of (x) the Pool Balance as of the last day of the related Collection Period and (y) the amount on deposit in the Funding Account in respect of Net Principal Collections, on such Payment Date exceeds the Aggregate Security Balance on such Payment Date (after giving effect to all amounts distributed and allocable to principal on the Securities and deposits to and withdrawals from the Funding Account that are applied to reduce the Security Balances on such Payment Date).

     OWNER TRUST : The Imperial CMB Trust, Series 200_-__ to be created pursuant to the Trust Agreement.

     OWNER TRUST ESTATE: The corpus of the Issuer created by the Trust Agreement which consists of [the Mortgage Loans.]

     OWNER TRUSTEE: ______________________, and its successors and assigns or any successor owner trustee appointed pursuant to the terms of the Trust Agreement.

     PAYING AGENT:  Any paying agent or co-paying  agent  appointed  pursuant to
Section    3.03    of    the    Indenture,     which    initially    shall    be
----------------------------------.

     PAYMENT ACCOUNT: The account established by the Indenture Trustee pursuant to Section 8.02 of the Indenture and Section 5.01 of the Servicing Agreement. The Payment Account shall be an Eligible Account.

     PAYMENT DATE: The [20th] day of each month, or if such day is not a Business Day, then the next Business Day.

               PERCENTAGE INTEREST: With respect to any Bond, the percentage obtained by dividing the Security Balance of such Bond by the aggregate of the Security Balances of all Bonds of the same Class. With respect to any Certificate, the percentage obtained by dividing the denomination specified on such Certificate by the Initial Principal Balance of the Certificates.

     PERSON:   Any   individual,   corporation,   partnership,   joint  venture,
association,   joint-stock  company,  trust,   unincorporated   organization  or
government or

any agency or political subdivision thereof.

     POOL BALANCE: With respect to any date, the aggregate of the Principal Balances of all Mortgage Loans as of such date.

               PREDECESSOR BOND: With respect to any particular Bond, every previous Bond evidencing all or a portion of the same debt as that evidenced by such particular Bond; and, for the purpose of this definition, any Bond authenticated and delivered under Section 4.03 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Bond shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Bond.

     PRIMARY  INSURANCE  POLICY:   Each  primary  policy  of  mortgage  guaranty
insurance issued by a Qualified Insurer or any replacement policy therefor.

     PRIME RATE: The prime rate for corporate loans at U.S. commercial BANKS, AS PUBLISHED IN THE WALL STREET JOURNAL.

               PRINCIPAL BALANCE: With respect to any Mortgage Loan, other than a Liquidated Mortgage Loan, and as of any day, the related Cut-Off Date Principal BALANCE OR DEPOSIT DATE PRINCIPAL BALANCE, MINUS all collections credited as principal in respect of any such Mortgage Loan in accordance with the related Loan Agreement (except for any such collections that are allocable to the Excluded Amount) and applied in reduction of the Principal Balance thereof. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have an Principal Balance equal to the Principal Balance of the related Mortgage Loan immediately prior to the final recovery of all related Liquidation Proceeds and an Principal Balance of zero thereafter.

               PRINCIPAL  COLLECTION  DISTRIBUTION AMOUNT: For any Payment Date,
(i) at any time during the Revolving Period, so long as an Amortization Event has not occurred, Net Principal Collections and (ii) following an Amortization Event or at any time after the end of the Revolving Period, Security Principal Collections; PROVIDED, HOWEVER, on any Payment Date with respect to which the Outstanding Reserve Amount that would result if determined without regard to this proviso exceeds the Reserve Amount Target the Principal Collection Distribution Amount will be reduced by the amount of such excess until the Outstanding Reserve Amount equals the Reserve Amount Target.

     PRINCIPAL COLLECTIONS: With respect to any Payment Date and any Mortgage Loan, the aggregate of the following amounts:

(i) the total amount of payments made by or on behalf of the Mortgagor, received and applied as payments of principal on the Mortgage Loan during the related Collection Period, as reported by the related Subservicer;

(ii) any Net Liquidation Proceeds, allocable as a recovery of principal, received in connection with the Mortgage Loan during the related Collection Period;

(iii)   if the Mortgage  Loan was purchased by the Master  Servicer  pursuant to
        Section 3.14 of the Servicing Agreement, or was repurchased by the Seller pursuant to the Mortgage Loan Purchase Agreement, during the related Collection Period, 100% of the Principal Balance of the Mortgage Loan as of the date of such purchase or repurchase; and

(iv) any other amounts received as payments on or proceeds of the Mortgage Loan during the Collection Period to the extent applied in reduction of the principal amount thereof;

PROVIDED that Principal Collections shall not include any Foreclosure Profits, and shall be reduced by any amounts withdrawn from the Collection Account pursuant to clauses (iii), (iv), (vii) and (viii) of Section 3.03 of the Servicing Agreement other than any portion of such amounts that are attributable to the Excluded Amount in respect of any Mortgage Loan that are allocable to principal of such Mortgage Loan and not otherwise excluded from the amounts specified in (i) - (iv) above.

     PROCEEDING: Any suit in equity, action at law or other judicial or administrative proceeding.

     PURCHASE PRICE: The meaning specified in Section 2.2(a) of the Mortgage Loan Purchase Agreement.

     PURCHASER: IMH Assets Corp., a California corporation, and its successors and assigns.

               QUALIFIED INSURER: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as an insurer by the Master Servicer and as a FNMA-approved mortgage insurer.

               RATING AGENCY: Any nationally recognized statistical rating organization, or its successor, that rated the Securities at the request of the Depositor at the time of the initial issuance of the Securities. Initially, Moody's or Standard & Poor's. If such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Indenture Trustee. References herein to the highest short term unsecured rating category of a Rating Agency shall mean A-1 or better in the case of Standard & Poor's and P-1 or better in the case of Moody's and in the case of any other Rating Agency shall mean such equivalent ratings. References herein to the highest long-term rating category of a Rating Agency shall mean "AAA" in the case of Standard & Poor's and "Aaa" in the case of Moody's and in the case of any other Rating Agency, such equivalent rating.

     REALIZED LOSSES: Any losses incurred on defaulted HELOCs that have been finally liquidated.

               RECORD DATE: With respect to the Bonds and any Payment Date, the Business Day next preceding such Payment Date and with respect to the Certificates and any Payment Date, the last Business Day of the month preceding the month of such Payment Date.

               REFERENCE BANK RATE: With respect to any Interest Period, as follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 A.M., _______, ________ time, on the second LIBOR Business Day prior to the first day of such Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the sum of the Outstanding Amount of Bonds and the Certificate PRINCIPAL BALANCE; PROVIDED that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Depositor after consultation with the Indenture Trustee, as of 11:00 a.m., _______, [Illinois] time, on such date for loans in U.S. Dollars to leading European Banks for a period of one month in amounts approximately equal to the Aggregate Security Balance. If no such quotations can be obtained, the Reference Bank Rate shall be the Reference Bank Rate applicable to the preceding Interest Period.

     REFERENCE BANKS: [Bank of Tokyo, Barclays Bank PLC, National Westminster Bank and Bankers Trust Company].

     REGISTERED HOLDER: The Person in whose name a Bond is registered in the Bond Register on the applicable Record Date.

               RELATED DOCUMENTS: With respect to each Mortgage Loan, the documents specified in Section 2.1(c) of the Mortgage Loan Purchase Agreement and any documents required to be added to such documents pursuant to the Mortgage Loan Purchase Agreement, the Trust Agreement or the Servicing Agreement.

     REO: A Mortgaged Property that is acquired by the Issuer in foreclosure or by deed in lieu of foreclosure.

               REPURCHASE EVENT: With respect to any Mortgage Loan, either (i) a discovery that, as of the Closing Date with respect to an Initial Loan, or as of the related Deposit Date with respect to an Additional Loan, as applicable, the related Mortgage was not a valid lien on the related Mortgaged Property subject only to (A) the lien of any prior mortgage indicated on the Mortgage Loan Schedule, (B) the lien of real property taxes and assessments not yet due and payable, (C) covenants, conditions, and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage and such other permissible title exceptions as are permitted and (D) other matters to which like properties are commonly subject which do not materially adversely affect the value, use, enjoyment or marketability of the related Mortgaged Property or (ii) with respect to any Mortgage Loan as to which the Seller delivers an affidavit certifying that the original Mortgage Note has been lost or destroyed, a subsequent default on such Mortgage Loan if the enforcement thereof or of the related Mortgage is materially and adversely affected by the absence of such original Mortgage Note.

               REPURCHASE PRICE: With respect to any Mortgage Loan required to be repurchased on any date pursuant to the Mortgage Loan Purchase Agreement or purchased by the Master Servicer pursuant to the Servicing Agreement, an amount equal to the sum of (i) 100% of the Principal Balance thereof (without reduction for any amounts charged off) and (ii) unpaid accrued interest at the Loan Rate on the outstanding principal balance thereof from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month of purchase. No portion of any Repurchase Price shall be included in the Excluded Amount for any Payment Date.

     REVOLVING  PERIOD:  The period commencing on the Closing Date and ending on
___________________________.

               RESERVE AMOUNT TARGET: As to any Payment Date prior to the Payment Date in _____________, 1.5% of the greater of (i) the Pool Balance as of the Cut-Off Date and (ii) the Maximum Pool Balance as of the end of the Related Collection Period (the "Initial Reserve Amount Target"). As to any Payment Date on or after the Payment Date in __________, the greater of (A) the lesser of (x) the Initial Reserve Amount Target and (y) [3]% of the Pool Balance as of the end of the related Collection Period and (B) [0.75]% of the greater of (i) the Pool Balance as of the Cut-Off Date and (ii) the Maximum Pool Balance; provided, any scheduled reduction to the Reserve Amount Target described above shall not be made as of any Payment Date unless (i) the outstanding Principal Balance of the Mortgage Loans delinquent 60 days or more averaged over the last 12 months as a percentage of the aggregate outstanding Principal Balance of all Mortgage Loans averaged over the last 12 months does not exceed [2]% (or if the Pool Balance is less than [40%] of the Maximum Pool Balance, [4]%) and (ii) aggregate Liquidated Loss Amounts on the Mortgage Loans to date for such Payment Date occurring during the first two years after the Closing Date or occurring during the 3rd, 4th, 5th, or 6th (or any year thereafter) after the Closing Date, are less than [.5], [1.0], [1.5], [2.0] or [2.5]% respectively, of the Maximum Pool Balance and (iii) there has been no draw on the Credit Enhancement Instrument. The Reserve Amount Target may be reduced with the prior written consent of the Credit Enhancer and the Rating Agencies.

               RESPONSIBLE OFFICER: With respect to the Indenture Trustee, any officer of the Indenture Trustee with direct responsibility for the administration of the Trust Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

               SCHEDULE ANNEX: With respect to any Additional Loans, the schedule provided by the Seller to the Depositor or its assignee pursuant to
Section 2.3 of the Mortgage Loan Purchase Agreement, which shall include all items of information of the type shown on, and shall be deemed to be incorporated in, the Mortgage Loan Schedule.

     SECURITIES ACT: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               SECURITY:  Any of the Certificates or Bonds.

     SECURITY BALANCE: The Principal Balance of the Bonds or the Certificates, as the case may be.

     SECURITY COLLECTIONS: With respect to any Payment Date, the sum of the following amounts:

(i) the aggregate of all Security Interest Collections received during the related Collection Period [plus net investment earnings or amounts on deposit in the Funding Account];

(ii)    Net Principal Collections for such Payment Date; and

(iii) all Substitution Adjustment Amounts to be deposited to the Payment Account for such Payment Date.

               SECURITYHOLDER OR HOLDER:  Any Bondholder or a Certificateholder.

               SECURITY INTEREST COLLECTIONS: With respect to any Payment Date, Interest Collections during the related Collection Period excluding the portion thereof allocable to the Excluded Amount.

               SECURITY PERCENTAGE: With respect to any Payment Date and Security, the percentage equivalent of a fraction the numerator of which is the Security Balance of such Security immediately prior to such Payment Date and the denominator of which is the aggregate of the Security Balances of all Securities as of such date.

               SECURITY PRINCIPAL COLLECTIONS: With respect to any Payment Date, Principal Collections during the related Collection Period excluding the portion thereof allocable to the Excluded Amount.

     SELLER: [Name of Seller], a Delaware corporation, and its successors and assigns.

     SELLER'S AGREEMENT: With respect to each _________ Loan, the agreement between the Seller, as purchaser, and the related Seller, as seller.

     SERVICING AGREEMENT: The Servicing Agreement dated as of _______________ between __________________________________, as Indenture Trustee, and the Master Servicer, as master servicer.

     SERVICING CERTIFICATE: A certificate completed and executed by a Servicing Officer on behalf of the Master Servicer in accordance with Section 4.01 of the Servicing Agreement.

     SERVICING FEE: With respect to any Mortgage Loan, the sum of the related Master Servicing Fee and the related Subservicing Fee.

     SERVICING FEE RATE: With respect to any Mortgage Loan, the sum of the related Master Servicing Fee Rate and the related Subservicing Fee Rate.

               SERVICING OFFICER: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Indenture Trustee (with a copy to the Credit Enhancer) by the Master Servicer, as such list may be amended from time to time.

               SINGLE CERTIFICATE:  A Certificate in the denomination of $1,000.

               SINGLE BOND:  A Bond in the amount of $1,000.

     STANDARD & POOR'S: Standard & Poor's Ratings Group or its successor in interest.

     SUBSERVICER: Any Person with whom the Master Servicer has entered into a Subservicing Agreement as a Subservicer by the Master Servicer, including the Initial Subservicers.

     SUBSERVICING ACCOUNT: An Eligible Account established or maintained by a Sub servicer as provided for in Section 3.02(c) of the Servicing Agreement.

               SUBSERVICING AGREEMENT: The written contract between the Master Servicer and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.01 of the Servicing Agreement.

               SUBSERVICING FEE: With respect to any _________ Loan and any Collection Period, the fee retained monthly by the Subservicer (or, in the case of a nonsubserviced Mortgage Loan, by the Master Servicer) equal to the product of (i) the Subservicing Fee Rate divided by 12 and (ii) the aggregate Principal Balance of the _________ Loans as of the first day of such Collection Period. With respect to any ________ Loan and any Collection Period, the fee retained monthly by the Subservicer (or, in the case of a nonsubserviced Mortgage Loan, by the Master Servicer) equal to the product of (i) the Subservicing Fee Rate divided by 12 and (ii) the aggregate Principal Balance of the ________ Loans as of the first day of such Collection Period. With respect to any ______ Loan and any Collection Period, the fee retained monthly by the Subservicer (or, in the case of a nonsubserviced Mortgage Loan, by the Master Servicer) equal to (i) the weighted average of the applicable Subservicing Fee Rates divided by 12 and (ii) the aggregate Principal Balance of the ______ Loans as of the first day of such Collection Period.

     SUBSERVICING FEE RATE: With respect to ___________ Loan, 0.50% per annum.

     SUBSTITUTION ADJUSTMENT AMOUNTS: With respect to any Eligible Substitute Mortgage Loan, the amount as defined in Section 3.1(b) of the Mortgage
Loan Purchase Agreement.

               TEASER LOAN: With respect to the Additional Loans, any Mortgage Loan which provides for an initial period during which the Loan Rate is less than the sum of the current Index plus the applicable Gross Margin.

               TELERATE SCREEN PAGE 3750: The display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Issuer after consultation with the Indenture Trustee), the rate will be the Reference Bank Rate.

               TREASURY REGULATIONS: Regulations, including proposed or temporary Regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous
provisions  of  final   Treasury   Regulations  or  other   successor   Treasury
Regulations.

     TRUST AGREEMENT: The Trust Agreement dated as of ________________ between the Owner Trustee and the Depositor.

     TRUST ESTATE: The meaning specified in the Granting Clause of the Indenture.

               TRUST INDENTURE ACT OR TIA: The Trust Indenture Act of 1939, as amended from time to time, as in effect on any relevant date.

     UCC: The Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

     UNDERLYING SELLER: With respect to the ________ Loans, ________. With respect to the ______ Loans, ____.

               UNPAID CERTIFICATE DISTRIBUTION AMOUNT SHORTFALL: With respect to any Payment Date, the aggregate amount, if any, of Certificate Distribution Amount that was accrued in respect of a prior Payment Date and has not been distributed to Certificateholders.

               WEIGHTED AVERAGE NET LOAN RATE: With respect to the Mortgage Loans in the aggregate, and any Due Date, the average of the Net Loan Rate for each Mortgage Loan as of the last day of the related Due Period weighted on the basis of the related Principal Balances outstanding as of the last day of the related Due Period (except for the ______ Loans where the Net Loan Rate will represent the average Net Loan Rate during the related Due Periods weighted on the basis of the daily Principal Balance during the related Due Period for such Mortgage Loans) for each Mortgage Loan as determined by the Master Servicer in accordance with the Master Servicer's normal servicing procedures.

                                   EXHIBIT 5.1

                      [ORRICK, HERRINGTON & SUTCLIFFE LLP]

                                            November 24, 1999

Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard, Suite 600

Minneapolis, Minnesota 55437

Ladies and Gentlemen:

        At your request, we have examined the Registration Statement on Form S-3, to be filed by Residential Asset Mortgage Products, Inc., a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission on November 24, 1999 (the "Registration Statement") and various amendments, in connection with the registration under the Securities Act of 1933, as amended (the "Act") of Mortgage Asset-Backed Pass-Through Certificates (the "Certificates") and Asset-Backed Notes (the "Notes", and together with the Certificates, the "Securities"). The Securities are issuable in series (each, a "Series"). The Securities of each Series will be issued pursuant to documentation more particularly described in the prospectus and the prospectus supplement relating to such Series, forms of which have been included as part of the Registration Statement (the "Issuing Documentation"). The Securities of each Series are to be sold as set forth in the Registration Statement, any amendment thereto, and the prospectus and prospectus supplement relating to such Series.

        We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

        Based on such examination, we are of the opinion that when the issuance of each Series of Securities has been duly authorized by appropriate corporate action and the Securities of such Series have been duly executed and delivered in accordance with the related Issuing Documentation relating to such Series and sold, the Securities will be legally issued, fully paid, binding obligations of the Trust and the holders of the Securities will be entitled to the benefits of the related Issuing Documentation except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                            Very truly yours,

                            /s/ Orrick, Herrington & Sutcliffe LLP

                            ORRICK, HERRINGTON & SUTCLIFFE LLP

                                   EXHIBIT 5.2

                            [Thacher Proffitt & Wood]

                                November 24, 1999

Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard
Minneapolis, Minnesota  55437

               Residential Asset Mortgage Products, Inc.
               Registration Statement on Form S-3

Ladies and Gentlemen:

        We are counsel to Residential Asset Mortgage Products, Inc., a Delaware corporation (the "Registrant"), in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of Mortgage Asset-Backed Pass-Through Certificates (the "Certificates") and Asset-Backed Notes (the "Notes", and together with the Certificates, the "Securities"), and the related preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") and various amendments. The Securities are issuable in series under separate agreements more particularly described in the prospectus and the prospectus supplement relating to such series. Each Agreement will be substantially in the form filed as an Exhibit to the Registration Statement.

        In rendering this opinion letter, we have examined the forms of the Agreements contained as Exhibits in the Registration Statement, the Registration Statement and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary authorization, execution, delivery and enforceability of all documents other than the Agreements and the Securities, and the necessary entity power with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in the documents to which this opinion letter relates and that renders any of the opinions expressed below inconsistent with such documents as so modified or supplemented. In rendering this opinion letter, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of the agreements to which this opinion letter relates.

        The opinions expressed below with respect to the enforceability of any right or obligation under any agreement are subject to (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law,
(ii) the effect of certain laws, regulations and judicial and other decisions upon the availability and enforceability of certain remedies including the remedies of specific performance and self-help and provisions purporting to waive the obligation of good faith, materiality, fair dealing, diligence, reasonableness or objection to venue or forum, to confer subject matter jurisdiction on a federal court located within the State of New York to adjudicate any controversy in any situation in which such court would not have subject matter jurisdiction, to waive the right to jury trial, to impose a penalty or forfeiture, to release, exculpate or exempt a party from, to require indemnification of a party for, liability for its own action or inaction to the extent that the action or inaction includes negligence, recklessness or willful or unlawful conduct, to sever any provision of any agreement, to restrict access to legal or equitable remedies, to establish evidentiary standards, to appoint any person or entity as the attorney-in-fact of any other person or entity, to require that any agreement may only be amended, modified or waived in writing, to provide that all rights or remedies of any party are cumulative and may be enforced in addition to any other right or remedy, to provide that the election of a particular remedy does not preclude recourse to one or more remedies, to provide that the failure to exercise or the delay in exercising rights or remedies will not operate as a waiver of any such rights or remedies, to waive rights or remedies which can not be waived as a matter of law, to provide for set-off unless there is mutuality between the parties or to provide that any agreement is to be governed by or construed in accordance with the laws of any jurisdiction other than the State of New York, (iii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties and (iv) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement which purports or is construed to provide indemnification with respect to securities law violations. We do not express any opinion herein with respect to any law the violation of which would not have any material adverse effect on the ability of any party to perform its obligations under any agreement. However, the non-enforceability of any such provisions will not, taken as a whole, materially interfere with the practical realization of the benefits of the rights and remedies included in any such agreement which is the subject of any opinion expressed below, except for the considerations referred to in foregoing clause (iv) and the consequences of any judicial, administrative, procedural or other delay which may be imposed by, relate to or arise from applicable laws, equitable principles and interpretations thereof. Wherever we indicate that our opinion with respect to the existence or absence of facts is based on our knowledge, our opinion is based solely on the actual present knowledge of the attorneys in this firm who are directly involved in the representation of parties to the transactions described herein in connection therewith.

        In rendering this opinion letter, we do not express any opinion concerning any laws other than the federal laws of the United States, the laws of the State of New York and the applicable laws of the State of Delaware as interpreted by judicial decisions. We do not express any opinion with respect to the securities laws of any jurisdiction or any other matter not specifically addressed in the opinions expressed below.

        Based upon and subject to the foregoing, it is our opinion that:

        1. Each Agreement, assuming the execution and delivery thereof by the parties thereto, will be a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder against the Registrant in accordance with its terms.

        2. Each series of Securities, assuming the execution and delivery of the related Agreements, the execution and authentication of such Securities in accordance with the Agreements and the delivery and payment therefor as contemplated in the Registration Statement and the prospectus and prospectus supplement delivered in connection therewith, will be legally and validly issued and outstanding, fully paid and non-assessable and entitled to the benefits of the related Agreements.

        3. The description of federal income tax consequences appearing under the heading "Material Federal Income Tax Consequences" in the prospectus contained in the Registration Statement, as supplemented in the section "Material Federal Income Tax Consequences" in the related Prospectus Supplement, includes a discussion of the material federal income tax consequences of an investment in the Securities, and is accurate with respect to those tax consequences which are discussed.

        To the extent that the description referred to in paragraph 3. above expressly states our opinion, or states that our opinion has been or will be provided as to any series of Securities, we hereby confirm and adopt such opinion herein.

        Please note that paragraphs 3. and 4. above apply only to those series of Securities for which our firm is named as counsel to the Depositor in the related Prospectus Supplement and for which a REMIC or FASIT election is made (other than one in which FASIT ownership interests are sold).

        We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus and prospectus supplement included in the Registration Statement under the headings "Material Federal Income Tax Consequences" and "Legal Matters", without admitting that we are "persons" within the meaning of Section 7(a) or 11(a)(4) of the 1933 Act, or "experts" within the meaning of Section 11 thereof, with respect to any portion of the Registration Statement.

                                            Very truly yours,

                                            THACHER PROFFITT & WOOD

                                       By

                                   EXHIBIT 5.3

                          Stroock & Stroock & Lavan LLP

                                 180 Maiden Lane

                            New York, New York 10038

                                November 24, 1999

Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard, Suite 600
Minneapolis, Minnesota  55437

Re:     Residential Asset Mortgage Products, Inc.
        Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel for Residential Asset Mortgage Products, Inc. a Delaware corporation (the "Company"), in connection with the authorization and issuance from time to time in one or more series of Asset-Backed Notes (collectively, the "Notes") or Mortgage Asset Backed Pass-Through Certificates (the "Certificates," and collectively with the Notes, the "Securities"). A Registration Statement on Form S-3 relating to the Securities (the "Registration Statement") is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). As set forth in the Registration Statement, separate Trusts (each, a "Trust") will be established and will issue the Securities pursuant to either an indenture or a pooling and servicing agreement (each, an "Issuance Agreement").

        We have  examined  original or  reproduced  or  certified  copies of the
Certificate of Incorporation and By-laws of the Company, each as amended to date, records of actions taken by the Company's Board of Directors, forms of Issuance Agreements, forms of Notes and Certificates, the prospectus and forms of prospectus supplements relating to Asset-Backed Notes and Mortgage Asset Backed Pass-Through Certificates. We also have examined such other documents, papers, statutes and authorities as we deem necessary as a basis for the opinions hereinafter set forth. In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us as certified or reproduced copies. As to various matters material to such opinions, we have relied upon the representations and warranties in the forms of Issuance Agreements and statements and certificates of officers and representatives of the Company and others.

Based upon the foregoing, we are of the opinion that:

        1. When an Issuance Agreement has been duly and validly authorized, executed and delivered by the parties thereto, and a series of Securities has been duly and validly authorized by all necessary action on the part of the Company (subject to the terms thereof being otherwise in compliance with applicable law at such time), executed as specified in, and delivered pursuant to, an Issuance Agreement and sold as described in the Registration Statement, the Securities will be fully paid and non-assessable and will be entitled to the benefits and security afforded by the Issuance Agreement.

        2. The information in the prospectus forming a part of the Registration Statement under the caption "Material Federal Income Tax Consequences," to the extent that it constitutes matters of law or legal conclusions, is correct with respect to the material Federal income tax consequences of an investment in the Securities.

        3. To the extent that the description referred to in paragraph 2 above expressly states our opinion, or states that our opinion will be provided as to any series of Securities, we hereby confirm and adopt such opinion herein as such opinion may be supplemented as described in the related Prospectus Supplement.

         Please note that paragraph 3 above applies only to those series of Securities for which our firm is named as counsel to the Company in the related Prospectus Supplement.

        In rendering the foregoing opinions, we express no opinion as to laws of any jurisdiction other than the State of New York and the Federal law of the United States of America. Our opinion expressed in paragraph 1 is subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and we express no opinion with respect to the application of equitable principles in any proceeding, whether at law or in equity.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the references to us in each prospectus and prospectus supplement and to the filing of this opinion as an exhibit to any application made by or on behalf of the Company or any dealer in connection with the registration of the Securities under the securities or blue sky laws of any state or jurisdiction. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,

                                            /s/ Stroock & Stroock & Lavan LLP

                                            STROOCK & STROOCK & LAVAN LLP

                                   EXHIBIT 8.1

                      [ORRICK, HERRINGTON & SUTCLIFFE LLP]

                                            November 24, 1999

Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard, Suite 600

Minneapolis, Minnesota 55437

Ladies and Gentlemen:

        We have advised Residential Asset Mortgage Products, Inc. (the "Registrant") with respect to certain federal income tax aspects of the issuance by the Registrant of its Mortgage Asset-Backed Pass-Through Certificates (the "Certificates") and Asset-Backed Notes (the "Notes", and together with the Certificates, the "Securities"), each issuable in series (each, a "Series"). Such advice conforms to the description of selected federal income tax consequences to holders of the Certificates that appears under the heading "Material Federal Income Tax Consequences" in the prospectus (the "Prospectus") forming a part of the Registration Statement on Form S-3 as prepared for filing by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on November 24, 1999 (the "Registration Statement"). Such description does not purport to discuss all possible income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion the description is accurate in all material respects. To the extent that such description explicitly states our opinion, we hereby confirm and adopt such opinion herein.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the Prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                       Very truly yours,

                       /s/ Orrick, Herrington & Sutcliffe LLP

                       ORRICK, HERRINGTON & SUTCLIFFE LLP

                                  EXHIBIT 10.1

                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

                                  as Purchaser,

                                       and

                         RESIDENTIAL FUNDING CORPORATION

                                   as Seller,

                    [MORTGAGE]/[HOME] LOAN PURCHASE AGREEMENT

                          Dated as of ________________



                             TABLE OF CONTENTS

                                                                                            PAGE


                     ARTICLE I  DEFINITIONS.................................................3

        Section 1.1 Definitions.............................................................3

                     ARTICLE II  SALE OF [MORTGAGE] / [HOME] LOANS AND RELATED
              PROVISIONS....................................................................3

        Section 2.1  Sale of [Mortgage] / [Home] Loans......................................3

        Section 2.2  Payment of Purchase Price..............................................6

        Section 2.3  Procedure for Transfer of Additional Loans on or after the
                   Closing Date.............................................................7

        Section 2.4Variable Funding Notes on or after the Closing Date......................8

        Section 2.5Draws After an Amortization Event........................................8

        ARTICLE III  REPRESENTATIONS AND WARRANTIES; REMEDIES

                     FOR BREACH.............................................................9

        Section 3.1Seller Representations and Warranties....................................9

        ARTICLE IV  SELLER'S COVENANTS.....................................................16

        Section 4.1Covenants of the Seller.................................................16

        ARTICLE V  SERVICING...............................................................17

        Section 5.1Servicing...............................................................17

        ARTICLE VI  INDEMNIFICATION BY THE SELLER WITH RESPECT

        TO THE MORTGAGE LOANS..............................................................17

        Section 6.1Indemnification With Respect to the Mortgage Loans......................17

        Section 6.2Limitation on Liability of the Seller...................................17

        ARTICLE VII  TERMINATION...........................................................17

        Section 7.1Termination.............................................................17

        ARTICLE VIII  MISCELLANEOUS PROVISIONS.............................................18

        Section 8.1Amendment...............................................................18

        Section 8.2GOVERNING LAW...........................................................18

        Section 8.3Notices.................................................................18

        Section 8.4Severability of Provisions..............................................18

        Section 8.5Relationship of Parties.................................................19

        Section 8.6Counterparts............................................................19

        Section 8.7Further Agreements......................................................19

        Section 8.8Intention of the Parties................................................19

        Section 8.9Successors and Assigns; Assignment of This Agreement....................19

        Section 8.10  Survival.............................................................20

        Exhibit 1  TRANSFER CERTIFICATE

        Exhibit 2  [Form of Opinion of Counsel pursuant to Section 2.3(b)(ii)]

        Exhibit 3  [MORTGAGE]/[HOME] LOAN SCHEDULE


               This [MORTGAGE]/[HOME] LOAN PURCHASE AGREEMENT (this "Agreement"), dated as of ________________, is made between Residential Funding Corporation (the "Seller") and Residential Asset Mortgage Products, Inc. (the "Purchaser").

                                    W I T N E S S E T H :

               WHEREAS, the Seller owns Cut-off Date Asset Balances and the Related Documents (each as defined herein) for the home equity lines of credit indicated on the [Mortgage]/[Home] Loan Schedule attached as Exhibit 3 hereto (collectively, the "Initial Loans"), including rights to (a) any property acquired by foreclosure or deed in lieu of foreclosure or otherwise, and (b) the proceeds of any insurance policies covering the Initial Loans;

               WHEREAS, the parties hereto desire that (i) the Seller sell the Cut-off Date Asset Balances of the Initial Loans to the Purchaser pursuant to the terms of this Agreement together with the Related Documents on the Closing Date, and thereafter all Additional Balances created on or after the Cut-off Date and (ii) the Seller sell certain Additional Loans and the Additional Balances thereto (as defined herein) on and after the Closing Date;

               WHEREAS, the Purchaser will create 200_-____ Trust LLC, a limited liability company (the "200_-____ Trust LLC") under Delaware law, and will transfer the [Mortgage]/[Home] Loans (as defined herein) and all of its rights under this Agreement to the 200_-____ Trust LLC, as a capital contribution to the 200_-____ Trust LLC;

     WHEREAS, pursuant to the terms of an Operating Agreement the Purchaser will establish two classes of "ownership interests" in the 200_-____ Trust LLC: the Class A Ownership Interest and the Class B Ownership Interest;

               WHEREAS, pursuant to the terms of a Servicing Agreement dated as of __________ (the "Servicing Agreement") between the Seller, as master servicer (the "Master Servicer"), the 200_-____ Trust LLC, and _________, the indenture trustee (the "Indenture Trustee"), the Master Servicer will service the Mortgage Loans directly or through one or more Subservicers;

               WHEREAS, pursuant to the terms of a Trust Agreement dated as of _______________ (the "Trust Agreement") between the Purchaser, as depositor and
______________________, as owner trustee (the "Owner Trustee"), the Purchaser will sell the Class A Ownership Interest to an Owner Trust designated as Home [Equity] Loan Trust Series 200_ (the "Issuer") in exchange for the cash proceeds of the Securities;

               WHEREAS, pursuant to the terms of the Trust Agreement between the Purchaser, as depositor and the Owner Trustee, the Issuer will issue and transfer to or at the direction of the Purchaser, as depositor, the Asset-Backed Certificates, Series ______ (the "Certificates");

               WHEREAS, pursuant to the terms of an Indenture dated as of _______________ (the "Indenture") between the Issuer and the Indenture Trustee, the Issuer will issue and transfer to or at the direction of the Purchaser the Asset-Backed Notes, Series ______ (the "Notes"), consisting of the Term Notes and the Variable Funding Notes and secured by the Class A Ownership Interest;

               WHEREAS, during the Funding Period to be specified in the Trust Agreement, to the extent of amounts on deposit in the Funding Account (as defined herein), the parties intend that Additional Loans will be sold from time to time by the Seller to the Purchaser for deposit in the 200_-____ Trust LLC, such sale to be governed by the terms of this Agreement as further provided herein;

               NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

SECTION 1.1 DEFINITIONS. For all purposes of this [Mortgage] [Home] Loan Purchase Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions contained in Appendix A to the Indenture, which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

                                   ARTICLE II

                   SALE OF [MORTGAGE] / [HOME] LOANS AND RELATED PROVISIONS

SECTION 2.1    SALE OF [MORTGAGE] / [HOME] LOANS.

(a) The Seller, by the execution and delivery of this Agreement, does hereby sell, assign, set over, and otherwise convey to the Purchaser, without recourse, all of its right, title and interest in, to and under the following, whether now existing or hereafter acquired and wherever located: (i) the [Mortgage]/[Home] Loans, (including without limitation the Cut-off Date Asset Balances and Deposit Date Asset Balances, as applicable, and all Additional Balances; (provided, however, that following the occurrence of an Amortization Event, any subsequent loan balance represented by each Draw and interest thereon will not be deemed transferred to the 200_-____ Trust LLC, and the Seller (in such event) shall retain ownership of each loan balance represented by each such Draw made thereafter and interest thereon) all interest accruing thereon and all collections in respect thereof received on or after the Cut-off Date or the related Deposit Date, as applicable; (ii) property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) the interest of the Seller in any insurance policies in respect of the Mortgage Loans; and (iv) all proceeds of the foregoing; provided, however, that the Purchaser does not assume the obligation under each Loan Agreement to fund Draws to the Mortgagor thereunder, and the Purchaser shall not be obligated or permitted to fund any such Draws, it being agreed that the Seller will retain the obligation to fund future Draws. Such conveyance shall be deemed to be made:

(1) with respect to the Initial Loans, as of the Closing Date; (2) with respect to each Additional Loan and the Deposit Date Asset Balance thereof, as of the related Deposit Date; and (3) with respect to the amount of each Additional Balance created on or after the Cut-off Date with respect to any Initial Loan and with respect to the amount of each Additional Balance created on or after the related Deposit Date with respect to any Additional Loan, as of the later of the Closing and the date that the corresponding Draw was made pursuant to the related Loan Agreement, subject to the receipt by the Seller of consideration therefor as provided herein under clause (b) of Section 2.2.

(b) In connection with such conveyance, the Seller further agrees, at its own expense, on or prior to the Closing Date with respect to the Asset Balance of the Initial Loans or the related Deposit Date with respect to any Additional Loans, as applicable, to indicate in its books and records that the Mortgage Loans have been sold to the Purchaser pursuant to this Agreement and to deliver to the Purchaser true and complete lists of all of the Initial Loans and Additional Loans specifying for each Initial Loan, as of the Cut-off Date, and for each Additional Loan, as of the related Deposit Date, (i) its account number and (ii) its Cut-off Date Asset Balance or Deposit Date Asset Balance, as applicable. Such lists, which form part of the Mortgage Loan Schedule, shall be marked as Exhibit 3 to this Agreement and are hereby incorporated into and made a part of this Agreement.

(c) In connection with such conveyance by the Seller, the Seller shall on behalf of the Purchaser deliver to, and deposit with the respective Custodian, on or before the Closing Date with respect to the Initial Loans or the related Deposit Date with respect to any Additional Loans, as applicable, the following documents or instruments with respect to each Mortgage Loan:

(i) the original Mortgage Note endorsed without recourse to the Indenture Trustee and showing an unbroken chain of endorsement from the originator thereof to the Person endorsing it or, with respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, a Lost Note Affidavit together with a copy of such Note together with a copy of such Note;

(ii) the original Mortgage with evidence of recording thereon, or, if the original Mortgage has not yet been returned from the public recording office, a copy of the original Mortgage certified by the public recording office in which such original Mortgage has been recorded;

(iii) assignments (which may be included in one or more blanket assignments if permitted by applicable law) of the Mortgage in blank and otherwise in recordable form;

(iv) originals of any intervening assignments of the Mortgage, with evidence of recording thereon, or, if the original of any such intervening assignment has not yet been returned from the public recording office, a copy of such original intervening assignment certified by the public recording office in which such original intervening assignment has been recorded; and

(v) a true and correct copy of each assumption, modification, consolidation or substitution agreement, if any, relating to the Mortgage Loan.

               Within the time period for the review of each Mortgage File set forth in Section ____ of the Custodial Agreement, if a material defect in any Mortgage File is discovered which may materially and adversely affect the value of the related Mortgage Loan, or the interests of the Indenture Trustee (as pledgee of the Class A Ownership Interest), the Noteholders, the Certificateholders or the Credit Enhancer in such Mortgage Loan including the Seller's failure to deliver any document required to be delivered to the applicable Custodian on behalf of the Indenture Trustee (provided that a Mortgage File will not be deemed to contain a defect for an unrecorded assignment under clause (iii) above if the Seller has submitted such assignment for recording or if such assignment is not required to be recorded pursuant to the terms of the following paragraph), the Seller shall cure such defect, repurchase the related Mortgage Loan at the Repurchase Price or substitute an Eligible Substitute Mortgage Loan for the related Mortgage Loan upon the same terms and conditions set forth in Section 3.1 hereof for breaches of representations and warranties as to the Mortgage Loans.

               Within 90 days after the Closing Date (or 60 days after the date of transfer of any Eligible Substitute Mortgage Loan or the related Deposit Date for any Additional Loan, if applicable), the Seller at its own expense shall complete and submit for recording in the appropriate public office for real property records each of the assignments referred to in clause (iii) above, with such assignment completed in favor of the 200_-____ Trust LLC. While such assignment to be recorded is being recorded, the applicable Custodian shall retain a photocopy of such assignment. If any assignment is lost or returned unrecorded to the applicable Custodian because of any defect therein, the Seller is required to prepare a substitute assignment or cure such defect, as the case may be, and the Seller shall cause such assignment to be recorded in accordance with this paragraph.

               In the event that the Seller delivers to the Custodian on behalf of the Indenture Trustee any Mortgage Note or assignment in blank, the Seller shall, or shall cause the Custodian to, complete the endorsement of the Mortgage Note within 45 days after the Closing Date

               In instances where an original Mortgage or any original intervening assignment of Mortgage was not, in accordance with clause (ii) or
(iv) above, delivered by the Seller to the respective Custodian prior to or concurrently with the execution and delivery of this Agreement, the Seller will deliver or cause to be delivered the originals of such documents to such Custodian promptly upon receipt thereof.

               The Purchaser hereby acknowledges its acceptance of all right, title and interest to the property, now existing and hereafter created, conveyed to it pursuant to this Section 2.1.

(d) The parties hereto intend that the transactions set forth herein constitute a sale by the Seller to the Purchaser of all the Seller's right, title and interest in and to the Mortgage Loans and other property as and to the extent described above. In the event the transactions set forth herein are deemed not to be a sale, the Seller hereby grants to the Purchaser a security interest in all of the Seller's right, title and interest in, to and under the Mortgage Loans and such other property, to secure all of the Seller's obligations hereunder, and this Agreement shall constitute a security agreement under applicable law. The Seller agrees to take or cause to be taken such actions and to execute such documents, including without limitation the filing of all necessary UCC-1 financing statements filed in the State of Minnesota (which shall have been submitted for filing as of the Closing Date with respect to the Asset Balance of the Initial Loans or as of the applicable Deposit Date with respect to the Additional Loans), any continuation statements with respect thereto and any amendments thereto required to reflect a change in the name or corporate structure of the Seller or the filing of any additional UCC-1 financing statements due to the change in the principal office of the Seller, as are necessary to perfect and protect the Purchaser's interests in each Mortgage Loan and the proceeds thereof.

SECTION 2.2    PAYMENT OF PURCHASE PRICE.

(a) The "Purchase Price" for the Mortgage Loans (including the Additional Balances) shall be (i) (A) in the case of each Initial Loan transferred hereunder on the Cut-off Date, ___% of the Cut-off Date Asset Balance thereof,
(B) in the case of the Deposit Date Asset Balance of each Additional Loan transferred hereunder on any Deposit Date, 100% of the Deposit Date Asset Balance thereof as of the related Deposit Date and (C) in the case of each Additional Balance transferred hereunder created on or after the Cut-off Date with respect to any Initial Loan or created on or after the related Deposit Date with respect to any Additional Loan, the principal amount of the related Draw under the Loan Agreement on the later of the Closing Date and the date of the creation of such Additional Balance, together with (ii) the Class B Ownership Interest.

(b) In consideration of the sale of the Initial Loans from the Seller to the Purchaser on the Closing Date, the Purchaser shall pay to the Seller on the Closing Date by wire transfer of immediately available funds to a bank account designated by the Seller, the amount specified above in clause (i) (A) for each Initial Loan and the Purchaser shall transfer to the Seller on the Closing Date the Class B Ownership Interest; provided, that such payment may be on a net funding basis if agreed by the Seller and the Purchaser. In consideration for the sale of each Additional Loan from the Seller to the Purchaser on the related Deposit Date, the Issuer as assignee of the Purchaser shall remit to the Seller on such Deposit Date by wire transfer of immediately available funds to a bank account designated by the Seller, the amount specified above in clause (i)(B) for such Additional Loan. With respect to each Additional Balance transferred hereunder with respect to any Mortgage Loan, the Issuer as assignee of the Purchaser shall pay or cause to be paid to the Seller the portion of the Purchase Price specified above in clause (i)(C) for such Additional Balance in one of the following ways, as applicable: (i) for any Collection Period during the Revolving Period, so long as an Amortization Event has not occurred, (a) a cash payment pursuant to Section 3.03(ii) of the Servicing Agreement and Section 2.2(a)(i)(C) hereof in an amount equal to the related Draw, if then available from Principal Collections during the related Collection Period on the Mortgage Loans, and (b) to the extent aggregate Draws exceed Principal Collections for such Collection Period, an increase in the aggregate principal amount of the Variable Funding Notes, as of the Payment Date corresponding to the Collection Period in which such Additional Balances were created, equal to the amount by which Additional Balances exceeded Principal Collections for such Collection Period, and (ii) for any Collection Period after the end of the Revolving Period, so long as an Amortization Event has not occurred, an increase in the aggregate principal amount of Variable Funding Notes or an issuance of new Variable Funding Notes as of each Payment Date in an aggregate amount equal to the total of the related Draws for the corresponding Collection Period.

SECTION 2.3 PROCEDURE FOR TRANSFER OF ADDITIONAL LOANS ON OR AFTER THE CLOSING DATE.

(a) Except as otherwise agreed by the Seller, the Purchaser and the Credit Enhancer, each Additional Loan shall be either a _________ Loan, a ______ Loan or a ________ Loan. Each Additional Loan shall (i) be not more than 30 days delinquent at the time of transfer to the Issuer, (ii) be secured by a first or second lien on the related Mortgaged Property, (iii) have an original draw period not greater than 15 years, and an original term to maturity not greater than 25 years, (iv) have a principal balance at the time of transfer to the Issuer not greater than $_______, (v) have a Gross Margin not less than 1%, (vi) have a Combined Loan-to-Value Ratio not greater than 100% (except due to rounding) and (vii) if the Mortgage Loan provides for an initial period during which the Loan Rate is less than the sum of the current Index plus the applicable Gross Margin, such initial period shall not extend beyond three months after the date of such transfer (any such Additional Loan, a "Teaser Loan"). In addition, as of any Deposit Date the Mortgage Loans after giving effect to the transfer of the Additional Loans must (i) have a weighted average Gross Margin not less than ____% and (ii) have a weighted average Combined Loan-to-Value Ratio not greater than __% (determined, in each case, based on the Credit Limits of all Mortgage Loans including such Additional Loans on or before the Deposit Date). Furthermore, no more that __% of the Additional Loans transferred on any date may be Teaser Loans (determined based on the Credit Limits of all Additional Loans transferred to the Issuer on such date) and no less than _% of the Additional Loans transferred on any date will be secured by a first lien on the Mortgaged Property (determined based on the Credit Limits of all Additional Loans transferred to the Issuer on such date). All representations and warranties as to each Additional Loan shall be as provided in clauses (ii) through (xxxiv) in Section 3.1(b) hereof other than clauses
(viii), (xiii), (xiv), (xxiv)(B), (xxv)(B), (xxvi) and (xxvii), except as otherwise specified by the Seller prior to the Deposit Date and approved by the Purchaser. The Seller shall provide notice to the Purchaser, the Rating Agencies and the Credit Enhancer of each proposed transfer of Additional Loans hereunder not less than 10 days prior to the proposed Deposit Date, together with a form of Schedule Annex (or, if requested, a computer diskette containing such information) relating thereto. The foregoing criteria for Additional Loans are subject to revision with the written consent of the Credit Enhancer and each Rating Agency.

(b) In connection with each transfer of Additional Loans hereunder on or after the Closing Date, the Seller shall deliver to the Purchaser the following documents, in such number of original counterparts as the Purchaser shall reasonably request:

(i) a duly completed and executed Transfer Certificate in the form attached hereto as Exhibit 1, with the related Schedule Annex attached thereto; and

(ii) a duly completed and executed Opinion of Counsel to the Seller and the Rating Agencies in the form attached hereto as Exhibit 2 and acceptable to the Credit Enhancer and the Rating Agencies.

As a condition to any such proposed transfer of Additional Loans, the Seller shall not have received written notice from any Rating Agency or the Credit Enhancer to the effect that such transfer would adversely affect the related capital requirement of the Credit Enhancer. Subject to the fulfillment of all other conditions set forth herein with respect to any such transfer (including delivery of all documents required pursuant to Section 2.1(c)), it is agreed that no additional opinions, consents, agreements or other documentation shall be required to effect any transfer of Additional Loans hereunder.

SECTION 2.4    VARIABLE FUNDING NOTES ON OR AFTER THE CLOSING DATE.

               Subject to Section 4.02 of the Indenture, if at any time, the Seller holds Variable Funding Notes that have reached their Maximum Individual Variable Funding Balance and that have an aggregate original Principal Balance of at least $__________, the Purchaser agrees that, upon written request made by the Seller at any time, the Purchaser shall use its best reasonable efforts to cause such Variable Funding Notes held by the Seller to be registered for resale by the Seller pursuant to an effective registration statement filed by the Purchaser in accordance with, and meeting all requirements of, the Securities Act of 1933, as amended. The Purchaser shall use its best reasonable efforts to cause such registration statement to become effective with respect to such Variable Funding Notes as soon as practicable within a mutually agreed reasonable time period after the Seller's request. It is contemplated that such registration statement will be the shelf registration statement pursuant to which the Term Notes issued on the Closing Date are to be offered, or one substantially similar thereto. In connection with such registration statement and offering, the Seller shall reimburse the Purchaser for costs related thereto including registration fees, printing fees, rating fees, legal fees, accountant's fees, blue sky registration fees and expenses (if any), related expenses of the Credit Enhancer and other out-of-pocket costs, if any. In connection with such registration statement and related prospectus, the Seller shall provide the Purchaser with an updated Mortgage Loan Schedule and all other information reasonably necessary to assure that the statements in the prospectus with respect to the Mortgage Loans and the Seller (including in its capacity as servicer of the Mortgage Loans) are complete and correct in all material respects as of the date of sale of such Variable Funding Notes by the Seller. The registration statement shall not include any information with respect to the Credit Enhancer, except for information approved in writing by the Credit Enhancer for use therein.

SECTION 2.5    DRAWS AFTER AN AMORTIZATION EVENT.

(a) In the event that an Amortization Event occurs, any Draws made on the Mortgage Loans thereafter shall not be deemed to be "Additional Balances" hereunder, and the ownership of the related balances shall be retained by the Seller. Following an Amortization Event, on any Payment Date, with respect to the related Collection Period, all payments and collections in respect of the Mortgage Loans shall be allocated on a pro rata basis as follows: (i) to the 200_-____ Trust LLC, in an amount equal to the Security Collections for such Payment Date, and (ii) to the Seller, in an amount equal to the Excluded Amount for such Payment Date. Any losses incurred with respect to the Mortgage Loans following an Amortization Event shall be allocated equally between the 200_-____ Trust LLC and the Seller, in accordance with the manner in which Net Liquidation Proceeds are allocated between the 200_-____ Trust LLC and the Seller as a result of the application of clause (ii) of the definition of the "Excluded Amount." Notwithstanding any other provision hereof or of the Servicing

Agreement, the payments and collections allocable to the Excluded Amount need not be deposited in the Collection Account and shall not be deposited in the LLC Distribution Account or the Payment Account, and shall be distributed by the Master Servicer to the Seller not less frequently than monthly in accordance with reasonable instructions provided by the Seller.

ARTICLE III

                         REPRESENTATIONS AND WARRANTIES;

                               REMEDIES FOR BREACH

SECTION 3.1 SELLER REPRESENTATIONS AND WARRANTIES. The Seller represents and warrants to the Purchaser, with respect to each Initial Loan, as of the Closing Date (or if otherwise specified below, as of the date so specified) and, with respect to each Additional Loan, as of the related Deposit Date (or if otherwise specified below, as of the date so specified):

(a)     As to the Seller:

(i) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets or condition (financial or other) of the Seller;

(ii) The Seller has the power and authority to make, execute, deliver and perform its obligations under this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

(iii) The Seller is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations, as shall have been obtained or filed, as the case may be;

(iv) The execution and delivery of this Agreement and the performance of the transactions contemplated hereby by the Seller will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Seller or any provision of the Certificate of Incorporation or Bylaws of the Seller, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Seller is a party or by which the Seller may be bound; and

(v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Seller threatened, against the Seller or any of its properties or with respect to this Agreement or the Certificates which in the opinion of the Seller has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement.

(vi) This Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

(vii)This Agreement constitutes a valid transfer and assignment to the Purchaser of all right, title and interest of the Seller in and to the Cut-off Date Asset Balances with respect to the applicable Mortgage Loans, all monies due or to become due with respect thereto, and all proceeds of such Cut-off Date Loan Balances with respect to the Mortgage Loans and such funds as are from time to time deposited in the Custodial Account (excluding any investment earnings thereon) as assets of the Trust and all other property specified in the definition of "Trust" as being part of the corpus of the Trust conveyed to the Purchaser by the Seller, and upon payment for the Additional Balances, will constitute a valid transfer and assignment to the Purchaser of all right, title and interest of the Seller in and to the Additional Balances, all monies due or to become due with respect thereto, and all proceeds of such Additional Balances and all other property specified in the definition of "Trust" relating to the Additional Balances;

(viii) The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand or any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially adversely affect its performance hereunder;

(b)     As to the Mortgage Loans:

(i) The information set forth in the Mortgage Loan Schedule for such Mortgage Loans is true and correct in all material respects as of the date or dates respecting which such information is furnished;

(ii) The applicable Cut-off Date Loan Balances have not been assigned or pledged, and the Seller has good and marketable title thereto, and the Seller is the sole owner and holder of such Cut-off Date Loan Balances free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges of security interests of any nature and has full right and authority, under all governmental and regulatory bodies having jurisdiction over the ownership of the applicable Mortgage Loans to sell and assign the same pursuant to this Agreement;

(iii) The related Mortgage Note and the Mortgage have not been assigned or pledged, and the Seller has good and marketable title thereto, and the Seller is the sole owner and holder of the Mortgage Loan free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges of security interests of any nature and has full right and authority, under all governmental and regulatory bodies having jurisdiction over the ownership of the applicable Mortgage Loans to sell and assign the same pursuant to this Agreement;

(iv) To the best of Seller's knowledge, there is no valid offset, defense or counterclaim of any obligor under any Loan Agreement or Mortgage;

(v) To the best of Seller's knowledge, there is no delinquent recording or other tax or fee or assessment lien against any related Mortgaged Property;

(vi) To the best of Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property;

(vii) To the best of Seller's knowledge, there are no mechanics' or similar liens or claims which have been filed for work, labor or material affecting the related Mortgaged Property which are, or may be liens prior or equal to, or subordinate with, the lien of the related
        Mortgage, except liens which are fully insured against by the title insurance policy referred to in clause (xi);

(viii) As of the applicable Cut-off Date for the Mortgage Loans, no more than ____% of the Mortgage Loans (by aggregate principal balance) were 30-59 days delinquent and no more than ____% of the Mortgage Loans (by Cut-off Date Pool Balance) were 60 or more days delinquent (none of which were 90 or more days delinquent);

(ix) For each Mortgage Loan, the related Mortgage File contains each of the documents and instruments specified to be included therein;

(x) The related Mortgage Note and the related Mortgage at the time it was made complied in all material respects with applicable local, state and federal laws, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan;

(xi) A policy of title insurance in the form and amount required by the related Seller's Agreement was effective as of the closing of each _________ Loan, ______ Loan and ________ Loan, respectively, and each such policy is valid and remains in full force and effect, and a title search or other assurance of title customary in the relevant jurisdiction was obtained with respect to each Mortgage Loan as to which no title insurance policy or binder was issued;

(xii) [None] [____%] of the Mortgaged Properties is a mobile home or a manufactured housing unit that is not permanently attached to its foundation;

(xiii) As of the Cut-off Date for the Initial Mortgage Loans no more than ____% of such Mortgage Loans, by aggregate principal balance, are secured by Mortgaged Properties located in one United States postal zip code and no more than ____% of such Mortgage Loans, by aggregate principal balance, are secured by Mortgaged Properties located in planned unit developments or townhouses;

(xiv) As of such Cut-off Date (i) the Combined Loan-to-Value Ratio for each Mortgage Loan was not in excess of ___% (except due to rounding) and
        (ii) not more than ____% of the Initial Mortgage Loans, by aggregate principal balance as of the Cut-off Date for the Initial Mortgage Loans, exceeds the Credit Limits thereon by up to ____%;

(xv) No selection procedure reasonably believed by the Seller to be adverse to the interests of the Certificateholders or the Credit Enhancer was utilized in selecting the Mortgage Loans;

(xvi) The Seller has not transferred the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud any of its creditors;

(xvii) The minimum monthly payment with respect to any Mortgage Loan is not less than the interest accrued at the applicable Loan Rate on the average daily Asset Balance during the interest period relating to the date on which such minimum monthly payment is due;

(xviii) The Seller  will submit for filing or cause to be  submitted  for filing
        UCC-1 financing statements in accordance with the terms of this Agreement;

(xix) Each Loan Agreement and each Mortgage [within a Program Group] is substantially similar one to the other and is an enforceable obligation of the related Mortgagor;

(xx) To the best of Seller's knowledge, the physical property subject to each Mortgage is free of material damage and is in good repair;

(xxi) The Seller has not received a notice of default of any senior mortgage loan related to a Mortgaged Property which has not been cured by a party other than the related Subservicer;

(xxii) Each of the Mortgage Notes has a substantially similar definition of Prime as the Index applicable to the Loan Rate;

(xxiii) None [____%] of the Mortgage Loans [is a] [are] reverse mortgage loan[s];

(xxiv) (A) No Mortgage Loan has an original term to maturity in excess of ___ months. On each date that the Loan Rates have been adjusted prior to the Cut-off Date interest rate adjustments on the Mortgage Loans were made in compliance with the related Mortgage and Mortgage Note and applicable law. Over the term of any Mortgage Loan, the Loan Rate may not exceed the related Maximum Loan Rate, if any. (B) The Initial Mortgage Loans have Maximum Loan Rates which range between _____% and _____%. The Margins for the Initial Mortgage Loans range between _% and ____%, and the weighted average Margin for such Mortgage Loans is approximately ____% as of the Cut-off Date for the Initial Mortgage Loans. As of the Cut-off Date for the Initial Mortgage Loans, the Loan Rates on such Initial Mortgage Loans range between ____% and _____% and the weighted average Loan Rate is approximately ____% The weighted average remaining term to maturity of the Initial Mortgage Loans on a contractual basis as of the Cut-off Date for the Initial Mortgage Loans is approximately ___ months.;

(xxv)(A) Each Mortgaged Property with respect to the Initial Loans consists of a single parcel of real property with a single family residence erected thereon, or an individual condominium unit, planned unit development unit or townhouse. (B) With respect to the Initial Loans that are ______ Loans as of the applicable Cut-off Date, (i) approximately ____% (by Cut-off Date sample pool statistics) of such Initial Loans are secured by real property improved by individual condominium units, planned development units or townhouses, and (ii) approximately _____% (by Cut-off Date Sample Pool
     Statistics) of such Initial Loans are secured by real property with a single family residence erected thereon; in addition, with respect to the Initial Loans that are ________ Loans as of the applicable Cut-off Date,
     (i) approximately _____% (by Cut-off Date Mortgage Loan Pool Statistics) of such Initial Loans are secured by real property improved by individual condominium units, or planned development units, and (ii) approximately _____% (by Cut-off Date Mortgage Loan pool statistics) of such Initial Loans are secured by real property with a single family residence erected thereon; in addition, with respect to the Initial Loans that are _________ Loans as of the applicable Cut-off Date, (i) approximately _____% (by Cut-off Date Mortgage Loan Pool Statistics) of such Initial Loans are secured by real property improved by individual condominium units, planned development units or townhouses, and (ii) approximately _____% (by Cut-off Date Mortgage Loan Pool Statistics) of such Initial Loans are secured by real property with a single family residence erected thereon;

(xxvi) As of the Cut-off Date for the Initial Mortgage Loans, the Credit Limits on the Initial Mortgage Loans range between approximately $______ and $_______ with an average of $_________. As of the Cut-off Date for the Initial Mortgage Loans, no initial Mortgage Loan had a principal balance in excess of $_______ and the average principal balance of the Initial Mortgage Loans is equal to approximately _____% of their average Credit Limit;

(xxvii) Approximately  ____%  and  _____%  of the  Initial  Mortgage  Loans,  by
        aggregate principal balance as of the Cut-off Date for the Initial Mortgage Loans, are first and second liens, respectively;
                                             13

(xxviii)Each Subservicer meets all applicable  requirements  under the Servicing
        Agreement, is properly qualified to service the Mortgage Loans and has been servicing the Mortgage Loans prior to the Cut-off Date in accordance with the terms of the respective Subservicing Agreement;

(xxix) For each Mortgage Loan, hazard insurance and flood insurance has been obtained which meets all applicable requirements of Section 3.04 of the Servicing Agreement;

(xxx) Subject to clause (viii) above with respect to delinquencies, there is no material default, breach, violation or event of acceleration existing under the terms of any Mortgage Note or Mortgage and no event which, with notice and expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration under the terms of any Mortgage Note or Mortgage, and no such material default, breach, violation or event of acceleration has been waived by the Seller or by any other entity involved in originating or servicing a Mortgage Loan;

(xxxi) No instrument of release or waiver has been executed in connection with the Mortgage Loans, and no Mortgagor has been released, in whole or in part from its obligations in connection with a Mortgage Loan;

(xxxii) With respect to each Mortgage Loan that is a second lien, either (i) no consent for the Mortgage Loan was required by the holder of the related prior lien or (ii) such consent has been obtained and is contained in the mortgage file;

(xxxiii)With respect to each Home Loan, either (i) the Home Loan is assumable pursuant to the terms of the Mortgage Note, or (ii) the Home Loan contains a customary provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder; and

(xxxiv) The Mortgage Notes for not more than ___% of the Mortgage Loans, by Cut-off Date Loan Balance, are missing from the Mortgage File.

               (c) Upon discovery by Seller or upon notice from the Purchaser, the Credit Enhancer, the 200_- __Trust LLC, the Owner Trustee, the Indenture Trustee or any Custodian, as applicable, of a breach of any representation or warranty in clause (a) above which materially and adversely affects the interests of the Noteholders or the Certificateholders or the Credit Enhancer, as applicable, in any Mortgage Loan, the Seller shall, within 45 days of its discovery or its receipt of notice of such breach, either (i) cure such breach in all material respects or (ii) to the extent that such breach is with respect to a Mortgage Loan or a Related Document, either (A) repurchase such Mortgage Loan from the 200_-____ Trust LLC at the Repurchase Price, or (B) substitute one or more Eligible Substitute Mortgage Loans for such Mortgage Loan, in each case in the manner and subject to the conditions and limitations set forth below.

               Upon discovery by the Seller or upon notice from the Purchaser, the Credit Enhancer, the 200_-____ Trust LLC, the Owner Trustee, the Indenture Trustee or any Custodian, as applicable, of a breach of any representation or warranty in clause (b) above [or in Section 3.2] with respect to any Mortgage

Loan, or upon the occurrence of a Repurchase Event, which materially and adversely affects the interests of any Noteholders or the Certificateholders or the Credit Enhancer, as applicable, or of the Purchaser in such Mortgage Loan (notice of which shall be given to the Purchaser by the Seller, if it discovers the same), notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty, the Seller shall, within 90 days after the earlier of its discovery or receipt of notice thereof, either cure such breach or Repurchase Event in all material respects or either (i) repurchase such Mortgage Loan from the 200_-____ Trust LLC at the Repurchase Price, or (ii) substitute one or more Eligible Substitute Mortgage Loans for such Mortgage Loan, in each case in the manner and subject to the conditions set forth below. The Repurchase Price for any such Mortgage Loan repurchased by the Seller shall be deposited or caused to be deposited by the Master Servicer in the Collection Account maintained by it pursuant to Section 3.02 of the Servicing Agreement.

               In the event that the Seller elects to substitute an Eligible Substitute Mortgage Loan or Loans for a Deleted Mortgage Loan pursuant to this
Section 3.1, the Seller shall deliver to the applicable Custodian on behalf of the 200_-____ Trust LLC, with respect to such Eligible Substitute Mortgage Loan or Loans, the original Mortgage Note and all other documents and agreements as are required by Section 2.1(c), with the Mortgage Note endorsed as required by
Section 2.1(c). No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Eligible Substitute Mortgage Loans in the month of substitution shall not be part of the Owner Trust and will be retained by the Master Servicer and remitted by the Master Servicer to the Seller on the next succeeding Payment Date, provided that a payment at least equal to the applicable Minimum Monthly Payment has been received by the Owner Trust, for such month in respect of the Deleted Mortgage Loan. For the month of substitution, distributions to the Payment Account pursuant to the Servicing Agreement will include the Monthly Payment due on a Deleted Mortgage Loan for such month and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan and the substitution of the Eligible Substitute Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee. Upon such substitution, the Eligible Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement and the Servicing Agreement in all respects, the Seller shall be deemed to have made the representations and warranties with respect to the Eligible Substitute Mortgage Loan contained herein set forth in Section 3.1(b) as of the date of substitution, and the Seller shall be obligated to repurchase or substitute for any Eligible Substitute Mortgage Loan as to which a Repurchase Event has occurred as provided herein. In connection with the substitution of one or more Eligible Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (such amount, a "Substitution Adjustment Amount"), if any, by which the aggregate principal balance of all such Eligible Substitute Mortgage Loans as of the date of substitution is less than the aggregate principal balance of all such Deleted Mortgage Loans (after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to the Payment Account in the month of substitution). The Seller shall deposit the amount of such shortfall into the Collection Account on the day of substitution, without any reimbursement therefor.

               Upon receipt by the 200_-____ Trust LLC and the applicable Custodian of written notification, signed by a Servicing Officer, of the deposit of such Repurchase Price or of such substitution of an Eligible Substitute Mortgage Loan and deposit of any applicable Substitution Adjustment Amount as provided above, the applicable Custodian, on behalf of the 200_-____ Trust LLC shall release to the Seller the related Mortgage File for the Mortgage Loan being repurchased or substituted for and the 200_-____ Trust LLC shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Seller or its designee such Mortgage Loan released pursuant hereto and thereafter such Mortgage Loan shall not be an asset of the 200_-____ Trust LLC.

               It is understood  and agreed that the obligation of the Seller to cure any breach, or to repurchase or substitute for, any Mortgage Loan as to which such a breach has occurred and is continuing shall, except to the extent provided in Section 6.1 of this Agreement, constitute the sole remedy respecting such breach available to the Purchaser, the 200_-____ Trust LLC, the Certificateholders (or the Owner Trustee on behalf of the Certificateholders) and the Noteholders (or the Indenture Trustee on behalf of the Noteholders) against the Seller.

               It  is  understood  and  agreed  that  the   representations  and
warranties set forth in this Section 3.1 shall survive delivery of the respective Mortgage Files to the 200_-____ Trust LLC, or its Custodians.

ARTICLE IV

                               SELLER'S COVENANTS

SECTION 4.1 COVENANTS OF THE SELLER. The Seller hereby covenants that, except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur or assume any Lien on any Mortgage Loan, whether now existing or hereafter created, or any interest therein; the Seller will notify the 200_-____ Trust LLC, as assignee of the Purchaser, of the existence of any Lien (other than as provided above) on any Mortgage Loan immediately upon discovery thereof; and the Seller will defend the right, title and interest of the 200_-____ Trust LLC, as assignee of the Purchaser, in, to and under the Mortgage Loans, whether now existing or hereafter created, AGAINST ALL CLAIMS OF THIRD PARTIES CLAIMING THROUGH OR UNDER THE SELLER; PROVIDED, HOWEVER, that nothing in this Section 4.1 shall be deemed to apply to any Liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings.

                                   ARTICLE V

                                    SERVICING

SECTION 5.1 SERVICING. The Seller will be the Master Servicer of the Mortgage Loans pursuant to the terms and conditions of the Servicing Agreement and will service the Mortgage Loans directly or through one or more sub-servicers in accordance therewith.

                                   ARTICLE VI

                          INDEMNIFICATION BY THE SELLER

                       WITH RESPECT TO THE MORTGAGE LOANS

SECTION 6.1 INDEMNIFICATION WITH RESPECT TO THE MORTGAGE LOANS. The Seller shall indemnify and hold harmless the Purchaser from and against any loss, liability or expense arising from the breach by the Seller of its representations and warranties in Section 3.1 of this Agreement which materially and adversely affects the Purchaser's interest in any Mortgage Loan or from the failure by the Seller to perform its obligations under this Agreement in ANY MATERIAL RESPECT, PROVIDED that the Seller shall have no obligation to indemnify the Purchaser in respect of any loss, liability or expense that arises as a result of the Purchaser's willful malfeasance, bad faith or gross negligence or as a result of the breach by the Purchaser of its obligations hereunder.

SECTION 6.2 LIMITATION ON LIABILITY OF THE SELLER. None of the directors, officers, employees or agents of the Seller shall be under any liability to the Purchaser, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement. Except as and to the extent expressly provided in the Servicing Agreement, the Seller shall not be under any liability to the 200_-____ Trust LLC, the Owner Trust, the Owner Trustee, the Indenture Trustee, the Noteholders or the Certificateholders. The Seller and any director, officer, employee or AGENT OF THE SELLER MAY RELY IN GOOD FAITH ON ANY DOCUMENT OF ANY KIND PRIMA FACIE properly executed and submitted by any Person respecting any matters arising hereunder.

                                  ARTICLE VII

                                   TERMINATION

SECTION 7.1 TERMINATION. The respective obligations and responsibilities of the Seller and the Purchaser created hereby shall terminate, except for the Seller's indemnity obligations as provided herein, upon the termination of the 200_-____ Trust LLC pursuant to the terms of the Operating Agreement.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

SECTION 8.1 AMENDMENT. This Agreement may be amended from time to time by the Seller and the Purchaser by written agreement signed by the Seller and the Purchaser, with the consent of the Credit Enhancer (which consent shall not be unreasonably withheld).

SECTION 8.2 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 8.3 NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

(i)     if to the Seller:

                         Residential Funding Corporation

                             8400 Normandale Lake Boulevard
                             Suite 700
                             Minneapolis, Minnesota  55437
                             Attention:     Investor Relations,

                              Home [Equity] Loan Trust Series 200_

or, such other address as may hereafter be furnished to the Purchaser in writing by the Seller.

(ii) if to the Purchaser:

                    Residential Asset Mortgage Products, Inc.

                             8400 Normandale Lake Boulevard
                             Suite 700
                             Minneapolis, Minnesota 55437
                             Attention:     Asset-Backed Securities

or such other address as may hereafter be furnished to the Seller in writing by the Purchaser.

SECTION 8.4 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions of terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity of enforceability of the other provisions of this Agreement.

SECTION 8.5 RELATIONSHIP OF PARTIES. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto, and the services of the Seller shall be rendered as an independent contractor and not as agent for the Purchaser.

SECTION 8.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

SECTION 8.7 FURTHER AGREEMENTS. The Purchaser and the Seller each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement. Each of the Purchaser and the Seller agrees to use its best reasonable efforts to take all actions necessary to be taken by it to cause the Notes and Certificates to be issued and rated in the highest rating category by each of the Rating Agencies, with the Term Notes to be offered pursuant to the Purchaser's shelf registration statement, and each party will cooperate with the other in connection therewith.

SECTION 8.8 INTENTION OF THE PARTIES. It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Mortgage Loans, rather than a loan by the Purchaser to the Seller secured by the Mortgage Loans. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. The Purchaser will have the right to review the Mortgage Loans and the Related Documents to determine the characteristics of the Mortgage Loans which will affect the federal income tax consequences of owning the Mortgage Loans and the Seller will cooperate with all reasonable requests made by the Purchaser in the course of such review.

SECTION 8.9 SUCCESSORS AND ASSIGNS; ASSIGNMENT OF THIS AGREEMENT. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, Purchaser and their respective successors and assigns. The obligations of the Seller under this Agreement cannot be assigned or delegated to a third party without the consent of the Credit Enhancer and the Purchaser, which consent shall be at the Credit Enhancer's and the Purchaser's sole discretion, except that the Purchaser and the Credit Enhancer acknowledge and agree that the Seller may assign its obligations hereunder to any Affiliate of the Seller, to any Person succeeding to the business of the Seller, to any Person into which the Seller is merged and to any Person resulting from any merger, conversion or consolidation to which the Seller is a party. The parties hereto acknowledge that the Purchaser is acquiring the Mortgage Loans for the purpose of contributing them to the Issuer who in turn will transfer the Class A Ownership Interest in the 200_-__ Trust LLC to an Owner Trust that will issue Certificates representing interests in and Notes secured by such Class A Ownership Interest. As an inducement to the Purchaser to purchase the Mortgage Loans, the Seller acknowledges and consents to (i) the assignment by the Purchaser to the Issuer of all of the Purchaser's rights against the Seller pursuant to this Agreement insofar as such rights relate to Mortgage Loans transferred to the Issuer and to the enforcement or exercise of any right or remedy against the Seller pursuant to this Agreement by the Issuer, [(ii) the assignment by the Purchaser to the Owner Trustee of all of the 200_-____ Trust LLC's rights against the Seller pursuant to this Agreement insofar as such rights relate to the Class A Ownership Interest transferred to the Owner Trustee and to the enforcement or exercise of any right or remedy against the Seller pursuant to this Agreement by the Owner Trustee and (iii) the Owner Trustee's pledge of its interest in this Agreement to the Indenture Trustee and the enforcement by the Indenture Trustee of any such right or remedy against the Seller.] Such enforcement of a right or remedy by the Issuer, the Owner Trustee or the Indenture Trustee, as applicable, shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser directly.

SECTION 8.10 SURVIVAL. The representations and warranties made herein by the Seller and the provisions of Article VI hereof shall survive the purchase of the Mortgage Loans hereunder.

               IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed to this Mortgage Loan Purchase Agreement by their respective officers thereunto duly authorized as of the day and year first above written.

                               RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

                                    as Purchaser

                               BY:
                                    Name:

                                    Title:

                               RESIDENTIAL FUNDING CORPORATION

                                    as Seller

                               BY:
                                    Name:

                                    Title:

                                    EXHIBIT 1

                              TRANSFER CERTIFICATE

        This is a Transfer Certificate ("Certificate"), dated and effective as of _____________, 200_ (the "Deposit Date"), delivered pursuant to Section 2.3(b)(i) of the [Mortgage] [Home] Loan Purchase Agreement (the "Agreement") dated as of _________________________________, by and between Residential Asset Mortgage Products, Inc. (the "Purchaser") and Residential Funding Corporation (the "Seller"), relating to Home [Equity] Loan Trust Series 200_. Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

        By execution and delivery of this Certificate, the Seller hereby evidences the sale to the 200_-____ Trust LLC as assignee of the Purchaser, as of the Deposit Date, of the Additional Loans listed on the Schedule Annex attached hereto (the "Additional Loans"), with a Deposit Date Asset Balance of $___________, subject to and in accordance with the terms and conditions of the Agreement.

        The Seller hereby represents and warrants to, and agrees with, the Class A Ownership Interest holder, for the benefit of the 200_-____ Trust LLC, as of the Deposit Date (or such other date specified below), as follows:

        (i) All of the representations and warranties of the Seller as set forth in Section 3.1(a) of the Agreement are true and correct insofar as they relate to the Additional Loans; provided, that any reference therein to the "Agreement" shall be deemed to refer to this Certificate (including the Agreement as amended hereby).

        (ii) The information set forth in the Schedule Annex with respect to the Additional Loans is true and correct in all material respects at the date or dates respecting which such information is furnished.

        (iii) All of the representations and warranties of the Seller as set forth in clauses (ii) through (xxxiv) of Section 3.1(b) of the Agreement, other than clauses (viii), (xiii), (xiv), (xxiv)(B),
               (xxv)(B), (xxvi) and (xxvii), are true and correct with respect to the Additional Loans; provided, that any reference therein to the "Cut-off Date" shall be deemed to refer to the Deposit Date.

        (iv) No selection procedures believed by the Seller to be adverse to the interests of the holders of the Certificates or the Notes or the Credit Enhancer were utilized in selecting the Additional Loans.

        (v) All provisions of Section 3.1 of the Agreement shall be applicable with respect to any breach of any of the foregoing representations and warranties as to any Additional Loan, with the same effect as if such representations and warranties were set out in full in the Agreement.

        (vi) UCC-1 financing statements have been submitted for filing in respect of the Additional Loans as contemplated in Section 2.1(d) of the Agreement.

        This Certificate, when executed by the Seller and countersigned by the Purchaser, shall constitute an amendment to the Agreement in accordance with
Section 8.1 thereof.

        IN WITNESS WHEREOF, the Seller has caused its name to be signed to this Certificate by its officer thereunto duly authorized as of the day and year first above written.

                                            RESIDENTIAL FUNDING CORPORATION

                                            BY:
                                                 Name:

                                                 Title:

Accepted and Agreed:

200_-____ Trust LLC

By: Residential Funding Corporation,
       as Manager

BY:
        Name:

        Title:

                                 SCHEDULE ANNEX

                 TO TRANSFER CERTIFICATE DATED __________, 200_

                                    EXHIBIT 2

                 [FORM OF OPINION OF COUNSEL PURSUANT TO SECTION 2.3(B)(II)]

                                [to be provided]

                                    EXHIBIT 3

                         [MORTGAGE]/[HOME] LOAN SCHEDULE

                          [to be provided upon request]

                                  EXHIBIT 10.2

===============================================================================




                        RESIDENTIAL FUNDING CORPORATION,

                               as Master Servicer,

                                200_-__ Trust LLC

                                    as Issuer

                                       and

                       -----------------------------------
                              as Indenture Trustee

                               SERVICING AGREEMENT

                                   DATED AS OF

                          [Revolving Home Equity Loans]

===============================================================================


                                TABLE OF CONTENTS

                                                                                            PAGE

                                -i-

ARTICLE I         DEFINITIONS...............................................................3

        Section 1.01  Definitions ..........................................................3
        Section 1.02  Other Definitional Provisions
        Section 1.03  Interest Calculations.................................................3

ARTICLE II        REPRESENTATIONS AND WARRANTIES............................................5

        Section 2.01  Representations and Warranties Regarding the Master Servicer..........5

        Section 2.02  Representations and Warranties of the 200  -       Trust LLC..........6

        Section 2.03  Enforcement of Representations and Warranties.........................6

ARTICLE III       ADMINISTRATION AND SERVICING OF MORTGAGE LOANS............................8

        Section 3.01  The Master Servicer...................................................8

        Section 3.02  Collection of Certain Mortgage Loan Payments.........................10

        Section 3.03  Withdrawals from the Custodial Account...............................12

        Section 3.04  Maintenance of Hazard Insurance; Property Protection Expenses........13

        Section 3.05  Modification Agreements; Release or Substitution of Lien.............14

        Section 3.06  Trust Estate; Related Documents......................................15

        Section 3.07  Realization Upon Defaulted Mortgage Loans; Loss Mitigation...........16

        Section 3.08  200  -       Trust LLC and Indenture Trustee to Cooperate............18

        Section 3.09  Servicing Compensation; Payment of Certain Expenses by

               Master Servicer.............................................................19

        Section 3.10  Annual Statement as to Compliance....................................19

        Section 3.11  Annual Servicing Report..............................................20

        Section 3.12  Access to Certain Documentation and Information Regarding the

               Mortgage Loans..............................................................20

        Section 3.13  Maintenance of Certain Servicing Insurance Policies..................21

        Section 3.14  Information Required by the Internal Revenue Service Generally

               and Reports of Foreclosures and Abandonments of Mortgaged Property..........21

        Section 3.15  Optional Repurchase of Defaulted Mortgage Loans......................21

ARTICLE IV        SERVICING CERTIFICATE....................................................22

        Section 4.01  Statements to Securityholders........................................22

        [SECTION 4.02  [TAX REPORTING......................................................25

ARTICLE V         PAYMENT ACCOUNT..........................................................26

        [Section 5.01 Distribution.........................................................26

        Section 5.02  Payment Account......................................................26

ARTICLE VI        THE MASTER SERVICER......................................................28

        Section 6.01  Liability of the Master Servicer.....................................28

        Section 6.02  Merger or Consolidation of, or Assumption of the Obligations of,

               the Master Servicer.........................................................28

        Section 6.03  Limitation on Liability of the Master Servicer and Others............28

        Section 6.04  Master Servicer Not to Resign........................................29

        Section 6.05  Delegation of Duties.................................................30

        Section 6.06  Master Servicer to Pay Indenture Trustee's and Owner Trustee's

               Fees and Expenses; Indemnification..........................................30

ARTICLE VII       DEFAULT..................................................................32

        Section 7.01  Servicing Default....................................................32

        Section 7.02  Indenture Trustee to Act; Appointment of Successor...................34

        Section 7.03  Notification to Securityholders......................................35

ARTICLE VIII      MISCELLANEOUS PROVISIONS.................................................36

        Section 8.01  Amendment............................................................36

        Section 8.02  GOVERNING LAW........................................................36

        Section 8.03  Notices..............................................................36

        Section 8.04  Severability of Provisions...........................................36

        Section 8.05  Third-Party Beneficiaries............................................37

        Section 8.06  Counterparts.........................................................37

        Section 8.07  Effect of Headings and Table of Contents.............................37

        Section 8.08  Termination Upon Purchase by the Master Servicer or Liquidation

               of All Mortgage Loans;  Partial Redemption..................................37

        Section 8.09  Certain Matters Affecting the Indenture Trustee......................38

        Section 8.10  Authority of the Administrator.......................................38

EXHIBIT A - MORTGAGE LOAN SCHEDULE                                      A-1

EXHIBIT B - POWER OF ATTORNEY                                           B-1

EXHIBIT C - CERTIFICATE PURSUANT TO SECTION 3.08                        C-1

EXHIBIT D - FORM OF REQUEST FOR RELEASE                                 D-1



               THIS IS A SERVICING AGREEMENT, DATED AS OF , among Residential Funding Corporation, (the "Master Servicer"), 200_-__ Trust LLC Issuer (the "Issuer") and ______ (the "Indenture Trustee"),

                                    W I T N E S S E T H T H A T:

               WHEREAS, Residential Asset Mortgage Products, Inc. (the "Depositor") will create 200_-__ TRUST LLC, A LIMITED LIABILITY COMPANY (THE "200 - Trust LLC") under Delaware law, and will transfer the Mortgage Loans and all of its rights under the Mortgage Loan Purchase Agreement to the 200_-__ Trust LLC, as a capital contribution to the 200_-__ Trust LLC;

     WHEREAS, pursuant to the terms of an Operating Agreement the Depositor will establish two classes of "ownership interests" in the 200_-__ Trust LLC: the Class A Ownership Interest and the Class B Ownership Interest;

               WHEREAS, pursuant to the terms of a Trust Agreement dated as of (the "Owner Trust Agreement") between the Depositor, as depositor,

AND , as owner trustee (the "Owner Trustee"), the Depositor will sell the Class A Ownership Interest to an Owner Trust designated as Home [EQUITY]LOAN TRUST 200
- (the "Issuer") in exchange for the cash proceeds of the Securities;

               WHEREAS, pursuant to the terms of the Owner Trust Agreement between the Depositor and the Owner Trustee, the Issuer will issue and transfer to or at the direction of the Depositor, the ASSET-BACKED CERTIFICATES, SERIES 200 - (the "Certificates");

               WHEREAS, pursuant to the terms of an Indenture dated _____________ (the "Indenture"), between the Issuer and the Indenture Trustee, the Issuer will issue and transfer to or at the DIRECTION OF THE PURCHASER, THE ASSET-BACKED NOTES, SERIES 200 - (the "Notes"), consisting of the Term Notes and the Variable Funding Notes and secured by the Class A Ownership Interest;

               WHEREAS, pursuant to the terms of the Mortgage Loan Purchase Agreement, the 200 - Trust LLC will acquire the Initial Loans, the Additional Loans and the Additional Balances; and

               WHEREAS, pursuant to the terms of this Servicing Agreement, the Master Servicer will service the Mortgage Loans directly or through one or more Subservicers;

               NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

SECTION 1.01 DEFINITIONS. For all purposes of this Servicing Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions contained in Appendix A to the Indenture which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

SECTION 1.02 OTHER DEFINITIONAL PROVISIONS. (a) All terms defined in this Servicing Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) As used in this Servicing Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Servicing Agreement or in any such certificate or other document, and accounting terms partly defined in this Servicing Agreement or in any such certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Servicing Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Servicing Agreement or in any such certificate or other document shall control.

(c) The words "hereof," "herein," "hereunder" and words of similar import when used in this Servicing Agreement shall refer to this Servicing Agreement as a whole and not to any particular provision of this Servicing Agreement; Section and Exhibit references contained in this Servicing Agreement are references to Sections and Exhibits in or to this Servicing Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

(d) The definitions contained in this Servicing Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

(e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

SECTION 1.03 INTEREST CALCULATIONS. All calculations of interest hereunder that are made in respect of the Asset Balance of a Mortgage Loan shall be made on a daily basis using a 365-day year. All calculations of interest on the Securities shall be made on the basis of the actual number of days in an Interest Period and a year assumed to consist of 360 days. The calculation of the Servicing Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded up.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     SECTION 2.01 REPRESENTATIONS AND WARRANTIES REGARDING THE MASTER SERVICER. The Master Servicer REPRESENTS AND WARRANTS TO THE 200 - Trust LLC and for the benefit of the Indenture Trustee, as pledgee of the Class A Ownership Interest, and the Securityholders, as of the Cut-off Date, [the date of Servicing Agreement], the Closing Date and any Deposit Date, that:

(i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Master Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Master Servicer;

(ii) The Master Servicer has the power and authority to make, execute, deliver and perform this Servicing Agreement and all of the transactions contemplated under this Servicing Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Servicing Agreement. When executed and delivered, this Servicing Agreement will constitute the legal, valid and binding obligation of the Master Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

(iii) The Master Servicer is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Servicing Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be;

(iv)    The  execution  and  delivery  of  this  Servicing   Agreement  and  the
        performance  of the  transactions  contemplated  hereby  by  the  Master
        Servicer will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Master Servicer or any provision of the Certificate of Incorporation or Bylaws of the Master Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Master Servicer is a party or by which the Master Servicer may be bound; and

(v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the

          Master Servicer threatened, against the Master Servicer or any of its properties or with respect to this Servicing Agreement or the Notes or the Certificates which in the opinion of the Master Servicer has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Servicing Agreement.

        The  foregoing   representations   and  warranties   shall  survive  any
termination of the Master Servicer hereunder.

SECTION 2.02 REPRESENTATIONS AND WARRANTIES OF THE 200 - TRUST LLC. THE 200 - Trust LLC hereby represents and warrants to the Master Servicer for the benefit of the Indenture Trustee, as pledgee of the Class A Ownership Interest, and the Securityholders, as of the Cut-off Date, the Closing Date and any Deposit Date, that:

(A) THE 200 - Trust LLC is a business trust duly formed and in good standing under the laws of the State of Delaware; and has full power, authority and legal right to execute and deliver this Servicing Agreement and to perform its obligations under this Servicing Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Servicing Agreement; and

(B) THE EXECUTION AND DELIVERY BY THE 200 - Trust LLC of this Servicing Agreement and the PERFORMANCE BY THE 200 - Trust LLC of its obligations under this Servicing Agreement will NOT VIOLATE ANY PROVISION OF ANY LAW OR REGULATION GOVERNING THE 200 - Trust LLC or any order, writ, judgment or decree of any court, arbitrator or governmental authority or agency APPLICABLE TO THE 200 - Trust LLC or any of its assets. Such execution, delivery, authentication and performance will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action with respect to, any governmental authority or agency regulating the activities of limited liability companies. Such execution, delivery, authentication and performance will not conflict with, or result in a breach or violation of, any mortgage, deed of trust, lease or other agreement or INSTRUMENT TO WHICH THE 200 - Trust LLC is bound.

SECTION 2.03 ENFORCEMENT OF REPRESENTATIONS AND WARRANTIES. The Master Servicer, on behalf of and subject to the direction of the Indenture Trustee, as pledgee of the Class A Ownership Interest, or the Issuer, shall enforce the representations and warranties of the Seller pursuant to the Mortgage Loan Purchase Agreement. Upon the discovery by the Seller, the Depositor, the Master Servicer, the INDENTURE TRUSTEE, THE CREDIT ENHANCER, THE 200 - Trust LLC or any Custodian of a breach of any of the representations and warranties made in the Mortgage Loan Purchase Agreement, in respect of any Mortgage Loan which materially and adversely affects the interests of the Securityholders or the Credit Enhancer, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). The Master Servicer shall promptly notify the Seller of such breach and request that, pursuant to the terms of the Mortgage Loan Purchase Agreement, the Seller either (i) cure such breach in all material respects within 45 days (with respect to a breach of the representations and warranties contained in Section 3.1(a) of the Mortgage Loan Purchase Agreement) or 90 days (with respect to a breach of the representations and warranties contained in Section 3.1(b) of the Mortgage Loan Purchase Agreement) from the date the Seller was notified of such breach or (ii) purchase such Mortgage Loan from the 200 -

Trust LLC at the price and in the manner set forth in Section 3.1(b) of the Mortgage LOAN PURCHASE AGREEMENT; PROVIDED that the Seller shall, subject to compliance with all the conditions set forth in the Mortgage Loan Purchase Agreement, have the option to substitute an Eligible Substitute Mortgage Loan or Loans for such Mortgage Loan. In the event that the Seller elects to substitute one or more Eligible Substitute Mortgage Loans pursuant to Section 3.1(b) of THE MORTGAGE LOAN PURCHASE AGREEMENT, THE SELLER SHALL DELIVER TO THE 200 - Trust
LLC with respect to such Eligible Substitute Mortgage Loans, the original Mortgage Note, the Mortgage, and such other documents and agreements as are required by the Mortgage Loan Purchase Agreement. No substitution will be made in any calendar month after the Determination Date for such month. Payments due with respect to Eligible Substitute Mortgage Loans in the month of substitution shall NOT BE TRANSFERRED TO THE 200 - Trust LLC and will be retained by the Master Servicer and remitted by the Master Servicer to the Seller on the next succeeding Payment Date provided a PAYMENT AT LEAST EQUAL TO THE APPLICABLE MONTHLY PAYMENT HAS BEEN RECEIVED BY THE 200 - Trust LLC for such month in respect of the Mortgage Loan to be removed. The Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule to reflect the removal of such Mortgage Loan and the substitution of the Eligible Substitute Mortgage Loans and the Master Servicer shall promptly deliver the amended Mortgage Loan Schedule to the Owner Trustee and the Indenture Trustee.

        It is understood and agreed that the obligation of the Seller to cure such breach or purchase or substitute for such Mortgage Loan as to which such a breach has occurred and is CONTINUING SHALL CONSTITUTE THE SOLE REMEDY RESPECTING SUCH BREACH AVAILABLE TO THE 200 - Trust LLC and the Indenture Trustee, as pledgee of the Class A Ownership Interest, against the Seller. In connection with the purchase of or substitution for any such Mortgage Loan by the SELLER, THE 200 - Trust LLC shall assign to the Seller all of its right, title and interest in respect of the Mortgage Loan Purchase Agreement applicable to such Mortgage Loan. Upon receipt of the Repurchase Price, or upon completion of such substitution, the Master Servicer shall notify the applicable Custodian and then the Custodian shall deliver the Mortgage Files to the Master Servicer, together with all relevant endorsements and assignments prepared by the Master Servicer which the Indenture trustee shall execute.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING

                                OF MORTGAGE LOANS

SECTION 3.01 THE MASTER SERVICER. (a) The Master Servicer shall service and administer the Mortgage Loans in a manner generally consistent with the terms of the Program Guide and in a manner consistent with the terms of this Servicing Agreement and which shall be normal and usual in its general mortgage servicing activities and shall have full power and authority, acting alone or through a subservicer, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable, it being understood, however, that the MASTER SERVICER SHALL AT ALL TIMES REMAIN RESPONSIBLE TO THE 200 - Trust LLC, the Indenture Trustee, as pledgee of the Class A Ownership Interest, and the Securityholders for the performance of its duties and obligations hereunder in accordance with the terms hereof and the Program Guide. Without limiting the generality of the foregoing, the Master Servicer shall continue, and is hereby AUTHORIZED AND EMPOWERED BY THE 200 - Trust LLC and the Indenture Trustee, as pledgee of the CLASS A OWNERSHIP INTEREST, TO EXECUTE AND DELIVER, ON BEHALF OF ITSELF, THE 200 - Trust LLC, the Securityholders and the Indenture Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The 200 - Trust LLC, the Indenture Trustee and the Custodian, as applicable, shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties hereunder. In addition, the Master Servicer may, at its own discretion and on behalf of the Indenture Trustee, obtain credit information in the form of a Credit Score from a credit depository. On the Closing Date, the Indenture Trustee shall deliver to the Master Servicer a limited power of attorney substantially in the form of Exhibit B hereto.

        If the Mortgage relating to a Mortgage Loan did not have a lien senior on the related Mortgaged Property as of the Cut-off Date, then the Master Servicer, in such capacity, may not consent to the placing of a lien senior to that of the Mortgage on the related Mortgaged Property. If the Mortgage relating to a Mortgage Loan had a lien senior to the Mortgage Loan on the related Mortgaged Property as of the Cut-off Date, then the Master Servicer, in such capacity, may consent TO THE REFINANCING OF SUCH SENIOR LIEN; PROVIDED that (i) the resulting Combined Loan-to- Value Ratio of such Mortgage Loan is no higher than the Combined Loan-to-Value Ratio prior to such refinancing and (ii) the interest rate for the loan evidencing the refinanced senior lien on the date of such refinancing is no higher than the interest rate on the loan evidencing the existing senior lien immediately prior to the date of such refinancing.

        In connection with servicing the Mortgage Loans, the Master Servicer may take reasonable actions to encourage or effect the termination of Loan Agreements that have become dormant.

        The relationship of the Master Servicer (and of any successor to the Master Servicer as SERVICER UNDER THIS SERVICING AGREEMENT) TO THE 200 - Trust LLC under this Servicing

Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

(b) The Master Servicer may enter into Subservicing Agreements with the Subservicers for the servicing and administration of certain of the Mortgage Loans and may enter into additional Subservicing Agreements with Subservicers for the servicing and administration of certain of the Mortgage Loans. References in this Servicing Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer and any amount received by such Subservicer in respect of a Mortgage Loan shall be deemed to have been received by the Master Servicer whether or not actually received by the Master Servicer. Each Subservicing Agreement will be upon such terms and conditions as are not inconsistent with this Servicing Agreement and as the Master Servicer and the Subservicer have agreed. With the approval of the Master Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicers will remain obligated under the related Subservicing Agreements. The Master Servicer and the Subservicer may enter into AMENDMENTS TO THE RELATED SUBSERVICING AGREEMENTS; PROVIDED, HOWEVER, that any such amendments shall not cause the Mortgage Loans to be serviced in a manner that would be materially inconsistent with the standards set forth in this Servicing Agreement. The Master Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions thereof and WITHOUT ANY LIMITATION BY VIRTUE OF THIS SERVICING AGREEMENT; PROVIDED, HOWEVER, that in the event of termination of any Subservicing Agreement by the Master Servicer or the Subservicer, the Master Servicer shall either act as servicer of the related Mortgage Loan or enter into a Subservicing Agreement with a successor
Subservicer which will be bound by the terms of the related Subservicing Agreement. The Master Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Master Servicer and nothing contained in this Servicing Agreement shall be deemed to limit or modify such indemnification.

        In the event that the rights, duties and obligations of the Master Servicer are terminated hereunder, any successor to the Master Servicer in its sole discretion may, to the extent permitted by applicable law, terminate the existing Subservicing Agreement with any Subservicer in accordance with the terms of the applicable Subservicing Agreement or assume the terminated Master Servicer's rights and obligations under such subservicing arrangements which termination or assumption will not violate the terms of such arrangements.

        As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Securityholders and the Credit Enhancer, shall use reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage oan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

SECTION 3.02 COLLECTION OF CERTAIN MORTGAGE LOAN PAYMENTS. (a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Servicing Agreement, follow such collection procedures as shall be normal and usual in its general mortgage servicing activities. Consistent with the foregoing, and without limiting the generality of the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge, penalty interest or other fees which may be collected in the ordinary course of servicing such Mortgage Loan and (ii) arrange with a Mortgagor a schedule for the payment of principal and interest due and UNPAID; PROVIDED such arrangement is consistent with the Master Servicer's policies with respect to HOME EQUITY MORTGAGE LOANS; PROVIDED, FURTHER, that notwithstanding such arrangement such Mortgage Loans will be included in the information regarding delinquent Mortgage Loans set forth in the Servicing Certificate. The Master Servicer may also extend the Due Date for payment due on a MORTGAGE LOAN, PROVIDED, HOWEVER, that the Master Servicer shall first determine that any such waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the lien of the related Mortgage. Consistent with the terms of this Servicing Agreement, the Master Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Securityholders or the CREDIT ENHANCER, PROVIDED, HOWEVER, that the Master Servicer may not modify or permit any Subservicer to modify any Mortgage Loan (including without limitation any modification that would change the Loan Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan) or extend the final maturity date of such Mortgage Loan) unless such Mortgage Loan is in default or, in the judgment of the Master Servicer, such DEFAULT IS REASONABLY FORESEEABLE. NOTWITHSTANDING THE FOREGOING, AS TO ANY Loan, the Master Servicer in its sole discretion may permit the Mortgagor (or may enter into a modification agreement which will allow the Mortgagor) to make monthly payments, with respect to any Billing Cycle during the related Draw Period, in a minimum amount that will be equal to the related finance charge for such Billing Cycle.

(b) The Master Servicer shall establish an account (the "Custodial Account"), which shall be an Eligible Account in which the Master Servicer shall deposit or cause to be deposited any amounts representing payments on and any collections in respect of the Mortgage Loans received by it subsequent to the Cut-off Date as to any Initial Loan or the related Deposit Date as to any Additional Loan (other than in respect of the payments referred to in the following paragraph) WITHIN Business Day[s] following receipt thereof (or otherwise on or prior to the Closing Date), including the following payments and collections received or made by it (without duplication):

(i) all payments of principal of or interest on the Mortgage Loans received by the Master Servicer from the respective Subservicer, net of any portion of the interest thereof retained by the Subservicer as Subservicing Fees;

(ii) the aggregate Repurchase Price of the Mortgage Loans purchased by the Master Servicer pursuant to Section 3.15;

(iii)   Net Liquidation Proceeds net of any related Foreclosure Profit;

(iv) all proceeds of any Mortgage Loans repurchased by the Seller pursuant to the Mortgage Loan Purchase Agreement, and all Substitution Adjustment Amounts required to be deposited in connection with the substitution of an Eligible Substitute Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement;

(v) insurance proceeds, other than Net Liquidation Proceeds, resulting from any insurance policy maintained on a Mortgaged Property; and

(vi) amounts  required  to be paid by the Master  Servicer  pursuant  to Section
     8.08.

PROVIDED, HOWEVER, that with respect to each Collection Period, the Master Servicer shall be permitted to retain from payments in respect of interest on the Mortgage Loans, the Master Servicing Fee for such Collection Period. The foregoing requirements respecting deposits to the Custodial Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Master Servicer need not deposit in the Custodial Account amounts representing Foreclosure Profits, prepayment penalties fees (including annual fees) or late charge penalties, payable by Mortgagors (such amounts to be retained as additional servicing compensation in accordance with Section 3.09 hereof), or amounts received by the Master Servicer for the accounts of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items. In the event any amount not required to be deposited in the Custodial Account is so deposited, the Master Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Custodial Account may contain funds that belong to one or more trust funds created for the notes or certificates of other series and may contain other funds respecting payments on other mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others. Notwithstanding such commingling of funds, the Master Servicer shall keep records that accurately reflect the funds on deposit in the Custodial Account that have been identified by it as being attributable to the Mortgage Loans and shall hold all collections in the Custodial Account to the extent they represent collections on the Mortgage Loans for the benefit of the Trust, the Indenture Trustee, the Securityholders and the Credit Enhancer, as their interests may appear. The Master Servicer shall retain all Foreclosure Profits to itself as additional servicing compensation.

        The Master Servicer may cause the institution maintaining the Custodial Account to invest any funds in the Custodial Account in Eligible Investments (including obligations of the Master Servicer or any of its Affiliates, if such obligations otherwise qualify as Permitted Investments), which shall mature not later than the Business Day next preceding the Payment Date and shall not be sold or disposed of prior to its maturity. Except as provided above, all income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of the principal amount of any such investments shall be deposited in the Custodial Account by the Master Servicer out of its own funds immediately as realized.

(c) The Master Servicer will require each Subservicer to hold all funds constituting collections on the Mortgage Loans, pending remittance thereof to the Master Servicer, in one or more accounts meeting the requirements of an Eligible Account, and invested in Permitted Investments, unless, all such collections are remitted on a daily basis to the Master Servicer for deposit into the Custodial Account.

SECTION 3.03 WITHDRAWALS FROM THE CUSTODIAL ACCOUNT. The Master Servicer shall, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to Section 3.02 that are attributable to the Mortgage Loans for the following purposes:

(i) to deposit in the Payment Account, on the Business Day prior to each Payment Date, an amount equal to the interest collections and principal collections required to be distributed on such Payment Date;

(ii) prior to either an Amortization Event or the Collection Period preceding the end of the Revolving Period, to pay to the Seller, the amount of any Additional Balances as and when created during the related Collection Period, provided, that the aggregate amount so paid to the Seller in respect of Additional Balances at any time during any Collection Period shall not exceed the amount of principal collections theretofore received for such Collection Period.

(iii)to the extent deposited to the Custodial Account, to reimburse itself or the related Subservicer for previously unreimbursed expenses incurred in maintaining individual insurance policies pursuant to Section 3.04, or Liquidation Expenses, paid pursuant to Section 3.07 or otherwise reimbursable pursuant to the terms of this Servicing Agreement (to the extent not payable pursuant to Section 3.09), such withdrawal right being limited to amounts received on particular Mortgage Loans (other than any Repurchase Price in respect thereof) which represent late recoveries of the payments for which such advances were made, or from related Liquidation Proceeds or the proceeds of the purchase of such Mortgage Loan;

(iv) to pay to itself out of each payment received on account of interest on a Mortgage Loan as contemplated by Section 3.09, an amount equal to the related Master Servicing Fee (to the extent not retained pursuant to Section 3.02), and to pay to any Subservicer any Subservicing Fees not previously withheld by the Subservicer;

(v) to the extent deposited in the Custodial Account to pay to itself as additional servicing compensation any interest or investment income earned on funds deposited in the Custodial Account and Payment Account that it is entitled to withdraw pursuant to Sections 3.02(b) and 5.01;

(vi) to the extent deposited in the Custodial Account, to pay to itself as additional servicing compensation any Foreclosure Profits (to the extent permitted by law);

(vii) to pay to itself or the Seller, with respect to any Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred to the Seller, the Master Servicer or other entity, all amounts received thereon and not required to be distributed to Securityholders as of the date on which the related Purchase Price or Repurchase Price is determined;

(viii) to withdraw any other amount deposited in the Custodial Account that was not required to be deposited therein pursuant to Section 3.02;

(ix) to pay to the Seller the amount, if any, deposited in the Custodial Account by the Indenture Trustee upon release thereof from the Funding Account representing payments for Additional Loans; and

(x) after the occurrence of an Amortization Event, to pay to the Seller, the Excluded Amount.

Since, in connection with withdrawals  pursuant to clauses (iii), (iv), (vi) and
(vii), the Master Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses. Notwithstanding any other provision of this Servicing Agreement, the Master Servicer shall be entitled to reimburse itself for any previously unreimbursed expenses incurred pursuant to Section 3.07 or otherwise reimbursable pursuant to the terms of this Servicing Agreement that the Master Servicer determines to be otherwise nonrecoverable (except with respect to any Mortgage Loan as to which the Repurchase Price has been paid), by withdrawal from the Custodial Account of amounts on deposit therein attributable to the Mortgage Loans on any Business Day prior to the Payment Date succeeding the date of such determination.

SECTION 3.04 MAINTENANCE OF HAZARD INSURANCE; PROPERTY PROTECTION EXPENSES. The Master Servicer shall cause to be maintained for each Mortgage Loan hazard insurance naming the Master Servicer or related Subservicer as loss payee thereunder providing extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan from time to time or (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan from time to time. The Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Custodial Account to the extent called for by Section 3.02.

In cases in which any Mortgaged Property is located at any time during the life of a Mortgage Loan in a federally designated flood area, the hazard insurance to be maintained for the related Mortgage Loan shall include flood insurance (to the extent available). All such flood insurance shall be in amounts equal to the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program). The Master Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Master Servicer shall obtain and maintain a blanket policy consistent with its general mortgage servicing activities insuring against hazard losses on all of the
Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.04, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.04 and there shall have been a loss which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Master Servicer shall be made on the last Business Day of the Collection Period in the month in which payments under any such policy would have been deposited in the Custodial Account. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Issuer, the Indenture Trustee and the Securityholders, claims under any such blanket policy.

SECTION 3.05 MODIFICATION AGREEMENTS; RELEASE OR SUBSTITUTION OF LIEN. (a) The Master Servicer or the related Subservicer, as the case may be, shall be entitled to (A) execute assumption agreements, substitution agreements, and instruments of satisfaction or cancellation or of partial or full release or discharge, or any other document contemplated by this Servicing Agreement and other comparable instruments with respect to the Mortgage Loans and with respect to the Mortgaged PROPERTIES SUBJECT TO THE MORTGAGES (AND THE 200 - Trust LLC and the Indenture Trustee each shall promptly execute any such documents on request of the Master Servicer) and (B) approve the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property or other similar matters, if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby. A partial release pursuant to this Section 3.05 shall be permitted only if the Combined Loan-to-Value Ratio for such Mortgage Loan after such partial release does not exceed the Combined Loan-to-Value Ratio for such Mortgage Loan as of the Cut-off Date. Any fee collected by the Master Servicer or the related Subservicer for processing such request will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

        (b) The Master Servicer may enter into an agreement with a Mortgagor to release the lien on the Mortgaged Property relating to a Mortgage Loan (the "Existing Lien"), if at the time of such agreement the Mortgage Loan is current in payment of principal and interest, under any of the following circumstances:

               (i) in any case in which, simultaneously with the release of the Existing Lien, the Mortgagor executes and delivers to the Master Servicer a Mortgage on a substitute Mortgaged Property, provided that the Combined Loan-to-Value Ratio of the Mortgage Loan (calculated based on the Appraised Value of the substitute Mortgaged Property) is not greater than the Combined Loan-to-Value Ratio prior to releasing the Existing Lien;

               (ii) in any case in which, simultaneously with the release of the Existing Lien, the Mortgagor executes and delivers to the Master Servicer a Mortgage on a substitute Mortgaged Property, provided that:
        (A) the Combined Loan-to-Value Ratio of the Mortgage Loan (calculated based on the Appraised Value of the substitute Mortgaged Property) is not greater than the lesser of (1) 125% and (2) 105% of the Combined Loan-to-Value Ratio prior to releasing the Existing Lien; and (B) the Master Servicer determines that at least two appropriate compensating factors are present (compensating factors may include, without limitation, an increase in the Mortgagor's monthly cash flow after debt service, the Mortgagor's debt-to-income ratio has not increased since origination, or an increase in the Mortgagor's credit score); or

               (iii) in any case in which, at the time of release of the Existing Lien, the Mortgagor does not provide the Master Servicer with a Mortgage on a substitute Mortgaged Property (any Mortgage Loan that becomes and remains unsecured in accordance with this subsection, an "Unsecured Loan"), provided that: (A) the Master Servicer shall not permit the release of an Existing Lien under this clause (iii) as to more than 200 Mortgage Loans in any calendar year; (B) at no time shall the aggregate Principal Balance of Unsecured Loans exceed 5% of the then Pool Balance; (C) the Mortgagor agrees to an automatic debit payment plan; and (D) the Master Servicer shall provide notice to each Rating Agency that has requested notice of such releases.

        In connection with any Unsecured Loan, the Master Servicer may require the Mortgagor to enter into an agreement under which: (i) the Loan Rate may be increased effective until a substitute Mortgage meeting the criteria under (i) or (ii) above is provided; or (ii) any other provision may be made which the Master Servicer considers to be appropriate. Thereafter, the Master Servicer shall determine in its discretion whether to accept any proposed Mortgage on any substitute Mortgaged Property as security for the Mortgage Loan, and the Master Servicer may require the Mortgagor to agree to any further conditions which the Master Servicer considers appropriate in connection with such substitution, which may include a reduction of the Loan Rate (but not below the Loan Rate in effect at the Closing Date). Any Mortgage Loan as to which a Mortgage on a substitute Mortgaged Property is provided in accordance with the preceding sentence shall no longer be deemed to be an Unsecured Loan.

SECTION 3.06 TRUST ESTATE; RELATED DOCUMENTS. (a) When required by the provisions of this SERVICING AGREEMENT, THE 200 - Trust LLC or the Indenture Trustee shall execute instruments to release property from the terms of the Trust Agreement, Indenture or Custodial AGREEMENT, AS APPLICABLE, OR CONVEY THE 200 - Trust LLC's or Indenture Trustee's interest in the same, in a manner and under circumstances which are not inconsistent with the provisions of THIS SERVICING AGREEMENT. NO PARTY RELYING UPON AN INSTRUMENT EXECUTED BY THE 200 - Trust LLC or the Indenture Trustee as provided in this Section 3.06 shall be bound to ascertain the 200 - Trust LLC or Indenture Trustee's or Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

(B) IF FROM TIME TO TIME THE MASTER SERVICER SHALL DELIVER TO THE 200 - Trust LLC or the related Custodian copies of any written assurance, assumption agreement or substitution AGREEMENT OR OTHER SIMILAR AGREEMENT PURSUANT TO
SECTION 3.05, THE 200 - Trust LLC or the related Custodian shall check that each of such documents purports to be an original executed copy (or a copy of the original executed document if the original executed copy has been submitted for recording and has not yet been returned) and, if so, shall file such documents, and upon receipt of the original executed copy from the applicable recording office or receipt of a copy thereof certified by the applicable recording office shall file such originals or certified copies with the Related Documents. If any such documents submitted by the Master Servicer do not meet the above QUALIFICATIONS, SUCH DOCUMENTS SHALL PROMPTLY BE RETURNED BY THE 200 - Trust LLC or the related Custodian to the Master Servicer, with a direction to the Master Servicer to forward the correct documentation.

(c)  Upon  receipt  of  a  Request  for  Release   from  the  Master   Servicer,
substantially in the form of Exhibit C (or an electronic request in a form acceptable to the Custodian) to the effect that a Mortgage Loan has been the subject of a final payment or a prepayment in full and the related Mortgage Loan has been terminated or that substantially all Liquidation Proceeds which have been determined by the Master Servicer in its reasonable judgment to be finally recoverable have been recovered, and upon deposit to the Custodial Account of such final monthly payment, prepayment in full together with accrued and unpaid interest to the date of such payment with respect to such Mortgage Loan or, if applicable, Liquidation Proceeds, the Custodian shall promptly release the Related Documents to the Master Servicer, which the Indenture Trustee shall execute along with such documents as the Master Servicer or the Mortgagor may request as contemplated by the Servicing Agreement to evidence satisfaction and discharge of such Mortgage Loan upon request of the Master Servicer. If from time to time and as appropriate for the servicing or foreclosure of any Mortgage LOAN, THE MASTER SERVICER REQUESTS THE 200 - Trust LLC or the related Custodian to release the RELATED DOCUMENTS AND DELIVERS TO THE 200 - Trust LLC or the related Custodian a trust receipt REASONABLY SATISFACTORY TO THE 200 - Trust LLC or the related Custodian and signed by a RESPONSIBLE OFFICER OF THE MASTER SERVICER, THE 200 - Trust LLC or the related Custodian shall release the Related Documents to the Master Servicer. If such Mortgage Loans shall be liquidated and the Issuer or the related Custodian receives a certificate from the Master Servicer AS PROVIDED ABOVE, THEN, UPON REQUEST OF THE MASTER SERVICER, THE 200 - Trust LLC or the related Custodian shall release the trust receipt to the Master Servicer.

SECTION 3.07 REALIZATION UPON DEFAULTED MORTGAGE LOANS; LOSS MITIGATION . With respect to such of the Mortgage Loans as come into and continue in default, the Master Servicer will decide whether to (i) foreclose upon the Mortgaged Properties securing such Mortgage Loans, (ii) write off the unpaid principal balance of the Mortgage Loans as bad debt (iii) take a deed in lieu of foreclosure, (iv) accept a short sale (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate a sale of the Mortgaged

Property by the Mortgagor) or permit a short refinancing (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the Mortgagor not involving a sale of the Mortgaged Property), (v) arrange for a repayment plan, (vi) agree to a modification in accordance with this Servicing Agreement, or (vii) take an unsecured note, in connection with a negotiated release of the lien of the Mortgage in order to facilitate a settlement with the MORTGAGOR; IN EACH CASE SUBJECT TO THE RIGHTS OF ANY RELATED FIRST LIEN HOLDER; PROVIDED that in connection with the foregoing if the Master Servicer has actual knowledge that any Mortgaged Property is affected by hazardous or toxic wastes or substances and that the acquisition of such Mortgaged Property would not be commercially reasonable, then the Master Servicer will not cause THE 200 - Trust LLC or the Indenture Trustee to acquire title to such Mortgaged Property in a foreclosure or similar proceeding. In connection with such decision, the Master Servicer shall follow such practices (including, in the case of any default on a related senior mortgage loan, the advancing of funds to correct such default if deemed to be appropriate by the Master Servicer) and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general MORTGAGE SERVICING ACTIVITIES; PROVIDED that the Master Servicer shall not be liable in any respect hereunder if the Master Servicer is acting in connection with any such foreclosure or attempted foreclosure which is not completed or other conversion in a manner that is consistent with the provisions of this Servicing Agreement. The foregoing is subject to the proviso that the Master Servicer shall not be required to expend its own funds in connection with any foreclosure or attempted foreclosure which is not completed or towards the correction of any default on a related senior mortgage loan or restoration of any property unless it shall determine that such expenditure will increase Net Liquidation Proceeds. In the event of a determination by the Master Servicer that any such expenditure previously made pursuant to this Section 3.07 will not be reimbursable from Net Liquidation Proceeds, the Master Servicer shall be entitled to reimbursement of its funds so expended pursuant to Section 3.03.

        Notwithstanding any provision of this Servicing Agreement, a Mortgage Loan may be deemed to be finally liquidated if substantially all amounts expected by the Master Servicer to be received IN CONNECTION WITH THE RELATED DEFAULTED MORTGAGE LOAN HAVE BEEN RECEIVED; PROVIDED, HOWEVER, the Master Servicer shall treat any Mortgage Loan that is 180 days or more delinquent as having been finally liquidated. Any subsequent collections with respect to any such Mortgage Loan shall be deposited to the Custodial Account. For purposes of determining the amount of any Liquidation Proceeds or Insurance Proceeds, or other unscheduled collections, the Master Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with the related defaulted Mortgage Loan.

        In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Indenture Trustee, who shall hold the same on behalf of the Issuer in accordance with Section 3.13 of the Indenture as their interests may appear, or to their respective nominee on behalf of Securityholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgaged Property shall (except as otherwise expressly provided herein) be considered to be an OUTSTANDING MORTGAGE LOAN HELD AS AN ASSET OF THE 200 - Trust LLC until such time as such property shall be sold. Consistent with the foregoing for purposes of all calculations hereunder, so long as such Mortgaged Property shall be considered to be an outstanding

Mortgage Loan it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage
Note in effect at the time of any such acquisition of title before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period will remain in effect.

        Any proceeds from foreclosure proceedings or the purchase or repurchase of any Mortgage Loan pursuant to the terms of this Servicing Agreement, as well as any recovery resulting from a collection of Liquidation Proceeds or Insurance Proceeds, will be applied in the following order of priority: first, to reimburse the Master Servicer or the related Subservicer in accordance with
Section 3.07; second, to the Master servicer or the related Subservicer, all Servicing Fees payable therefrom; third, to the extent of accrued and unpaid interest on the related Mortgage Loan, at the Net Loan Rate to the Payment Date on which such amounts are to be deposited in the Payment Account; fourth, as a recovery of principal on the Mortgage Loan; and fifth, to Foreclosure Profits.

SECTION 3.08 200 - TRUST LLC AND INDENTURE TRUSTEE TO COOPERATE. On or before each Payment Date, the Master Servicer will notify the Indenture Trustee or the relevant Custodian, with a copy TO THE 200 - Trust LLC, of the termination of or the payment in full and the termination of any Mortgage Loan during the preceding Collection Period, which notification shall be by a certification in substantially the form attached hereto as Exhibit C (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.02 have been so deposited or credited) of a Servicing Officer. Upon receipt of payment in full, the Master Servicer is authorized to execute, pursuant to the authorization contained in Section 3.01, if the assignments of Mortgage have been recorded if required under the Mortgage Loan Purchase Agreement, an instrument of satisfaction regarding the related Mortgage, which instrument of satisfaction shall be recorded by the Master Servicer if required by applicable law and be delivered to the Person entitled thereto. It is understood and agreed that any expenses incurred in connection with such instrument of satisfaction or transfer shall be reimbursed from amounts deposited in the Custodial Account. From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Indenture Trustee or the relevant Custodian shall, upon request of the Master Servicer and delivery to the Indenture Trustee or relevant Custodian, with a copy to the 200 - Trust LLC, of a Request for Release, in the form annexed hereto as Exhibit D (or an electronic request, in a form acceptable to the Custodian), signed by a Servicing Officer, release OR CAUSE TO BE RELEASED THE RELATED MORTGAGE FILE TO THE MASTER SERVICER AND THE 200 - Trust LLC and Indenture Trustee shall promptly execute such documents, in the forms provided by the Master Servicer, as shall be necessary for the prosecution of any such proceedings or the taking of other servicing actions. Such trust receipt shall obligate the Master Servicer to return the Mortgage File to the Indenture Trustee or the related Custodian (as specified in such receipt) when the need therefor by the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the trust receipt shall be released to the Master Servicer.

        In order to facilitate the foreclosure of the Mortgage securing any Mortgage Loan that is in default following recordation of the assignments of Mortgage in accordance with the provisions of THE MORTGAGE LOAN PURCHASE AGREEMENT, THE INDENTURE TRUSTEE OR THE 200 -

Trust LLC shall, if so requested in writing by the Master Servicer, promptly execute an appropriate assignment in the form provided by the Master Servicer to assign such Mortgage Loan for the purpose of collection to the Master Servicer (any such assignment shall unambiguously indicate that the assignment is for the purpose of collection only), and, upon such assignment, such assignee for collection will thereupon bring all required actions in its own name and otherwise enforce the terms of the Mortgage Loan and deposit or credit the Net Liquidation Proceeds, exclusive of Foreclosure Profits, received with respect thereto in the Custodial Account. In the event that all delinquent payments due under any such Mortgage Loan are paid by the Mortgagor and any other defaults are cured then THE ASSIGNEE FOR COLLECTION SHALL PROMPTLY REASSIGN SUCH MORTGAGE LOAN TO THE 200 - Trust LLC and return all Related Documents to the place where the related Mortgage File was being maintained.

        IN CONNECTION WITH THE 200 - Trust LLC's obligation to cooperate as provided in this SECTION 3.08 AND ALL OTHER PROVISIONS OF THIS SERVICING AGREEMENT REQUIRING THE 200 - Trust LLC to authorize or permit any actions to be taken with respect to the Mortgage Loans, the INDENTURE TRUSTEE, AS PLEDGEE OF THE CLASS A OWNERSHIP INTEREST IN THE 200 - Trust LLC and as assignee of record of the Mortgage Loans on behalf of the Issuer pursuant to Section 3.13 of the INDENTURE, EXPRESSLY AGREES, ON BEHALF OF THE 200 - Trust LLC, to take all such actions on BEHALF OF THE 200 - Trust LLC and to promptly execute and return all instruments reasonably REQUIRED BY THE MASTER SERVICER IN CONNECTION THEREWITH; PROVIDED that if the Master Servicer shall REQUEST A SIGNATURE OF THE INDENTURE TRUSTEE, ON BEHALF OF THE 200 - Trust LLC, the Master Servicer will deliver to the Indenture Trustee an Officer's Certificate stating that such signature is necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties under this Servicing Agreement.

SECTION 3.09 SERVICING COMPENSATION; PAYMENT OF CERTAIN EXPENSES BY MASTER SERVICER. The Master Servicer shall be entitled to receive the Master Servicing Fee in accordance with Section 3.02 and 3.03 as compensation for its services in connection with servicing the Mortgage Loans. Moreover, additional servicing compensation in the form of late payment charges and certain other receipts not required to be deposited in the Custodial Account as specified in Section 3.02 shall be retained by the Master Servicer. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of all other fees and expenses not expressly stated hereunder to be for the account of the Securityholders, including, without limitation, the fees and expenses of the Administrator, Owner Trustee, Indenture Trustee and any Custodian) and shall not be entitled to reimbursement therefor except as specifically provided herein.

SECTION 3.10 ANNUAL STATEMENT AS TO COMPLIANCE. (a) The Master Servicer will deliver to the Issuer, the Underwriter(s) and the Indenture Trustee, with a copy to the Credit Enhancer, on or BEFORE ___________ OF EACH YEAR, BEGINNING ________ , ___________, an Officer's Certificate stating that (i) a review of the activities of the Master Servicer during the preceding fiscal year and of its performance under servicing agreements, including this Servicing Agreement, has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all its material obligations under this Servicing Agreement in all material respects throughout such fiscal year, or, if there has been a material noncompliance with such servicing standards or a default in the fulfillment of any such obligation relating to this Servicing Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof and (iii) to the best of such officer's knowledge, based on consultation with counsel, any continuation Uniform Commercial Code financing statement or other Uniform Commercial Code financing statement during the preceding fiscal year which the Master Servicer determined was necessary to be filed was filed in ORDER TO CONTINUE PROTECTION OF THE INTEREST OF THE 200 - Trust LLC in the Mortgage Loans. In addition, the Master Servicer shall deliver or cause each Subservicer to deliver to the Indenture Trustee, the Issuer, the Depositor and the Credit Enhancer a copy of each certification, accountant's report or other document upon which the foregoing Officer's Certificate is based with respect to such Subservicer's performance.

(b) The Master Servicer shall deliver to the Issuer and the Indenture Trustee, with a copy to the Credit Enhancer, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice by means of an Officer's Certificate of any event which with the giving of notice or the lapse of time or both, would become a Servicing Default.

SECTION 3.11 ANNUAL SERVICING REPORT. ON OR BEFORE [ ]of each year, beginning [ ], [ ], the Master Servicer at its expense shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer) to furnish a report to the Issuer, the Indenture Trustee, the Depositor, the Credit Enhancer and each Rating Agency stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made pursuant to Section 3.10 regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering such statement, such firm may rely, as to matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to the related Subservicer. For purposes of such STATEMENT, SUCH FIRM MAY CONCLUSIVELY ASSUME THAT ALL SERVICING AGREEMENTS AMONG THE 200 - Trust LLC and the Master Servicer relating to home equity mortgage loans are substantially similar one to another except for any such servicing agreement which, by its terms, specifically states otherwise.

SECTION 3.12 ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE MORTGAGE LOANS. Whenever required by statute or regulation, the Master Servicer shall provide to the Credit Enhancer, any Securityholder upon reasonable request (or a regulator for a Securityholder) or the Indenture Trustee, reasonable access to the documentation regarding the Mortgage Loans such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer. Nothing in this Section
3.12 shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master

Servicer to provide access as provided in this Section 3.12 as a result of such obligation shall not constitute a breach of this Section 3.12.

SECTION 3.13 MAINTENANCE OF CERTAIN SERVICING INSURANCE POLICIES. The Master Servicer shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as master servicer hereunder and (ii) a fidelity bond in respect of its officers, employees or agents. Each such policy or policies and bond shall be at least equal to the coverage that would be required by FNMA or FHLMC, whichever is greater, for Persons performing servicing for mortgage loans similar to the Mortgage Loans purchased by such entity.

SECTION 3.14 INFORMATION REQUIRED BY THE INTERNAL REVENUE SERVICE GENERALLY AND REPORTS OF FORECLOSURES AND ABANDONMENTS OF MORTGAGED PROPERTY. The Master Servicer shall prepare and deliver all federal and state information reports when and as required by all applicable state and federal income tax laws. In particular, with respect to the requirement under Section 6050J of the Code to the effect that the Master Servicer or Subservicer shall make reports of foreclosures and abandonments of any mortgaged property for each year beginning in , the Master Servicer or Subservicer shall file reports relating to each instance occurring during the previous calendar year in which the Master
Servicer (i) on behalf of the 200 - Trust LLC, acquires an interest in any Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan, or (ii) knows or has reason to know that any Mortgaged Property has been abandoned. The reports from the Master Servicer or Subservicer shall be in form and substance sufficient to meet the reporting requirements imposed by Section 6050J and Section 6050H (reports relating to mortgage interest received) of the Code.

SECTION 3.15 OPTIONAL REPURCHASE OF DEFAULTED MORTGAGE LOANS. Notwithstanding any provision in Section 3.07 to the contrary, the Master Servicer, at its option and in its sole discretion, may repurchase any Mortgage Loan delinquent in payment for a period of 60 days or longer for a price equal to the Repurchase Price.

                                   ARTICLE IV

                              SERVICING CERTIFICATE

SECTION 4.01 STATEMENTS TO SECURITYHOLDERS. (a) With respect to each Payment Date, on the Business Day following the related Determination Date, the Master Servicer shall forward to the Indenture Trustee and the Indenture Trustee pursuant to Section 3.26 of the Indenture shall forward or cause to be forwarded by mail to each Certificateholder, Noteholder, the Credit Enhancer, the Depositor, the Owner Trustee, the Certificate Paying Agent and each Rating Agency, a statement setting forth the following information (the "Servicing Certificate") as to Notes and Certificates, to the extent applicable:

(i) the aggregate amount of [(a) Security Interest Collections with respect to the Variable Funding Notes, the Term Notes and the Certificates, (b) aggregate Security Principal Collections with respect to the Variable Funding Notes, the Term Notes and the Certificates and (c) Security Collections for the related Collection Period with respect to the Variable Funding Notes, the Term Notes and the Certificates;] [(a) Interest Collections, (b) Principal Collections and (c) Substitution Adjustment Amounts;]

(ii) the amount of such distribution [as principal to the Noteholders] [to the Securityholders of the Variable Funding Notes, the Term Notes and the Certificates applied to reduce the principal balance thereof and separately stating the portion thereof in respect of the Accelerated Principal Distribution Amount and the amount to be deposited in the Funding Account on such Payment Date];

(iii) the amount of such distribution [as interest to the Noteholders] [to the Securityholders of the Variable Funding Notes, the Term Notes and] the Certificates allocable to interest and separately stating the portion thereof in respect of overdue accrued interest;

(iv) the amount of any Credit Enhancement Draw Amount, if any, for such Payment Date and the aggregate amount of prior draws thereunder not yet reimbursed;

(V) [THE AGGREGATE ASSET BALANCE OF (A) THE LOANS, (B) THE Loans, (C) THE Loans, as of the end of the preceding Collection Period and (d) all of the Mortgage Loans;] [ the number and Pool Balance of the Mortgage Loans as of the end of the related Collection Period;]

(vi) the number and aggregate Asset Balances of Mortgage Loans (a) as to which the Monthly Payment is delinquent for 30-59 days, 60-89 days, 90-179 days and 180 or more days, respectively (b) that are foreclosed,
        (c) that have become REO, and (d) that have been finally liquidated due to being 180 days or more delinquent, in each case as of the end of THE RELATED COLLECTION PERIOD; PROVIDED, HOWEVER, that such information will not be provided on the statements relating to the first Payment Date;

(vii) the weighted average Net Loan Rate for the related Collection Period and the weighted AVERAGE NET LOAN RATE FOR (A) THE LOANS, (B) THE Loans and
        (C) THE Loans for the related Collection Period;

(viii) the Special Capital Distribution Amount and the Required Special Capital Distribution Amount, in each case as the end of the related Collection Period;

(ix) the aggregate amount of Additional Balances created during the previous Collection Period CONVEYED TO THE 200 - Trust LLC;

(x) the aggregate amount of Additional Loans acquired during the previous Collection Period with amounts in respect of Net Principal Collections from the Funding Account;

(xi) [the aggregate Liquidation Loss Amounts with respect to the related Collection Period, the amount of any remaining Carryover Loss Amount with respect to the Term Notes, Certificates and Variable Funding Notes, respectively, and the aggregate of the Liquidation Loss Amounts from all Collection Periods to date expressed as a percentage of the sum of (a) the Cut-off Date Pool Balance and (b) the amount by which the Pool Balance as of the latest date that THE ADDITIONAL LOANS HAVE BEEN TRANSFERRED TO THE 200 - Trust LLC exceeds the Cut-off Date Pool Balance;

(xii) any unpaid interest on the Term Notes, Exchanged Notes, Certificates and Variable Funding Notes, respectively, after such Distribution Date;

(xiii) the aggregate Principal Balance of each Class of Notes and of the Certificates after giving effect to the distribution of principal on such Payment Date;

(xiv) the respective Security Percentage applicable to the Term Notes, Certificates and Variable Funding Notes, after application of payments made on such Payment Date; and

(xv) the amount distributed pursuant to Section 3.05(a)(xi) of the Indenture on such Payment Date.]

                      [(viii)the aggregate Liquidation Loss Amounts with respect to the related Collection Period, the amount of any Liquidation Loss Distribution Amounts with respect to the Notes, and the aggregate of the Liquidation Loss Amounts from all Collection Periods to date expressed as dollars and as a percentage of the aggregate Cut-off Date Loan Balance;

                      (ix) the aggregate Excess Loss Amounts with respect to the related Collection Period and the aggregate of the Excess Loss Amounts from all Collection Periods to date;

                      (x) the aggregate Special Hazard Losses and Fraud Losses with respect to the related Collection Period and the aggregate of each of such losses from all Collection Periods to date;

                      (xi) the Note Balance of the Notes and the Certificate Principal Balance of the Certificates after giving effect to the distribution of principal on such Payment Date;

                      (xii)  the  aggregate   Servicing  Fees  for  the  related
        Collection Period and the aggregate amount of Draws for the related Collection Period;

                      (xiii) the Outstanding Reserve Amount, the Special Hazard Amount, the Fraud Loss Amount and the Reserve Amount Target immediately following such Payment Date;

                      (xiv) (a) the number and principal amount of release agreements pursuant to Section 3.05(b) entered into during the calendar year and since the Closing Date, stated separately, for the Mortgage Loans and, the aggregate outstanding principal amount of such release agreements expressed as a percentage of the Pool Balance with information provided separately with respect to all Unsecured Loans and
        (b) the number and principal amount of Capitalization Workouts pursuant to Section 3.02(a)(v) entered into since the Closing Date; and

                      (xv) the aggregate amount recovered during the related Collection Period consisting of all subsequent recoveries on any Mortgage Loan that was 180 days or more delinquent.]

        In the case of information furnished pursuant to clauses (ii) and (iii) above, the amounts shall be expressed as an aggregate dollar amount per Variable Funding Note, Term Note or Certificate with a $1,000 denomination.

        [(b) In addition, with respect to each Payment Date, on the Business Day following the related Determination Date, the Master Servicer shall forward to the Credit Enhancer and the Rating Agencies the following information for each Capitalization Workout entered into during the related Collection Period:

               (i)    the original Mortgage Loan amount;

               (ii) the Mortgage Loan amount after the Capitalization Workout;

               (iii)  the original Monthly Payment amount;

               (iv) the Monthly Payment amount after the Capitalization Workout;

               (v) the Capitalized Amount as defined in Section 3.02(a)(v) herein;

               (vi) the Combined Loan-to-Value Ratio prior to the Capitalization Workout;

               (vii) the Combined Loan-to-Value Ratio after the Capitalization Workout; and

               (viii)  if an  appraisal  was used in  determining  the  Combined
        Loan-to-Value Ratio referred to in (vii) above, the type and date of appraisal.]

        The Master Servicer shall also forward to the Indenture Trustee any other information reasonably requested by the Indenture Trustee necessary to make distributions pursuant to Section 3.05 of the Indenture. Prior to the close of business on the Business Day next succeeding each Determination Date, the Master Servicer shall furnish a written statement to the Certificate Paying Agent and the Indenture Trustee setting forth the aggregate amounts required to be withdrawn from the Custodial Account and deposited into the Payment Account on the Business Day preceding the related Payment Date pursuant to Section 3.03. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Owner Trustee and Indenture Trustee shall be protected in relying upon the same without any independent check or verification. In addition, upon the Issuer's written request, the Master Servicer shall promptly furnish information reasonably requested by the Issuer that is reasonably available to the Master Servicer to enable the Issuer to perform its federal and state income tax reporting obligations.]

        [Prior to the close of business on the Business Day next succeeding each Determination Date, THE MASTER SERVICER SHALL FURNISH A WRITTEN STATEMENT TO THE 200 - Trust LLC, the Owner Trustee, the Depositor, the Certificate Paying Agent and the Indenture Trustee setting forth (i) all the foregoing information, (ii) the aggregate amounts required to be withdrawn from the Custodial Account and deposited into the Payment Account on the Business Day preceding the Payment Date pursuant to Section 3.03 and (iii) the amounts (A) withdrawn from the Payment Account and deposited to the Funding Account pursuant to Section 8.02(b) of the Indenture and (B) withdrawn from the Funding Account and deposited to the Custodial Account pursuant to Section 8.02(c)(i) of the Indenture. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Owner Trustee and Indenture Trustee shall be protected in relying upon the same without any independent CHECK OR VERIFICATION. IN ADDITION, UPON THE 200 - Trust LLC's written request, the Master SERVICER SHALL PROMPTLY FURNISH INFORMATION REASONABLY REQUESTED BY THE 200 - Trust LLC that IS REASONABLY AVAILABLE TO THE MASTER SERVICER TO ENABLE THE 200 - Trust LLC to perform its federal and state income tax reporting obligations.]

        [SECTION 4.02.TAX REPORTING. So long as Residential Funding Corporation or any affiliate thereof owns 100% of the Certificates, then no separate federal and state income tax returns and information returns or reports will be filed with respect to the Issuer, and the Issuer will be treated as an entity wholly owned by Residential Funding Corporation or an affiliate thereof.]

                                   ARTICLE V

                                 PAYMENT ACCOUNT

[SECTION 5.01 DISTRIBUTION ACCOUNT. The Master Servicer shall establish and maintain a SEPARATE TRUST ACCOUNT (THE "DISTRIBUTION ACCOUNT") TITLED "200 - Trust LLC, [for the benefit of the Noteholders, the Certificateholders and the Credit Enhancer pursuant to the Indenture, dated as OF [ ], BETWEEN HOME [EQUITY]LOAN TRUST 200 - and [ ]. The Distribution Account shall be an Eligible Account. On the Business Day prior to each Payment Date, (i) amounts deposited into the Distribution Account pursuant to Section 3.03(i) hereof will be distributed by THE MASTER SERVICER IN ACCORDANCE WITH SECTION of the Operating Agreement, and (ii) the portion of such amounts then distributable with respect to the Class A Ownership Interest shall be deposited into the Payment Account. [The Master Servicer shall invest or cause the institution maintaining the Distribution Account to invest the funds in the Distribution Account in Permitted Investments designated in the name of the [Master Servicer], which shall mature not later than the Business Day next preceding the Payment Date next following the date of such investment (except that (i) any investment in the institution with which the Distribution Account is maintained may mature on such Payment Date and (ii) any other investment may mature on such Payment Date if the Master Servicer shall advance funds on such Payment Date to the Payment Account in the amount payable on such investment on such Payment Date, pending receipt thereof to the extent necessary to make distributions on the Securities) and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Distribution Account by the Master Servicer out of its own funds immediately as realized.]]

SECTION 5.02 PAYMENT ACCOUNT. The Indenture Trustee shall establish and maintain a separate trust account (the "Payment Account") titled [ ] , as Indenture Trustee, for the benefit of the Noteholders, the Certificate Paying Agent and the Credit Enhancer pursuant to the INDENTURE, DATED AS OF [ ], BETWEEN HOME [EQUITY]LOAN TRUST 200 - AND [ ]. The Payment Account shall be an Eligible Account. On each Payment Date, amounts on deposit in the Payment Account will be distributed by the Indenture Trustee in accordance with Section 3.05 of the Indenture. The Indenture Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Payment Account to invest the funds in the Payment Account in Permitted Investments designated in the name of the Indenture Trustee, which shall mature not later than the Business Day next preceding the Payment Date next following the date of such investment (except that (i) any investment in the institution with which the Payment Account is maintained may mature on such Payment Date and (ii) any other investment may mature on such Payment Date if the Indenture Trustee shall advance funds on such Payment Date to the Payment Account in the amount payable on such investment on such Payment Date, pending receipt thereof to the extent necessary to make distributions on the Securities) and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized.

                                   ARTICLE VI

                               THE MASTER SERVICER

SECTION 6.01 LIABILITY OF THE MASTER SERVICER. The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Master Servicer herein.

SECTION 6.02 MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, THE MASTER Servicer. Any corporation into which the Master Servicer may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any corporation succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

        The Master Servicer may assign its rights and delegate its duties and obligations under this SERVICING AGREEMENT; PROVIDED that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans [similar to these in the Trust Estate (meaning, mortgage loans used for home improvement or debt consolidation)] [on behalf of FNMA or FHLMC], is reasonably satisfactory to the Indenture Trustee (as pledgee of the Class A Ownership Interest), THE 200 - Trust LLC and the Credit Enhancer, is willing to service the Mortgage Loans and EXECUTES AND DELIVERS TO THE INDENTURE TRUSTEE AND THE 200 - Trust LLC an agreement, in form and substance reasonably satisfactory to the Credit Enhancer, the Indenture Trustee and the 200 - Trust LLC, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master SERVICER UNDER THIS SERVICING AGREEMENT; PROVIDED further that each Rating Agency's rating of the Securities in effect immediately prior to such assignment and delegation will not be qualified, reduced, or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency) or considered to be below investment grade without taking into account the Credit Enhancement Instrument.

SECTION 6.03 LIMITATION ON LIABILITY OF THE MASTER SERVICER AND OTHERS. Neither the Master Servicer nor any of the directors or officers or employees or agents of the Master Servicer shall BE UNDER ANY LIABILITY TO THE 200 - Trust LLC, the Issuer, the Owner Trustee, the Indenture Trustee or the Securityholders for any action taken or for refraining from the taking of any action IN GOOD FAITH PURSUANT TO THIS SERVICING AGREEMENT, PROVIDED, HOWEVER, that this provision shall not protect the Master Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder. The Master Servicer and any director or officer or employee or agent of the Master SERVICER MAY RELY IN GOOD FAITH ON ANY DOCUMENT OF ANY KIND PRIMA FACIE properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer and any director or officer or employee or agent of the Master Servicer shall be indemnified by the 200 - Trust LLC and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Servicing Agreement or the

Securities, including any amount paid to the Owner Trustee or the Indenture Trustee pursuant to Section 6.06(b), other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Servicing Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder. The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Servicing Agreement, and which in its opinion MAY INVOLVE IT IN ANY EXPENSE OR LIABILITY; PROVIDED, HOWEVER, that the Master Servicer may in its sole discretion undertake any such action which it may deem necessary or desirable in respect of this Servicing Agreement, and the rights and duties of the parties hereto and the interests of the Securityholders hereunder. In such event, the reasonable legal expenses and costs of such action AND ANY LIABILITY RESULTING THEREFROM SHALL BE EXPENSES, COSTS AND LIABILITIES OF THE 200 - Trust LLC, and the Master Servicer shall be entitled to be reimbursed therefor. The Master Servicer's right to indemnity or reimbursement pursuant to this Section 6.03 shall survive any resignation or termination of the Master Servicer pursuant to Section 6.04 or
7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).

SECTION 6.04 MASTER SERVICER NOT TO RESIGN. Subject to the provisions of Section 6.02, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer or its subsidiaries or Affiliates at the date of this Servicing Agreement or (ii) upon satisfaction of the following conditions: (a) the Master Servicer has proposed a successor servicer to the 200
- Trust LLC, the Administrator and the Indenture Trustee in writing and such proposed SUCCESSOR SERVICER IS REASONABLY ACCEPTABLE TO THE 200 - Trust LLC, the Administrator, the Indenture Trustee and the Credit Enhancer; (b) each Rating Agency shall have delivered a letter to THE 200 - Trust LLC, the Credit Enhancer and the Indenture Trustee prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Master Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Securities if determined without regard to the Credit Enhancement Instrument; and (c) such proposed successor servicer is reasonably acceptable to the Credit Enhancer, as evidenced by a LETTER TO THE 200 - TRUST LLC AND THE INDENTURE TRUSTEE; PROVIDED, HOWEVER, that no such resignation by the Master Servicer shall become effective until such successor servicer or, in the case of (i) above, the Indenture Trustee, as pledgee of the Class A Ownership Interest, shall have assumed the Master Servicer's responsibilities and obligations hereunder or the Indenture Trustee, as pledgee of the Class A Ownership Interest, shall have designated a successor servicer in accordance with Section 7.02. Any such resignation shall not relieve the Master Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Master Servicer. [The Master Servicer shall have no claim (whether by subrogation or otherwise) or other action against any Securityholder or the Credit Enhancer for any amounts paid by the Master Servicer pursuant to any provision of this Servicing Agreement]. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee and the Credit Enhancer.

SECTION 6.05 DELEGATION OF DUTIES. In the ordinary course of business, the Master Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those with which the Master Servicer complies pursuant to Section 3.01. Such delegation shall not relieve the Master Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04.

SECTION 6.06 MASTER SERVICER TO PAY INDENTURE TRUSTEE'S AND OWNER TRUSTEE'S FEES AND EXPENSES; INDEMNIFICATION. (a) The Master Servicer covenants and agrees to pay to the Owner Trustee, the Indenture Trustee and any co-trustee of the Indenture Trustee or the Owner Trustee from time to time, and the Owner Trustee, the Indenture Trustee and any such co-trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts created under the Trust Agreement and the Indenture and in the exercise and performance of any of the powers and duties under the Trust Agreement or the Indenture, as the case may be, of the Owner Trustee, the Indenture Trustee and any co-trustee, and the Master Servicer will pay or reimburse the Indenture Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee or any co-trustee in accordance with any of the provisions of this Servicing Agreement except any such expense, disbursement or advance as may arise from its negligence, wilful misfeasance or bad faith.

(b) The Master Servicer agrees to indemnify the Indenture Trustee and the Owner Trustee for, and to hold the Indenture Trustee and the Owner Trustee, as the case may be, harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on the part of the Indenture Trustee or the Owner Trustee, as the case may be, arising out of, or in connection with, the acceptance and administration of the Issuer and the assets thereof, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under any Basic Document, provided that:

(i) with respect to any such claim, the Indenture Trustee or Owner Trustee, as the case may be, shall have given the Master Servicer written notice thereof promptly after the Indenture Trustee or Owner Trustee, as the case may be, shall have actual knowledge thereof;

(II) WHILE MAINTAINING CONTROL OVER ITS OWN DEFENSE, THE 200 - Trust LLC, the Indenture Trustee or Owner Trustee, as the case may be, shall cooperate and consult fully with the Master Servicer in preparing such defense; and

(iii) notwithstanding anything in this Servicing Agreement to the contrary, the Master Servicer shall not be liable for settlement of any claim by the Indenture Trustee or the Owner Trustee, as the case may be, entered into without the prior consent of the Master Servicer, which consent shall not be unreasonably withheld.

No termination of this Servicing Agreement shall affect the obligations created by this Section 6.06 of the Master Servicer to indemnify the Indenture Trustee and the Owner Trustee under the conditions and to the extent set forth herein.

        Notwithstanding the foregoing, the indemnification provided by the Master Servicer in this Section 6.06(b) shall not pertain to any loss, liability or expense of the Indenture Trustee or the Owner Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Indenture Trustee or the Owner Trustee at the direction of the Noteholders or Certificateholders, as the case may be, pursuant to the terms of this Servicing Agreement.

                                  ARTICLE VII

                                     DEFAULT

SECTION 7.01 SERVICING DEFAULT. If any one of the following events ("Servicing Default")shall occur and be continuing:

(i) () Any failure by the Master Servicer to deposit in the Custodial Account or Payment Account any deposit required to be made under the terms of this Servicing Agreement which continues unremedied for a period of five Business Days after the date upon which written notice of such failure shall have been given to the Master Servicer by the ISSUER OR THE INDENTURE TRUSTEE OR TO THE MASTER SERVICER, THE 200 - Trust LLC, the Issuer and the Indenture Trustee by the Credit Enhancer; or

(ii) Failure on the part of the Master Servicer duly to observe or perform in any material respect any other covenants or agreements of the Master Servicer set forth in the Securities or in this Servicing Agreement, which failure, in each case, materially and adversely affects the interests of Securityholders or the Credit Enhancer and which continues unremedied for a period of 45 days after the date on which written notice of such failure, requiring the same to be remedied, and stating that such notice is a "Notice of Default" HEREUNDER, SHALL HAVE BEEN GIVEN TO THE MASTER SERVICER BY THE 200 - Trust LLC, the -- ------ Issuer or the Indenture Trustee, or to the Master Servicer, the Issuer and the Indenture Trustee by the Credit Enhancer; or

(iii) The entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(iv) The Master Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property, or a decree or order of a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(v) Any failure by the Seller (so long as the Seller is the Master Servicer) or the Master Servicer, as the case may be, to pay when due any amount payable by it under the terms of the Insurance Agreement which continues unremedied for a period of three (3) Business Days after the date upon which written notice of such failure shall have been given to the Seller (so long as the Seller is the Master Servicer) or the Master Servicer, as the case may be; or

(vi) Failure on the part of the Seller or the Master Servicer to duly perform in any material respect any covenant or agreement set forth in the Insurance Agreement, which failure in each case materially and adversely affects the interests of the Credit Enhancer and continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Depositor, the Indenture Trustee, the Seller or the Master Servicer, as the case may be, by the Credit Enhancer.

then, and in every such case, other than that set forth in (vi) hereof, so long as a Servicing DEFAULT SHALL NOT HAVE BEEN REMEDIED BY THE MASTER SERVICER, EITHER THE 200 - Trust LLC, subject to the direction of the Indenture Trustee as pledgee of the Class A Ownership Interest, with the consent of the Credit Enhancer, or the Credit Enhancer, by notice then given in writing to THE MASTER SERVICER (AND TO THE 200 - Trust LLC and the Indenture Trustee if given by the Credit Enhancer) and in the case of the event set forth in (vi) hereof, the Credit Enhancer with the consent of Securityholders at least 51% of the aggregate Principal Balance of the Term Notes and the Certificates may terminate all of the rights and obligations of the Master Servicer as servicer under this Servicing Agreement other than its right to receive servicing compensation and expenses for servicing the Mortgage Loans hereunder during any period prior to the date of such TERMINATION AND THE 200 - Trust LLC, subject to the direction of the Indenture Trustee as pledgee of the Class A Ownership Interest, with the consent of the Credit Enhancer, or the Credit Enhancer may exercise any and all other remedies available at law or equity. Any such notice to the Master Servicer shall also be given to each Rating Agency, the Credit Enhancer, and the Issuer. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Servicing Agreement, whether with respect to the Securities or the Mortgage Loans or otherwise, shall pass to and be vested in the Indenture Trustee, subject to the direction of the Indenture Trustee as pledgee of the Class A Ownership Interest, pursuant to and under this Section 7.01; and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents, or otherwise. The Master Servicer agrees to cooperate with the Indenture Trustee in effecting the termination of the responsibilities and rights of the Master Servicer hereunder, including, without limitation, the transfer to the Indenture Trustee for the administration by it of all cash amounts relating to the Mortgage Loans that shall at the time be held by the Master Servicer and to be deposited by it in the Custodial Account, or that have been deposited by the Master Servicer in the Custodial Account or thereafter received by the Master Servicer with respect to the Mortgage Loans. All reasonable costs and expenses (including, but not limited to, attorneys' fees) incurred in connection with amending this Servicing Agreement to reflect such succession as Master Servicer pursuant to this Section 7.01 shall be paid by the predecessor Master Servicer (or if the predecessor Master Servicer is the Indenture Trustee, the initial Master Servicer) upon presentation of reasonable documentation of such costs and expenses.

        Notwithstanding any termination of the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to receive, out of any late collection of a payment on a Mortgage Loan which was due prior to the notice terminating the Master Servicer's rights and obligations hereunder and received after such notice, that portion to which the Master Servicer would have been entitled pursuant to Sections 3.03 and 3.09 as well as its Master Servicing Fee in respect thereof, and any other amounts payable to the Master Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

        Notwithstanding the foregoing, a delay in or failure of performance under Section 7.01(i) or under Section 7.01(ii) after the applicable grace periods specified in such Sections, shall not constitute a Servicing Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Master Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Master Servicer from using reasonable efforts to perform its respective obligations in a timely manner in accordance with the terms of this Servicing Agreement and the Master Servicer shall provide the Indenture Trustee, the Credit Enhancer and the Securityholders with notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Master Servicer shall immediately notify the Indenture Trustee, the Credit Enhancer and the Owner Trustee in writing of any Servicing Default.

SECTION 7.02 INDENTURE TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR. (a) On and after the time the Master Servicer receives a notice of termination pursuant to
Section 7.01 or sends a notice pursuant to Section 6.04, the Indenture Trustee on behalf of the Noteholders shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Servicing Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof. Nothing in this Servicing Agreement or in the Trust Agreement shall be construed to permit or require the Indenture Trustee to (i) succeed to the responsibilities, duties and liabilities of the initial Master Servicer in its capacity as Seller under the Mortgage Loan Purchase Agreement, (ii) be responsible or accountable for any act or omission of the Master Servicer prior to the issuance of a notice of termination hereunder, (iii) require or obligate the Indenture Trustee, in its capacity as successor Master Servicer, to purchase, repurchase or substitute any Mortgage Loan, (iv) fund any Additional Balances with respect to any Mortgage Loan, (v) fund any losses on any Permitted Investment directed by any other Master Servicer, or (vi) be responsible for the representations and warranties of the Master Servicer. As compensation therefor, the Indenture Trustee shall be entitled to such compensation as the Master Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Indenture Trustee is unwilling to act as successor Master Servicer, or (ii) if the Indenture Trustee is legally unable so to act, the Indenture Trustee on behalf of the Class A Ownership Interest holders may (in the situation described in clause (i)) or shall (in the situation described in clause (ii)) appoint or petition a court of competent jurisdiction to appoint any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or LIABILITIES OF THE MASTER SERVICER HEREUNDER; PROVIDED that any such successor Master Servicer shall be acceptable to the Credit Enhancer, as evidenced by the Credit Enhancer's prior written consent which consent shall not be unreasonably withheld and provided further that the appointment of any such successor Master Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Securities by the Rating Agencies if determined without regard to the Credit Enhancement Instrument. Pending appointment of a successor to the Master Servicer hereunder, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Master Servicer would otherwise have received pursuant to Section 3.09 (or such lesser compensation as the Indenture Trustee and such successor shall agree). The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen under this Servicing Agreement prior to its termination as Master Servicer (including, without limitation, the obligation to purchase Mortgage Loans pursuant to Section 3.01, to pay any deductible under an insurance policy pursuant to Section 3.04 or to indemnify the Indenture Trustee pursuant to Section 6.06), nor shall any successor Master Servicer be liable for any acts or omissions of the predecessor Master Servicer or for any breach by such Master Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Indenture Trustee and such successor shall take such action, consistent with this Servicing Agreement, as shall be necessary to effectuate any such succession.

(b) Any successor, including the Indenture Trustee on behalf of the Noteholders, to the Master Servicer as servicer shall during the term of its service as servicer (i) continue to service and administer the Mortgage Loans for the benefit of the Securityholders, (ii) maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Master Servicer is so required pursuant to Section 3.13 and (iii) be found by the terms of the Indenture Agreement.

(c) Any successor Master Servicer, including the Indenture Trustee on behalf of the Class A Ownership Interest holders, shall not be deemed in default or to have breached its duties hereunder if the predecessor Master Servicer shall fail to deliver any required deposit to the Custodial Account or otherwise cooperate with any required servicing transfer or succession hereunder.

SECTION 7.03 NOTIFICATION TO SECURITYHOLDERS. Upon any termination or appointment of a successor to the Master Servicer pursuant to this Article VII or Section 6.04, the Indenture Trustee shall GIVE PROMPT WRITTEN NOTICE THEREOF TO THE SECURITYHOLDERS, THE CREDIT ENHANCER, THE 200 - Trust LLC, the Issuer and each Rating Agency.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

SECTION 8.01 AMENDMENT. This Servicing Agreement may be amended from time to time by the parties hereto, provided that any amendment be accompanied by a letter from the Rating Agencies that the amendment will not result in the downgrading or withdrawal of the rating then assigned to the Securities, if determined without regard to the Credit Enhancement Instrument and the consent of the Credit Enhancer and the Indenture Trustee.

SECTION 8.02 GOVERNING LAW. THIS SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 8.03 NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, to (a) in the case of the Master Servicer, 8400 Normandale Lake Boulevard, Suite 700, Minneapolis, Minnesota 55437, Attention: Managing Director - Mortgage FINANCE, (B) IN THE CASE OF THE CREDIT ENHANCER,_______________ ,________________________,
_________________ , ATTENTION: ___________,  ______________________,  (c) in the
case of [Moody's, Home Mortgage Loan Monitoring Group, 4th Floor, 99 Church Street, New York, New York 10007], (d) in the case of [STANDARD & POOR'S, 55 WATER STREET, 41ST Floor, New York, New York 10041, Attention: Residential Mortgage Surveillance Group], (e) in the case of the Owner Trustee, the Corporate Trust Office, and (F) IN THE CASE OF THE ISSUER, TO HOME [EQUITY]LOAN TRUST 200 - , c/o__________________, ____________________,
______________,__________________ ,  Attention:__________________________ , with a copy to the Administrator at 8400 Normandale Lake Boulevard, Suite 700, Minneapolis, Minnesota 55437, Attention: Managing Director Mortgage Finance or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. [Any notice required or permitted to be mailed to a Securityholder shall be given by first class mail, postage prepaid, at the address of such Securityholder as shown in the Register. Any notice so mailed within the time prescribed in this Servicing Agreement shall be conclusively presumed to have been duly given, whether or not the Securityholder receives such notice. Any notice or other document required to be delivered or mailed by the Indenture Trustee to any Rating Agency shall be given on a reasonable efforts basis and only as a matter of courtesy and accommodation and the Indenture Trustee shall have no liability for failure to delivery such notice or document to any Rating Agency.]

SECTION 8.04 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Servicing Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Servicing Agreement and shall in no way affect the validity or enforceability of the other provisions of this Servicing Agreement or of the Securities or the rights of the Securityholders thereof.

SECTION 8.05 THIRD-PARTY BENEFICIARIES. This Servicing Agreement will inure to the benefit of and be binding upon the parties hereto, the Securityholders, the Credit Enhancer, the Owner Trustee, the Indenture Trustee and their respective successors and permitted assigns. Except as otherwise provided in this Servicing Agreement, no other Person will have any right or obligation hereunder.

SECTION 8.06 COUNTERPARTS. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 8.07 EFFECT OF HEADINGS AND TABLE OF CONTENTS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 8.08 TERMINATION UPON PURCHASE BY THE MASTER SERVICER OR LIQUIDATION OF ALL MORTGAGE LOANS; PARTIAL REDEMPTION. (a) The respective obligations and responsibilities of the Master Servicer, the Issuer and the Indenture Trustee created hereby shall terminate upon the last action required to be taken by the Issuer pursuant to the Trust Agreement and by the Indenture Trustee pursuant to the Indenture following the earlier of:

(i) the date on or before which the Indenture or Trust Agreement is terminated, or

(II) THE PURCHASE BY THE MASTER SERVICER FROM THE 200 - Trust LLC of all Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price equal to the greater of (a) 100% of the unpaid Asset Balance of each Mortgage Loan, plus accrued and unpaid interest thereon at the weighted average Net Loan Rate up to the day preceding the Payment Date on which such amounts are to be distributed to Securityholders, plus any amounts due and owing to the Credit Enhancer under the Insurance Agreement and (b) the fair market value of the Mortgage Loans as determined by two bids from competitive participants in the adjustable home equity loan market.

THE RIGHT OF THE MASTER SERVICER TO PURCHASE THE ASSETS OF THE 200 - Trust LLC pursuant to clause (ii) above is conditioned upon the Pool Balance as of the Final Scheduled Payment Date being less than ten percent of the aggregate of the Cut-off Date Asset Balances of the Mortgage Loans. If such right is exercised by the Master Servicer, the Master Servicer shall deposit the amount calculated pursuant to clause (ii) above with the Indenture Trustee pursuant to Section
4.10 of the Indenture and, upon the receipt of such deposit, the Indenture Trustee or relevant Custodian shall release to the Master Servicer, the files pertaining to the Mortgage Loans being purchased.

        (b) Subject to the provisions of clause (c) below, the Master Servicer has the right to purchase a portion of the assets of the Issuer upon the Pool Balance (after applying payments received in the related Collection Period) as of such date being less than ten percent of the aggregate of the Cut-off Date Loan Balances of the Mortgage Loans at a price equal to the Termination Price. If such right is exercised by the Master Servicer, the Master Servicer shall deposit the Termination Price with the Indenture Trustee pursuant to Section
5.02 of the

Indenture and, upon the receipt of such deposit, the Indenture Trustee or Custodian shall release to the Master Servicer, the files pertaining to the Mortgage Loans being purchased.

        (c) With respect to any purchase of a portion of the Mortgage Loans by the Master Servicer pursuant to subsection (b) above or this subsection (c), the following conditions must be satisfied: (i) the Master Servicer shall have delivered to the Indenture Trustee and the Credit Enhancer a loan schedule containing a list of all Mortgage Loans remaining in the Trust after such removal; (ii) the Master Servicer shall represent and warrant that no selection procedures adverse to the interests of the Securityholders or the Credit Enhancer were used by the Master Servicer in selecting such Mortgage Loans; and
(iii) each Rating Agency shall have notified the Master Servicer that such retransfer would not result in a reduction or withdrawal of the ratings of the Securities, if determined without regard to the Credit Enhancement Instrument.

        (d) The Master Servicer, at its expense, shall prepare and deliver to the Indenture Trustee and the Owner Trustee for execution, at the time the Mortgage Loans are to be released to THE MASTER SERVICER, APPROPRIATE DOCUMENTS ASSIGNING EACH SUCH MORTGAGE LOAN FROM THE 200 - Trust LLC to the Master Servicer or the appropriate party.

        [(e) The Master Servicer shall give the Indenture Trustee not less than seven Business Days' prior written notice of the Payment Date on which the Master Servicer anticipates that the final distribution will be made to Noteholders. Notice of any termination, specifying the anticipated Final Scheduled Payment Date or other Payment Date (which shall be a date that would otherwise be a Payment Date) upon which the Noteholders may surrender their Notes to the Indenture Trustee (if so required by the terms hereof) for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer to the Indenture Trustee specifying:

               (i) the anticipated Final Scheduled Payment Date or other Payment Date upon which final payment of the Notes is anticipated to be made upon presentation and surrender of Notes at the office or agency of the Indenture Trustee therein designated; and

(ii)    the amount of any such final payment, if known.]

SECTION 8.09 CERTAIN MATTERS AFFECTING THE INDENTURE TRUSTEE. For all purposes of this Servicing Agreement, in the performance of any of its duties or in the exercise of any of its powers hereunder, the Indenture Trustee shall be subject to and entitled to the benefits of Article VI of the Indenture.

SECTION 8.10 AUTHORITY OF THE ADMINISTRATOR. Each of the parties to this Agreement acknowledges that the Issuer and the Owner Trustee have each appointed the Administrator to act as its agent to perform the duties and obligations of the Issuer hereunder. Unless otherwise instructed by the Issuer or the Owner Trustee, copies of all notices, requests, demands and other documents to be delivered to the Issuer or the Owner Trustee pursuant to the terms hereof shall be delivered to the Administrator. Unless otherwise instructed by the Issuer or the Owner Trustee, all notices, requests, demands and other documents to be executed or delivered, and any action to be taken, by the Issuer or the Owner Trustee pursuant to the terms hereof may be executed, delivered and/or taken by the Administrator pursuant to the Administration Agreement.]

        IN WITNESS WHEREOF, THE MASTER SERVICER AND THE 200 - Trust LLC have caused this Servicing Agreement to be duly executed by their respective officers or representatives all as of the day and year first above written.

                                            RESIDENTIAL FUNDING CORPORATION,

                                               as Master Servicer

                                            BY

                                     Title:

                                            200  -         TRUST LLC,

                                               as the Limited Liability Company
                                           By [Residential Funding Corporation],

                                   as Manager

                                            BY

                                     Title:

                                            ________________________, as
                                               Indenture Trustee

                                            BY

                                     Title:

                                    EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

                          (to be provided upon request)

                                    EXHIBIT B

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PREMISES:

That ___________________, as Indenture Trustee (the "Trustee"), under the Indenture (the "Indenture") among ________________________________________ and the Indenture Trustee, a national banking association organized and existing under the laws of the ______________, and having its principal office located at ________________________, each made, constituted and appointed, and does by these presents make, constitute and appoint Residential Funding Corporation, a corporation organized and existing under the laws of the State of Delaware, its true and lawful Attorney-in-Fact, with full power and authority to sign, execute, acknowledge, deliver, file for record, and record any instrument on its behalf and to perform such other act or acts as may be customarily and reasonably necessary and appropriate to effectuate the following enumerated transactions in respect of any of the mortgages or deeds of trust (the "Mortgages" and the "Deeds of Trust", respectively) creating a trust or second lien or an estate in fee simple interest in real property securing a Mortgage Loan and promissory notes secured thereby (the "Mortgage Notes") for which the undersigned is acting as Indenture Trustee for various Securityholders (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of Endorsement of the Mortgage Note secured by any such Mortgage or Deed of Trust) and for which Residential Funding Corporation is acting as master servicer pursuant to a Servicing Agreement, dated as of _____________ (the "Servicing Agreement").

This appointment shall apply only to transactions which the Trustee is authorized to enter into under the Indenture, but in no event shall apply to any transactions other than the following enumerated transactions only:

1. The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recording is for the purpose of correcting the Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued and said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or Deed of Trust as insured.

2. The subordination of the lien of a Mortgage or Deed of Trust to an easement in favor of a public utility company or a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution of requests to trustees to accomplish same.

3. With respect to a Mortgage or Deed of Trust, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

a. The substitution of trustee(s) serving under a Deed of Trust, in accordance with state law and the Deed of Trust;

b.   Statements of breach or non-performance;

c.   Notices of default;

d.   Cancellations/rescissions of notices of default and/or notices of sale;

e.   The taking of a deed in lieu of foreclosure; and

f. Such other documents and actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions.

4. The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

5. The completion of loan assumption agreements.

6. The full satisfaction/release of a Mortgage or Deed of Trust or full reconveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

7. The assignment of any Mortgage or Deed of Trust and the related Mortgage Note, in connection with the repurchase of the Mortgage Loan secured and evidenced thereby pursuant to the requirements of a Residential Funding Corporation Seller Contract.

8. The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the endorsement of the related Mortgage Note.

9. The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recording is for the purpose of any modification pursuant to
Section 3.01 of the Servicing Agreement.

10. The subordination of the lien of a Mortgage or Deed of Trust, where said subordination is in connection with any modification pursuant to Section 3.01 of the Servicing Agreement, and the execution of partial satisfactions/releases in connection with such same Section 3.01.

The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall lawfully do or cause to be done by authority hereof.

 Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of Attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

                    _________________________,  not in its individual  capacity, but solely as Indenture Trustee under the Agreements and the Indentures

NAME:                                              NAME:

TITLE:                                             TITLE:

STATE OF              )

                             SS.

COUNTY OF             )

        On this __ day of ____________, 200_, before me the undersigned, Notary Public of said State, personally appeared _______________________________ personally known to me to be duly authorized officers of ____________ that executed the within instrument and personally known to me to be the persons who executed the within instrument on behalf of ______________ therein named, and acknowledged to me such _________________ executed the within instrument pursuant to its by-laws.

                                                   WITNESS my hand and  official
seal.

                                                   Notary Public in and for the

                                                   State of

After recording, please mail to:

Attn:      _____________________

        ======================

                                    EXHIBIT C

                      Certificate Pursuant to Section 3.08

                                    EXHIBIT D

                           FORM OF REQUEST FOR RELEASE

DATE:

TO:

Re:     REQUEST FOR RELEASE OF DOCUMENTS

In connection with your administration of the Class A Ownership Interest, we request the release of the Mortgage File described below.

Servicing Agreement Dated:
Series #:

Account #:
Pool #:
Loan #:

Borrower Name(s):

Reason for Document Request: (circle one)        Mortgage Loan
Prepaid in Full                                  Mortgage Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Servicing Agreement."

Residential Funding Corporation
Authorized Signature

 ..............................................................................

TO CUSTODIAN/INDENTURE TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Servicing Agreement.

        Enclosed Documents:  [  ]   Promissory Note
                             [  ]   Primary Insurance Policy
                             [  ]   Mortgage or Deed of Trust
                             [  ]   Assignment(s) of Mortgage or Deed of Trust
                             [  ]   Title Insurance Policy
                             [  ]   Other:


Name

Title

Date

                                  EXHIBIT 24.1

                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Diane S. Wold and Teresa R. Farley as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as director and/or officer of Residential Asset Mortgage Products, Inc.), to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-3 to be filed by the Registrant on November 24, 1999, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE                          TITLE                DATE

/S/BRUCE J. PARADIS         Director, President and     November 23, 1999
-------------------
Bruce J. Paradis            Chief Executive Officer
                            (Principal Executive Officer)

/S/DAVEE L. OLSON           Director and Chief          November 23, 1999
-----------------
Davee L. Olson               Financial Officer
                            (Principal Financial
                            Officer)

/S/JACK KATZMARK            Treasurer and Controller    November 23, 1999
Jack Katzmark               (Principal Accounting
                             Officer)

/S/DENNIS W. SHEEHAN, JR.   Director                    November 23, 1999
-------------------------
Dennis W. Sheehan, Jr.

                                  EXHIBIT 24.2

                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.

                     UNANIMOUS WRITTEN CONSENT OF DIRECTORS

                    IN LIEU OF MEETING OF BOARD OF DIRECTORS

                                NOVEMBER 19, 1999

        The undersigned, being all the Directors of Residential Asset Mortgage Products, Inc., a Delaware corporation (the "Corporation"), do hereby consent in writing that the following resolutions shall have the same force and effect as if adopted at a Meeting of the Board of Directors of the Corporation:

        RESOLVED,     that the President,  the Chief  Financial  Officer,  the Treasurer,  the
                      Directors  and other  officers  specifically  authorized by the Board of
                      Directors  in writing in their  capacities  as such be, and they  hereby are,  authorized to sign on behalf of the  Corporation,  a  Registration
                      Statement  constituting  a  filing  on  Form  S-3  with  respect  to the
                      registration   of  up  to   $3,000,000,000   of  Mortgage   Asset-Backed
                      Pass-Through  Certificates (the  "Certificates")  and Asset-Backed Notes
                      (the  "Notes," and together  with the  Certificates,  the  "Securities")
                      (such registration  statement,  in the form in which it was executed and to be  filed  on or  about  November  24,  1999,  including  any and all exhibits thereto,  is hereby called the "Registration  Statement");  and the President,  Chief Financial Officer,  Treasurer,  any Executive Vice
                      President,  any Senior Vice President,  any Vice President and any other officer  specifically  authorized  by the Board of  Directors in writing
                      (the  "Authorized  Officers") or the  Secretary is hereby  authorized to cause the same to be filed with the Securities  and Exchange  Commission in  accordance  with the  provisions of the  Securities  Act of 1933, as
                      amended,  and  the  Securities  and  Exchange   Commission's  rules  and
                      regulations thereunder;

        RESOLVED,     that the  Authorized  Officers be, and they hereby are, also  authorized to  sign on  behalf  of the  Corporation  and  cause  to be  filed  such amendments and  supplements to the  Registration  Statement,  including, without  limitation,  the financial  statements and schedules,  exhibits and forms of Prospectus and  Prospectus  Supplements  (the  "Prospectus"
                      and "Prospectus Supplements,"  respectively) required as a part thereof, which such  Authorized  Officers in their sole discretion find necessary or desirable in order to effect the registration and takedown therefrom;

        RESOLVED,     that the President, or the Chief Financial Officer be, and each of them,  with  full  authority  to act  without  the others,  hereby is,  authorized  to sign the  Registration
                      Statement and any amendments to the Registration Statement on behalf of the  Corporation  as the principal  executive officer, the principal financial officer and the principal accounting officer of the Corporation;

        RESOLVED,     that the Authorized  Officers of the  Corporation  and its counsel be, and each of them, with full  authorization  to act without the others, hereby is, authorized to appear on behalf  of  the  Corporation  before  the  Securities  and
                      Exchange Commission in connection with any matter relating
                      to  the  Registration   Statement  and  to  any  amendment
                      thereto;

        RESOLVED,     that the  Authorized  Officers and the  Directors  be, and each of them, with full authority to act without the others,  hereby is, authorized to execute,  in the  name and on  behalf  of the  Corporation,  one or more
                      Powers  of  Attorney,  constituting  and  appointing  Diane S.  Wold and
                      Teresa R. Farley, the  attorneys-in-fact  and agents of the Corporation, with full power to act  without  the  others,  to sign the  Registration
                      Statement and any and all amendments thereto,  with power appropriate to affix the corporate seal of the  Corporation and to attest said seal, to file the  Registration  Statement and each  amendment so signed with all exhibits thereto with the Securities and Exchange Commission;

        RESOLVED,     that  Bruce J.  Paradis,  President  and  Chief  Executive
                      Officer of the Corporation, is hereby designated to act on behalf of the  Corporation  as the agent  for  service  of process in connection with the Registration  Statement and authorized to receive notices and communications  from the
                      Securities and Exchange  Commission in connection with the
                      Registration Statement and any amendments thereto;

        RESOLVED,     that the Authorized  Officers,  the Secretary or any Assistant Secretary
                      of the  Corporation  be,  and each of them  with full  authority  to act without the others,  hereby is,  authorized and directed in the name and on behalf of the  Corporation  to take any and all action that he or she may deem  necessary or  advisable in order to obtain a permit,  register or  qualify  the  Certificates  for  issuance  and sale or to request an exemption from registration of the  Certificates,  to register or obtain a  license  for  the  Corporation  as  a  dealer  or  broker  under  the securities  laws of such of the states of the  United  States of America or other  jurisdictions,  including  Canada,  as such  officer  may deem advisable, and in connection with such registration,  permits, licenses, qualifications and exemptions to execute, acknowledge,  verify, file and
                      publish   all   such   applications,    reports,   issuer's   covenants,
                      resolutions,  irrevocable  consents  to  service of  process,  powers of attorney and other papers, agreements,  documents and instruments as may be deemed by such  officer to be useful or  advisable  to be filed,  and that  the  Board  of  Directors  hereby  adopts  the form of any and all resolutions  required by any such state authority in connection with any such applications,  reports, issuer's covenants, irrevocable consents to service of process,  powers of attorney  and other  papers,  agreements, documents  and  instruments  if (i) in the opinion of the officer of the
                      Corporation  so acting the adoption of such  resolutions is necessary or advisable  and (ii) the  Secretary  of the  Corporation  evidences  such adoption by filing with this  Unanimous  Written  Consent copies of such resolutions,  which shall thereupon be deemed to be adopted by the Board of Directors and incorporated in this Unanimous  Written Consent as part of this  resolution  with the  same  force  and  effect  as if  included
                      herein,  and  that  the  Authorized  Officers,   the  Secretary  or  any
                      Assistant  Secretary of the Corporation  take any and all further action that they may deem  necessary  or  advisable  in order to maintain  such registration  in  effect  for as long as they may deem to be in the best interests of the Corporation;

        RESOLVED,     that it is in the best interests of the Corporation  that the Securities be  qualified  or  registered  for  sale in  various  states,  that  the
                      Authorized  Officers,  the Secretary or any  Assistant  Secretary of the
                      Corporation  and its counsel are  authorized  to determine the states in which appropriate  action shall be taken to qualify or register for sale all or such part of the  Securities  as said  Authorized  Officers,  the
                      Secretary  or any  Assistant  Secretary  may deem  advisable,  that said
                      Authorized  Officers,  Secretary or any  Assistant  Secretary are hereby authorized  to  perform  on behalf of the  Corporation  any and all such acts as they may deem  necessary  or  advisable  in order to comply with the applicable laws of any such states,  and in connection  therewith to execute and file all requisite papers and documents,  including, but not limited to, applications,  reports,  surety bonds,  irrevocable consents and appointments of attorneys for service of process,  and the execution by such  Authorized  Officers,  Secretary or any Assistant  Secretary of
                      any such  paper or  document  or the  performance  by them of any act in connection  with the  foregoing  matters  shall  conclusively  establish their  authority  therefor  from the  Corporation  and the  approval and ratification  by the  Corporation  of the  papers  and  documents  to be executed and the action so taken;

        RESOLVED,     that  (i)  the  establishment  of the  trust  fund  for  any  series  (a
                      "Series") of Securities  (the "Trust Fund"),  (ii) the issuance and sale of the  Securities  of such  Series,  with such  designations,  original
                      principal  amounts,   pass-through  rates  and  such  other  terms,  all
                      substantially   as  set  forth  in  the  Registration   Statement,   the
                      Prospectus  and  Prospectus   Supplements  and  any  Private   Placement
                      Memorandum (a "Private  Placement  Memorandum")  relating to such Series and (iii) the  conveyance  to the Trust Fund of  mortgage  loans  having
                      approximate   aggregate   principal   amounts  equal  to  the  aggregate
                      principal  amounts of the Securities  that  constitute  such Series,  in return for such  Securities  or other good and  valuable  consideration, are hereby approved by the Corporation;

        RESOLVED,     that (i) the  proposed  form  and  terms of the  Pooling  and  Servicing
                      Agreement,  Indenture, Trust Agreement,  Servicing Agreement,  Custodial
                      Agreement,  Underwriting  Agreement,  Purchase  Agreement,  or any other similar or related  agreement,  document or instrument for any Series of
                      Securities  (together,  the  "Offering  Documents")  with respect to the
                      Securities  of any Series (as described in the  Registration  Statement, the  Prospectus  and Prospectus  Supplements  and any Private  Placement
                      Memorandum   relating  to  such  Series)  are  hereby  approved  by  the
                      Corporation  and  (ii)  the  Authorized  Officers  be,  and each of them hereby is,  authorized  to execute and deliver the  Offering  Documents, generally in the form previously executed by the Corporation,  with such changes  as  any  of the  Authorized  Officers  may  deem  necessary  or advisable;

        RESOLVED,     that the preparation of any Prospectus  Supplement and any
                      Private Placement Memorandum relating to the Securities of a Series and the use of such  Prospectus  Supplements  and
                      Prospectus  and  any  Private   Placement   Memorandum  in
                      connection with the sale of the Securities offered thereby is hereby approved;

        RESOLVED,     that the  proposed  form  and  terms of any  Assignment  and  Assumption
                      Agreement or similar agreement,  document or instrument  relating to the sale of mortgage loans by  Residential  Funding  Corporation  ("RFC") to the  Corporation,  and as described in the Registration  Statement,  the
                      Prospectus  and  Prospectus   Supplements  and  any  Private   Placement
                      Memorandum  for  any  Series  (each,   an  "Assignment   and  Assumption
                      Agreement"),  are hereby  approved by the  Corporation,  and each of the
                      Authorized  Officers is and shall be  authorized  to execute and deliver on  behalf  of  the  Corporation  any  such  Assignment  and  Assumption
                      Agreement,  generally in a form  previously  executed by the Corporation between  RFC  and  the  Corporation,  with  such  changes  as any of the
                      Authorized Officers may deem necessary or advisable;

        RESOLVED,     that,  upon such  request,  the  execution  of the  Securities  for such
                      Series by the Trustee under the Pooling and  Servicing  Agreement or the
                      Indenture,  as applicable,  and their  authentication  by the Trustee or the  Certificate  Registrar is authorized by the  Corporation,  and each
                      Authorized  Officer is authorized to, upon receipt of the purchase price for  the  Certificates  stated  in  any  Underwriting  Agreement  and/or
                      Purchase  Agreement  (each an  "Underwriting  Agreement"  and  "Purchase
                      Agreement,"  respectively)  to be paid to the Corporation,  deliver,  or cause to be delivered,  the related  Securities  in accordance  with the terms of such Underwriting Agreement and any Purchase Agreement;

        RESOLVED,     that any class or classes of  Certificates  of any  Series  created  and issued  under  any  Pooling  and  Servicing  Agreement  or any  class or classes of Notes of any Series  created and issued  under any  Indenture are hereby authorized to be sold pursuant to any Underwriting  Agreement or Purchase  Agreement,  or any similar  agreement,  generally in a form previously executed by the Corporation,  with such changes as any of the
                      Authorized Officers may deem necessary or advisable,  either at the time of issuance or  thereafter,  including for the purpose of creating a new
                      Series of Securities;

        RESOLVED,     that execution of any agreement, instrument or document by an Authorized Officer of the Corporation pursuant to these resolutions  shall constitute  conclusive  evidence of the approval of, and of that Authorized Officer's authority to execute, such agreement, instrument or document;

        RESOLVED,     that  the  Authorized  Officers,   the  Secretary  or  any
                      Assistant  Secretary  of the  Corporation  be, and each of them hereby is,  authorized  to take any other  action and execute and deliver any other  agreements,  documents  and instruments,  including powers of attorney,  as any of the
                      Authorized  Officers,   the  Secretary  or  any  Assistant
                      Secretary  deem  necessary  or  advisable to carry out the purpose and intent of the  foregoing  resolutions  or of a
                      Certificate of Approval;

        RESOLVED,     that the Authorized Officers, the Secretary, any Assistant
                      Secretary of the  Corporation or any  attorney-in-fact  of the Corporation be, and each of them hereby is, authorized to attest and affix the corporate seal of the  Corporation to any agreement, instrument or document executed pursuant to any of  the  foregoing  resolutions  or  pursuant  to a
                      Certificate  of Approval by  impressing  or affixing  such seal thereon or by  imprinting  or  otherwise  reproducing thereon a facsimile thereof; and

        RESOLVED,     that any actions of the Board of Directors, the Authorized
                      Officers,  the Secretary or any Assistant Secretary of the
                      Corporation   in   furtherance  of  the  purposes  of  the
                      foregoing  resolutions,  whether taken before or after the adoption or effectiveness of these  resolutions are hereby
                      approved,   confirmed,   ratified   and   adopted  (if  in
                      furtherance of the purposes of these resolutions).

        IN WITNESS WHEREOF, the undersigned Directors have executed this Unanimous Written Consent this 19th day of November, 1999.

/S/ DENNIS W. SHEEHAN JR.                         /S/ BRUCE J. PARADIS
Dennis W. Sheehan, Jr.                             Bruce J. Paradis

/S/ DAVEE L. OLSON
Davee L. Olson